   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 26, 1997
                                                     REGISTRATION NO. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------
                  CHANCELLOR MEDIA CORPORATION OF LOS ANGELES

             (Exact name of registrant as specified in its charter)
                             ---------------------

           DELAWARE                          4832                         75-2451687
 (State or other jurisdiction    (Primary Standard Industrial            (IRS Employer
      of incorporation or
          organization)           Classification Code Number)       Identification Number)

                             ---------------------

      (FOR CO-REGISTRANTS, PLEASE SEE "TABLE OF CO-REGISTRANTS" ON THE FOLLOWING PAGE)

                                                             SCOTT K. GINSBURG
                                                          CHIEF EXECUTIVE OFFICER
        433 EAST LAS COLINAS BOULEVARD                 433 EAST LAS COLINAS BOULEVARD
             IRVING, TEXAS 75039                            IRVING, TEXAS 75039
                (972) 869-9020                                 (972) 869-9020
 (Address, including zip code, and telephone
                    number,                    (Name, address, including zip code, telephone
including area code, of registrant's principal   number, including area code, of agent for
               executive offices)                                 service)

                             ---------------------
                                   Copies to

                           JOHN D. WATSON, JR., ESQ.
                                LATHAM & WATKINS
                   1001 PENNSYLVANIA AVENUE, N.W., SUITE 1300
                          WASHINGTON, D.C. 20004-2505
                                 (202) 637-2200
                             ---------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
------------------

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
------------------

                        CALCULATION OF REGISTRATION FEE

=====================================================================================================================
                                                                              PROPOSED MAXIMUM
        TITLE OF SHARES            AMOUNT TO BE       PROPOSED MAXIMUM       AGGREGATE OFFERING        AMOUNT OF
        TO BE REGISTERED            REGISTERED     OFFERING PRICE PER NOTE        PRICE(1)        REGISTRATION FEE(1)
---------------------------------------------------------------------------------------------------------------------
8 3/4% Senior Subordinated Notes
  Due 2007, Series B............   $200,000,000             100%                $200,000,000          $60,606.06
------------------------------------------------------------------------------------------------------------------
Guarantees of the 8 3/4% Senior
  Subordinated Notes due 2007,
  Series B(2)...................        N/A                  N/A                    N/A                   N/A
==================================================================================================================

(1) The registration fee has been calculated pursuant to Rule 457(a) and Rule 457(f)(2) under the Securities Act of 1933, as amended. The Proposed Maximum Aggregate Offering Price is estimated solely for the purpose of calculating the registration fee.
(2) Represents the guarantees of the 8 3/4% Senior Subordinated Notes due 2007, Series B to be issued by the Co-Registrants. Pursuant to Rule 457(n), no additional registration fee is being paid in respect of the guarantees. The guarantees are not traded separately.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.
================================================================================

                            TABLE OF CO-REGISTRANTS

                                                                       PRIMARY STANDARD         IRS
                                                    STATE OR OTHER        INDUSTRIAL          EMPLOYER
                                                    JURISDICTION OF     CLASSIFICATION     IDENTIFICATION
                       NAME                          INCORPORATION       CODE NUMBER           NUMBER
                       ----                         ---------------    ----------------    --------------
Evergreen Media Corporation of Chicago FM.........      Delaware             4832            99-0248292
WLUP-FM License Corp..............................      Delaware             4832            75-2449662
Evergreen Media Corporation of the Bay Area.......      Delaware             4832            59-2312787
KIOI License Corp.................................      Delaware             4832            75-2449654
Evergreen Media Corporation of Illinois...........      Delaware             4832            75-2490925
WRCX License Corp.................................      Delaware             4832            75-2528716
Evergreen Media Corporation of Chicago AM.........      Delaware             4832            59-2412802
WMVP-AM License Corp..............................      Delaware             4832            75-2449660
Evergreen Media Corporation of Dade County........      Delaware             4832            59-2312792
WVCG License Corp.................................      Delaware             4832            75-2449668
Evergreen Media/Pyramid Corporation...............      Delaware             4832            04-3221315
Evergreen Media/Pyramid Holdings Corporation......      Delaware             4832            04-3221316
Broadcast Architecture, Inc.......................      Delaware             4832            04-3096275
Evergreen Media Corporation of Massachusetts......      Delaware             4832            04-3216274
WJMN License Corp.................................      Delaware             4832            04-3216272
Evergreen Media Corporation of the Nation's
  Capital.........................................      Delaware             4832            75-2699485
WWRC License Corp.................................      Delaware             4832            75-2697127
Evergreen Media Partners Corporation..............      Delaware             4832            13-3467127
Evergreen Media Corporation of Gotham.............      Delaware             4832            36-3905992
Evergreen Media Corporation of New York...........      Delaware             4832            54-1475267
WYNY License Corp.................................      Delaware             4832            36-3906005
Evergreen Media Corporation of Detroit............      Delaware             4832            36-2826680
WKQI/WDOZ/WNIC License Corp.......................      Delaware             4832            36-3906004
Evergreen Media Corporation of Chicagoland........      Delaware             4832            36-3604824
WEJM/WEJM-FM/WVAZ License Corp....................      Delaware             4832            36-3905998
Evergreen Media Corporation of Charlotte..........      Delaware             4832            62-1364794
WIOQ License Corp.................................      Delaware             4832            36-3906002
Evergreen Media Corporation of Dallas.............      Delaware             4832            75-2245927
KSKY License Corp.................................      Delaware             4832            36-3906008
Evergreen Media Corporation of San Francisco......      Delaware             4832            75-2449639
KMEL License Corp.................................      Delaware             4832            75-2449650
Evergreen Media Corporation of Houston............      Delaware             4832            75-2486583
Evergreen Media of Houston Limited Partnership....      Delaware             4832            75-2486577
KTRH License Limited Partnership..................      Delaware             4832            75-2486581
KLOL License Limited Partnership..................      Delaware             4832            75-2486580
Evergreen Media Corporation of Tiburon............      Delaware             4832            75-2674715
KKSF License Corp.................................      Delaware             4832            75-2674717
KDFC (AM) License Corp............................      Delaware             4832            75-2674719
KDFC (FM) License Corp............................      Delaware             4832            75-2674720
Evergreen Media Corporation of Washington, D.C....      Delaware             4832             75-243256
Evergreen Media Corporation of St. Louis..........      Delaware             4832            75-2449637
WTOP License Limited Partnership..................      Delaware             4832            75-2528718
WASH License Limited Partnership..................      Delaware             4832            75-2528721
Evergreen Media Corporation of the Motor City.....      Delaware             4832            75-2666019
WJLB License Corp.................................      Delaware             4832            75-2666024
Evergreen Media Corporation of Michigan...........      Delaware             4832            75-2666017
WMXD License Corp.................................      Delaware             4832            75-2666023

                                                                       PRIMARY STANDARD         IRS
                                                    STATE OR OTHER        INDUSTRIAL          EMPLOYER
                                                    JURISDICTION OF     CLASSIFICATION     IDENTIFICATION
                       NAME                          INCORPORATION       CODE NUMBER           NUMBER
                       ----                         ---------------    ----------------    --------------
WAXQ Inc..........................................      Delaware             4832            13-3387794
WAXQ License Corp.................................      Delaware             4832              N/A
WMZQ Inc..........................................      Delaware             4832            04-2981015
WMZQ License Corp.................................      Delaware             4832              N/A
Evergreen Media Corporation of the Liberty City...      Delaware             4832            75-2674728
WDAS (FM) License Corp............................      Delaware             4832            75-2674731
WDAS (AM) License Corp............................      Delaware             4832            75-2674729
Riverside Broadcasting Co. Inc....................      Delaware             4832            13-2688382
WLTW License Corp.................................      Delaware             4832              N/A
Evergreen Media Corporation of the Great Lakes....      Delaware             4832            75-2674722
WWWW/WDFN License Corp............................      Delaware             4832            75-2674723
VBE, Inc..........................................      Delaware             4832            13-3767758
Evergreen Media Corporation of the Capital City...      Delaware             4832            75-2647157
WGAY License Corp.................................      Delaware             4832            75-2647158
Evergreen Media Corporation of Chicago............      Delaware             4832            75-2708878
WPNT License Corp.................................      Delaware             4832            75-2708647
Chancellor Broadcasting Licensee Company..........      Delaware             4832            75-2544625
Trefoil Communications, Inc.......................      Delaware             4832            95-3278846
Shamrock Broadcasting, Inc........................      Delaware             4832            95-4068583
Shamrock Radio Licenses, Inc......................      Delaware             4832            95-4501833
Shamrock Broadcasting of Texas, Inc...............         Texas             4832            71-0527506
Shamrock Broadcasting Licenses of Denver, Inc.....      Delaware             4832            75-2688376
KIBB Inc..........................................      Delaware             4832            13-3930133
KYSR Inc..........................................      Delaware             4832            13-3547704
WLIT Inc..........................................      Delaware             4832            13-3930134
WDRQ Inc..........................................      Delaware             4832            13-3930136
Radio 100 L.L.C...................................      Delaware             4832              N/A
Evergreen Media Corporation of Pennsylvania.......      Delaware             4832            04-3216281
WJJZ License Corp.................................      Delaware             4832            04-3216283
Evergreen Media Corporation of Miami..............      Delaware             4832            04-3216285
WEDR License Corp.................................      Delaware             4832            04-3216278
Evergreen Media Corporation of Boston.............      Delaware             4832            04-3221317
WXKS (AM) License Corp............................      Delaware             4832            04-3221319
WXKS (FM) License Corp............................      Delaware             4832            04-3221318
Evergreen Media Corporation of the Windy City.....      Delaware             4832            04-3221712
WNUA License Corp.................................      Delaware             4832            04-3221714
Evergreen Media Corporation of Philadelphia.......      Delaware             4832            04-3221716
Evergreen Media Corporation of the Keystone
  State...........................................      Delaware             4832            04-3221374
KYLD License Corp.................................      Delaware             4832            04-3221371
WYXR License Corp.................................      Delaware             4832            04-3221718
WUSL License Corp.................................      Delaware             4832            04-3221375
Evergreen Media Corporation of Rochester..........      Delaware             4832            04-3221755
KKBT License Corp.................................      Delaware             4832            75-2449648

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                SUBJECT TO COMPLETION, DATED SEPTEMBER 26, 1997

PROSPECTUS

                               OFFER TO EXCHANGE
    8 3/4% SENIOR SUBORDINATED NOTES DUE 2007, SERIES B FOR ALL OUTSTANDING
              8 3/4% SENIOR SUBORDINATED NOTES DUE 2007, SERIES A

                                       OF

                          CHANCELLOR MEDIA CORPORATION
                                 OF LOS ANGELES

           THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY
                TIME, ON                , 1997, UNLESS EXTENDED
                         ------------------------------

    Chancellor Media Corporation of Los Angeles ("CMCLA", and together with its subsidiaries, the "Company") hereby offers (the "Exchange Offer"), upon the terms and subject to the conditions set forth in this Prospectus and the accompanying Letter of Transmittal (the "Letter of Transmittal"), to exchange its outstanding 8 3/4% Senior Subordinated Notes due 2007, Series A (the "Original Notes"), of which an aggregate of $200,000,000 in principal amount is outstanding as of the date hereof, for an equal principal amount of newly issued 8 3/4% Senior Subordinated Notes due 2007, Series B (the "Exchange Notes"). The form and terms of the Exchange Notes will be the same as the form and terms of the Original Notes except that (i) the Exchange Notes will be registered under the Securities Act of 1933, as amended (the "Securities Act") and hence will not bear legends restricting the transfer thereof; and (ii) the holders of the Exchange Notes will not be entitled to certain rights of the holders of Original Notes under the Registration Rights Agreement, which rights will terminate upon the consummation of the Exchange Offer. The Exchange Notes will evidence the same debt as the Original Notes and will be entitled to the benefits of an indenture dated as of June 24, 1997, governing the Original Notes and the Exchange Notes (the "Indenture"). The Indenture provides for the issuance of both the Exchange Notes and the Original Notes. The Exchange Notes and the Original Notes are sometimes referred to herein collectively as the "Notes".
                         ------------------------------

    The Exchange Notes will mature on June 15, 2007. Interest on the Exchange Notes will be payable semi-annually on each June 15 and December 15 commencing December 15, 1997, at the rate of 8 3/4% per annum. The Exchange Notes will be redeemable, in whole or in part, at the option of the Company, on or after June 15, 2002 at the redemption prices set forth herein, plus accrued and unpaid interest, if any, to the date of redemption. In addition, on or prior to June 15, 2000, the Company may, at its option, redeem the Exchange Notes, in part, with the net cash proceeds of one or more Public Equity Offerings (as defined), at the redemption price set forth herein, plus accrued and unpaid interest, if any, to the date of redemption; provided, however, that after any such redemption the aggregate principal amount of the Exchange Notes outstanding must equal at least 75% of the aggregate principal amount of the Exchange Notes originally issued in the Exchange Offer.

    The Exchange Notes will be general unsecured obligations of the Company and will rank pari passu in right of payment to the 9 3/8% Senior Subordinated Notes due 2004 (the "9 3/8% Notes") of the Company, and will be subordinated in right of payment to all existing and future Senior Debt of the Company. As of June 30, 1997, on a pro forma basis, approximately $1.93 billion of Senior Debt and $200.0 million of debt ranking pari passu to the Exchange Notes would have been outstanding. The Exchange Notes will be fully and unconditionally guaranteed on a senior subordinated basis by certain of the Company's direct and indirect subsidiaries (the "Guarantors").

    Upon a Change of Control (as defined), (i) the Company will have the option, at any time on or prior to June 15, 2000, to redeem the Exchange Notes, in whole but not in part, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium (as defined), together with accrued and unpaid interest, if any, to the date of redemption, and (ii) if the Company does not so redeem the Exchange Notes or if such Change of Control occurs after June 15, 2000, each holder will have the right to require the Company to repurchase such holder's Exchange Notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest to the date of repurchase. In addition, the Company will be obligated to offer to repurchase the Exchange Notes at 100% of their principal amount, plus accrued and unpaid interest, if any, to the date of repurchase, in the event of certain asset sales. See "Description of the Exchange Notes."

                                                        (Continued on next page)
                         ------------------------------

      SEE "RISK FACTORS" BEGINNING ON PAGE 13 FOR A DISCUSSION OF CERTAIN FACTORS WHICH HOLDERS OF ORIGINAL NOTES AND PROSPECTIVE PURCHASERS OF EXCHANGE NOTES SHOULD CONSIDER IN CONNECTION WITH THIS EXCHANGE OFFER.
                         ------------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.
                         ------------------------------

                 THE DATE OF THIS PROSPECTUS IS         , 1997.

(Continued from previous page)

     The Company will accept for exchange any and all validly tendered Original
Notes on or prior to 5:00 p.m., New York City time, on             , 1997 (if
and as extended, the "Expiration Date"). Tenders of Original Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. The Exchange Offer is not conditioned upon any minimum principal amount of notes being tendered for exchange. The Original Notes may be tendered only in integral multiples of $1,000. In the event the Company terminates the Exchange Offer and does not accept for exchange any Original Notes, the Company will promptly return all previously tendered Original Notes to the holders thereof.

     The Original Notes were originally issued and sold on June 24, 1997 in a transaction not registered under the Securities Act in reliance upon the exemption provided in Rule 144A and Regulation S of the Securities Act (the "Offering"). Accordingly, the Original Notes may not be reoffered, resold or otherwise pledged, hypothecated or transferred in the United States unless so registered or unless an applicable exemption from the registration requirements of the Securities Act is available. Based upon interpretations by the staff (the "Staff") of the Securities and Exchange Commission (the "Commission") set forth in no-action letters issued to third parties, the Company believes that the Exchange Notes issued pursuant to the Exchange Offer in exchange for the Original Notes may be offered for resale, resold and otherwise transferred by holders thereof (other than any such holder which is (i) an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act, (ii) a broker-dealer who acquired the Original Notes directly from the Company or (iii) a broker-dealer who acquired the Original Notes as a result of market making or other trading activities) without compliance with the registration and prospectus delivery requirements of the Securities Act provided that such Exchange Notes are acquired in the ordinary course of such holder's business and such holder is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of such Exchange Notes. Each broker-dealer that receives the Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Broker-dealers who acquired Original Notes as a result of market making or other trading activities may use this Prospectus, as supplemented or amended, in connection with resales of the Exchange Notes. The Company has agreed that, for a period not to exceed 180 days after the Expiration Date, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution." Any holder that cannot rely upon such interpretations must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

     Any Original Notes not tendered and accepted in the Exchange Offer will remain outstanding. To the extent that Original Notes are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered, or tendered but unaccepted, Original Notes could be adversely affected. Following consummation of the Exchange Offer, the holders of Original Notes will continue to be subject to the existing restrictions on transfer thereof and the Company will have no further obligation to such holders to provide for the registration under the Securities Act of the Original Notes except under certain limited circumstances. No assurance can be given as to the liquidity of the trading market for either the Original Notes or the Exchange Notes.

     The Company believes that none of the registered holders of the Original Notes (the "Registered Holders") is an affiliate (as such term is defined in Rule 405 under the Securities Act) of the Company. Prior to this Exchange Offer, there has been no public market for the Original Notes. The Company does not intend to list the Exchange Notes on any securities exchange or to seek approval for quotation through any automated quotation system. There can be no assurance that an active market for the Exchange Notes will develop. To the extent that a market for the Exchange Notes does develop, the market value of the Exchange Notes will depend on market conditions (such as yields on alternative investments), general economic conditions, the Company's financial condition and other conditions. Such conditions might cause the Exchange Notes, to the extent that they are actively traded, to trade at a significant discount from face value. See "Risk Factors -- Absence of Public Market for the Exchange Notes."

     The Company will not receive any proceeds from this Exchange Offer. The Company has agreed to bear the expenses of this Exchange Offer. No underwriter is being used in connection with this Exchange Offer.

     THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL THE COMPANY ACCEPT SURRENDERS FOR EXCHANGE FROM, HOLDERS OF THE ORIGINAL NOTES IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES OR BLUE SKY LAWS OF SUCH JURISDICTION.
                             ---------------------

     Until             , 1997, all dealers effecting transactions in the
Exchange Notes, whether or not participating in this Exchange Offer, may be required to deliver a Prospectus.
                             ---------------------

     NO DEALER, SALESPERSON, OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THIS EXCHANGE OFFER COVERED BY THIS PROSPECTUS OR THE ACCOMPANYING LETTER OF TRANSMITTAL. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS AND THE ACCOMPANYING LETTER OR TRANSMITTAL DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE EXCHANGE NOTES IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS OR THE ACCOMPANYING LETTER OF TRANSMITTAL, NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                             AVAILABLE INFORMATION

     The Company has filed with the Commission a Registration Statement on Form S-4 under the Securities Act with respect to the Exchange Offer. As permitted by the rules and regulations of the Commission, this Prospectus omits certain information, exhibits and undertakings contained in the Registration Statement. For further information with respect to the Company and this Exchange Offer, reference is made to the Registration Statement, including the exhibits thereto and the financial statements, notes and schedules filed as a part thereof.

     The Company is subject to the informational requirements of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy materials and other information with the Commission. The reports, proxy materials and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices of the Commission at Seven World Trade Center, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials also can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549 at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is http://www.sec.gov. The Indenture requires the Company to file with the Commission and provide to holders of the Notes the reports and other information required to be filed with the Commission by the Exchange Act, whether or not the Company is then subject to such requirements. See "Description of Exchange
Notes -- Reports."

     The Company will provide without charge to each person to whom this Prospectus is delivered, on the request of any such person, a copy of any or all of the above documents incorporated herein by reference (other than exhibits to such documents, unless such exhibits are specially incorporated by reference into the documents that this Prospectus incorporates). Requests should be directed to Chancellor Media Corporation of Los Angeles, 433 East Las Colinas Blvd., Suite 1130, Irving, Texas 75039 (telephone (972) 869-9020).

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by the more detailed information and financial statements, including the notes thereto, appearing elsewhere in this Prospectus. Certain terms used in this Prospectus are defined herein under the caption "Description of the Exchange Notes." As used herein, unless the context otherwise requires, the term "Company" refers to Chancellor Media Corporation of Los Angeles ("CMCLA") and its subsidiaries.

                                  THE COMPANY

     On September 5, 1997, pursuant to an Amended and Restated Agreement and Plan of Merger, dated as of February 19, 1997 and amended and restated on July 31, 1997 (the "Chancellor Merger Agreement"), among Chancellor Broadcasting Company ("Chancellor"), Chancellor Radio Broadcasting Company ("CRBC"), Evergreen Media Corporation ("Evergreen"), Evergreen Mezzanine Holdings Corporation ("EMHC") and Evergreen Media Corporation of Los Angeles ("EMCLA"), among other things, (i) Chancellor was merged with and into EMHC, a direct and wholly-owned subsidiary of Evergreen, with EMHC surviving the merger, and (ii) CRBC was merged with and into EMCLA, a direct and wholly-owned subsidiary of EMHC, with EMCLA surviving the merger (collectively, the "Chancellor Merger"). Following the Chancellor Merger, Evergreen changed its name to Chancellor Media Corporation ("Chancellor Media"), EMHC changed its name to Chancellor Mezzanine Holdings Corporation ("CMHC") and EMCLA changed its name to Chancellor Media Corporation of Los Angeles ("CMCLA"). Chancellor Media and CMHC are holding companies. The Company is the operating subsidiary of Chancellor Media.

     The Company is the largest pure play radio broadcasting company in the United States based on gross revenues, with a portfolio at September 5, 1997 consisting of 89 radio stations (63 FM and 26 AM) in 22 large markets, including each of the nation's 12 largest radio revenue markets. The Company's portfolio includes the first or second ranked station cluster in terms of revenue share in 15 of its 22 markets. On a pro forma basis, the Company had net revenue and broadcast cash flow (as defined) of approximately $396.0 million and $166.6 million, respectively, for the six months ended June 30, 1997, and its pro forma broadcast cash flow margin for such period would have been 42%.

     The Company's strategy is to secure the leading clusters of radio stations in each of the markets in which it operates. The Company's station portfolio includes a total of 11 station clusters of four or five FM stations ("superduopolies"), with seven in the 12 largest radio markets -- Los Angeles, New York, Chicago, San Francisco, Philadelphia, Washington, D.C. and
Detroit -- and four in other large markets -- Denver, Minneapolis/St. Paul, Phoenix and Orlando. Consummation of the Pending Transactions (as defined below) will add 15 stations (12 FM and three AM) (without taking into account stations to be disposed or exchanged in the Pending Transactions) to the Company's portfolio, including five stations in its superduopoly markets, and will increase the number of superduopoly markets from 11 to 12. Approximately 78% of pro forma 1996 net revenue would have been generated by the superduopoly markets.

     The Company's portfolio is geographically diversified and employs a wide variety of programming formats, including adult contemporary, contemporary hit radio, urban, jazz, country, oldies, news/talk, rock and sports. Each of the Company's stations targets a specific demographic audience within a market, with the majority of the stations appealing primarily to 18 to 34 or 25 to 54 year old men and/or women, the demographic groups most sought after by advertisers. Management believes that, because of the size and diversity of its station portfolio, the Company is not unduly reliant on the performance of any one station or market. No single market to be served by the Company represented more than 12.0% of the Company's pro forma 1996 broadcast cash flow.

     The Company's principal executive office is located at 433 East Las Colinas Boulevard, Suite 1130, Irving, Texas 75039, and its telephone number is (972) 869-9020.

                               BUSINESS STRATEGY

     The Company's senior management team, led by Scott K. Ginsburg and James de Castro, has extensive experience in acquiring and operating large market radio station groups. The Company's business strategy is to assemble and operate radio station clusters in order to maximize broadcast cash flow generated in each market. This strategy relies on the following six key elements.

     Create Large Market Superduopolies. The Company seeks to be the owner and operator of the leading superduopoly in the largest markets in the United States. Management believes that the large revenue base in these markets, in conjunction with operating synergies achievable through the operation of multiple stations, will enable it to appeal to a wider universe of national and local advertisers and to achieve a greater degree of profitability than that of operators and broadcasters in smaller markets. The Pending Transactions will complement the Company's existing stations in the Los Angeles, New York, Chicago, Dallas, Houston, Denver and Nassau/Suffolk (Long Island) markets. The Company expects to continue to selectively pursue acquisition opportunities in the major markets in which it will compete as well as in other markets.

     Maximize Superduopoly Revenue and Expense Synergies. The Company seeks to capitalize on the revenue growth and expense savings opportunities of superduopolies that have been created or that will be created by the Viacom Acquisition (as defined), the Chancellor Merger and the Pending Transactions. Superduopolies have only been permissible since the passage of the Telecommunications Act of 1996 (the "1996 Act") in January 1996. Management believes that substantial benefits can be derived from the successful integration of these station cluster groups. Management also believes that radio station clusters can attract increased revenues in a market by delivering larger combined audiences to advertisers and by engaging in joint marketing and promotional activities. In addition, management expects to realize significant expense savings through the consolidation of facilities and through the economies of scale created in areas such as national representation commissions, employee benefits, insurance premiums and other operating costs.

     Establish Strong Listener Loyalty. Management believes that strong listener familiarity with a given radio station produces listener loyalty. Management seeks to establish this familiarity through a variety of programming and marketing techniques, including the development of high-profile on-air personalities and creative station-sponsored promotional events, all of which are designed to secure heightened listener awareness. The Company also conducts extensive market research to help identify programming format opportunities and attract new listeners, as has been the case with WKTU-FM in New York. After operating WKTU-FM for nine months under the call letters and country music format inherited from a prior operator, in February 1996 the Company began to operate WKTU-FM as a rhythmic contemporary hits station. According to Arbitron, WKTU-FM was ranked eleventh in its target demographic group as a country station, and was ranked first in several key demographic groups (including its target demographic group) in the first full ranking period after the station changed its format. The station has continued to rank among the top five stations in its target demographic group in subsequent periods. Management believes that institutionalizing its radio stations in their markets through programming, marketing and research ensures steady long-term audience share ratings.

     Maintain Strict Cost Controls. Management maintains a company-wide focus on cost controls in an effort to maximize broadcast cash flow margins. Management reviews station spending on a monthly basis. In addition, corporate level employees maintain weekly sales reporting systems designed to enable management to evaluate station performance on a current basis. The Company's focus on maximizing superduopoly revenues and maintaining cost controls is reflected by the fact that, for the last two years, the Company has achieved broadcast cash flow margins of 40% or more. The Company also carefully monitors capital expenditures.

     Develop Experienced, Incentivized Management Team. The Company believes that management depth is critical to achieving superior operating performance in a portfolio as large as the Company's. The Company's senior management team of Scott K. Ginsburg and James de Castro collectively have an aggregate of more than 30 years of radio industry operating experience. This senior management team is supported by an experienced team of veteran group operators and station general managers. At the station level, the Company seeks to incentivize its individual radio station managers and sales forces to outperform revenue and broadcast cash flow budget expectations by granting quarterly and annual performance measurement-based bonuses. The Company believes that the incentives it offers to its employees, as well as its stature in the radio industry, will enable it to continue to be successful in recruiting top industry employees.

     Maximize Free Cash Flow. By emphasizing the revenue and expense synergies achievable through the assembly and operation of superduopolies and by carefully monitoring operating costs and capital expenditures, the Company seeks to maximize broadcast cash flow and, ultimately, free cash flow (broadcast cash flow less corporate general and administrative expenses, debt service, tax payments, dividend requirements and capital expenditures). This focus on free cash flow should facilitate reduction of leverage without undue dependence on capital markets and position the Company to pursue attractive acquisitions.

                              RECENT DEVELOPMENTS

     For a further discussion of the transactions described below, see "Business and Properties" and "Pro Forma Financial Information."

THE CHANCELLOR MERGER

- On September 5, 1997, Evergreen, EMHC, EMCLA, Chancellor and CRBC consummated the transactions contemplated by the Chancellor Merger Agreement. Pursuant to the Chancellor Merger Agreement, (i) Chancellor was merged (the "Parent Merger") with and into EMHC, a direct, wholly-owned subsidiary of Evergreen, with EMHC remaining as the surviving corporation and (ii) CRBC was merged (the "Subsidiary Merger") with and into EMCLA, a direct, wholly-owned subsidiary of EMHC, with EMCLA remaining as the surviving corporation. Upon the consummation of the Parent Merger, Evergreen was renamed Chancellor Media Corporation ("Chancellor Media") and EMHC was renamed Chancellor Mezzanine Holdings Corporation ("CMHC"). Upon the consummation of the Subsidiary Merger, EMCLA was renamed Chancellor Media Corporation of Los Angeles ("CMCLA"). Consummation of the Chancellor Merger added 52 radio stations (36 FM and 16 AM) to the Company's portfolio of stations, including 13 stations in markets in which the Company previously operated.

COMPLETED EVERGREEN TRANSACTIONS

- Between January 1, 1997 and the date of the completion of the Chancellor Merger, EMCLA and its subsidiaries had completed (i) the acquisition of 17 radio stations for a net purchase price of approximately $1.14 billion, (ii) the exchange of six stations for three stations and $9.5 million in cash,
    (iii) the sale or other disposition of 10 radio stations for $269.3 million in cash and a promissory note for $18.0 million and (iv) the disposition of one radio station for net proceeds of $80.0 million which are being held by a qualified intermediary pending the completion of the deferred exchange of the disposed station for one or more radio stations.

COMPLETED CHANCELLOR TRANSACTIONS

- Between January 1, 1997 and the date of the completion of the Chancellor Merger, CRBC and its subsidiaries had completed (i) the acquisition of 24 radio stations for a net purchase price of approximately $1.07 billion, (ii) the exchange of three stations for one station and $33.0 million in cash and
    (iii) the sale of five radio stations for $108.3 million in cash.

PENDING TRANSACTIONS

- THE GANNETT ACQUISITION. On April 4, 1997, EMCLA entered into three separate asset purchase agreements (the "Gannett Agreements") with Pacific and Southern Company, Inc., a subsidiary of Gannett Co., Inc. ("P&S"), under which EMCLA agreed to acquire one FM and one AM station in Chicago, one FM and one AM station in Houston and one FM station in Dallas, for an aggregate purchase price of $340.0 million in cash, subject to an upward adjustment of up to $10.0 million, depending on the timing of the consummation of the transaction (the "Gannett Acquisition").

- BONNEVILLE ACQUISITION. On June 24, 1997, EMCLA entered into an agreement to acquire two FM stations in Dallas for an aggregate purchase price of $83.5 million (the "Bonneville Acquisition").

- BONNEVILLE OPTION. On August 6, 1997, Evergreen and Chancellor paid $3.0 million to Bonneville International Corporation ("Bonneville") for an option to exchange three stations in Los Angeles and Washington, D.C. plus an additional $57.0 million in cash for three stations in New York, Los Angeles and Houston (the "Bonneville Option").

- DENVER ACQUISITION. On July 30, 1997, CRBC entered into an agreement to acquire one FM station in Denver for $26.0 million in cash (the "Denver Acquisition").

- SFX EXCHANGE. On July 1, 1996, CRBC entered into an agreement to exchange two FM stations in Jacksonville and $11.0 million in cash in return for four stations (three FM and one AM) in Nassau/ Suffolk (Long Island) (the "SFX Exchange").

     Upon the consummation of all the Pending Transactions, the Company's portfolio will consist of 99 radio stations (73 FM and 26 AM).

     THE FINANCING TRANSACTIONS

     The financing for the Completed Evergreen Transactions, the Completed Chancellor Transactions and the Pending Transactions has included:

- EVERGREEN PREFERRED STOCK OFFERING. In June 1997, Evergreen issued and sold 5,990,000 shares of its $3.00 Convertible Exchangeable Preferred Stock (the "$3.00 Convertible Preferred Stock") which generated net proceeds of $287.8 million which were contributed to EMCLA.

- EMCLA SENIOR CREDIT FACILITY. On April 25, 1997, EMCLA and a syndicate of commercial banks and financial institutions amended and restated EMCLA's senior loan agreement (as amended on June 26, 1997 and August 7, 1997, the "Senior Credit Facility") to, among other things, provide for a total commitment of $1.75 billion, consisting of a $1.25 billion reducing revolving credit facility and a $500.0 million term loan facility. The commitments under the revolving credit facility and the term loan facility were increased to $1.60 billion and $900.0 million, respectively, upon consummation of the Chancellor Merger, and at such time, CMCLA borrowed under the Senior Credit Facility to repay all amounts then outstanding under the CRBC Restated Credit Agreement and the Chancellor Interim Financing (as each term is defined below).

- CRBC SUBORDINATED NOTES OFFERING. On June 24, 1997, CRBC issued and sold the Original Notes, the net proceeds of $194.1 million of which were used to repay borrowings under CRBC's previous senior credit agreement.

- CRBC RESTATED CREDIT AGREEMENT. On July 2, 1997, CRBC and a syndicate of commercial banks and financial institutions amended and restated CRBC's senior credit facility (as amended, the "CRBC Restated Credit Agreement") to, among other things, provide for a total commitment of $750.0 million.

- CHANCELLOR INTERIM FINANCING. On July 2, 1997, Chancellor borrowed funds under an interim loan of $170.0 million (the "Chancellor Interim Financing").

- STATION SALES PROCEEDS. The cash proceeds of radio station dispositions totaling $490.6 million.

                               THE EXCHANGE OFFER

The Exchange Offer.........  The Company is offering to exchange up to $200 million aggregate principal amount of Exchange Notes for a like principal amount of Original Notes. The Exchange Notes may be exchanged only in multiples of $1,000 principal amount. The Company will issue the Exchange Notes on or promptly after the Expiration Date. See "The Exchange Offer."

                             Based on interpretations by the Staff of the Commission set forth in no-action letters issued to third parties, the Company believes that the Exchange Notes issued pursuant to the Exchange Offer in exchange for the Original Notes may be offered for resale, resold and otherwise transferred by any holder thereof (other than any such holder which is (i) an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act, (ii) a broker-dealer who acquired the Original Notes directly from the Company or
                             (iii) a broker-dealer who acquired the Original Notes as a result of market making or other trading activities) without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business and such holder is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in the distribution of such Exchange Notes. Each broker-dealer that receives the Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution." To comply with the securities laws of certain jurisdictions, it may be necessary to qualify for sale or register the Exchange Notes prior to offering or selling such Exchange Notes. If a holder of Original Notes does not exchange such Original Notes pursuant to the Exchange Offer, such Original Notes will continue to be subject to the restrictions on transfer contained in the legend thereon. In general, the Original Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to the Securities Act and applicable state securities laws. See "The Exchange Offer -- Consequences of Failure to Exchange" and "Description of Exchange Notes".

Expiration Date............  The Exchange Offer will expire at 5:00 p.m., New
                             York City time, on                , 1997, unless
                             extended in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is so extended.

Conditions to the Exchange
  Offer....................  The Exchange Offer is subject to certain customary conditions, which may be waived by the Company in whole or in part and from time to time in its sole discretion. See "The Exchange Offer -- Certain Conditions to the Exchange Offer." The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Original Notes being tendered for exchange.

Procedures for Tendering
the Original Notes.........  Each registered holder of Original Notes (a
                             "Registered Holder") wishing to tender such Original Notes in the Exchange Offer must complete, sign and date the Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of Transmittal, or such facsimile, together with such Original Notes and any other required documentation, to the Exchange Agent at the address set forth herein. By executing the Letter of Transmittal, each holder of the Original Notes (other than Participating Broker-Dealers (as defined)) must represent to the Company that, among other things, (i) the Exchange Notes to be acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such Exchange Notes, whether or not the holder of the Original Notes, (ii) neither the holder of the Original Notes nor any such other person has an arrangement or understanding with any person to participate in the distribution of such Original Notes and (iii) neither the holder nor any such person is an "affiliate," as defined in Rule 405 under the Securities Act, of the Company. Each Registered Holder whose Original Notes are held through DTC (as defined) and wishes to participate in the Exchange Offer may do so through DTC's Automated Tender Offer Program ("ATOP") by which each tendering participant will agree to be bound by the Letter of Transmittal. Any Original Notes not accepted for exchange for any reason will be returned without expense to the tendering holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer. See "The Exchange Offer -- Procedures for Tendering Original Notes."

Special Procedures for
Beneficial Owners..........  Any beneficial owner whose Original Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender such Original Notes should contact such Registered Holder promptly and instruct such Registered Holder to tender on such beneficial owner's behalf. If such beneficial holder wishes to tender on its own behalf, such beneficial holder must, prior to completing and executing the Letter of Transmittal and delivering its Original Notes, either make appropriate arrangements to register ownership of the Original Notes in such holder's name or obtain a properly completed bond power from the Registered Holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the Expiration Date. See "The Exchange Offer -- Procedures for Tendering Original Notes."

Guaranteed Delivery
  Procedures...............  Holders of Original Notes who wish to tender their
                             Original Notes and whose Original Notes are not immediately available or who cannot deliver their Original Notes or any other documents required by the Letter of Transmittal to the Exchange Agent prior to the Expiration Date, must tender their Original Notes according to the guaranteed delivery procedures set forth in "The Exchange Offer -- Guaranteed Delivery Procedures."

Withdrawal Rights..........  Tenders of Original Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. For a withdrawal to be effective, a written or facsimile notice of withdrawal must be received by the Exchange Agent at its address set forth herein. Such notice must (i) specify the name of the person having tendered the Original Notes to be withdrawn; (ii) identify the Original Notes to be withdrawn (including the certificate number or numbers and principal amount of Original Notes to be withdrawn); (iii) be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which such Original Notes were tendered; and (iv) specify the name in which the Original Notes are to be registered; if different from that of the withdrawing holder. See "The Exchange Offer -- Withdrawal Rights."

Acceptance of Original
Notes and Delivery of
  Exchange Notes...........  Subject to the satisfaction or waiver of the conditions to the Exchange Offer, the Company will accept for exchange any and all Original Notes which are properly tendered in the Exchange Offer prior to 5:00 p.m., New York City time, on the Expiration Date. The Exchange Notes issued pursuant to the Exchange Offer will be delivered promptly following the Expiration Date. See "The Exchange Offer -- Terms of the Exchange Offer."

Consequences of Failure to
  Exchange.................  Holders of Original Notes who do not exchange their
                             Original Notes for the Exchange Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Original Notes as set forth in the legend thereon. In general, Original Notes that are not exchanged pursuant to the Exchange Offer may not be offered or sold except pursuant to a registration statement filed under the Securities Act or an exemption from registration thereunder and in compliance with applicable state securities laws. In the event the Company completes the Exchange Offer, the interest rate on Original Notes will remain as stated thereon and holders of Original Notes will have no further rights under the Registration Rights Agreements (as defined below).

Certain Tax
Considerations.............  Latham & Watkins, counsel to the Company, has advised the Company that because the Exchange Notes should not be considered to differ materially from the Original Notes, the exchange of Original Notes for Exchange Notes should not result in any material federal income tax consequences to holders exchanging Original Notes for Exchange Notes. For a full description of the basis of, and limitations on, this opinion, see "Material Federal Income Tax Considerations."

Registration Rights
Agreement..................  Pursuant to a registration rights agreement (the
                             "Registration Rights Agreement") among CRBC and the initial purchasers of the Original Notes (the "Initial Purchasers"), CRBC has agreed (i) to file a registration statement within 120 days after the Issue Date with respect to an offer to exchange the Original Notes for a like amount of Exchange Notes and (ii) to use its reasonable best efforts to cause such registration statement to become effective under the Securities Act within 180 days after the Issue Date. The Exchange Offer is intended to satisfy the rights of holders of Original Notes under the Registration Rights Agreement, which rights terminate upon consummation of the Exchange Offer. The holders of the Exchange Notes are not entitled to any exchange or registration rights with respect to the Exchange Notes.

Exchange Agent.............  [     ] is the Exchange Agent for the Exchange
                             Offer. The address and telephone number of the Exchange Agent are set forth in the "The Exchange
                             Offer  -- Exchange Agent."

                     SUMMARY OF TERMS OF THE EXCHANGE NOTES

     The Exchange Offer applies to $200.0 million aggregate principal amount of the Original Notes. The form and terms of the Exchange Notes will be the same as the form and terms of the Original Notes except that (i) the Exchange Notes will be registered under the Securities Act, and, therefore, will not bear legends restricting the transfer thereof and (ii) the holders of the Exchange Notes will not be entitled to certain rights of the holders of the Original Notes under the Registration Rights Agreement, which rights will terminate upon consummation of the Exchange Offer. The Exchange Notes will evidence the same debt as the Original Notes and both series of Notes will be entitled to the benefits of the Indenture and treated as a single class of debt securities.

Issuer.....................  Chancellor Media Corporation of Los Angeles, as
                             successor by merger with CRBC.

Securities Offered.........  $200,000,000 aggregate principal amount of 8 3/4%
                             Senior Subordinated Notes due 2007, Series B.

Maturity Date..............  June 15, 2007.

Interest Rate and Payment
  Dates....................  The Exchange Notes will bear interest at a rate of
                             8 3/4% per annum. Interest on the Exchange Notes will accrue from June 24, 1997 and will be payable semi-annually on each June 15 and December 15, commencing December 15, 1997.

Optional Redemption........  The Exchange Notes will be redeemable, in whole or in part, at the option of the Company on or after June 15, 2002 at the redemption prices set forth herein, plus accrued and unpaid interest to the date of redemption. In addition, on or prior to June 15, 2000, the Company may, at its option, redeem the Exchange Notes, in part, with the net cash proceeds of one or more Public Equity Offerings, at the redemption price set forth herein, plus accrued and unpaid interest, if any, to the date of redemption; provided, however, that after any such redemption the aggregate principal amount of Exchange Notes outstanding must equal at least 75% of the aggregate principal amount of Exchange Notes originally issued in the Exchange Offer. See "Description of the Exchange
                             Notes -- Optional Redemption."

Change of Control..........  If a Change of Control (as defined) occurs, (i) the
                             Company will have the option, at any time on or prior to June 15, 2000, to redeem the Exchange Notes in whole but not in part at a redemption price equal to 100% of the principal amount thereof plus the Applicable premium, plus accrued and unpaid interest, if any, to the date of redemption, and (ii) if the Company does not so redeem the Exchange Notes or if such Change of Control occurs after June 15, 2000, the Company will be required to offer to repurchase all outstanding Exchange Notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of repurchase. There can be no assurance that the Company will have sufficient funds to purchase all the Exchange Notes in the event of a Change of Control or that the Company would be able to obtain financing for such purpose on favorable terms, if at all. In addition, the Senior Credit Facility will restrict the Company's ability to repurchase the Exchange Notes, including pursuant to a Change of Control Offer (as defined). The Senior Credit Facility also contains certain other provisions relating to a change of control of the Company. These provisions are generally broader than the Change of Control provisions of the Indenture. Consequently, certain events that may give rise to a change of control under the Senior Credit Facility may not give rise to a Change of Control under the Indenture. See "Risk
                             Factors -- Change of

                             Control" and "Description of the Exchange
                             Notes -- Change of Control."

Offers to Purchase.........  In the event of certain assets sales, the Company will be required to offer to repurchase the Exchange Notes (to the extent of any net proceeds remaining following the Company's offer to purchase the 9 3/8% Notes) at a price equal to 100% of their principal amount, plus accrued and unpaid interest, if any, to the date of repurchase. See "Description of the Exchange Notes -- Certain
                             Covenants -- Limitation on Asset Sales."

Ranking....................  The Exchange Notes will be general unsecured obligations of the Company and will rank pari passu in right of payment to the Company's 9 3/8% Notes and will be subordinated in right of payment to all existing and future Senior Debt. As of June 30, 1997, on a pro forma basis after giving effect to the Completed Transactions completed after such date, the Chancellor Merger, the Pending Transactions and the Financing Transactions and the application of the net proceeds therefrom, approximately $1.93 billion of Senior Debt (represented by borrowings under the Senior Credit Facility) would have been outstanding and approximately $200.0 million of debt ranking pari passu to the Exchange Notes would have been outstanding. See "Description of the Exchange
                             Notes -- Subordination."

Guarantees.................  The Exchange Notes will be fully and unconditionally guaranteed (the "Guarantees") on a senior subordinated basis by the Guarantors. The obligation of the Guarantors with respect to the Guarantees will be subordinated in right of payment, to the same extent as the obligations of the Company in respect of the Exchange Notes are subordinated to all existing and future Senior Debt, to all existing and future Guarantor Senior Debt (as defined)(which includes the guarantee by the guarantors of the Company's borrowings under the Senior Credit Facility), and will rank pari passu to the Guarantors' guarantee of the 9 3/8% Notes. See "Description of the Exchange
                             Notes -- Guarantees."

Certain Covenants..........  The Indenture will impose certain limitations on the ability of the Company and its subsidiaries to, among other things, incur additional indebtedness, incur liens, pay dividends or make certain other restricted payments, consummate certain asset sales, enter into certain transactions with affiliates, engage in certain asset swaps, incur indebtedness that is subordinate in right of payment to any Senior Debt and senior in right of payment to the Exchange Notes, impose restrictions on the ability of a subsidiary to pay dividends or make certain payments to the Company, enter into sale and leaseback transactions, conduct business other than the ownership and operation of radio broadcast stations, merge or consolidate with any other person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the assets of the Company. See "Description of the Exchange Notes -- Certain Covenants.

                                USE OF PROCEEDS

     The Company will not receive any cash proceeds from the issuance of the Exchange Notes pursuant to this Prospectus.

                                  RISK FACTORS

     See "Risk Factors" beginning on page 13 for a discussion of certain factors that should be considered carefully in evaluating the Exchange Offer.

                    SUMMARY PRO FORMA FINANCIAL INFORMATION

    The unaudited pro forma condensed combined financial statements, a complete set of which are included on pages P-1 through P-29 of this Prospectus, are presented using the purchase method of accounting for all acquisitions and reflect (i) the combination of consolidated historical financial data of EMCLA, CRBC, each of the stations acquired in the Completed Evergreen Transactions and the Completed Chancellor Transactions (collectively, the "Completed Transactions") and each of the stations to be acquired in the Pending Transactions and (ii) the elimination of the consolidated historical data of the stations sold by EMCLA and CRBC in the Completed Evergreen Transactions and the Completed Chancellor Transactions and stations to be sold or swapped by the Company in the Pending Transactions.

    The summary pro forma financial information set forth below under Company Pro Forma Combined presents adjustments for (i) in the case of the Operating Data and Other Data, the Completed Transactions, the 1996 Evergreen Offering (as defined), the 1996 Preferred Stock Conversion (as defined), the Chancellor Offerings (as defined), the Pending Transactions and the Financing Transactions as if such transactions had occurred on January 1, 1996 and (ii) in the case of the Balance Sheet Data, for the Completed Transactions consummated after June 30, 1997, the Chancellor Merger, the Pending Transactions and the Financing Transactions as if such transactions had occurred on June 30, 1997. No adjustments are presented to the unaudited pro forma condensed combined balance sheet data or the unaudited pro forma condensed combined statement of operations data in respect of the Katz Acquisition (as defined) because it is presently contemplated that the operations of Katz (as defined) will not be combined with the Company upon consummation, and that Chancellor Media will operate Katz as a separate, stand-alone subsidiary.

                                                YEAR ENDED            SIX MONTHS ENDED
                                            DECEMBER 31, 1996           JUNE 30, 1997
                                          ----------------------   -----------------------
                                                        COMPANY                  COMPANY
                                                       PRO FORMA                PRO FORMA
                                          HISTORICAL   COMBINED    HISTORICAL    COMBINED
                                          ----------   ---------   ----------   ----------
                                                 (IN THOUSANDS EXCEPT MARGIN DATA)
OPERATING DATA:
Net revenues............................  $  293,850   $ 731,201   $  188,261   $  395,969
Station operating expenses excluding
  depreciation and amortization.........     174,344     420,706      111,162      229,396
Operating income (loss).................      17,960     (43,421)      17,536      (10,275)
Interest expense........................      37,527     171,326       22,741       85,847
Net loss................................     (16,194)   (152,547)        (491)     (60,147)
Preferred stock dividends...............          --      38,400           --       19,626
Net loss attributable to common stock...     (16,194)   (190,947)        (491)     (79,773)
OTHER DATA:
Broadcast cash flow(1)..................  $  119,506   $ 310,495   $   77,099   $  166,573
Broadcast cash flow margin..............          41%         42%          41%          42%
EBITDA(1)...............................  $  111,709   $ 296,581   $   71,448   $  157,409
Ratio of earnings to fixed charges(2)...          --          --         1.33x          --
BALANCE SHEET DATA (END OF PERIOD):
Working capital, excluding current
  portion of long-term debt.............  $   67,921         N/A   $   79,345   $  130,146
Intangible assets, net..................     853,643         N/A    1,183,569    4,220,730
Total assets............................   1,020,959         N/A    1,483,513    4,631,247
Long-term debt (including current
  portion)..............................     358,000         N/A      525,000    2,326,553
Redeemable preferred stock..............          --         N/A           --      328,444
Stockholder's equity....................     549,411         N/A      836,603    1,522,190

---------------
(1) Broadcast cash flow consists of station operating income excluding depreciation and amortization, and corporate general and administrative expense and non-cash stock option compensation expense. EBITDA consists of operating income before depreciation, amortization and non-cash stock option compensation expense. Although broadcast cash flow and EBITDA are not calculated in accordance with generally accepted accounting principles, the Company believes that broadcast cash flow and EBITDA are widely used in the broadcast industry as a measure of a station group's operating performance. Nevertheless, these measures should not be considered in isolation or as a substitute for operating income, cash flows from operating activities or any other measure for determining the Company's operating performance or liquidity that is calculated in accordance with generally accepted accounting principles. Broadcast cash flow and EBITDA do not take into account the Company's debt service requirements and other commitments and, accordingly, broadcast cash flow and EBITDA are not necessarily indications of amounts that may be available for reinvestment in the Company's business or other discretionary uses.

(2) For purposes of this calculation, "earnings" consist of income (loss) before income taxes and fixed charges. "Fixed charges" consist of interest, amortization of debt issuance costs and the component of rental expense believed by management to be representative of the interest factor thereon. Earnings were insufficient to cover fixed charges by $19,090 for the year ended December 31, 1996. On a pro forma basis after giving effect to the Completed Transactions, the Chancellor Merger, the 1996 Evergreen Offering, the 1996 Preferred Stock Conversion, the Chancellor Offerings, the Pending Transactions and the Financing Transactions, earnings were insufficient to cover fixed charges by $213,600 and $81,990 for the year ended December 31, 1996 and the six months ended June 30, 1997, respectively.

                                  RISK FACTORS

     Holders of Original Notes that are considering participating in the Exchange Offer and prospective purchasers of Exchange Notes should carefully consider, in addition to the other information contained in this Prospectus, the following risk factors.

SUBSTANTIAL LEVERAGE; HISTORY OF NET LOSSES AND INSUFFICIENCY OF EARNINGS TO COVER FIXED CHARGES

     The Company has consolidated indebtedness that is substantial in relation to its stockholders equity. The Company is subject to the terms of the Senior Credit Facility, the indenture governing the 9 3/8% Notes (the "9 3/8% Indenture"), the Indenture governing the Notes and the certificates of designation governing two series of preferred stock, the 12 1/4% Senior Cumulative Exchangeable Preferred Stock (the "12 1/4% Preferred Stock") and the 12% Exchangeable Preferred Stock (the "12% Preferred Stock"). The Senior Credit Facility, the 9 3/8% Indenture, the Indenture and such certificates of designation limit, but do not prohibit, the incurrence of additional indebtedness by the Company. As of June 30, 1997, EMCLA and CRBC had outstanding long-term indebtedness (including current portion) of approximately $525.0 million and $547.3 million, respectively. As of June 30, 1997, on a pro forma basis after giving effect to those Completed Transactions consummated after such date, the Chancellor Merger, the Pending Transactions and the Financing Transactions, the Company would have had outstanding long term indebtedness (including current portion) of approximately $2.33 billion, redeemable preferred stock with an aggregate liquidation preference of approximately $328.4 million, an accumulated deficit of $110.8 million and stockholder's equity of $1.52 billion. See "Capitalization." In addition, the Company expects to borrow up to $180.0 million under the Senior Credit Facility to be distributed ultimately to Chancellor Media to be used by Chancellor Media as the equity capital required to finance the Katz Acquisition (as defined). See "-- Katz Acquisition".

     The degree to which the Company is leveraged could have material consequences to the Company and the holders of the Exchange Notes, including, but not limited to the following: (i) its ability to obtain additional financing in the future for acquisitions, working capital, capital expenditures, and general corporate or other purposes may be impaired, (ii) a substantial portion of its cash flow will be required for debt service under the Senior Credit Facility, the 9 3/8% Notes and the Notes and, as a result, will not be available for other purposes, (iii) commencing in February 2001, the Company will have substantial cash dividend requirements on the 12 1/4% Preferred Stock and, commencing in January 2002, on the 12% Preferred Stock, (iv) the Company's level of indebtedness could make it more vulnerable to economic downturns, limit its ability to withstand competitive pressures and reduce its flexibility in responding to changing business and economic conditions and (v) the agreements governing its long-term debt (and, to a lesser extent, the 12 1/4% Preferred Stock and the 12% Preferred Stock) contain numerous restrictive operating and financial covenants with which it must comply. The failure by the Company to comply with the covenants in such debt instruments could result in an event of default thereunder, which could permit acceleration of the debt under such instruments and in some cases acceleration of debt under other instruments that contain cross-default or cross-acceleration provisions. See "Management's Discussion and Analysis of Financial Condition and Results of
Operations -- Liquidity and Capital Resources," "Description of Capital Stock," "Description of Certain Indebtedness" and "Description of the Exchange Notes."

     The ability of the Company to satisfy its obligations under the Senior Credit Facility, the 9 3/8% Indenture, the Indenture, and the certificates of designation governing the 12 1/4% Preferred Stock and the 12% Preferred Stock will depend upon the Company's future operating performance. Such operating performance will be affected by prevailing economic conditions and financial, business and other factors, certain of which are beyond the Company's control. The Company anticipates that its operating cash flow, together with borrowings under the Senior Credit Facility, will be sufficient to meet its operating expenses and to service its debt and preferred stock dividend requirements as they become due. However, if the Company is unable to service its indebtedness, whether upon acceleration of such indebtedness or in the ordinary course of business, it will be forced to pursue one or more alternative strategies such as selling assets, restructuring or refinancing its indebtedness, or seeking additional equity capital. There can be no assurance that any of these strategies could be effected on satisfactory terms, if at all, or that the approval of the FCC could be obtained on a timely basis, or at all, for the transfer of any of the stations' licenses in connection with a proposed sale of assets.

     The Company has historically experienced, on a consolidated basis, net losses, principally as a result of significant interest charges, certain non-recurring expenses and depreciation and amortization charges relating to the acquisition of radio broadcasting stations. EMCLA's net loss attributable to common stock for the years ended December 31, 1994, 1995 and 1996 and for the six months ended June 30, 1997 was $3.5 million, $5.9 million, $16.2 million and $0.5 million, respectively. CRBC's net loss attributable to common stock for the years ended December 31, 1994, 1995 and 1996 and for the six months ended June 30, 1997 was $0.1 million, $11.5 million, $35.0 million and $30.4 million, respectively. On a pro forma basis, after giving effect to the Completed Transactions consummated after such date, the Chancellor Merger, the Pending Transactions and the Financing Transactions the Company's net loss attributable to common stock for the year ended December 31, 1996 and the six months ended June 30, 1997 would have been $190.9 million and $79.8 million, respectively. The acquisition of radio broadcasting stations has been and will continue to be an important part of the Company's operating strategy, and the Company expects that amortization charges and interest expenses relating to past and possible future acquisitions will continue to have a significant adverse effect on the Company's reported results.

NECESSITY OF GOVERNMENTAL REVIEWS AND APPROVALS PRIOR TO CONSUMMATION OF THE PENDING TRANSACTIONS

     Approval of the FCC is required for the issuance, renewal or transfer of radio broadcast station operating licenses. In addition, the consummation of each of the Pending Transactions is conditioned upon the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"). To date, (i) the FCC has approved the Gannett Acquisition, the Bonneville Acquisition and the SFX Exchange, and the approvals for each of these transactions has become final, nonappealable orders, (ii) the waiting periods required under the HSR Act for the Gannett Acquisition, the Bonneville Acquisition, the Denver Acquisition and the Bonneville Option have expired or been terminated, and (iii) the waiting period required under the HSR Act for the SFX Exchange has not expired or been terminated.

     There can be no assurance that any governmental agency, including the FCC, will approve or take any other required action with respect to any of the Pending Transactions for which approval has not been given or actions not taken or, if approvals are received or actions are taken, that such approvals or actions will not require further, possibly numerous divestitures, or be conditioned upon matters that would cause the Company to abandon one or more of the Pending Transactions or that no action will be brought challenging such approvals or actions, or, if such challenge is made, as to the result thereof.

INTEGRATION OF ACQUISITIONS

     The Company holds a significantly larger portfolio of radio stations than the Company has held in the past. In addition, management is regularly involved in discussions with third parties regarding potential acquisitions, and the Company may pursue an active acquisition strategy that could result in additional expansion in the future. As a result of the Company's acquisition strategy, the Company's management will be required to manage a substantially larger radio station group than historically has been the case. The Company's future operations and earnings will be largely dependent on the Company's ability to integrate the stations proposed to be acquired thereunder. The Company must, among other things, integrate management and employee personnel and combine certain administrative procedures. The integration of the stations proposed to be acquired involve numerous other risks, including the potential loss of key employees of acquired stations. There can be no assurance that the Company will successfully integrate the stations proposed to be acquired, and the failure to do so could have a material adverse effect on its results of operations and financial condition. In addition, the need to focus management's attention on the integration of these stations may limit the ability of the Company to successfully pursue other opportunities for a period of time.

     The acquisition strategy of the Company involves numerous other risks, including increasing leverage and debt service requirements, the diversion of management's attention from other business concerns and the potential loss of key employees of acquired stations. The availability of additional acquisition financing cannot be assured, and depending on the terms of the proposed acquisitions and financings, could be restricted by the terms of the Senior Credit Facility, the 9 3/8% Indenture, the Indenture, the certificates of designation for the 12 1/4% Preferred Stock and the 12% Preferred Stock, or the certificates of designation for Chancellor Media's 7% Convertible Preferred Stock and $3.00 Convertible Preferred Stock. There can be no assurance that any future acquisitions will not have a material adverse effect on the Company's financial condition and results of operations.

KATZ ACQUISITION

     On July 14, 1997, Evergreen, Chancellor and Katz Media Group, Inc. ("Katz") entered into an agreement pursuant to which a jointly-owned affiliate of Evergreen and Chancellor would acquire Katz, a full-service media representation firm, in a tender offer transaction valued at approximately $373 million (the "Katz Acquisition"). The United States Department of Justice (the "DOJ") has issued a second request for information under the HSR Act in connection with the Katz Acquisition. Assuming that the Katz Acquisition may ultimately be completed, as a result of the delay caused by such second request for information, Katz would be acquired by a wholly-owned subsidiary of Chancellor Media (but not of the Company). Upon any consummation of the Katz Acquisition, Chancellor Media intends, at least in the near term, to operate Katz as a separate, stand-alone subsidiary of Chancellor Media and not as a subsidiary of CMHC or CMCLA. Accordingly, neither the assets nor the results of operations of Katz will be reflected in the consolidated financial statements of CMCLA. Holders of Exchange Notes should not assume that CMCLA will have any interest in the business or operations of Katz. Chancellor Media is presently exploring whether, assuming the consummation of the Katz Acquisition, Katz should be combined with CMCLA. However, at this time, no definitive decision has been made whether to pursue such a combination.

COMPETITIVE NATURE OF RADIO BROADCASTING

     The radio broadcasting industry is a highly competitive business. The success of each of the Company's stations will be dependent, to a significant degree, upon its audience ratings and share of the overall advertising revenue within its market. The Company's stations will compete for listeners and advertising revenue directly with other radio stations, as well as with other media, within their respective markets. The Company also will compete with other broadcasting operators for acquisition opportunities, and prices for radio stations in major markets have increased significantly in recent periods. To the extent that the rapid pace of consolidation in the radio broadcasting industry continues, certain competitors may emerge with larger portfolios of major market radio stations, greater ability to deliver large audiences to advertisers and more access to capital resources than the Company. The audience ratings and market share for the Company are and will be subject to change and any adverse change in a particular market could have a material and adverse effect on the revenue of their stations located in that market. There can be no assurance that any one of the Company's stations will be able to maintain or increase its current audience ratings or advertising revenue market share.

     The radio broadcasting industry is also subject to competition from new media technologies that are being developed or introduced, such as the delivery of audio programming by cable television systems, direct broadcast satellite ("DBS") systems and other digital audio broadcasting formats to local and national audiences. In addition, the FCC has auctioned spectrum for a new satellite-delivered Digital Audio Radio Service ("DARS"). These actions may result in the introduction of several new national or regional multi-channel and multi-format satellite radio services with sound quality equivalent to compact discs. Another possible competitor to traditional radio is In Band On Channel ("IBOC") digital radio. IBOC could provide multi-channel, multi-format digital radio services in the same band width currently occupied by traditional AM and FM radio services. The Company cannot predict at this time the effect, if any, that any such new technologies may have on the radio broadcasting industry.

ANTITRUST MATTERS

     As a result of the recent consolidation of ownership in the radio broadcast industry, the DOJ has been giving closer scrutiny to acquisitions in the industry, including certain transactions involving the Company. The consummation of the Pending Transactions are subject to notification filing requirements, applicable waiting periods and possible review by the DOJ or the United States Federal Trade Commission (the "FTC") under the HSR Act. To date, the waiting periods for all such transactions except the SFX Exchange have expired or been terminated. See "-- Necessity of Governmental Reviews and Approvals Prior to Consummation of the Pending Transactions" above and "Business and Properties -- Federal Regulation of Radio Broadcasting Industry." The DOJ has issued a second request for additional information in connection with the SFX Exchange (as well as for the Katz Acquisition, as described above). DOJ review of certain transactions has caused, and may continue to cause, delays in anticipated consummations of certain transactions and, in some cases, may result in attempts by DOJ to enjoin such transactions or negotiate modifications of the proposed transactions. Such delays, injunctions and modifications could have an adverse effect on the Company and may result in the abandonment of some otherwise attractive transactions.

     The DOJ has stated publicly that it has established certain revenue and audience share concentration benchmarks with respect to radio station acquisitions, above which a transaction may receive additional antitrust scrutiny. However, to date, the DOJ has also investigated transactions that do not meet or exceed these benchmarks and has cleared transactions that do exceed the benchmarks. Given this uncertainty, the Company cannot predict whether it will be required by the DOJ or the FTC to dispose of certain stations to be acquired as a result of the Pending Transactions. Although the Company does not believe that its acquisition strategy as a whole will be adversely affected in any material respect by antitrust review (including review under the HSR Act) or by additional divestitures that the Company may have to make as a result of antitrust review, there can be no assurance that this will be the case.

RADIO BROADCASTING INDUSTRY SUBJECT TO FEDERAL REGULATION

     The radio broadcasting industry is subject to extensive regulation by the FCC under the Communications Act of 1934 as amended (as amended by the 1996 Act, the "Communications Act"). Approval of the FCC is required for the issuance, renewal or transfer of radio broadcast station operating licenses. See
"-- Necessity of Governmental Reviews and Approvals Prior to Consummation of the Pending Transactions" above. In particular, the Company's business is dependent upon its continuing to hold radio broadcasting licenses from the FCC that are issued for terms of up to eight years. While in the vast majority of cases such licenses are renewed by the FCC, there can be no assurance that any of the stations' licenses will be renewed at their expiration dates, or that renewals, if granted, will not include conditions or qualifications that could adversely affect the Company's operations. In addition, the Communications Act and FCC rules restrict alien ownership and voting of capital stock of, and participations in the affairs of the Company. Moreover, laws, regulations and policies may be changed significantly over time and there can be no assurance that such changes will not have a material adverse affect on the business, financial condition and results of operations of the Company.

     The 1996 Act, which amended the Communications Act in a number of important respects, has created significant new opportunities for radio broadcasters, but also has created uncertainties as to how the FCC and the courts will enforce and interpret the 1996 Act. Although the 1996 Act eliminated the national ownership ceiling previously applicable to radio broadcasters and also loosened restrictions previously applicable to ownership within single markets, significant restrictions remain on permitted levels of local ownership. In markets with 45 or more stations, ownership is limited to eight stations, no more than five of which can be FM or AM; in markets with 30-44 stations, ownership is limited to seven stations, no more than four of which can be FM or AM; in markets with 15-29 stations, ownership is limited to six stations, no more than four of which can be FM or AM; and in markets with 14 or fewer stations, ownership is limited to no more than 50% of the market's total and no more than three AM or FM. Compliance with the FCC's multiple ownership rules is expected to cause the Company and other radio broadcasters to forego acquisition opportunities that they might otherwise wish to pursue. Compliance with these rules by third parties may also have a significant impact on the Company as, for example, in precluding the consummation of swap transactions that would cause such third parties to violate multiple ownership rules.

SUBORDINATION

     The payment of principal, premium, if any, and interest on, and any other amounts owing in respect of, the Exchange Notes will be subordinated to the prior payment in full of all existing and future Senior Debt of the Company. The Guarantors' Guarantees also will be subordinated in right of payment to Guarantor Senior Debt of any Guarantor. Guarantor Senior Debt will include all existing and future indebtedness of the Guarantors not expressly subordinated to other indebtedness of the Guarantors, including indebtedness represented by the guarantee of the Guarantors under the Credit Agreement. As of June 30, 1997, on a pro forma basis after giving effect to the Completed Transactions consummated after such date, the Chancellor Merger, the Pending Transactions and the Financing Transactions, approximately $1.93 billion of Senior Debt would have been outstanding (represented by borrowings under the Senior Credit Facility) and approximately $570.0 million would have been available for additional borrowing under the Revolving Loan Facility. The 9 3/8% Indenture and the Indenture limit the incurrence by the Company and the Guarantors of additional Senior Debt and Guarantor Senior Debt, respectively. In the event of the bankruptcy, liquidation, dissolution, reorganization or other winding up of the Company, the assets of the Company will be available to pay obligations on the Exchange Notes only after all Senior Debt has been paid in full, and there may not be sufficient assets remaining to pay amounts due on any or all of the Exchange Notes. In addition, under certain circumstances, the Company may not pay principal of, premium, if any, or interest on, or any other amounts owing in respect of, the Exchange Notes, or purchase, redeem or otherwise retire the Exchange Notes, if a payment default or a non-payment default exists with respect to certain Senior Debt, including Senior Debt under the Senior Credit Facility and, in the case of non-payment default, if a payment blockage notice has been received by the Trustee (as defined). See "Description of the Notes -- Subordination" and "Description of Indebtedness -- Senior Credit Facility."

RESTRICTIONS IMPOSED BY TERMS OF INDEBTEDNESS

     The Senior Credit Facility, the 9 3/8% Indenture, the Indenture and the certificates of designations for the Company's preferred stock and the Senior Credit Facility each contain certain covenants that restrict, among other things, the Company's and its subsidiaries' ability to incur additional indebtedness, incur liens, pay dividends or make certain other restricted payments, consummate certain asset sales, enter into certain transactions with affiliates, incur indebtedness that is subordinate in right of payment to any Senior Debt and senior in right of payment to the Exchange Notes, impose restrictions on the ability of a subsidiary to pay dividends or make certain payments to the Company, enter into sale and leaseback transactions, conduct business other than the ownership and operation of radio broadcast stations, merge or consolidate with any other person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the assets of the Company. The Senior Credit Facility requires the Company to maintain specified financial ratios and to satisfy certain financial condition tests. The Company's ability to meet those financial ratios and financial condition tests can be affected by events beyond its control, and there can be no assurance that the Company will meet those tests. A breach of any of these covenants could result in a default under the Senior Credit Facility, the 9 3/8% Indenture, the Indenture and other financial documents. In the event of an event of default under the Senior Credit Facility, the 9 3/8% Indenture or the Indenture, the lenders thereunder could elect to declare all amounts outstanding thereunder, together with accrued interest, to be immediately due and payable. In the case of the Senior Credit Facility, if the Company were unable to repay those amounts, the lenders thereunder could proceed against the collateral granted to them to secure that indebtedness. If the Senior Credit Facility indebtedness were to be accelerated, there can be no assurance that the assets of the Company would be sufficient to repay in full that indebtedness and the other indebtedness of the Company, including the Exchange Notes. Substantially all the assets of the Company and its subsidiaries have been pledged as security under the Senior Credit Facility. See "Description of the Exchange Notes -- Certain Covenants" and "Description of Indebtedness."

DEPENDENCE ON KEY PERSONNEL

     The Company's business will be dependent upon the performance of certain key individuals, including Thomas O. Hicks, the Chairman of the Company, Scott
K. Ginsburg, the President and Chief Executive Officer of the Company; James de Castro, the Chief Operating Officer of the Company, and Matthew E. Devine, the Chief Financial Officer of the Company. The loss of the services of Mr. Hicks, Mr. Ginsburg, Mr. de Castro or Mr. Devine could have a material and adverse effect on the Company. Additionally, Steven Dinetz, the Company's former Co-Chief Operating Officer, has accepted a position as chief operating officer of another radio broadcaster affiliated with Hicks Muse (as defined), and there can be no assurance that the loss of Mr. Dinetz as Co-Chief Operating Officer of the Company will not have a material and adverse effect on the Company.

CONTROL OF THE COMPANY

     Affiliates of Hicks, Muse, Tate & Furst Incorporated ("Hicks Muse") hold approximately 15% of the outstanding primary shares of the Common Stock of Chancellor Media and Mr. Ginsburg holds approximately 4% of the outstanding primary shares of Common Stock of Chancellor Media. As the largest shareholder of Chancellor Media, Hicks Muse will have substantial influence on all matters submitted to a vote of the holders of Common Stock, and the combined voting power of Hicks Muse and Mr. Ginsburg may have the effect of discouraging certain types of transactions involving an actual or potential change of control of Chancellor Media or the Company.

FRAUDULENT CONVEYANCE

     Various fraudulent conveyance laws have been enacted for the protection of creditors and may be utilized by a court to subordinate or avoid the Exchange Notes or the Guarantees in favor of other existing or future creditors of the Company or the Guarantors.

     If a court in a lawsuit on behalf of any unpaid creditor of the Company or a representative of the Company's creditors were to find that, at the time the Company issued the Exchange Notes, the Company (x) intended to hinder, delay or defraud any existing or future creditor or contemplated insolvency with a design to prefer one or more creditors to the exclusion in whole or in part of others or (y) did not receive fair consideration or reasonably equivalent value for issuing such Exchange Notes and the Company (i) was insolvent, (ii) was rendered insolvent by reason of such issuance, (iii) was engaged or about to engage in a business or transaction for which its remaining assets constituted unreasonably small capital to carry on its business or (iv) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured, such court could void the Company's obligations under the Exchange Notes and void such transactions. Alternatively, in such event, claims of the holders of such Exchange Notes could be subordinated to claims of the other creditors of the Company.

     The Company's obligations under the Exchange Notes will be guaranteed by each of the Guarantors. To the extent that a court were to find that (x) the guarantee was incurred by the Guarantor with intent to hinder, delay or defraud any present or future creditor or the Guarantor contemplated insolvency with a design to prefer one or more creditors to the exclusion in whole or in part of others or (y) the Guarantor did not receive fair consideration or reasonably equivalent value for issuing the Guarantee and the Guarantor (i) was insolvent,
(ii) was rendered insolvent by reason of the issuance of the Guarantee, (iii) was engaged or about to engage in a business or transaction for which the remaining assets of the Guarantor constituted unreasonably small capital to carry on its business or (iv) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured, the court could void or subordinate the Guarantee in favor of such Guarantor's creditors. Among other things, a legal challenge of any Guarantee on fraudulent conveyance grounds may focus on the benefits, if any, realized by a Guarantor as a result of the issuance by the Company of the Exchange Notes.

     To the extent that any Guarantee is avoided as a fraudulent conveyance or held unenforceable for any other reason, holders of the Exchange Notes would cease to have any claim in respect of such Guarantor and would be creditors solely of the Company and the other Guarantors, if any. In such event, the claims of the holders of the Exchange Notes against such Guarantor would be subject to the prior payment of all liabilities and preferred stock claims of the Guarantor. There can be no assurance that, after providing for all prior claims and preferred stock interests, if any, there would be sufficient assets to satisfy the claims of the holders of the Exchange Notes relating to any voided portion of a guarantee.

     Based upon financial and other information currently available to it, management of the Company believes that the Exchange Notes and the Guarantees are being incurred for proper purposes and in good faith and that the Company and each of the Guarantors (i) are solvent and will continue to be solvent after giving effect to the issuance of the Exchange Notes or Guarantee, as the case may be,
(ii) will have sufficient capital for carrying on its business after such issuance, and (iii) will be able to pay its debts as they mature. See "Management's Discussions and Analysis of Results of Operations and Financial Condition -- Liquidity and Capital Resources."

CHANGE OF CONTROL

     Upon a Change of Control, the Company may be required to offer to purchase all of the Exchange Notes then outstanding at 101% of their principal amount, plus accrued interest to the date of repurchase. If a Change of Control were to occur, there can be no assurance that the Company would have sufficient funds to pay the purchase price for all the Exchange Notes that the Company might be required to purchase. In the event that the Company were required to purchase Exchange Notes pursuant to a Change of Control Offer, the Company expects that it would need to seek third-party financing to the extent it does not have available funds to meet its purchase obligations. However, there can be no assurance that the Company would be able to obtain such financing on favorable terms, if at all. In addition, the various financing arrangements of the Company will restrict the Company's ability to repurchase the Exchange Notes, including pursuant to a Change of Control Offer. Also, a Change of Control will result in an event of default under the Senior Credit Facility and may cause the acceleration of other Senior Debt, if any, in which case the subordination provisions of the Exchange Notes would require payment in full of the Senior Credit Facility and any such Senior Debt before repurchase of the Exchange Notes. In addition, a Change of Control may result in the Company being required to offer to redeem the 12 1/4% Preferred Stock and 12% Preferred Stock, and may result in Chancellor Media being required to offer to redeem the 7% Convertible Preferred Stock and the $3.00 Convertible Preferred Stock. See "Description of the Exchange Notes -- Change of Control," "Description of the Exchange
Notes -- Subordination" and "Description of Indebtedness -- Senior Credit Facility -- Change of Control." The inability to repay Senior Debt, if accelerated, and to purchase all of the tendered Exchange Notes, would constitute an event of default under the Indenture.

CONSEQUENCES OF FAILURE TO EXCHANGE ORIGINAL NOTES

     The Exchange Notes will be issued in exchange for Original Notes only after timely receipt by the Exchange Agent of such Original Notes, a properly completed and duly executed Letter of Transmittal and all other required documents. Therefore, holders of Original Notes desiring to tender such Original Notes in exchange for the Exchange Notes should allow sufficient time to ensure timely delivery. Neither the Exchange Agent nor the Company is under any duty to give notification of defects or irregularities with respect to tenders of Original Notes for exchange. Original Notes that are not tendered or are tendered but not accepted will, following consummation of the Exchange Offer, continue to be subject to the existing restrictions upon transfer thereof. in addition, any holder of Original Notes who tenders in the Exchange Offer for the purpose of participating in a distribution of the Exchange Notes will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives Exchange Notes for its own account in exchange for Original Notes, where such Original Notes were acquired by such broker-dealer as a result of market-making activities or any other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution." To the extent that Original Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Original Notes could be adversely affected. See "Exchange Offer."

ABSENCE OF PUBLIC MARKET FOR THE EXCHANGE NOTES

     The Original Notes have not been registered under the Securities Act and are subject to significant restrictions. The Exchange Notes will constitute a new issue of securities with no established trading market. The Company does not intend to list the Exchange Notes on any national securities exchange or to seek the admission thereof to trading in the National Association of Securities Dealers Automated Quotation system. The Company has been advised by the Initial Purchasers (as defined) that they intend to make a market in the Exchange Notes. However, the Initial Purchasers are not obligated to do so, and any market-making activity with respect to the Exchange Notes may be discontinued at any time without notice. In addition, such market-making activity will be subject to the limits imposed by the Exchange Act, and may be limited during the Exchange Offer. If a trading market does not develop or is not maintained, holders of the Exchange Notes may experience difficulty in reselling the Exchange Notes or may be unable to sell them at all. If a trading market does not develop or is not maintained, holders of the Exchange Notes may experience difficulty in reselling the Exchange Notes or may be unable to sell them at all. If a market for the Exchange Notes develops, any such market may be discontinued at any time. If a public trading market develops for the Exchange Notes, future trading prices of the Exchange Notes will depend on many factors, including, among other things, prevailing interest rates, the Company's results of operations and the market for similar securities. Depending on prevailing interest rates, the market for similar securities and other factors, including the financial condition of the Company, the Exchange Notes may trade at a discount from their principal amount.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECTS OF THE EXCHANGE OFFER

     The Original Notes were sold by CRBC on June 24, 1997 (the "Issue Date") to the Initial Purchasers. The Initial Purchasers subsequently placed the Original Notes with qualified institutional buyers in transactions not requiring registration under the Securities Act or applicable state securities laws, including sales pursuant to Rule 144A and Regulation S under the Securities Act. As a condition to the sale of the Original Notes, CRBC and the Initial Purchasers entered into the Registration Rights Agreement on June 24, 1997. Pursuant to the Registration Rights Agreement, CRBC agreed that unless the Exchange Offer is not permitted by applicable law or Commission policy, it would
(i) use its reasonable best efforts, within 120 days after the Issue Date, to file with the Commission a registration statement (the "Registration Statement") with respect to a registered offer to exchange the Original Notes for Exchange Notes, (ii) use its reasonable best efforts to cause such Registration Statement to be declared effective under the Securities Act within 180 days after the Issue Date and (iii) use its reasonable best efforts to consummate the Exchange Offer within 225 days after the Issue Date. The Company, as successor to CRBC after the Chancellor Merger, has assumed CRBC's obligations under the Indenture and the Registration Rights Agreement. A copy of the Registration Rights Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The Registration Statement of which this Prospectus is a part is intended to satisfy certain of the Company's obligations under the Registration Rights Agreement.

TERMS OF THE EXCHANGE OFFER

     Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, the Company, upon the Registration Statement being declared effective, will accept any and all Original Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date and exchange them for Exchange Notes. The Company will issue $1,000 principal amount of Exchange Notes in exchange for each $1,000 principal amount of outstanding Original Notes accepted in the Exchange Offer. Holders may tender some or all of their Original Notes pursuant to the Exchange Offer. However, the Original Notes may be tendered only in integral multiples of $1,000.

     The Company will keep the Exchange Offer open for not less than 20 business days or longer if required by applicable law, after the date notice of the Exchange Offer is mailed to holders of the Original Notes.

     The Exchange Notes will evidence the same debt as the Original Notes for which they are exchanged, and are entitled to the benefits of the Indenture. The form and terms of the Exchange Notes are the same as the form and terms of the Original Notes except that the Exchange Notes have been registered under the Securities Act and hence will not bear legends restricting the transfer thereof.

     Holders do not have an appraisal or dissenters' rights under the Delaware General Corporation Law or under the Indenture in connection with the Exchange Offer. The Company intends to conduct the Exchange Offer in accordance with the applicable requirements of Regulation 14E under the Exchange Act.

     The Company shall be deemed to have accepted validly tendered Exchange Notes when, as and if, the Company has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering Holders for the purpose of receiving the Exchange Notes from the Company.

     If any tendered Original Notes are not accepted for exchange because of an invalid tender or the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Original Notes will be returned, without expense, to the tendering holder thereof as promptly as practicable after the Expiration Date.

     Holders whose Original Notes are not tendered or are tendered but not accepted in the Exchange Offer will continue to hold such Original Notes and will be entitled to all the rights and preferences and subject to the limitations applicable thereto under the Indenture. Following consummation of the Exchange Offer, the holders will continue to be subject to the existing restrictions upon transfer thereof and the Company will have no further obligation to such holders to provide for the registration under the Securities Act of the Original

Notes held by them. To the extent that Original Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted original Notes could be adversely affected.

     Holders who tender Original Notes in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of the Original Notes pursuant to the Exchange Offer. The Company will pay all charges and expenses, other than certain applicable taxes, in connection with the Exchange Offer. See "-- Fees and Expenses; Solicitation of Tenders."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     The term "Expiration Date" shall mean           , 1997 unless the Company,
in its sole discretion extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date to which the Exchange Offer is so extended.

     In order to extend the Expiration Date, the Company will notify the Exchange Agent of any extension by oral or written notice and will mail to the Registered Holders an announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Such announcement may state that the Company is extending the Exchange Offer for a specified period of time or on a daily basis until 5:00 p.m., New York City time, on the date on which a specified percentage of Original Notes are tendered.

     The Company reserves the right (i) to delay accepting any Original Notes, to extend the Exchange Offer or to terminate the Exchange Offer and not accept Original Notes not previously accepted if any of the conditions set forth below under "-- Certain Conditions to the Exchange Offer" shall have occurred and shall not have been waived by the Company, by giving oral or written notice of such delay, extension or termination to the Exchange Agent, or (ii) to amend the terms of the Exchange Offer in any manner deemed by it to be advantageous to the holders. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the holders. If the Exchange Offer is amended in a manner determined by the Company to constitute a material change, the Company will promptly disclose such amendment by means of a prospectus supplement that will be distributed to all Registered Holders, and the Company will extend the Exchange Offer for a period of five to ten business days, depending upon the significance of the amendment and the manner of disclosure to Registered Holders, if the Exchange Offer would otherwise expire during such five to ten business day period. During any extension of the Expiration Date, all Original Notes previously tendered will remain subject to the Exchange Offer and may be accepted for exchange by the Company.

     Without limiting the manner in which the Company may choose to make public announcement of any extension, amendment or termination of the Exchange Offer, the Company shall have no obligation to publish, advertise, or otherwise communicate any such public announcement, other than by making a timely release to the Dow Jones News Service.

INTEREST ON THE SENIOR NOTES

     Interest accrues on the Original Notes, and will accrue on the Exchange Notes, in each case, from June 24, 1997, at the rate of 8 3/4% per annum and will be payable in cash semiannually in arrears on each June 15 and December 15, commencing on December 15, 1997. No interest will be payable on the Original Notes on the date of the exchange for the Exchange Notes and therefore no interest will be paid thereon to the holders at such time.

PROCEDURES FOR TENDERING ORIGINAL NOTES

     The tender to the Company of the Original Notes by a holder thereof as set forth below and the acceptance thereof by the Company will constitute a binding agreement between the tendering holder and the Company upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal. Except as set forth below, a holder who wishes to tender the Original Notes for exchange pursuant to the Exchange Offer must transmit a properly completed and duly executed Letter of

Transmittal, including all other documents required by such Letter of Transmittal, to the Exchange Agent at one of the addresses set forth below under "-- Exchange Agent" on or prior to the Exchange Dates or, in the alternative, comply with The Depositary Trust Company's ("DTC") ATOP procedures described below. In addition, either (i) certificates for such Original Notes must be received by the Exchange Agent along with the Letter of Transmittal, (ii) a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such Original Notes, if such procedure is available, into the Exchange Agent's account at DTC pursuant to the procedure for book-entry transfer described below, or properly transmitted Agent's Message (as defined below), must be received by the Exchange Agent prior to the Expiration Date, or (iii) the holder must comply with the guaranteed delivery procedures described below. THE METHOD OF DELIVERY OF THE ORIGINAL NOTES, LETTERS OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDERS. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, BE USED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO INSURE TIMELY DELIVERY. NO LETTER OF TRANSMITTAL OR ORIGINAL NOTES SHOULD BE SENT TO THE COMPANY.

     Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the Original Notes surrendered for exchange pursuant thereto are tendered (i) by a Registered Holder of the Original Notes who has not completed the boxes entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or
(ii) for the account of an Eligible Institution (as defined below). In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantees must be by a firm (an "Eligible Institution") that is a member of a recognized signature guarantee medallion program (an "Eligible Program") within the meaning of Rule 17Ad-15 under the Exchange Act. If the Exchange Notes and/or Original Notes not exchanged are to be delivered to an address other than that of the Registered Holder appearing on the note register for the Original Notes, the signature on the Letter of Transmittal must be guaranteed by an Eligible Institution. If the Original Notes are registered in the name of a person other than the person signing the Letter of Transmittal, the Original Notes surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by the Company in its sole discretion, duly executed by the Registered Holder with the signature thereon guaranteed by an Eligible Institution.

     Any beneficial owner whose Original Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender Original Notes should contact the Registered Holder promptly and instruct such Registered Holder to tender Original Notes on such beneficial owner's behalf. If such beneficial owner wishes to tender such Original Notes himself, such beneficial owner must, prior to completing and executing the Letter of Transmittal and delivering such Original Notes in such beneficial owner's name, either make appropriate arrangements to register ownership of the Original Notes in such beneficial owner's name or obtain a properly completed bond power from the Registered Holder of the Original Notes. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the Expiration Date.

     The Exchange Agent and DTC have confirmed that any financial institution that is a participant in DTC's system may utilize DTC's ATOP to tender. Accordingly, participants in DTC's ATOP may, in lieu of physically completing and signing the Letter of Transmittal and delivering it to the Exchange Agent, electronically transmit their acceptance of the Exchange Offer by causing the Depositary to transfer the Original Notes to the Exchange Agent in accordance with the Depositary's ATOP procedures for transfer. The Depositary will then send an Agent's Message to the Exchange Agent.

     The term "Agent's Message" means a message transmitted by DTC received by the Exchange Agent and forming part of the Book-Entry Confirmation, which states that the Depositary has received an express acknowledgement from a participant in DTC's ATOP that is tendering Original Notes which are the subject of such book entry confirmation, that such participant has received and agrees to be bound by the terms of the Letter of Transmittal (or, in the case of an Agent's Message relating to guaranteed delivery, that such participant has received and agrees to be bound by the applicable Notice of Guaranteed Delivery), and that the agreement may be enforced against such participant.

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance of the Original Notes tendered for exchange will be determined by the Company in its sole discretion, which determination shall be final and binding. The Company reserves the absolute right to reject any and all tenders of any particular Original Note not properly tendered or to not accept any particular Original Note which acceptance might, in the judgment of the Company or its counsel, be unlawful. The Company also reserves the absolute right at its sole discretion to waive any defects or irregularities or conditions of the Exchange Offer as to any particular Original Note either before or after the Expiration Date (including the right to waive the ineligibility of any holder who seeks to tender the Original Notes in the Exchange Offer). The interpretation of the terms and conditions of the Exchange Offer as to any particular Original Note either before or after the Expiration Date (including the Letter of Transmittal and instructions thereto) by the Company shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with the tenders of Original Notes for exchange must be cured within such reasonable period of time as the Company shall determine. Neither the Company, the Exchange Agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of the Original Notes for exchange, nor shall any of them incur any liability for failure to give such notification.

     If the Letter of Transmittal is signed by a person or person other than the Registered Holder or holders of Original Notes, such Original Notes must be endorsed or accompanied by a properly completed bond power, in either case signed exactly as the names of the Registered Holder or holders that appear on the Original Notes with the signature thereon guaranteed by an Eligible Institution.

     If the Letter of Transmittal or any Original Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such person should so indicate when signing and, unless waived by the Company, proper evidence satisfactory to the Company of their authority to so act must be submitted with the Letter of Transmittal.

     By tendering, each holder will represent to the Company that, among other things, the Exchange Notes acquired pursuant to the Exchange Offer are being acquired in the ordinary course of business of the person receiving such Exchange Notes, whether or not such person is the holder, that neither the holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of such Exchange Notes and that neither the holder nor any such other person is an "affiliate," as defined in Rule 405 under the Securities Act, of the Company.

ACCEPTANCE OF ORIGINAL NOTES FOR EXCHANGE; DELIVERY OF EXCHANGE NOTES

     Upon satisfaction or waiver of all of the conditions to the Exchange Offer, the Company will accept, promptly after the Expiration Date, all Original Notes properly tendered and will issue the Exchange Notes promptly after acceptance of the Original Notes. See "-- Certain Conditions to the Exchange Offer" below. For purposes of the Exchange Offer, the Company shall be deemed to have accepted properly tendered Original Notes for exchange when, and if, the Company has given oral or written notice thereof to the Exchange Agent.

     In all cases, issuance of Exchange Notes for Original Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of certificates for such Original Notes or a timely Book-Entry Confirmation of such Original Notes into the Exchange Agent's account at DTC, a properly completed and duly executed Letter of Transmittal and all other required documents. If any tendered Original Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if certificates representing the Original Notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged Original Notes will be returned without expense to the tendering holder thereof (or, in the case of Original Notes tendered by book-entry transfer into the Exchange Agent's account at DTC pursuant to the book-entry transfer procedures described below, such non-exchanged Original Notes will be credited to an account maintained with DTC) as promptly as practicable after the expiration or termination of the Exchange Offer.

BOOK-ENTRY TRANSFER

     The Exchange Agent will make a request to establish an account with respect to the Original Notes at DTC for purposes of the Exchange Offer within two business days after the date of this Prospectus, and any financial institution that is a participant in DTC's systems may make book-entry delivery of the Original Notes by causing DTC to transfer such Original Notes into the Exchange Agent's account at DTC in accordance with DTC's procedure for transfer. However, although delivery of the Original Notes may be effected through book-entry transfer at DTC, the Letter of Transmittal or a facsimile thereof, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the Exchange Agent at one of the addresses set forth below under "-- Exchange Agent" on or prior to the Expiration Date or the guaranteed delivery procedures described below must be complied with. Delivery of documents to the book-entry transfer facility does not constitute delivery to the Exchange Agent.

THE METHOD OF DELIVERY OF ORIGINAL NOTES AND ALL OTHER DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDER. IF SENT BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, RETURN RECEIPT REQUESTED, BE USED, PROPER INSURANCE BE OBTAINED, AND THE MAILING BE MADE SUFFICIENTLY IN ADVANCE OF THE EXPIRATION DATE TO PERMIT DELIVERY TO THE EXCHANGE AGENT ON OR BEFORE THE EXPIRATION DATE.

     Unless an exemption applies under the applicable law and regulations concerning "backup withholding" of federal income tax, the Exchange Agent will be required to withhold, and will withhold, 31% of the gross proceeds otherwise payable to a holder pursuant to the Exchange Offer if the holder does not provide its taxpayer identification number (social security number or employer identification number) and certify that such number is correct. Each tendering holder should complete and sign the main signature form and the Substitute Form W-9 included as part of the Letter of Transmittal, so as to provide the information and certification necessary to avoid backup withholding, unless an applicable exemption exists and is proved in a manner satisfactory to the Company and the Exchange Agent.

GUARANTEED DELIVERY PROCEDURES

     If a registered holder of the Original Notes desires to tender such Original Notes and the Original Notes are not immediately available, or time will not permit such holder's Original Notes or other required documents to reach the Exchange Agent before the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if (i) the tender is made through an Eligible Institution, (ii) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Letter of Transmittal (or a facsimile thereof) and Notice of Guaranteed Delivery (be telegram, telex, facsimile transmission, mail or hand delivery), setting forth the name and address of the holder of the Original Notes and the principal amount of Original Notes tendered, stating that the tender is being made thereby and guaranteeing that within three business days after the date of execution of the Notice of Guaranteed Delivery, the certificates for all physically tendered Original Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Age, and (iii) the certificates for all physically tendered Original Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and all other documents required by the Letter of Transmittal, are received by the Exchange Agent within three business days after the date of execution of the Notice and Guaranteed Delivery. Unless Original Notes being tendered by the above-described method (or a timely Book-Entry Confirmation) are deposited with the Exchange Agent within the time period set forth above (accompanied or preceded by a properly completed Letter of Transmittal and any other required documents), the Company may, at its option, reject the tender. Copies of a Notice of Guaranteed Delivery which may be used by Eligible Institutions for the purposes described in this paragraph are being delivered with this Prospectus and the related Letter of Transmittal.

     A tender will be deemed to have been received as of the date when the tendering holder's properly completed and duly signed Letter of Transmittal accompanied by the Original Notes (or a timely Book-Entry Confirmation) is received by the Exchange Agent. Issuances of Exchange Notes in exchange for Original Notes tendered pursuant to a Notice of Guaranteed Delivery or letter, telegram or facsimile transmissions to similar effect (as provided above) by an Eligible Institution will be made only against deposit of the Letter of Transmittal (and any other required documents) by an Eligible Institution will be made only against deposit of the Letter of Transmittal (and any other required documents) and the tendered Original Notes (or a timely book-Entry Confirmation).

TERMS AND CONDITIONS OF THE LETTER OF TRANSMITTAL

     The Letter of Transmittal contains, among other things, the following terms and conditions, which are part of the Exchange Offer.

     The party tendering Original Notes for exchange (the "Transferor") exchanges, assigns and transfers the Original Notes to the Company and irrevocably constitutes and appoints the Exchange Agent as the Transferor's agent and attorney-in-fact to cause the Original Notes to be assigned, transferred and exchanged. The transferor represents and warrants that it has full power and authority to tender, exchange, assign and transfer the Original Notes and to acquire Exchange Notes issuable upon the exchange of such tendered Original Notes, and that, when the same are accepted for exchange, the Company will acquire good and unencumbered title to the tendered Original Notes, free and clear of all liens, restriction, charges and encumbrances and not subject to any adverse claim. The Transferor also warrants that it will, upon request, execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the exchange, assignment and transfer of tendered Original Notes. The Transferor further agrees that acceptance of any tendered Original Notes by the Company and the issuance of Exchange Notes in exchange therefor shall constitute performance in full by the Company of its obligations under the Registration Rights Agreement and that the company shall have no further obligations or liabilities thereunder (except in certain limited circumstances). All authority conferred by the Transferor will survive the death or incapacity of the Transferor and every obligation of the Transferor shall be binding upon the heirs, legal representatives, successors, assigns, executors and administrators of such Transferor.

     By tendering Original Notes, the Transferor certifies (a) that it is not an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act, that it is not a broker-dealer that owns Original Notes acquired directly from the Company or an affiliate of the Company, that it is acquiring the Exchange Notes offered hereby in the ordinary course of such Transferor's business and that such Transferor has no arrangement with any person to participate in the distribution of such Exchange Notes or (b) that it is an "affiliate" (as so defined) of the Company or of the Initial Purchasers, and that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable to it.

WITHDRAWAL RIGHTS

     Tenders of Original Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

     For a withdrawal to be effective, (i) a written or facsimile notice of withdrawal must be received by the Exchange Agent at its address set forth below under "-- Exchange Agent" or (ii) holders must comply with the appropriate procedures of DTC's ATOP. Any such notice of withdrawal must (i) specify the name of the person having tendered the Original Notes to be withdrawn, (ii) identify the Original Notes to be withdrawn (including the serial number or numbers and the principal amount of Original Notes to be withdrawn), (iii) be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which such Original Notes were tendered and (iv) specify the name in which such Original Notes are to be registered, if different from that of the withdrawing holder. If Original Notes have been tendered pursuant to the procedure for book-entry described above, any notice of withdrawal must specify, in lieu of certificate numbers, the name and number of the account at DTC to be credited with the withdrawn Original Notes and otherwise comply with the procedures of such facility. Any questions as to the validity, form and eligibility

(including time of receipt) of such notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Original Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Original Notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder (or, in the case of Original Notes tendered by book-entry transfer into the Exchange Agent's account at DTC pursuant to the book-entry transfer procedures described above, such Original Notes will be credited to an account maintained with DTC for the Original Notes) as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Original Notes may be retendered by following one of the procedures described under "-- Procedures for Tendering Original Notes" above at any time on or prior to the Expiration Date.

CERTAIN CONDITIONS TO THE EXCHANGE OFFER

     Notwithstanding any other term of the Exchange Offer, the Company's obligation to accept for exchange, or exchange Exchange Notes for, any Original Notes not theretofore accepted for exchange is subject to the following conditions:

          (a) no action or proceeding having been instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer which, in the judgment of the Company, might impair the ability of the Company to proceed with the Exchange Offer or have a material adverse effect on the Company or there shall not have occurred any material adverse development in any existing action or proceeding with respect to the Company or any of its subsidiaries;

          (b) there shall not have been any material change, or development involving a prospective change, in the business or financial affairs of the Company or any of its subsidiaries which, in the judgment of the Company, would materially impair the Company's ability to consummate the Exchange Offer or have a material adverse impact on the Company if the Exchange Offer is consummated;

          (c) there shall not have been proposed, adopted or enacted any law, statute, rule or regulation which, in the judgment of the Company, might materially impair the ability of the Company to proceed with the Exchange Offer or have a material adverse effect on the Company if the Exchange Offer is consummated; or

          (d) all governmental approvals which the Company shall deem necessary for the consummation of the Exchange Offer as contemplated hereby shall have been obtained.

     If the Company determines in good faith that any of the conditions are not met, the Company may (i) refuse to accept any Original Notes and return all tendered Original Notes to exchanging Holders, (ii) extend the Exchange Offer and retain all Original Notes tendered prior to the expiration of the Exchange Offer, subject, however, to the rights of holders to withdraw such Original Notes (see "-- Withdrawal Rights") or (iii) waive certain of such unsatisfied conditions with respect to the Exchange Offer and accept all properly tendered Original Notes which have not been withdrawn or revoked. If such waiver constitutes a material change to the Exchange Offer, the Company will promptly disclose such waiver by means of a prospectus supplement that will be distributed to all Registered Holders.

     Holders have certain rights and remedies against the Company under the Registration Rights Agreement. If, notwithstanding a failure of the conditions stated above, (i) a registration statement concerning the Exchange Offer has not been filed on or prior to the 120th day after the Closing Date, (ii) such registration statement is not declared by the Commission on or prior to the 180th day after the Closing Date, (iii) such registration statement is declared effective by the Commission and the Company does not exchange the Exchange Notes for all Original Notes validly tendered on or prior to the 225th day after the Closing Date or (iv) a registration statement for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act has been declared effective by the Commission and ceases to be effective or usable during the 24 months after the Closing Date without being cured on the same day (each, a "Registration Default"), then with respect to the first 90-day period following the date on which such Registration Default occurs, Holders have the right to receive, as liquidated damages, additional interest of 0.5% per annum until the Registration

Default has been cured. The amount of such additional interest shall increase by 0.5% per annum at the beginning of each subsequent 90-day period until all Registration Defaults are cured; provided, that such additional interest shall not exceed 1.0% per annum at any one time. Such conditions are not intended to modify those rights or remedies in any respect.

     The foregoing conditions are for the benefit of the Company and may be asserted by the Company in good faith regardless of the circumstances giving rise to such conditions or may be waived by the Company in whole or in part at any time and from time to time in its discretion. The failure by the Company at any time to exercise the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time. In addition, the Company has reserved the right, notwithstanding the satisfaction of each of the foregoing, to terminate or amend the Exchange Offer.

EXCHANGE AGENT

                    has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notices of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

       By Registered or Certified Mail; By Overnight Courier; or By Hand:
                                   [TO COME]

                                 By Facsimile:

     DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

FEES AND EXPENSES; SOLICITATION OF TENDERS

     The expenses of soliciting tenders will be borne by the Company. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telephone or in person by officers and regular employees of the Company and its affiliates.

     The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers or others soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

     The cash expenses to be incurred in connection with the Exchange Offer will be paid by the Company and are estimated in the aggregate to be approximately $.7 million and include fees and expenses of the Exchange Agent and accounting and legal fees.

     The Company will pay all transfer taxes, if any, applicable to the exchange of the Original Notes pursuant to the Exchange Offer. If, however, certificates representing Exchange Notes, or the Original Notes not tendered or tendered but not accepted for exchange, are to be delivered to, or are to be registered or issued in the name of, any person other than the Registered Holder of the Original Notes tendered, or if tendered Original Notes are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of the Original Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the original Registered Holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

     No person has been authorized to give any information or to make any representations in connection with the Exchange Offer other than those contained in this Prospectus or the accompanying Letter of Transmittal.

If given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus and/or the accompanying Letter of Transmittal does not constitute an offer to sell, or a solicitation of an offer to buy, the Exchange Notes in any jurisdiction where, or to any person to whom, it is unlawful to make such an offer or a solicitation. Neither the deliver of the Prospectus or the accompanying Letter of Transmittal, nor any sale made thereunder shall, under any circumstances, create any implication that there has not been any change in the facts set forth in this Prospectus or in the affairs of the Company since the date hereof.

ACCOUNTING TREATMENT

     The Exchange Notes will be recorded at the same carrying value as the Original Notes, which is face value, as reflected in the Company's accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized. The costs of the Exchange Offer will be expensed over the term of the Exchange Notes.

CONSEQUENCES OF FAILURE TO EXCHANGE

     Holders of Original Notes who do not exchange their Original Notes for Exchange Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Original Notes as set forth in the legend thereon. In general, the Original Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Company does not intend to register the Original Notes under the Securities Act. The Company believes that, based upon interpretations contained in no-actin letters issued to third parties by the Staff, the Exchange Notes issued pursuant to the Exchange Offer in exchange for Original Notes may be offered for resale, resold or otherwise transferred by holders thereof (other than any such holder which is (i) an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act, (ii) a broker-dealer who acquired the Original Notes directly from the Company or (iii) a broker-dealer who acquired the Original Notes as a result of market making or other trading activities) without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holders' business and such holder is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in the distribution of such Exchange Notes. Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution." If any Holder (other than a broker-dealer described in the preceding sentence) has any arrangement or understanding with respect to the distribution of the Exchange Notes to be acquired pursuant to the Exchange Offer, such Holder (i) may not rely on the applicable interpretations of the Staff and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. In addition, to comply with the securities laws of certain jurisdictions, if applicable, the Exchange Notes may not be offered or sold unless they have been registered or qualified for sale in such jurisdiction or an exemption from registration or qualification is available and is complied with.

FEDERAL INCOME TAX CONSEQUENCES

     The exchange of Original Notes for Exchange Notes by holders will not be a taxable exchange for federal income tax purposes, and holders should not recognize any taxable gain or loss or any interest income as a result of such exchange. See "Material Federal Income Tax Considerations."

OTHER

     Participation in the Exchange Offer is voluntary and holders should carefully consider whether to accept. Holders of the Original Notes are urged to consult their financial and tax advisors in making their own decisions on what action to take.

     To the extent that Original Notes are tendered and accepted in the Exchange Offer, the trading market, if any, for the Original Notes could be adversely affected. See "Risk Factors -- Consequences of Failure to Exchange Original Notes." The Company may in the future seek to acquire untendered Original Notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. The Company has no present plan to acquire any Original Notes which are not tendered in the Exchange Offer.

                                USE OF PROCEEDS

     The Company will not receive any cash proceeds from the issuance of the Exchange Notes. In consideration for issuing the Exchange Notes as contemplated in this Prospectus, the Company will receive in exchange Original Notes in like principal amount, which will be cancelled and as such will not result in any increase in indebtedness of the Company.

                                 CAPITALIZATION

     The following table sets forth (i) the actual capitalization of EMCLA at June 30, 1997 and (ii) such capitalization as adjusted to give effect to those Completed Transactions consummated since June 30, 1997, the Chancellor Merger, the Pending Transactions and the Financing Transactions. See "Unaudited Pro Forma Condensed Combined Financial Statements."

                                                                ACTUAL      PRO FORMA
                                                              ----------    ----------
                                                               (DOLLARS IN THOUSANDS)
Long-term Debt:
  Senior Credit Facility(1).................................  $  525,000    $1,926,553
  9 3/8% Senior Subordinated Notes due 2004.................          --       200,000
  8 3/4% Senior Subordinated Notes due 2007.................          --       200,000
                                                              ----------    ----------
          Total Long-term Debt..............................     525,000     2,326,553
Redeemable Preferred Stock:
  12 1/4% Series A Senior Cumulative Exchangeable Preferred
     Stock(2)...............................................          --       117,670
  12% Exchangeable Preferred Stock(3).......................          --       210,774
Stockholder's equity:
  Common Stock..............................................           1             1
  Additional Paid-in Capital................................     951,304     1,632,954
  Accumulated Deficit.......................................    (114,702)     (110,765)
                                                              ----------    ----------
     Total Stockholder's Equity.............................     836,603     1,522,190
                                                              ----------    ----------
          Total Capitalization..............................  $1,361,603    $4,177,187
                                                              ==========    ==========

---------------
(1) On April 25, 1997, EMCLA entered into the Senior Credit Facility (as amended on June 26, 1997 and August 7, 1997), which amended and restated its prior senior credit facility and repaid all amounts outstanding under its 11.59% Senior Secured Notes due 1999 with borrowings under the Senior Credit Facility. Upon the consummation of the Chancellor Merger, the total commitment under the Senior Credit Facility was increased to $2,500,000.

(2) The stated value of such securities includes $17,670 of accreted dividends. Such dividends will continue to accrete if not paid in cash through February 15, 2001, at which time the Company will be required to pay such dividends in cash.

(3) The stated value of such securities includes $10,774 of accreted dividends. Such dividends will continue to accrete if not paid in cash through January 15, 2002, at which time the Company will be required to pay such dividends in cash.

                SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA

     The selected consolidated historical financial data presented below as of and for each of the five years in the period ended December 31, 1996 have been derived from the annual audited consolidated financial statements of EMCLA and its subsidiaries, which consolidated financial statements have been audited by KPMG Peat Marwick LLP, independent certified public accountants. The selected consolidated historical financial data as of June 30, 1996 and 1997 and for the six months ended June 30, 1996 and 1997 have been derived from the unaudited historical consolidated financial statements of EMCLA and its subsidiaries. In the opinion of management of the Company, the unaudited consolidated financial data reflect all adjustments, which are of a normal recurring nature, necessary for a fair presentation of the financial position and results of operations for the unaudited periods. The historical results of operations for the six months ended June 30, 1997, are not necessarily indicative of the results to be expected for the full year. The consolidated historical financial results of EMCLA and its subsidiaries are not comparable from period to period because of the acquisition and disposition of various radio stations by EMCLA and its subsidiaries during the periods covered (See "Pro Forma Financial Statements"). The following data should be read in conjunction with the historical consolidated financial statements of EMCLA and its subsidiaries and the related notes thereto, the unaudited pro forma condensed consolidated financial statements of the Company and the related notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations," included elsewhere in this Prospectus.

                                                                                                         SIX MONTHS
                                                          YEAR ENDED DECEMBER 31,                      ENDED JUNE 30,
                                          -------------------------------------------------------   ---------------------
                                            1992        1993       1994       1995        1996        1996        1997
                                          ---------   --------   --------   ---------   ---------   ---------   ---------
                                                      (IN THOUSANDS, EXCEPT RATIO, MARGIN AND PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Gross Revenues..........................  $  61,935   $106,813   $125,478   $ 186,365   $ 337,405   $ 144,614   $ 216,177
Net Revenues............................     53,969     93,504    109,516     162,931     293,850     126,362     188,261
Station operating expenses excluding
  depreciation and amortization.........     34,968     60,656     68,852      97,674     174,344      80,313     111,162
Depreciation and amortization...........     11,596     33,524     30,596      47,005      93,749      44,012      53,912
Corporate general and administrative
  expenses..............................      1,717      2,378      2,672       4,475       7,797       3,198       5,651
Other nonrecurring costs(1).............         --      7,002         --          --          --          --          --
                                          ---------   --------   --------   ---------   ---------   ---------   ---------
Operating income (loss).................      5,688    (10,056)     7,396      13,777      17,960      (1,161)     17,536
Interest expense........................     10,112     13,878     13,809      19,199      37,527      19,039      22,741
Other (income) expense, net(2)..........        565     (3,185)    (6,452)        236        (477)         --     (13,323)
                                          ---------   --------   --------   ---------   ---------   ---------   ---------
Income (loss) before income taxes and
  extraordinary income..................     (4,989)   (20,749)        39      (5,658)    (19,090)    (20,200)      8,118
Income tax expense (benefit)............         --         --         --         192      (2,896)     (3,705)      4,259
                                          ---------   --------   --------   ---------   ---------   ---------   ---------
Income (loss) before extraordinary
  item..................................     (4,989)   (20,749)        39      (5,850)    (16,194)    (16,495)      3,859
Extraordinary loss on early
  extinguishment of debt(3).............      1,798         --      3,585          --          --          --       4,350
                                          ---------   --------   --------   ---------   ---------   ---------   ---------
Net loss attributable to common stock...  $  (6,787)  $(20,749)  $ (3,546)  $  (5,850)  $ (16,194)  $ (16,495)  $    (491)
                                          =========   ========   ========   =========   =========   =========   =========
OTHER DATA:
Broadcast cash flow(4)..................  $  19,001   $ 32,848   $ 40,664   $  65,257   $ 119,506   $  46,049   $  77,099
Broadcast cash flow margin..............         35%        35%        37%         40%         41%         36%         41%
EBITDA(4)...............................  $  17,284   $ 23,468   $ 37,992   $  60,782   $ 111,709   $  42,851   $  71,448
Capital expenditures....................        867      1,735      5,227       2,642       6,543       1,761       3,547
Ratio of earnings to fixed charges(5)...         --         --       1.0x          --          --          --        1.33x
BALANCE SHEET DATA (END OF PERIOD):
Working capital, excluding current
  portion of long-term debt.............  $  13,456   $ 18,498   $ 19,952   $  34,556   $  67,921   $  49,041   $  79,345
Intangible assets, net..................    181,022    212,517    233,494     458,787     853,643     779,237   1,183,569

                                                                                                         SIX MONTHS
                                                          YEAR ENDED DECEMBER 31,                      ENDED JUNE 30,
                                          -------------------------------------------------------   ---------------------
                                            1992        1993       1994       1995        1996        1996        1997
                                          ---------   --------   --------   ---------   ---------   ---------   ---------
                                                      (IN THOUSANDS, EXCEPT RATIO, MARGIN AND PER SHARE DATA)
Total assets............................    234,852    283,505    297,990     552,347   1,020,959     956,544   1,483,513
Long-term debt (including current
  portion)..............................    165,000    152,000    174,000     201,000     358,000     554,000     525,000
Stockholders' equity....................      2,905    120,968    112,353     304,577     549,411     286,194     836,603
CASH FLOW DATA:
Net cash provided by operating
  activities............................  $   5,379   $ 14,959   $ 19,880   $  40,387   $  48,050   $  17,365   $  36,165
Net cash used in investing activities...   (101,248)   (76,163)   (32,928)   (192,112)   (461,938)   (365,969)   (478,407)
Net cash provided by financing
  activities............................     97,329     62,043     11,683     153,939     413,518     347,051     444,068

---------------
(1) Consists of a non-cash charge resulting from the grant of employee stock options prior to Evergreen's initial public offering.

(2) Includes gain on dispositions of assets of $3,392, $6,991 and $13,323 in 1993, 1994 and the six months ended June 30, 1997 respectively.

(3) In connection with its debt refinancing in 1992, 1994 and the six months ended June 30, 1997, EMCLA wrote off the unamortized balance of deferred debt issuance costs of $1,798, $3,585 and $4,350, respectively, as an extraordinary charge.

(4) Broadcast cash flow consists of station operating income excluding depreciation and amortization, and corporate general and administrative expense and non-cash stock option compensation expense. EBITDA consists of operating income before depreciation, amortization and non-cash stock option compensation expense. Although broadcast cash flow and EBITDA are not calculated in accordance with generally accepted accounting principles, the Company believes that broadcast cash flow and EBITDA are widely used in the broadcast industry as a measure of a station group's operating performance. Nevertheless, these measures should not be considered in isolation or as a substitute for operating income, cash flows from operating activities or any other measure for determining EMCLA's operating performance or liquidity that is calculated in accordance with generally accepted accounting principles. Broadcast cash flow and EBITDA do not take into account the Company's debt service requirements and other commitments and, accordingly, broadcast cash flow and EBITDA are not necessary indications of amounts that may be available for reinvestment in the Company's business or other discretionary uses.

(5) For purposes of this calculation, "earnings" consist of income (loss) before income taxes and fixed charges. "Fixed charges" consist of interest, amortization of debt issuance costs and the component of rental expense believed by management to be representative of the interest factor thereon. Earnings were insufficient to cover fixed charges by $4,989, $20,749, $5,658 and $19,090 for the years ended December 31, 1992, 1993, 1995, and 1996, respectively and by $20,200 for the six months ended June 30, 1996.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GENERAL

     Since the acquisition in May of 1995 of Broadcasting Partners, Inc. ("BPI"), an eleven-station radio broadcasting group owning eight stations in the nation's ten largest radio markets (the "BPI Acquisition"), the Company has engaged in an acquisition strategy concentrating on expanding the Company's presence in the nation's largest radio markets. Implementation of this acquisition strategy was significantly accelerated in 1996 and 1997 due to passage of the 1996 Act and the associated relaxation of national and local ownership limits. For a discussion of the various transactions completed and agreements entered into since January 1, 1996 as part of the Company's acquisition strategy, see "Pro Forma Financial Information" and "Business and Properties -- Recent Developments."

     The Company's results of operations from period to period have not historically been comparable because of the impact of the various station acquisitions and dispositions that the Company has completed. The chart below summarizes the acquisitions and dispositions that the Company has completed from January 1, 1994 through June 30, 1997:

                        DATE OF       NUMBER OF                                               COST (PROCEEDS)
    TRANSACTION       TRANSACTION      STATIONS                    MARKET(S)                  (IN THOUSANDS)
    -----------       -----------   --------------                 ---------                  ---------------
Exchange                  4/94      2 FM in return  Exchanged Jacksonville for San Francisco     $ 25,421
                                       for 1 FM
BPI Acquisition           5/95        7 FM/4 AM     New York, Chicago, Dallas, Detroit,           258,634
                                                      Charlotte
Pyramid Acquisition       1/96        9 FM/3 AM     Chicago, Philadelphia, Boston,                316,343
                                                      Charlotte, Buffalo
Acquisition               5/96           1 FM       Boston                                         34,000
Disposition               7/96        1 FM/1 AM     Buffalo                                       (19,500)
Disposition               8/96           1 FM       Buffalo                                       (12,500)
Acquisition               8/96           1 FM       San Francisco                                  44,000
Acquisition              10/96           1 FM       Miami                                          65,000
Exchange                 11/96      1 FM in return  Exchanged Boston for Washington, D.C.             N/A
                                       for 1 FM
Acquisition               1/97        1 FM/1 AM     Detroit                                        30,000
Acquisition               1/97        2 FM/1 AM     San Francisco                                 115,000
Acquisition               4/97           2 FM       Detroit                                       168,000
Acquisition/Exchange      4/97           1 AM       Washington, D.C.                               22,500
Acquisition               5/97        1 FM/1 AM     Philadelphia                                      N/A
Disposition               5/97           1 FM       Charlotte                                     (10,000)
Acquisition               5/97           1 FM       Chicago                                        75,750
Disposition               6/97           1 FM       Chicago                                       (75,000)
Disposition               6/97           1 FM       Chicago                                       (80,000)

     In the following analysis, management discusses the broadcast cash flow of its radio station group. The performance of a radio station group is customarily measured by its ability to generate broadcast cash flow. The two components of broadcast cash flow are gross revenues (net of agency commissions) and operating expenses (excluding depreciation and amortization, corporate general and administrative expense and non-cash stock option compensation expense). The primary source of revenues is the sale of broadcasting time for advertising. The Company's most significant operating expenses for purposes of the computation of broadcast cash flow are employee salaries and commissions, programming expenses, and advertising and promotion expenses. The Company strives to control these expenses by working closely with local station management. The Company's revenues vary throughout the year. As is typical in the radio broadcasting industry, the Company's first calendar quarter generally produces the lowest revenues, and the fourth quarter generally produces the highest revenues.

     Data on broadcast cash flow, although not calculated in accordance with generally accepted accounting principles, is widely used in the broadcast industry as a measure of a company's operating performance. Nevertheless, this measure should not be considered in isolation or as a substitute for operating income, cash flows from operating activities or any other measure for determining the Company's operating performance or liquidity that is calculated in accordance with generally accepted accounting principles. Broadcast cash flow does not take into account the Company's debt service requirements and other commitments and, accordingly, broadcast cash flow is not necessarily indicative of amounts that may be available for dividends, reinvestment in the Company's business or other discretionary uses.

SIX MONTHS ENDED JUNE 30, 1997 COMPARED TO SIX MONTHS ENDED JUNE 30, 1996

     The Company's results of operations for the six months ended June 30, 1997 are not comparable to the results of operations for the six months ended June 30, 1996 due to the impact of various station dispositions and acquisitions discussed elsewhere in this Prospectus and reflected in the table above.

     Net revenues for the six months ended June 30, 1997 increased 49.0% to $188.3 million compared to $126.4 for the six months ended June 30, 1996. Station operating expenses excluding depreciation and amortization for the six months ended June 30, 1997 increased 38.4% to $111.2 million compared to $80.3 million for the six months ended June 30, 1996. Station operating income excluding depreciation and amortization and corporate, general and administrative expense (broadcast cash flow) for the six months ended June 30, 1997 increased 67.4% to $77.1 million compared to $46.0 million for the six months ended June 30, 1996.

     The increase in net revenues, station operating expenses, and broadcast cash flow for the six months ended June 30, 1997 was primarily attributable to the impact of the various station acquisitions, dispositions, and time brokerage agreements, in addition to the overall net operational improvements realized by the Company's radio stations.

     Depreciation and amortization for the six months ended June 30, 1997 increased 22.5% to $53.9 million compared to $44.0 million for the same period in 1996. The increase represents additional depreciation and amortization due to the impact of recent acquisitions, offset by decreases due to certain intangibles which became fully amortized in 1996 and 1997.

     Corporate general and administrative expenses for the six months ended June 30, 1997 increased 78.1% to $5.7 million compared to $3.2 million for the same period in 1996. The increase is due to the growth of the Company, and the related increase in properties and staff, primarily due to recent acquisitions.

     As a result of the above factors, the Company realized $17.5 million of operating income for the six months ended June 30, 1997 compared to an operating loss of $1.2 million for the same period in 1996.

     Interest expense for the six months ended June 30, 1997 increased 19.4% to $22.7 million compared to $19.0 million for the same period in 1996. The net increase in interest expense is due to additional bank borrowings to finance the acquisitions discussed above offset by repayment of borrowings under the Senior Credit Facility from the net proceeds of the dispositions discussed above, the 1996 Evergreen Offering and the Convertible Preferred Stock Offering.

     The Company recorded a gain on disposition of assets of $13.3 million for the six months ended June 30, 1997, related to the dispositions of WNKS-FM in Charlotte ($3.5 million), WPNT-FM in Chicago ($0.5 million), and WEJM-FM in Chicago ($9.3 million).

     The income tax expense for the six months ended June 30, 1997 is comprised of current federal and state tax expense and a deferred federal income tax benefit.

     The Company recorded an extraordinary charge of $4.4 million (net of a tax benefit of $2.3 million) for the six months ended June 30, 1997, consisting of the write-off of the unamortized balance of deferred debt issuance costs related to the amendment and restatement of the Company's Senior Credit Facility on April 25, 1997.

     Dividends paid to Evergreen to enable Evergreen to pay dividends on its preferred stock were $0.7 million for the six months ended June 30, 1997 compared to $2.4 million for the same period in 1996. The decrease in dividends is due to the conversion of a total of 1,608,297 shares of Evergreen's formerly outstanding convertible exchangeable preferred stock into a total of 5,025,916 shares of Class A Common Stock and the redemption by Evergreen of the remaining 1,703 shares during 1996, offset by dividends paid to Evergreen to enable Evergreen to pay dividends on its $3.00 Convertible Preferred Stock issued in June 1997.

     The net loss attributable to common stock for the six months ended June 30, 1997 was $.5 million compared to a $16.5 million net loss for the same period in 1996. The increase is primarily due to a $13.3 million gain on the disposition of assets offset by a $4.4 million extraordinary charge related to the write-off of bank loan fees recorded in the second quarter of 1997.

YEAR ENDED DECEMBER 31, 1996 COMPARED TO YEAR ENDED DECEMBER 31, 1995

     The Company's results of operations for the year ended December 31, 1996 are not comparable to the results of operations for the year ended December 31, 1995 due to the impact of the various station acquisitions and dispositions discussed elsewhere in this Prospectus and reflected in the table above.

     Net revenues for the year ended December 31, 1996 increased 80.4% to $293.9 million compared to $162.9 million for the year ended December 31, 1995. Station operating expenses excluding depreciation and amortization for 1996 increased 78.5% to $174.3 million compared to $97.7 million in 1995. Station operating income excluding depreciation and amortization and corporate general and administrative expense (broadcast cash flow) for 1996 increased 83.1% or $54.2 million to $119.5 million compared to $65.3 million in 1995. The increase in net revenues, station operating expenses, and broadcast cash flow was primarily attributable to the impact of the various station acquisitions and dispositions described elsewhere in this Prospectus, in addition to the overall net operational improvements realized by the Company's radio stations.

     Depreciation and amortization for 1996 increased 99.4% to $93.7 million compared to $47.0 million in 1995. The increase represents additional depreciation and amortization expenses due to the impact of recent acquisitions, offset by decreases due to certain intangibles which became fully amortized in 1995 and 1996.

     Corporate general and administrative expenses for 1996 increased 74.2% to $7.8 million compared to $4.5 million in 1995. The increase is due to the growth of the Company, and related increase in properties and staff, primarily due to recent acquisitions.

     As a result of the above factors, operating income for 1996 increased 30.4% to $18.0 million compared to $13.8 million in 1995.

     Interest expense for 1996 increased 95.5% to $37.5 million compared to $19.2 million in 1995. The net increase in interest expense was primarily due to additional bank borrowings required to finance the acquisition of Pyramid Communications, Inc. (the "Pyramid Acquisition"), a radio broadcasting company with nine FM and three AM radio stations in five radio markets, as well as the other station acquisitions referred to above, offset by repayment of borrowings under the revolving credit portion of the Company's prior senior credit agreement from the net proceeds of the 1996 Evergreen Offering, contributed to the Company in an equity contribution, and an overall decrease in the Company's borrowing rates.

     The provision for income tax expense for the year ended December 31, 1996 is comprised of current federal and state taxes of $.5 million and $1.0 million, respectively, and a deferred federal income tax benefit of $4.4 million. The Company from time to time seeks to defer recognition of taxable gains upon the disposition of radio properties by structuring dispositions as like-kind exchanges under Section 1031 of the Internal Revenue Code of 1986, as amended, under appropriate circumstances.

     Dividends paid to Evergreen to enable Evergreen to pay dividends on its preferred stock decreased $1.0 million to $3.8 million in 1996 compared to $4.8 million in 1995. The decrease in dividends is due to the conversion by Evergreen of a total of 1,608,297 shares of Evergreen's formerly outstanding convertible exchangeable preferred stock into a total of 5,025,916 shares of Evergreen's Class A Common Stock and the redemption of the remaining 1,703 shares of formerly outstanding convertible exchangeable preferred stock during 1996.

     As a result of the above factors, the Company incurred a $16.2 million net loss attributable to common stock in 1996 compared to a $5.9 million net loss in 1995.

YEAR ENDED DECEMBER 31, 1995 COMPARED TO YEAR ENDED DECEMBER 31, 1994

     The Company's results of operations for the year ended December 31, 1995 are not comparable to the results of operations for the year ended December 31, 1994 due to the impact of the BPI Acquisition. The BPI Acquisition resulted in the addition of seven FM and four AM radio stations, eight of which are in the nation's ten largest radio markets.

     Net revenues for the year ended December 31, 1995 increased 48.8% to $162.9 million compared to $109.5 million for the year ended December 31, 1994. Station operating expenses excluding depreciation and amortization for 1995 increased 41.9% to $97.7 million compared to $68.9 million in 1994. Station operating income excluding depreciation and amortization (broadcast cash flow) for 1995 increased 60.5% or $24.6 million to $65.3 million compared to $40.7 million in 1994. The increase in net revenues, station operating expenses, and broadcast cash flow was attributable to the overall net operational improvements realized by the Company's radio stations, in addition to the impact of the consolidation of the results of operations of BPI since the consummation of the BPI Acquisition on May 12, 1995.

     Depreciation and amortization for 1995 increased 53.6% to $47.0 million compared to $30.6 million in 1994. The net increase represents additional depreciation and amortization expenses due to the impact of the BPI Acquisition on May 12, 1995, offset by decreases due to certain intangible assets which became fully amortized in 1995 and 1994.

     Corporate general and administrative expenses for 1995 increased 67.5% to $4.5 million compared to $2.7 million in 1994. The increase is due to the growth of the Company primarily related to the BPI Acquisition.

     As a result of the above factors, operating income for 1995 increased 86.3% to $13.8 million compared to $7.4 million in 1994.

     Interest expense for 1995 increased 39.0% to $19.2 million compared to $13.8 million in 1994. The net increase in interest expense was due to additional bank borrowings of approximately $186.0 million required to finance the BPI Acquisition in May 1995, offset by the application of net proceeds of approximately $132.7 million from Evergreen's public offering of Class A Common Stock in July 1995, contributed to the Company in an equity contribution, and overall decline in the Company's borrowing rates. The net proceeds from the public offering were used to repay borrowings under the revolving credit portion of the Company's prior senior credit agreement, which borrowings had been incurred to finance the BPI Acquisition.

     Other income (expense) comprised of interest income, gain on disposition of assets and other expense, net was a $.2 million charge in 1995 compared to $6.5 million in income in 1994. Other income (expense) for the year ended December 31, 1994 includes a gain of approximately $7.3 million on the disposition of WAPE-FM and WFYV-FM in Jacksonville, Florida, which closed in April 1994.

     The provision for income tax expense for the year ended December 31, 1995 is comprised of current federal and state taxes of $.3 million and $.4 million, respectively, and a deferred federal income tax benefit of $.5 million.

     In connection with the restructuring of the Company's senior credit agreement on November 29, 1994, the Company recorded an extraordinary charge of $3.6 million, consisting of a write-off of the unamortized balance of deferred debt issuance costs related to the debt retirement.

     Dividends paid to Evergreen to enable Evergreen to pay dividends on its preferred stock were $4.8 million in 1995 and 1994.

     As a result of the above factors, the Company incurred a $5.9 million net loss attributable to common stock in 1995 compared to an $3.5 million net loss in 1994.

LIQUIDITY AND CAPITAL RESOURCES

     The Company historically has generated sufficient cash flow from operations to finance its existing operational requirements and debt service requirements, and the Company anticipates that this will continue to be the case. The Company historically has used the proceeds of bank debt and public equity offerings, supplemented by cash flow from operations not required to fund operational requirements and debt service, to fund implementation of the Company's acquisition strategy.

     The total cash financing required to consummate the Pending Transactions (assuming exercise of the Bonneville Option) is expected to be $520.5 million (excluding a possible upward adjustment of $10.0 million for the Gannett Acquisition). Of this amount, approximately $10.0 million has already been advanced by the Company in the form of escrow deposits, $80.0 million is held by a financial intermediary in connection with the deferred exchange of WLUP-FM for one or more stations to be acquired by the Company and $3.0 million was paid to Bonneville for the Bonneville Option. Accordingly, the Company will require at least $427.5 million in additional financing to consummate the Pending Transactions (assuming exercise of the Bonneville Option). The Company anticipates that it will obtain any additional financing needed to complete the Pending Transactions through borrowings under the Senior Credit Facility. In addition to the foregoing long-term indebtedness, the Company expects to borrow up to $180.0 million under the Senior Credit Facility to be ultimately distributed to Chancellor Media, to be used by Chancellor Media as the equity capital to finance the Katz Acquisition. See "Risk Factors -- Katz Acquisition."

     On April 25, 1997, EMCLA entered into the Senior Credit Facility which amended and restated its prior senior credit facility. Under the amended agreement, EMCLA established a $1.25 billion revolving facility (the "Revolving Loan Facility") and a $500.0 million term loan facility (the "Term Loan Facility"). Upon consummation of the Chancellor Merger, the aggregate commitments under the Revolving Loan Facility and the Term Loan Facility were increased to $1.60 billion and $900.0 million, respectively. The capital stock of CMHC, CMCLA and CMCLA's subsidiaries are pledged to secure performance of the Company's obligations under the Senior Credit Facility and CMHC's guarantee thereof. At September 5, 1997, the Company had drawn $900.0 million of the Term Loan Facility and $565.0 million of the Revolving Loan Facility. Required repayments of principal amounts outstanding under the Term Loan Facility and commitment reductions under the Revolving Loan Facility commence on September 30, 2000. See "Description of Certain Indebtedness -- Senior Credit Facility." The Company's ability to make additional borrowings under the Senior Credit Facility is subject to compliance with certain financial ratios and other conditions set forth in the Senior Credit Facility. For additional information regarding the Senior Credit Facility, see "Description of Certain
Indebtedness -- Senior Credit Facility." The Company from time to time may explore other financing alternatives to supplement the financing available under the Senior Credit Facility, including the public or private issuance of debt, common equity or preferred equity securities.

     After giving pro forma effect to those Completed Transactions consummated after June 30, 1997, the Chancellor Merger, the Pending Transactions and the Financing Transactions, at June 30, 1997, the Company would have had $2.33 billion in long term debt outstanding, of which $1.93 billion would have consisted of the Company's borrowings under the Senior Credit Facility. In addition to debt service requirements under the Senior Credit Facility, the Company is required to pay interest on the 9 3/8% Notes and the Notes. The
12 1/4% Preferred Stock and the 12% Preferred Stock of the Company do not require the payment of cash dividends through February 14, 2001 and January 14, 2002, respectively, although the Company will issue additional shares of such preferred stock, or incur accretion, respectively, in lieu of cash dividends until such times. Cash dividend requirements of Chancellor Media on its $3.00 Convertible Preferred Stock and its 7% Convertible Preferred Stock are $25.7 million per year. Because Chancellor Media is a holding company with no significant assets other than the common stock of CMHC, Chancellor Media will rely solely on dividends from CMHC, which in turn is expected to distribute dividends paid to it by CMCLA to Chancellor Media, to permit Chancellor Media to pay cash dividends on the $3.00 Convertible Preferred Stock and the 7% Convertible Preferred Stock. The Senior Credit Facility, the 9 3/8% Indenture, the Indenture and the certificates of designation for the 12% Preferred Stock and the 12 1/4% Preferred Stock will limit, but not prohibit, the Company from paying such dividends to CMHC.

     Pursuant to the Senior Credit Facility, CMCLA is required to enter into interest hedging agreements that result in the fixing or placing a cap on CMCLA's floating rate debt so that not less than 50% of the principal amount of total debt outstanding has a fixed or capped rate.

RECENTLY ISSUED ACCOUNTING PRINCIPLES

     In June 1996, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 125, "Transfers of Financial Assets and Extinguishments of Liabilities" ("SFAS No. 125"). SFAS No. 125 provides accounting and reporting standards for transfers and servicing of financial assets and extinguishments of liabilities. The provisions of SFAS No. 125 are generally effective for transactions occurring after December 31, 1996. The adoption of SFAS No. 125 is not expected to have a material impact on the Company's financial statements.

     In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, "Earnings per Share" ("SFAS No. 128"), which establishes new standards for computing and presenting earnings per share. SFAS No. 128 is effective for financial statements issued for periods ending after December 15, 1997 and requires restatement of all prior-period earnings per share data. Early application of SFAS No. 128 is not permitted. The Company's adoption of the provisions of SFAS No. 128 will result in the dual presentation of basic and diluted earnings per share on the Company's income statement. Diluted earnings per share as calculated under SFAS No. 128 is not expected to materially differ from primary earnings per share amounts previously presented.

     In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 129, "Disclosure of Information about Capital Structure" ("SFAS No. 129"). SFAS No. 129 is applicable to all entities and requires that disclosure about an entity's capital structure include a brief discussion of rights and privileges for securities outstanding. SFAS No. 129 is effective for financial statements for periods ending after December 15, 1997.

     In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS No. 130"). SFAS No. 130 requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. SFAS No. 130 is effective for financial statement periods ending after December 15, 1997. Management does not anticipate that SFAS No. 130 will have any effect on the Company's consolidated financial statements.

     In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS No. 131"). SFAS No. 131 establishes standards for reporting information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial reports issued to stockholders. It also establishes standards for related disclosures about products and services, geographic areas, and major customers. SFAS No. 131 is effective for financial statement periods ending after December 15, 1997. Management does not anticipate that SFAS No. 131 will have any effect on the Company's consolidated financial statements.

                            BUSINESS AND PROPERTIES

     On September 5, 1997, pursuant to the Chancellor Merger Agreement, among other things, (i) Chancellor was merged with and into EMHC, a direct and wholly-owned subsidiary of Evergreen, with EMHC surviving the merger, and (ii) CRBC was merged with and into EMCLA, a direct and wholly-owned subsidiary of EMHC, with EMCLA surviving the merger. Following the Chancellor Merger, Evergreen changed its name to Chancellor Media Corporation, EMHC changed its name to Chancellor Mezzanine Holdings Corporation and EMCLA changed its name to Chancellor Media Corporation of Los Angeles. Chancellor Media and CMHC are holding companies. The Company is the operating subsidiary of Chancellor Media.

     The Company is the largest pure play radio broadcasting company in the United States based on gross revenues, with a portfolio at September 5, 1997 consisting of 89 radio stations (63 FM and 26 AM) in 22 large markets, including each of the nation's 12 largest radio revenue markets. The Company's portfolio includes the first or second ranked station cluster in terms of revenue share in 15 of its 22 markets. On a pro forma basis, the Company had net revenue and broadcast cash flow (as defined) of approximately $396.0 million and $166.6 million, respectively, for the six months ended June 30, 1997, and its pro forma broadcast cash flow margin for such period would have been 42%.

     The Company's strategy is to secure the leading clusters of radio stations in each of the markets in which it operates. The Company's station portfolio includes a total of 11 superduopolies, with seven in the 12 largest radio markets -- Los Angeles, New York, Chicago, San Francisco, Philadelphia, Washington, D.C. and Detroit -- and four in other large markets -- Denver, Minneapolis/St. Paul, Phoenix and Orlando. Consummation of the Pending Transactions will add 15 stations (12 FM and three AM) (without taking into account stations to be disposed or exchanged in the Pending Transactions) to the Company's portfolio, including five stations in its superduopoly markets. Approximately 78% of pro forma 1996 net revenue would have been generated by the superduopoly markets.

     The Company's portfolio is geographically diversified and employs a wide variety of programming formats, including adult contemporary, contemporary hit radio, urban, jazz, country, oldies, news/talk, rock and sports. Each of the Company's stations targets a specific demographic audience within a market, with the majority of the stations appealing primarily to 18 to 34 or 25 to 54 year old men and/or women, the demographic groups most sought after by advertisers. Management believes that, because of the size and diversity of its station portfolio, the Company is not unduly reliant on the performance of any one station or market. No single market to be served by the Company represented more than 12.0% of the Company's pro forma 1996 broadcast cash flow.

     The Company's principal executive office is located at 433 East Las Colinas Boulevard, Suite 1130, Irving, Texas 75039, and its telephone number is (972) 869-9020.

RECENT DEVELOPMENTS

  CHANCELLOR MERGER

     On September 5, 1997, Evergreen, EMHC, EMCLA, Chancellor and CRBC consummated the transactions contemplated by the Chancellor Merger Agreement. Pursuant to the Chancellor Merger Agreement, (i) Chancellor was merged with and into EMHC, a direct, wholly-owned subsidiary of Evergreen, with EMHC remaining as the surviving corporation and (ii) CRBC was merged with and into EMCLA, a direct, wholly-owned subsidiary of EMHC, with EMCLA remaining as the surviving corporation. Upon the consummation of the Parent Merger, Evergreen was renamed Chancellor Media Corporation and EMHC was renamed Chancellor Mezzanine Holdings Corporation. Upon the consummation of the Subsidiary Merger, EMCLA was renamed Chancellor Media Corporation of Los Angeles. Consummation of the Chancellor Merger added 52 radio stations (36 FM and 16 AM) to the Company's portfolio of stations, including 13 stations in markets in which the Company previously operated.

     At the effective time of the Parent Merger (the "Parent Merger Effective Time"), (i) each share of Evergreen's Class A Common Stock, par value $.01 per share, and each share of Evergreen's Class B

Common Stock, par value $.01 per share, outstanding immediately prior to the Parent Merger Effective Time were reclassified, changed and converted into one share of Common Stock of Chancellor Media, (ii) each share of Chancellor's Class A Common Stock, par value $.01 per share, and each share of Chancellor's Class B Common Stock, par value $.01 per share, outstanding immediately prior to the Parent Merger Effective Time were converted into the right to receive 0.9091 shares of Common Stock of Chancellor Media, (iii) each share of Chancellor's 7% Convertible Preferred Stock, par value $.01 per share, outstanding immediately prior to the Parent Merger Effective Time was converted into the right to receive one share of 7% Convertible Preferred Stock of Chancellor Media with substantially identical powers, preferences and relative rights and (iv) Evergreen assumed all options to acquire shares of Chancellor's Class A Common Stock outstanding immediately prior to the Parent Merger Effective Time held by certain officers, directors, employees and consultants of Chancellor and its subsidiaries. Approximately 17.3 million shares of Chancellor Media Common Stock were issued in the Parent Merger to the former common stockholders of Chancellor, and approximately 1.8 million shares of Chancellor Media Common Stock may be issued from time to time upon the exercise of the options assumed by Chancellor Media in the Parent Merger. In addition, at the Parent Merger Effective Time, CMHC repaid all amounts outstanding under the Chancellor Interim Financing, in the principal amount of $133.0 million.

     Furthermore, at the effective time of the Subsidiary Merger (the "Subsidiary Merger Effective Time"), (i) each share of CRBC's 12 1/4% Series A Senior Cumulative Exchangeable Preferred Stock, par value $.01 per share, outstanding immediately prior to the Subsidiary Merger Effective Time was converted into the right to receive one share of 12 1/4% Series A Senior Cumulative Exchangeable Preferred Stock of CMCLA with substantially identical powers, preferences and relative rights, (ii) each share of CRBC's 12% Exchangeable Preferred Stock, par value $.01 per share, outstanding immediately prior to the Subsidiary Merger Effective Time was converted into the right to receive one share of 12% Exchangeable Preferred Stock of CMCLA with substantially identical powers, preferences and relative rights, (iii) CMCLA assumed all of the obligations under CRBC's $200,000,000 aggregate principal amount 9 3/8% Notes and the 9 3/8% Indenture governing such securities, (iv) CMCLA assumed all of the obligations under CRBC's $200,000,000 aggregate principal amount Original Notes and the Indenture governing such securities and
(v) CMCLA refinanced, through additional borrowings under the Senior Credit Facility, all amounts outstanding under the CRBC Restated Credit Agreement. The aggregate amount of borrowings under the CRBC Restated Credit Agreement refinanced by CMCLA consisted of principal in the amount of $416.0 million, plus accrued interest.

  COMPLETED EVERGREEN TRANSACTIONS

     Between January 1, 1997 and the date of the completion of the Chancellor Merger, EMCLA and its subsidiaries had completed (i) the acquisition of 17 radio stations for a net purchase price of approximately $1.14 billion, (ii) the exchange of six stations for three stations and $9.5 million in cash, (iii) the sale or other disposition of 10 radio stations for $269.3 million in cash and a promissory note for $18.0 million and (iv) the disposition of one radio station for net proceeds of $80.0 million which are being held by a qualified intermediary pending the completion of the deferred exchange of the disposed station for one or more radio stations.

     On January 31, 1997, EMCLA acquired WWWW-FM and WDFN-AM in Detroit from affiliates of Chancellor for $30.0 million in cash plus various other direct acquisition costs (the "WWWW/WDFN Acquisition"). EMCLA had previously provided certain sales and promotional functions to WWWW-FM and WDFN-AM under a joint sales agreement since February 14, 1996 and subsequently operated the stations under a time brokerage agreement since April 1, 1996.

     On January 31, 1997, EMCLA acquired KKSF-FM and KDFC-FM/AM in San Francisco from affiliates of The Brown Organization for $115.0 million in cash plus various other direct acquisition costs (the "KKSF/KDFC Acquisition"). EMCLA had previously been operating KKSF-FM and KDFC-FM/AM under a time brokerage agreement since November 1, 1996. On July 21, 1997, EMCLA sold KDFC-FM to Bonneville for $50.0 million in cash (the "Bonneville/KDFC Disposition"). The assets of KDFC-FM are classified as assets held for sale on June 30, 1997 in connection with the purchase price allocation of KKSF-FM and KDFC-FM/AM and no gain or loss was recognized by EMCLA upon consummation of the sale.

     On April 1, 1997, EMCLA acquired WJLB-FM and WMXD-FM in Detroit from Secret Communications L.P. ("Secret") for $168.0 million in cash plus various other direct acquisition costs (the "Secret/ Detroit Acquisition"). EMCLA had previously been operating WJLB-FM and WMXD-FM under time brokerage agreements since September 1, 1996.

     On April 3, 1997, EMCLA exchanged WQRS-FM in Detroit (which EMCLA acquired on April 3, 1997 from Secret for $32.0 million in cash plus various other direct acquisition costs) to affiliates of Greater Media Radio, Inc. ("Greater Media") in return for WWRC-AM in Washington, D.C. and $9.5 million in cash (the "Greater Media Exchange"). The net purchase price to EMCLA of WWRC-AM was therefore $22.5 million. EMCLA had previously been operating WWRC-AM under a time brokerage agreement since June 17, 1996.

     On May 1, 1997, EMCLA acquired WDAS-FM/AM in Philadelphia from affiliates of Beasley FM Acquisition Corp. ("Beasley") for $103.0 million in cash plus various other direct acquisition costs (the "Beasley Acquisition").

     On May 15, 1997, EMCLA exchanged five of its six stations in Charlotte, North Carolina (WPEG-FM, WBAV-FM/AM, WRFX-FM and WFNZ-AM) for two FM stations (WIOQ-FM and WUSL-FM) owned by EZ Communications, Inc. ("EZ") in Philadelphia (the "EZ Exchange"), and also sold EMCLA's sixth radio station in Charlotte, WNKS-FM, to EZ for $10.0 million in cash and recognized a gain of $3.5 million (the "EZ Sale" and, collectively with the EZ Exchange, the "EZ Transaction").

     On May 30, 1997, EMCLA acquired WPNT-FM in Chicago from affiliates of Century Broadcasting Company ("Century") for $75.7 million in cash (including $2.0 million for the purchase of the station's account receivables) plus various other direct acquisition costs (the "Century Acquisition"). On June 19, 1997, EMCLA sold WPNT-FM in Chicago to Bonneville for $75.0 million in cash and recognized a gain of $0.5 million (the "Bonneville/WPNT Disposition").

     On June 3, 1997, EMCLA sold WEJM-FM in Chicago to affiliates of Crawford Broadcasting ("Crawford") for $14.8 million in cash and recognized a gain of $9.3 million (the "Crawford Disposition").

     On July 2, 1997, EMCLA acquired WLTW-FM and WAXQ-FM in New York and WMZQ-FM, WJZW-FM, WZHF-AM and WBZS-AM in Washington, D.C. from Viacom International, Inc. ("Viacom") for approximately $612.4 million (including various direct acquisition costs) (the "Evergreen Viacom Acquisition"). On July 7, 1997, EMCLA sold WJZW-FM in Washington, D.C. to affiliates of Capital Cities/ABC Radio ("ABC") for $68.0 million in cash (the "ABC/Washington Disposition"). The assets of WJZW-FM were accounted for as assets held for sale in connection with the purchase price allocation of the Evergreen Viacom Acquisition and no gain or loss was recognized by EMCLA upon consummation of the sale.

     On July 7, 1997, EMCLA sold the FCC authorizations and certain transmission equipment previously used in the operation of KYLD-FM in San Francisco to Susquehanna Radio Corp. ("Susquehanna") for $44.0 million in cash (the "San Francisco Frequency Disposition"). Simultaneously therewith, CRBC sold the call letters "KSAN-FM" (which CRBC previously used in San Francisco) to Susquehanna. On July 7, 1997, EMCLA and CRBC entered a time brokerage agreement to enable EMCLA to operate KYLD-FM on the frequency previously assigned to KSAN-FM, which has an improved broadcast signal in the San Francisco market, and on July 7, 1997, CRBC changed the call letters of KSAN-FM to KYLD-FM. Upon the consummation of the Chancellor Merger, EMCLA permanently changed the format of the frequency previously assigned to KSAN-FM to the format operated on KYLD-FM.

     On July 14, 1997, EMCLA completed the disposition of WLUP-FM in Chicago to Bonneville (the "Bonneville/WLUP Disposition" and, collectively with the Bonneville/KDFC Disposition and the Bonneville/WPNT Disposition, the "Bonneville Dispositions") and it is expected that this transaction will result in a deferred exchange for one or more radio stations within 180 days after July 14, 1997. In the event that such exchange does not take place, EMCLA will receive gross proceeds from the disposition of WLUP-FM of $80.0 million in cash.

     On August 13, 1997, EMCLA sold KDFC-AM in San Francisco and WBZS-AM and WZHF-AM in Washington, D.C. to affiliates of Douglas Broadcasting ("Douglas") for $18.0 million in the form of a promissory note (the "Douglas AM Dispositions"). The promissory note bears interest at 7 3/4%, with a balloon principal payment due four years after closing. At closing, Douglas was required to post a $1.0 million letter of credit for the benefit of EMCLA that will remain outstanding until all amounts due under the promissory note are paid.

     On August 27, 1997, EMCLA sold WEJM-AM in Chicago to Douglas for $7.5 million in cash (the "Douglas Chicago Disposition").

     The foregoing transactions, together with (i) the acquisition on January 17, 1996 of Pyramid Communications, Inc. for approximately $316.3 million; (ii) the acquisition on May 3, 1996 of WKLB-FM in Boston for $34.0 million in cash;
(iii) the acquisition on August 14, 1996 of KYLD-FM in San Francisco for $44.0 million in cash; (iv) the acquisition on October 18, 1996 of WEDR-FM in Miami for $65.0 million in cash; (v) the exchange on November 26, 1996 of WKLB-FM in Boston for WGAY-FM in Washington, D.C.; and (vi) the dispositions on July 19, 1996 and August 1, 1996 of WHTT-FM/AM and WSJZ-FM in Buffalo for $32.0 million are referred to as the "Completed Evergreen Transactions."

  COMPLETED CHANCELLOR TRANSACTIONS

     Since January 1, 1997, CRBC has completed (i) the acquisition of 24 radio stations for a net purchase price of approximately $1.07 billion, (ii) the exchange of three stations for one station and $33.0 million in cash and (iii) the sale of five stations for $108.3 million in cash.

     On January 23, 1997, CRBC acquired Colfax Communications, a radio broadcasting company with eight FM stations and four AM stations located in four markets (Minneapolis/St. Paul, Phoenix, Washington, D.C. and Milwaukee) (the "Colfax Acquisition") for $383.7 million in cash (including acquisition costs). On March 31, 1997, CRBC sold WMIL-FM and WOKY-AM in Milwaukee, which were acquired as part of the Colfax Acquisition, for $41.3 million in cash (the "Milwaukee Disposition").

     On January 31, 1997, CRBC sold WWWW-FM and WDFN-AM in Detroit to EMCLA for $30.0 million in cash plus various other direct transaction costs (the "WWWW/WDFN Disposition").

     On February 13, 1997, CRBC acquired three FM stations in Orlando, two FM stations and one AM station in West Palm Beach and two FM stations in Jacksonville from OmniAmerica Group for $166.0 million in cash (including acquisition costs) and common stock of Chancellor valued at $15.0 million (the "Omni Acquisition"). CRBC had been operating the Orlando stations acquired in the Omni Acquisition pursuant to a time brokerage agreement since July 1, 1996. On March 24, 1997, CRBC exchanged WEAT-FM/AM and WOLL-FM in West Palm Beach, which were acquired as part of the Omni Acquisition, for KSTE-FM in Sacramento and $33.0 million in cash (the "West Palm Beach Exchange"). CRBC had previously been operating KSTE-FM under a time brokerage agreement since August 1, 1996. Prior to consummating the West Palm Beach Exchange, CRBC had sold all of the broadcast time on WEAT-FM/AM and WOLL-FM pursuant to a time brokerage agreement since July 1, 1996.

     On July 2, 1997, CRBC acquired KIBB-FM and KYSR-FM in Los Angeles, WLIT-FM in Chicago and WDRQ-FM in Detroit from Viacom for approximately $500.8 million (including various direct acquisition costs) (the "Chancellor Viacom Acquisition" and, together with the Evergreen Viacom Acquisition, the "Viacom Acquisition"). On August 11, CRBC sold WDRQ-FM in Detroit, to ABC for $37.0 million in cash (the "ABC/Detroit Disposition" and, together with the ABC/Washington Disposition, the "ABC Dispositions").

     The forgoing transactions, together with (i) the acquisition by CRBC on February 14, 1996 of Trefoil Communications, Inc. and its wholly owned subsidiary, Shamrock Broadcasting, Inc. (collectively, "Shamrock Broadcasting"), a radio broadcasting company with 11 FM stations and 8 AM stations in 10 markets for $408.0 million in cash (including acquisition costs) (the "Shamrock Acquisition"), (ii) the exchange by CRBC on July 31, 1996 of KTBZ-FM in Houston (which was acquired as part of the Shamrock Acquisition) and $5.6 million in cash for KIMN-FM and KALC-FM in Denver (the "Houston/Denver Exchange") and

(iii) the acquisition by CRBC on November 22, 1996 of WKYN-AM in Cincinnati for $1.4 million in cash are referred to as the "Completed Chancellor Transactions." The Completed Evergreen Transactions and the Completed Chancellor Transactions are referred to collectively as the "Completed Transactions."

  PENDING TRANSACTIONS

     Gannett Acquisition

     On April 4, 1997, EMCLA entered into the Gannett Agreements with P&S, pursuant to which EMCLA will acquire WGCI-AM and WGCI-FM in Chicago for $140.0 million, KKBQ-AM and KKBQ-FM in Houston for $110.0 million, and KHKS-FM in Dallas for $90.0 million. The aggregate purchase price is subject to an upward adjustment of up to $10.0 million depending on the timing of the closings. The Gannett Agreements are independent with respect to each market and may be consummated at different times. On April 10, 1997, EMCLA issued letters of credit for the benefit of P&S in the aggregate amount of $34.0 million to secure EMCLA's obligations under the Gannett Agreements.

     The Company expects that it will ultimately borrow the funds necessary to complete the Gannett Acquisition from the Senior Credit Facility. However, if the Company does not have sufficient borrowing capacity under the Senior Credit Facility or otherwise to consummate the Gannett Acquisition within the time period specified in the Gannett Agreements, Chancellor Media has agreed, pursuant to an alternative financing facility with certain lenders, to issue common equity securities for the account of those lenders if the alternative facility is drawn. The Company presently expects that it will be able to consummate the Gannett Acquisition by drawing on the Senior Credit Facility and that, as a result, Chancellor Media will not be required to make any draw under an alternative facility.

     Although there can be no assurances, the Company expects that the Gannett Acquisition will be completed in the fourth quarter of 1997 or the first quarter of 1998.

     Bonneville Acquisition. On June 24, 1997, EMCLA entered into an agreement to acquire KZPS-FM and KDGE-FM in Dallas from Bonneville for $83.5 million in cash (the "Bonneville Acquisition"). EMCLA also entered into an agreement to operate KZPS-FM and KDGE-FM under a time brokerage agreement effective as of August 1, 1997. Although there can be no assurance, the Company expects that the Bonneville Acquisition will be completed in the third or fourth quarter of 1997.

     Denver Acquisition. On July 30, 1997, CRBC entered into an agreement to acquire KXPK-FM in Denver from Ever Green Wireless LLC (which is unrelated to the Company) for $26.0 million in cash (including $1.7 million paid by CRBC in escrow) (the "Denver Acquisition"). CRBC also entered into an agreement to operate KXPK-FM under a time brokerage agreement effective as of September 1, 1997. Although there can be no assurance, the Company expects that the Denver Acquisition will be completed in the first quarter of 1998.

     SFX Exchange. On July 1, 1996, CRBC entered into an agreement with SFX pursuant to which CRBC agreed to exchange WAPE-FM and WFYV-FM in Jacksonville and $11.0 million in cash to SFX Broadcasting Inc. ("SFX") in return for WBAB-FM, WBLI-FM, WHFM-FM and WGBB-AM in Nassau/Suffolk (Long Island). CRBC has been operating WBAB-FM, WBLI-FM, WHFM-FM and WGBB-FM pursuant to a time brokerage agreement effective July 1, 1996 and SFX has been operating WAPE-FM and WFYV-FM pursuant to time brokerage agreements each effective July 1, 1996. The Company is unable to predict whether or when it will consummate the SFX Exchange, as it is pending review by the DOJ under the HSR Act. CRBC and SFX have entered into an amendment to the agreement extending the time for which the transactions are to be consummated to July 31, 1997, after which either party may terminate the agreement. The Company cannot currently predict whether the agreement will be further extended, whether the SFX Exchange will be consummated as previously planned or whether the terms thereof will be modified.

     Bonneville Option. On August 6, 1997, Evergreen and Chancellor announced that they had paid $3.0 million to Bonneville for an option to exchange EMCLA's station WTOP-AM in Washington and CRBC's stations KZLA-FM in Los Angeles and WGMS-FM in Washington and $57.0 million in cash for Bonneville's stations WDBZ-FM in New York, KLDE-FM in Houston and KBIG-FM in Los Angeles. The

Company is currently negotiating time brokerage agreements relating to these stations, which are expected to become effective on October 1, 1997.

  FINANCING TRANSACTIONS

     In addition to the various radio station dispositions described above, Chancellor, CRBC, Evergreen and EMCLA have undertaken the following financing transactions:

     On April 25, 1997, EMCLA entered into the Senior Credit Facility (as amended on June 26, 1997 and August 7, 1997) with certain banks and financial institutions and Toronto Dominion (Texas), Inc. as Administrative Agent for such lenders. Pursuant to the Senior Credit Facility, EMCLA's previous facility was refinanced and increased to a total commitment of $1.75 billion and, upon consummation of the Chancellor Merger, such total commitment increased to $2.50 billion.

     On June 16, 1997 Evergreen completed its private offering of 5,500,000 shares of $3.00 Convertible Preferred Stock for aggregate gross proceeds of $275.0 million and on June 20, 1997, the initial purchasers of the $3.00 Convertible Preferred Stock exercised an over-allotment option granted by Evergreen to acquire an additional 490,000 shares of the $3.00 Convertible Preferred Stock for additional gross proceeds of $24.5 million. The net proceeds of $287.8 million were contributed to the Company and were used to repay borrowings under the Senior Credit Facility and subsequently were reborrowed as part of the financing of the Evergreen Viacom Acquisition.

     On June 24, 1997, CRBC completed its private offering of the Original Notes. The net proceeds of the offering of Original Notes of $194.1 million were used to repay borrowings under CRBC's previous senior credit agreement.

     On July 2, 1997, CRBC entered into the CRBC Restated Credit Agreement with certain lenders and Bankers Trust Company as Managing Agent for such lenders. Pursuant to the CRBC Restated Credit Agreement, CRBC's credit facility was refinanced and increased to a total commitment of $750.0 million. Additionally, on July 2, 1997 Chancellor borrowed funds under an interim loan of $170.0 million. These financing transactions were used to finance the Chancellor Viacom Acquisition. Upon consummation of the Chancellor Merger, all borrowings under the CRBC Restated Credit Agreement and the Chancellor Interim Financing were refinanced or repaid by CMHC and the Company. See "Management's Discussion and Analysis of Financial Conditions and Results of Operations -- Liquidity and Capital Resources."

     The foregoing transactions are referred to collectively as the "Financing Transactions."

BROADCAST PROPERTIES

     The following table sets forth selected information with respect to the portfolio of radio stations that are owned by the Company as of September 22, 1997.

                          RANKING OF
                          STATION'S                                                                             STATION RANKING
                          MARKET BY                   AUDIENCE                                      TARGET         IN TARGET
       MARKET(1)          REVENUE(2)     STATION     SHARE(%)(3)         STATION FORMAT          DEMOGRAPHICS   DEMOGRAPHICS(4)
------------------------  ----------   -----------   -----------   ---------------------------   ------------   ---------------
Los Angeles, CA             1          KKBT-FM         4.5         Urban Contemporary            Women 18-34        2
                                       KYSR-FM         2.8         Hot Adult Contemporary        Persons           18
                                                                                                 25-54
                                       KIBB-FM         1.6         Rhythmic Adult                Persons           18
                                                                    Contemporary                 25-54
                                       KLAC-AM         2.2         Adult Standards/Sports        Persons           21
                                                                                                 35-64
                                       KZLA-FM++       2.5         Country                       Persons           10
                                                                                                 25-54
New York, NY                2          WKTU-FM         4.7         Rhythmic Contemporary  Hits   Persons            5
                                                                                                 25-54
                                       WLTW-FM         6.0         Soft Adult Contemporary       Persons            1
                                                                                                 25-54
                                       WAXQ-FM         2.0         Classic Rock                  Persons           12
                                                                                                 25-54
                                       WHTZ-FM         3.5         Contemporary Hit Radio        Persons            6
                                                                                                 18-34
Chicago, IL                 3          WMVP-AM         1.4         Personality/Sports            Men 25-54         18
                                       WRCX-FM         3.2         Mainstream Rock               Men 18-34          1
                                       WVAZ-FM         4.2         Black Adult                   Women 25-54        3
                                       WNUA-FM         3.9         Contemporary Jazz             Persons            5
                                                                                                 25-54
                                       WLIT-FM         4.8         Soft Adult Contemporary       Persons            1
                                                                                                 25-54
San Francisco, CA           4          KIOI-FM         3.2         Adult Contemporary            Women 25-54        2
                                       KMEL-FM         3.9         Contemporary Hits             Persons            1
                                                                                                 18-34
                                       KKSF-FM         3.6         Contemporary Jazz             Persons            4
                                                                                                 25-54
                                       KNEW-AM         1.0         Country/Sports                Persons           34
                                                                                                 25-54
                                       KYLD-FM         4.2         Contemporary Hits             Persons           13
                                                                                                 18-34
                                       KABL-AM         2.5         Adult Standards               Persons           12
                                                                                                 35-64
                                       KISQ-FM         2.7         70's Oldies                   Persons            8
                                                                                                 25-54
Dallas, TX                  5          KSKY-AM         0.1         Inspirational                 N/M               N/M
Philadelphia, PA            6          WYXR-FM         3.5         Adult Contemporary            Women 18-49        3
                                       WJJZ-FM         3.9         Contemporary Jazz             Persons            4
                                                                                                 35-54
                                       WDAS-FM         4.9         Urban Contemporary            Persons            2
                                                                                                 25-54
                                       WDAS-AM         1.2         Gospel                        N/M               N/M
                                       WUSL-FM         5.0         Urban Contemporary            Women 18-34        1
                                       WIOQ-FM         3.6         Contemporary Hit              Women 18-34        3
                                                                   Radio/Dance
Houston, TX                 7          KTRH-AM         4.5         News/Sports                   Men 25-54          3
                                       KLOL-FM         3.2         Album Rock                    Men 18-34          2
Washington, D.C.            8          WTOP-AM++       2.9         News/Sports                   Men 25-54         10
                                       WASH-FM         4.6         Adult Contemporary            Women 25-54        2
                                       WGAY-FM         3.9         Adult Contemporary            Persons            6
                                                                                                 35-64
                                       WWRC-AM         0.9         News/Talk                     Persons           24
                                                                                                 35-64
                                       WMZQ-FM         5.0         Country                       Persons            5
                                                                                                 25-54
                                       WBIG-FM         4.7         Oldies                        Persons            2
                                                                                                 25-54
                                       WGMS-FM++       4.1         Classical                     Persons            3
                                                                                                 35-64
                                       WTEM-AM         1.0         Sports/Talk                   Men 18-49         18
Boston, MA                  9          WJMN-FM         6.3         Contemporary Hits             Women 18-24        2
                                       WXKS-FM         6.2         Contemporary Hits             Women 25-34        1
                                       WXKS-AM         1.7         Nostalgia                     Women 45-54       12
Atlanta, GA                10          WFOX-FM         4.3         Oldies                        Persons           10
                                                                                                 25-54
Detroit, MI                11          WKQI-FM         4.7         Adult Contemporary            Women 25-54        4
                                       WNIC-FM         7.2         Adult Contemporary            Women 25-54        1
                                       WYUR-AM(5)      N/M         Adult Contemporary            Women 25-54       N/M
                                       WWWW-FM         3.6         Country                       Women 25-54        9
                                       WDFN-AM         1.3         Sports/Talk                   Men 25-49         11
                                       WJLB-FM         8.1         Urban Contemporary            Persons            1
                                                                                                 18-34
                                       WMXD-FM         4.3         Black Adult                   Persons            4
                                                                                                 25-54

                          RANKING OF
                          STATION'S                                                                             STATION RANKING
                          MARKET BY                   AUDIENCE                                      TARGET         IN TARGET
       MARKET(1)          REVENUE(2)     STATION     SHARE(%)(3)         STATION FORMAT          DEMOGRAPHICS   DEMOGRAPHICS(4)
------------------------  ----------   -----------   -----------   ---------------------------   ------------   ---------------
Miami/Ft. Lauderdale, FL   12          WVCG-AM         0.6         Brokered(6)                   N/M               N/M
                                       WEDR-FM         4.9         Urban Contemporary            Persons            6
                                                                                                 25-54
Denver, CO                 15          KRRF-AM         0.6         Talk                          Men 25-54         18
                                       KXKL-FM         4.2         Oldies                        Persons            7
                                                                                                 25-54
                                       KVOD-FM         1.8         Classical                     Persons           19
                                                                                                 25-54
                                       KIMN-FM         2.7         70's Oldies                   Persons           13
                                                                                                 25-54
                                       KALC-FM         4.8         Hot Adult Contemporary        Persons            1
                                                                                                 18-34
Minneapolis/St. Paul, MN   16          KTCZ-FM         4.4         Progressive Album Rock        Men 25-49          2
                                       KTCJ-AM(7)      0.2         Progressive Album Rock        Men 25-49         20
                                       KDWB-FM         6.9         Contemporary Hit Radio        Persons            2
                                                                                                 18-34
                                       KFAN-AM         1.8         Sports                        Men 18-49         11
                                       KEEY-FM         6.9         Country                       Persons            3
                                                                                                 25-54
                                       KQQL-FM         5.0         Oldies                        Persons            4
                                                                                                 25-54
                                       WRQC-FM(8)      4.5         Young Country                 Persons            7
                                                                                                 18-49
Phoenix, AZ                17          KMLE-FM         6.0         Country                       Persons            3
                                                                                                 25-54
                                       KISO-AM         0.8         Urban Adult Contemporary      Persons           25
                                                                                                 25-54
                                       KOOL-FM         6.0         Oldies                        Persons            2
                                                                                                 25-54
                                       KOY-AM          5.1         Adult Standards               Persons           10
                                                                                                 35-64
                                       KYOT-FM         3.1         Contemporary Jazz             Persons           13
                                                                                                 25-54
                                       KZON-FM         3.7         Alternative Rock              Persons            4
                                                                                                 18-34
Cincinnati, OH             20          WUBE-FM(9)      8.6         Country                       Persons            1
                                                                                                 25-54
                                       WUBE-AM         0.4         Nostalgia                     Persons           24
                                                                                                 35-64
                                       WYGY-FM(9)      3.3         Young Country                 Men 18-34          8
                                       WKYN-AM         0.7         Sports/Talk                   Men 18-49         15
Pittsburgh, PA             24          WWSW-AM(10)     0.3         Oldies                        Persons           24
                                                                                                 25-54
                                       WWSW-FM         5.6         Oldies                        Persons            4
                                                                                                 25-54
Sacramento, CA             25          KGBY-FM         3.8         Adult Contemporary            Women 25-54        2
                                       KHYL-FM         4.1         Oldies                        Persons            6
                                                                                                 25-54
                                       KFBK-AM        10.5         News/Talk                     Persons            2
                                                                                                 25-54
                                       KSTE-AM         2.9         Talk                          Persons           15
                                                                                                 25-54
Orlando, FL                26          WOCL-FM         4.4         Oldies                        Persons           10
                                                                                                 25-54
                                       WOMX-FM         4.7         Adult Contemporary            Persons            1
                                                                                                 25-54
                                       WJHM-FM         8.2         Urban Contemporary            Persons            1
                                                                                                 18-34
                                       WXXL-FM         6.9         Contemporary Hit Radio        Persons            2
                                                                                                 18-34
Nassau/Suffolk (Long
 Island) NY(11)            44          WALK-FM         6.2         Adult Contemporary            Persons            1
                                                                                                 25-54
                                       WALK-AM         0.3         Adult Contemporary            Persons           38
                                                                                                 35-64
Jacksonville, FL           47          WAPE-FM+        8.1         Contemporary Hit Radio        Women 18-34        1
                                       WFYV-FM+        8.6         Album Oriented Rock           Men 25-54          1
Riverside/ San
 Bernardino, CA            64          KGGI-FM         6.2         Contemporary Hit Radio        Persons            1
                                                                                                 18-34
                                       KMRZ-AM         0.4         Oldies                        Men 25-54         32

---------------

N/M: Not meaningful

+     Indicates station to be disposed in a Pending Transaction.

++ Includes station that would be disposed if the Bonneville Option is exercised.

  (1) Actual city of license may differ from metropolitan market served in certain cases.

  (2) Ranking of principal radio market served by the station among all U.S. radio broadcast markets by aggregate 1996 gross radio broadcasting revenue as reported by James H. Duncan, Duncan's Radio Market Guide (1997 ed.).

  (3) Information derived from The Arbitron Company, Spring 1997, Local Market Reports in the specified markets for listeners age 12+, Monday to Sunday, 6:00 a.m. to Midnight. Copyright, The Arbitron Company.

  (4) Information derived from The Arbitron Company, Spring 1997, Local Market Reports in the specified markets for the Target Demographics specified for listening Monday to Sunday, 6:00 a.m. to Midnight. Copyright, The Arbitron Company.

  (5) The Company has historically brokered WYUR-AM to third parties.

  (6) The Company sells airtime on WVCG-AM to third parties for broadcast of specialty programming on a variety of topics.

  (7) Programming provided to KTCJ-AM via simulcast of programming broadcast on KTCZ-FM. The format of KTCJ-AM was changed to Classic Country with a target demographic of Persons 35-64 effective April 25, 1997.

  (8) The format of WRQC-FM was changed to Album Rock with a target demographic of Men 18-34 effective April 15, 1997.

  (9) WUBE-FM and WYGY-FM are sold in combination.

 (10) Programming provided to WWSW-AM via simulcast of programming broadcast on WWSW-FM.

 (11) Nassau/Suffolk (Long Island) may be considered part of the greater New York market, although it is reported separately as a matter of convention.

PENDING ACQUISITIONS

     The following table sets forth selected information with respect to the radio stations that will be acquired by the Company in the Pending Transactions (assuming exercise of the Bonneville Option).

                       RANKING OF
                       STATION'S                                                                           STATION RANKING
                       MARKET BY                   AUDIENCE                                    TARGET         IN TARGET
      MARKET(1)        REVENUE(2)     STATION     SHARE(%)(3)        STATION FORMAT         DEMOGRAPHICS   DEMOGRAPHICS(4)
---------------------  ----------   -----------   -----------   -------------------------   ------------   ---------------
Los Angeles, CA          1          KBIG-FM+        2.4         Adult Contemporary          Persons           14
                                                                                            25-54
New York, NY             2          WDBZ-FM+        1.2         Modern Adult Contemporary   Women 25-44       12
Chicago, IL              3          WGCI-AM         1.4         Urban/R&B                   Persons           25
                                                                                            18-34
                                    WGCI-FM         5.6         Urban Oldies                Persons            2
                                                                                            25-54
Dallas, TX               5          KHKS-FM         8.0         Contemporary Hits           Women 18-34        1
                                    KZPS-FM         3.8         Classic Rock                Persons            4
                                                                                            25-54
                                    KDGE-FM         3.0         Alternative Rock            Persons            5
                                                                                            18-34
Houston, TX              7          KKBQ-AM         0.2         Country                     Persons           34
                                                                                            25-54
                                    KKBQ-FM         4.3         Fresh Country               Persons            6
                                                                                            25-54
                                    KLDE-FM+        7.2         Oldies                      Persons            2
                                                                                            25-54
Denver, CO              15          KXPK-FM         3.1         Alternative                 Persons           11
                                                                                            18-49
Nassau/Suffolk (Long
 Island) NY             44          WBAB-FM         2.8         Album Rock                  Men 25-49          3
                                    WBLI-FM         3.9         Adult Contemporary          Women 25-54        2
                                    WHFM-FM         N/M         Album Rock                  Men 25-49         N/M
                                    WGBB-AM         N/M         News/Talk                   Persons           N/M
                                                                                            25-54

---------------

N/M: Not meaningful

+ Includes station that would be acquired if the Bonneville Option is exercised.

  (1) Actual city of license may differ from metropolitan market served in certain cases.

  (2) Ranking of principal radio market served by the station among all U.S. radio broadcast markets by aggregate 1996 gross radio broadcasting revenue as reported by James H. Duncan, Duncan's Radio Market Guide (1997 ed.).

  (3) Information derived from The Arbitron Company, Spring 1997, Local Market Reports in the specified markets for listeners age 12+, Monday to Sunday, 6:00 a.m. to Midnight. Copyright, The Arbitron Company.

  (4) Information derived from The Arbitron Company, Spring 1997, Local Market Reports in the specified markets for the Target Demographics specified for listening Monday to Sunday, 6:00 a.m. to Midnight. Copyright, The Arbitron Company.

COMPANY STRATEGY

     The Company's senior management team, led by Scott K. Ginsburg and James de Castro has extensive experience in acquiring and operating large market radio station groups. The Company's business strategy is to assemble and operate radio station clusters in order to maximize broadcast cash flow generated in each market. This strategy relies on the following six key elements.

     Create Large Market Superduopolies. The Company seeks to be the owner and operator of the leading superduopoly in the largest markets in the United States. Management believes that the large revenue base in these markets, in conjunction with operating synergies achievable through the operation of multiple stations, will enable it to appeal to a wider universe of national and local advertisers and to achieve a greater degree of profitability than that of operators and broadcasters in smaller markets. The Pending Transactions will complement the Company's existing stations in the Los Angeles, New York, Chicago, San Francisco, Dallas, Houston, Denver and Nassau/Suffolk (Long Island) markets. The Company expects to continue to selectively pursue acquisition opportunities in the major markets in which it will compete as well as in other markets.

     Maximize Superduopoly Revenue and Expense Synergies. The Company seeks to capitalize on the revenue growth and expense savings opportunities of superduopolies that have been created or that will be created by the Viacom Acquisition, the Chancellor Merger and the Pending Transactions. Superduopolies have only been permissible since the passage of the 1996 Act in January 1996. Management believes that substantial benefits can be derived from the successful integration of these station cluster groups. Management also believes that radio station clusters can attract increased revenues in a market by delivering larger combined audiences to advertisers and by engaging in joint marketing and promotional activities. In addition, management expects to realize significant expense savings through the consolidation of facilities and through the economies of scale created in areas such as national representation commissions, employee benefits, insurance premiums and other operating costs.

     Establish Strong Listener Loyalty. Management believes that strong listener familiarity with a given radio station produces listener loyalty. Management seeks to establish this familiarity through a variety of programming and marketing techniques, including the development of high-profile on-air personalities and creative station-sponsored promotional events, all of which are designed to secure heightened listener awareness. The Company also conducts extensive market research to help identify programming format opportunities and attract new listeners, as has been the case with WKTU-FM in New York. After operating WKTU-FM for nine months under the call letters and country music format inherited from a prior operator, in February 1996 the Company began to operate WKTU-FM as a rhythmic contemporary hits station. According to Arbitron, WKTU-FM was ranked eleventh in its target demographic group as a country station, and was ranked first in several key demographic groups (including its target demographic group) in the first full ranking period after the station changed its format. The station has continued to rank among the top five stations in its target demographic group in subsequent periods. Management believes that institutionalizing its radio stations in their markets through programming, marketing and research ensures steady long-term audience share ratings.

     Maintain Strict Cost Controls. Management maintains a company-wide focus on cost controls in an effort to maximize broadcast cash flow margins. Management reviews station spending on a monthly basis. In addition, corporate level employees maintain weekly sales reporting systems designed to enable management to evaluate station performance on a current basis. The Company's focus on maximizing superduopoly revenues and maintaining cost controls is reflected by the fact that, for the last two years, the Company has achieved broadcast cash flow margins of 40% or more. The Company also carefully monitors capital expenditures.

     Develop Experienced, Incentivized Management Team. The Company believes that management depth is critical to achieving superior operating performance in a portfolio as large as the Company's. The Company's senior management team of Scott K. Ginsburg and James de Castro collectively have an aggregate of more than 30 years of radio industry operating experience This senior management team is supported by an experienced team of veteran group operators and station general managers. At the station level, the Company seeks to incentivize its individual radio station managers and sales forces to outperform revenue and broadcast cash flow budget expectations by granting quarterly and annual performance measurement-based bonuses. The Company believes that the incentives it offers to its employees, as well as its stature in the radio industry, will enable it to continue to be successful in recruiting top industry employees.

     Maximize Free Cash Flow. By emphasizing the revenue and expense synergies achievable through the assembly and operation of superduopolies and by carefully monitoring operating costs and capital expenditures, the Company seeks to maximize broadcast cash flow and, ultimately, free cash flow (broadcast cash flow less corporate general and administrative expenses, debt service, tax payments, dividend requirements and capital expenditures). This focus on free cash flow should facilitate reduction of leverage without undue dependence on capital markets and position the Company to pursue attractive acquisitions.

ADVERTISING

     The primary source of the Company's revenues is the sale of broadcasting time for local, regional and national advertising. On a pro forma basis approximately 71% of the Company's gross revenues would have been generated from the sale of local advertising in 1996. The Company believes that radio is one of the most efficient, cost-effective means for advertisers to reach specific demographic groups. The advertising rates charged by the Company's radio stations are based primarily on (i) a station's ability to attract audiences in the demographic groups targeted by its advertisers (as measured principally by quarterly Arbitron rating surveys that quantify the number of listeners tuned to the station at various times) and (ii) the supply of and demand for radio advertising time. Advertising rates generally are the highest during morning and evening drive-time hours.

     Depending on the format of a particular station, there are predetermined numbers of advertisements that are broadcast each hour. The Company determines the number of advertisements broadcast hourly that can maximize available revenue dollars without jeopardizing listening levels. Although the number of advertisements broadcast during a given time period may vary, the total number of advertisements broadcast on a particular station generally does not vary significantly from year to year.

     A station's sales staff generates most of its local and regional advertising sales. To generate national advertising sales, the Company engages an advertising representative for each of its stations that specializes in national sales and is compensated on a commission-only basis. Most advertising contracts are short-term and generally run only for a few weeks.

COMPETITION

     The radio broadcasting industry is a highly competitive business. The success of each of the Company's stations is dependent, to a significant degree, upon its audience ratings and share of the overall advertising revenue within its market. The Company's radio stations compete for listeners and advertising revenues directly with other radio stations, as well as with other media, within their respective markets. Radio stations compete for listeners primarily on the basis of program content and by hiring on-air talent that appeals to a particular demographic group. By building a strong listener base comprised of a specific demographic group in each of its markets, the Company is able to attract advertisers who seek to reach those listeners. Other media, including broadcast television, cable television, newspapers, magazines, direct mail coupons and billboard advertising also compete with the Company's stations for advertising revenues. The Company also competes with other broadcasting operators for acquisition opportunities, and prices for radio stations in major markets have increased significantly in recent periods. To the extent that the rapid pace of consolidation in the radio broadcasting industry continues, certain competitors may emerge with larger portfolios of major market radio stations, greater ability to deliver large audiences to advertisers and more access to capital resources than does the Company. The audience ratings and market share for the Company are and will be subject to change and any adverse change in a particular market could have a material and adverse effect on the revenue of its stations located in that market. There can be no assurance that any one of the Company's stations will be able to maintain or increase its current audience ratings or advertising revenue market share.

     The radio broadcasting industry is also subject to competition from new media technologies that are being developed or introduced, such as the delivery of audio programming by cable television systems, direct broadcast satellite ("DBS") systems and other digital audio broadcasting formats to local and national audiences. In addition, the FCC has auctioned spectrum for a new satellite-delivered Digital Audio Radio Service ("DARS"). These actions may result in the introduction of several new national or regional satellite radio services with sound quality equivalent to compact discs. Another possible competitor to traditional radio is In Band On Channel ("IBOC") digital radio. IBOC could provide multi-channel, multi-format digital radio services in the same band width currently occupied by traditional AM and FM radio services. The Company cannot predict at this time the effect, if any, that any such new technologies may have on the radio broadcasting industry.

FEDERAL REGULATION OF RADIO BROADCASTING INDUSTRY

     Introduction. The radio broadcasting industry is subject to extensive and changing regulation over, among other things, program content, technical operations and business and employment practices.

     The ownership, operation and sale of radio broadcast stations (including those licensed to the Company) are subject to the jurisdiction of the FCC, which acts under authority granted by the Communications Act. The Communications Act prohibits the assignment or transfer of control of an FCC license without the prior consent of the FCC. In determining whether to grant requests for consent to such assignments or transfers, and in determining whether to grant or renew a radio broadcast license, the FCC considers a number of factors pertaining to the licensee (and proposed licensee), including: limitations on alien ownership and the common ownership of television broadcast, radio broadcast and daily newspaper properties, the "character" of the licensee (and proposed licensee) and those persons or entities that have "attributable" interests, and compliance with the Anti-Drug Abuse Act of 1988. Among other things, the FCC assigns frequency bands for radio broadcasting; determines the particular frequencies, locations and operating power of radio broadcast stations; issues, renews, revokes and modifies radio broadcast station licenses; regulates equipment used by radio broadcast stations; adopts and implements regulations and policies that directly or indirectly affect the ownership, operation, program content and employment and business practices of radio broadcast stations; and has the power to impose penalties for violations of its rules and the Communications Act.

     The following is a brief summary of certain provisions of the Communications Act and specific FCC rules and policies. Reference should be made to the Communications Act, FCC rules, and the public notices and rulings of the FCC for further information concerning the nature and extent of federal regulation of radio broadcast stations.

     Failure to observe these or other FCC rules and policies may result in the imposition of various sanctions, including admonishment, monetary forfeitures, the grant of "short" (less than the maximum eight-year term) renewal terms or, for particularly egregious violations, the denial of a license renewal application, the revocation of FCC licenses, or the denial of FCC consent to acquire additional broadcast properties.

     License Renewal. Radio broadcast licenses are granted for maximum terms of up to eight years. They may be renewed through an application to the FCC, and, in certain instances, licensees are entitled to renewal expectancies. During certain periods when a renewal application is pending, competing applicants may file for the radio frequency being used by the renewal applicant, although the FCC is prohibited from considering such competing applications if the existing license has satisfied certain obligations. Petitions to deny license renewals can be filed by interested parties, including members of the public. The FCC is required to hold hearings on a renewal application in certain circumstances.

     The following table sets forth, for the portfolio of stations that are or will be owned by the Company, (assuming the consummation of all Pending Transactions and the exercise by the Company of the Bonneville Option) (i) the date of acquisition by the Company (if applicable), (ii) the frequency of each station and (iii) the date of expiration of each station's main FCC broadcast license:

                                                     DATE OF                EXPIRATION DATE
      STATION                 MARKET(1)            ACQUISITION  FREQUENCY    OF FCC LICENSE
      -------                 ---------            -----------  ----------  ----------------
KKBT-FM              Los Angeles, CA                  5/89        92.3 MHz       12/97
KYSR-FM              Los Angeles, CA                  9/97        98.7 MHz       12/97
KIBB-FM              Los Angeles, CA                  9/97       100.3 MHz       12/97
KLAC-AM              Los Angeles, CA                  9/97         570 kHz       12/97
KZLA-FM++            Los Angeles, CA                  9/97        93.9 MHz       12/97
KBIG-FM+++           Los Angeles, CA                 Pending     104.3 MHz       12/97
WKTU-FM              New York, NY                     5/95       103.5 MHz        6/98
WLTW-FM              New York, NY                     7/97       106.7 MHz        6/98
WAXQ-FM              New York, NY                     7/97       104.3 MHz        6/98
WHTZ-FM              New York, NY                     9/97       100.3 MHz        6/98
WDBZ-FM+++           New York, NY                    Pending     105.1 MHz        6/98

                                                     DATE OF                EXPIRATION DATE
      STATION                 MARKET(1)            ACQUISITION  FREQUENCY    OF FCC LICENSE
      -------                 ---------            -----------  ----------  ----------------
WMVP-AM              Chicago, IL                      5/84        1000 kHz       12/03
WRCX-FM              Chicago, IL                      12/93      103.5 MHz      12/96*
WVAZ-FM              Chicago, IL                      5/95       102.7 MHz       12/03
WNUA-FM              Chicago, IL                      1/96        95.5 MHz       12/03
WLIT-FM              Chicago, IL                      9/97        93.9 MHz       12/03
WGCI-FM++++          Chicago, IL                     Pending     107.5 MHz       12/03
WGCI-AM++++          Chicago, IL                     Pending      1390 kHz       12/03
KIOI-FM              San Francisco, CA                4/94       101.3 MHz      12/97*
KMEL-FM              San Francisco, CA                11/92      106.1 MHz      12/97*
KKSF-FM              San Francisco, CA                1/97       103.7 MHz      12/97*
KNEW-AM              San Francisco, CA                9/97         910 kHz      12/97*
KYLD-FM(2)           San Francisco, CA                9/97        94.9 MHz      12/97*
KABL-AM              San Francisco, CA                9/97         960 kHz      12/97*
KISQ-FM              San Francisco, CA                9/97        98.1 MHz      12/97*
KSKY-AM              Dallas, TX                       5/95         660 kHz        8/05
KHKS-FM++++          Dallas, TX                      Pending     106.1 MHz        8/05
KDGE-FM++++          Dallas, TX                      Pending      94.5 MHz        8/05
KZPS-FM++++          Dallas, TX                      Pending      92.5 MHz        8/05
WYXR-FM              Philadelphia, PA                 1/96       104.5 MHz        8/98
WJJZ-FM              Philadelphia, PA                 1/96       106.1 MHz        8/98
WDAS-AM              Philadelphia, PA                 5/97        1480 kHz        8/98
WDAS-FM              Philadelphia, PA                 5/97       105.3 MHz        8/98
WIOQ-FM              Philadelphia, PA                 5/97       102.1 MHz        8/98
WUSL-FM              Philadelphia, PA                 5/97        98.9 MHz        8/98
KTRH-AM              Houston, TX                      6/93         740 kHz        8/05
KLOL-FM              Houston, TX                      6/93       101.1 MHz        8/05
KKBQ-FM++++          Houston, TX                     Pending      92.9 MHz        8/05
KKBQ-AM++++          Houston, TX                     Pending       790 kHz        8/05
KLDE-FM+++           Houston, TX                     Pending      94.5 MHz        8/05
WTOP-AM++            Washington, D.C.                 11/92       1500 kHz       10/02
WASH-FM              Washington, D.C.                 11/92       97.1 MHz       10/02
WGAY-FM              Washington, D.C.                 11/96       99.5 MHz       10/02
WWRC-AM              Washington, D.C.                 4/97         980 kHz       10/02
WMZQ-FM              Washington, D.C.                 7/97        98.7 MHz       10/02
WBIG-FM              Washington, D.C.                 9/97       100.3 MHz       10/03
WGMS-FM++            Washington, D.C.                 9/97       103.5 MHz       10/03
WTEM-AM              Washington, D.C.                 9/97         570 kHz       10/03
WJMN-FM              Boston, MA                       1/96        94.5 MHz        4/98
WXKS-FM              Boston, MA                       1/96       107.9 MHz        4/98
WXKS-AM              Boston, MA                       1/96        1430 kHz        4/98
WFOX-FM              Atlanta, GA                      9/97        97.1 MHz        4/03
WKQI-FM              Detroit, MI                      5/95        95.5 MHz       10/03
WNIC-FM              Detroit, MI                      5/95       100.3 MHz       10/03
WYUR-AM              Detroit, MI                      5/95        1310 kHz       10/03
WWWW-FM              Detroit, MI                      1/97       106.7 MHz       10/03
WDFN-AM              Detroit, MI                      1/97        1130 kHz       10/03
WJLB-FM              Detroit, MI                      4/97        97.9 MHz       10/03
WMXD-FM              Detroit, MI                      4/97        92.3 MHz       10/03
WVCG-AM              Miami/Ft. Lauderdale, FL         7/83        1080 kHz        2/03
WEDR-FM              Miami/Ft. Lauderdale, FL         10/96       99.1 MHz        2/03
KRRF-AM              Denver, CO                       9/97        1280 kHz        4/05
KXKL-FM              Denver, CO                       9/97       105.1 MHz        4/05
KVOD-FM              Denver, CO                       9/97        92.5 MHz        4/05
KIMN-FM              Denver, CO                       9/97       100.3 MHz        4/05
KALC-FM              Denver, CO                       9/97       105.9 MHz        4/97*
KXPK-FM++++          Denver, CO                      Pending      96.5 MHz        4/05

                                                     DATE OF                EXPIRATION DATE
      STATION                 MARKET(1)            ACQUISITION  FREQUENCY    OF FCC LICENSE
      -------                 ---------            -----------  ----------  ----------------
KTCZ-FM              Minneapolis/St. Paul, MN         9/97        97.1 MHz        4/05
KTCJ-AM              Minneapolis/St. Paul, MN         9/97         690 kHz        4/05
KDWB-FM              Minneapolis/St. Paul, MN         9/97       101.3 MHz        4/05
KFAN-AM              Minneapolis/St. Paul, MN         9/97        1130 kHz        4/05
KEEY-FM              Minneapolis/St. Paul, MN         9/97       102.1 MHz        4/05
KQQL-FM              Minneapolis/St. Paul, MN         9/97       107.9 MHz        4/05
WRCQ-FM              Minneapolis/St. Paul, MN         9/97       100.3 MHz        4/05
KMLE-FM              Phoenix, AZ                      9/97       107.9 MHz      10/97*
KISO-AM              Phoenix, AZ                      9/97        1230 kHz      10/97*
KOOL-FM              Phoenix, AZ                      9/97        94.5 MHz      10/97*
KOY-AM               Phoenix, AZ                      9/97         550 kHz      10/97*
KYOT-FM              Phoenix, AZ                      9/97        95.5 MHz      10/97*
KZON-FM              Phoenix, AZ                      9/97       101.5 MHz      10/97*
WUBE-FM              Cincinnati, OH                   9/97       105.1 MHz       10/03
WUBE-AM              Cincinnati, OH                   9/97        1230 kHz       10/03
WYGY-FM              Cincinnati, OH                   9/97        96.5 MHz       10/03
WKYN-AM              Cincinnati, OH                   9/97        1160 kHz       10/03
WWSW-AM              Pittsburgh, PA                   9/97         970 kHz        8/98
WWSW-FM              Pittsburgh, PA                   9/97        94.5 MHz        8/98
KGBY-FM              Sacramento, CA                   9/97        92.5 MHz      12/97*
KHYL-FM              Sacramento, CA                   9/97       101.1 MHz      12/97*
KFBK-AM              Sacramento, CA                   9/97        1530 kHz      12/97*
KSTE-AM              Sacramento, CA                   9/97         650 kHz      12/97*
WOCL-FM              Orlando, FL                      9/97       105.9 MHz        2/03
WOMX-FM              Orlando, FL                      9/97       105.1 MHz        2/03
WJHM-FM              Orlando, FL                      9/97       101.9 MHz        2/03
WXXL-FM              Orlando, FL                      9/97       106.7 MHz        2/03
WALK-FM              Nassau/Suffolk
                     (Long Island), NY                9/97        97.5 MHz        6/98
WALK-AM              Nassau/Suffolk
                     (Long Island), NY                9/97        1370 kHz        6/98
WBAB-FM++++          Nassau/Suffolk
                     (Long Island), NY               Pending     102.3 MHz        6/98
WBLI-FM++++          Nassau/Suffolk
                     (Long Island), NY               Pending     106.1 MHz        6/98
WHFM-FM++++          Nassau/Suffolk
                     (Long Island), NY               Pending      95.3 MHz        6/98
WGBB-AM++++          Nassau/Suffolk
                     (Long Island), NY               Pending      1240 kHz        6/98
WAPE-FM+             Jacksonville, FL                 9/97        95.1 MHz        2/03
WFYV-FM+             Jacksonville, FL                 9/97       104.5 MHz        2/03
KGGI-FM              Riverside/San Bernardino, CA     9/97        99.1 MHz      12/97*
KMRZ-AM              Riverside/San-Bernardino, CA     9/97        1290 kHz      12/97*

---------------
   *  Indicates pending renewal application.
   +  Indicates station to be disposed in a Pending Transaction.
  ++ Indicates station that would be disposed if the Bonneville Option is exercised.
 +++ Indicates station that would be acquired if the Bonneville Option is exercised.
++++  Indicates station to be acquired in a Pending Transaction.

(1) Actual city of license may differ from metropolitan market served in certain cases.

     Ownership Matters. Under the Communications Act, a broadcast license may not be granted to or held by any corporation that has more than one-fifth of its capital stock owned or voted by aliens or their representatives, by foreign governments or their representatives, or by non-U.S. corporations. Under the Communications Act, a broadcast license also may not be granted to or held by any corporation that is controlled, directly or indirectly, by any other corporation more than one-fourth of whose capital stock is owned or voted by aliens or their representatives, by foreign governments or their representatives, or by non-

U.S. corporations, if the FCC finds that the public interest will be served by the refusal or revocation of such license. The Company has been advised that the FCC staff has interpreted this provision of the Communications Act to require an affirmative public interest finding before a broadcast license may be granted to or held by any such corporation and that the FCC has made such an affirmative finding only in limited circumstances. These restrictions apply in modified form to other forms of business organizations, including partnerships. The Company, which serves as a holding company for its direct and indirect radio station subsidiaries, therefore may be restricted from having more than one-fourth of its stock owned or voted by aliens, foreign governments or non-U.S. corporations. The respective Certificates of Incorporation of Chancellor Media, CMHC and the Company prohibit alien ownership and control that are intended to facilitate compliance with the provisions of the Communications Act applicable to alien ownership. The Company believes that in light of current levels of alien ownership of the Company's capital stock, the foregoing restrictions are not likely to have a material impact on Chancellor Media, CMHC or the Company.

     The Communications Act and FCC rules also generally prohibit the common ownership, operation or control of a radio broadcast station and a television broadcast station serving the same local market, and of a radio broadcast station and a daily newspaper serving the same local market. Under these "cross-ownership" rules, absent waivers, the Company would not be permitted to acquire any daily newspaper or television broadcast station (other than low-power television) in a local market where it then owned any radio broadcast station. In October 1996, the Commission issued a Notice of Inquiry to explore possible changes in the newspaper/broadcast cross-ownership waiver policy with respect to newspaper/radio combinations, including the possibility of adopting a waiver policy based on market size or on the number of independently owned media in a market.

     The 1996 Act eliminated national ownership caps on ownership of AM and FM radio stations. Prior to the 1996 Act, radio groups were limited to ownership of 20 FM stations and 20 AM stations on a national basis. Additionally, the 1996 Act increased local ownership limits. Prior to the 1996 Act, a single owner was limited to owning two FMs and two AMs in a single large radio market with common ownership of three stations, including two in the same service, permitted in smaller markets. After the 1996 Act, local ownership limits were increased as follows: in markets with 45 or more stations, ownership is limited to eight stations, no more than five of which can be in the same service; in markets with 30-44 stations, ownership is limited to seven stations, no more than four of which can be in the same service; in markets with 15-29 stations, ownership is limited to six stations, no more than four of which can be in the same service; and in markets with 14 or fewer stations, ownership is limited to no more than 50% of the market's total with no more than three stations in the same service.

     Because of these multiple ownership rules and the cross-interest policy described below, a purchaser of Chancellor Media's common stock who acquires an attributable interest in the Company may violate the FCC's rules if it also has an "attributable" interest in other television or radio stations, or in daily newspapers, depending on the number and location of those radio or television stations or daily newspapers. Such a purchaser also may be restricted in the companies in which it may invest, to the extent that those investments give rise to an attributable interest. If an attributable stockholder of the Company violates any of these ownership rules, the Company may be unable to obtain from the FCC one or more authorizations needed to conduct its radio station business and may be unable to obtain FCC consents for certain future acquisitions.

     The FCC generally applies its television/radio/newspaper cross-ownership rules, and its broadcast multiple ownership rules, by considering the "attributable," or cognizable, interests held by a person or entity. A person or entity can have an interest in a radio station, television station or daily newspaper by being an officer, director, partner or stockholder of a company that owns that station or newspaper. Whether that interest is cognizable under the FCC's ownership rules is determined by the FCC's attribution rules. If an interest is attributable, the FCC treats the person or entity who holds that interest as the "owner" of the radio station, television station or daily newspaper in question, and therefore subject to the FCC's ownership rules.

     In the case of corporations, the interest of officers, directors and persons or entities that directly or indirectly have the right to vote 5% or more of the corporation's voting stock (or 10% or more of such stock in the case of insurance companies, investment companies, bank trust departments and certain other "passive investors" that hold such stock for investment purposes only) are generally attributed with ownership of whatever radio stations, television stations, and daily newspapers the corporation owns. Likewise, the interest of an officer or a director of a corporate parent (as well as the corporate parent) is generally attributed with ownership of whatever the subsidiary owns.

     In the case of a partnership, the interest of a general partner is attributable, as is the interest of any limited partner who is "materially involved" in the media-related activities of the partnership. Debt instruments, non-voting stock, options and warrants for voting stock that have not yet been exercised, limited partnership interests where the limited partner is not "materially involved" in the media-related activities of the partnership, and minority voting stock interests in corporations where there is a single holder of more than 50% of the outstanding voting stock, generally do not subject their holders to attribution.

     The FCC has issued a Notice of Proposed Rulemaking (the "NPRM") that contemplates tightening attribution standards where parties have multiple nonattributable interests in and relationships with stations that would be prohibited by the FCC's cross-interest rules, if the interests/relationships were attributable. The NPRM contemplates that this change in attribution will apply only to persons holding debt or equity interests that exceed certain benchmarks.

     In addition, the FCC has a "cross-interest" policy that under certain circumstances could prohibit a person or entity with an attributable interest in a broadcast station or daily newspaper from having a "meaningful" nonattributable interest in another broadcast station or daily newspaper in the same local market. Among other things, "meaningful" interests could include significant equity interests (including non-voting stock, voting stock, and limited partnership interests) and significant employment positions. This policy may limit the permissible investments that an equity investor in the Company may make or hold. If the FCC determines that a stockholder of the Company has violated this cross-interest policy, the Company may be unable to obtain from the FCC one or more authorizations needed to conduct its radio station business and may be unable to obtain FCC consents for certain future acquisitions.

     Programming and Operation. The Communications Act requires broadcasters to serve the "public interest." The FCC has gradually relaxed or eliminated many of the more formalized procedures it had developed in the past to promote the broadcast of certain types of programming responsive to the needs of a station's community of license. A licensee continues to be required, however, to present programming that is responsive to community problems, needs and interests and to maintain certain records demonstrating such responsiveness. Complaints from listeners concerning a station's programming often will be considered by the FCC when it evaluates the licensee's renewal application, but such complaints may be filed and considered at any time. Stations also must follow various FCC rules that regulate, among other things, political advertising, sponsorship identification, and technical operations (including limits on radio frequency radiation). In addition, licensees must develop and implement programs designed to promote equal employment opportunities. The broadcast of obscene and indecent material and the advertisement of contests and lotteries are regulated by FCC rules, as well as by state and other federal laws.

     Time Brokerage Agreements. Over the past three years, a number of radio stations, including certain of the Company's stations, have entered into what commonly are referred to as "Time Brokerage Agreements," or "TBAs" (certain types of these agreements also are known as "Local Marketing Agreements," or "LMAs"). These agreements may take various forms. Separately-owned and licensed stations may agree to function cooperatively in terms of programming, advertising sales, and other matters, subject to the licensee of each station maintaining independent control over the programming and other operations of its own station and compliance with the requirements of antitrust laws. One typical type of TBA is a programming agreement between two separately-owned radio stations that serve a common service area, whereby the licensee of one station programs substantial portions of the broadcast day on the other licensee's station (subject to ultimate editorial and other controls being exercised by the latter licensee), and sells advertising time during those program segments. The FCC staff has held that such agreements do not violate the Communications Act as long as the licensee of the station that is being substantially programmed by another entity maintains complete responsibility for, and control over, operations of its broadcast station and otherwise ensures compliance with applicable FCC rules and policies.

     A station that brokers more than 15% of the broadcast time, on a weekly basis, on another station in the same market will be considered to have an attributable ownership interest in the brokered station for purposes of the FCC's ownership rules, discussed above. As a result, a broadcast station may not enter into a TBA that allows it to program more than 15% of the broadcast time, on a weekly basis, of another local station that it could not own under the FCC's local multiple ownership rules. FCC rules also prohibit a broadcast licensee from simulcasting more than 25% of its programming on another station in the same broadcast service (i.e., AM-AM or FM-FM) where the two stations serve substantially the same geographic area, whether the licensee owns the stations or owns and programs the other through a TBA arrangement.

     Proposed Changes. The FCC is considering various proposals to modify its broadcast "attribution" rules. Among the proposals are (i) raising the basic benchmark for attributing ownership from 5% to 10% of the licensee's voting stock, (ii) raising the attribution benchmark for certain institutional investors from 10% to 20%, (iii) limiting the applicability of the single majority shareholder rule (discussed above) to treat as attributable large stock interests coupled with other debt or securities and (iv) treating non-voting stock as attributable in certain circumstances. The FCC is also considering changes to its multiple ownership rules to encourage minority ownership of radio and television broadcast stations.

     The FCC has under consideration, and may in the future consider and adopt, new laws, regulations and policies regarding a wide variety of matters that could, directly or indirectly, affect the operation, ownership and financial performance of the Company's radio broadcast stations, result in the loss of audience share and advertising revenues for the Company's radio broadcast stations, and affect the ability of the Company to acquire additional radio broadcast stations or finance such acquisitions. Such matters include: changes to the license renewal process; the FCC's equal employment opportunity rules and other matters relating to minority and female involvement in the broadcasting industry; proposals to change rules relating to political broadcasting; technical and frequency allocation matters; AM stereo broadcasting; proposals to permit expanded use of FM translator stations; proposals to restrict or prohibit the advertising of beer, wine and other alcoholic beverages on radio; changes in the FCC's cross-interest, multiple ownership and cross-ownership policies; changes to broadcast technical requirements; proposals to allow telephone companies to deliver audio and video programming to the home through existing phone lines; proposals to limit the tax deductibility of advertising expenses by advertisers; proposals to auction to the highest bidder the right to use the radio broadcast spectrum, instead of granting FCC licenses and subsequent license renewals; and proposals to reinstate the "Fairness Doctrine" which requires a station to present coverage of opposing views in certain circumstances. It is also possible that Congress may enact additional legislation that could have a material impact on the operation, ownership and financial performance of the Company's radio stations over and above the already substantial impact of the 1996 Act.

     The FCC has taken initial steps to authorize the use of a new technology, DARS, to deliver audio programming by satellite. The FCC is also considering various proposals for terrestrial DARS. DARS may provide a medium for the delivery of multiple new audio programming formats to local and national audiences. It is not known at this time whether this technology also may be used in the future by existing radio broadcast stations either on existing or alternate broadcasting frequencies.

     The Company cannot predict what other matters might be considered in the future, nor can it judge in advance what impact, if any, the implementation of any of these proposals or changes might have on its business.

     Federal Antitrust Laws. The FTC and the DOJ evaluate transactions requiring a pre-acquisition filing under the HSR Act to determine whether those transactions should be challenged under the federal antitrust laws. These agencies (particularly the DOJ) recently have been increasingly active in their review of radio station acquisitions where an operator proposes to acquire new stations in its existing markets.

     As part of its increased scrutiny of radio station acquisitions, the DOJ has stated publicly that it believes that TBAs and other similar agreements customarily entered into in connection with radio station transfers prior to the expiration of the waiting period under the HSR Act could violate the HSR Act. Since then, the DOJ has stated publicly that it will apply its new policy prohibiting TBAs in connection with purchase agreements until the expiration or termination of the HSR waiting period on a prospective basis.

     The DOJ has stated publicly that it has established certain revenue and audience share concentration benchmarks with respect to radio station acquisitions, above which a transaction may receive additional antitrust scrutiny. However, to date, the DOJ has also investigated transactions that do not meet or exceed these benchmarks and has cleared transactions that do exceed the benchmarks. Given this uncertainty, the Company cannot predict whether it will be required by the DOJ or the FTC to dispose of certain stations to be acquired as a result of the Pending Transactions. Although the Company does not believe that its acquisition strategy as a whole will be adversely affected in any material respect by antitrust review (including review under the HSR Act) or by additional divestitures that the Company may have to make as a result of antitrust review, there can be no assurance that this will be the case.

EMPLOYEES

     The Company has approximately 3,900 employees. Certain employees at the Company's stations in New York, Los Angeles, Chicago, San Francisco, Washington, D.C., Philadelphia, Detroit and Cincinnati (approximately 300 employees), are represented by unions. The Company believes that its relations with its employees and these unions are generally good.

     The Company employs several high-profile on-air personalities who have large, loyal audiences in their respective markets. The Company believes that its relationships with its on-air talent are valuable, and it generally enters into employment agreements with these individuals.

PROPERTIES AND FACILITIES

     The types of properties required to support each of the Company's existing or to be acquired radio stations include offices, studios, transmitter sites and antenna sites. A station's studio is generally housed with its office in a downtown or business district. A station's transmitter sites and antenna sites generally are located in a manner that provides maximum market coverage.

     The studios and offices of the Company's stations and its corporate headquarters are located in leased or owned facilities. The terms of these leases expire in one to ten years. The Company either owns or leases its transmitter and antenna sites. These leases have expiration dates that range from one to eight years.

     The Company does not anticipate any difficulties in renewing those leases that expire within the next several years or in leasing other space, if required.

     No one property is material to the Company's overall operations. The Company believes that its properties are in good condition and suitable for its operations. The Company owns substantially all of the equipment used in its radio broadcasting business.

     The principal executive offices of the Company are located at 433 East Las Colinas Boulevard, Suite 1130, Irving, Texas 75039. The telephone number of the Company at that address is (972) 869-9020.

LEGAL PROCEEDINGS

     In August 1993, the Company terminated an agreement with Sagittarius Broadcasting Company (an affiliate of Infinity Broadcasting Corporation) and One Twelve, Inc. (collectively, the "Claimants") pursuant to which programming featuring radio personality Howard Stern was broadcast on radio station WLUP-AM (now WMVP-AM) in Chicago. The Claimants allege that termination of the agreement was wrongful and have sued the Company in the Supreme Court of the State of New York, County of New York (the "Court"). The agreement required payments to the Claimants in the amount of $2.6 million plus five percent of advertising revenues generated by the programming over the three-year term of the agreement. A total of approximately $680,000 was paid to the Claimants pursuant to the agreement prior to termination. Claimants' complaint alleged claims for breach of contract, indemnification, breach of fiduciary duty and fraud. Claimants' aggregate prayer for relief totaled $45.0 million. On July 12, 1994, the Court granted the Company's motion to dismiss Claimants' claims for fraud and breach of fiduciary duty. On June 6, 1995, the Court denied the Claimants' motion for summary judgment on their contract and indemnification claims and this order has been affirmed on appeal. On May 17, 1996, after the close of discovery, the Company filed a motion for summary judgment, seeking the dismissal of the remaining claims in the original complaint. On July 1, 1996, Claimants moved for leave to amend their complaint in order to add claims for breach of the covenant of good faith and fair dealing, tortious interference with business advantage and prima facie tort. In the proposed amended complaint, Claimants seek compensatory and punitive damages in excess of $25.0 million. On March 13, 1997, the Court denied the Company's motion for summary judgment, allowed Claimants' request to amend the complaint to add a claim for breach of the covenant of good faith and fair dealing and denied Claimants' request to amend the complaint to add claims for tortious interference with business advantage and prima facia tort. On April 25, 1997, the Company filed a notice of appeal of the denial of the Company's motion for summary judgment. On September 11, a five-judge panel in the N.Y. State Court of Appeals heard oral arguments on this matter. The Company believes that it acted within its rights in terminating the agreement.

     The Company is also involved in various other claims and lawsuits which are generally incidental to its business. The Company is vigorously contesting all such matters and believes that their ultimate resolution will not have a material adverse effect on its consolidated financial position or results of operations.

                       MANAGEMENT AND BOARD OF DIRECTORS

     The directors and executive officers of Chancellor Media, CMHC and CMCLA are:

                   NAME                     AGE                     POSITION
                   ----                     ---                     --------
Thomas O. Hicks...........................  50    Chairman of the Board and Director
Scott K. Ginsburg.........................  44    President, Chief Executive Officer and
                                                  Director
James E. de Castro........................  44    Chief Operating Officer and Director
Matthew E. Devine.........................  48    Chief Financial Officer and Chief Accounting
                                                  Officer, Secretary
Thomas J. Hodson..........................  53    Director
Perry Lewis...............................  59    Director
Jeffrey A. Marcus.........................  50    Director
John H. Massey............................  57    Director
Eric C. Neuman............................  52    Director
Lawrence D. Stuart, Jr....................  52    Director
Steven Dinetz.............................  49    Director

THOMAS O. HICKS

     Mr. Hicks was elected Chairman of the Board and a director of Chancellor Media, CMHC and CMCLA upon the consummation of the Chancellor Merger. He had been Chairman and a director of Chancellor and CRBC prior to the Chancellor Merger, since April 1996. Mr. Hicks is Chairman of the Board and Chief Executive Officer of Hicks Muse, a private investment firm located in Dallas, St. Louis, New York and Mexico City specializing in strategic investments, leveraged acquisitions and recapitalizations. From 1984 to May 1989, Mr. Hicks was Co-Chairman of the Board and Co-Chief Executive Officer of Hicks & Haas, Incorporated, a Dallas based private investment firm. Mr. Hicks serves as a director of Sybron International Corporation, Inc., Berg Electronics Corp., Neodata Corporation, D.A.C. Vision Inc. and Olympus Real Estate Corporation.

SCOTT K. GINSBURG

     Mr. Ginsburg was elected President, Chief Executive Officer and a director of Chancellor Media, CMHC and CMCLA upon the consummation of the Chancellor Merger. Mr. Ginsburg had been Chairman of the Board, Chief Executive Officer and a director of Evergreen prior to the Chancellor Merger. He had been Chairman of Evergreen since 1990, and Chief Executive Officer of Evergreen since 1988. Mr. Ginsburg was President of Evergreen from 1988 to 1993 and held various positions with H&G Communications, Inc. from 1987 to 1988. Mr. Ginsburg entered the radio broadcasting business in 1983.

JAMES E. DE CASTRO

     Mr. de Castro was elected Co-Chief Operating Officer and a director of Chancellor Media, CMHC and CMCLA upon the consummation of the Chancellor Merger. Mr. de Castro was previously President of Evergreen since 1993 and Chief Operating Officer and a director of Evergreen since 1989. From 1987 to 1988, Mr. de Castro held various positions with H&G Communications, Inc. and predecessor entities. From 1981 to 1989, Mr. de Castro was general manager of radio stations WLUP-FM and WLUP-AM (now known as WMVP-AM) in Chicago, and from 1989 to 1992, Mr. de Castro was general manager of radio station KKBT-FM in Los Angeles.

MATTHEW E. DEVINE

     Mr. Devine was elected Chief Financial Officer, Chief Accounting Officer and Secretary of Chancellor Media, CMHC and CMCLA upon consummation of the Chancellor Merger. Prior thereto, Mr. Devine had been an Executive Vice President of Evergreen since 1993, Chief Financial Officer, Treasurer and Secretary of Evergreen since 1988 and a director of Evergreen since 1989.

THOMAS J. HODSON

     Mr. Hodson became a director of Chancellor Media, CMHC and CMCLA upon consummation of the Chancellor Merger. Mr. Hodson had previously served as a director of Evergreen since 1992. Mr. Hodson became President of Columbia Falls Aluminum Company in 1994. He had been a Vice President of Stephens, Inc. from 1986 through 1993.

PERRY LEWIS

     Mr. Lewis became a director of Chancellor Media, CMHC and CMCLA upon consummation of the Chancellor Merger. Mr. Lewis had previously served as a director of Evergreen since Evergreen acquired Broadcasting Partners, Inc. ("BPI") in 1995. Mr. Lewis was the Chairman of BPI from its inception in 1988 until its merger with Evergreen, and was Chief Executive Officer of BPI from 1993 to 1995. Mr. Lewis is a founder of Morgan, Lewis, Githens & Ahn, an investment banking and leveraged buyout firm which was established in 1982. Mr. Lewis serves as director of Aon Corporation, ITI Technologies, Inc., Gradall Industries, Inc. and Stuart Entertainment, Inc.

JEFFREY A. MARCUS

     Mr. Marcus became a director of Chancellor Media, CMHC and CMCLA upon consummation of the Chancellor Merger. Mr. Marcus currently serves as the Chairman and Chief Executive Officer of Marcus Cable Company, the ninth largest cable television multiple system operator (MSO) in the United States which serves over 1.2 million customers and which Mr. Marcus formed in 1990. Until November 1988, Mr. Marcus served as Chairman and Chief Executive Officer of WestMarc Communications, Inc., an MSO formed through the merger in 1987 of Marcus Communications, Inc. and Western TeleCommunications, Inc. Mr. Marcus has more than 29 years experience in the cable television business. Mr. Marcus is a co-owner of the Texas Rangers Baseball Club and serves as a director or trustee of several charitable and civic organizations.

JOHN H. MASSEY

     Mr. Massey became a director of Chancellor Media, CMHC and CMCLA upon consummation of the Chancellor Merger. Until August 2, 1996, Mr. Massey served as the Chairman of the Board and Chief Executive Officer of Life Partners Group, Inc., an insurance holding company, having assumed those offices in October 1994. Prior to joining Life Partners, he served, since 1992, as the Chairman of the Board of, and currently serves as a director of, FSW Holdings, Inc., a regional investment banking firm. Since 1986, Mr. Massey has served as a director of Gulf-California Broadcast Company, a private holding company that was sold in May 1996. From 1986 to 1992, he also was President of Gulf-California Broadcast Company. From 1976 to 1986, Mr. Massey was President of Gulf Broadcast Company, which owned and operated 6 television stations and 11 radio stations in major markets in the United States. Mr. Massey currently serves as a director of Central Texas Bankshare Holdings, Inc., Hill Bank and Trust Co., Hill Bancshares Holdings, Inc., Bank of The Southwest of Dallas, Texas, Columbus State Bank, Columbine JDS Systems, Inc., The Paragon Group, Inc., the Brazos Fund Group Inc. and Sunrise Television Group, Inc.

ERIC C. NEUMAN

     Mr. Neuman became a director of Chancellor Media, CMHC and CMCLA upon consummation of the Chancellor Merger. Mr. Neuman previously served as a director of Chancellor and CRBC since April 1996. Since May 1993, Mr. Neuman has been an officer of Hicks Muse and is currently serving as Senior Vice President. From 1985 to 1993, Mr. Neuman was a Managing General Partner of Communications Partners, Ltd., a private investment firm specializing in media and communications businesses.

LAWRENCE D. STUART, JR.

     Mr. Stuart became a director of Chancellor Media, CMHC and CMCLA upon consummation of the Chancellor Merger. Mr. Stuart previously served as a director of Chancellor and CRBC since January 1997.

Since October 1995, Mr. Stuart has served as a Managing Director and Principal of Hicks Muse. Prior to joining Hicks Muse, from 1990 to 1995 he served as the managing partner of the Dallas office of the law firm Weil, Gotshal & Manges LLP.

STEVEN DINETZ

     Mr. Dinetz was elected Co-Chief Operating Officer and a director of Chancellor Media, CMHC, and CMCLA upon the consummation of the Chancellor Merger. On September 22, 1997, Mr. Dinetz indicated to the Company that he was accepting a position as chief operating officer of a radio broadcaster affiliated with Hicks Muse; accordingly, Mr. Dinetz no longer serves as Co-Chief Operating Officer of Chancellor Media, CMHC and CMCLA, but continues to serve as a director for each such entity. Mr. Dinetz previously served as President, Chief Executive Officer and a Director of Chancellor and CRBC since its formation and prior thereto was the President and Chief Executive Officer and a Director of Chancellor Communications, a predecessor entity of Chancellor. Prior to joining Chancellor Communications, Mr. Dinetz served as a radio broadcasting consultant and, from October 1988 to January 1993, as the President and Chief Executive Officer of D&D Broadcasting, which Mr. Dinetz formed to acquire KOSI-FM and KEZW-AM in Denver, Colorado from Group W. Broadcasting, Inc. in a leveraged acquisition. Mr. Dinetz has more than 20 years experience in the radio broadcasting industry and has previously managed 14 radio stations throughout the United States, including stations in top 40 radio markets such as New York City, Miami-Fort Lauderdale, Dallas-Fort Worth and Denver.

COMPENSATION OF DIRECTORS

     Directors who are also officers of Chancellor Media, CMHC and CMCLA receive no additional compensation for their services as directors. Effective for the 1997 fiscal year, directors of Chancellor Media, CMHC and CMCLA who are not officers will receive (i) a fee of $12,000 per annum, (ii) a $1,000 fee for attendance at meetings or, if applicable, a $500 fee for attendance at meetings by telephone, (iii) a $500 fee for attendance at a committee meeting held on the same day as a regularly scheduled meeting and (iv) a $750 fee for attendance at a committee meeting held on a day other than a regularly scheduled meeting day. Directors of Chancellor Media, CMHC and CMCLA are also reimbursed for travel expenses and other out-of-pocket costs incurred in connection with such meetings. Additionally, all non-employee directors of Chancellor Media, CMHC and CMCLA in office on the day of Chancellor Media's annual stockholders meeting are entitled to an award of options to purchase 7,500 shares of Common Stock at an exercise price equal to the fair market value of such shares on the date of grant.

COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth all compensation, including bonuses, stock option awards and other payments, paid or accrued by the Company for the three fiscal years ending December 31, 1996, to the individuals serving as the Company's Chief Executive Officer and each of the Company's other executive officers serving in such capacity at the end of the last completed fiscal year whose total annual salary and bonus exceeded $100,000 during the fiscal year ended December 31, 1996. Each of these individuals has been and continues to be an employee of the Company, and the compensation amounts in the following tables represent all compensation paid to each such individual in connection with his or her position with the Company and its subsidiaries taken as a whole.

                           SUMMARY COMPENSATION TABLE

                                                                        LONG TERM
                                      ANNUAL COMPENSATION             COMPENSATION
                             --------------------------------------   -------------   SECURITIES
      NAME AND                                       OTHER ANNUAL      RESTRICTED     UNDERLYING    LTIP      ALL OTHER
 PRINCIPAL POSITION    YEAR   SALARY      BONUS     COMPENSATION(1)   STOCK AWARDS     OPTIONS     PAYOUTS   COMPENSATION
 ------------------    ----  --------    --------   ---------------   -------------   ----------   -------   ------------
Scott K. Ginsburg....  1996  $750,000    $956,000      --                   --         187,500        --        $9,776(2)
Chairman and Chief     1995   650,000          --      --                   --              --        --         7,663(2)
Executive Officer      1994   574,000      50,000      --                   --              --                  11,020(2)
James E. de Castro...  1996  $750,000    $704,000      --                   --          37,500        --        $2,455(2)
President and Chief    1995   650,000     125,000      --                   --         150,000        --         2,455(2)
Operating Officer      1994   500,000      50,000      --                   --          75,000        --        27,455(3)
Matthew E. Devine....  1996  $300,000    $352,000      --                   --          18,750        --            --
Executive Vice         1995   275,000      63,000      --                   --          75,000        --            --
President, Chief       1994   194,000      25,000      --                   --          75,000        --            --
Financial Officer,
  and
Treasurer
Kenneth J. O'Keefe...  1996  $250,000(4) $210,000      --                   --         150,000        --            --
Executive Vice         1995        --          --      --                   --              --        --            --
President Operations   1994        --          --      --                   --              --        --            --

---------------

(1) The aggregate annual amount of prerequisites and other personal benefits, securities or property does not exceed $50,000 or 10% of the total of the annual salary and bonus for the named officer.

(2) Payment of term life insurance policy.

(3) Includes payment of a term life insurance policy and payments to Mr. de Castro as compensation to offset increased costs and other expenses associated with Mr. de Castro's temporary relocation to Los Angeles, California, undertaken at the request of the Company. These amounts were $2,455 and $25,000, respectively.

(4) Represents compensation for the period beginning March 1, 1996, when Mr. O'Keefe joined the Company.

     Option Grants in Last Fiscal Year. The following table sets forth information regarding options to purchase Evergreen's formerly outstanding Class A Common Stock (each share of which has been reclassified, changed and converted into one share of Common Stock of Chancellor Media) granted by the Company to its Chief Executive Officer and the other executive officers named in the Summary Compensation Table during the 1996 fiscal year.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                         INDIVIDUAL GRANTS                           GRANT DATE VALUE
                           ----------------------------------------------    --------------------------------
                           NUMBER OF
                           SECURITIES     % OF TOTAL
                           UNDERLYING      OPTIONS
                            OPTIONS       GRANTED TO                                             GRANT DATE
                            GRANTED      EMPLOYEES IN    EXERCISE OR BASE                       PRESENT VALUE
          NAME             (#)(1)(2)     FISCAL YEAR     PRICE ($/SHARE)     EXPIRATION DATE       ($)(4)
          ----             ----------    ------------    ----------------    ---------------    -------------
Scott K. Ginsburg........   150,000         25.5%           $21.33(2)           12/31/05         $1,792,500
                             37,500          6.4%            24.50(3)           12/31/05            478,125
James E. de Castro.......    37,500          6.4%            24.50(3)           12/31/04            436,875
Matthew E. Devine........    18,750          3.2%            24.50(3)           12/31/04            218,438
Kenneth J. O'Keefe.......   150,000         25.5%            21.33(2)           03/01/06          1,545,000

---------------
(1) Represents options to purchase shares of Common Stock granted under Chancellor Media's 1995 Stock Option Plan for Executive Officers and Key Employees (the "1995 Stock Option Plan"). The options awarded to Mr. Ginsburg are exercisable in whole or part beginning on January 1, 2001, and expire on December 31, 2005. The options awarded to Mr. de Castro and Mr. Devine are exercisable in whole or part beginning January 1, 2000, and expire on December 31, 2004. The options awarded to Mr. O'Keefe are exercisable in whole or part beginning February 28, 1999, and expire on March 1, 2006. The Compensation Committee of Chancellor Media under certain circumstances has the discretion to accelerate the exercisability of the options in connection with the occurrence of a change in control of Chancellor Media. The options may expire earlier upon the occurrence of certain merger or consolidation transactions involving Chancellor Media. Chancellor Media is not required to issue and deliver any certificate for shares of Common Stock purchased upon exercise of the option or any portion thereof prior to fulfillment of certain conditions, including the completion of registration or qualification of such shares of Common Stock under federal or state securities laws and the payment to Chancellor Media of all amounts required to be withheld upon exercise of the options under any federal, state or local tax law. The holder of an option has no rights or privileges of a stockholder in respect of any shares of Common Stock purchasable upon exercise of the options unless and until certificates representing such shares shall have been issued by Chancellor Media to such holder. Once exercisable, the options are exercisable by the holder or, upon the death of such holder, by his personal representatives or by any person empowered to do so under such holder's will or under the applicable laws of descent and distribution. The options are not transferable except by will or by the applicable laws of descent and distribution.

(2) Represents the estimated fair value of Class A Common Stock of Evergreen on December 29, 1995, the last trading day before December 31, 1995, the date of the grant.

(3) Represents the estimated fair value of Class A Common Stock of Evergreen on December 30, 1996, the last trading day before December 31, 1996, the date of the grant.

(4) The present value of each grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions: dividend yield of 0% for all years; expected volatility of 44.5%; risk-free interest rate of 6.0% and expected life of seven years.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END VALUES

     The following table sets forth information concerning option exercises in the year ended December 31, 1996 by the Company's Chief Executive Officer and the other executive officers named in the Summary Compensation Table, and the value of each such executive officer's unexercised options at December 31, 1996.

                                                                  NUMBER OF
                                                            SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                                                             UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                               SHARES                       AT FISCAL YEAR-END(#)       AT FISCAL YEAR-END($)(1)
                             ACQUIRED ON      VALUE      ---------------------------   ---------------------------
                             EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                             -----------   -----------   -----------   -------------   -----------   -------------
Scott K. Ginsburg..........        --             --            --        187,500              --       475,500
James E. de Castro.........    15,000        418,050       547,500        187,500      12,608,775       475,500
Matthew E. Devine..........        --             --       150,000         93,750       2,874,000       237,750
Kenneth J. O'Keefe.........        --             --            --        150,000              --       475,500

---------------
(1) Based upon a per share price for Common Stock of $24.50. This price represents the closing price for the Class A Common Stock of Evergreen on the Nasdaq National Market System on December 30, 1996.

EMPLOYMENT AGREEMENTS

  Ginsburg Employment Agreement

     On September 4, 1997, Evergreen and EMCLA entered into a new employment agreement (the "Ginsburg Employment Agreement") with Mr. Ginsburg, President and Chief Executive Officer of Chancellor Media, CMHC and CMCLA, to be effective on the closing date of the Chancellor Merger. The Ginsburg Employment Agreement, which has a term that extends through September 5, 2002 and which Mr. Ginsburg may extend for an additional five-year term, provides for an initial annual base salary of $1,000,000 for the first year of the employment agreement, to be increased each year by a percentage equal to the percentage change in the consumer price index during the preceding year. In addition, the Ginsburg Employment Agreement provides for an annual bonus of up to $3,000,000 based upon a percentage of the amount by which Chancellor Media exceeds certain annual performance targets which are defined in the Ginsburg Employment Agreement. The Ginsburg Employment Agreement provides that, on the closing date of the Chancellor Merger and on each of the first four anniversaries thereof on which Mr. Ginsburg remains employed by Chancellor Media, Mr. Ginsburg shall be granted options to purchase 100,000 shares of Chancellor Media Common Stock. If Mr. Ginsburg's employment is terminated without "cause" (as defined in the Ginsburg Employment Agreement) or if Mr. Ginsburg terminates his employment for "good reason" (as defined in the Ginsburg Employment agreement) prior to the fifth annual anniversary of the consummation of the Chancellor Merger, Mr. Ginsburg will receive on such termination date a number of options equal to 500,000 minus the number of options previously granted to Mr. Ginsburg pursuant to the preceding sentence prior to such date. In addition, in recognition of Mr. Ginsburg's rights under his prior employment agreement, the Company granted Mr. Ginsburg an option to acquire an additional 150,000 shares of Chancellor Media Common Stock on the closing date of the Chancellor Merger. The Ginsburg Employment Agreement provides that all options granted pursuant to the Ginsburg Employment Agreement will be exercisable for ten years from the date of grant of the option (notwithstanding any termination of employment), at a price per share equal to the market price for Chancellor Media Common Stock at the close of trading on the day immediately preceding the date of the grant. The Ginsburg Employment Agreement provides that, in the event of termination of Mr. Ginsburg's employment by Chancellor Media without "cause" or by Mr. Ginsburg with "good reason," the Company shall make a one-time cash payment to Mr. Ginsburg in a gross amount such that the net payments retained by Mr. Ginsburg (after payment by the Company of any excise taxes imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, with respect to such payment) shall equal $20,000,000. The Ginsburg Employment Agreement further provides that, in the event of termination of Mr. Ginsburg's employment by reason of expiration or non-renewal of the Ginsburg Employment Agreement, the Company shall make a one-time cash payment to Mr. Ginsburg equal to two times the amount of his annual base salary for the immediately preceding ended contract year. The Ginsburg Employment Agreement provides that Mr. Ginsburg will have registration rights with respect to all Chancellor Media Common Stock acquired by Mr. Ginsburg at any time which rights are no less favorable to Mr. Ginsburg as the registration rights held by Hicks Muse and its affiliates with respect to the common stock of Chancellor immediately prior to the consummation of the Chancellor Merger.

  de Castro Employment Agreement

     On September 4, 1997, Evergreen and EMCLA entered into a new employment agreement (the "de Castro Employment Agreement") with Mr. de Castro, Co-Chief Operating Officer of Chancellor Media, CMHC and CMCLA, to be effective on the closing date of the Chancellor Merger. The de Castro Employment Agreement, which has a term that extends through September 5, 2002, provides for an initial annual base salary of $900,000 for the first year of the employment agreement, to be increased each year by a percentage equal to the percentage change in the consumer price index during the preceding year. In addition, the de Castro Employment Agreement provides for an annual bonus of up to $3,000,000 based upon a percentage of the amount by which Chancellor Media exceeds certain annual performance targets which are defined in the de Castro Employment Agreement. The de Castro Employment Agreement provides that, on the closing date of the Chancellor Merger and on each of the first four anniversaries thereof on which Mr. de Castro remains employed by Chancellor Media, Mr. de Castro shall be granted options to purchase 100,000 shares of Chancellor Media Common Stock. If Mr. de Castro's employment is terminated without "cause" (as defined in the de Castro Employment Agreement) or if Mr. de Castro terminates his employment for "good reason" (as defined in the de Castro Employment agreement) prior to the fifth annual anniversary of the consummation of the Chancellor Merger, Mr. de Castro will receive on such termination date a number of options equal to 500,000 minus the number of options previously granted to Mr. de Castro pursuant to the preceding sentence prior to such date. In addition, in recognition of Mr. de Castro's rights under his prior employment agreement, the Company granted Mr. de Castro an option to acquire an additional 112,500 shares of Chancellor Media Common Stock on the closing date of the Chancellor Merger. The de Castro Employment Agreement provides that all options granted pursuant to the de Castro Employment Agreement will be exercisable for ten years from the date of grant of the option (notwithstanding any termination of employment), at a price per share equal to the market price for Chancellor Media Common Stock at the close of trading on the day immediately preceding the date of the grant. The de Castro Employment Agreement provides that, in the event of termination of Mr. de Castro's employment by Chancellor Media without "cause" or by Mr. de Castro with "good reason," the Company shall make a one-time cash payment to Mr. de Castro in a gross amount such that the net payments retained by Mr. de Castro (after payment by Chancellor Media of any excise taxes imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, with respect to such payment) shall equal $5,000,000. The de Castro Employment Agreement further provides that, in the event of termination of Mr. de Castro's employment by Mr. de Castro for other than "good reason," Chancellor Media shall continue to pay Mr. de Castro his applicable base salary through the fifth anniversary of the closing date of the Chancellor Merger. In such event, Chancellor Media has the right, in return for the payment at the end of each calendar year until September 5, 2002, of an annual amount equal to the product of Mr. de Castro's average bonus multiplied by the fraction of each such calendar year which precedes the fifth anniversary of the consummation of the Chancellor Merger, to require that Mr. de Castro not be employed by or perform activities on behalf of any radio broadcasting station serving the same market as any radio station owned by Chancellor Media and its subsidiaries. The de Castro Employment Agreement further provides that if Mr. de Castro's employment is terminated by reason of expiration or non-renewal of the de Castro Employment Agreement, Chancellor Media shall make a one-time cash payment to Mr. de Castro equal to two times the amount of his annual base salary for the immediately preceding contract year.

  Devine Employment Agreement

     On September 4, 1997, Evergreen and EMCLA entered into a new employment agreement (the "Devine Employment Agreement") with Mr. Devine, Chief Financial Officer of Chancellor Media, CMHC and CMCLA, to be effective on the closing date of the Chancellor Merger. The Devine Employment Agreement, which has a term that extends through September 5, 2002, provides for an initial annual base salary of

$500,000 for the first year of the employment agreement, to be increased each year by $25,000. In addition, the Devine Employment Agreement provides for an annual bonus of up to $1,000,000 based upon a percentage of the amount by which Chancellor Media exceeds certain annual performance targets which are defined in the Devine Employment Agreement. The Devine Employment Agreement provides that, on the closing date of the Chancellor Merger and on each of the first four anniversaries thereof on which Mr. Devine remains employed by Chancellor Media, Mr. Devine shall be granted options to purchase 75,000 shares of Chancellor Media Common Stock. If Mr. Devine's employment is terminated without "cause" (as defined in the Devine Employment Agreement) or if Mr. Devine terminates his employment for "good reason" (as defined in the Devine Employment Agreement) prior to the fifth annual anniversary of the consummation of the Chancellor Merger, Mr. Devine will receive on such termination date a number of options equal to 375,000 minus the number of options previously granted to Mr. Define pursuant to the preceding sentence prior to such date. In addition, in recognition of Mr. Devine's rights under his prior employment agreement, the Company granted Mr. Devine an option to acquire an additional 56,250 shares of Chancellor Media Common Stock on the closing date of the Chancellor Merger. The Devine Employment Agreement provides that all options granted pursuant to the Devine Employment Agreement will be exercisable for ten years from the date of grant of the option (notwithstanding any termination of employment), at a price per share equal to the market price for Chancellor Media Common Stock at the close of trading on the day immediately preceding the date of the grant. The Devine Employment Agreement provides that, in the event of termination of Mr. Devine's employment by Chancellor Media without "cause" or by Mr. Devine with "good reason," the Company shall make a one-time cash payment to Mr. Devine in a gross amount such that the net payments retained by Mr. Devine (after payment by Chancellor Media of any excise taxes imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, with respect to such payment) shall equal $2,000,000. The Devine Employment Agreement further provides that, in the event of termination of Mr. Devine's employment by Mr. Devine for other than "good reason," Chancellor Media shall continue to pay Mr. Devine his applicable base salary through the earlier of the fifth anniversary of the closing date of the Chancellor Merger or the second anniversary of the termination of employment (the "Cessation Date"). In such event, Chancellor Media also has the right, in return for the payment at the end of each calendar year until the Cessation Date of an annual amount equal to the product of Mr. Devine's average bonus multiplied by the fraction of each such calendar year which precedes the Cessation Date, to require that Mr. Devine not be employed by or perform activities on behalf of any radio broadcasting station serving the same market as any radio station owned by Chancellor Media and its subsidiaries. The Devine Employment Agreement further provides that if Mr. Devine's employment is terminated by reason of expiration or non-renewal of the Devine Employment Agreement, Chancellor Media shall make a one-time cash payment to Mr. Devine equal to two times the amount of his annual base salary for the immediately preceding contract year.

  Dinetz Employment Agreement

     Mr. Dinetz has previously entered into an employment agreement (the "Dinetz Employment Agreement") with Chancellor and CRBC pursuant to which he served as President and Chief Executive Officer of Chancellor and CRBC. The Dinetz Employment Agreement is currently scheduled to expire on December 31, 2000, unless earlier terminated, and provides for a base salary of $500,000 per year plus an annual bonus of up to $200,000 based on performance criteria established by Chancellor's Board of Directors at the beginning of each fiscal year. Each December 31 during the term of the Dinetz Employment Agreement, Mr. Dinetz's base salary for the next succeeding year shall be adjusted based upon the Consumer Price Index, provided that his annual base salary shall never be less than $500,000. Unless either party gives written notice to the contrary prior to December 31 of each year the Dinetz Employment Agreement is in effect the employment agreement will automatically be extended for an additional year so that, as of each December 31, the remaining term of the Dinetz Employment Agreement will be five years. The employment agreement also provides for participation by Mr. Dinetz in all benefit programs maintained by Chancellor or its subsidiaries and provides for certain life, health and disability insurance coverage for Mr. Dinetz.

     The Dinetz Employment Agreement may be terminated by Chancellor and CRBC at any time prior to the completion of the five year stated term. If Chancellor and CRBC terminate the Dinetz Employment Agreement other than for cause (as defined in the Dinetz Employment Agreement), or if Mr. Dinetz voluntarily terminates the Dinetz Employment Agreement for good reason (as defined in the Dinetz Employment Agreement), Chancellor and CRBC must pay Mr. Dinetz severance compensation equal to two years of Mr. Dinetz's base salary; provided, however, that if the decision to terminate the Dinetz Employment Agreement results from the failure of Chancellor or CRBC to meet certain specified financial performance criteria, Mr. Dinetz will be entitled to receive severance compensation equal to one year of Mr. Dinetz's base salary.

     In 1994, pursuant to his former employment agreement with Chancellor, Mr. Dinetz was granted options (the "Dinetz Options") to purchase 5,976,415 shares of nonvoting stock, including (i) options vesting equally over five years (from January 10, 1994) to purchase up to 3,307,722 shares at an exercise price of $1.00 per share and (ii) options vesting equally over five years (from October 12, 1994) to purchase up to 2,668,582 shares at an exercise price of $1.25 per share, in each case with such exercise price to increase at a compound rate of 9% per annum. Of the options granted, options for 1,062,004 shares contained a feature which conditioned their exercise upon CRBC's attaining certain rates of return ("IRR Options"). In September 1995, CRBC agreed with Mr. Dinetz to amend the IRR Options to remove the rate of return feature. CRBC further agreed to amend the exercise price for the Dinetz Options to provide that all options previously exercisable at $1.00 per share will be exercisable at $1.25 per share and that all options previously exercisable at $1.25 per share will be exercisable at $1.40 per share. The Dinetz Options were also amended to remove the annual compounding of the exercise price. In accordance with their terms, the Dinetz Options were adjusted in connection with the recapitalization of Chancellor's common stock immediately prior to the consummation of the initial public offering of Chancellor's Class A Common Stock. In addition, on February 9, 1996, Mr. Dinetz was granted options to purchase 75,000 shares of Chancellor's Class A Common Stock pursuant to Chancellor's Stock Award Plan.

     The Company expects to honor the terms of Mr. Dinetz' employment agreement in connection with his change of position on September 22, 1997. See "Management and Board of Directors -- Steven Dinetz" above.

  O'Keefe Employment Agreement

     In February of 1996, Evergreen entered into an employment agreement (the "O'Keefe Employment Agreement") with Mr. O'Keefe that has a term through February 28, 1999 and provides for an annual base salary beginning at $300,000 in 1996 and increasing incrementally to $350,000 in 1998. Mr. O'Keefe was nominated for election to the Board of Directors of Evergreen pursuant to the terms of his employment agreement. In addition, the agreement provides for Mr. O'Keefe to receive an annual incentive bonus based upon a percentage of the amount by which Evergreen exceeds certain annual performance targets as defined in the agreement. The agreement also provides that Mr. O'Keefe is eligible for certain options to purchase Common Stock. Pursuant to the agreement, Mr. O'Keefe was awarded options to purchase 150,000 shares of Common Stock. The stock options vest and become exercisable subject to Mr. O'Keefe's continued employment by Evergreen through February 28, 1999. However, Mr. O'Keefe may be eligible to exercise the options on a pro rata basis in the event he is terminated prior to February 28, 1999 upon certain events specified in his employment agreement, including Mr. O'Keefe's death or disability, a change in control of Evergreen, termination without cause and a material breach of the employment agreement by Evergreen leading to the resignation of Mr. O'Keefe. The agreement terminates upon the death of Mr. O'Keefe and may be terminated by Evergreen upon the disability of Mr. O'Keefe or for or without "cause" (as defined in the agreement). During the term of the agreement, Mr. O'Keefe is prohibited from engaging in certain activities competitive with the business of Evergreen. However, with the approval of Evergreen, Mr. O'Keefe may engage in activities not directly competitive with the business of Evergreen as long as such activities do not materially interfere with Mr. O'Keefe's employment obligations. On March 1, 1997, Evergreen and Mr. O'Keefe amended the O'Keefe Employment Agreement in order to make certain provisions of the O'Keefe Employment Agreement comparable to those contained in Mr. de Castro's and Mr. Devine's former employment agreement.

     On September 4, 1997, Evergreen and EMCLA entered into an employment agreement (the "O'Keefe Amendment") with Mr. O'Keefe, Executive Vice President -- Operations of Chancellor Media, CMHC and

CMCLA. As a result of the O'Keefe Amendment, the O'Keefe Employment Agreement is to expire as of December 31, 1997, and the O'Keefe Amendment is intended to be effective on January 1, 1998. The O'Keefe Amendment, which has a term through December 31, 2000, provides for an initial annual base salary of $500,000 for the first year of the employment agreement, to be increased each year by $25,000. In addition, the O'Keefe Amendment provides for an annual bonus of up to $600,000, based upon a percentage of the amount by which Chancellor Media exceeds certain annual performance targets which are defined in the O'Keefe Amendment. The O'Keefe Amendment provides that, on January 1, 1998, 1999 and 2000, assuming that Mr. O'Keefe remains employed by Chancellor Media on such dates, Mr. O'Keefe shall be granted options to purchase 50,000 shares of Chancellor Media Common Stock. Furthermore, with respect to the option to purchase 150,000 shares of Chancellor Media Common Stock granted under the O'Keefe Employment Agreement, (i) all such options will become exercisable on February 28, 1999 if Mr. O'Keefe remains employed by Chancellor Media on such date, (ii) if Mr. O'Keefe's employment is terminated as a result of Mr. O'Keefe's death or disability or resignation by Mr. O'Keefe following a material breach of the O'Keefe Amendment by Chancellor Media, a prorated portion of such options will become exercisable and (iii) if Mr. O'Keefe's employment is terminated without "cause" (as defined in the O'Keefe Amendment) or there is a "change of control" (as defined in the O'Keefe Amendment), all such options shall become exercisable. The O'Keefe Amendment provides that all options granted pursuant to the O'Keefe Amendment will be exercisable for seven years from the date of grant of the option, at a price per share equal to the market price for Chancellor Media Common Stock on the date of the grant. The O'Keefe Amendment provides that, in the event of termination of Mr. O'Keefe's employment by Chancellor Media without "cause," Chancellor Media shall pay Mr. O'Keefe his base salary and a prorated annual bonus and provide health and life insurance coverage until the earlier of the expiration of the term of the O'Keefe Amendment or the date on which Mr. O'Keefe becomes employed in a position providing similar compensation.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

     The members of the compensation committee of Chancellor Media, CMHC and CMCLA have not yet been determined. It is expected that the members of the compensation committee of Chancellor Media CMHC and CMCLA will be determined at an upcoming meeting of the Board of Directors of Chancellor Media, CMHC and CMCLA.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     All of the common stock of CMCLA is held beneficially and of record by CMHC. All of the common stock of CMHC is held beneficially and of record by Chancellor Media. The following table lists information regarding beneficial ownership of Chancellor Media Common Stock by directors and executive officers of Chancellor Media and their affiliates, as well as all directors and executive officers as a group. As a result of the consummation of the Chancellor Merger, Chancellor Media is uncertain as to the status of ownership of the former stockholders of Evergreen and Chancellor that beneficially owned 5% or more of the respective classes of common stock, which 5% stockholders are not directors or executive officers of Chancellor Media.

Accordingly, Chancellor Media believes that such information would not be useful to investors, and no information regarding such non-affiliated stockholders is attempted to be presented below.

                    NAME OF STOCKHOLDER                        SHARES        PERCENT(1)
                    -------------------                        ------        ----------
Scott K. Ginsburg..........................................   2,364,066(2)      4.4%
James E. de Castro.........................................     660,000(3)      *
Steven Dinetz..............................................     432,493(4)      *
Matthew E. Devine..........................................     281,250(5)      *
Thomas O. Hicks............................................   9,363,525(6)     15.7%
Perry J. Lewis.............................................      59,274(7)      *
Thomas J. Hodson...........................................       7,500(8)      *
Eric C. Neuman.............................................         909         *
John H. Massey.............................................      21,212(9)      *
Jeffrey A. Marcus..........................................      43,939(10)     *
Lawrence D. Stuart, Jr. ...................................       4,955         *
Hicks, Muse Affiliates.....................................   9,363,525(11)    15.7%
All directors and executive officers as a group............  13,164,123(12)    21.5%

---------------

  *  Less than one percent.

 (1) Assumes that 59,613,500 primary shares of Chancellor Media Common Stock were issued and outstanding immediately after consummation of the Chancellor Merger.

 (2) Includes option to purchase 250,000 shares and 7,200 shares that are held by Mr. Ginsburg as custodian for his children.

 (3) Consists of options to purchase 660,000 shares.

 (4) Includes (i) options to purchase 424,175 shares, (ii) 545 shares held by an individual retirement account for the benefit of Mr. Dinetz and (iii) 500 shares held by Mr. Dinetz's daughter. Mr. Dinetz disclaims beneficial ownership of the shares of Chancellor Media Common Stock that are not owned by him of record.

 (5) Consists of options to purchase 281,250 shares.

 (6) Includes 312,423 shares owned of record by Mr. Hicks, 173,376 shares owned of record by Mr. Hicks as trustee for certain trusts of which his children are beneficiaries and 3,050 shares owned of record by Mr. Hicks as co-trustee of a trust for the benefit of unrelated parties. Also includes 1,224,376 shares owned of record by the Chancellor Business Trust and 7,650,289 shares owned by five limited partnerships of which the ultimate general partners are entities controlled by Mr. Hicks or Hicks Muse. Mr. Hicks is the controlling stockholder of Hicks Muse and serves as Chairman of the Board, President, Chief Executive Officer, Chief Operating Officer and Secretary of Hicks Muse. Accordingly, Mr. Hicks may be deemed to be the beneficial owner of all or a portion of the stock owned of record by such limited partnerships. Mr. Hicks disclaims beneficial ownership of shares of stock not owned of record by him.

 (7) Consists of 51,774 shares owned of record by Mr. Lewis and options to purchase 7,500 shares.

 (8) Consists of options to purchase 7,500 shares.

 (9) Consists of options to purchase 12,121 shares and 9,091 shares held by Mr. Massey's wife as her separate property.

(10) Includes options to purchase 12,121 shares.

(11) Includes 312,423 shares owned of record by Thomas O. Hicks, 173,376 shares owned by Mr. Hicks as trustee for certain trusts of which his children are beneficiaries, 3,050 shares owned of record by Mr. Hicks as co-trustee of a trust for the benefit of unrelated parties, 1,224,376 shares owned of record by the Chancellor Business Trust and 7,650,289 shares owned of record by five limited partnerships of which the ultimate general partners are entities controlled by Mr. Hicks or Hicks Muse. Mr. Hicks is the controlling stockholder of Hicks Muse and serves as Chairman of the Board, President, Chief

     Executive Officer, Chief Operating Officer and Secretary of Hicks Muse. Accordingly, Mr. Hicks may be deemed to be the beneficial owner of all or a portion of the stock owned of record by such limited partnerships. John R. Muse, Charles W. Tate, Jack D. Furst, Lawrence D. Stuart, Jr., Michael J. Levitt and Alan B. Menkes are officers, directors and minority stockholders of Hicks Muse and as such may be deemed to share with Mr. Hicks the power to vote or dispose of shares of stock to be held by such partnerships. Messrs. Hicks, Muse, Tate, Furst, Stuart, Levitt and Menkes disclaim the existence of a group and each of them disclaims beneficial ownership of shares of stock not owned of record by him.

(12) Includes options to purchase 1,654,667 shares.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Financial Monitoring and Oversight Agreement. Chancellor Media, CMHC and CMCLA are subject to a financial monitoring and oversight agreement, dated April 1, 1996, as amended on September 4, 1997, (the "Financial Monitoring and Oversight Agreement") with Hicks, Muse & Co. Partners, L.P. ("Hicks Muse Partners"), an affiliate of Hicks Muse. Pursuant thereto, the Company pays to Hicks Muse Partners an annual fee adjustable upward or downward at the end of each fiscal year to an amount not less than $1.0 million, subject to increase, but not decrease, based upon changes in the Consumer Price Index. Hicks Muse Partners is also entitled to reimbursement for any out-of-pocket expenses incurred by it in connection with rendering services under the Financial Monitoring and Oversight Agreement. In addition, Hicks Muse Partners, its affiliates and shareholders, and their respective directors, officers, agents, employees and affiliates are indemnified from and against all claims, actions, proceedings, demands, liabilities, damages, judgments, assessments, losses and costs, including fees and expenses, arising out of or in connection with the services rendered by Hicks Muse Partners in connection with the Financial Monitoring and Oversight Agreement.

     The Financial Monitoring and Oversight Agreement provides that the agreement will terminate at such time as Thomas O. Hicks and his affiliates collectively cease to beneficially own at least two-thirds of the number of shares of Common Stock beneficially owned by them, collectively, immediately following the Parent Merger Effective Time.

     Termination of Financial Advisory Agreement. In connection with the consummation of the Chancellor Merger Agreement, a Financial Advisory Agreement among Chancellor, CRBC and HM2/Management Partners, L.P. ("HM2/Management"), an affiliate of Hicks Muse, was terminated. In consideration thereof, in lieu of any payments required to be made under the Financial Advisory Agreement in respect of the transactions contemplated by the Chancellor Merger Agreement, HM2/Management was paid a fee of $10.0 million in cash upon consummation of the Chancellor Merger Agreement.

     Registration Rights. Chancellor Media is subject to that certain Amended and Restated Stockholders Agreement, dated as of February 14, 1996, as amended on September 4, 1997 (the "Chancellor Stockholders Agreement"), among Chancellor and certain holders of the Common Stock held by former stockholders of Chancellor, which provides for certain registration rights for the shares of Common Stock held by such holders. In addition, Chancellor Media is subject to two additional registration rights agreements relating to the Common Stock held by former stockholders of Chancellor (collectively with the Chancellor Stockholders Agreement, the "Registration Rights Agreements"). Each of the Registration Rights Agreements relates to shares of Common Stock held by certain affiliates of Hicks Muse.

                       DESCRIPTION OF THE EXCHANGE NOTES

     The Exchange Notes will be issued under an indenture, dated as of June 24, 1997, by and among CRBC, the Guarantors named therein and U.S. Trust Company of Texas, N.A., as trustee (the "Trustee"), as supplemented by that First Supplemental Indenture, dated as of September 5, 1997, by and among the Company, the Guarantors named therein and the Trustee (as supplemented, the "Indenture"). A copy of the Indenture may be obtained from the Company upon written request. The following summary of all of the provisions of the Indenture considered by the Company to be material to a prospective investor in the Exchange Notes does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Trust Indenture Act of 1939, as amended (the "TIA"), and to all of the provisions of the Indenture, including the definitions of certain terms therein, and those terms made a part of the Indenture by reference to the TIA as in effect on the date of the Indenture. The definitions of certain terms used in the following summary are set forth below under "-- Certain Definitions." The Trustee also serves as trustee under (i) the 9 3/8% Indenture,
(ii) the Indenture, dated February 26, 1996, between CRBC and the Trustee, as supplemented by that First Supplemental Indenture, dated September 5, 1997, between the Company and the Trustee, governing the 12 1/4% Subordinated Exchange Debentures due 2008 of the Company and (iii) the Indenture, dated January 23, 1997, between CRBC and the Trustee, as supplemented by that First Supplemental Indenture, dated September 5, 1997, between the Company and the Trustee, governing the 12% Subordinated Exchange Debentures due 2009 of the Company.

     The Exchange Notes will be unsecured obligations of the Company and will rank pari passu in right of payment to the 9 3/8% Notes and will be subordinated in right of payment to all Senior Debt of the Company. The Exchange Notes will be guaranteed on a senior subordinated basis by the Guarantors.

     The Exchange Notes will be issued in fully registered form only, without coupons, in denominations of $1,000 and integral multiples thereof. Initially, the Trustee will act as paying agent and registrar for the Exchange Notes. The Exchange Notes may be presented for registration or transfer and exchange at the offices of the registrar, which initially will be the Trustee's corporate trust office. The Company may change any paying agent and registrar without notice to the holders. The Company will pay principal (and premium, if any) on the Exchange Notes at the Trustee's corporate office in New York, New York. At the Company's option, such amounts may be paid at the Trustee's corporate trust office or by check mailed to the registered address of the holders.

PRINCIPAL, MATURITY AND INTEREST

     The Exchange Notes will be limited to $200,000,000 aggregate principal amount and will mature on June 15, 2007. Interest on the Exchange Notes will accrue at the rate of 8 3/4% per annum and will be payable semiannually on each June 15 and December 15, commencing on December 15, 1997, to the persons who are registered holders at the close of business on the June 1 and December 1 immediately preceding the applicable interest payment date. Interest on the Exchange Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

OPTIONAL REDEMPTION

     The Exchange Notes will be redeemable, at the Company's option, in whole at any time or in part from time to time, on and after June 15, 2002, at the following redemption prices (expressed as percentages of the principal amount) if redeemed during the twelve-month period commencing on June 15 of the years set forth below, plus, in each case, accrued and unpaid interest thereon to the date of redemption:

YEAR                                                               PERCENTAGE
----                                                               ----------
2002.............................................................     104.375%
2003.............................................................     102.917
2004.............................................................     101.458
2005 and thereafter..............................................     100.000

     In addition, on or prior to June 15, 2000, the Company may, at its option, use the net cash proceeds of one or more Public Equity Offerings (as defined below) to redeem the Exchange Notes, in part, at a redemption price equal to 108.75% of the principal amount thereof plus accrued and unpaid interest thereon to the date of redemption; provided, however, that after any such redemption the aggregate principal amount of the Exchange Notes outstanding must equal at least 75% of the aggregate principal amount of the Exchange Notes originally issued in the Exchange Offer. In order to effect a redemption with proceeds of a Public Equity Offering, the Company shall send the redemption notice in the manner specified in the Indenture not later than 60 days after the consummation of such Public Equity Offering.

     In addition, at any time on or prior to June 15, 2000, the Exchange Notes may also be redeemed as a whole at the option of the Company upon the occurrence of a Change of Control (as defined below), upon not less than 30 nor more than 60 days prior notice (but in no event more than 90 days after the occurrence of such Change of Control) mailed by first-class mail to each holder's registered address, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium (as defined below) as of, and accrued and unpaid interest, if any, to, the date of redemption (the "Redemption Date") (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date in respect of then outstanding Exchange Notes).

     "Applicable Premium" means, with respect to an Exchange Note at any Redemption Date, the greater of (i) 1.0% of the principal amount of such Exchange Note and (ii) (a) the present value of all remaining required interest and principal payments due on such Exchange Note and all premium payments relating thereto assuming a redemption date of June 15, 2002, computed using a discount rate equal to the Treasury Rate (as defined below) plus 100 basis points minus (b) the then outstanding principal amount of such Exchange Note minus (c) accrued interest paid on the redemption date.

     "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) ("Statistical Release") which has become publicly available at least two business days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the Redemption Date to June 15, 2002; provided, however, that if the period from the Redemption Date to June 15, 2002 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the Redemption Date to June 15, 2002 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

     Selection. In the case of any partial redemption, selection of the Exchange Notes for redemption will be made by the Trustee on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate, although no Exchange Note of $1,000 in original principal amount or less will be redeemed in part. If any Exchange Note is to be redeemed in part only, the notice of redemption relating to such Exchange Note shall state the portion of the principal amount thereof to be redeemed. A new Exchange
Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Exchange Note.

     The Senior Credit Facility restricts the Company's ability to optionally redeem the Exchange Notes.

CHANGE OF CONTROL

     The Indenture provides that upon the occurrence of a Change of Control, each holder may have the right to require that the Company repurchase all or a portion of such holder's Exchange Notes pursuant to the offer described below (the "Change of Control Offer"), at a purchase price equal to 101% of the principal amount thereof plus accrued interest, if any, to the date of repurchase.

     The Indenture provides that, prior to the mailing of the notice referred to below, but in any event within 30 days following the date on which a Change of Control occurs, the Company covenants to (i) repay in full

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

all Indebtedness under the Credit Agreement (and terminate all commitments thereunder) or offer to repay in full all such Indebtedness (and terminate all such commitments) and to repay the Indebtedness owed to (and terminate the commitments of) each lender which has accepted such offer or (ii) obtain the requisite consents under the Credit Agreement to permit the repurchase of the Exchange Notes as provided below. The Company will first comply with the covenant in the preceding sentence before it will be required to repurchase Exchange Notes pursuant to the provisions described below; provided that the Company's failure to comply with the covenant described in the preceding sentence shall constitute an Event of Default described under clause (iii) under "-- Events of Default."

     Within 30 days following the date upon which a Change of Control occurs, the Company must send, by first class mail, a notice to each holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. Such notice will state, among other things, the purchase date, which must be no earlier than 30 days nor later than 45 days from the date such notice is mailed, other than as may be required by law (the "Change of Control Payment Date"). Upon compliance by the Company with the covenant described in the immediately preceding paragraph, the Company's failure to make a Change of Control Offer in accordance with this "Change of Control" covenant, and, upon the making of a Change of Control Offer, the failure of the Company to pay, on or before the Change of Control Payment Date, the purchase price for the Exchange Notes validly tendered pursuant to the Change of Control Offer, shall constitute an Event of Default described under clauses (iii) and (ii), respectively, under "-- Events of Default." Holders electing to have a Exchange Note purchased pursuant to a Change of Control Offer will be required to surrender the Exchange Note, properly endorsed for transfer together with such other customary documents as the Company may reasonably request, to the paying agent at the address specified in the notice prior to the close of business on the business day prior to the Change of Control Payment Date.

     The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of Exchange Notes pursuant to a Change of Control Offer.

     This "Change of Control" covenant will not apply in the event of (i) certain transactions with Permitted Holders (as defined below) and (ii) changes in a majority of the Board of Directors of Chancellor Media, CMHC or CMCLA so long as a majority of each such Board of Directors continues to consist of Continuing Directors (as defined below). In addition, this covenant is not intended to afford holders of the Exchange Notes protection in the event of certain highly leveraged transactions, reorganizations, restructurings, mergers and other similar transactions that might adversely affect the holders of the Exchange Notes but would not constitute a Change of Control. However, the Indenture contains limitations on the ability of the Company to incur additional Indebtedness and to engage in certain mergers, consolidations and sales of assets, whether or not a Change of Control is involved. See "-- Certain Covenants -- Limitation on Incurrence of Additional Indebtedness," "-- Certain Covenants -- Limitation on Asset Sales," "-- Certain Covenants -- Limitation on Asset Swaps" and "-- Certain Covenants -- Merger, Consolidation and Sale of Assets."

     If a Change of Control were to occur, there can be no assurance that the Company would have sufficient funds to pay the purchase price for all Exchange Notes that the Company might be required to purchase. In the event that the Company were required to purchase Exchange Notes pursuant to a Change of Control Offer, the Company expects that it would need to seek third-party financing to the extent it does not have available funds to meet its purchase obligations. However, there can be no assurance that the Company would be able to obtain such financing on favorable terms, if at all. In addition, the Senior Credit Facility restricts the Company's ability to repurchase the Exchange Notes, including pursuant to a Change of Control Offer. See "Description of Indebtedness -- Senior Credit Facility."

     With respect to the sale of assets, the phrase "all or substantially all" as used in the Indenture varies according to the facts and circumstances of the subject transaction, has no clearly established meaning under relevant law and is subject to judicial interpretation. Accordingly, in certain circumstances there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of "all or substantially all" of the assets of a person and therefore it may be unclear whether a Change of Control has occurred and whether the Exchange Notes are subject to a Change of Control Offer.

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

     Without the consent of each holder of the Exchange Notes affected thereby, after the mailing of the notice of the Change of Control Offer, no amendment to the Indenture may, directly or indirectly, affect the Company's obligation to purchase the Exchange Notes or amend, modify or change the obligation of the Company to consummate a Change of Control Offer or waive any default in the performance thereof or modify any of the provisions or definitions with respect to any such offer. In addition, the Trustee may not waive the right of any holder of the Exchange Notes to require the repurchase of his or her Exchange Notes upon a Change of Control.

SUBORDINATION

     The payment of all Obligations on the Exchange Notes is subordinated and junior in right of payment to the prior payment in full in cash or Cash Equivalents (or such payment duly provided for to the satisfaction of the holders of Senior Debt) of all Obligations on Senior Debt. Upon any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors or marshalling of assets of the Company or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to the Company or its property, whether voluntary or involuntary, all Obligations due or to become due upon all Senior Debt will first be paid in full in cash or Cash Equivalents (or such payment duly provided for to the satisfaction of the holders of Senior
Debt) before any payment or distribution of any kind or character is made on account of any Obligations on the Exchange Notes, or for the acquisition of any of the Exchange Notes for cash or property or otherwise. If any default occurs and is continuing in the payment when due, whether at maturity, upon any redemption, by declaration or otherwise, of any principal of, or interest on, or any other amounts owing with respect to any Senior Debt, no payment of any kind or character (except (i) in Qualified Capital Stock issued by the Company to pay interest on the Exchange Notes or issued in exchange for the Exchange Notes,
(ii) in securities substantially identical to the Exchange Notes issued by the Company in payment of interest accrued thereon or (iii) in securities issued by the Company which are subordinated to the Senior Debt at least to the same extent as the Exchange Notes and having a Weighted Average Life to Maturity at least equal to the remaining Weighted Average Life to Maturity of the Exchange Notes (the issuance of such subordinated securities to be consented to by the holders of at least a majority of the outstanding amount of Senior Debt consisting of each class of Designated Senior Debt then outstanding, which subordinated securities will be issued in exchange for outstanding Exchange Notes or to pay interest accrued on outstanding Exchange Notes)), will be made by the Company or any other Person on behalf of the Company with respect to any Obligations on the Exchange Notes or to acquire any of the Exchange Notes for cash or property or otherwise. In addition, if any other event of default occurs and is continuing (or if such an event of default would occur upon any payment with respect to the Exchange Notes or would arise upon the passage of time as a result of such payment) with respect to any Designated Senior Debt (as such event of default is defined in the instrument creating or evidencing such Designated Senior Debt) and such event of default permits the holders of such Designated Senior Debt then outstanding to accelerate the maturity thereof and if the Representative for the respective issue of Designated Senior Debt gives written notice of the event of default to the Trustee (a "Default Notice"), then, unless and until all such events of default have been cured or waived or have ceased to exist or the Company and the Trustee receive notice from the Representative for the respective issue of Designated Senior Debt terminating the Blockage Period (as defined below), during the 180 days after the delivery of such Default Notice (the "Blockage Period"), neither the Company nor any other Person on behalf of the Company will make any payment of any kind or character (except (i) in Qualified Capital Stock issued by the Company to pay interest on the Exchange Notes or issued in exchange for the Exchange Notes,
(ii) in securities substantially identical to the Exchange Notes issued by the Company in payment of interest accrued thereon or (iii) in securities issued by the Company which are subordinated to the Senior Debt at least to the same extent as the Exchange Notes and having a Weighted Average Life to Maturity at least equal to the remaining Weighted Average Life to Maturity of the Exchange Notes (the issuance of such subordinated securities to be consented to by the holders of at least a majority of the outstanding amount of Senior Debt consisting of each class of Designated Senior Debt then outstanding, which subordinated securities will be issued in exchange for outstanding Exchange Notes or to pay interest accrued on outstanding Exchange Notes)) with respect to any Obligations on the Exchange Notes or to acquire any of the Exchange Notes for cash or property or otherwise. Notwithstanding anything herein to the contrary, in no event will a Blockage Period extend beyond 180 days from the date the payment on the Exchange Notes was due and only one such Blockage Period may be commenced within any 360 consecutive days. No event of default which existed or was continuing on the date of the commencement of any Blockage Period with respect to the Designated Senior Debt initiating such Blockage Period shall be, or be made, the basis for commencement of a second Blockage Period by the Representative of such Designated Senior Debt whether or not within a period of 360 consecutive days, unless such event of default has been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants for a period commencing after the date of commencement of such Blockage Period that, in either case, would give rise to an event of default pursuant to any provision under which an event of default previously existed or was continuing, shall constitute a new event of default for this purpose).

     By reason of such subordination, in the event of the insolvency of the Company, creditors of the Company who are not holders of Senior Debt, including the holders of the Exchange Notes, may recover less, ratably, than holders of Senior Debt.

CERTAIN COVENANTS

     The Indenture contains, among others, the following covenants.

     Limitation on Incurrence of Additional Indebtedness. The Indenture provides that neither the Company nor any of its Subsidiaries will, directly or indirectly, create, incur, assume, guarantee, acquire or become liable for, contingently or otherwise (collectively "incur"), any Indebtedness other than Permitted Indebtedness. Notwithstanding the foregoing limitations, the Company or any Subsidiary may incur Indebtedness if on the date of the incurrence of such Indebtedness, after giving effect to the incurrence of such Indebtedness and the receipt and application of the proceeds thereof, the Company's Leverage Ratio is less than 7.0 to 1.

     Limitation on Restricted Payments. The Indenture provides that neither the Company nor any of its Subsidiaries will, directly or indirectly, (a) declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock of the Company) on shares of the Company's Capital Stock, (b) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any warrants, rights or options to acquire shares of any class of such Capital Stock, other than the exchange of such Capital Stock or any warrants, rights or options to acquire shares of any class of such Capital Stock for Qualified Capital Stock or warrants, rights or options to acquire Qualified Capital Stock, (c) make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Company or its Subsidiaries that is subordinate or junior in right of payment to the Exchange Notes, or (d) make any Investment (other than Permitted Investments) (each of the foregoing prohibited actions set forth in clauses (a), (b), (c) and (d) being referred to as a "Restricted Payment"), if, at the time of such Restricted Payment or immediately after giving effect thereto, (i) a Default or an Event of Default has occurred and is continuing, (ii) the Company is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the "Limitation on Incurrence of Additional Indebtedness" covenant, or (iii) the aggregate amount of Restricted Payments made subsequent to the 9 3/8% Notes Issue Date (the amount expended for such purposes, if other than in cash, being the fair market value of such property as determined by the Board of Directors of the Company in good faith) exceeds the sum of: (A) (x)100% of the aggregate Consolidated EBITDA of the Company (or, in the event such Consolidated EBITDA shall be a deficit, minus 100% of such deficit) accrued subsequent to the 9 3/8% Notes Issue Date to the most recent date for which financial information is available to the Company, taken as one accounting period, less (y) 1.4 times Consolidated Interest Expense for the same period plus (B) 100% of the aggregate net proceeds, including the fair market value of property other than cash as determined by the Board of Directors of the Company in good faith, received by the Company from any Person (other than a Subsidiary of the Company) from the issuance and sale on or after the 9 3/8% Notes Issue Date of Qualified Capital Stock of the Company (excluding any net proceeds from issuances and sales financed directly or indirectly using funds borrowed from the Company or any Subsidiary of the Company, until and to the extent such borrowing is repaid, but including the proceeds from the issuance and sale of any securities convertible

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

into or exchangeable for Qualified Capital Stock to the extent such securities are so converted or exchanged and including any additional proceeds received by the Company upon such conversion or exchange) plus (C) without duplication of any amounts included in clause (iii)(B) above, 100% of the aggregate net proceeds, including the fair market value of property other than cash (valued as provided in clause (iii)(B) above), received by the Company as a capital contribution (excluding any net proceeds from a Public Equity Offering by Chancellor to the extent used to redeem the Exchange Notes) on or after the 9 3/8% Notes Issue Date.

     Notwithstanding the foregoing, these provisions do not prohibit: (1) the payment of any dividend or the making of any distribution within 60 days after the date of its declaration if the dividend or distribution would have been permitted on the date of declaration; (2) the acquisition of Capital Stock or warrants, options or other rights to acquire Capital Stock either (i) solely in exchange for shares of Qualified Capital Stock or warrants, options or other rights to acquire Qualified Capital Stock, or (ii) through the application of the net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock or warrants, options or other rights to acquire Qualified Capital Stock; (3) the acquisition of Indebtedness of the Company that is subordinate or junior in right of payment to the Exchange Notes, either (i) solely in exchange for shares of Qualified Capital Stock (or warrants, options or other rights to acquire Qualified Capital Stock) or for Indebtedness of the Company which is subordinate or junior in right of payment to the Exchange Notes, at least to the extent that the Indebtedness being acquired is subordinated to the Exchange Notes and has a Weighted Average Life to Maturity no less than that of the Indebtedness being acquired or (ii) through the application of the net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock (or warrants, options or other rights to acquire Qualified Capital Stock) or Indebtedness of the Company which is subordinate or junior in right of payment to the Exchange Notes, at least to the extent that the Indebtedness being acquired is subordinated to the Exchange Notes and has a Weighted Average Life to Maturity no less than that of the Indebtedness being refinanced; (4) payments by the Company to fund the operating expenses of CMHC in an amount not to exceed $500,000 per annum; (5) payments by the Company to CMHC to enable CMHC to make payments pursuant to (a) the Financial Monitoring and Oversight Agreements or (b) the Tax Sharing Agreement; (6) payments by the Company to repurchase, or enable CMHC to repurchase, Capital Stock or other securities of CMHC from employees of CMHC or the Company in an aggregate amount not to exceed $5.0 million subsequent to the 9 3/8% Notes Issue Date; (7) payments to enable CMHC to redeem or repurchase stock purchase or similar rights in an aggregate amount not to exceed $500,000 subsequent to the 9 3/8% Notes Issue Date; (8) payments, not to exceed $100,000 in the aggregate subsequent to the 9 3/8% Notes Issue Date, to enable CMHC to make cash payments to holders of its Capital Stock in lieu of the issuance of fractional shares of its Capital Stock; and (9) payments made pursuant to any merger, consolidation or sale of assets effected in accordance with the "Merger, Consolidation and Sale of Assets" covenant; provided, however, that no such payment may be made pursuant to this clause (9) unless, after giving effect to such transaction (and the incurrence of any Indebtedness in connection therewith and the use of the proceeds thereof), the Company would be able to incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the "Limitation on Incurrence of Additional Indebtedness" covenant such that after incurring that $1.00 of additional Indebtedness, the Leverage Ratio would be less than 5.5 to 1; provided, however, that in the case of clauses (5)(a), (6),
(7), (8) and (9), no Default or Event of Default shall have occurred or be continuing at the time of such payment or as a result thereof. In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date, amounts expended pursuant to clauses (1), (2), (3) (but only to the extent that Indebtedness is acquired in exchange for, or with the net proceeds from, the issuance of Qualified Capital Stock or warrants, options or other rights to acquire Qualified Capital Stock), (5)(a), (6), (7), (8) and (9) shall be included in such calculation.

     Limitation on Asset Sales. The Indenture provides that neither the Company nor any of its Subsidiaries will consummate an Asset Sale unless (i) the Company or the applicable Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by management of the Company or, if such Asset Sale involves consideration in excess of $2,500,000 by the Board of Directors, as evidenced by a board resolution), (ii) at least 75% of the consideration received by the Company or the Subsidiary, as the case may be, from

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

such Asset Sale is cash or Cash Equivalents (other than in the case where the Company is exchanging all or substantially all the assets of one or more broadcast businesses operated by the Company (including by way of the transfer of capital stock) for all or substantially all the assets (including by way of the transfer of capital stock) constituting one or more broadcast businesses operated by another Person, in which event the foregoing requirement with respect to the receipt of cash or Cash Equivalents shall not apply) and is received at the time of such disposition and (iii) upon the consummation of an Asset Sale, the Company applies, or causes such Subsidiary to apply, such Net Cash Proceeds within 180 days of receipt thereof either (A) to repay the principal of any Senior Debt (and, to the extent such Senior Debt relates to principal under a revolving credit or similar facility, to obtain a corresponding reduction in the commitments thereunder), (B) to reinvest, or to be contractually committed to reinvest pursuant to a binding agreement, in Productive Assets and, in the latter case, to have so reinvested within 360 days of the date of receipt of such Net Cash Proceeds, or (C) to purchase Exchange Notes and 9 3/8% Notes (pro rata among the holders of Exchange Notes and 9 3/8% Notes tendered to the Company for purchase, based upon the aggregate principal amount of the Exchange Notes and the 9 3/8% Notes so tendered) tendered to the Company for purchase at a price equal to 100% of the principal amount thereof, plus accrued interest thereon to the date of purchase, pursuant to an offer to purchase made by the Company as set forth below (a "Net Proceeds Offer"); provided, however, that, prior to making any Net Proceeds Offer, the Company shall, to the extent required pursuant to the 9 3/8% Indenture as in effect on the Issue Date, offer to use such Net Cash Proceeds to repurchase and use all or a portion of such Net Cash Proceeds to repurchase 9 3/8% Notes, in which event the Company shall be required to use only the Net Cash Proceeds remaining after such repurchase to make the Net Proceeds Offer contemplated by this covenant; provided further, that if at any time any non-cash consideration received by the Company or any Subsidiary of the Company, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash, then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with clause (iii) above; provided, further that the Company may defer making a Net Proceeds Offer until the aggregate Net Cash Proceeds from Asset Sales (taking into account any Net Cash Proceeds used to repurchase 9 3/8% Notes pursuant to the second immediately preceding proviso) to be applied equals or exceeds $5,000,000.

     Subject to the deferral right set forth in the final proviso of the preceding paragraph, each notice of a Net Proceeds Offer will be mailed, by first class mail, to holders of Exchange Notes as shown on the applicable register of holders of Exchange Notes not more than 180 days after the relevant Asset Sale or, in the event the Company or a Subsidiary has entered into a binding agreement as provided in (B) above, within 180 days following the termination of such agreement but in no event later than 360 days after the relevant Asset Sale. Such notice will specify, among other things, the purchase date (which will be no earlier than 30 days nor later than 45 days from the date such notice is mailed, except as otherwise required by law) and will otherwise comply with the procedures set forth in the Indenture. Upon receiving notice of the Net Proceeds Offer, holders of Exchange Notes may elect to tender their Exchange Notes in whole or in part in integral multiples of $1,000. To the extent holders properly tender Exchange Notes and 9 3/8% Notes in an amount exceeding the Net Proceeds Offer, subject to the limitations set forth in the immediately preceding paragraph, the Company shall select the 9 3/8% Notes and the Exchange Notes to be repurchased on a pro rata basis (based upon the aggregate principal amount of Exchange Notes and 9 3/8% Notes tendered). To the extent that the aggregate principal amount of Exchange Notes and 9 3/8% Notes tendered pursuant to any Net Proceeds Offer is less than the amount of Net Cash Proceeds subject to such Net Proceeds Offer, the Company may use any remaining portion of such Net Cash Proceeds not required to fund the repurchase of tendered Exchange Notes for any purposes otherwise permitted by the Indenture. Upon the consummation of any Net Proceeds Offer, the amount of Net Cash Proceeds subject to any future Net Proceeds Offer from the Asset Sales giving rise to such Net Cash Proceeds shall be deemed to be zero.

     The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Exchange Notes pursuant to a Net Proceeds Offer.

     Limitation on Asset Swaps. The Indenture provides that the Company will not, and will not permit any Subsidiary to, engage in any Asset Swaps, unless:
(i) at the time of entering into the agreement to swap assets and immediately after giving effect to the proposed Asset Swap, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; (ii) the Company would, after giving pro forma effect to the proposed Asset Swap, have been permitted to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the "Limitation on Incurrence of Additional Indebtedness" covenant; (iii) the respective fair market values of the assets being purchased and sold by the Company or any of its Subsidiaries (as determined in good faith by the management of the Company or, if such Asset Swap includes consideration in excess of $2,500,000, by the Board of Directors, as evidenced by a board resolution) are substantially the same at the time of entering into the agreement to swap assets; and (iv) at the time of the consummation of the proposed Asset Swap, the percentage of any decline in the fair market value (determined as aforesaid) of the asset or assets being acquired by the Company and its Subsidiaries shall not be significantly greater than the percentage of any decline in the fair market value (determined as aforesaid) of the assets being disposed of by the Company, calculated from the time the agreement to swap assets was entered into; provided, however, that this covenant shall not apply to any of the Pending Transactions.

     Limitations on Transactions with Affiliates. The Indenture provides that neither the Company nor any of its Subsidiaries will, directly or indirectly, enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with or for the benefit of any of its Affiliates (other than transactions between the Company and a Wholly-Owned Subsidiary of the Company or among Wholly-Owned Subsidiaries of the Company) (an "Affiliate Transaction"), other than Affiliate Transactions on terms that are no less favorable than those that might reasonably have been obtained in a comparable transaction on an arm's-length basis from a person that is not an Affiliate; provided, however, that for a transaction or series of related transactions involving value of $1,000,000 or more, such determination will be made in good faith by a majority of members of the Board of Directors of the Company and by a majority of the disinterested members of the Board of Directors of the Company, if any; provided, further, that for a transaction or series of related transactions involving value of $5,000,000 or more, the Board of Directors of the Company has received an opinion from a nationally recognized investment banking firm that such Affiliate Transaction is fair, from a financial point of view, to the Company or such Subsidiary. The foregoing restrictions will not apply to reasonable and customary directors' fees, indemnification and similar arrangements and payments thereunder, or to any obligations of the Company under the Financial Monitoring and Oversight Agreements, the Tax Sharing Agreement or any employment agreement with any officer of the Company (provided that each amendment of any of the foregoing agreements shall be subject to the limitations of this covenant), as well as reasonable and customary investment banking, financial advisory, commercial banking and similar fees and expenses paid to BT Securities Corporation and its Affiliates.

     Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries. The Indenture provides that neither the Company nor any of its Subsidiaries will, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock; (b) make loans or advances or pay any Indebtedness or other obligation owed to the Company or any of its Subsidiaries; or (c) transfer any of its property or assets to the Company, except for such encumbrances or restrictions existing under or by reason of: (1) applicable law, (2) the Indenture, (3) customary non-assignment provisions of any lease governing a leasehold interest of the Company or any Subsidiary, (4) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, (5) agreements permitted under the 9 3/8% Indenture existing on the Issue Date (including the Senior Credit Facility), as such agreements are from time to time in effect; provided, however, that any amendments or modifications of such agreements which affect the encumbrances or restrictions of the types subject to this covenant shall not result in such encumbrances or restrictions being less favorable to the Company in any material respect, as determined in good faith by the Board of Directors of the Company, than the provisions as in effect before giving effect to the respective amendment or modification, (6) an agreement effecting a refinancing, replacement or substitution of Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (2), (4) or (5) above or any other agreement evidencing Indebtedness permitted under the Indenture; provided, however, that the provisions relating to such encumbrance or restriction contained in any such refinancing, replacement or substitution agreement or any such other agreement are not less favorable to the Company in all material respects as determined in good faith by the Board of Directors of the Company than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause (2), (4) or (5), or (7) restrictions on the transfer of assets subject to any Lien permitted under the Indenture imposed by the holder of such Lien.

     Prohibition on Incurrence of Senior Subordinated Debt. The Indenture prohibits the Company from incurring or suffering to exist Indebtedness that is senior in right of payment to the Exchange Notes and is expressly subordinate in right of payment to any other Indebtedness of the Company.

     Limitation on Preferred Stock of Subsidiaries. The Indenture provides that the Company will not permit any of its Subsidiaries to issue any Preferred Stock (other than to the Company or to a Wholly-Owned Subsidiary of the Company) or permit any Person (other than the Company or a Wholly-Owned Subsidiary of the Company) to own any Preferred Stock (other than Acquired Preferred Stock; provided that at the time the issuer of such Acquired Preferred Stock becomes a Subsidiary of the Company or merges with the Company or any of its Subsidiaries, and after giving effect to such transaction, the Company shall be able to incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the "Limitation on Incurrence of Additional Indebtedness" covenant).

     Limitation on Liens. The Indenture provides that neither the Company nor any of its Subsidiaries will create, incur, assume or suffer to exist any Liens upon any of their respective assets, except for (a) Permitted Liens, (b) Liens to secure Senior Debt or guarantees thereof permitted under the Indenture, (c) Liens permitted under the 9 3/8% Indenture existing on the Issue Date, (d) Liens in favor of the Trustee, (e) Liens to secure Guarantor Senior Debt permitted under the Indenture, and (f) any Lien to secure the replacement, refunding, extension or renewal, in whole or in part, of any Indebtedness described in the foregoing clauses; provided that, to the extent any such clause limits the amount secured or the asset subject to such Liens, no extension or renewal will increase the assets subject to such Liens or the amount secured thereby beyond the assets or amounts set forth in such clauses.

     Limitation on Sale and Leaseback Transactions. The Indenture provides that neither the Company nor any of its Subsidiaries will enter into any Sale and Leaseback Transaction, except that the Company or any Subsidiary may enter into a Sale and Leaseback Transaction if, immediately prior thereto, and after giving effect to such Sale and Leaseback Transaction (the Indebtedness thereunder being equivalent to the Attributable Value thereof) the Company could incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the "Limitation on Incurrence of Additional Indebtedness" covenant.

     Guarantees of Certain Indebtedness. The Indenture provides that the Company will not permit any of its Subsidiaries, directly or indirectly, to incur, guarantee or secure through the granting of Liens, the payment of any Indebtedness under the Credit Agreement or any refunding or refinancing thereof, in each case, unless such Subsidiary, the Company and the Trustee execute and deliver a supplemental indenture pursuant to which such Subsidiary becomes a Guarantor of the Exchange Notes and which evidences such Subsidiary's Guarantee of the Exchange Notes, such Guarantee to be a senior subordinated unsecured obligation of such Subsidiary. Neither the Company nor any such Guarantor shall be required to make a notation on the Exchange Notes or its Guarantee to reflect any such subsequent Guarantee. Nothing in this covenant shall be construed to permit any Subsidiary of the Company to incur Indebtedness otherwise prohibited by the "Limitation of Incurrence of Additional Indebtedness" covenant.

     Limitation on Line of Business. The Indenture provides that for so long as any Exchange Notes are outstanding, the Company and its Subsidiaries will engage solely in the ownership and operation of broadcast businesses or businesses reasonably related thereto.

     Merger, Consolidation and Sale of Assets. The Indenture provides that the Company may not, in a single transaction or a series of related transactions, consolidate with or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to, another Person or adopt a plan of liquidation unless (i) either (A) the Company is the survivor of such merger or consolidation or (B) the surviving or transferee Person is a corporation, partnership or trust organized and existing under the laws of the

United States, any state thereof or the District of Columbia and such surviving or transferee Person expressly assumes by supplemental indenture all of the obligations of the Company under the Exchange Notes and the Indenture; (ii) immediately after giving effect to such transaction and the use of proceeds therefrom (on a pro forma basis, including any Indebtedness incurred or anticipated to be incurred in connection with such transaction), the Company or the surviving or transferee Person is able to incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the "Limitation on Incurrence of Additional Indebtedness" covenant; (iii) immediately after giving effect to such transaction (including any Indebtedness incurred or anticipated to be incurred in connection with the transaction) no Default or Event of Default has occurred and is continuing; and (iv) the Company has delivered to the Trustee an Officers' Certificate and Opinion of Counsel, each stating that such consolidation, merger or transfer complies with the Indenture, that the surviving Person agrees by supplemental indenture to be bound thereby, and that all conditions precedent in the Indenture relating to such transaction have been satisfied. For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of related transactions) of all or substantially all of the properties and assets of one or more Subsidiaries, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, will be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

GUARANTEES

     Each Guarantor fully and unconditionally guarantees, jointly and severally, to each holder and the Trustee, subject to subordination provisions substantially the same as those described above, the full and prompt payment of principal of and interest on the Exchange Notes, and of all other obligations under the Indenture.

     The Indebtedness evidenced by each Guarantee (including the payment of principal of, premium, if any, and interest on the Exchange Notes) is subordinated to Guarantor Senior Debt (defined with respect to the Indebtedness of a Guarantor in the same manner as Senior Debt is defined with respect to the Company) on the same terms as the Exchange Notes are subordinated to Senior Debt and will rank pari passu to the Guarantor's guarantee of the 9 3/8% Notes. See "-- Subordination." In addition, the Guarantors have substantial additional Guarantor Senior Debt (relating to guarantees of the borrowings under the Credit Agreement).

     The obligations of each Guarantor are limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor (including, without limitation, any guarantees under the Credit Agreement) and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under the Indenture, result in the obligations of the Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Guarantor that makes a payment or distribution under a Guarantee are entitled to a contribution from each other Guarantor in a pro rata amount based on the Adjusted Net Assets of each Guarantor.

     Each Guarantor may consolidate with or merge into or sell its assets to the Company or to another Guarantor without limitation. Each Guarantor may consolidate with or merge into or sell all or substantially all its assets to a corporation, partnership or trust other than the Company or another Guarantor (whether or not affiliated with the Guarantor). Upon the sale or disposition of a Guarantor (or all or substantially all of its assets) to a Person (whether or not an Affiliate of such Guarantor) which is not a Subsidiary of the Company, which is otherwise in compliance with the Indenture, such Guarantor shall be deemed released from all its obligations under the Indenture and its Guarantee and such Guarantee shall terminate; provided, however, that any such termination shall occur only to the extent that all obligations of such Guarantor under the Credit Agreement and all of its guarantees of, and under all of its pledges of assets or other security interests which secure, Indebtedness of the Company shall also terminate upon such release, sale or transfer; provided, further, that the consideration received by the Company in connection with such sale or other disposition shall be applied in accordance with the covenant. See
"-- Certain Covenants -- Limitation on Asset Sales."

EVENTS OF DEFAULT

     The following events are defined in the Indenture as "Events of Default":
(i) the failure to pay interest on the Exchange Notes when the same becomes due and payable and the Default continues for a period of 30 days (whether or not such payment is prohibited by the subordination provisions of the Indenture);
(ii) the failure to pay the principal on any Exchange Notes, when such principal becomes due and payable, at maturity, upon redemption or otherwise (whether or not such payment is prohibited by the subordination provisions of the Indenture); (iii) a default in the observance or performance of any other covenant or agreement contained in the Exchange Notes or the Indenture which default continues for a period of 30 days after the Company receives written notice thereof specifying the default from the Trustee or holders of at least 25% in aggregate principal amount of outstanding Exchange Notes; (iv) the failure to pay at the final stated maturity (giving effect to any extensions thereof) the principal amount of any Indebtedness of the Company or any Subsidiary of the Company, or the acceleration of the final stated maturity of any such Indebtedness, if the aggregate principal amount of such Indebtedness, together with the aggregate principal amount of any other such Indebtedness in default for failure to pay principal at the final stated maturity (giving effect to any extensions thereof) or which has been accelerated, aggregates $5,000,000 or more at any time, in each case after a 10-day period during which such default shall not have been cured or such acceleration rescinded; (v) one or more judgments in an aggregate amount in excess of $5,000,000 (which are not covered by insurance as to which the insurer has not disclaimed coverage) being rendered against the Company or any of its Significant Subsidiaries and such judgments remain undischarged or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable; and (vi) certain events of bankruptcy, insolvency or reorganization affecting the Company or any of its Significant Subsidiaries.

     Upon the happening of any Event of Default specified in the Indenture, the Trustee may, and the Trustee upon the request of holders of 25% in principal amount of the Exchange Notes shall, or the holders of at least 25% in principal amount of outstanding Exchange Notes may, declare the principal of and accrued but unpaid interest, if any, on all the Exchange Notes to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice"), and the same (i) shall become immediately due and payable or (ii) if there are any amounts outstanding under the Credit Agreement, will become due and payable upon the first to occur of an acceleration under the Credit Agreement or five Business Days after receipt by the Company and the Representative under the Credit Agreement of such Acceleration Notice (unless all Events of Default specified in such Acceleration Notice have been cured or waived). If an Event of Default with respect to bankruptcy proceedings relating to the Company occurs and is continuing, then such amount will ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder of the Exchange Notes.

     The Indenture provides that, at any time after a declaration of acceleration with respect to the Exchange Notes as described in the preceding paragraph, the holders of a majority in principal amount of the Exchange Notes then outstanding (by notice to the Trustee) may rescind and cancel such declaration and its consequences if (i) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction, (ii) all existing Events of Default have been cured or waived except nonpayment of principal or interest on the Exchange Notes that has become due solely by such declaration of acceleration, (iii) to the extent the payment of such interest is lawful, interest (at the same rate specified in the Exchange Notes) on overdue installments of interest and overdue payments of principal which has become due otherwise than by such declaration of acceleration, has been paid, (iv) the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and (v) in the event of the cure or waiver of a Default or Event of Default of the type described in clause
(vi) of the description of Events of Default in the first paragraph above, the Trustee has received an Officers' Certificate and an Opinion of Counsel that such Default or Event of Default has been cured or waived. The holders of a majority in principal amount of the Exchange Notes may waive any existing Default or Event of Default under the Indenture, and its consequences, except a default in the payment of the principal of or interest on any Exchange Notes.

     The Company is required to deliver to the Trustee, within 120 days after the end of the Company's fiscal year, a certificate indicating whether the signing officers know of any Default or Event of Default that occurred during the previous year and whether the Company has complied with its obligations under the Indenture. In addition, the Company will be required to notify the Trustee of the occurrence and continuation of any Default or Event of Default within five business days after the Company becomes aware of the same.

     Subject to the provisions of the Indenture relating to the duties of the Trustee in case an Event of Default thereunder should occur and be continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of the Exchange Notes unless such holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Subject to such provision for security or indemnification and certain limitations contained in the Indenture, the holders of a majority in principal amount of the outstanding Exchange Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

SATISFACTION AND DISCHARGE OF INDENTURE; DEFEASANCE

     The Company may terminate its obligations under the Indenture at any time, and the obligations of the Guarantors with respect thereto shall terminate, by delivering all outstanding Exchange Notes to the Trustee for cancellation and paying all sums payable by it thereunder. The Company, at its option, (i) will be discharged from any and all obligations with respect to the Exchange Notes, and each Guarantor will be discharged from any and all obligations with respect to its Guarantee, (except for certain obligations of the Company to register the transfer or exchange of such Exchange Notes, replace stolen, lost or mutilated Exchange Notes, maintain paying agencies and hold moneys for payment in trust) or (ii) need not comply with certain of the restrictive covenants with respect to the Indenture, if the Company deposits with the Trustee, in trust, U.S. Legal Tender or U.S. Government Obligations or a combination thereof which, through the payment of interest thereon and principal in respect thereof in accordance with their terms, will be sufficient to pay all the principal of and interest on the Exchange Notes on the dates such payments are due in accordance with the terms of such Exchange Notes as well as the Trustee's fees and expenses. To exercise either such option, the Company is required to deliver to the Trustee
(A) an Opinion of Counsel or a private letter ruling issued to the Company by the IRS to the effect that the holders of the Exchange Notes will not recognize income, gain or loss for federal income tax purposes as a result of the deposit and related defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised and, in the case of an Opinion of Counsel furnished in connection with a Discharge pursuant to clause (i) above, accompanied by a private letter ruling issued to the Company by the IRS to such effect, (B) subject to certain qualifications, an Opinion of Counsel to the effect that funds so deposited will not be subject to avoidance under applicable Bankruptcy Law, and (C) an Officers' Certificate and an Opinion of Counsel to the effect that the Company has complied with all conditions precedent to the defeasance. Notwithstanding the foregoing, the Opinion of Counsel required by clause (A) above need not be delivered if all Exchange Notes not therefore delivered to the Trustee for cancellation (i) have become due and payable, (ii) will become due and payable on the maturity date within one year, or (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

REPORTS TO HOLDERS

     The Company will file with the Trustee and provide to the holders of the Exchange Notes, within 15 days after it files them with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) which the Company files with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. In the event the Company is no longer required to furnish such reports to its securityholders pursuant to the Exchange Act, the Company will cause its consolidated financial statements, comparable to those which would have been required to appear in annual or quarterly reports, to be delivered to the holders of the Exchange Notes.

MODIFICATION OF THE INDENTURE

     From time to time, the Company and the Trustee, together, without the consent of the holders of the Exchange Notes, may amend or supplement the Indenture for certain specified purposes, including curing ambiguities, defects or inconsistencies. Other modifications and amendments of the Indenture may be made with the consent of the holders of a majority in principal amount of the then outstanding Exchange Notes, except that, without the consent of each holder of the Exchange Notes affected thereby, no amendment may, directly or indirectly: (i) reduce the amount of Exchange Notes whose holders must consent to an amendment; (ii) reduce the rate of or change the time for payment of interest, including defaulted interest, on any Exchange Notes; (iii) reduce the principal of or change the fixed maturity of any Exchange Notes, or change the date on which any Exchange Notes may be subject to redemption or repurchase, or reduce the redemption or repurchase price therefor; (iv) make any Exchange Notes payable in money other than that stated in the Exchange Notes; (v) make any change in provisions of the Indenture protecting the right of each holder of a Note to receive payment of principal of and interest on such Note on or after the due date thereof or to bring suit to enforce such payment or permitting holders of a majority in principal amount of the Exchange Notes to waive Defaults or Events of Default; or (vi) after the Company's obligation to purchase the Exchange Notes arises under the Indenture, amend, modify or change the obligation of the Company to make or consummate a Change of Control Offer or a Net Proceeds Offer or waive any default in the performance thereof or modify any of the provisions or definitions with respect to any such offers.

CERTAIN DEFINITIONS

     Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.

     "9 3/8% Notes" means the $200.0 million aggregate principal amount of 9 3/8% Senior Subordinated Notes due 2004 of CRBC, issued pursuant to an indenture, dated as of February 14, 1996, as the same may be modified or amended from time to time and future refinancings thereof.

     "9 3/8% Notes Issue Date" means February 14, 1996.

     "Acquired Indebtedness" means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Subsidiary of the Company or at the time it merges or consolidates with the Company or any of its Subsidiaries or assumed in connection with the acquisition of assets from such Person and not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Subsidiary of the Company or such acquisition, merger or consolidation.

     "Acquired Preferred Stock" means Preferred Stock of any Person at the time such Person becomes a Subsidiary of the Company or at the time it merges or consolidates with the Company or any of its Subsidiaries and not issued by such Person in connection with, or in anticipation or contemplation of, such acquisition, merger or consolidation.

     "Adjusted Net Assets" of a Guarantor at any date shall mean the lesser of the amount by which (x) the fair value of the property of such Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under the Guarantee of such Guarantor at such date, and (y) the present fair salable value of the assets of such Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Guarantor on its debts (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date and after giving effect to any collection from any Subsidiary of such Guarantor in respect of the obligations of such Subsidiary under the Guarantee), excluding debt in respect of the Guarantee, as they become absolute and matured.

     "Affiliate" means a Person who, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     "Asset Acquisition" means (i) an Investment by the Company or any Subsidiary of the Company in any other Person pursuant to which such Person shall become a Subsidiary of the Company or shall be consolidated or merged with the Company or any Subsidiary of the Company or (ii) the acquisition by the Company or any Subsidiary of the Company of assets of any Person comprising a division or line of business of such Person.

     "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by the Company or any of its Subsidiaries (excluding any Sale and Leaseback Transaction or any pledge of assets or stock by the Company or any of its Subsidiaries) to any Person other than the Company or a Wholly-Owned Subsidiary of the Company of (i) any Capital Stock of any Subsidiary of the Company or (ii) any other property or assets of the Company or any Subsidiary of the Company other than in the ordinary course of business; provided, however, that for purposes of the "Limitation on Asset Sales" covenant, Asset Sales shall not include (a) a transaction or series of related transactions for which the Company or its Subsidiaries receive aggregate consideration of less than $500,000, (b) transactions permitted under the "Limitation on Asset Swaps" covenant or (c) transactions permitted under the "Merger, Consolidation and Sale of Assets" covenant.

     "Asset Swap" means the execution of a definitive agreement, subject only to FCC approval and other customary closing conditions, that the Company in good faith believes will be satisfied, for a substantially concurrent purchase and sale, or exchange, of Productive Assets between the Company or any of its Subsidiaries and another Person or group of affiliated Persons; provided that any amendment to or waiver of any closing condition which individually or in the aggregate is material to the Asset Swap shall be deemed to be a new Asset Swap.

     "Attributable Value" in respect of a sale and leaseback arrangement of any property means, as at the time of determination, the greater of (i) the fair market value of the property subject to such arrangement (as determined in good faith by the Board of Directors of the Company) or (ii) the present value (discounted at the interest rate borne by the Exchange Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such arrangement.

     "Capitalized Lease Obligation" means, as to any Person, the obligation of such Person to pay rent or other amounts under a lease to which such Person is a party that is required to be classified and accounted for as a capital lease obligation under GAAP and, for purposes of this definition, the amount of such obligation at any date shall be the capitalized amount of such obligation at such date, determined in accordance with GAAP.

     "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated) of capital stock, including each class of common stock and Preferred Stock of such Person and (ii) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

     "Cash Equivalents" means (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc.; (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from Standard & Poor's Corporation or at least P-1 from Moody's Investors Service, Inc.; (iv) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $200,000,000; (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) above; and (vi) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (i) through (v) above.

     "Change of Control" means the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group") (whether or not otherwise in compliance with the provisions of the Indenture), other than (x) in the event the Chancellor Merger is not consummated, to Hicks Muse or any of its Affiliates, officers and directors or to Steven Dinetz and (y) if the Chancellor Merger is consummated, from and after the effective date thereof, to Hicks Muse or any of its Affiliates, officers and directors or to Steven Dinetz or Scott K. Ginsburg (the "Permitted Holders"); or (ii) a majority of the Board of Directors of Chancellor Media, CMHC or CMCLA shall consist of Persons who are not Continuing Directors; or (iii) the acquisition by any Person or Group (other than the Permitted Holders) of the power, directly or indirectly, to vote or direct the voting of securities having more than 50% of the ordinary voting power for the election of directors of Chancellor Media, CMHC or CMCLA.

     "Commodity Agreement" means any commodity futures contract, commodity option or other similar agreement or arrangement entered into by the Company or any of its Subsidiaries designed to protect the Company or any of its Subsidiaries against fluctuations in the price of commodities actually used in the ordinary course of business of the Company and its Subsidiaries.

     "Consolidated EBITDA" means, with respect to any Person, for any period, the sum (without duplication) of (i) Consolidated Net Income and (ii) to the extent Consolidated Net Income has been reduced thereby, (A) all income taxes of such Person and its Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary or nonrecurring gains or losses), (B) Consolidated Interest Expense and (C) Consolidated Non-Cash Charges, all as determined on a consolidated basis for such Person and its Subsidiaries in conformity with GAAP.

     "Consolidated Interest Expense" means, with respect to any Person for any period, without duplication, the sum of (i) the interest expense of such Person and its Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation, (a) any amortization of debt discount, (b) the net cost under Interest Swap Obligations (including any amortization of discounts), (c) the interest portion of any deferred payment obligation, (d) all commissions, discounts and other fees and charges owed with respect to letters of credit, bankers' acceptance financing or similar facilities, and (e) all accrued interest and (ii) the interest component of Capitalized Lease Obligations paid or accrued by such person and its Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

     "Consolidated Net Income" of any Person means, for any period, the aggregate net income (or loss) of such Person and its Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded therefrom, without duplication, (a) gains and losses from Asset Sales (without regard to the $500,000 limitation set forth in the definition thereof) or abandonments or reserves relating thereto and the related tax effects, (b) items classified as extraordinary or nonrecurring gains and losses, and the related tax effects according to GAAP, (c) the net income (or loss) of any Person acquired in a pooling of interests transaction accrued prior to the date it becomes a Subsidiary of such first referred to Person or is merged or consolidated with it or any of its Subsidiaries, (d) the net income of any Subsidiary to the extent that the declaration of dividends or similar distributions by that Subsidiary of that income is restricted by contract, operation of law or otherwise and (e) the net income of any Person, other than a Subsidiary, except to the extent of the lesser of (x) dividends or distributions paid to such first referred to Person or its Subsidiary by such Person and (y) the net income of such Person (but in no event less than zero), and the net loss of such Person shall be included only to the extent of the aggregate Investment of the first referred to Person or a consolidated Subsidiary of such Person.

     "Consolidated Non-Cash Charges" means, with respect to any Person for any period, the aggregate depreciation, amortization and other non-cash expenses of such Person and its Subsidiaries reducing Consolidated Net Income of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary or nonrecurring item).

     "Continuing Director" means, as of the date of determination, any Person who (i) was a member of the Board of Directors of Chancellor or CRBC on the date of the Indenture or becomes a director upon consummation of the Chancellor Merger, (ii) was nominated for election or elected to the Board of Directors of Chancellor Media, CMHC or CMCLA with the affirmative vote of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election, or (iii) is a representative of a Permitted Holder.

     "Credit Agreement" means the Credit Agreement, dated on or about February 14, 1996, as amended and restated as of January 23, 1997, among Chancellor, CRBC, the lenders from time to time party thereto and Bankers Trust Company as managing agent, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case, as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including by way of adding Subsidiaries of CRBC as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

     "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any of its Subsidiaries against fluctuations in currency values.

     "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

     "Designated Guarantor Senior Debt" means (i) Indebtedness guaranteed by a Guarantor under or in respect of the Credit Agreement and (ii) any other Indebtedness constituting Guarantor Senior Debt which, at the time of determination, has an aggregate principal amount of at least $25,000,000 and is specifically designated in the instrument evidencing such Guarantor Senior Debt as "Designated Guarantor Senior Debt" by the Guarantor.

     "Designated Senior Debt" means (i) Indebtedness under or in respect of the Credit Agreement and (ii) any other Indebtedness constituting Senior Debt which, at the time of determination, has an aggregate principal amount of at least $25,000,000 and is specifically designated in the instrument evidencing such Senior Debt as "Designated Senior Debt" by the Company.

     "Disqualified Capital Stock" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except, in each case, upon the occurrence of a Change of Control), in whole or in part, on or prior to the final maturity date of the Exchange Notes.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

     "Financial Monitoring and Oversight Agreements" means the Financial Monitoring and Oversight Agreement among Hicks, Muse & Co. Partners, L.P., CRBC and Chancellor, as in effect on the Issue Date, and the Financial Advisory Agreement among HM2/Management Partners, L.P., CRBC and Chancellor, as in effect on the 9 3/8% Notes Issue Date, or as amended in connection with the Chancellor Merger as described under "Certain Relationships and Related
Transactions -- Financial Monitoring and Oversight Agreement" and
"-- Termination of Financial Advisory Agreement."

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

     "GAAP" means generally accepted accounting principles as in effect in the United States of America as of the Issue Date.

     "Guarantors" mean (i) initially, Chancellor Broadcasting Licensee Company, Trefoil Communications, Inc., Shamrock Broadcasting, Inc., Shamrock Broadcasting of Texas, Inc., Shamrock Radio Licenses, Inc., and Shamrock Broadcasting Licenses of Denver, Inc., and (ii) each of the Company's Subsidiaries that in the future executes a supplemental indenture in which such Subsidiary agrees to be bound by the terms of the Indenture as a Guarantor; provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective Guarantee is released in accordance with the terms thereof.

     "Guarantor Senior Debt" means any Indebtedness of a Guarantor (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law), whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Guarantees. Without limiting the generality of the foregoing, "Guarantor Senior Debt" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of, and all monetary obligations of every nature under, (x) the Credit Agreement, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities, and (y) all Interest Swap Obligations. Notwithstanding the foregoing, "Guarantor Senior Debt" shall not include any of the following amounts (whether or not constituting Indebtedness as defined in this Indenture):
(i) any Indebtedness of a Guarantor to a Subsidiary of such Guarantor; (ii) Indebtedness and other amounts owing to trade creditors incurred in connection with obtaining goods, materials or services; (iii) Indebtedness represented by Disqualified Capital Stock; (iv) any liability for federal, state, local or other taxes owed or owing by a Guarantor; (v) any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of such Guarantor; and (vi) guarantees of the 9 3/8% Notes.

     "Indebtedness" means with respect to any Person, without duplication, any liability of such Person (i) for borrowed money, (ii) evidenced by bonds, debentures, notes or other similar instruments, (iii) constituting Capitalized Lease Obligations, (iv) incurred or assumed as the deferred purchase price of property, or pursuant to conditional sale obligations and title retention agreements (but excluding trade accounts payable arising in the ordinary course of business), (v) for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (vi) for Indebtedness of others guaranteed by such Person, (vii) for Interest Swap Obligations, Commodity Agreements and Currency Agreements and (viii) for Indebtedness of any other Person of the type referred to in clauses (i) through (vii) which are secured by any Lien on any property or asset of such first referred to Person, the amount of such Indebtedness being deemed to be the lesser of the value of such property or asset or the amount of the Indebtedness so secured. The amount of Indebtedness of any Person at any date shall be the outstanding principal amount of all unconditional obligations described above, as such amount would be reflected on a balance sheet prepared in accordance with GAAP, and the maximum liability at such date of such Person for any contingent obligations described above.

     "Interest Swap Obligations" means the obligations of any Person under any interest rate protection agreement, interest rate future, interest rate option, interest rate swap, interest rate cap or other interest rate hedge or arrangement.

     "Investment" means (i) any transfer or delivery of cash, stock or other property of value in exchange for Indebtedness, stock or other security or ownership interest in any Person by way of loan, advance, capital contribution, guarantee or otherwise and (ii) an investment deemed to have been made by the Company at the time any entity which was a Subsidiary of the Company ceases to be such a Subsidiary in an amount equal to the value of the loans and advances made, and any remaining ownership interest in, such entity immediately following such entity ceasing to be a Subsidiary of the Company. The amount of any non-cash Investment shall be the fair market value of such Investment, as determined conclusively in good faith by management of the Company unless the fair market value of such Investment exceeds $1.0 million, in which case the fair market value shall be determined conclusively in good faith by the Board of Directors of the Company at the time such Investment is made.

     "Issue Date" means the date of original issuance of the Original Notes.

     "Leverage Ratio" shall mean, as to any Person, the ratio of (i) the sum of the aggregate outstanding amount of Indebtedness of such Person and its Subsidiaries as of the date of calculation on a consolidated basis in accordance with GAAP to (ii) the Consolidated EBITDA of such Person for the four full fiscal quarters (the "Four Quarter Period") ending on or prior to the date of determination.

     For purposes of this definition, the aggregate outstanding principal amount of Indebtedness of the Person and its Subsidiaries for which such calculation is made shall be determined on a pro forma basis as if the Indebtedness giving rise to the need to perform such calculation had been incurred and the proceeds therefrom had been applied, and all other transactions in respect of which such Indebtedness is being incurred had occurred, on the last day of the Four Quarter Period. In addition to the foregoing, for purposes of this definition, "Consolidated EBITDA" shall be calculated on a pro forma basis after giving effect to (i) the incurrence of the Indebtedness of such Person and its Subsidiaries (and the application of the proceeds therefrom) giving rise to the need to make such calculation and any incurrence (and the application of the proceeds therefrom) or repayment of other Indebtedness, other than the incurrence or repayment of Indebtedness pursuant to working capital facilities, at any time subsequent to the beginning of the Four Quarter Period and on or prior to the date of determination, as if such incurrence (and the application of the proceeds thereof), or the repayment, as the case may be, occurred on the first day of the Four Quarter Period and (ii) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Subsidiaries (including any Person who becomes a Subsidiary as a result of such Asset Acquisition) incurring, assuming or otherwise becoming liable for Indebtedness) at any time on or subsequent to the first day of the Four Quarter Period and on or prior to the date of determination, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any such Indebtedness and also including any Consolidated EBITDA associated with such Asset Acquisition) occurred on the first day of the Four Quarter Period. Furthermore, in calculating "Consolidated Interest Expense" for purposes of the calculation of "Consolidated EBITDA," (i) interest on Indebtedness determined on a fluctuating basis as of the date of determination (including Indebtedness actually incurred on the date of the transaction giving rise to the need to calculate the Leverage Ratio) and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness as in effect on the date of determination and (ii) notwithstanding (i) above, interest determined on a fluctuating basis, to the extent such interest is covered by Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

     "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

     "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents (including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents) received by the Company or any of its Subsidiaries from such Asset Sale net of
(i) reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions, recording fees, title insurance premiums, appraisers fees and costs reasonably incurred in preparation of any asset or property for sale),
(ii) taxes paid or reasonably estimated to be payable (calculated based on the combined state, federal and foreign statutory tax rates applicable to the Company or the Subsidiary engaged in such Asset Sale) and (iii) repayment of Indebtedness secured by assets subject to such Asset Sale; provided that if the instrument or agreement governing such Asset Sale requires the transferor to maintain a portion of the purchase price in escrow (whether as a reserve for adjustment of the purchase price or otherwise) or to indemnify the transferee for specified liabilities in a maximum specified amount, the portion of the cash or Cash Equivalents that is actually placed in escrow or segregated and set aside by the transferor for such indemnification obligation shall not be deemed to be Net Cash Proceeds until the escrow terminates or the transferor ceases to segregate and set aside such funds, in whole or in part, and then only to the extent of the proceeds released from escrow to the transferor or that are no longer segregated and set aside by the transferor.

     "Obligations" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing, or otherwise relating to, any Indebtedness.

     "Permitted Indebtedness" means, without duplication, (i) the Exchange Notes; (ii) the Guarantees; (iii) Indebtedness of the Company incurred pursuant to the Credit Agreement in an aggregate principal amount at any time outstanding not to exceed the sum of the aggregate commitments pursuant to the Credit Agreement as initially in effect on the 9 3/8% Notes Issue Date reduced by the aggregate principal amount permanently repaid with the proceeds of Asset Sales;
(iv) Indebtedness outstanding on the 9 3/8% Notes Issue Date; (v) Interest Swap Obligations; provided that such Interest Swap Obligations are entered into to protect the Company from fluctuations in interest rates of its Indebtedness;
(vi) additional Indebtedness of the Company or any of its Subsidiaries not to exceed $10,000,000 in principal amount outstanding at any time (which amount may, but need not, be incurred under the Credit Agreement); (vii) Refinancing Indebtedness; (viii) Indebtedness owed by the Company to any Wholly-Owned Subsidiary or by any Subsidiary to the Company or any Wholly-Owned Subsidiary of the Company; and (ix) guarantees by Subsidiaries of any Indebtedness permitted to be incurred pursuant to the Indenture.

     "Permitted Investments" means (i) Investments by the Company or any Subsidiary to acquire the stock or assets of any Person (or Indebtedness of such Person acquired in connection with a transaction in which such Person becomes a Subsidiary of the Company) engaged in the broadcast business or businesses reasonably related thereto; provided that if any such Investment or series of related Investments involves an Investment by the Company in excess of $5,000,000, the Company is able, at the time of such Investment and immediately after giving effect thereto, to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the "Limitation on Incurrence of Additional Indebtedness" covenant, (ii) Investments received by the Company or its Subsidiaries as consideration for a sale of assets, including an Asset Sale effected in compliance with the "Limitation on Asset Sales" covenant, (iii) Investments by the Company or any Wholly-Owned Subsidiary of the Company in any Wholly-Owned Subsidiary of the Company (whether existing on the Issue Date or created thereafter) or any Person that after such Investments, and as a result thereof, becomes a Wholly-Owned Subsidiary of the Company and Investments in the Company by any Wholly-Owned Subsidiary of the Company, (iv) cash and Cash Equivalents, (v) Investments in securities of trade creditors, wholesalers or customers received pursuant to any plan of reorganization or similar arrangement and (vi) additional Investments in an aggregate amount not to exceed $2,500,000 at any time outstanding.

     "Permitted Liens" means (i) Liens for taxes, assessments and governmental charges to the extent not required to be paid under the Indenture, (ii) statutory Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other like Liens to the extent not required to be paid under the Indenture, (iii) pledges or deposits to secure lease obligations or nondelinquent obligations under workers' compensation, unemployment insurance or similar legislation, (iv) Liens to secure the performance of public statutory obligations that are not delinquent, performance bonds or other obligations of a like nature (other than for borrowed money), in each case incurred in the ordinary course of business, (v) easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances incurred in the ordinary course of business not interfering in any material respect with the business of the Company or its Subsidiaries, (vi) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of letters of credit or bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods in the ordinary course of business, (vii) judgment and attachment Liens not giving rise to an Event of Default, (viii) leases or subleases granted to others in the ordinary course of business consistent with past practice not interfering in any material respect with the business of the Company or its Subsidiaries, (ix) any interest or title of a lessor in the property subject to any lease, whether characterized as capitalized or operating other than any such interest or title resulting from or arising out of a default by the Company or its Subsidiaries of its obligations under such lease and (x) Liens arising from filing UCC financing statements for precautionary purposes in connection with true leases of personal property that are otherwise permitted under the Indenture and under which the Company or any of its Subsidiaries is a lessee.

     "Person" means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

     "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

     "Productive Assets" means assets of a kind used or usable by the Company and its Subsidiaries in broadcast businesses or businesses reasonably related thereto, and specifically includes assets acquired through Asset Acquisitions.

     "Public Equity Offering" means an underwritten public offering of Capital Stock (other than Disqualified Capital Stock) of the Company or Chancellor, pursuant to an effective registration statement filed with the Commission in accordance with the Securities Act; provided, however, that, in the case of a Public Equity Offering by Chancellor, Chancellor contributes to the capital of the Company net cash proceeds in an amount at least sufficient to redeem the Exchange Notes and the 9 3/8% Notes, if any, called for redemption in accordance with the terms thereof.

     "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

     "Refinancing Indebtedness" means any refinancing by the Company of Indebtedness of the Company or any of its Subsidiaries incurred in accordance with the "Limitation on Incurrence of Additional Indebtedness" covenant (other than pursuant to clause (iii) or (iv) of the definition of Permitted Indebtedness) that does not (i) result in an increase in the aggregate principal amount of Indebtedness (such principal amount to include, for purposes of this definition, any premiums, penalties or accrued interest paid with the proceeds of the Refinancing Indebtedness) of such Person or (ii) create Indebtedness with
(A) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being refinanced or (B) a final maturity earlier than the final maturity of the Indebtedness being refinanced.

     "Representative" means the indenture trustee or other trustee, agent or representative in respect of any Designated Senior Debt; provided that if, and for so long as, any Designated Senior Debt lacks such a representative, then the Representative for such Designated Senior Debt shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Debt.

     "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Subsidiary of any property, whether owned by the Company or any Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such property.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

     "Senior Credit Facility" means the Company's senior credit facility among EMCLA and a syndicate of commercial lenders on April 25, 1997, as amended or amended and restated, which originally provided for a commitment of $1.75 billion, consisting of a $1.25 billion reducing revolving credit facility and a $500.0 million term loan facility, with the commitment increased to $2.5 billion upon consummation of the Chancellor Merger, as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including by way of adding Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

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

     "Senior Debt" means any Indebtedness of the Company (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law), whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Exchange Notes. Without limiting the generality of the foregoing, "Senior Debt" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of, and all monetary obligations of every nature under, (x) the Credit Agreement, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities, and (y) all Interest Swap Obligations. Notwithstanding the foregoing, Senior Debt shall not include any of the following amounts (whether or not constituting Indebtedness as defined in the Indenture): (i) any Indebtedness of the Company to a Subsidiary of the Company, (ii) Indebtedness and other amounts owing to trade creditors incurred in connection with obtaining goods, materials or services, (iii) Indebtedness represented by Disqualified Capital Stock, (iv) any liability for federal, state, local or other taxes owed or owing by the Company, (v) any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of the Company, including the 9 3/8% Notes, the 12 1/4% Subordinated Exchange Debentures due 2008 and the 12% Subordinated Exchange Debentures due 2009 of the Company.

     "Significant Subsidiary" means for any Person each Subsidiary of such Person which (i) for the most recent fiscal year of such Person accounted for more than 5% of the consolidated net income of such Person or (ii) as at the end of such fiscal year, was the owner of more than 5% of the consolidated assets of such Person.

     "Subsidiary," with respect to any Person, means (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or (ii) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person. Notwithstanding anything in the Indenture to the contrary, all references to the Company and its consolidated Subsidiaries or to financial information prepared on a consolidated basis in accordance with GAAP shall be deemed to include the Company and its Subsidiaries as to which financial statements are prepared on a combined basis in accordance with GAAP and to financial information prepared on such a combined basis. Notwithstanding anything in the Indenture to the contrary, an Unrestricted Subsidiary shall not be deemed to be a Subsidiary for purposes of the Indenture.

     "Tax Sharing Agreement" means the Tax Sharing Agreement between CRBC and Chancellor, as in effect on the 9 3/8% Notes Issue Date.

     "Unrestricted Subsidiary" means a Subsidiary of the Company created after the 9 3/8% Notes Issue Date and so designated by a resolution adopted by the Board of Directors of the Company, provided that (a) neither the Company nor any of its other Subsidiaries (other than Unrestricted Subsidiaries) (1) provides any credit support for any Indebtedness of such Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness) or (2) is directly or indirectly liable for any Indebtedness of such Subsidiary, (b) the creditors with respect to Indebtedness for borrowed money of such Subsidiary, having a principal amount in excess of $5,000,000, have agreed in writing that they have no recourse, direct or indirect, to the Company or any other Subsidiary of the Company (other than Unrestricted Subsidiaries), including, without limitation, recourse with respect to the payment of principal of or interest on any Indebtedness of such Subsidiary and (c) at the time of designation of such Subsidiary such Subsidiary has no property or assets (other than de minimis assets resulting from the initial capitalization of such Subsidiary). Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by the filing with the Trustee of a certified copy of the resolution of the Company's Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the total of the product obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

                         BOOK-ENTRY; DELIVERY AND FORM

     Except as described in the next paragraph, the Exchange Notes initially will be represented by a single permanent global certificate in definitive, fully registered form (the "Global Certificate"). The Global Certificate will be deposited with, or on behalf of, The Depository Trust Company, New York, New York ("DTC") and registered in the name of a nominee of DTC.

     Exchange Notes (i) originally purchased by or transferred to "foreign purchasers" or (ii) held by QIBs who elect to take physical delivery of their certificates instead of holding their interest through the Global Certificate (and which are thus ineligible to trade through DTC) (collectively referred to herein as the "Non-Global Purchasers") will be issued in registered form (the "Certificated Security"). Upon the transfer to a QIB of any Certificated Security initially issued to a Non-Global Purchaser, such Certificated Security will, unless the transferee requests otherwise or the Global Certificates have previously been exchanged in whole for Certificated Securities, be exchanged for an interest in the Global Certificates.

     The Global Certificate. The Company expects that pursuant to procedures established by DTC (i) upon the issuance of the Global Certificate, DTC or its custodian will credit, on its internal system, the aggregate principal amount of Exchange Notes of the individual beneficial interests represented by such global securities to the respective accounts of persons who have accounts with such depositary and (ii) ownership of beneficial interests in the Global Certificate will be shown on, and the transfer of such ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). Ownership of beneficial interests in the Global Certificate will be limited to persons who have accounts with DTC ("participants") or persons who hold interests through participants. QIBs may hold their interests in the Global Certificate directly through DTC if they are participants in such system, or indirectly through organizations that are participants in such system.

     So long as DTC, or its nominee, is the registered owner or holder of the Exchange Notes, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Exchange Notes represented by such Global Certificate for all purposes. No beneficial owner of an interest in the Global Certificate will be able to transfer that interest except in accordance with DTC's procedures, in addition to those procedures provided for in the Indenture.

     Payments of the principal of, premium, if any, and interest on the Global Certificate will be made to DTC or its nominee, as the case may be, as the registered owner thereof. None of the Company, the Trustee nor the Paying Agent and Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Certificate or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

     The Company expects that DTC, or its nominee, upon receipt of any payment of principal, premium, if any, and interest in respect of the Global Certificate, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Certificate as shown on the records of DTC or its nominee. The Company also expects that payments by participants to owners of beneficial interests in the Global Certificate held through such participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

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

     Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in clearinghouse funds. If a holder requires physical delivery of a Certificated Security for any reason, including to sell Exchange Notes to persons in states that require physical delivery of the Certificate, or to pledge such securities, such holder must transfer its interest in the Global Certificate, in accordance with the normal procedures of DTC and with the procedures set forth in the Indenture.

     DTC has advised the Company that it will take any action permitted to be taken by a holder of Exchange Notes (including the presentation of Exchange Notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in the Global Certificate are credited and only in respect of such Exchange Notes as to which such participant or participants has or have given such direction.

     DTC has advised the Company as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

     Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Certificate among participants of DTC, it is under no obligation to perform such procedures, and such procedures may be discontinued at any time. Neither the Company nor the Trustee will have any obligations under the rules and procedures governing their operations.

     Certificated Securities. If DTC is at any time unwilling or unable to continue as a depositary for the Global Certificate and a successor depositary is not appointed by the Company within 90 days, Certificated Securities will be issued in exchange for the Global Certificate.

                      DESCRIPTION OF CERTAIN INDEBTEDNESS

SENIOR CREDIT FACILITY

     On April 25, 1997, the Company closed its Second Amended and Restated Loan Agreement (as amended from time to time, the "Senior Credit Facility") with TD Securities (USA) Inc. as arranging agent, The Bank of New York and Bankers Trust Company, as co-syndication agents, NationsBank of Texas, N.A. and Union Bank of California, as co-documentation agents, Toronto Dominion (Texas), Inc., as administrative agent (the "Administrative Agent"), and the financial institutions party thereto (the "Lenders"). The Senior Credit Facility initially provided for a maximum commitment of $1.75 billion, and upon consummation of the Chancellor Merger, the aggregate commitment under the Senior Credit Facility was increased to $2.50 billion. Loans under the Senior Credit Facility consist of
(i) a $900.0 million term loan facility (the "Term Loan Facility") and (ii) a $1.60 billion revolving loan facility (the "Revolving Loan Facility" and, collectively with the Term Loan Facility, the "Loans").

     The following description of certain provisions of the Senior Credit Facility does not purport to be complete and is qualified in its entirety by reference to the full text of the Senior Credit Facility, a copy of which is available from the Company on request.

     Term Loan Facility

     The Term Loan Facility matures on June 30, 2005. The Term Loan Facility requires scheduled annual reductions of the principal balance of the Term Loan Facility outstanding on June 30, 2000, payable quarterly in equal quarterly amounts, commencing on September 30, 2000 in the following percentages: (i) from

9/30/00 through and including 6/30/01, 15.00%; (ii) from 9/30/01 through and including 6/30/02, 20.00%; (iii) from 9/30/02 through and including 6/30/03, 20.00%; (iv) from 9/30/03 through and including 6/30/04, 20.00%; and (v) from 9/30/04 through and including 6/30/05, 25.00%. Mandatory or optional prepayments made by the Company against the Term Loan Facility will not affect the reduction percentages set forth above.

     Revolving Loan Facility

     The Revolving Loan Facility matures on June 30, 2005. The Revolving Loan Facility requires scheduled annual reductions of the Revolving Loan Commitment (as defined in the Senior Credit Facility) as of June 30, 2000, payable quarterly in equal quarterly amounts, commencing on September 30, 2000 in the following percentages: (i) from 9/30/00 through and including 6/30/01, 15.00%;
(ii) from 9/30/01 through and including 6/30/02, 20.00%; (iii) from 9/30/02 through and including 6/30/03, 20.00%; (iv) from 9/30/03 through and including 6/30/04, 20.00%; and (v) from 9/30/04 through and including 6/30/05, 25.00%.
Voluntary reductions of the Revolving Loan Commitment made by the Company shall not affect the reduction percentages set forth above.

     Additional Facility Indebtedness

     The Company has the ability to incur additional indebtedness ("Additional Facility Indebtedness") in a principal amount not to exceed $250.0 million from one or more of the Lenders or any other institution acceptable to the Administrative Agent that agrees to extend such credit, provided that certain conditions under the Senior Credit Facility are complied with. As of the date hereof, the Company has not requested, and no Lender has issued, any commitment to extend such Additional Facility Indebtedness to the Company.

     Interest Rate

     The Loans bear interest at a rate equal to, at the Company's option, (i) the Prime Rate (as defined in the Senior Credit Facility) in effect from time to time plus the Applicable Margin (as defined) (a "Prime Rate Loan") or (ii) the Eurodollar Rate (as defined in the Senior Credit Facility) as determined by the Administrative Agent for the respective interest period plus the Applicable Margin (a "Eurodollar Loan"). The Applicable Margin is calculated based on the Company's Total Leverage Ratio (as defined in the Senior Credit Facility) according to the table set forth below:

                                                           PRIME RATE        EURODOLLAR RATE
                 TOTAL LEVERAGE RATIO                   APPLICABLE MARGIN   APPLICABLE MARGIN
                 --------------------                   -----------------   -----------------
Greater than 6.75.....................................        1.000%              2.000%
Greater than 6.50 but less than or equal to 6.75......        0.750%              1.750%
Greater than 6.00 but less than or equal to 6.50......        0.375%              1.375%
Greater than 5.50 but less than or equal to 6.00......        0.125%              1.125%
Greater than 5.00 but less than or equal to 5.50......        0.000%              0.875%
Greater than 4.50 but less than or equal to 5.00......        0.000%              0.625%
Greater than 4.00 but less than or equal to 4.50......        0.000%              0.500%
Less than or equal to 4.00............................        0.000%              0.400%

                                                                            Fees

     The Company is required to pay commitment fees on the aggregate unused amount of the Available Revolving Loan Commitment (as defined in the Senior Credit Facility) based on the Total Leverage Ratio for the most recent fiscal quarter end. If the Total Leverage Ratio is greater than or equal to 5.50, the corresponding commitment fee is 0.375%; if the Total Leverage Ratio is less than 5.50, the corresponding commitment fee is 0.250%. The Administrative Agent will also receive such other customary fees as have been separately agreed upon with the Company. The Company also is required to pay fees for outstanding letters of credit drawn under the Senior Credit Facility at a rate per annum on the amount of the Letter of

Credit Obligations (as defined in the Senior Credit Facility) equal to the Applicable Margin for Eurodollar Loans plus an issuing bank fee of $2,000 for issuing, amending or renewing any letter of credit.

     Security and Guarantees

     The Senior Credit Facility is secured by (i) a pledge of all capital stock owned by CMCLA and its subsidiaries, (ii) a pledge of all capital stock of CMCLA owned by CMHC, (iii) a non-recourse pledge of all capital stock of CMHC owned by Chancellor Media, (iv) a pledge of all debt and equity securities of persons engaged in any Non-Core Business (as defined in the Senior Credit Facility) purchased by the Company, (v) a collateral assignment of all partnership interests held by the subsidiaries of CMCLA, (vi) a collateral assignment of all trust interests held by the subsidiaries of CMCLA, (vii) a collateral assignment of all limited liability company interests held by CMCLA, (viii) a downstream guarantee provided by CMHC and (ix) upstream guarantees provided by the subsidiaries of CMCLA.

     Covenants

     The Senior Credit Facility contains customary restrictive covenants, which, among other things and with certain exceptions, limit the ability of the Company to incur additional indebtedness and liens in connection therewith, enter into certain transactions with affiliates, pay dividends, consolidate, merge or effect certain asset sales, issue additional stock, effect an asset swap, make acquisitions and make capital expenditures and enter new lines of business.

     Under the Senior Credit Facility, the Company is required to maintain specified financial ratios, based on its Senior Leverage Ratio and Total Leverage Ratio (in each case, as defined in the Senior Credit Facility), for specified periods of time. Under the Senior Credit Facility, the Company must not exceed the following ratios during the following periods of time:

                  PERIOD ENDING                     SENIOR LEVERAGE RATIO   TOTAL LEVERAGE RATIO
                  -------------                     ---------------------   --------------------
4/25/97 through 12/31/97..........................      6.50 to 1.00            7.00 to 1.00
1/1/98 through 12/31/98...........................      5.75 to 1.00            6.75 to 1.00
1/1/99 through 12/31/99...........................      5.00 to 1.00            6.00 to 1.00
1/1/00 through 12/31/00...........................      4.25 to 1.00            5.25 to 1.00
1/1/01 and thereafter.............................      4.00 to 1.00            5.00 to 1.00

In the event that Chancellor Media, CMHC or CMCLA issues Subordinated Indebtedness (as defined in the Senior Credit Facility), other than the assumption or refinancing of the 9 3/8% Notes and the Original Notes, the Senior Leverage Ratio will be permanently reduced by 0.50.

     Under the Senior Credit Facility, the Company may not, as of the end of any fiscal quarter, allow its ratio of the sum of Operating Cash Flow plus the Available Revolving Commitment (in each case, as defined in the Senior Credit Facility) during the last fiscal four-quarter period to Pro Forma Fixed Changes (as defined in the Senior Credit Facility) for the four-quarter period beginning on the day following that fiscal quarter end, to be less than 1.05 to 1.00.

     Under the Senior Credit Facility, the Company also is required to comply with certain other financial tests, such as a specified ratio of Operating Cash Flow to Cash Interest Expense (as each such term is defined in the Senior Credit Facility).

     Use of Proceeds

     The Senior Credit Facility requires that the Net Proceeds from any Permitted Asset Sale (in each case, as defined in the Senior Credit Facility) be applied, at the Company's election, to the Term Loan Facility or the Revolving Loan Facility or any combination thereof. In the alternative, the Company may elect to make an acquisition with the Net Proceeds, so long as the Company has entered into a contract for such acquisition within 12 months from the date of such Permitted Asset Sale and has concluded the purchase with 18 months from the date of such Permitted Asset Sale. In addition, 50% of Net Proceeds from any Subordinated

Indebtedness issued by the Company, other than the assumption or refinancing of the 9 3/8% Notes and the Original Notes, must be applied, at the Company's election, to the Term Loan Facility or the Revolving Loan Facility or any combination thereof. To the extent that the Company elects to apply any amounts described in this paragraph to the Revolving Loan Facility, the commitments under such facility will not be permanently reduced and will be available for subsequent borrowing by the Company.

     Events of Default

     The Senior Credit Facility contains customary events of default, including
(i) the default in the payment of any interest, reimbursement amounts with respect to letters of credit, or fees or other amounts payable to the Lenders (other than principal) when due which is not cured within five days from the date that such payment was due, (ii) the default in the payment of any principal amount when due, (iii) the default in the performance or observance of certain representations, warranties, covenants and agreements contained in the Senior Credit Facility, (iv) a Senior Credit Facility Change of Control (as defined below), (v) the entry of an order for relief, winding-up or liquidation under Title 11 of the United States Code or similar federal or state laws against Chancellor Media, CMHC or the Company, (vi) the voluntary commencement by the Company of bankruptcy proceedings under Title 11 of the United States Code or similar federal or state laws, or the commencement of involuntary bankruptcy proceedings against the Company, which are not diligently contested or which continue undismissed for a period of 45 consecutive days, (vii) the entry of a judgment against the Company which, individually or when aggregated with other such judgments, exceeds $10 million, (viii) the failure to satisfy certain minimum employee benefit funding standards, (ix) the acceleration of the maturity of (a) Subordinated Indebtedness of the Company or (b) any other indebtedness of the Company in an aggregate principal amount exceeding $3 million, (x) any event which would permit the acceleration of such subordinated indebtedness or such other indebtedness which has not been cured within any applicable cure period or waived in writing, (xi) any event which does not permit acceleration of such Subordinated Indebtedness or such other indebtedness but requires the Company to purchase or acquire such Subordinated Indebtedness or such other indebtedness, (xii) any material default under any Interest Hedge Agreement (as defined in the Senior Credit Facility) with a notional principal amount of $6 million or more, (xii) the issuance by the FCC of a revocation order based on alleged alien ownership of the Company, (xiii) the final, non-appealable termination or revocation of any material FCC license or failure to renew any such license, (xiv) the failure of any security document or note under the Senior Credit Facility to be in effect, or (xv) the breach by CMHC of the guarantee or stock pledge made by it pursuant to the Senior Credit Facility.

     A "Senior Credit Facility Change of Control" will be deemed to have occurred under the Senior Credit Facility if (i) any Person (as defined in the Senior Credit Facility), other than Scott K. Ginsburg, Matthew Devine, Kenneth
J. O'Keefe, James de Castro and Hicks Muse and its affiliates, shall individually or collectively control more than 51% on a fully diluted basis of the voting power of Chancellor Media or (ii) CMHC shall cease to own all of the issued and outstanding common stock of CMCLA.

9 3/8% NOTES

     The 9 3/8% Notes mature on October 1, 2004. Interest on the 9 3/8% Notes accrue at the rate of 9 3/8% per annum and is payable semiannually. The 9 3/8% Notes are unsecured obligations of the Company, ranking subordinate in right of payment to all Senior Debt (as defined in the 9 3/8% Indenture) of the Company, and will rank pari passu with the Exchange Notes.

     The Company's subsidiaries fully and unconditionally guarantee the full and prompt payment of principal of all interest on the 9 3/8% Notes, and of all other obligations under the 9 3/8% Indenture. The indebtedness evidenced by each such guarantee are subordinated to each guarantor's Senior Debt on the same terms as the 9 3/8% Notes are subordinated to the Company's Senior Debt.

     Prior to January 31, 1999 the Company may redeem the 9 3/8% Notes with the net cash proceeds of one or more Public Equity Offerings (as defined in the 9 3/8% Indenture) at a redemption price of 108.203% or 107.031% of the principal amount thereof, plus, in each case, accrued and unpaid interest to the redemption date, during the respective 12-month periods commencing on February 1, 1997 and 1998; provided, however, that after any such redemption at least 75% of the aggregate principal amount of the 9 3/8% Notes originally issued must be outstanding. The Company's ability to optionally redeem the 9 3/8% Notes are subject to restrictions contained in the Senior Credit Facility, which limits the amount of debt subordinate to the indebtedness under the Senior Credit Facility that may be redeemed by the Company.

     Under the 9 3/8% Indenture, in the event of a change of control (as defined in the 9 3/8% Indenture) of the Company, each holder of 9 3/8% Notes will have the right to require the Company to repurchase, in whole or in part, such holder's 9 3/8% Notes at a purchase price equal to 101% of their principal amount, plus accrued and unpaid interest, if any to the date of repurchase.

     The 9 3/8% Indenture contains certain restrictive covenants which, among other things, impose limitations (subject to certain exceptions) on the Company with respect to (i) the payment of dividends or other distributions on capital stock and the purchase, redemption or retirement for value of shares of capital stock as any warrants, options or other rights for shares of capital stock; (ii) the incurrence of additional indebtedness; (iii) the incurrence of subsidiary indebtedness; (iv) the repayment of redemption of subordinated indebtedness other than in accordance with its scheduled repayment; (v) sales of assets by the Company; (vi) asset swaps; (vii) transactions with stockholders and affiliates; (viii) the restriction of certain payments by subsidiaries to their respective parents; (ix) the creation of liens on the assets of the Company or its subsidiaries; (x) the incurrence of indebtedness senior to the 9 3/8% Notes and subordinate to other indebtedness of the Company; (xi) investments by the Company or its subsidiaries; (xii) the issuance of preferred stock by any of the Company's subsidiaries; (xiii) sales and leasebacks by the Company or its subsidiaries; (xiv) the guarantee of indebtedness; (xv) the conduct of business other than the ownership and operation of radio broadcast stations; and (xvi) the merger or sale of all or substantially all the assets of the Company. Upon the happening of certain events of default specified in the 9 3/8% Indenture, the trustee for the 9 3/8% Notes may, and the trustee upon the request of holders of 25% in principal amount then outstanding of the 9 3/8% Notes shall, or the holders of at least 25% in principal amount of outstanding 9 3/8% Notes may, declare the principal amount then outstanding of and accrued but unpaid interest, if any, on all of such 9 3/8% Notes to be due and payable. Upon the happening of certain other events of default specified in the 9 3/8% Notes Indenture, the unpaid principal of and accrued but unpaid interest on all outstanding 9 3/8% Notes will automatically become due and payable without any action by the trustee or the holders of the 9 3/8% Notes.

     The Company may terminate its obligations under the 9 3/8% Indenture at any time, and the obligations of the guarantors with respect thereto shall terminate, by delivering all outstanding 9 3/8% Notes of the appropriate series to the appropriate trustee for cancellation and paying all sums payable by it thereunder. The Company, at its option, (i) will be discharged from any and all obligations with respect to the 9 3/8% Notes delivered, and the guarantor will be discharged from any and all obligations with respect to its guarantee of such 9 3/8% Notes, (except for certain obligations of the Company to register the transfer or exchange of such 9 3/8% Notes, replace stolen, lost or mutilated
9 3/8% Notes, maintain paying agencies and hold moneys for payment in trust) or
(ii) need not comply with certain of the restrictive covenants with respect to the 9 3/8% Indenture, in each case, if the Company, in addition to satisfying certain other obligations, deposits with the appropriate trustee, in trust, U.S. legal tender or U.S. Government Obligations (in each case, as defined in the 9 3/8% Indenture) or a combination thereof which, through the payment of interest thereon and principal in respect thereof in accordance with their terms, will be sufficient to pay all the principal of and interest on 9 3/8% Notes to be defeased on the dates such payments are due in accordance with the terms of 9 3/8% Notes as well as the trustee's fees and expenses.

                          DESCRIPTION OF CAPITAL STOCK

CHANCELLOR MEDIA

  COMMON STOCK

     Chancellor Media's authorized common stock consists of 250,000,000 shares of Common Stock, par value $0.01 per share (the "Common Stock"), approximately 59,613,500 of which were issued and outstanding as of September 5, 1997 and 75,000,000 shares of Class A Common Stock, par value $0.01 per share (the "Class A Common Stock"), none of which were issued and outstanding as of September 5, 1997.

     The shares of Common Stock currently outstanding are validly issued, fully paid and nonassessable.

     It is not contemplated that any shares of Class A Common Stock will be issued at any time. The Amended and Restated Certificate of Incorporation of Chancellor Media provides that the issuance of any shares of Class A Common Stock will require the unanimous affirmative vote of the Board of Directors of Chancellor Media. Chancellor Media presently expects that the Board of Directors of Chancellor Media will submit a proposal at the 1998 annual meeting of stockholders in order to eliminate the authorized shares of Class A Common Stock.

     Dividends

     Holders of shares of Common Stock and Class A Common Stock are entitled to receive such dividends as may be declared by the Board of Directors of Chancellor Media out of funds legally available for such purpose. The Senior Credit Facility and the certificates of designation governing the $3.00 Convertible Preferred Stock and the 7% Convertible Preferred Stock each directly restrict, and the 9 3/8% Indenture, the Indenture and the certificates of designation governing the 12% Preferred Stock and the 12 1/4 Preferred Stock will each indirectly restrict, Chancellor Media's ability to pay cash dividends on the Common Stock and Class A Common Stock.

     Neither Evergreen nor Chancellor has declared or paid any dividends with respect to its respective formerly outstanding common stock in the past, and it is not anticipated that Chancellor Media will pay any cash dividends on the Common Stock and Class A Common Stock in the foreseeable future.

     Voting Rights

     Holders of shares of Common Stock and Class A Common Stock, each voting as a separate class, shall be entitled to vote on all matters submitted to a vote of the stockholders, except as otherwise provided by law. Each share of Common Stock and Class A Common Stock is entitled to one vote per share. Holders of Common Stock and Class A Common Stock are not entitled to cumulative votes in the election of directors.

     Under Delaware law, the affirmative vote of the holders of a majority of the outstanding shares of any class of capital stock of Chancellor Media is required to approve any amendment to the Amended and Restated Certificate of Incorporation of Chancellor Media that would increase or decrease the aggregate number of authorized shares of any class, increase or decrease the par value of the shares of any class, or modify or change the powers, preferences or special rights of the shares of any class so as to affect such class adversely.

     Liquidation Rights

     Upon liquidation, dissolution, or winding-up of Chancellor Media, the holders of Common Stock and Class A Common Stock are entitled to share ratably in all assets available for distribution after payment in full of creditors and the holders of preferred stock of Chancellor Media.

     Transfer Agent

     The Bank of New York serves as the Transfer Agent and Registrar for the Common Stock.

     Alien Ownership

     Chancellor Media's Amended and Restated Certificate of Incorporation restricts the ownership and voting of Chancellor Media's capital stock, including its Common Stock, in accordance with the Communications Act and the rules of the FCC, to prohibit ownership of more than 25% of Chancellor Media's outstanding capital stock (or control of more than 25% of the voting power it represents) by or for the account of aliens, foreign governments, or non-U.S. corporations or corporations otherwise subject to control by such persons or entities. The Certificate of Incorporation also prohibits any transfer of Chancellor Media's capital stock that would cause Chancellor Media to violate this prohibition. In addition, the Amended and Restated Certificate of Incorporation of Chancellor Media authorizes the Board of Directors of Chancellor Media to adopt such provisions as its deems necessary to enforce these prohibitions.

     Other Provisions

     The holders of Common Stock and Class A Common Stock are not entitled to preemptive or similar rights. The shares of Common Stock are not subject to redemption or a sinking fund.

     No single shareholder of Chancellor Media holds more than 50.0% of the combined voting power of Chancellor Media. See "Risk Factors -- Control of the Company." As a result, a holder of an "attributable" interest in Chancellor Media may violate the FCC's multiple ownership rules or cross interest rules if such holder also has an "attributable" interest (or, in some cases, a "meaningful" nonattributable interest) in other television or radio stations, or in daily newspapers, depending on the number and location of those radio or television stations or daily newspapers. Such a stockholder may also be restricted in the companies in which such stockholder may invest. See "Business and Properties -- Federal Regulation of Radio Broadcasting Industry -- Ownership Matters."

  $3.00 CONVERTIBLE EXCHANGEABLE PREFERRED STOCK

     Dividends

     Holders of $3.00 Convertible Preferred Stock are entitled to receive, when, as and if declared by the Board of Directors out of legally available funds, cash dividends at an annual rate of $3.00 per share, payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year (each a "Dividend Payment Date"), beginning September 15, 1997. If a Dividend Payment Date is a Saturday, Sunday or day in which banking institutions are legally authorized to close in the City of New York, however, the dividend will be payable on the next business day. Dividends will accrue and be cumulative from the most recent date to which dividends have been paid or, if none have been paid, from the date of first issuance of the $3.00 Convertible Preferred Stock and will be payable to holders of record on the March 1, June 1, September 1 and December 1 immediately preceding the relevant Dividend Payment Date. No interest, or sum of money in lieu of interest, will be payable in respect of any accrued and unpaid dividends.

     The $3.00 Convertible Preferred Stock has priority as to dividends over the Common Stock and any other series or class of the Company's stock that ranks junior to the $3.00 Convertible Preferred Stock as to dividends ("Junior Dividend Stock"). Notwithstanding the foregoing, the $3.00 Convertible Preferred Stock shall rank junior as to dividends and rights upon a liquidation, dissolution or winding-up of the Company to any and all classes or series of capital stock (other than Common Stock) of the Company, whether currently issued or issued in the future, that does not by its terms expressly provide that it ranks on a parity with or junior to the $3.00 Convertible Preferred Stock as to dividends and rights upon a liquidation, dissolution or winding-up of the Company.

     No dividend (other than dividends payable solely in Common Stock, any Junior Dividend Stock or warrants or other rights to acquire such Common Stock or Junior Dividend Stock) may be paid or set apart for payment on, and no purchase, redemption or other acquisition shall be made by the Company of, the Common Stock or Junior Dividend Stock unless all accrued and unpaid dividends on the $3.00 Convertible Preferred Stock, including the full dividend for the then-current quarterly dividend period, shall have been paid or declared and set apart for payment without interest.

     Except as provided below, the Company may not pay dividends on any class or series of stock, if hereafter issued, having parity with the $3.00 Convertible Preferred Stock as to dividends ("Parity Dividend Stock") unless it has paid or declared and set apart for payment or contemporaneously pays or declares and sets apart for payment all accrued and unpaid dividends for all prior dividend payment periods on the Convertible Preferred Stock. The 7% Convertible Preferred Stock constitutes Parity Dividend Stock. In addition, except as provided below, the Company may not pay dividends on the $3.00 Convertible Preferred Stock unless it has paid or declared and set apart for payment or contemporaneously pays or declares and sets apart for payment all accrued and unpaid dividends for all prior dividend payment periods on the Parity Dividend Stock. Whenever all accrued dividends in respect of prior dividend payment periods are not paid in full on the $3.00 Convertible Preferred Stock and on any Parity Dividend Stock, all dividends declared on the $3.00 Convertible Preferred Stock and the Parity Dividend Stock will be declared and make pro rata so that the amount of dividends declared on the $3.00 Convertible Preferred Stock and the Parity Dividend Stock will bear the same ratio that accrued and unpaid dividends in respect of prior dividend payment periods on the $3.00 Convertible Preferred Stock and the Parity Dividend Stock bear to each other.

     Chancellor Media may not purchase any shares of the $3.00 Convertible Preferred Stock or any Parity Dividend Stock (except for consideration payable in Common Stock or Junior Dividend Stock) or redeem fewer than all the shares of the $3.00 Convertible Preferred Stock and Parity Dividend Stock then outstanding if the Company has failed to pay any accrued dividend on the $3.00 Convertible Preferred Stock or any Parity Dividend Stock on a stated payment date. Notwithstanding the foregoing, in such event, the Company may purchase or redeem fewer than all the shares of the $3.00 Convertible Preferred Stock and Parity Dividend Stock if such repurchase or redemption is made pro rata so that the amounts purchased or redeemed bear to each other the same ratio that the required redemption payments on the shares of the $3.00 Convertible Preferred Stock and any Parity Dividend Stock then outstanding bear to each other.

     If Chancellor Media hereafter issues any series or class of stock that ranks senior as to dividends to the $3.00 Convertible Preferred Stock ("Senior Dividend Stock") and fails to pay or declare and set apart for payment accrued and unpaid dividends on any Series Dividend Stock (except to the extent allowed by the terms of the Senior Dividend Stock), Chancellor Media may not pay or declare and set apart for payment any dividend on the $3.00 Convertible Preferred Stock unless and until all accrued and unpaid dividends on the Senior Dividend Stock, including the full dividends for the then current dividend period, have been paid or declared and set apart for payment without interest. Chancellor Media has no Senior Dividend Stock outstanding on the date of this Prospectus.

     The dividend payable on $3.00 Convertible Preferred Stock for each quarterly dividend period will be computed by dividing the annual dividend amount by four. The amount of dividends payable for the initial dividend period and for any period shorter than a full dividend period will be computed on the basis of a 360-day year of twelve 30-day months. No interest will be payable on any $3.00 Convertible Preferred Stock dividend that may be in arrears.

     Under Delaware law, Chancellor Media may declare and pay dividends or make other distributions on its capital stock only out of surplus, as defined in the Delaware General Corporation law (the "DGCL"), or if no surplus is available, out of its net profits for the fiscal year in which the dividend or distribution is declared and the preceding fiscal year. No dividends or distributions may be declared or paid if Chancellor Media is or would be rendered insolvent by virtue of the dividend or distribution, or if the declaration, payment or distribution would contravene Chancellor Media's Amended and Restated Certificate of Incorporation as then in effect. Chancellor Media's ability to pay dividends on its capital stock, including the $3.00 Convertible Preferred Stock, is dependent upon the receipt of funds from its subsidiaries.

     Liquidation Rights

     In the case of the voluntary or involuntary liquidation dissolution or winding-up of Chancellor Media, subject to the payment in full, or until provision has been made for the payment in full, of all claims of creditors of Chancellor Media, holders of $3.00 Convertible Preferred Stock are entitled to receive the liquidation preference of $50.00 per share, plus an amount equal to any accrued and unpaid dividends, whether or not declared, to the payment date, before any payment or distribution is made to the holders of Common Stock or any other series or class of stock hereafter issued that ranks junior as to liquidation rights to the $3.00 Convertible Preferred Stock ("Junior Liquidation Stock"). Holders of $3.00 Convertible Preferred Stock will not be entitled to receive the liquidation preference of their shares until the liquidation preference of any other series or class of stock hereafter issued that ranks senior as to liquidation rights to the $3.00 Convertible Preferred Stock ("Senior Liquidation Stock"), if any has been paid in full. The holders of $3.00 Convertible Preferred Stock and any series or class of stock hereafter issued that ranks on a parity as to liquidation rights with the $3.00 Convertible Preferred Stock ("Parity Liquidation Stock") are entitled to share ratably, in accordance with the respective preferential amounts payable on their stock, in any distribution (after payment of the liquidation preference on any Senior Liquidation Stock) that is not sufficient to pay in full the aggregate liquidation preference on both the $3.00 Convertible Preferred Stock and any Parity Liquidation Stock. The 7% Convertible Preferred Stock constitutes Parity Liquidation Stock.

     After payment in full of the liquidation preference plus any accrued and unpaid dividends on the $3.00 Convertible Preferred Stock, the holders will not be entitled to any further participation in any distribution of assets by Chancellor Media. Neither a consolidation or merger of Chancellor Media with another entity nor a sale or transfer or all or part of Chancellor Media's assets for cash, securities or other property will be considered a liquidation, dissolution or winding up of Chancellor Media.

     Voting Rights

     The holders of $3.00 Convertible Preferred Stock will have no voting rights except as described below or as required by law. In exercising any voting rights, each outstanding share of $3.00 Convertible Preferred Stock will be entitled to one vote, although shares held by Chancellor Media or any entity controlled by Chancellor Media will have no voting rights.

     Whenever dividends on the $3.00 Convertible Preferred Stock are in arrears in an aggregate amount equal to at least six quarterly dividends (whether or not consecutive), the size of Chancellor Media's board of directors will be increased by two, and the holders of $3.00 Convertible Preferred Stock, voting separately as a class together with holders of any Parity Dividend Stock then having voting rights, will be entitled to elect two additional directors to the Board of Directors at, subject to certain limitations, any annual meeting of stockholders at which directors are to be elected held during the period when the dividends remain in arrears or, under certain circumstances, at a special meeting of stockholders. These voting rights will terminate when all dividends in arrears and for the current quarterly period have been paid in full or declared and set apart for payment. The term of office of the additional directors so elected will terminate immediately upon that payment or provision for payment.

     In addition, so long as any $3.00 Convertible Preferred Stock is outstanding,Chancellor Media will not, without the affirmative vote or consent of the holders of at least 66 2/3% of all outstanding shares of $3.00 Convertible Preferred Stock and outstanding Parity Dividend Stock, voting as a single class (i) amend, alter or repeal (by merger or otherwise) any provision of the Certificate of Incorporation or the by-laws of Chancellor Media so as to affect adversely the relative rights, preferences, qualifications, limitations or restrictions of the $3.00 Convertible Preferred Stock or (ii) effect any reclassification of the $3.00 Convertible Preferred Stock.

     Under Delaware law, holders of the $3.00 Convertible Preferred Stock will be entitled to vote as a class upon a proposed amendment to Chancellor Media's Certificate of Incorporation, whether or not entitled to vote thereon by the Certificate of Incorporation, if the amendment would increase or decrease the aggregate number of authorized shares of such class, increase or decrease the par value of the shares of such class, or alter or change the powers, preferences, or special rights of the shares of such class so as to affect them adversely.

     Optional Redemption

     The $3.00 Convertible Preferred Stock may not be redeemed prior to June 16, 1999. Thereafter, the $3.00 Convertible Preferred Stock may be redeemed by Chancellor Media, at its option, in whole or in part at any time, if redeemed during the 12-month period beginning June 15 of any year specified below (June 16 in the case of 1999) at the following redemption prices (expressed as percentages of the liquidation preference thereof):

                            YEAR                              PERCENTAGE
                            ----                              ----------
1999........................................................    104.80%
2000........................................................    104.20
2001........................................................    103.60
2002........................................................    103.00
2003........................................................    102.40
2004........................................................    101.80
2005........................................................    101.20
2006........................................................    100.60
2007 and thereafter.........................................    100.00

plus in each case accrued and unpaid dividends, whether or not declared, to the redemption date.

     The foregoing is subject to the proviso that on or prior to June 15, 2000 the $3.00 Convertible Preferred Stock may not be redeemed at the option of Chancellor Media unless the closing price of Chancellor Media's Common Stock has equalled or exceeded 150% of the conversion price at such time for at least 20 out of any 30 consecutive trading days ending within 15 days before the notice of redemption is first mailed.

     If fewer than all the outstanding shares of $3.00 Convertible Preferred Stock are to be redeemed, Chancellor Media will select those shares to be redeemed pro rata or in such other manner as the Board of Directors may determine. There is no mandatory or sinking fund obligation for the $3.00 Convertible Preferred Stock. In the event that Chancellor Media has failed to pay accrued and unpaid dividends on the $3.00 Convertible Preferred Stock, it may not redeem less than all of the outstanding shares of the $3.00 Convertible Preferred Stock until all accrued and unpaid dividends have been paid in full.

     Notice of redemption will be mailed at least 15 days but not more than 60 days before the redemption date to each holder of record of $3.00 Convertible Preferred Stock to be redeemed at the address shown on the stock transfer books. After the redemption date, dividends will cease to accrue on the shares of $3.00 Convertible Preferred Stock called for redemption and all rights of the holders of those shares will terminate, except the conversion rights to the extent described below and the right to receive the redemption price plus accrued and unpaid dividends, whether or not declared, to the redemption date, without interest.

                                                               Conversion Rights

     Each holder of $3.00 Convertible Preferred Stock will have the right at any time at the holder's option to convert any and all shares of $3.00 Convertible Preferred Stock into Common Stock at a conversion price (subject to adjustment as described below) of $50.00 per share of underlying Common Stock (equivalent to a conversion rate of 1.00 share of Common Stock per share of $3.00 Convertible Preferred Stock). If the $3.00 Convertible Preferred Stock is called for redemption, the conversion right will terminate at the close of business on the redemption date fixed by the Board of Directors.

     If shares of $3.00 Convertible Preferred Stock not called for redemption are surrendered for conversion during the period between the close of business on any dividend record date and the opening of business on any corresponding Dividend Payment date such shares so surrendered must be accompanied by payment of an amount equal to the dividend payable on such shares on such Dividend Payment Date. No such payment will be required to accompany shares of $3.00 Convertible Preferred Stock called for redemption and surrendered during such period. A holder of shares of $3.00 Convertible Preferred Stock on a dividend record date who (or whose transferee) tenders any such shares for conversion into shares of Common Stock on such dividend payment date will receive the dividend payable by Chancellor Media on such shares of $3.00 Convertible Preferred Stock on such date, and the converting holder need not include payment of the amount of such dividend upon surrender of shares of $3.00 Convertible Preferred Stock for conversion. Except for shares of $3.00 Convertible Preferred Stock surrendered for conversion on a dividend payment date, Chancellor Media will make no payment or allowance for accrued and unpaid dividends, whether or not in arrears, on converted shares or for dividends on the shares of Common Stock issued upon such conversion. No fractional shares of Common Stock will be issued upon conversions but, in lieu thereof, an appropriate amount will be paid in cash based on the last reported sale price for the Common Stock on the day of conversion.

     The conversion price will be subject to adjustment in certain events, including (i) the payment of a dividend on any class of Chancellor Media's capital stock in shares of Common Stock; (ii) subdivisions or combinations of the Common Stock; (iii) the issuance to all holders of Common Stock or of certain rights or warrants (expiring within 45 days after the record date for determining stockholders entitled to receive them) to subscribe for or purchase shares of Common Stock of any class at less than current market price; or (iv) the payment of a dividend to all holders of Common Stock of any shares of capital stock of Chancellor Media or its subsidiaries (other than shares of Common Stock of any class) or evidences of indebtedness, cash (excluding cash dividends payable solely in cash that may from time to time be fixed by the Board of Directors, or dividends or distributions in connection with liquidation, dissolution or winding up of Chancellor Media), other assets or rights or warrants to subscribe for or purchase any securities (other than those referred to above); or (v) the issuance to all holder of Common Stock of securities convertible into or exchangeable for shares of Common Stock of any class (other than pursuant to transactions described above) for a consideration per share of Common Stock deliverable upon a conversion or exchange of the securities less than the current market price per share on the date of issuance of the securities. No adjustment of the conversion price will be required to be made until cumulative adjustments amount to 1% or more of the conversion price as last adjusted, and any adjustment below 1% will be carried forward.

     Chancellor Media from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least 20 days and if the reduction is irrevocable during the period. Whenever the Conversion Price is so reduced, Chancellor Media shall mail to holders of record of the Convertible Preferred Stock a notice of the reduction at least 15 days before the date the reduced Conversion Price takes effect, stating the reduced Conversion Price and the period it will be in effect.

     In case of any reclassification of the Common Stock, any consolidation of Chancellor Media with, or merger of Chancellor Media into, any other entity, any merger of any entity into Chancellor Media (other than a merger that does not result in a reclassification, conversion, exchange or cancellation of the outstanding shares of Common Stock), any sale or transfer of all or substantially all of the assets of Chancellor Media or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or other property, then the holder of each share of $3.00 Convertible Preferred Stock then outstanding shall have the right thereafter, during the period that the share of $3.00 Convertible Preferred Stock shall be convertible, to convert that share only into the kind and amount of securities, cash and other property receivable upon the reclassification, consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of Common Stock into which share of $3.00 Convertible Preferred Stock would have been convertible immediately prior to the reclassification, consolidation, merger, sale, transfer or share exchange.

     Change of Control. If there occurs a Change of Control with respect to Chancellor Media, then shares of the $3.00 Convertible Preferred Stock may be converted, at the option of the holder thereof at any time from the date of such Change of Control until the expiration of 45 days after the date of a note by the Company to all holders of the $3.00 Convertible Preferred Stock of the occurrence of the Change of Control, into the number of shares of Common Stock determined by dividing (i) the redemption price for the $3.00 Convertible Preferred Stock (see "-- Optional Redemption") in effect on the date of the Change of Control by (ii) the adjusted conversion price. The adjusted conversion price is the greater of (i) the average closing price per share of the Common Stock for the last five trading days before the Change of Control or (ii)
66 2/3% of the last reported sales price of the Common Stock before the date hereof (as adjusted for stock splits or combinations). If the Change of Control occurs on or before June 16, 1999, the redemption price then in effect for the optional redemption by Chancellor Media shall, for purposes of the special conversion rights, be deemed to be the redemption price applicable beginning immediately after June 16, 1999. The special conversion rights will exist upon the occurrence of any Change of Control whether or not the transaction relating thereto has been approved by the Board of Directors of Chancellor Media and may not be waived by the Board of Directors.

Exercise of the special conversion rights by the holder of a share of $3.00 Convertible Preferred Stock will be irrevocable. If the Change of Control involves a consolidation, merger or sale of assets of the Company, the holders of $3.00 Convertible Preferred Stock exercising their special conversion rights will be entitled to receive the same consideration as received for the number of shares of Common Stock into which their shares of $3.00 Convertible Preferred Stock would have been converted pursuant to the special conversion rights. The special conversion rights are in addition to the regular conversion rights that apply to the $3.00 Convertible Preferred Stock.

     Chancellor Media may, at its option, elect to pay holders of the $3.00 Convertible Preferred Stock exercising their special conversion rights an amount in cash equal to 101% of the liquidation preference of the $3.00 Convertible Preferred Stock plus any accrued and unpaid dividends. The Senior Credit Facility limits Chancellor Media's ability to pay cash upon election of the holders of the $3.00 Convertible Preferred Stock to exercise their special conversion rights.

     The special conversion rights may deter certain mergers, tender offers or other takeover attempts and may thereby adversely affect the market price of the Common Stock.

     "Change of Control" means the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of Chancellor Media to any Person or group of related Persons for purposes of
Section 13(d) of the Exchange Act (a "Group"), other than to the Permitted Holders (as defined); or (ii) a majority of the Board of Directors of Chancellor Media shall consist of Persons who are not Continuing Directors (as defined); or
(iii) the acquisition by any Person or Group (other than the Permitted Holders) of the power, directly or indirectly, to vote or direct the voting of securities having more than 50% of the ordinary voting power for the election of directors of Chancellor Media.

     "Continuing Director" means, as of the date of determination, any Person who (i) was a member of the Board of Directors of Evergreen on June 10, 1997 or who became a director of Chancellor Media upon consummation of the Chancellor Merger, (ii) was nominated for election or elected to the Board of Directors of Chancellor Media with the affirmative vote of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election, or (iii) is a representative of a Permitted Holder.

     "Permitted Holders" means (i) if the Chancellor Merger is not consummated, Scott K. Ginsburg and (ii) if the Chancellor Merger is consummated from and after the effective date thereof, Scott K. Ginsburg, Hicks Muse or any of its affiliates, officers and directors, or Steven Dinetz.

     This "Change of Control" covenant will not apply in the event of (a) changes in a majority of the Board of Directors of the Company so long as a majority of such Board of Directors continues to consist of Continuing Directors and (b) certain transactions with Permitted Holders. In addition, this covenant is not intended to afford holders of shares of $3.00 Convertible Preferred Stock protection in the event of certain highly leveraged transactions, reorganizations, restructurings, mergers and other similar transactions that might adversely affect the holders of shares of $3.00 Convertible Preferred Stock, but would not constitute a Change of Control. Chancellor Media could in the future, enter into transactions including certain recapitalizations of Chancellor Media, that would not constitute a Change of Control but would increase the amount of indebtedness outstanding at such time.

     With respect to the sale of "all or substantially all" of the assets of Chancellor Media, which would constitute a Change of Control for proposes of the certificate of designation for the $3.00 Convertible Preferred Stock, the meaning of the phrase "all or substantially all" varies according to the facts and circumstances of the subject transaction, has no clearly established meaning under relevant law and is subject to judicial interpretation. Accordingly, in certain circumstances there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of "all or substantially all" of the assets of Chancellor Media and, therefore, it may be unclear whether a Change of Control has occurred and whether the $3.00 Convertible Preferred Stock is subject to a Change of Control Offer.

     None of the provisions in the certificate of designation for the $3.00 Convertible Preferred Stock relating to the special conversion rights upon a Change of Control are waiveable by the Board of Directors of Chancellor Media.

     Exchange

     Shares of $3.00 Convertible Preferred Stock will be exchangeable at the option of Chancellor Media, in whole but not in part, on any March 15, June 15, September 15 or December 15, commencing September 15, 2000 (a "Debenture Exchange Date"), through the issuance of Chancellor Media's 6% Subordinated Exchange Debentures due 2012 (the "6% Exchange Debentures") in redemption of and in exchange for shares of $3.00 Convertible Preferred Stock, provided certain conditions are met. Holders of the $3.00 Convertible Preferred Stock will be entitled to receive 6% Exchange Debentures at the rate of $50.00 principal amount of 6% Exchange Debentures for each share of $3.00 Convertible Preferred Stock. Since 6% Exchange Debentures will only be issued in denominations of $1,000 or any multiple thereof, holders of $3.00 Convertible Preferred Stock holding less than such a multiple will receive in cash the liquidation preference of the $3.00 Convertible Preferred Stock not so exchanged. No shares of $3.00 Convertible Preferred Stock may be exchanged for 6% Exchange Debentures unless Chancellor Media has paid or set aside for the benefit of the holders of the $3.00 Convertible Preferred Stock all accrued and unpaid dividends on the $3.00 Convertible Preferred Stock to the Debenture Exchange Date. The Senior Credit Facility may limit Chancellor Media's ability to cause the exchange of the $3.00 Convertible Preferred Stock for 6% Exchange Debentures. The ability of Chancellor Media to exchange $3.00 Convertible Preferred Stock for 6% Exchange Debentures is also subject to certain conditions contained in the indenture relating to the 6% Exchange Debentures and to limitations imposed under the DGCL and by applicable laws protecting the rights of creditors.

     The holders of 6% Exchange Debentures will be entitled at any time through the close of business on the maturity date thereof, subject to prior redemption, to convert any 6% Exchange Debentures or portions thereof (in denominations of $1,000 or multiples thereof) into Common Stock of Chancellor Media, at the conversion price per share of Common Stock in effect for the $3.00 Convertible Preferred Stock at the Debenture Exchange Date, subject to adjustment. Holders of 6% Exchange Debentures will not be entitled to any payment or adjustment on account of accrued and unpaid interest upon conversion of the 6% Exchange Debentures or dividends on any Common Stock issued. 6% Exchange Debentures called for redemption will not be convertible after the close of business on the business day preceding the date fixed for redemption, unless Chancellor Media defaults in payment of the redemption price. No fractional shares of Common Stock will be issued as a result of conversion, but in lieu thereof, in the sole discretion of the Board, either (i) such fractional interest will be rounded up to the next whole share or (ii) an appropriate amount will be paid in cash by Chancellor Media.

  7% CONVERTIBLE PREFERRED STOCK

     Dividends

     Holders of 7% Convertible Preferred Stock are entitled to receive, when, as and if declared by the Board of Directors of Chancellor Media out of legally available funds, cash dividends at an annual rate equal to 7% of the liquidation preference per share, payable quarterly.

     The 7% Convertible Preferred Stock has priority as to dividends over the Common Stock and Class A Common Stock of Chancellor Media and any other series or class of Chancellor Media's stock that ranks junior to the 7% Convertible Preferred Stock as to dividends (the "Junior Dividend Stock"). Notwithstanding the foregoing, the 7% Convertible Preferred Stock shall rank junior as to dividends, redemption payments and rights upon a liquidation, dissolution or winding-up of Chancellor Media to any and all classes or series of capital stock (other than common stock) of Chancellor Media, issued in the future, that does not by its terms expressly provide that it ranks on a parity with or junior to the 7% Convertible Preferred Stock as to dividends and rights upon a liquidation, dissolution or winding-up of Chancellor Media.

     No dividend (other than dividends payable solely in common stock, any Junior Dividend Stock or warrants or other rights to acquire such common stock or Junior Dividend Stock) may be paid or declared and set apart for payment on, and no purchase, redemption or other acquisition shall be made by Chancellor Media of, the Common Stock of Chancellor Media or Junior Dividend Stock unless all accrued and unpaid dividends on the 7% Convertible Preferred Stock, including the full dividend for the then-current quarterly dividend period, shall have been paid or declared and set apart for payment without interest.

     Except as provided below, Chancellor Media may not pay dividends on any class or series of stock issued in the future having parity with the 7% Convertible Preferred Stock as to dividends ("Parity Dividend Stock") unless it has paid or declared and set apart for payment or contemporaneously pays or declares and sets apart for payment all accrued and unpaid dividends for all prior dividend payment periods on the 7% Convertible Preferred Stock. In addition, except as provided below, Chancellor Media may not pay dividends on the 7% Convertible Preferred Stock unless it has paid or declared and set apart for payment or contemporaneously pays or declares and sets apart for payment all accrued and unpaid dividends for all prior dividend payment periods on the Parity Dividend Stock. Whenever all accrued dividends in respect of prior dividend payment periods are not paid in full on 7% Convertible Preferred Stock and on any Parity Dividend Stock, all dividends declared on the 7% Convertible Preferred Stock and the Parity Dividend Stock will be declared and made pro rata so that the amount of dividends declared on the 7% Convertible Preferred Stock and the Parity Dividend Stock will bear the same ratio that accrued and unpaid dividends in respect of prior dividend payment periods on the 7% Convertible Preferred Stock and the Parity Dividend Stock bear to each other. The $3.00 Convertible Preferred Stock constitutes "Parity Dividend Stock" for purposes of the 7% Convertible Preferred Stock.

     Chancellor Media may not purchase any shares of the 7% Convertible Preferred Stock or any Parity Dividend Stock (except for consideration payable in common stock or Junior Dividend Stock) or redeem fewer than all the shares of the 7% Convertible Preferred Stock and Parity Dividend Stock then outstanding if Chancellor Media has failed to pay any accrued dividend on the 7% Convertible Preferred Stock or on any Parity Dividend Stock on a stated payment date. Notwithstanding the foregoing, in such event, Chancellor Media may purchase or redeem fewer than all the shares of the 7% Convertible Preferred Stock and Parity Dividend Stock if such repurchase or redemption is made pro rata so that the amounts purchased or redeemed bear to each other the same ratio that the required redemption payments on the shares of the 7% Convertible Preferred Stock and any Parity Dividend Stock then outstanding bear to each other.

     If Chancellor Media issues any series or class of stock that ranks senior as to dividends to the 7% Convertible Preferred Stock ("Senior Dividend Stock") and fails to pay or declare and set apart for payment accrued and unpaid dividends on any Senior Dividend Stock (except to the extent allowed by the terms of the Senior Dividend Stock), Chancellor Media may not pay or declare and set apart for payment any dividend on the 7% Convertible Preferred Stock unless and until all accrued and unpaid dividends on the Senior Dividend Stock, including the full dividends for the then current dividend period, have been paid or declared and set apart for payment without interest.

     Liquidation Rights

     In the case of the voluntary or involuntary liquidation, dissolution or winding up of Chancellor Media, subject to the payment in full, or until provision has been made for the payment in full, of all claims of creditors of Chancellor Media, holders of 7% Convertible Preferred Stock are entitled to receive the liquidation preference of the 7% Convertible Preferred Stock, plus an amount equal to any accrued and unpaid dividends, whether or not declared, to the payment date, before any payment or distribution is made to the holders of common stock or any other series or class of stock issued in the future that ranks junior as to liquidation rights to the 7% Convertible Preferred Stock ("Junior Liquidation Stock"). Holders of 7% Convertible Preferred Stock will not be entitled to receive the liquidation preference of their shares until the liquidation preference of any other series or class of stock that ranks senior as to liquidation rights to the 7% Convertible Preferred Stock ("Senior Liquidation Stock"), if any, and any creditors of Chancellor Media have been paid in full. The holders of 7% Convertible Preferred Stock and any series or class of stock that ranks on a parity as to liquidation rights with the 7% Convertible Preferred Stock ("Parity Liquidation Stock") are entitled to share ratably, in accordance with the respective preferential amounts payable on their stock, in any distribution (after payment of the liquidation preference on any Senior Liquidation Stock) that is not sufficient to pay in full the aggregate liquidation preference on both the 7% Convertible Preferred Stock and on any Parity Liquidation Stock. The $3.00 Convertible Preferred Stock constitutes "Parity Liquidation Stock" for purposes of the 7% Convertible Preferred Stock.

     Voting Rights

     The holders of 7% Convertible Preferred Stock will have no voting rights except as described below or as required by law.

     Whenever dividends on the 7% Convertible Preferred Stock are in arrears in aggregate amount equal to at least six quarterly dividends (whether or not consecutive), the size of Chancellor Media's Board of Directors will be increased by two, and the holders of 7% Convertible Preferred Stock, voting separately as a class together with holders of any Parity Dividend Stock of Chancellor Media then having voting rights, will be entitled to elect two additional directors to the Board of Directors of Chancellor Media at, subject to certain limitations, any annual meeting of stockholders at which directors are to be elected held during the period when the dividends remain in arrears or, under certain circumstances, at a special meeting of stockholders. These voting rights will terminate when all dividends in arrears and for the current quarterly period have been paid in full or declared and set apart for payment. The term of office of the additional directors so elected will terminate immediately upon that payment or provision for payment.

     In addition, so long as any 7% Convertible Preferred Stock is outstanding, Chancellor Media may not, without the affirmative vote or consent of the holders of at least 66 2/3% of all outstanding shares of 7% Convertible Preferred Stock and outstanding Parity Dividend Stock, voting as a single class (i) amend, alter or repeal (by merger or otherwise) any provision of the certificate of designation for the 7% Convertible Preferred Stock, the Certificate of Incorporation of Chancellor Media or the bylaws of Chancellor Media so as to affect adversely the relative rights, preferences, qualifications, limitations of restrictions of the 7% Convertible Preferred Stock or (ii) effect any reclassification of the 7% Convertible Preferred Stock.

     Change of Control

     The certificate of designation for the 7% Convertible Preferred Stock provides that, upon the occurrence of a change of control (as defined in such certificate of designation), each holder will have the right to require that Chancellor Media purchase all or a portion of such holder's 7% Convertible Preferred Stock in cash at a purchase price equal to 101% of the liquidation preference thereof, plus, without duplication, all accumulated and unpaid dividends per share to the date of repurchase. If the repurchase of the 7% Preferred Stock would violate or constitute a default under the Senior Credit Facility or other indebtedness of Chancellor Media, then, pursuant to the certificate of designation for the 7% Convertible Preferred Stock, Chancellor Media will either (A) repay in full all such indebtedness or (B) obtain the requisite consents, if any, under such indebtedness required to permit the repurchase of the 7% Convertible Preferred Stock.

     Redemption at Option of Chancellor Media

     The 7% Convertible Preferred Stock may not be redeemed prior to January 19, 2000. Thereafter, the 7% Convertible Preferred Stock may be redeemed by Chancellor Media, at its option (subject to contractual and other restrictions with respect thereto, including limitations under the Senior Credit Facility, the 9 3/8% Indenture and the Indenture and to the legal availability of funds therefor), in whole or in part at any time, if redeemed during the 12-month period beginning January 15 (January 19 in the case of 2000), of any year specified below at the following redemption prices (expressed as percentages of the liquidation preference thereof):

                            YEAR                              DIVIDEND
                            ----                              --------
2000........................................................   104.90%
2001........................................................   104.20
2002........................................................   103.50
2003........................................................   102.80
2004........................................................   102.10
2005........................................................   101.40
2006........................................................   100.70
2007 and thereafter.........................................   100.00

plus in each case accrued and unpaid dividends, whether or not declared, to the redemption date.

                                                               Conversion Rights

     Each holder of 7% Convertible Preferred Stock will have the right, at the holder's option, to convert any or all shares of 7% Convertible Preferred Stock into Common Stock at any time at a conversion price (subject to adjustment) of $36.19 per share of underlying Common Stock. If the 7% Convertible Preferred Stock is called for redemption, the conversion right, with respect to the called shares of 7% Convertible Preferred Stock, will terminate at the close of business on the redemption date fixed by the Board of Directors of Chancellor Media.

CMCLA

     The authorized capital stock of CMCLA consists of 1,000 shares of common stock, par value $.01 per share, all of which are owned of record and beneficially by CMHC, and 10,000,000 shares of preferred stock, par value $.01 per share, 1,000,000 of which are designated 12 1/4% Series A Senior Cumulative Exchangeable Preferred Stock (the "12 1/4% Preferred Stock"), of which 1,000,000 shares are issued and outstanding, and 3,600,000 of which are designated 12% Exchangeable Preferred Stock (the "12% Preferred Stock"), of which 2,117,629 shares are issued and outstanding.

  12 1/4% PREFERRED STOCK

     Dividends. Holders of the 12 1/4% Preferred Stock are entitled to receive, when, as and if declared by the Board of Directors of the Company, out of funds legally available therefor, dividends on each share of 12 1/4% Preferred Stock at a rate per annum equal to 12 1/4% of the then effective liquidation preference per share of the 12 1/4% Preferred Stock, payable quarterly. If any dividend payable on any dividend payment date on or before February 15, 2001 is not declared or paid in full in cash on such dividend payment date, the amount not paid on such dividend payment date will be added to the liquidation preference of the 12 1/4% Preferred Stock on such dividend payment date and will be deemed paid in full and will not accumulate. After February 15, 2001, dividends may be paid only in cash out of funds legally available therefor.

     Ranking. The 12 1/4% Preferred Stock ranks, with respect to dividend rights and distribution rights on liquidation, winding-up and dissolution (a) senior to the common stock of the Company, to the 12% Preferred Stock and to each other class of capital stock or series of preferred stock that may in the future be established by the Board of Directors of the Company the terms of which do not expressly provide that it ranks senior to or on a parity with the 12 1/4% Preferred Stock, (b) on a parity with each other class of capital stock or series of preferred stock that may in the future be established by the Board of Directors of the Company the terms of which expressly provide that such class or series will rank on a parity with the 12 1/4% Preferred Stock and (c) junior to each class of capital stock or series of preferred stock that may in the future be established by the Board of Directors of the Company the terms of which expressly provide that such class or series will rank senior to the 12 1/4% Preferred Stock.

     Optional Redemption. The 12 1/4% Preferred Stock is redeemable (subject to contractual and other restrictions with respect thereto, including limitations under the Senior Credit Facility, the 9 3/8% Indenture and the Indenture, and to the legal availability of funds therefor), in whole or in part at any time on and after February 15, 2001 at the option of the Board of Directors of the Company, at the redemption prices (expressed as percentages of the then effective liquidation preference thereof) set forth below, if redeemed during the twelve-month period commencing on February 15 of each of the years set forth below, plus accumulated and unpaid dividends to the date of redemption:

                            YEAR                              DIVIDEND
                            ----                              --------
2001........................................................  106.125%
2002........................................................  104.900
2003........................................................  103.675
2004........................................................  102.450
2005........................................................  101.225
2006 and thereafter.........................................  100.000

     In addition, on or prior to February 15, 1999, the Company may, at its option, use the net cash proceeds of any Public Equity Offering (as defined in the certificate of designation for the 12 1/4% Preferred Stock) to redeem the 12 1/4% Preferred Stock, in part, at a redemption price equal to 111.025% of the then effective liquidation preference if redeemed during the twelve-month period commencing on February 15, 1997 and 109.8% of the then effective liquidation preference if redeemed during the twelve-month period commencing on February 15, 1998, plus, in each case, accumulated and unpaid dividends to the date of redemption; provided, however, that after any such redemption from the proceeds of a Public Equity Offering, the shares of 12 1/4% Preferred Stock outstanding must equal at least 75% of the aggregate number of shares of 12 1/4% Preferred Stock originally issued; provided further, that any such redemption must occur on or prior to 60 days after receipt by the Company of the proceeds of the Public Equity Offering.

     Mandatory Redemption. The 12 1/4% Preferred Stock is subject to mandatory redemption (subject to contractual and other restrictions with respect thereto and to the legal availability of funds therefor) in whole on February 15, 2008, at a price equal to the then effective liquidation preference thereof, plus all accumulated and unpaid dividends to the date of redemption.

     Voting Rights. Holders of the 12 1/4% Preferred Stock have no voting rights except as otherwise required by law; provided that the Company may not authorize any class of capital stock that ranks senior to or on a parity with the 12 1/4% Preferred Stock and may not, subject to certain exceptions, effect a merger or sale of substantially all of its assets, without the affirmative vote of holders of at least a majority of the shares of 12 1/4% Preferred Stock then outstanding voting or consenting, as the case may be, as one class and, provided further, that the holders of 12 1/4% Preferred Stock, voting together as a single class, shall have the right to elect the lesser of two directors and that number of directors constituting 25% of the Board of Directors of the Company upon the occurrence of certain events including, but not limited to, the failure by the Company on or after February 15, 2001 to pay cash dividends in full on the 12 1/4% Preferred Stock for six or more quarterly dividend periods, whether or not consecutive, the failure by the Company to discharge any mandatory redemption or repayment obligation with respect to the 12 1/4% Preferred Stock, the failure by the Company to make a Change of Control Offer (as defined in the certificate of designation for the 12 1/4% Preferred Stock), the breach or violation of one or more of the covenants contained in the certificate of designation for the 12 1/4% Preferred Stock or the failure the Company to repay at final stated maturity, or the acceleration of the final stated maturity of certain indebtedness of the Company (including indebtedness under the Senior Credit Facility, the 9 3/8% Notes and the Original Notes (and, assuming consummation of the Exchange Offer, the Exchange Notes).

     Change of Control. The certificate of designation for the 12 1/4% Preferred Stock provides that, upon the occurrence of a Change of Control (as defined below), each holder will have the right to require that the Company repurchase all or a portion of such holder's 12 1/4% Preferred Stock in cash at a purchase price equal to 101% of the then current effective liquidation preference thereof, plus an amount in cash equal to all accumulated and unpaid dividends per share to the date of repurchase. If the repurchase of the 12 1/4%

Preferred Stock would violate or constitute a default under the Senior Credit Facility, the 9 3/8% Indenture, or other indebtedness of the Company, then pursuant to the certificate of designation for the 12 1/4% Preferred Stock, the Company will either (A) repay in full all such indebtedness and terminate all commitments outstanding under the Senior Credit Facility or (B) obtain the requisite consents, if any, under the Senior Credit Facility, the 9 3/8% Indenture, or such other indebtedness required to permit the repurchase of 12 1/4% Preferred Stock. In an offer by the Company to repurchase the 12 1/4% Preferred Stock at the holder's option upon a Change of Control, the Company will comply with Section 14(e) of the Exchange Act and the rules and regulations promulgated thereunder, as then in effect.

     "Change of Control" means the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or series of related transactions) of all or substantially all of the assets of the Company to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group"), other than to Hicks Muse or any of its affiliates, officers and directors or to Steven Dinetz (the "Permitted Holders"); or (ii) a majority of the Board of Directors of Chancellor Media, CMHC or CMCLA shall consist of Persons who are not Continuing Directors (as defined below); or (iii) the acquisition by any Person or Group (other than the Permitted Holders) of the power, directly or indirectly, to vote or direct the voting of securities having more than 50% of the ordinary voting power for the election of directors of Chancellor Media, CMHC or CMCLA.

     "Continuing Director" means, as of the date of determination, any Person who (i) was a member of the Board of Directors of CRBC on February 26, 1996,
(ii) was nominated for election or elected to the Board of Directors of the Company with the affirmative vote of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election, or (iii) is a representative of a Permitted Holder.

     With respect to the sale of "all or substantially all" of the assets of the Company, which would constitute a Change of Control for purposes of the certificate of designation for the 12 1/4% Preferred Stock, the meaning of the phrase "all or substantially all" varies according to the facts and circumstances of the subject transaction, has no clearly established meaning under relevant law and is subject to judicial interpretation. Accordingly, in certain circumstances there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of "all or substantially all" of the assets of the Company and, therefore, it may be unclear whether a Change of Control has occurred and whether the 12 1/4% Preferred Stock is subject to a Change of Control Offer.

     Certain Covenants. The certificate of designation for the 12 1/4% Preferred Stock contains covenants customary for securities comparable to the 12 1/4% Preferred Stock, including covenants that restrict the ability of CMCLA and its subsidiaries to incur additional indebtedness, pay dividends and make certain other restricted payments, and merge or consolidate with any other person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially of the assets of the Company.

     Exchange. The Company may, at its option, subject to certain conditions, including its ability to incur additional indebtedness under the 9 3/8% Indenture and the Senior Credit Facility, on any scheduled dividend payment date, exchange the 12 1/4% Preferred Stock, in whole but not in part, for its 12 1/4% Subordinated Exchange Debentures due 2008 (the "12 1/4% Exchange Debentures"). Holders of the 12 1/4% Preferred Stock will be entitled to receive $1.00 principal amount of 12 1/4% Exchange Debentures for each $1.00 in liquidation preference of 12 1/4% Preferred Stock including, to the extent necessary, 12 1/4% Exchange Debentures in principal amounts of less than $1,000.

     The 12 1/4% Exchange Debentures, if issued, will be issued under an indenture (the "12 1/4% Exchange Indenture") between CRBC and U.S. Trust Company of Texas, N.A., as Trustee (as supplemented, the "12 1/4% Exchange Debenture Trustee"). The 12 1/4% Exchange Debentures will be unsecured obligations of the Company, ranking subordinate in right of payment to all senior indebtedness of the Company, including the 9 3/8% Notes, the Notes and the indebtedness under the Senior Credit Facility. Interest on the 12 1/4% Exchange Debentures will accrue at the same rate per annum as the stated dividend rate on the 12 1/4% Preferred Stock. The 12 1/4% Exchange Debentures will be redeemable, at the Company's option, in whole at any time or in part from time to time, after an initial period, at redemption prices equivalent to those relating to the optional redemption of the 12 1/4% Preferred Stock. The 12 1/4% Exchange Indenture provides that upon the occurrence of a change of control of the Company (as defined therein), each holder will have the right to require that the Company repurchase all or a portion of such holder's 12 1/4% Exchange Debentures at a purchase price equal to 101% of the principal amount thereof plus accrued interest, if any, to the date of repurchase. The 12 1/4% Exchange Indenture contains certain customary covenants for securities comparable to the 12 1/4% Exchange Debentures, including covenants restricting the incurrence of additional indebtedness, the issuance of subsidiary preferred stock, the making of certain restricted payments, the creation of dividend and other payment restrictions affecting subsidiaries, certain transactions with affiliates, and the lines of business in which the Company and its subsidiaries may be engaged.

  12% PREFERRED STOCK

     Dividends. Holders of the 12% Preferred Stock are entitled to receive, when, as and if declared by the Board of Directors of the Company, out of funds legally available therefor, dividends on each share of 12% Preferred Stock at a rate per annum equal to 12%, subject to increase in certain circumstances of the then effective liquidation preference per share of the 12% Preferred Stock, payable semi-annually. All dividends on the 12% Preferred Stock are cumulative. The Company, at its option, may pay dividends on any dividend payment date occurring on or before January 15, 2002 either in cash or in additional shares of 12% Preferred Stock. After January 15, 2002, dividends may be paid only in cash out of funds legally available therefor.

     Ranking. The 12% Preferred Stock ranks with respect to dividend rights and rights on liquidation, winding-up and dissolution, (a) senior to the common stock of the Company and to each other class of capital stock or series of preferred stock that may in the future be established by the Board of Directors of the Company the terms of which expressly provide that it ranks junior to or on a parity with the 12% Preferred Stock, (b) on a parity with each other class of capital stock or series of preferred stock that may in the future be established by the Board of Directors of the Company the terms of which expressly provide that such class or series will rank on a parity with the 12% Preferred Stock and (c) junior to the 12 1/4% Preferred Stock and to each class of capital stock or series of preferred stock that may in the future be established by the Board of Directors of the Company the terms of which do not expressly provide that such class or series will rank junior to the 12 1/4% Preferred Stock.

     Optional Redemption. The 12% Preferred Stock is redeemable (subject to contractual and other restrictions with respect thereto, including limitations under the Senior Credit Facility, the 9 3/8% Indenture and the Indenture, and to the legal availability of funds therefor), in whole or in part at any time on or after January 15, 2002 at the option of the Company, at the redemption prices (expressed as percentages of the then effective liquidation preference thereof) set forth below, if redeemed during the twelve-month period commencing on January 15 of each of the years set forth below, plus accumulated and unpaid dividends to the date of redemption:

                            YEAR                              DIVIDEND
                            ----                              --------
2002........................................................   106.00%
2003........................................................   104.80%
2004........................................................   103.60%
2005........................................................   102.40%
2006........................................................   101.20%
2007 and thereafter.........................................   100.00%

In addition, on or prior to January 15, 2000, the Company may, at its option, use the net cash proceeds of any Public Equity Offering (as defined in the certificate of designation for the 12% Preferred Stock) to redeem the 12% Preferred Stock, in part, at a redemption price equal to 112% of the then effective liquidation preference, plus, in each case, accumulated and unpaid dividends to the date of redemption; provided, however, that after any such redemption from the proceeds of a Public Equity Offering, there must be at least $150.0 million aggregate liquidation preference of 12% Preferred Stock outstanding; provided further, that any such redemption must occur on or prior to 60 days after receipt by the Company of the proceeds of the Public Equity Offering.

     Mandatory Redemption. The 12% Preferred Stock is also be subject to mandatory redemption (subject to contractual and other restrictions with respect thereto and to the legal availability of funds therefor) in whole on January 15, 2009 at a price equal to the then effective liquidation preference thereof, plus all accumulated and unpaid dividends to the date of redemption.

     Voting Rights. Holders of the 12% Preferred Stock will have no voting rights except as otherwise required by law; provided that the Company may not authorize any class of capital stock that is senior to or on a parity with the 12% Preferred Stock (subject to an exception for the authorization of up to $50 million initial liquidation preference of Parity Stock) and may not, subject to certain exceptions, effect a merger or sale of substantially all of its assets, without the affirmative vote of holders of at least a majority of the shares of 12% Preferred Stock then outstanding voting or consenting, as the case may be, as one class and, provided further, that the holders of 12% Preferred Stock, voting together as a single class, shall have the right to elect the lesser of two directors or that number of directors constituting 25% of the members of the Board of Directors of the Company upon the occurrence of certain events including, but not limited to, the failure by the Company on or after January 15, 2002 to pay cash dividends in full on the 12% Preferred Stock for three or more quarterly dividend periods, whether or not consecutive, the failure by the Company to discharge any mandatory redemption or repayment obligation with respect to the 12% Preferred Stock, the failure by the Company to make a Change of Control Offer (as defined in the certificate of designation for the 12% Preferred Stock), the breach or violation of one or more of the covenants contained in the certificate of designation for the 12% Preferred Stock or the failure by the Company to repay at final stated maturity, or the acceleration of the first stated maturity of certain indebtedness of the Company, whether or not consecutive (including indebtedness under the Senior Credit Facility, the 9 3/8% Notes and the Original Notes (and, assuming consummation of the Exchange Offer, the Exchange Notes)).

     Change of Control. The certificate of designation for the 12% Preferred Stock provides that, upon the occurrence of a change of control (which is defined identically to the definition of "change of control" applicable to the 12 1/4% Preferred Stock), each holder will have the right to require that the Company repurchase all or a portion of such holder's 12% Preferred Stock in cash at a purchase price equal to 101% of the then current effective liquidation preference thereof, plus an amount in cash equal to all accumulated and unpaid dividends per share to the date of repurchase. If the repurchase of the 12% Preferred Stock would violate or constitute a default under the certificate of designation for the 12 1/4% Preferred Stock, the Senior Credit Facility, the
9 3/8% Indenture, or other indebtedness of the Company, then pursuant to the certificate of designation for the 12% Preferred Stock, the Company will either
(A) repay in full all such indebtedness and terminate all commitments outstanding under the Senior Credit Facility or (B) obtain the requisite consents, if any, under the Senior Credit Facility, the 9 3/8% Indenture, or such other indebtedness required to permit the repurchase of the 12% Preferred Stock. In an offer by the Company to repurchase the 12% Preferred Stock at the holder's option upon a Change of Control, the Company will comply with Section 14(e) of the Exchange Act and the rules and regulations promulgated thereunder, as then in effect.

     Certain Covenants. The certificate of designation of the 12% Preferred Stock contains covenants customary for securities comparable to the 12% Preferred Stock, including covenants that restrict the ability of the Company and its subsidiaries to incur additional indebtedness, pay dividends and make certain other restricted payments, and merge or consolidate with any other person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially of the assets of the Company.

     Exchange. The Company may, at its option, subject to certain conditions, including its ability to incur additional indebtedness under the 9 3/8% Indenture and the 12% Senior Credit Facility, on any scheduled dividend payment date, exchange the 12% Preferred Stock, in whole but not in part, for its 12% Subordinated Exchange Debentures due 2009 (the "12% Exchange Debentures"). Holders of the 12% Preferred Stock will be entitled to receive $1.00 principal amount of 12% Exchange Debentures for each $1.00 in liquidation preference of 12% Preferred Stock including, to the extent necessary, 12% Exchange Debentures in principal amounts of less than $1,000.

     The 12% Exchange Debentures, if issued, will be issued under an indenture (the "12% Exchange Indenture") between CRBC and U.S. Trust Company of Texas, N.A., as Trustee (as supplemented, the "12%

Exchange Debenture Trustee"). The 12% Exchange Debentures will be unsecured obligations of the Company, ranking subordinate in right of payment to all senior indebtedness of the Company, including the 9 3/8% Notes, the Notes and the indebtedness under the Senior Credit Facility. Interest on the 12% Exchange Debentures will accrue at the same rate per annum as the stated dividend rate on the 12% Preferred Stock. The 12% Exchange Debentures will be redeemable, at the Company's option, in whole at any time or in part from time to time, after an initial period, at redemption prices equivalent to those relating to the optional redemption of the 12% Preferred Stock. The 12% Exchange Indenture provides that upon the occurrence of a change of control (as defined therein) of the Company, each holder will have the right to require that the Company repurchase all or a portion of such holder's 12% Exchange Debentures at a purchase price equal to 101% of the principal amount thereof plus accrued interest, if any, to the date of repurchase. The 12% Exchange Indenture contains certain customary covenants for securities comparable to the 12% Exchange Debentures, including covenants restricting the incurrence of additional indebtedness, the issuance of subsidiary preferred stock, the making of certain restricted payment, the creation of dividend and other repayment restrictions affecting subsidiaries, certain transactions with affiliates, and the lines of business in which the Company and its subsidiaries may be engaged.

                   MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

     Latham & Watkins, counsel to the Company, has advised the Company that the following discussion expresses its opinion as to the material federal income tax consequences expected to result to Holders whose Original Notes are exchanged for the Exchange Notes in the Exchange Offer. The signed opinion of Latham & Watkins is filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Such opinion is based upon current provisions of the Internal Revenue Code of 1986, as amended, applicable Treasury regulations, judicial authority and administrative rulings and practice. There can be no assurance that the Internal Revenue Service (the "Service") will not take a contrary view, and no ruling from the Service has been or will be sought. Legislative, judicial or administrative changes or interpretations may be forthcoming that could alter or modify the statements and conclusions set forth herein. Any such changes or interpretations may or may not be retroactive and could affect the tax consequences to holders. Certain Holders (including insurance companies, tax-exempt organizations, financial institutions, broker-dealers, foreign corporations and persons who are not citizens or residents of the United States) may be subject to special rules not discussed below. EACH HOLDER OF THE ORIGINAL NOTES SHOULD CONSULT HIS OR HER OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES OF EXCHANGING THE ORIGINAL NOTES FOR THE EXCHANGE NOTES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS.

     The exchange of the Original Notes for the Exchange Notes should be treated as a "non-event" for federal income tax purposes because the Exchange Notes should not be considered to differ materially in kind or extent from the Original Notes. As a result, no material federal income tax consequences should result to holders exchanging Original Notes for Exchange Notes.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that participates in the Exchange Offer ("Participating Broker-Dealer") and receives the Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with the resale of the Exchange Notes received in exchange for the Original Notes where such Original Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that for a period of 180 days after the Expiration Date, it will make this Prospectus, as amended or supplemented, available for any Participating Broker-Dealer for use in connection with any such resale. In addition, until
            , 1997, all dealers effecting transactions in the Exchange Notes may be required to deliver a prospectus.

     The Company will not receive any proceeds from any sale of the Exchange Notes by Participating Broker-Dealers. The Exchange Notes received by Participating Broker-Dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any Participating Broker-Dealer and/or the purchasers of any such Exchange Notes. Any Participating Broker-Dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period of 180 days after the Expiration Date, the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any Participating Broker-Dealer that requests such documents in the Letter of Transmittal.

     The Company has agreed in the Registration Rights Agreement to indemnify each Participating Broker-Dealer reselling the Exchange Notes pursuant to this Prospectus, and their officers, directors and controlling persons, against certain liabilities in connection with the offer and sale of the Exchange Notes, including liabilities under the Securities Act, or to contribute to payments that such Participating Broker-Dealers may be required to make in respect thereof.

                                 LEGAL MATTERS

     Legal matters in connection with the issue and sale of the Exchange Notes will be passed upon for the Company by Latham & Watkins. Eric L. Bernthal is a partner of Latham & Watkins and owns options to purchase 2,500 shares of Common Stock.

                                    EXPERTS

     The consolidated financial statements of Evergreen Media Corporation of Los Angeles and subsidiaries, the combined financial statements of WMZQ Inc. and Viacom Broadcasting East Inc., the financial statements of WDRQ Inc., the combined financial statements of Riverside Broadcasting Co., Inc. and WAXQ Inc., the financial statements of WLIT Inc., the combined financial statements of KYSR Inc. and KIBB Inc., the financial statements of WDAS-AM/FM (station owned and operated by Beasley FM Acquisition Corp.), and the financial statements of KKSF-FM/KDFC-FM and AM (stations owned and operated by The Brown Organization), included in the Prospectus have been audited by KPMG Peat Marwick LLP, independent certified public accountants, to the extent and for the periods indicated in their reports thereon. Such financial statements have been included in reliance upon said firm as experts in accounting and auditing.

     The consolidated financial statements of Chancellor Radio Broadcasting Company and Subsidiaries as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996 included in this Prospectus, have been included herein in reliance on the report of Coopers & Lybrand, L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

     The consolidated statements of operations, changes in common stockholders' equity and cash flows of Trefoil Communications, Inc. and Subsidiaries for the period January 1, 1996 through February 13, 1996 included in this Prospectus, have been included herein in reliance on the report of Coopers & Lybrand, L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

     The financial statements of Century Chicago Broadcasting, L.P. as of and for the year ended December 31, 1996 included in this Prospectus have been so included in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The combined financial statements of WJLB/WMXD, Detroit, as of December 31, 1996 and for the year then ended included in this Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report.

     The financial statements of Trefoil Communications, Inc., as of and for the years ended December 31, 1995 and 1994 included in this Prospectus have been so included in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                        PRO FORMA FINANCIAL INFORMATION

     The unaudited pro forma condensed combined financial statements are presented using the purchase method of accounting for all acquisitions and reflect (i) the combination of consolidated historical financial data of EMCLA, CRBC, each of the stations acquired in the Completed Evergreen Transactions and the Completed Chancellor Transactions and each of the stations to be acquired by the Company in the Pending Transactions and (ii) the elimination of the consolidated historical data of the stations sold by EMCLA and CRBC in the Completed Evergreen Dispositions and the Completed Chancellor Dispositions and stations to be sold or swapped by the Company in the Pending Transactions. The unaudited pro forma condensed combined balance sheet data at June 30, 1997 presents adjustments for those Completed Transactions consummated since such date, the Pending Transactions and the Financing Transactions as if each such transaction had occurred at June 30, 1997. The unaudited pro forma condensed combined statements of operations data for the twelve months ended December 31, 1996 and the six months ended June 30, 1997 present adjustments for the following transactions as if each had occurred on January 1, 1996: (i) the Completed Transactions, (ii) the 1996 Evergreen Offering, (iii) the 1996 Preferred Stock Conversion, (iv) the Chancellor Offerings, (v) the Pending Transactions and (vi) the Financing Transactions. No adjustments are presented in respect of the Katz Acquisition because it is presently contemplated that the operations of Katz will not be combined with the Company upon consummation, and that Chancellor Media will operate Katz as a separate, stand-alone subsidiary.

     The purchase method of accounting has been used in the preparation of the unaudited pro forma condensed combined financial statements. Under this method of accounting, the aggregate purchase price is allocated to assets acquired and liabilities assumed based on their estimated fair values. For purposes of the unaudited pro forma condensed combined financial statements, the purchase prices of the stations acquired and to be acquired in the Completed Transactions and the Pending Transactions have been allocated based primarily on information furnished by management of the acquired stations. The final allocation of the respective purchase prices of the stations acquired and to be acquired in the Completed Transactions and the Merger are determined a reasonable time after consummation of such transactions and are based on a complete evaluation of the assets acquired and liabilities assumed. Accordingly, the information presented herein may differ from the final purchase price allocation.

     In the opinion of the Company's management, all adjustments have been made that are necessary to present fairly the pro forma data.

     The unaudited pro forma condensed combined financial statements should be read in conjunction with the respective financial statements and related notes thereto of CRBC and EMCLA which are included elsewhere in this Prospectus. The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and are not necessarily indicative of the results of operations or financial position that would have been achieved had the transactions reflected therein been consummated as of the dates indicated, or of the results of operations or financial positions for any future periods or dates.

                  CHANCELLOR MEDIA CORPORATION OF LOS ANGELES

     UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET AT JUNE 30, 1997
                                 (IN THOUSANDS)

                                         EMCLA AS            CRBC AS            PRO FORMA          COMPANY AS      PRO FORMA
                                       ADJUSTED FOR       ADJUSTED FOR         ADJUSTMENTS        ADJUSTED FOR    ADJUSTMENTS
                                      1997 COMPLETED     1997 COMPLETED          FOR THE              THE           FOR THE
                                         EVERGREEN         CHANCELLOR           CHANCELLOR         COMPLETED        PENDING
                                      TRANSACTIONS(1)    TRANSACTIONS(2)          MERGER          TRANSACTIONS    TRANSACTIONS
                                      ---------------    ---------------      --------------      ------------    ------------
  ASSETS:
Current assets......................    $  125,837         $   83,334            $     --          $  209,171       $     --
Property and equipment, net.........        67,239             74,321                  --             141,560         11,457(5)
Intangible assets, net..............     1,652,404          1,421,770             434,068(3)        3,791,687        429,043(5)
                                                                                  283,445(4)
Other assets........................        37,038             20,824              (1,183)(3)          56,679         (8,350)(5)
                                        ----------         ----------            --------          ----------       --------
  Total assets......................    $1,882,518         $1,600,249            $716,330          $4,199,097       $432,150
                                        ==========         ==========            ========          ==========       ========
LIABILITIES AND STOCKHOLDER'S
  EQUITY:
Liabilities
Other current liabilities...........    $   42,883         $   36,142            $     --          $   79,025       $     --
Long-term debt, excluding current
  portion...........................       908,059            824,344             162,000(3)        1,894,403        432,150(5)
Deferred tax liabilities (assets)...        90,134               (443)            283,445(4)          373,136             --
Other liabilities...................           902                997                  --               1,899             --
                                        ----------         ----------            --------          ----------       --------
  Total liabilities.................     1,041,978            861,040             445,445           2,348,463        432,150
Redeemable preferred stock..........            --            317,162              11,282(3)          328,444             --
STOCKHOLDER'S EQUITY:
Common stock........................             1                  1                  (1)(3)               1             --
Additional paid in capital..........       951,304            453,516             228,134(3)        1,632,954             --
Accumulated deficit.................      (110,765)           (31,470)             31,470(3)         (110,765)            --
                                        ----------         ----------            --------          ----------       --------
  Total stockholder's equity........       840,540            422,047             259,603           1,522,190             --
                                        ----------         ----------            --------          ----------       --------
  Total liabilities and
     stockholder's equity...........    $1,882,518         $1,600,249            $716,330          $4,199,097       $432,150
                                        ==========         ==========            ========          ==========       ========


                                       COMPANY
                                      PRO FORMA
                                       COMBINED
                                      ----------
  ASSETS:
Current assets......................  $  209,171
Property and equipment, net.........     153,017
Intangible assets, net..............   4,220,730(6)

Other assets........................      48,329
                                      ----------
  Total assets......................  $4,631,247
                                      ==========
LIABILITIES AND STOCKHOLDER'S
  EQUITY:
Liabilities
Other current liabilities...........  $   79,025
Long-term debt, excluding current
  portion...........................   2,326,553
Deferred tax liabilities (assets)...     373,136
Other liabilities...................       1,899
                                      ----------
  Total liabilities.................   2,780,613
Redeemable preferred stock..........     328,444
STOCKHOLDER'S EQUITY:
Common stock........................           1
Additional paid in capital..........   1,632,954
Accumulated deficit.................    (110,765)
                                      ----------
  Total stockholder's equity........   1,522,190
                                      ----------
  Total liabilities and
     stockholder's equity...........  $4,631,247
                                      ==========

   See accompanying notes to Unaudited Pro Forma Condensed Combined Financial
                                   Statements

                  CHANCELLOR MEDIA CORPORATION OF LOS ANGELES

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                 (IN THOUSANDS)

                                                       EMCLA AS           CRBC AS        PRO FORMA          COMPANY
                                                     ADJUSTED FOR      ADJUSTED FOR     ADJUSTMENTS       AS ADJUSTED
                                                       COMPLETED         COMPLETED        FOR THE           FOR THE
                                                       EVERGREEN        CHANCELLOR      CHANCELLOR         COMPLETED
           YEAR ENDED DECEMBER 31, 1996             TRANSACTIONS(7)   TRANSACTIONS(8)     MERGER         TRANSACTIONS
           ----------------------------             ---------------   ---------------   -----------     ---------------
Gross revenues....................................     $441,266          $328,522        $      --         $ 769,788
Less: agency commissions..........................      (58,631)          (43,553)              --          (102,184)
                                                       --------          --------        ---------         ---------
Net revenues......................................      382,635           284,969               --           667,604
Station operating expenses excluding depreciation
  and amortization................................      216,340           172,729               --           389,069
Depreciation and amortization.....................      156,605            46,909          104,803(9)        308,317
Corporate general and administrative expenses.....        8,065             5,657             (832)(10)       12,890
Stock option compensation.........................           --             3,800               --             3,800
                                                       --------          --------        ---------         ---------
Operating income (loss)...........................        1,625            55,874         (103,971)          (46,472)
Interest expense..................................       70,229            72,680           (2,051)(12)      140,858
Other (income) expense............................       (1,359)             (148)              --            (1,507)
                                                       --------          --------        ---------         ---------
Income (loss) before income taxes.................      (67,245)          (16,658)        (101,920)         (185,823)
Income tax expense (benefit)......................      (17,930)           (2,663)         (30,738)(13)      (51,331)
                                                       --------          --------        ---------         ---------
Net income (loss).................................      (49,315)          (13,995)         (71,182)         (134,492)
Preferred stock dividends.........................           --            38,400               --            38,400
                                                       --------          --------        ---------         ---------
Income (loss) attributable to common stock........     $(49,315)         $(52,395)       $ (71,182)        $(172,892)
                                                       ========          ========        =========         =========
Broadcast cash flow...............................     $166,295          $112,240        $      --         $ 278,535
                                                       ========          ========        =========         =========

                                                                      PRO FORMA
                                                                     ADJUSTMENTS
                                                       PENDING         FOR THE         COMPANY
                                                     TRANSACTIONS      PENDING        PRO FORMA
           YEAR ENDED DECEMBER 31, 1996             HISTORICAL(14)   TRANSACTIONS     COMBINED
           ----------------------------             --------------   ------------     ---------
Gross revenues....................................     $ 77,200        $ (1,963)(15)  $ 845,025
Less: agency commissions..........................      (11,640)             --        (113,824)
                                                       --------        --------       ---------
Net revenues......................................       65,560          (1,963)        731,201
Station operating expenses excluding depreciation
  and amortization................................       35,637          (4,000)(15)    420,706
Depreciation and amortization.....................        2,468          25,417(16)     336,202
Corporate general and administrative expenses.....        1,024              --          13,914
Stock option compensation.........................           --              --           3,800
                                                       --------        --------       ---------
Operating income (loss)...........................       26,431         (23,380)        (43,421)
Interest expense..................................         (367)         30,835(17)     171,326
Other (income) expense............................          360              --          (1,147)
                                                       --------        --------       ---------
Income (loss) before income taxes.................       26,438         (54,215)       (213,600)
Income tax expense (benefit)......................           --          (9,722)(18)    (61,053)
                                                       --------        --------       ---------
Net income (loss).................................       26,438         (44,493)       (152,547)
Preferred stock dividends.........................           --              --          38,400
                                                       --------        --------       ---------
Income (loss) attributable to common stock........     $ 26,438        $(44,493)      $(190,947)
                                                       ========        ========       =========
Broadcast cash flow...............................     $ 29,923        $  2,037       $ 310,495
                                                       ========        ========       =========

   See accompanying notes to Unaudited Pro Forma Condensed Combined Financial
                                   Statements

                  CHANCELLOR MEDIA CORPORATION OF LOS ANGELES

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1997
                                 (IN THOUSANDS)

                                                       EMCLA AS           CRBC AS        PRO FORMA        COMPANY
                                                     ADJUSTED FOR      ADJUSTED FOR     ADJUSTMENTS     AS ADJUSTED
                                                       COMPLETED         COMPLETED        FOR THE         FOR THE
                                                       EVERGREEN        CHANCELLOR      CHANCELLOR       COMPLETED
SIX MONTHS ENDED JUNE 30, 1997                      TRANSACTIONS(7)   TRANSACTIONS(8)     MERGER        TRANSACTIONS
------------------------------                      ---------------   ---------------   -----------     ------------
Gross revenues....................................     $249,578          $176,189        $     --         $425,767
Less: agency commissions..........................      (32,722)          (22,252)             --          (54,974)
                                                       --------          --------        --------         --------
Net revenues......................................      216,856           153,937              --          370,793
Station operating expenses excluding depreciation
  and amortization................................      121,767            91,833              --          213,600
Depreciation and amortization.....................       77,061            23,237          52,969(9)       153,267
Corporate general and administrative expenses.....        5,781             4,058            (675)(10)       9,164
Merger expense....................................           --             2,515          (2,515)(11)          --
Stock option compensation.........................           --             1,900              --            1,900
                                                       --------          --------        --------         --------
Operating income (loss)...........................       12,247            30,394         (49,779)          (7,138)
Interest expense..................................       33,946            35,626             857(12)       70,429
Other (income) expense............................      (12,460)           (1,607)             --          (14,067)
                                                       --------          --------        --------         --------
Income (loss) before income taxes.................       (9,239)           (3,625)        (50,636)         (63,500)
Income tax expense (benefit)......................         (431)              550         (15,490)(13)     (15,371)
                                                       --------          --------        --------         --------
Net income (loss).................................       (8,808)           (4,175)        (35,146)         (48,129)
Preferred stock dividends.........................           --            19,626              --           19,626
                                                       --------          --------        --------         --------
Income (loss) attributable to common stock........     $ (8,808)         $(23,801)       $(35,146)        $(67,755)
                                                       ========          ========        ========         ========
Broadcast cash flow...............................     $ 95,089          $ 62,104        $     --         $157,193
                                                       ========          ========        ========         ========

                                                         PRO FORMA
                                                        ADJUSTMENTS
                                        PENDING           FOR THE         COMPANY
                                      TRANSACTIONS        PENDING        PRO FORMA
SIX MONTHS ENDED JUNE 30, 1997       HISTORICAL(14)     TRANSACTIONS     COMBINED
------------------------------       --------------     ------------     ---------
Gross revenues.....................       $31,881         $ (2,000)(15)  $455,648
Less: agency commissions...........        (4,705)              --        (59,679)
                                          -------         --------       --------
Net revenues.......................        27,176           (2,000)       395,969
Station operating expenses excludin
  and amortization.................        18,272           (2,476)(15)   229,396
Depreciation and amortization......          (370)          12,887(16)    165,784
Corporate general and administrativ            --               --          9,164
Merger expense.....................            --               --             --
Stock option compensation..........            --               --          1,900
                                          -------         --------       --------
Operating income (loss)............         9,274          (12,411)       (10,275)
Interest expense...................            --           15,418(17)     85,847
Other (income) expense.............           (65)              --        (14,132)
                                          -------         --------       --------
Income (loss) before income taxes..         9,339          (27,829)       (81,990)
Income tax expense (benefit).......            --           (6,472)(18)   (21,843)
                                          -------         --------       --------
Net income (loss)..................         9,339          (21,357)       (60,147)
Preferred stock dividends..........            --               --         19,626
                                          -------         --------       --------
Income (loss) attributable to commo       $ 9,339         $(21,357)      $(79,773)
                                          =======         ========       ========
Broadcast cash flow................       $ 8,904         $    476       $166,573
                                          =======         ========       ========

   See accompanying notes to Unaudited Pro Forma Condensed Combined Financial
                                   Statements

ADJUSTMENTS TO EMCLA'S HISTORICAL CONDENSED COMBINED BALANCE SHEET RELATED TO THE 1997 COMPLETED EVERGREEN TRANSACTIONS COMPLETED AFTER JUNE 30, 1997

(1) The historical balance sheet of EMCLA at June 30, 1997 and the pro forma adjustments related to the 1997 Completed Evergreen Transactions that were completed after June 30, 1997 is summarized below:

                                                                 PRO FORMA
                                                                ADJUSTMENTS         EMCLA AS
                                                                    FOR           ADJUSTED FOR
                                                   EMCLA       1997 COMPLETED    1997 COMPLETED
                                                 HISTORICAL      EVERGREEN         EVERGREEN
                                                 AT 6/30/97     TRANSACTIONS      TRANSACTIONS
                                                 ----------    --------------    --------------
ASSETS:
  Current assets...............................  $  112,339       $ 13,498(a)      $  125,837
  Property and equipment, net..................      64,817          2,422(a)          67,239
  Intangible assets, net.......................   1,183,569        468,835(a)       1,652,404
  Assets held for sale.........................      50,000        (50,000)(a)             --
  Other assets.................................      72,788        (35,750)(a)         37,038
                                                 ----------       --------         ----------
     Total assets..............................  $1,483,513       $399,005         $1,882,518
                                                 ==========       ========         ==========
LIABILITIES AND STOCKHOLDER'S EQUITY:
Liabilities:
  Other current liabilities....................  $   32,994       $  9,889(a)      $   42,883
  Long-term debt, excluding current portion....     525,000        383,059(a)         908,059
  Deferred tax liability.......................      88,014          2,120(a)          90,134
  Other liabilities............................         902             --                902
                                                 ----------       --------         ----------
     Total liabilities.........................     646,910        395,068          1,041,978
Stockholder's equity:
  Common stock.................................           1             --                  1
  Additional paid-in capital...................     951,304             --            951,304
  Accumulated deficit..........................    (114,702)         3,937(a)        (110,765)
                                                 ----------       --------         ----------
     Total stockholder's equity................     836,603          3,937            840,540
                                                 ----------       --------         ----------
     Total liabilities and stockholder's
       equity..................................  $1,483,513       $399,005         $1,882,518
                                                 ==========       ========         ==========

(a) Reflects the 1997 Completed Evergreen Transactions that were completed after June 30, 1997 as follows:

                                            PURCHASE PRICE ALLOCATION
                        ------------------------------------------------------------------

                          PURCHASE               PROPERTY AND    ASSETS
    1997 COMPLETED      PRICE/(SALES   CURRENT    EQUIPMENT,      HELD       INTANGIBLE
EVERGREEN TRANSACTIONS     PRICE)      ASSETS       NET(I)      FOR SALE   ASSETS, NET(I)
----------------------  ------------   -------   ------------   --------   ---------------
Evergreen Viacom
  Acquisition(ii).....    $612,388     $13,498      $3,607      $ 81,000      $518,093
WJZW-FM(iii)..........     (68,000)         --          --       (68,000)           --
San Francisco
  Frequency(iv).......     (44,000)         --        (262)           --       (41,012)
KDFC-FM(v)............     (50,000)         --          --       (50,000)           --
WBZS-AM, WZHF-AM,
  KDFC-AM(vi).........     (18,000)         --        (198)      (13,000)       (4,802)
WEJM-AM(vii)..........      (7,500)         --        (725)           --        (3,444)
                          --------     -------      ------      --------      --------
       Total..........    $424,888     $13,498      $2,422      $(50,000)     $468,835
                          ========     =======      ======      ========      ========

                               PURCHASE PRICE ALLOCATION                         FINANCING
                        ---------------------------------------   ----------------------------------------
                                                                  (INCREASE)    INCREASE       INCREASE
                                       DEFERRED                    DECREASE        IN        (DECREASE) IN
    1997 COMPLETED        CURRENT         TAX       ACCUMULATED    IN OTHER      CURRENT       LONG-TERM
EVERGREEN TRANSACTIONS  LIABILITIES   LIABILITIES     DEFICIT       ASSETS     LIABILITIES       DEBT
----------------------  -----------   -----------   -----------   ----------   -----------   -------------
Evergreen Viacom
  Acquisition(ii).....    $(3,810)      $    --       $    --      $ 53,750      $ 6,079       $552,559
WJZW-FM(iii)..........         --            --            --            --           --        (68,000)
San Francisco
  Frequency(iv).......         --          (954)       (1,772)           --           --        (44,000)
KDFC-FM(v)............         --            --            --            --           --        (50,000)
WBZS-AM, WZHF-AM,
  KDFC-AM(vi).........         --            --            --       (18,000)          --             --
WEJM-AM(vii)..........         --        (1,166)       (2,165)           --           --         (7,500)
                          -------       -------       -------      --------      -------       --------
       Total..........    $(3,810)      $(2,120)      $(3,937)     $ 35,750      $ 6,079       $383,059
                          =======       =======       =======      ========      =======       ========

---------------

        (i) EMCLA has assumed that historical balances of net property and equipment acquired approximate fair value for the preliminary allocation of the purchase price. Such amounts are based primarily on information provided by the management of Viacom. EMCLA, on a preliminary basis, has allocated the $518,093 of intangible assets related to the Evergreen Viacom Acquisition to broadcast licenses. This preliminary allocation is based on historical information from prior acquisitions.

        (ii) On July 2, 1997, EMCLA acquired, in the Evergreen Viacom Acquisition, WLTW-FM and WAXQ-FM in New York and WMZQ-FM, WJZW-FM, WZHF-AM, and WBZS-AM in Washington, D.C. for approximately $612,388 in cash including various other direct acquisition costs. The Evergreen Viacom Acquisition was financed with (i) bank borrowings under the Senior Credit Facility of $552,559; (ii) $53,750 in escrow funds paid by Evergreen on February 19, 1997 and classified as other assets at June 30, 1997 and (iii) $6,079 financed through working capital. In June 1997, Evergreen issued 5,990,000 shares of $3.00 Convertible Exchangeable Preferred Stock for net proceeds of approximately $287,808 which were used to repay borrowings under the Senior Credit Facility and subsequently were reborrowed on July 2, 1997 and contributed to EMCLA by Evergreen as part of the financing of the Evergreen Viacom Acquisition. The assets of WJZW-FM, WZHF-AM, and WBZS-AM in Washington, D.C. are classified as assets held for sale in connection with the purchase price allocation of the Evergreen Viacom Acquisition (see (iii) and (vi) below).

        (iii) On July 7, 1997, EMCLA sold, in the ABC/Washington Disposition, WJZW-FM in Washington (acquired as part of the Evergreen Viacom Acquisition) for $68,000 in cash. The assets of WJZW-FM are classified as assets held for sale in connection with the purchase price allocation of the Evergreen Viacom Acquisition and no gain or loss was recognized by EMCLA upon consummation of the sale.

        (iv) On July 7, 1997, EMCLA sold, in the San Francisco Frequency Disposition, the San Francisco 107.7 MHz FM dial position and transmission facility and the call letters from CRBC's KSAN-FM in San Francisco for $44,000 in cash and recognized a gain of $1,772, net of taxes of $954.

        (v) On July 21, 1997, EMCLA sold, in the Bonneville/KDFC Disposition, KDFC-FM in San Francisco for $50,000 in cash. The assets of KDFC-FM are classified as assets held for sale at June 30, 1997 in connection with the purchase price allocation of the acquisition of KKSF-FM/KDFC-FM/AM on January 31, 1997 and no gain or loss was recognized by EMCLA upon consummation of the KDFC-FM sale.

        (vi) On August 13, 1997, EMCLA sold, in the Douglas AM Dispositions, WBZS-AM and WZHF-AM in Washington (acquired as part of the Evergreen Viacom Acquisition) and KDFC-AM in San Francisco for $5,500, $7,500 and $5,000, respectively, payable in the form of a promissory note in the aggregate amount of $18,000. The assets of WBZS-AM and WZHF-AM are classified as assets held for sale in connection with the purchase price allocation of the Evergreen Viacom Acquisition and no gain or loss was recognized by EMCLA upon consummation of the sale.

        (vii) On August 26, 1997, EMCLA sold, in the Douglas Chicago Disposition, WEJM-AM in Chicago for $7,500 in cash and recognized a gain of $2,165, net of taxes of $1,166.

ADJUSTMENTS TO CRBC'S HISTORICAL CONDENSED COMBINED BALANCE SHEET RELATED TO THE 1997 COMPLETED CHANCELLOR TRANSACTIONS COMPLETED AFTER JUNE 30, 1997

(2) The historical balance sheet of CRBC at June 30, 1997 and the pro forma adjustments related to the 1997 Completed Chancellor Transactions that were completed after June 30, 1997 are summarized below:

                                                                PRO FORMA
                                                               ADJUSTMENTS          CRBC AS
                                                                   FOR            ADJUSTED FOR
                                                  CRBC        1997 COMPLETED     1997 COMPLETED
                                               HISTORICAL       CHANCELLOR         CHANCELLOR
                                               AT 6/30/97      TRANSACTIONS       TRANSACTIONS
                                               ----------     --------------     --------------
ASSETS:
Current assets...............................  $   72,352        $ 10,982(a)       $   83,334
Property and equipment, net..................      69,581           4,740(a)           74,321
Intangible assets, net.......................     970,080         451,690(a)        1,421,770
Other assets.................................      71,760         (53,750)(a)          20,824
                                                                    2,814(c)
                                               ----------        --------          ----------
  Total assets...............................  $1,183,773        $416,476          $1,600,249
                                               ==========        ========          ==========
LIABILITIES AND STOCKHOLDER'S EQUITY:
Liabilities:
Current portion of long-term debt............  $    1,928        $ (1,928)(b)      $       --
Other current liabilities....................      26,939           9,203(a)           36,142
                                               ----------        --------          ----------
  Total current liabilities..................      28,867           7,275              36,142
Long-term debt, excluding current portion....     545,335         273,159(a)          824,344
                                                                    3,922(c)
                                                                    1,928(b)
Deferred tax liability.......................          --            (443)(c)            (443)
Other liabilities............................         997              --                 997
                                               ----------        --------          ----------
  Total liabilities..........................     575,199         285,841             861,040
Redeemable preferred stock...................     317,162              --             317,162
STOCKHOLDER'S EQUITY:
Common stock.................................           1              --                   1
Additional paid-in capital...................     322,216         131,300(a)          453,516
Accumulated deficit..........................     (30,805)           (665)(c)         (31,470)
                                               ----------        --------          ----------
  Total stockholder's equity.................     291,412         130,635             422,047
                                               ----------        --------          ----------
  Total liabilities and stockholder's
     equity..................................  $1,183,773        $416,476          $1,600,249
                                               ==========        ========          ==========

(a) Reflects the 1997 Completed Chancellor Transactions that were completed after June 30, 1997 as follows:

                                                                                                            FINANCING
                                                         PURCHASE PRICE ALLOCATION                    ----------------------
                                         ----------------------------------------------------------
                                                    PROPERTY                                                      INCREASE
                             PURCHASE/                AND        ASSETS    INTANGIBLE                 DECREASE       IN
      1997 COMPLETED          (SALES)    CURRENT   EQUIPMENT,     HELD      ASSETS,       CURRENT     IN OTHER     CURRENT
  CHANCELLOR TRANSACTIONS      PRICE     ASSETS       NET       FOR SALE      NET       LIABILITIES    ASSETS    LIABILITIES
  -----------------------    ---------   -------   ----------   --------   ----------   -----------   --------   -----------
Chancellor Viacom
  Acquisition(i)...........  $500,789    $10,982     $4,740     $ 37,000    $451,690      $(3,623)    $53,750      $5,580
WDRQ-FM(ii)................   (37,000)        --         --      (37,000)         --           --          --          --
                             --------    -------     ------     --------    --------      -------     -------      ------
        Total..............  $463,789    $10,982     $4,740     $     --    $451,690      $(3,623)    $53,750      $5,580
                             ========    =======     ======     ========    ========      =======     =======      ======

                                      FINANCING
                             ---------------------------
                                             INCREASE
                             INCREASE IN   (DECREASE) IN
                                LONG-       ADDITIONAL
      1997 COMPLETED            TERM          PAID-IN
  CHANCELLOR TRANSACTIONS       DEBT          CAPITAL
  -----------------------    -----------   -------------
Chancellor Viacom
  Acquisition(i)...........   $273,159       $168,300
WDRQ-FM(ii)................         --        (37,000)
                              --------       --------
        Total..............   $273,159       $131,300
                              ========       ========

---------------

     (i) On July 2, 1997, CRBC acquired, in the Chancellor Viacom Acquisition, KIBB-FM and KYSR-FM in Los Angeles, WLIT-FM in Chicago and WDRQ-FM in Detroit for approximately $500,789 in cash including various other direct acquisition costs. The Chancellor Viacom Acquisition was financed with (i) bank borrowings of $273,159 under the CRBC Restated Credit Agreement; (ii) borrowings under the Chancellor Interim Financing of $168,300 which was contributed to CRBC by Chancellor;
         (iii) escrow funds of $53,750 paid by CRBC on February 19, 1997 and classified as other assets at June 30, 1997 and

         (iv) $5,580 financed through working capital. The assets of WDRQ-FM in Detroit are classified as assets held for sale in connection with the purchase price allocation of the Chancellor Viacom Acquisition (see
         (ii) below). CRBC has assumed that historical balances of net property and equipment approximate fair value for the preliminary allocation of the purchase price. Such amounts are based primarily on information provided by the management of Viacom. The intangible assets of $451,690 have been allocated to broadcast licenses on a preliminary basis. This preliminary allocation is based on historical information from prior acquisitions.

     (ii) On August 11, 1997, CRBC sold, in the ABC/Detroit Disposition, WDRQ-FM in Detroit (acquired as part of the Chancellor Viacom Acquisition) for $37,000 in cash. The net proceeds from the sale of WDRQ-FM were distributed by CRBC to Chancellor to repay borrowings under the Chancellor Interim Financing. The assets of WDRQ-FM are classified as assets held for sale in connection with the purchase price allocation of the Chancellor Viacom Acquisition and no gain or loss was recognized by CRBC upon consummation of the sale.

(b) On July 2, 1997, CRBC refinanced its senior credit agreement (the "CRBC Restated Credit Agreement") in connection with the Chancellor Viacom Acquisition. The CRBC Restated Credit Agreement consists of a $400,000 term loan facility and a $350,000 revolving loan facility. Reflects the $1,928 adjustment to decrease current maturities of long-term debt under the CRBC Restated Credit Agreement to $0.

(c) Reflects (i) the adjustment to write-off the unamortized balance of deferred loan fees of $665 (net of a tax benefit of $443) at June 30, 1997 related to CRBC's previous senior credit agreement as an extraordinary item and (ii) the adjustment to record new loan fees of $3,922 incurred in connection with the CRBC Restated Credit Agreement and financed through additional bank borrowings under such agreement.

ADJUSTMENTS TO UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET RELATED TO THE CHANCELLOR MERGER

(3) Merger Purchase Price Information. In connection with the Chancellor Merger, each outstanding share of Chancellor Common Stock was converted into the right to receive 0.9091 shares of Chancellor Media Common Stock. For purposes of the unaudited pro forma condensed combined financial statements, the fair market value of Chancellor Media Common Stock is calculated by using $31.00 per share which is based on the market price of Evergreen Class A Common Stock on or around the announcement date of the Chancellor Merger on February 19, 1997. The aggregate purchase price is summarized below:

EXCHANGE OF CHANCELLOR COMMON STOCK:
Shares of Chancellor Common Stock outstanding...............  18,991,513
Exchange ratio..............................................       .9091
                                                              ----------
Shares of Chancellor Media Common Stock issued in connection with the Chancellor Merger................................  17,265,184
                                                              ==========

AGGREGATE PURCHASE PRICE:
Chancellor debt and equity assumed at fair values:
Estimated fair value of Chancellor Media Common Stock issued in connection with the Chancellor Merger (17,265,184 shares @ $31.00
  per share).........................................................   $  535,221
7% Convertible Preferred Stock.......................................      111,604
Stock options issued by Chancellor...................................       34,825
Chancellor Interim Financing.........................................      133,000
CRBC debt and equity assumed at fair values:
  Long-term debt outstanding:
     Term Loan..............................................  424,344
     9 3/8% Senior Subordinated Notes due 2004..............  200,000
     8 3/4% Senior Subordinated Notes due 2007..............  200,000
                                                              -------
  Total long-term debt outstanding...................................      824,344
  12 1/4% Series A Senior Cumulative Exchangeable Preferred Stock....      117,670
  12% Junior Exchangeable Preferred Stock............................      210,774
  Financial advisors, legal, accounting and other professional
     fees............................................................       29,000
                                                                        ----------
  Aggregate purchase price...........................................   $1,996,438
                                                                        ==========

     To record the aggregate purchase price of the Chancellor Merger and eliminate certain CRBC historical balances as follows:

                                                     ELIMINATION
                                                       OF CRBC
                                         PURCHASE    HISTORICAL     CHANCELLOR
                                          PRICE       BALANCES        MERGER          NET
                                        ALLOCATION   AS ADJUSTED     FINANCING     ADJUSTMENT
                                        ----------   -----------    -----------    ----------
Current assets........................  $   83,334   $   (83,334)   $        --    $      --
Property and equipment, net(a)........      74,321       (74,321)            --           --
Intangible assets(a)..................   1,855,838    (1,421,770)            --      434,068
Other assets(b).......................      19,641       (20,824)            --       (1,183)
Current liabilities...................     (36,142)       36,142             --           --
Long-term debt........................          --       824,344       (986,344)(c)  (162,000)
Deferred tax liability................         443          (443)            --           --
Other liabilities.....................        (997)          997             --           --
Redeemable preferred stock............          --       317,162       (328,444)(d)   (11,282)
Common stock..........................          --             1             --            1
Additional paid-in capital............          --       453,516       (681,650)(e)  (228,134)
Accumulated deficit...................          --       (31,470)            --      (31,470)
                                        ----------   -----------    -----------    ---------
Aggregate Purchase Price..............  $1,996,438   $        --    $(1,996,438)   $      --
                                        ==========   ===========    ===========    =========

---------------

(a) EMCLA has assumed that historical balances of net property and equipment acquired approximate fair value for the preliminary allocation of the purchase price. EMCLA, on a preliminary basis, has allocated the $1,855,838 of intangible assets to broadcast licenses. This preliminary allocation is based upon historical information from prior acquisitions and appraisals provided by the management of CRBC.

(b) The difference in the estimated fair value of other assets and the historical balance of other assets represents CRBC's historical deferred tax asset balance of $1,183 at June 30, 1997. The deferred tax liability will be revalued to reflect the difference between the financial statement carrying amount and the tax basis of CRBC acquired assets (see (4)).

(c) Reflects the adjustment to record debt assumed or incurred by Chancellor Media including (i) CRBC's long-term debt of $824,344; (ii) the Chancellor Interim Financing of $133,000 retired by EMHC through bank borrowings under the Senior Credit Facility distributed by EMCLA to EMHC and (iii) additional bank borrowings of $29,000 required to finance estimated financial advisors, legal, accounting and other professional fees.

(d) Reflects the adjustment to record the estimated fair value of redeemable preferred stock to be issued (a) by CMCLA in exchange for (i) CRBC's 12 1/4% Series A Senior Cumulative Exchangeable Preferred Stock of $117,670 (including accrued and unpaid dividends of $17,670) and (ii) CRBC's 12% Junior Exchangeable Preferred Stock of $210,774 (including accrued and unpaid dividends of $10,774).

(e) Reflects the portion of the Aggregate Purchase Price contributed by Evergreen on behalf of EMCLA to consummate the Merger, including (i) additional paid-in capital of $535,221 related to 17,265,184 shares of the Chancellor Media Common Stock issued in connection with the Chancellor Merger, (ii) Chancellor's 7% Convertible Preferred Stock of $111,604 (including accrued and unpaid dividends of $1,604) and (iii) the fair value of stock options assumed by Chancellor Media of $34,825. The $34,825 fair value of the Chancellor Stock Options was estimated using the Black-Scholes option pricing model and the Chancellor Merger exchange ratio of .9091 applied to Chancellor's outstanding options and exercise prices. At June 30, 1997, Chancellor had 1,990,259 options outstanding with exercise prices ranging from $7.50 to $36.75.

(4) To record a $283,445 deferred tax liability related to the difference between the financial statement carrying amount and the tax basis of CRBC acquired assets.

ADJUSTMENTS TO UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET RELATED TO THE PENDING CHANCELLOR MEDIA TRANSACTIONS

(5) Reflects the Pending Chancellor Media Transactions as follows:

                                                                                                   DECREASE
                                                                  PROPERTY AND                        IN      INCREASE IN
                                                       PURCHASE    EQUIPMENT,      INTANGIBLE       OTHER      LONG-TERM
        PENDING CHANCELLOR MEDIA TRANSACTIONS           PRICE        NET(a)      ASSETS, NET(a)     ASSETS       DEBT
        -------------------------------------          --------   ------------   ---------------   --------   -----------
WBAB-FM, WBLI-FM, WBGG-AM,
  WHFM-FM(b).........................................  $ 11,000     $ 1,494         $  9,506        $   --     $ 11,000
Gannett(c)...........................................   340,000       5,376          334,624            --      340,000
Chicago/Dallas Exchange(d)...........................     3,500       3,255              245         8,350       (4,850)
KXPK-FM(e)...........................................    26,000         477           25,523            --       26,000
Bonneville Option(f).................................    60,000         855           59,145            --       60,000
                                                       --------     -------         --------        ------     --------
        Total........................................  $440,500     $11,457         $429,043        $8,350     $432,150
                                                       ========     =======         ========        ======     ========

---------------

(a) Chancellor Media has assumed that historical balances of net property and equipment acquired approximate fair value for the preliminary allocation of the purchase price. Such amounts are based primarily on information provided by management of the respective stations to be acquired in the Chancellor Media Pending Transactions. Chancellor Media, on a preliminary basis, has allocated the $429,043 of intangible assets related to the Chancellor Media Pending Transactions to broadcast licenses. This preliminary allocation is based on historical information from prior acquisitions.

(b) On July 1, 1996, CRBC entered into an agreement to exchange, in the SFX Exchange, WAPE-FM and WFYV-FM in Jacksonville, Florida (which were acquired as part of the Omni Acquisition on February 13, 1997, see 8 (e) below), and $11,000 in cash for WBAB-FM, WBLI-FM, WGBB-AM, and WHFM-FM in Long Island. The amounts allocated to net property and equipment and net intangible assets (consisting of broadcast licenses) are based upon preliminary appraisals of the assets to be acquired.

(c) On April 4, 1997, EMCLA entered into an agreement to acquire, in the Gannett Acquisition, 5 radio stations in 3 major markets from P&S, including WGCI-FM/AM in Chicago, KHKS-FM in Dallas, and KKBQ-FM/AM in Houston for $340,000 in cash. The pro forma combined financial statements assume that the transaction will close by December 26, 1997 and that no upward adjustment in the purchase price will occur.

(d) On June 24, 1997, EMCLA entered into an agreement to acquire, in the Bonneville Acquisition, KZPS-FM and KDGE-FM in Dallas for $83,500 in cash. On June 29, 1997, EMCLA paid $8,350 in escrow funds which are classified as other assets at June 30, 1997. On July 14, 1997, EMCLA completed the disposition of

    WLUP-FM in Chicago to Bonneville and placed $80,000 in a trust pending the completion of the deferred exchange of the WLUP-FM in Chicago and an additional $3,500 in cash for KZPS-FM and KDGE-FM in Dallas (the "Chicago/Dallas Exchange"). The Chicago/Dallas Exchange will be accounted for as a like-kind exchange and no gain or loss will be recognized upon the consummation of the exchange. The decrease in long-term debt of $4,850 represents the refund of $8,350 in escrow funds previously paid by EMCLA less $3,500 in cash boot owed to Bonneville.

(e) On July 30, 1997, CRBC entered into an agreement to acquire, in the Denver Acquisition, KXPK-FM in Denver from Evergreen Wireless LLC (which is unrelated to Evergreen) for $26,000 in cash and paid $1,650 in escrow funds which were classified as other assets.

(f) On August 6, 1997, Evergreen and Chancellor announced that they had paid $3,000 to Bonneville for an option to exchange EMCLA's station WTOP-AM in Washington and CRBC's stations KZLA-FM in Los Angeles and WGMS-FM in Washington plus an additional $57,000 in cash for Bonneville's stations WDBZ-FM in New York, KLDE-FM in Houston and KBIG-FM in Los Angeles (the "Bonneville Option"). As of September 10, 1997, the Bonneville Option had not been exercised. The Bonneville Option expires on December 31, 1997.

(6) The Company Pro Forma Combined intangible assets of $4,220,730 consists of the following at June 30, 1997:

                                                               ESTIMATED
                                                              USEFUL LIFE
                                                              -----------
Broadcast licenses..........................................     15-40       $3,663,914
Goodwill....................................................     15-40          413,612
Other intangibles...........................................      1-40          382,179
                                                                             ----------
                                                                             $4,459,705
Less: accumulated amortization..............................                   (238,975)
                                                                             ----------
Net intangible assets.......................................                 $4,220,730
                                                                             ==========

     EMCLA discloses broadcast license value separately from goodwill and amortizes such intangible assets over an estimated average life of 15 years, whereas, CRBC groups all broadcast license value with goodwill and amortizes such intangibles assets over an estimated average life of 40 years. In connection with the application of purchase accounting for the Chancellor Merger, broadcast license value and goodwill have been separately identified and disclosed and amortized over an estimated average life of 15 years in accordance with EMCLA's policies and procedures. The intangible assets have been treated in a consistent manner for the Combined Company in the Unaudited Combined Condensed Pro Forma Financial Statements and, following the consummation of the Chancellor Merger, will be accounted for similarly in the Chancellor Media's financial statements.

     EMCLA amortizes such intangible assets using the straight-line method over estimated useful lives ranging from 1 to 40 years. EMCLA continually evaluates the propriety of the carrying amount of goodwill and other intangible assets as well as the amortization period to determine whether current events or circumstances warrant adjustments to the carrying value and/or revised estimates of useful lives. This evaluation consists of the projection of undiscounted operating income before depreciation, amortization, nonrecurring charges and interest for each of EMCLA's radio stations over the remaining amortization periods of the related intangible assets. The projections are based on a historical trend line of actual results since the acquisitions of the respective stations adjusted for expected changes in operating results. To the extent such projections indicate that undiscounted operating income is not expected to be adequate to recover the carrying amounts of the related intangible assets, such carrying amounts are written down by charges to expense.

EMCLA'S HISTORICAL CONDENSED COMBINED STATEMENTS OF OPERATIONS AND ADJUSTMENTS RELATED TO THE COMPLETED EVERGREEN TRANSACTIONS

(7) EMCLA's historical condensed combined statement of operations for the year ended December 31, 1996 and the six months ended June 30, 1997 and pro forma adjustments related to the Completed Evergreen Transactions are summarized below:

                                                                                ACQUISITIONS
                                             -----------------------------------------------------------------------------------

                                                                           WWRC-AM                     WWWW-FM/       KKSF-FM/
                                               PYRAMID       KYLD-FM       WGAY-FM       WEDR-FM        WDFN-AM      KDFC-FM/AM
                                  EMCLA      HISTORICAL    HISTORICAL    HISTORICAL     HISTORICAL    HISTORICAL     HISTORICAL
                                HISTORICAL   1/1-1/17(a)   1/1-4/30(b)   1/1-6/17(c)   1/1-10/18(d)   1/1-2/14(e)   1/1-10/31(f)
                                ----------   -----------   -----------   -----------   ------------   -----------   ------------
YEAR ENDED DECEMBER 31, 1996
Gross revenues................   $337,405      $2,144        $ 2,308        $ 3,264      $ 7,933          $ 839        $13,646
Less: agency commissions......    (43,555)       (216)          (363)          (409)      (1,066)          (102)        (1,746)
                                 --------      ------        -------        -------      -------          -----        -------
Net revenues..................    293,850       1,928          1,945          2,855        6,867            737         11,900
Station operating expenses
  excluding depreciation and
  amortization................    174,344       1,489          1,885          3,493        2,933            815          6,358
Depreciation and
  amortization................     93,749         502            749            314           29             45          2,351
Corporate general and
  administrative expenses.....      7,797         123            256            477        1,401             --             --
                                 --------      ------        -------        -------      -------          -----        -------
Operating income (loss).......     17,960        (186)          (945)        (1,429)       2,504           (123)         3,191
Interest expense..............     37,527         343          1,094             --           --             --            429
Other (income) expense........       (477)         (5)           (97)             5          (15)            --            (48)
                                 --------      ------        -------        -------      -------          -----        -------
Income (loss) before income
  taxes.......................    (19,090)       (524)        (1,942)        (1,434)       2,519           (123)         2,810
Income tax expense
  (benefit)...................     (2,896)         --             --           (453)          --             --             --
                                 --------      ------        -------        -------      -------          -----        -------
Income (loss) attributable to
  common stock................   $(16,194)     $ (524)       $(1,942)       $  (981)     $ 2,519          $(123)       $ 2,810
                                 ========      ======        =======        =======      =======          =====        =======
Broadcast Cash Flow...........   $119,506      $  439        $    60        $  (638)     $ 3,934          $ (78)       $ 5,542
                                 ========      ======        =======        =======      =======          =====        =======

                                                      ACQUISITIONS
                                --------------------------------------------------------
                                                                             EVERGREEN
                                 WJLB-FM/                      WUSL-FM         VIACOM
                                  WMXD-FM      WDAS-FM/AM      WIOQ-FM      ACQUISITION
                                HISTORICAL     HISTORICAL     HISTORICAL     HISTORICAL
                                1/1-8/31(g)   1/1-12/31(h)   1/1-12/31(i)   1/1-12/31(j)
                                -----------   ------------   ------------   ------------
YEAR ENDED DECEMBER 31, 1996
Gross revenues................      $15,408      $16,809       $20,152        $66,726
Less: agency commissions......      (1,881)       (2,142)       (2,369)       (10,493)
                                    -------      -------       -------        -------
Net revenues..................      13,527        14,667        17,783         56,233
Station operating expenses
  excluding depreciation and
  amortization................       5,721         7,759         9,519         26,598
Depreciation and
  amortization................       2,415         2,763            --          6,267
Corporate general and
  administrative expenses.....       1,005           620           533          1,617
                                    -------      -------       -------        -------
Operating income (loss).......       4,386         3,525         7,731         21,751
Interest expense..............       1,406            79         3,001             --
Other (income) expense........          --           (39)           58           (741)
                                    -------      -------       -------        -------
Income (loss) before income
  taxes.......................       2,980         3,485         4,672         22,492
Income tax expense
  (benefit)...................         180            --            --         10,612
                                    -------      -------       -------        -------
Income (loss) attributable to
  common stock................      $2,800       $ 3,485       $ 4,672        $11,880
                                    =======      =======       =======        =======
Broadcast Cash Flow...........      $7,806       $ 6,908       $ 8,264        $29,635
                                    =======      =======       =======        =======

                                                                   DISPOSITIONS
                                     -------------------------------------------------------------------------
                                       WPEG-FM
                                      WBAV-FM/AM
                                       WRFX-FM                                                   SAN FRANCISCO
                                       WFNZ-FM        WNKS-FM       WEJM-FM/AM      WJZW-FM        FREQUENCY
                                      HISTORICAL     HISTORICAL     HISTORICAL     HISTORICAL     HISTORICAL
                                     1/1-12/31(i)   1/1-12/31(k)   1/1-12/31(l)   1/1-12/31(m)   1/1-12/31(n)
                                     ------------   ------------   ------------   ------------   -------------
YEAR ENDED DECEMBER 31, 1996
Gross revenues.....................     $(20,818)     $ (3,303)       $(2,690)      $(8,443)        $(2,736)
Less: agency commissions...........        2,733           337            293         1,311             358
                                        --------      --------        -------       -------         -------
Net revenues.......................      (18,085)       (2,966)        (2,397)       (7,132)         (2,378)
Station operating expenses
  excluding depreciation and
  amortization.....................       (9,509)       (2,461)        (2,217)       (3,998)         (3,159)
Depreciation and amortization......           --          (548)        (1,719)         (589)         (3,826)
Corporate general and
  administrative expenses..........           --            --             --          (206)             --
                                        --------      --------        -------       -------         -------
Operating income (loss)............       (8,576)           43          1,539        (2,339)          4,607
Interest expense...................           --            --             --            --              --
Other (income) expense.............           --            --             --            --              --
                                        --------      --------        -------       -------         -------
Income (loss) before income
  taxes............................       (8,576)           43          1,539        (2,339)          4,607
Income tax expense (benefit).......           --            --             --          (913)             --
                                        --------      --------        -------       -------         -------
Income (loss) attributable to
  common stock.....................     $ (8,576)     $     43        $ 1,539       $(1,426)        $ 4,607
                                        ========      ========        =======       =======         =======
Broadcast Cash Flow................     $ (8,576)     $   (505)       $  (180)      $(3,134)        $   781
                                        ========      ========        =======       =======         =======

                                            DISPOSITIONS
                                     ---------------------------

                                                      WBZS-AM                       EMCLA AS
                                                      WZHF-AM                     ADJUSTED FOR
                                       KDFC-FM        KDFC-AM                      COMPLETED
                                      HISTORICAL     HISTORICAL     PRO FORMA      EVERGREEN
                                     1/1-12/31(o)   1/1-12/31(p)   ADJUSTMENTS    TRANSACTIONS
                                     ------------   ------------   -----------    ------------
YEAR ENDED DECEMBER 31, 1996
Gross revenues.....................    $(5,138)       $(2,240)      $     --        $441,266
Less: agency commissions...........        643             36             --         (58,631)
                                       -------        -------       --------        --------
Net revenues.......................     (4,495)        (2,204)            --         382,635
Station operating expenses
  excluding depreciation and
  amortization.....................     (2,300)          (930)            --         216,340
Depreciation and amortization......       (853)           (30)        54,986(r)      156,605
Corporate general and
  administrative expenses..........         --            (43)        (5,515)(s)       8,065
                                       -------        -------       --------        --------
Operating income (loss)............     (1,342)        (1,201)       (49,471)          1,625
Interest expense...................         --             --         26,350(t)       70,229
Other (income) expense.............         --             --                         (1,359)
                                       -------        -------       --------        --------
Income (loss) before income
  taxes............................     (1,342)        (1,201)       (75,821)        (67,245)
Income tax expense (benefit).......         --           (271)       (24,189)(u)     (17,930)
                                       -------        -------       --------        --------
Income (loss) attributable to
  common stock.....................    $(1,342)       $  (930)      $(51,632)       $(49,315)
                                       =======        =======       ========        ========
Broadcast Cash Flow................    $(2,195)       $(1,274)      $     --        $166,295
                                       =======        =======       ========        ========

                                                              ACQUISITIONS                             DISPOSITIONS
                                          ----------------------------------------------------   -------------------------
                                                                                                   WPEG-FM
                                                                                    EVERGREEN    WBAV-FM/AM
                                                                       WUSL-FM       VIACOM        WRFX-FM
                                                       WDAS-FM/AM      WIOQ-FM     ACQUISITION     WFNZ-FM       WNKS-FM
                                            EMCLA      HISTORICAL    HISTORICAL    HISTORICAL    HISTORICAL    HISTORICAL
     SIX MONTHS ENDED JUNE 30, 1997       HISTORICAL   1/1-4/30(h)   1/1-5/15(i)   1/1-6/30(j)   1/1-5/15(i)   1/1-5/15(k)
     ------------------------------       ----------   -----------   -----------   -----------   -----------   -----------
Gross revenues..........................   $216,177       $5,028       $7,088        $38,972       $(7,788)      $(1,332)
Less: agency commissions................    (27,916)        (680)        (829)        (5,470)        1,029           142
                                           --------       ------       ------        -------       -------       -------
Net revenues............................    188,261        4,348        6,259         33,502        (6,759)       (1,190)
Station operating expenses excluding
  depreciation and amortization.........    111,162        2,533        3,649         14,936        (3,569)         (994)
Depreciation and amortization...........     53,912          875           --          2,279            --          (212)
Corporate general and administrative
  expenses..............................      5,651          172          141            682            --            --
                                           --------       ------       ------        -------       -------       -------
Operating income (loss).................     17,536          768        2,469         15,605        (3,190)           16
Interest expense........................     22,741           19          990             --            --            --
Other (income) expense..................    (13,323)         863           --             --            --            --
                                           --------       ------       ------        -------       -------       -------
Income (loss) before income taxes.......      8,118         (114)       1,479         15,605        (3,190)           16
Income tax expense
  (benefit).............................      4,259           --           --          5,892            --            --
                                           --------       ------       ------        -------       -------       -------
Income (loss) attributable to common
  stock.................................   $  3,859       $ (114)      $1,479        $ 9,713       $(3,190)      $    16
                                           ========       ======       ======        =======       =======       =======
Broadcast cash flow.....................   $ 77,099       $1,815       $2,610        $18,566       $(3,190)      $  (196)
                                           ========       ======       ======        =======       =======       =======

                                                                             DISPOSITIONS
                                          ----------------------------------------------------------------------------------

                                                                                         SAN                       WBZS-AM
                                                            WEJM-        WJZW-FM      FRANCISCO                    WZHF-AM
                                            WPNT-FM         FM/AM      HISTORICAL     FREQUENCY      KDFC-FM       KDFC-AM
                                           HISTORICAL    HISTORICAL       1/1-       HISTORICAL    HISTORICAL    HISTORICAL
     SIX MONTHS ENDED JUNE 30, 1997       5/30-6/19(q)   1/1-6/30(l)     6/30(m)     1/1-6/30(n)   1/1-1/31(o)   1/1-6/30(p)
     ------------------------------       ------------   -----------   -----------   -----------   -----------   -----------
Gross revenues..........................     $(567)        $(1,153)      $(4,137)      $(1,341)       $(278)       $(1,091)
Less: agency commissions................        93             119           567           174           26             23
                                             -----         -------       -------       -------        -----        -------
Net revenues............................      (474)         (1,034)       (3,570)       (1,167)        (252)        (1,068)
Station operating expenses excluding
  depreciation and amortization.........      (285)         (1,001)       (2,161)       (1,614)        (224)          (665)
Depreciation and amortization...........      (279)           (289)         (315)         (214)          --            (54)
Corporate general and administrative
  expenses..............................        --              --           (70)           --           --            (18)
                                             -----         -------       -------       -------        -----        -------
Operating income (loss).................        90             256        (1,024)          661          (28)          (331)
Interest expense........................        --              --            --            --           --             --
Other (income) expense..................        --              --            --            --           --             --
                                             -----         -------       -------       -------        -----        -------
Income (loss) before income taxes.......        90             256        (1,024)          661          (28)          (331)
Income tax expense
  (benefit).............................        --              --          (260)           --           --            (98)
                                             -----         -------       -------       -------        -----        -------
Income (loss) attributable to common
  stock.................................     $  90         $   256       $  (764)      $   661        $ (28)       $  (233)
                                             =====         =======       =======       =======        =====        =======
Broadcast cash flow.....................     $(189)        $   (33)      $(1,409)      $   447        $ (28)       $  (403)
                                             =====         =======       =======       =======        =====        =======


                                                           EMCLA AS
                                                         ADJUSTED FOR
                                                          COMPLETED
                                           PRO FORMA      EVERGREEN
     SIX MONTHS ENDED JUNE 30, 1997       ADJUSTMENTS    TRANSACTIONS
     ------------------------------       -----------    ------------
Gross revenues..........................   $     --        $249,578
Less: agency commissions................         --         (32,722)
                                           --------        --------
Net revenues............................         --         216,856
Station operating expenses excluding
  depreciation and amortization.........         --         121,767
Depreciation and amortization...........     21,358(r)       77,061
Corporate general and administrative
  expenses..............................       (777)(s)       5,781
                                           --------        --------
Operating income (loss).................    (20,581)         12,247
Interest expense........................     10,196(t)       33,946
Other (income) expense..................         --         (12,460)
                                           --------        --------
Income (loss) before income taxes.......    (30,777)         (9,239)
Income tax expense
  (benefit).............................    (10,224)(u)        (431)
                                           --------        --------
Income (loss) attributable to common
  stock.................................   $(20,553)       $ (8,808)
                                           ========        ========
Broadcast cash flow.....................   $     --        $ 95,089
                                           ========        ========

(a) On January 17, 1996, EMCLA acquired Pyramid Communications, Inc. ("Pyramid"), a radio broadcasting company with 12 radio stations (9 FM and 3
    AM) in five markets (Chicago, Philadelphia, Boston, Charlotte, and Buffalo) (the "Pyramid Acquisition"). The total purchase price, including acquisition costs, allocated to net assets acquired was approximately $316,343 of which $315,500 was financed through additional borrowings under EMCLA's prior senior credit facility. The historical financial data of Pyramid for the period of January 1, 1996 to January 17, 1996 excludes the combined net losses of approximately $60 for WHTT-FM, WHTT-AM and WSJZ-FM in Buffalo (the "Buffalo Transactions") which were sold in 1996 for $32,000 in cash.

(b) On August 14, 1996, EMCLA acquired KYLD-FM in San Francisco for $44,000 in cash. EMCLA had previously been operating KYLD-FM under a time brokerage agreement since May 1, 1996.

(c) On November 26, 1996, EMCLA exchanged WKLB-FM in Boston (which EMCLA acquired on May 3, 1996 for $34,000 in cash) for WGAY-FM in Washington, D.C. On April 3, 1997, EMCLA exchanged, in the Greater Media Exchange, WQRS-FM in Detroit (which EMCLA acquired on April 3, 1997 for $32,000 in cash) for WWRC-AM in Washington, D.C. and $9,500 in cash. The net purchase price to EMCLA of WWRC-AM was therefore $22,500. EMCLA had previously been operating WGAY-FM and WWRC-AM under time brokerage agreements since June 17, 1996.

(d) On October 18, 1996, EMCLA acquired WEDR-FM in Miami for $65,000 in cash.

(e) On January 31, 1997, EMCLA acquired, in the WWWW/WDFN Acquisition, WWWW-FM and WDFN-AM in Detroit from CRBC for $30,000 in cash (of which $1,500 was paid as escrow funds in January 1996). EMCLA had previously provided certain sales and promotional functions to WWWW-FM and WDFN-AM under a joint sales agreement since February 14, 1996 and subsequently operated the stations under a time brokerage agreement since April 1, 1996.

(f) On January 31, 1997, EMCLA acquired, in the KKSF/KDFC Acquisition, KKSF-FM and KDFC-FM/AM in San Francisco for $115,000 in cash (of which $10,000 was paid as escrow funds in November 1996). EMCLA had previously been operating the stations under a time brokerage agreement since November 1, 1996.

(g) On April 1, 1997, EMCLA acquired, in the Secret/Detroit Acquisition, WJLB-FM and WMXD-FM in Detroit for $168,000 in cash. EMCLA had previously been operating the stations under a time brokerage agreement since September 1, 1996.

(h) On May 1, 1997, EMCLA acquired, in the Beasley Acquisition, WDAS-FM/AM in Philadelphia for $103,000 in cash.

(i) On May 15, 1997, EMCLA exchanged, in the EZ Exchange, 5 of its 6 stations in the Charlotte market (WPEG-FM, WBAV-FM/AM, WRFX-FM and WFNZ-AM) for WUSL-FM and WIOQ-FM in Philadelphia.

(j) On July 2, 1997, EMCLA acquired, in the Evergreen Viacom Acquisition, WLTW-FM and WAXQ-FM in New York and WMZQ-FM, WJZW-FM, WZHF-AM, and WBZS-AM in Washington, D.C. for approximately $612,388 in cash including various other direct acquisition costs. The Evergreen Viacom Acquisition was financed with (i) bank borrowings under the EMCLA Senior Credit Facility of $552,559; (ii) $53,750 in escrow funds paid by Evergreen on February 19, 1997 and classified as other assets at June 30, 1997 and (iii) $6,079 financed through working capital. In June 1997, Evergreen issued 5,990,000 shares of $3.00 Convertible Exchangeable Preferred Stock for net proceeds of approximately $287,808 which were used to repay borrowings under the EMCLA Senior Credit Facility and subsequently were reborrowed on July 2, 1997 and contributed to EMCLA by Evergreen as part of the financing of the Evergreen Viacom Acquisition. The assets of WJZW-FM, WZHF-AM, and WBZS-AM in Washington, D.C. are classified as assets held for sale in connection with the purchase price allocation of the Evergreen Viacom Acquisition. The Viacom results of operations for the year ended December 31, 1996 reflect the financial performance of WAXQ-FM for six months of the year that the station was operated by Viacom (July 1, 1996 to December 31, 1996) combined with net income of $851 for the first half of the year when the station was under prior ownership.

(k) On May 15, 1997, EMCLA sold, in the EZ Sale, WNKS-FM in Charlotte for $10,000 in cash.

(l) On June 3, 1997, EMCLA sold, in the Crawford Disposition, WEJM-FM in Chicago for $14,750 in cash. On August 26, 1997, EMCLA sold, in the Douglas Chicago Disposition, WEJM-AM in Chicago for $7,500 in cash.

(m) On July 7, 1997, EMCLA sold, in the ABC/Washington Disposition, WJZW-FM in Washington (acquired as part of the Evergreen Viacom Acquisition) for $68,000 in cash.

(n) On July 7, 1997, EMCLA sold, in the San Francisco Frequency Disposition, the San Francisco 107.7 MHz FM dial position and transmission facility and the call letters from CRBC's KSAN-FM in San Francisco for $44,000 in cash.

(o) On January 31, 1997, EMCLA acquired, in the KKSF/KDFC Acquisition, KKSF-FM and KDFC-FM/AM in San Francisco for $115,000 in cash. EMCLA had previously been operating KKSF-FM and KDFC-FM/AM under a time brokerage agreement since November 1, 1996. On July 21, 1997, EMCLA sold, in the Bonneville/KDFC Disposition, KDFC-FM in San Francisco for $50,000 in cash. The assets of KDFC-FM are classified as assets held for sale in connection with the purchase price allocation of the acquisition of KKSF-FM/KDFC-FM/AM. Accordingly, KDFC-FM net income of approximately $791 for the period February 1, 1997 through June 30, 1997 has been excluded from EMCLA's historical condensed statement of operations. Therefore, the KDFC-FM condensed statement of operations includes the results of operations for January 1, 1997 through January 31, 1997 (the time brokerage agreement holding period in 1997) for the six months ended June 30, 1997.

(p) On August 13, 1997, EMCLA sold, in the Douglas AM Dispositions, WBZS-AM and WZHF-AM in Washington (acquired as part of the Evergreen Viacom Acquisition) and KDFC-AM in San Francisco for $5,500, $7,500 and $5,000, respectively, payable in the form of a promissory note.

(q) On May 30, 1997, EMCLA acquired, in the Century Acquisition, WPNT-FM in Chicago for $75,750 in cash (including $2,000 for the purchase of the station's accounts receivable) of which $5,500 was paid as escrow funds in July 1996. On June 19, 1997, EMCLA sold, in the Bonneville/WPNT Disposition, WPNT-FM in Chicago for $75,000 in cash and recognized a gain of $500.

(r) Reflects incremental amortization related to the Completed Evergreen Transactions and is based on the following allocation to intangible assets:

                                      INCREMENTAL    INTANGIBLE                   HISTORICAL    ADJUSTMENT
    COMPLETED EVERGREEN TRANSACTIONS  AMORTIZATION    ASSETS,     AMORTIZATION   AMORTIZATION    FOR NET
      YEAR ENDED DECEMBER 31, 1996     PERIOD(I)        NET        EXPENSE(I)      EXPENSE       INCREASE
    --------------------------------  ------------   ----------   ------------   ------------   ----------
    Pyramid Acquisition (ii)........     1/1-1/17    $  325,871     $ 1,026        $   409       $   617
    KYLD-FM.........................     1/1-8/14        43,659       1,811            640         1,171
    WEDR-FM.........................    1/1-10/18        63,757       3,400             --         3,400
    WGAY-FM.........................    1/1-11/26        32,538       1,964             --         1,964
    WWWW-FM/WDFN-AM.................    1/1-12/31        26,590       1,773              7         1,766
    KKSF-FM (iii)...................    1/1-12/31        58,698       3,913            868         3,045
    WJLB-FM/WMXD-FM.................    1/1-12/31       165,559      11,037          2,145         8,892
    WWRC-AM.........................    1/1-12/31        16,808       1,121             --         1,121
    WDAS-FM/AM......................    1/1-12/31        98,185       6,546          2,470         4,076
    Evergreen Viacom Acquisition....    1/1-12/31       518,093      34,540          5,606        28,934
                                                     ----------     -------        -------       -------
    Total...........................                 $1,349,758     $67,131        $12,145       $54,986
                                                     ==========     =======        =======       =======

                                        INCREMENTAL    INTANGIBLE                   HISTORICAL    ADJUSTMENT
     COMPLETED EVERGREEN TRANSACTIONS   AMORTIZATION    ASSETS,     AMORTIZATION   AMORTIZATION    FOR NET
      SIX MONTHS ENDED JUNE 30, 1997     PERIOD(I)        NET        EXPENSE(I)      EXPENSE       INCREASE
     --------------------------------   ------------   ----------   ------------   ------------   ----------
    WWWW-FM/WDFN-AM...................     1/1-1/31     $ 26,590      $   148         $   --       $   148
    KKSF-FM (iii).....................     1/1-1/31       58,698          326             --           326
    WJLB-FM/WMXD-FM...................     1/1-3/31      165,559        2,759             --         2,759
    WWRC-AM...........................      1/1-4/2       16,808          286             --           286
    WDAS-FM/AM........................     1/1-4/30       98,185        2,182            820         1,362
    Evergreen Viacom Acquisition......     1/1-6/30      518,093       17,270            793        16,477
                                                        --------      -------         ------       -------
    Total.............................                  $883,933      $22,971         $1,613       $21,358
                                                        ========      =======         ======       =======

---------------

     (i) Intangible assets are amortized on a straight-line basis over an estimated average 15 year life. The incremental amortization period represents the period of the year that the station was not owned by Evergreen.

     (ii) Intangible assets for the Pyramid Acquisition of $325,871 includes $61,218 resulting from the recognition of deferred tax liabilities and excludes approximately $29,915 of the purchase price allocated to the Buffalo Stations which were sold during the year ended December 31, 1996.

     (iii) Intangible assets for KKSF-FM excludes (1) $50,000 of the purchase price allocated to KDFC-FM which has been classified as assets held for sale, (2) $1,500 to be reimbursed by the buyers of KDFC-FM for costs incurred in connection with relocating KKSF and (3) $4,802 of the purchase price allocated to KDFC-AM which was sold, in the Douglas AM Dispositions, on August 13, 1997.

     Historical depreciation expense of the Completed Evergreen Transactions is assumed to approximate depreciation expense on a pro forma basis. Actual depreciation and amortization may differ based upon final purchase price allocations.

(s) Reflects the elimination of duplicate corporate expenses of $5,515 for the year ended December 31, 1996 and $777 for the six months ended June 30, 1997 related to the Completed Evergreen Transactions.

(t) Reflects the adjustment to interest expense in connection with the consummation of the Completed Evergreen Transactions, the 1996 Evergreen Offering and the amendment and restatement of EMCLA's senior credit agreement:

                                                                            SIX MONTHS
                                                       YEAR ENDED             ENDED
                                                    DECEMBER 31, 1996     JUNE 30, 1997
                                                    -----------------    ----------------
Additional bank borrowings related to:
  Completed Acquisitions..........................     $1,577,559           $1,103,559
  Completed Dispositions..........................       (301,250)            (269,250)
  New Loan Fees...................................         10,473               10,473
                                                       ----------           ----------
Total additional bank borrowings..................     $1,286,782           $  844,782
                                                       ==========           ==========

Interest expense at 7.0%..........................     $   67,096           $   20,160
Less: historical interest expense.................         (5,596)                (674)
                                                       ----------           ----------
Net increase in interest expense..................         61,500               19,486
Reduction in interest expense on bank debt related
  to the application of net proceeds of the
  following at 7.0%:
  1996 Evergreen Offering contributed to EMCLA of
     $264,236 for the period January 1, 1996 to
     October 22, 1996.............................        (15,003)                  --
  Convertible Preferred Stock Offering contributed
     to EMCLA of $287,808 for the year ended
     December 31, 1996 and for the period January
     1, 1997 to June 16, 1997.....................        (20,147)              (9,290)
                                                       ----------           ----------
Total adjustment for net increase in interest
  expense.........................................     $   26,350           $   10,196
                                                       ==========           ==========

(u) Reflects the income tax benefit related to pro forma adjustments. The adjustment to income taxes reflects the application of the estimated effective tax rate on a pro forma basis to income (loss) before income taxes for historical and pro forma adjustment amounts.

ADJUSTMENTS TO CRBC'S HISTORICAL CONDENSED COMBINED STATEMENT OF OPERATIONS RELATED TO THE COMPLETED CHANCELLOR TRANSACTIONS

(8) CRBC's historical condensed combined statement of operations for the year ended December 31, 1996 and the six months ended June 30, 1997 and pro forma adjustments related to the Completed Chancellor Transactions is summarized below:

                                                                          ACQUISITIONS
                                 -----------------------------------------------------------------------------------------------

                                                             KIMN-FM/
                                               SHAMROCK       KALC-FM        COLFAX        KOOL-FM      SUNDANCE        OMNI
                                    CRBC      HISTORICAL    HISTORICAL     HISTORICAL    HISTORICAL    HISTORICAL    HISTORICAL
YEAR ENDED DECEMBER 31, 1996(a)  HISTORICAL   1/1-2/14(b)   1/1-3/31(c)   1/1-12/31(d)   1/1-3/31(d)   1/1-9/12(d)   1/1-6/30(e)
-------------------------------  ----------   -----------   -----------   ------------   -----------   -----------   -----------
Gross revenues.................   $203,188      $ 9,698       $2,010        $51,745        $1,665        $13,844       $ 8,710
Less: agency commissions.......    (24,787)      (1,234)        (259)        (6,626)         (234)        (1,740)       (1,211)
                                  --------      -------       ------        -------        ------        -------       -------
Net revenues...................    178,401        8,464        1,751         45,119         1,431         12,104         7,499
Station operating expenses
 excluding depreciation and
 amortization..................    111,210        7,762        1,523         28,584           852          7,678         4,985
Depreciation and
 amortization..................     20,877          595          511          4,494           229          1,242         1,458
Corporate general and
 administrative expenses.......      4,845        2,215           --             --            --             --            --
Stock option compensation......      3,800           --           --             --            --             --            --
                                  --------      -------       ------        -------        ------        -------       -------
Operating income (loss)........     37,669       (2,108)        (283)        12,041           350          3,184         1,056
Interest expense...............     35,704        1,380           --          4,369           299             --            --
Other (income) expense.........         68           49          312           (179)           --             25          (404)
                                  --------      -------       ------        -------        ------        -------       -------
Income (loss) before income
 taxes.........................      1,897       (3,537)        (595)         7,851            51          3,159         1,460
Income tax expense (benefit)...      4,612           --           --             --            --             --            --
                                  --------      -------       ------        -------        ------        -------       -------
Net income (loss)..............     (2,715)      (3,537)        (595)         7,851            51          3,159         1,460
Preferred stock dividends......     11,557           --           --             --            --             --            --
                                  --------      -------       ------        -------        ------        -------       -------
Income (loss) attributable to
 common stock..................   $(14,272)     $(3,537)      $ (595)       $ 7,851        $   51        $ 3,159       $ 1,460
                                  ========      =======       ======        =======        ======        =======       =======
Broadcast Cash Flow............   $ 67,191      $   702       $  228        $16,535        $  579        $ 4,426       $ 2,514
                                  ========      =======       ======        =======        ======        =======       =======

                                       ACQUISITIONS                                DISPOSITIONS
                                ---------------------------   -------------------------------------------------------
                                                CHANCELLOR
                                                  VIACOM       WWWW-FM/                     WMIL-FM/
                                  KSTE-FM      ACQUISITION      WDFN-AM       KTBZ-FM       WOKY-AM        WDRQ-FM
                                 HISTORICAL     HISTORICAL    HISTORICAL    HISTORICAL     HISTORICAL     HISTORICAL
YEAR ENDED DECEMBER 31, 1996(a) 1/1-7/31(f)    1/1-12/31(g)   1/1-2/14(h)   1/1-2/14(c)   1/1-12/31(i)   1/1-12/31(j)
------------------------------  ------------   ------------   -----------   -----------   ------------   ------------
Gross revenues................     $1,411        $58,806          $(839)       $(399)       $(9,552)       $(6,743)
Less: agency commissions......       (149)        (9,588)           102           48          1,070          1,055
                                   ------        -------          -----        -----        -------        -------
Net revenues..................      1,262         49,218           (737)        (351)        (8,482)        (5,688)
Station operating expenses
 excluding depreciation and
 amortization.................      1,244         25,416           (815)        (521)        (4,896)        (4,530)
Depreciation and
 amortization.................        375          4,640            (45)         (42)          (539)          (354)

Corporate general and
 administrative expenses......         --          1,501             --           --             --           (178)
Stock option compensation.....         --             --             --           --             --             --
                                   ------        -------          -----        -----        -------        -------
Operating income (loss).......       (357)        17,661            123          212         (3,047)          (626)
Interest expense..............         --          6,374             --           --             --             --
Other (income) expense........         --             --             --           --            (19)            --
                                   ------        -------          -----        -----        -------        -------
Income (loss) before income
 taxes........................       (357)        11,287            123          212         (3,028)          (626)
Income tax expense (benefit)..         --          4,748             --           --             --           (326)
                                   ------        -------          -----        -----        -------        -------
Net income (loss).............       (357)         6,539            123          212         (3,028)          (300)
Preferred stock dividends.....         --             --             --           --             --             --
                                   ------        -------          -----        -----        -------        -------
Income (loss) attributable to
 common stock.................     $ (357)       $ 6,539          $ 123        $ 212        $(3,028)       $  (300)
                                   ======        =======          =====        =====        =======        =======
Broadcast Cash Flow...........     $   18        $23,802          $  78        $ 170        $(3,586)       $(1,158)
                                   ======        =======          =====        =====        =======        =======


                                 PRO FORMA
                                ADJUSTMENTS       CRBC AS
                                  FOR THE       ADJUSTED FOR
                                 COMPLETED       COMPLETED
                                 CHANCELLOR      CHANCELLOR
YEAR ENDED DECEMBER 31, 1996(a) TRANSACTIONS    TRANSACTIONS
------------------------------  ------------    ------------
Gross revenues................    $ (5,022)(k)    $328,522
Less: agency commissions......          --         (43,553)
                                  --------        --------
Net revenues..................      (5,022)        284,969
Station operating expenses
 excluding depreciation and
 amortization.................      (5,763)(k)     172,729
Depreciation and
 amortization.................      15,022(l)       46,909
                                    (1,554)(m)
Corporate general and
 administrative expenses......      (2,726)(n)       5,657
Stock option compensation.....          --           3,800
                                  --------        --------
Operating income (loss).......     (10,001)         55,874
Interest expense..............      24,554(o)       72,680
Other (income) expense........          --            (148)
                                  --------        --------
Income (loss) before income
 taxes........................     (34,555)        (16,658)
Income tax expense (benefit)..     (11,697)(p)      (2,663)
                                  --------        --------
Net income (loss).............     (22,858)        (13,995)
Preferred stock dividends.....      26,843(q)       38,400
                                  --------        --------
Income (loss) attributable to
 common stock.................    $(49,701)       $(52,395)
                                  ========        ========
Broadcast Cash Flow...........    $    741        $112,240
                                  ========        ========

                                                               ACQUISITIONS          DISPOSITIONS
                                                         -------------------------   ------------    PRO FORMA
                                                                       CHANCELLOR                   ADJUSTMENTS        CRBC AS
                                                                         VIACOM                       FOR THE       ADJUSTED FOR
                                                           COLFAX      ACQUISITION     WDRQ-FM       COMPLETED        COMPLETED
             SIX MONTHS ENDED                  CRBC      HISTORICAL    HISTORICAL     HISTORICAL     CHANCELLOR      CHANCELLOR
             JUNE 30, 1997(A)               HISTORICAL   1/1-1/23(d)   1/1-6/30(g)   1/1-6/30(j)    TRANSACTIONS    TRANSACTIONS
             ----------------               ----------   -----------   -----------   ------------   ------------    -------------
Gross revenues............................   $147,015      $3,183        $29,214       $(2,395)       $   (828)(k)    $176,189
Less: agency commissions..................    (18,073)       (384)        (4,046)          251              --         (22,252)
                                             --------      ------        -------       -------        --------        --------
Net revenues..............................    128,942       2,799         25,168        (2,144)           (828)        153,937
Station operating expenses excluding
  depreciation and amortization...........     79,852       1,872         13,326        (1,986)         (1,231)(k)      91,833
Depreciation and amortization.............     16,714          --          2,370          (186)          4,421(l)       23,237
                                                                                                           (82)(m)
Corporate general and administrative
  expenses................................      3,934          --            520           (42)           (354)(n)       4,058
Merger expense............................      2,515          --             --            --              --           2,515
Stock option compensation.................      1,900          --             --            --              --           1,900
                                             --------      ------        -------       -------        --------        --------
Operating income (loss)...................     24,027         927          8,952            70          (3,582)         30,394
Interest expense..........................     23,908          --          3,178            --           8,540(o)       35,626
Other (income) expense....................     (1,607)         --             --            --              --          (1,607)
                                             --------      ------        -------       -------        --------        --------
Income (loss) before income taxes.........      1,726         927          5,774            70         (12,122)         (3,625)
Income tax expense (benefit)..............      3,327          --          1,558            18          (4,353)            550
                                             --------      ------        -------       -------        --------        --------
Net income (loss).........................     (1,601)        927          4,216            52          (7,769)         (4,175)
Preferred stock dividends.................     18,122          --             --            --           1,504(q)       19,626
                                             --------      ------        -------       -------        --------        --------
Income (loss) attributable to common
  stock...................................   $(19,723)     $  927        $ 4,216       $    52        $ (9,273)       $(23,801)
                                             ========      ======        =======       =======        ========        ========
Broadcast Cash Flow.......................   $ 49,090      $  927        $11,842       $  (158)       $    403        $ 62,104
                                             ========      ======        =======       =======        ========        ========

(a) On November 22, 1996, CRBC acquired WKYN-AM in Cincinnati for $1,400 in cash. CRBC had been previously operating WKYN-AM under a time brokerage agreement since January 1, 1996. Therefore, CRBC's historical results of operations for the year ended December 31, 1996 and the six months ended June 30, 1997 include the results of operations of WKYN-AM.

(b) On February 14, 1996, CRBC acquired Shamrock Broadcasting, Inc., a radio broadcasting company with 19 radio stations (11 FM and 8 AM) located in 10 markets (Los Angeles, New York, San Francisco, Houston, Atlanta, Detroit, Denver, Minneapolis-St. Paul, Phoenix and Pittsburgh). The total purchase price, including acquisition costs, allocated to net assets acquired was approximately $408,000.

(c) On July 31, 1996, CRBC exchanged KTBZ-FM in Houston (which was acquired on February 14, 1996 as part of the Shamrock Acquisition) and $5,600 in cash for KIMN-FM and KALC-FM in Denver. CRBC had previously entered into a time brokerage agreement to sell substantially all of the broadcast time of KTBZ-FM effective February 14, 1996. In addition, CRBC had been previously operating KIMN-FM and KALC-FM under a time brokerage agreement since April 1, 1996.

(d) On January 23, 1997, CRBC acquired Colfax Communications, a radio broadcasting company, with 12 radio stations (8 FM and 4 AM) located in 4 markets (Minneapolis-St. Paul, Phoenix, Washington, D.C. and Milwaukee markets). The total purchase price, including acquisition costs, allocated to net assets acquired was approximately $383,700. The Colfax Acquisition was financed through (i) a private placement by CRBC of the CRBC 12% Junior Exchangeable Preferred Stock for net proceeds of $191,817; (ii) a private placement by Chancellor of $110,000 of 7% Convertible Preferred Stock for net proceeds of $105,546; (iii) additional bank borrowings under CRBC's previous senior credit agreement of $65,937 and (iv) $20,400 in escrow funds. The historical financial data of Colfax for the year ended December 31, 1996 excludes the combined net income of approximately $224 for KLTB-FM, KARO-FM and KIDO-AM in Boise, Idaho which CRBC did not acquire as part of the Colfax Acquisition. The Colfax historical condensed statement of operations for the year ended December 31, 1996, does not include the results of operations of the following: (i) KOOL-FM for the period January 1, 1996 to March 31, 1996 and (ii) WMIL-FM and WOKY-AM in Milwaukee and KZON-FM, KISO-AM, KYOT-FM and KOY-AM in Phoenix which were owned and operated by Sundance Broadcasting, Inc. ("Sundance") for the period January 1, 1996 to September 12, 1996. On March 31, 1997, CRBC sold WMIL-FM and WOKY-AM in Milwaukee for $41,253 in cash. The assets of WMIL-FM and WOKY-AM are classified as assets held for sale in connection with the purchase price allocation of the Colfax Acquisition. Accordingly, WMIL-FM and WOKY-AM net income of approximately $41 for the period January 23, 1997 through March 31, 1997 has been excluded from the Colfax historical condensed statement of operations for the six months ended June 30, 1997.

(e) On February 13, 1997, CRBC acquired substantially all of the assets and assumed certain liabilities of the OmniAmerica Group including 8 radio stations (7 FM and 1 AM) located in 3 markets (Orlando, West Palm Beach and Jacksonville). The total purchase price, including acquisition costs, allocated to net assets acquired was approximately $181,046. The Omni Acquisition was financed through (i) additional bank borrowings under CRBC's previous senior credit agreement of $166,046 and (ii) the issuance of 555,556 shares of the Chancellor Class A Common Stock valued at $15,000 or $27.00 per share which was contributed by CRBC by Chancellor. Prior to the consummation of the Omni Acquisition, CRBC had entered into an agreement to operate the stations under a time brokerage agreement effective July 1, 1996. Additionally, prior to consummation of the West Palm Beach Exchange (see (f) below) on March 28, 1997 and the SFX Exchange (see note 14(a)), CRBC entered into time brokerage agreements to sell substantially all of the broadcast time of WEAT-FM/AM and WOLL-FM in West Palm Beach and WAPE-FM and WFYV-FM in Jacksonville effective July 1, 1996. The historical financial data of Omni for the period January 1, 1996 to June 30, 1996 represents the results of operations for the Orlando stations (WOMX-FM, WXXL-FM and WJHM-FM). The results of operations for WEAT-FM/AM and WOLL-FM in West Palm Beach and WAPE-FM and WFYV-FM in Jacksonville are not included as the acquisition and disposition of these stations is deemed to have occurred on January 1, 1996.

(f) On March 28, 1997, CRBC exchanged, in the West Palm Beach Exchange, WEAT-FM/AM and WOLL-FM in West Palm Beach, Florida, which were acquired as part of the Omni Acquisition, for KSTE-FM in Sacramento and $33,000 in cash. CRBC had previously been operating KSTE-FM under a time brokerage agreement since August 1, 1996.

(g) On July 2, 1997, CRBC acquired, in the Chancellor Viacom Acquisition, KIBB-FM and KYSR-FM in Los Angeles, WLIT-FM in Chicago and WDRQ-FM in Detroit for approximately $500,789 in cash including various other direct acquisition costs. The Chancellor Viacom Acquisition was financed with (i) bank borrowings of $273,159 under the CRBC Restated Credit Agreement; (ii) borrowings under the Chancellor Interim Financing of $168,300 which was contributed to CRBC by Chancellor; (iii) escrow funds of $53,750 paid by CRBC on February 19, 1997 and classified as other assets at June 30, 1997 and (iv) $5,580 financed through working capital. The assets of WDRQ-FM in Detroit are classified as assets held for sale in connection with the purchase price allocation of the Chancellor Viacom Acquisition.

(h) On January 31, 1997, CRBC sold, in the WWWW/WDFN Disposition, WWWW-FM and WDFN-AM in Detroit, which were acquired on February 14, 1996 as part of the Shamrock Acquisition, to EMCLA for $30,000 in cash. Prior to the completion of the sale, CRBC had entered into a joint sales agreement effective February 14, 1996 and a time brokerage agreement effective April 1, 1996 to sell substantially all of the broadcast time of WWWW-FM and WDFN-AM to EMCLA pending the completion of the sale.

(i) On March 31, 1997, CRBC sold, in the Milwaukee Disposition, WMIL-FM and WOKY-AM in Milwaukee, which were acquired as part of the Colfax Acquisition on January 23, 1997, for $41,253 in cash.

(j) On August 11, 1997, CRBC sold, in the ABC/Detroit Disposition, WDRQ-FM in Detroit (acquired as part of the Chancellor Viacom Acquisition) for $37,000 in cash.

(k) Reflects the elimination of time brokerage agreement fees received and paid by CRBC as follows:

           YEAR ENDED DECEMBER 31, 1996                  MARKET            PERIOD       REVENUE    EXPENSE
---------------------------------------------------  ---------------    ------------    -------    -------
WWWW-FM/WDFN-AM....................................  Detroit            2/14 -- 12/31   $(2,937)   $  (598)
KTBZ-FM............................................  Houston            2/14 --  7/31   (1,113)       (265)
WOMX-FM, WXXL-FM, WJHM-FM..........................  Orlando            7/1 -- 12/31        --      (3,900)
WEAT-FM/AM, WOLL-FM................................  West Palm Beach    7/1 -- 12/31      (972)     (1,000)
                                                                                        -------    -------
        Total adjustment for decrease in gross
          revenues and expenses                                                         $(5,022)   $(5,763)
                                                                                        =======    =======

          SIX MONTHS ENDED JUNE 30, 1997                 MARKET            PERIOD       REVENUE    EXPENSE
---------------------------------------------------  ---------------    ------------    -------    -------
WWWW-FM/WDFN-AM....................................  Detroit             1/1 -- 1/31    $ (235)    $   (16)
WOMX-FM, WXXL-FM, WJHM-FM..........................  Orlando             1/1 -- 2/13        --        (911)
WEAT-FM/AM, WOLL-FM................................  West Palm Beach     1/1 -- 3/28      (593)       (304)
                                                                                        -------    -------
        Total adjustment for decrease in gross
          revenues and expenses                                                         $ (828)    $(1,231)
                                                                                        =======    =======

     Gross revenues of the Completed Chancellor Transactions exclude any time brokerage agreement payments received from CRBC.

(l) Reflects incremental amortization related to the Completed Chancellor Transactions and is based on the following allocation to intangible assets:

                                       INCREMENTAL                                  HISTORICAL    ADJUSTMENT
    COMPLETED CHANCELLOR TRANSACTIONS  AMORTIZATION   INTANGIBLE    AMORTIZATION   AMORTIZATION    FOR NET
      YEAR ENDED DECEMBER 31, 1996        PERIOD      ASSETS, NET   EXPENSE (1)      EXPENSE       INCREASE
    ---------------------------------  ------------   -----------   ------------   ------------   ----------
    Shamrock.........................    1/1 - 2/14    $  361,425     $ 1,104         $  393       $   711
    KIMN-FM/KALC-FM..................    1/1 - 3/31         8,285          52            341          (289)
    Omni.............................   1/1 - 12/31       171,837       4,296            161         4,135
    Colfax...........................   1/1 - 12/31       317,894       7,947          3,861         4,086
    KSTE-FM..........................   1/1 - 12/31       (32,475)       (812)            --          (812)
    Chancellor Viacom Acquisition....   1/1 - 12/31       451,690      11,292          4,101         7,191
                                                       ----------     -------         ------       -------
              Total..................                  $1,278,656     $23,879         $8,857       $15,022
                                                       ----------     -------         ------       -------

                                       INCREMENTAL                                  HISTORICAL    ADJUSTMENT
    COMPLETED CHANCELLOR TRANSACTIONS  AMORTIZATION   INTANGIBLE    AMORTIZATION   AMORTIZATION    FOR NET
     SIX MONTHS ENDED JUNE 30, 1997       PERIOD      ASSETS, NET   EXPENSE (1)      EXPENSE       INCREASE
    ---------------------------------  ------------   -----------   ------------   ------------   ----------
    Omni.............................    1/1 - 2/13    $  171,837     $   525         $   --       $   525
    Colfax...........................    1/1 - 1/23       317,894         508             --           508
    KSTE-FM..........................    1/1 - 3/28       (32,475)       (198)            --          (198)
    Chancellor Viacom Acquisition....    1/1 - 6/30       451,690       5,646          2,060         3,586
                                                       ----------     -------         ------       -------
              Total..................                  $  908,946     $ 6,481         $2,060       $ 4,421
                                                       ----------     -------         ------       -------

---------------

     (1) Intangible assets are amortized on a straight-line basis over an estimated average 40 year life by CRBC. In connection with purchase accounting for the Chancellor Merger, intangible assets will be amortized over an estimated average life of 15 years in accordance with EMCLA's accounting policies and procedures.

     Historical depreciation expense of the Completed Chancellor Transactions is assumed to approximate depreciation expense on a pro forma basis. Actual depreciation and amortization may differ based upon final purchase price allocations.

(m) Reflects the elimination of disposed stations' historical depreciation and amortization expense of $1,554 for the year ended December 31, 1996 (KTBZ-FM of $642 and WWWW-FM/WDFN-AM of $912 for the period of February 14, 1996 to December 31, 1996) and $82 for the six months ended June 30, 1997 (WWWW-FM/WDFN-AM for the period of January 1, 1997 to January 31, 1997) recognized by CRBC during the time brokerage agreement holding period.

(n) Reflects the elimination of duplicate corporate expenses of $2,726 for the year ended December 31, 1996 and $354 for the six months ended June 30, 1997 related to the Completed Chancellor Transactions.

(o) Reflects the adjustment to interest expense in connection with the consummation of the Completed Chancellor Transactions, the February 1996 and August 1996 equity offerings of Chancellor (the "Chancellor Offerings"), the issuance of the CRBC 12 1/4% Series A Senior Cumulative Exchangeable Preferred Stock, the refinancing of CRBC's previous senior credit agreement on January 23, 1997 and the offering by CRBC of the 8 3/4% Senior Subordinated Notes due 2007:

                                                                                       SIX MONTHS
                                                                     YEAR ENDED           ENDED
                                                                  DECEMBER 31, 1996   JUNE 30, 1997
                                                                  -----------------   -------------
    Additional bank borrowings related to:
      Completed Acquisitions....................................      $ 994,292         $ 558,892
      Completed Dispositions....................................       (104,253)         (104,253)
      New Loan Fees.............................................          6,873             6,873
                                                                      ---------         ---------
    Total additional bank borrowings............................      $ 896,912         $ 461,512
                                                                      =========         =========
    Interest expense on additional bank borrowings at 7.5%......      $  39,651         $  11,260
    Less: historical interest expense of the stations acquired
      in the Completed Chancellor Transactions..................        (12,422)           (3,178)
                                                                      ---------         ---------
    Net increase in interest expense............................         27,229             8,082
    Reduction in interest expense on bank debt related to the
      application of net proceeds of the following at 7.5%:
    February 1996 Offering proceeds contributed to CRBC by
      Chancellor of $155,475 for the period January 1, 1996 to
      February 14, 1996.........................................         (1,425)               --
    August 1996 Offering proceeds contributed to CRBC by
      Chancellor of $23,050 for the period January 1, 1996 to
      August 9, 1996............................................         (1,052)               --
      CRBC 12 1/4% Series A Senior Cumulative Exchangeable
         Preferred Stock proceeds of $96,171 for the period
         January 1, 1996 to February 14, 1996...................           (902)               --
      CRBC 8 3/4% Senior Subordinated Notes Offering proceeds of
         $194,083 for the year ended December 31, 1996 and for
         the period January 1, 1997 to June 24, 1997............        (14,556)           (7,036)
    Reduction in interest expense resulting from the redemption
      of CRBC's 12.5% Senior Subordinated Notes of $60,000......         (7,500)           (3,229)
    Interest expense on $70,133 additional bank borrowings at
      7.5% related to the redemption of CRBC's 12.5% Senior
      Subordinated Notes on June 5, 1997........................          5,260             2,265
    Interest expense on $200,000 8 3/4% Senior Subordinated
      Notes issued June 24, 1997................................         17,500             8,458
                                                                      ---------         ---------
    Total adjustment for net increase in interest expense.......      $  24,554         $   8,540
                                                                      =========         =========

(p) Reflects the income tax benefit related to pro forma adjustments. The adjustment to income taxes reflects the application of the estimated effective tax rate on a pro forma basis to income (loss) before income taxes for historical and pro forma adjustment amounts.

(q) Reflects incremental dividends and accretion on preferred stock as follows:

                                                                                           SIX MONTHS
                                                       DATE OF           YEAR ENDED           ENDED
                                                      ISSUANCE        DECEMBER 31, 1996   JUNE 30, 1997
                                                  -----------------   -----------------   -------------
    12 1/4% Series A Senior Cumulative
      Exchangeable Preferred Stock..............  February 26, 1996        $ 1,441           $   --
    12% Junior Exchangeable Preferred Stock.....   January 23, 1997         25,402            1,504
                                                                           -------           ------
    Total dividends and accretion...............                           $26,843           $1,504
                                                                           =======           ======

ADJUSTMENTS TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS RELATED
TO THE CHANCELLOR MERGER

 (9) Reflects incremental amortization related to the Chancellor Merger and is based on the allocation of the total consideration as follows:

                                                                                   SIX MONTHS
                                                                 YEAR ENDED           ENDED
                                                              DECEMBER 31, 1996   JUNE 30, 1997
                                                              -----------------   -------------
     Amortization expense on $2,139,283 additional
       intangible assets, which includes $1,855,838 of
       intangible assets and $283,445 resulting from the
       recognition of deferred tax liabilities, amortized on
       a straight-line basis over a period of 15 years......      $142,619          $ 71,309
     Less: Historical amortization expense..................       (37,816)          (18,340)
                                                                  --------          --------
     Adjustment for net increase in amortization expense....      $104,803          $ 52,969
                                                                  ========          ========

      Historical depreciation expense, of CRBC, is assumed to approximate depreciation expense on a pro forma basis. Actual depreciation and amortization may differ based upon final purchase price allocations.

(10) Reflects the elimination of duplicate corporate expenses of $832 for the year ended December 31, 1996 and $675 for the six months ended June 30, 1997 related to the Chancellor Merger.

(11) Reflects the elimination of merger expenses of $2,515 for the six months ended June 30, 1997 incurred by CRBC in connection with the Chancellor Merger.

(12) Reflects the adjustment to interest expense in connection with the consummation of the Merger:

                                                                                   SIX MONTHS
                                                                 YEAR ENDED           ENDED
                                                              DECEMBER 31, 1996   JUNE 30, 1997
                                                              -----------------   -------------
     Interest expense on $162,000 additional bank borrowings
       related
       to (i) the retirement of Chancellor Interim Financing
       of $133,000 and (ii) estimated financial advisors,
       legal, accounting and other professional fees of
       $29,000 at 7.0%......................................      $ 11,340          $  5,670
     Reduction in interest expense related to the
       application of the
       7.0% interest rate to EMCLA's bank debt prior to the
       refinancing of the Senior Credit Facility and to
       CRBC's bank
       debt prior to consummation of the Chancellor
       Merger...............................................       (13,391)           (4,813)
                                                                  --------          --------
     Net increase in interest expense.......................      $ (2,051)         $    857
                                                                  ========          ========

(13) Reflects the income tax benefit related to pro forma adjustments. The adjustment to income taxes reflects the application of the estimated effective tax rate on a pro forma basis to income (loss) before income taxes for historical and pro forma adjustment amounts.

ADJUSTMENTS TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS RELATED TO THE PENDING
CHANCELLOR MEDIA TRANSACTIONS

(14) The detail of the historical financial data of the stations to be acquired or disposed of in the Pending Chancellor Media Transactions for the year ended December 31, 1996 and the six months ended June 30, 1997 has been obtained from the historical financial statements of the respective stations and is summarized below:

                                                                 ACQUISITIONS                                    DISPOSITIONS
                                  ---------------------------------------------------------------------------    ------------
                                     WBAB-FM
                                     WBLI-FM
                                     WBGG-AM                        KZPS-FM                       BONNEVILLE
                                     WHFM-FM         GANNETT        KDGE-FM         KXPK-FM         OPTION         WFLN-FM
                                   HISTORICAL      HISTORICAL      HISTORICAL     HISTORICAL      HISTORICAL      HISTORICAL
 YEAR ENDED DECEMBER 31, 1996      1/1-6/30(a)    1/1-12/31(b)    1/1-12/31(c)   1/1-12/31(d)    1/1-12/31(e)    9/1-12/31(f)
-------------------------------   -------------   -------------   ------------   -------------   ------------    ------------
Gross revenues.................      $ 5,726        $ 52,028        $12,174         $5,624         $55,482         $(1,455)
Less: agency commissions.......         (619)         (6,819)        (1,758)          (780)         (8,683)            159
                                     -------        --------        -------         ------         -------         -------
Net revenues...................        5,107          45,209         10,416          4,844          46,799          (1,296)
Station operating expenses
 excluding depreciation and
 amortization..................        3,676          25,031          8,585          3,947          25,678            (725)
Depreciation and
 amortization..................        2,141           1,760            475            477              --            (800)
Corporate general and
 administrative................        1,024              --             --             --              --              --
                                     -------        --------        -------         ------         -------         -------
Operating income (loss)........       (1,734)         18,418          1,356            420          21,121             229
Interest expense...............           --              --             --            195              --              --
Other (income) expense.........           --              --            408            (49)             (8)             --
                                     -------        --------        -------         ------         -------         -------
Income (loss) before income
 taxes.........................       (1,734)         18,418            948            274          21,129             229
Income tax expense (benefit)...           --              --             --             --              --              --
                                     -------        --------        -------         ------         -------         -------
Net income (loss)..............      $(1,734)       $ 18,418        $   948         $  274         $21,129         $   229
                                     =======        ========        =======         ======         =======         =======
Broadcast Cash Flow............      $ 1,431        $ 20,178        $ 1,831         $  897         $21,121         $  (571)
                                     =======        ========        =======         ======         =======         =======

                                        DISPOSITIONS
                                 ---------------------------

                                                 BONNEVILLE
                                   WLUP-FM         OPTION         PENDING
                                  HISTORICAL     HISTORICAL     TRANSACTIONS
 YEAR ENDED DECEMBER 31, 1996    1/1-12/31(c)   1/1-12/31(e)     HISTORICAL
-------------------------------  ------------   ------------    ------------
Gross revenues.................    $(17,024)      $(35,355)       $ 77,200
Less: agency commissions.......       2,332          4,528         (11,640)
                                   --------       --------        --------
Net revenues...................     (14,692)       (30,827)         65,560
Station operating expenses
 excluding depreciation and
 amortization..................     (11,697)       (18,858)         35,637
Depreciation and
 amortization..................      (1,585)            --           2,468
Corporate general and
 administrative................          --             --           1,024
                                   --------       --------        --------
Operating income (loss)........      (1,410)       (11,969)         26,431
Interest expense...............          --           (562)           (367)
Other (income) expense.........          --              9             360
                                   --------       --------        --------
Income (loss) before income
 taxes.........................      (1,410)       (11,416)         26,438
Income tax expense (benefit)...          --             --              --
                                   --------       --------        --------
Net income (loss)..............    $ (1,410)      $(11,416)       $ 26,438
                                   ========       ========        ========
Broadcast Cash Flow............    $ (2,995)      $(11,969)       $ 29,923
                                   ========       ========        ========

                                                                      ACQUISITIONS                            DISPOSITIONS
                                                ---------------------------------------------------------     ------------
                                                                 KZPS-FM                      BONNEVILLE
                                                  GANNETT        KDGE-FM        KXPK-FM         OPTION          WFLN-FM
                                                 HISTORICAL     HISTORICAL     HISTORICAL     HISTORICAL       HISTORICAL
       SIX MONTHS ENDED JUNE 30, 1997           1/1-3/30(b)    1/1-6/30(c)    1/1-6/30(d)    1/1-6/30(e)      1/1-4/30(f)
---------------------------------------------   ------------   ------------   ------------   ------------     ------------
Gross revenues...............................     $28,594         $6,613         $2,454        $22,226          $(1,298)
Less: agency commissions.....................      (3,683)          (952)          (336)        (3,377)             134
                                                  -------         ------         ------        -------          -------
Net revenues.................................      24,911          5,661          2,118         18,849           (1,164)
Station operating expenses excluding
 depreciation and amortization...............      13,904          4,474          2,041         13,570             (728)
Depreciation and amortization................         254            236            198             --             (800)
Corporate general and administrative.........          --             --             --             --               --
                                                  -------         ------         ------        -------          -------
Operating income (loss)......................      10,753            951           (121)         5,279              364
Interest expense.............................          --             --             --             --               --
Other (income) expense.......................          --              4            (81)             4               --
                                                  -------         ------         ------        -------          -------
Income (loss) before income taxes............      10,753            947            (40)         5,275              364
Income tax expense (benefit).................          --             --             --             --               --
                                                  -------         ------         ------        -------          -------
Net income (loss)............................     $10,753         $  947         $  (40)       $ 5,275          $   364
                                                  =======         ======         ======        =======          =======
Broadcast Cash Flow..........................     $11,007         $1,187         $   77        $ 5,279          $  (436)
                                                  =======         ======         ======        =======          =======

                                                      DISPOSITIONS
                                               ---------------------------
                                                               BONNEVILLE
                                                 WLUP-FM         OPTION        PENDING
                                                HISTORICAL     HISTORICAL    TRANSACTIONS
       SIX MONTHS ENDED JUNE 30, 1997          1/1-6/30(c)    1/1-6/30(e)     HISTORICAL
---------------------------------------------  ------------   ------------   ------------
Gross revenues...............................    $(6,613)       $(20,095)      $31,881
Less: agency commissions.....................        890           2,619        (4,705)
                                                 -------        --------       -------
Net revenues.................................     (5,723)        (17,476)       27,176
Station operating expenses excluding
 depreciation and amortization...............     (5,249)         (9,740)       18,272
Depreciation and amortization................       (258)             --          (370)
Corporate general and administrative.........         --              --            --
                                                 -------        --------       -------
Operating income (loss)......................       (216)         (7,736)        9,274
Interest expense.............................         --              --            --
Other (income) expense.......................         --               8           (65)
                                                 -------        --------       -------
Income (loss) before income taxes............       (216)         (7,744)        9,339
Income tax expense (benefit).................         --              --            --
                                                 -------        --------       -------
Net income (loss)............................    $  (216)       $ (7,744)      $ 9,339
                                                 =======        ========       =======
Broadcast Cash Flow..........................    $  (474)       $ (7,736)      $ 8,904
                                                 =======        ========       =======

(a) On July 1, 1996, CRBC entered into an agreement to exchange, in the SFX Exchange, WAPE-FM and WFYV-FM in Jacksonville, Florida (which were acquired as part of the Omni Acquisition) (see 8(e)), and $11,000 in cash for WBAB-FM, WBLI-FM, WGBB-AM, and WHFM-FM in Long Island.

(b) On April 4, 1997, EMCLA entered into an agreement to acquire, in the Gannett Acquisition, 5 radio stations in 3 major markets from P&S including WGCI-FM/AM in Chicago, KHKS-FM in Dallas, and KKBQ-FM/AM in Houston ("Gannett") for $340,000 in cash.

(c) On June 24, 1997, EMCLA entered into an agreement to acquire, in the Bonneville Acquisition, KZPS-FM and KDGE-FM in Dallas for $83,500 in cash. On June 29, 1997, EMCLA paid $8,350 in escrow funds which are classified as other assets at June 30, 1997. It is expected that this transaction will result in an exchange for WLUP-FM in Chicago. On July 14, 1997, EMCLA completed the disposition of WLUP-FM in Chicago to Bonneville and placed $80,000 in a trust pending the completion of the deferred exchange of the WLUP-FM in Chicago and $3,500 in cash for KZPS-FM and KDGE-FM in Dallas (the "Chicago/Dallas Exchange"). The Chicago/Dallas Exchange will be accounted for as a like-kind exchange and no gain or loss will be recognized upon the consummation of the exchange. EMCLA began operating KZPS-FM and KDGE-FM under a time brokerage agreement on August 1, 1997.

(d) On July 30, 1997, CRBC entered into an agreement to acquire, in the Denver Acquisition, KXPK-FM in Denver from Evergreen Wireless LLC (which is unrelated to Evergreen) for $26,000 in cash (including $1,650 paid by Chancellor in escrow). CRBC began operating KXPK-FM under a time brokerage agreement on September 1, 1997.

(e) On August 6, 1997, EMCLA and CRBC announced that they had paid $3,000 to Bonneville for an option to exchange EMCLA's station WTOP-AM in Washington and CRBC's stations KZLA-FM in Los Angeles and WGMS-FM in Washington plus an additional $57,000 in cash for Bonneville's stations WDBZ-FM in New York, KLDE-FM in Houston and KBIG-FM in Los Angeles (the "Bonneville Option"). As of September 10, 1997, the Bonneville Option had not been exercised. The Bonneville Option expires on December 31, 1997.

(f) On August 12, 1996, EMCLA entered into an agreement to acquire WFLN-FM in Philadelphia from Secret for $37,750 in cash. EMCLA also entered into an agreement to operate WFLN-FM under a time brokerage agreement effective September 1, 1996. EMCLA subsequently entered into an agreement to sell WFLN-FM to Greater Media for $41,800 in cash. On May 1, 1997, EMCLA assigned its time brokerage agreement to operate WFLN-FM to Greater Media. On July 16, 1997, Secret purported to terminate the sale of WFLN-FM to EMCLA. Evergreen subsequently brought suit against Secret to enforce its right to acquire WFLN-FM. In August 1997, pursuant to a court settlement, EMCLA, Secret and Greater Media agreed that (i) Secret would sell WFLN-FM directly to Greater Media for $37,750, (ii) Greater Media would deposit $4,050 (the difference between EMCLA's proposed acquisition price for WFLN-FM from Secret and EMCLA's proposed sale price for WFLN-FM to Greater Media) with the court and (iii) EMCLA and Secret would litigate each party's entitlement to the amount deposited with the court. As of the date hereof, no further resolution to this dispute has occurred.

(15) Reflects the elimination of time brokerage agreement fees received and paid by CRBC as follows:

               YEAR ENDED DECEMBER 31, 1996              MARKET      PERIOD     REVENUE   EXPENSE
               ----------------------------            -----------  ---------   -------   -------
     WAPE-FM, WFYV-FM................................  Jacksonville 7/1-12/31   $(1,963)  $(2,000)
     WBAB-FM, WBLI-FM, WGBB-AM, WHFM-FM..............  Long Island  7/1-12/31        --    (2,000)
                                                                                -------   -------
     Total adjustment for decrease in gross revenues and expenses............   $(1,963)  $(4,000)
                                                                                =======   =======

              SIX MONTHS ENDED JUNE 30, 1997             MARKET      PERIOD     REVENUE   EXPENSE
              ------------------------------           -----------  ---------   -------   -------
     WAPE-FM, WFYV-FM................................  Jacksonville  1/1-3/31   $(2,000)  $  (476)
     WBAB-FM, WBLI-FM, WGBB-AM, WHFM-FM..............  Long Island   1/1-3/31        --    (2,000)
                                                                                -------   -------
     Total adjustment for decrease in gross revenues and expenses............   $(2,000)  $(2,476)
                                                                                =======   =======

(16) Reflects incremental amortization related to the Pending Chancellor Media Transactions and is based on the allocation of the total consideration as follows:

                                                                 YEAR ENDED        SIX MONTHS ENDED
                                                              DECEMBER 31, 1996     JUNE 30, 1997
                                                              -----------------    ----------------
     Amortization expense on $429,043 additional intangible
       assets amortized on a straight-line basis over a 15
       year period..........................................       $28,603             $14,301
     Less: historical amortization expense..................        (3,186)             (1,414)
                                                                   -------             -------
     Adjustment for net increase in amortization expense....       $25,417             $12,887
                                                                   =======             =======

     Historical depreciation expense, of the Pending Chancellor Media Transactions, is assumed to approximate depreciation expense on a pro forma basis. Actual depreciation and amortization may differ based upon final purchase price allocations.

(17) Reflects the adjustment to interest expense in connection with the consummation of the Pending Transactions:

                                                                 YEAR ENDED        SIX MONTHS ENDED
                                                              DECEMBER 31, 1996     JUNE 30, 1997
                                                              -----------------    ----------------
     Additional bank borrowings related to:
       Pending Acquisitions.................................      $440,500             $440,500
                                                                  ========             ========
     Interest expense on additional bank borrowings at
       7.0%.................................................      $ 30,835             $ 15,418
                                                                  ========             ========

(18) Reflects the income tax benefit related to pro forma adjustments. The adjustment to income taxes reflects the application of the estimated effective tax rate on a pro forma basis to income (loss) before income taxes for historical and pro forma adjustment amounts.

                         INDEX TO FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----
EVERGREEN MEDIA CORPORATION OF LOS ANGELES AND SUBSIDIARIES
  Independent Auditors' Report..............................    F-4
  Consolidated Balance Sheets as of December 31, 1995 and
     1996 and June 30, 1997
     (unaudited)............................................    F-5
  Consolidated Statements of Operations for the years ended
     December 31, 1994, 1995 and
     1996 and for the six months ended June 30, 1996 and
     1997 (unaudited).......................................    F-6
  Consolidated Statements of Stockholder's Equity for the
     years ended December 31, 1994, 1995 and 1996 and for
     the six months ended June 30, 1997 (unaudited).........    F-7
  Consolidated Statements of Cash Flows for the years ended
     December 31, 1994, 1995 and
     1996 and for the six months ended June 30, 1996 and
     1997 (unaudited).......................................    F-8
  Notes to Consolidated Financial Statements................    F-9

CHANCELLOR RADIO BROADCASTING COMPANY AND SUBSIDIARIES
  Report of Independent Accountants.........................   F-23
  Consolidated Balance Sheets as of December 31, 1995 and
     1996...................................................   F-24
  Consolidated Statements of Operations for the years ended
     December 31, 1994, 1995 and
     1996...................................................   F-25
  Consolidated Statements of Changes in Common Stockholder's
     Equity for the years ended December 31, 1994, 1995 and
     1996...................................................   F-26
  Consolidated Statements of Cash Flows for the years ended
     December 31, 1994, 1995 and
     1996...................................................   F-27
  Notes to Consolidated Financial Statements................   F-28
  Unaudited Consolidated Balance Sheets as of December 31,
     1996 and June 30, 1997.................................   F-44
  Unaudited Consolidated Statements of Operations for the
     six months ended June 30, 1996 and 1997................   F-45
  Unaudited Consolidated Statements of Changes in
     Stockholder's Equity for the six months ended June 30,
     1997...................................................   F-46
  Unaudited Consolidated Statements of Cash Flows for the
     six months ended June 30, 1996 and 1997................   F-47
  Notes to Unaudited Consolidated Financial Statements......   F-48

RIVERSIDE BROADCASTING CO., INC. AND WAXQ INC.
  Independent Auditors' Report..............................   F-54
  Combined Balance Sheets as of December 31, 1995 and 1996
     and June 30, 1997
     (unaudited)............................................   F-55
  Combined Statements of Earnings for the years ended
     December 31, 1994, 1995 and 1996 and the six months
     ended June 30, 1996 and 1997 (unaudited)...............   F-56
  Combined Statements of Cash Flows for the years ended
     December 31, 1994, 1995 and 1996 and the six months
     ended June 30, 1996 and 1997 (unaudited)...............   F-57
  Notes to Combined Financial Statements....................   F-58

                                                              PAGE
                                                              ----
WMZQ INC. AND VIACOM BROADCASTING EAST INC.:
  Independent Auditors' Report..............................   F-63
  Combined Balance Sheets as of December 31, 1995 and 1996
     and June 30, 1997
     (unaudited)............................................   F-64
  Combined Statements of Earnings for the years ended
     December 31, 1994, 1995 and 1996 and the six months
     ended June 30, 1996 and 1997 (unaudited)...............   F-65
  Combined Statements of Cash Flows for the years ended
     December 31, 1994, 1995 and 1996 and the six months
     ended June 30, 1996 and 1997 (unaudited)...............   F-66
  Notes to Combined Financial Statements....................   F-67

KKSF-FM/KDFC-FM AND AM (A DIVISION OF THE BROWN
  ORGANIZATION):
  Independent Auditors' Report..............................   F-72
  Balance Sheets as of December 31, 1995 and 1996...........   F-73
  Statements of Earnings and Division Equity for the years
     ended December 31, 1995 and 1996.......................   F-74
  Statements of Cash Flows for the years ended December 31,
     1995 and 1996..........................................   F-75
  Notes to Financial Statements.............................   F-76

WDAS-AM/FM (STATION OWNED AND OPERATED BY BEASLEY FM
  ACQUISITION CORP.):
  Independent Auditors' Report..............................   F-81
  Balance Sheets as of December 31, 1996 and March 31, 1997
     (unaudited)............................................   F-82
  Statements of Earnings and Station Equity for the year
     ended December 31, 1996 and the three months ended
     March 31, 1996 and 1997 (unaudited)....................   F-83
  Statements of Cash Flows for the year ended December 31,
     1996 and the three months ended March 31, 1996 and 1997
     (unaudited)............................................   F-84
  Notes to Financial Statements.............................   F-85

CENTURY CHICAGO BROADCASTING, L.P.:
  Report of Independent Accountants.........................   F-89
  Balance Sheets as of December 31, 1996 and March 31, 1997
     (unaudited)............................................   F-90
  Statements of Operations and Partners' Deficit for the
     year ended December 31, 1996 and the three months ended
     March 31, 1996 and 1997 (unaudited)....................   F-91
  Statements of Cash Flows for the year ended December 31,
     1996 and the three months ended March 31, 1996 and 1997
     (unaudited)............................................   F-92
  Notes to Financial Statements.............................   F-93

WJLB/WMXD, DETROIT:
  Report of Independent Public Accountants..................   F-98
  Combined Balance Sheets as of December 31, 1996 and March
     31, 1997 (unaudited)...................................   F-99
  Combined Statements of Operations for the year ended
     December 31, 1996 and for the three months ended March
     31, 1996 and 1997 (unaudited)..........................  F-100
  Combined Statements of Cash Flows for the year ended
     December 31, 1996 and for the three months ended March
     31, 1996 and 1997 (unaudited)..........................  F-101
  Notes to Combined Financial Statements....................  F-102

KYSR INC. AND KIBB INC.:
  Independent Auditors' Report..............................  F-107
  Combined Balance Sheets as of December 31, 1995 and 1996
     and June 30, 1997
     (unaudited)............................................  F-108
  Combined Statements of Operations for the years ended
     December 31, 1994, 1995 and 1996 and the six months
     ended June 30, 1996 and 1997 (unaudited)...............  F-109
  Combined Statements of Cash Flows for the years ended
     December 31, 1994, 1995 and 1996 and the six months
     ended June 30, 1996 and 1997 (unaudited)...............  F-110
  Notes to Combined Financial Statements....................  F-111

                                                              PAGE
                                                              ----
WLIT INC.:
  Independent Auditors' Report..............................  F-116
  Balance Sheets as of December 31, 1995 and 1996 and June
     30, 1997 (unaudited)...................................  F-117
  Statements of Earnings for the years ended December 31,
     1994, 1995 and 1996 and the six months ended June 30,
     1996 and 1997 (unaudited)..............................  F-118
  Statements of Cash Flows for the years ended December 31,
     1994, 1995 and 1996 and the six months ended June 30,
     1996 and 1997 (unaudited)..............................  F-119
  Notes to Financial Statements.............................  F-120

WDRQ INC.:
  Independent Auditors' Report..............................  F-125
  Balance Sheets as of December 31, 1995 and 1996 and June
     30, 1997 (unaudited)...................................  F-126
  Statements of Earnings for the years ended December 31,
     1994, 1995 and 1996 and the six months ended June 30,
     1996 and 1997 (unaudited)..............................  F-127
  Statements of Cash Flows for the years ended December 31,
     1994, 1995 and 1996 and the six months ended June 30,
     1996 and 1997 (unaudited)..............................  F-128
  Notes to Financial Statements.............................  F-129

TREFOIL COMMUNICATIONS, INC. AND SUBSIDIARIES
  Report of Independent Accountants.........................  F-134
  Report of Independent Accountants.........................  F-135
  Consolidated Balance Sheets as of December 31, 1994 and
     1995...................................................  F-136
  Consolidated Statements of Operations for the years ended
     December 31, 1994 and 1995 and the period ended
     February 13, 1996......................................  F-137
  Consolidated Statements of Stockholders' Equity for the
     years ended December 31, 1994 and 1995 and for the
     period ended February 13, 1996.........................  F-138
  Consolidated Statements of Cash Flows for the years ended
     December 31, 1994 and 1995 and for the period ended
     February 13, 1996......................................  F-139
  Notes to Consolidated Financial Statements................  F-140

COLFAX COMMUNICATIONS, INC. RADIO GROUP
  Report of Independent Public Accountants..................  F-149
  Combined Balance Sheets as of December 31, 1996, 1995, and
     1994...................................................  F-150
  Combined Statements of Income for the years ended December
     31, 1996, 1995, and 1994...............................  F-151
  Combined Statements of Changes in Partners' Equity for the
     years ended December 31, 1996, 1995, and 1994..........  F-152
  Combined Statements of Cash Flows for the years ended
     December 31, 1996, 1995, and 1994......................  F-153
  Notes to Consolidated Financial Statements................  F-154

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Evergreen Media Corporation of Los Angeles:

     We have audited the accompanying consolidated balance sheets of Evergreen Media Corporation of Los Angeles and subsidiaries as of December 31, 1995 and 1996, and the related consolidated statements of operations, stockholder's equity and cash flows for each of the years in the three-year period ended December 31, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Evergreen Media Corporation of Los Angeles and subsidiaries as of December 31, 1995 and 1996, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1996 in conformity with generally accepted accounting principles.

                                     KPMG Peat Marwick LLP

Dallas, Texas
January 31, 1997, except for note 2(c),
which is as of February 19, 1997

          EVERGREEN MEDIA CORPORATION OF LOS ANGELES AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                     ASSETS

                                                                DECEMBER 31,
                                                            ---------------------    JUNE 30,
                                                              1995        1996         1997
                                                            --------   ----------   -----------
                                                                                    (UNAUDITED)
                                                              (DOLLARS IN THOUSANDS, EXCEPT FOR
                                                                                    SHARE DATA)
Current assets:
  Cash and cash equivalents...............................  $  3,430   $    3,060    $    4,886
  Accounts receivable, less allowance for doubtful
     accounts of $2,000 in 1995, $2,292 in 1996 and $4,386
     in 1997..............................................    45,413       85,159        99,654
  Prepaid expenses and other..............................     2,146        6,352         7,799
                                                            --------   ----------    ----------
          Total current assets............................    50,989       94,571       112,339
Property and equipment, net (note 3)......................    37,839       48,193        64,817
Intangible assets, net (note 4)...........................   458,787      853,643     1,183,569
Assets held for sale......................................        --           --        50,000
Other assets, net.........................................     4,732       24,552        72,788
                                                            --------   ----------    ----------
                                                            $552,347   $1,020,959    $1,483,513
                                                            ========   ==========    ==========

                             LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:
  Accounts payable and accrued expenses (note 5)..........  $ 15,892   $   26,366    $   32,895
  Current portion of long-term debt (note 6)..............     4,000       26,500            --
  Other current liabilities...............................       541          284            99
                                                            --------   ----------    ----------
          Total current liabilities.......................    20,433       53,150        32,994
Long-term debt, excluding current portion (note 6)........   197,000      331,500       525,000
Deferred tax liabilities (note 8).........................    29,233       86,098        88,014
Other liabilities.........................................     1,104          800           902
                                                            --------   ----------    ----------
          Total liabilities...............................   247,770      471,548       646,910
                                                            --------   ----------    ----------
Stockholder's equity (notes 2 and 7):
  Common stock, $.01 par value. Authorized shares 1,000;
     issued and outstanding 1,000 shares..................         1            1             1
  Paid-in capital.........................................   398,074      662,922       951,304
  Accumulated deficit.....................................   (93,498)    (113,512)     (114,702)
                                                            --------   ----------    ----------
          Total stockholder's equity......................   304,577      549,411       836,603
Commitments and contingencies (notes 2, 6 and 10).........
                                                            --------   ----------    ----------
                                                            $552,347   $1,020,959    $1,483,513
                                                            ========   ==========    ==========

          See accompanying notes to consolidated financial statements

          EVERGREEN MEDIA CORPORATION OF LOS ANGELES AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                            SIX MONTHS ENDED
                                             YEARS ENDED DECEMBER 31,           JUNE 30,
                                          ------------------------------   -------------------
                                            1994       1995       1996       1996       1997
                                          --------   --------   --------   --------   --------
                                                                               (UNAUDITED)
                                                             (IN THOUSANDS)
Gross revenues..........................  $125,478   $186,365   $337,405   $144,614   $216,177
  Less agency commissions...............    15,962     23,434     43,555     18,252     27,916
                                          --------   --------   --------   --------   --------
          Net revenues..................   109,516    162,931    293,850    126,362    188,261
                                          --------   --------   --------   --------   --------
Operating expenses:
  Station operating expenses excluding
     depreciation and amortization......    68,852     97,674    174,344     80,313    111,162
  Depreciation and amortization.........    30,596     47,005     93,749     44,012     53,912
  Corporate general and
     administrative.....................     2,672      4,475      7,797      3,198      5,651
                                          --------   --------   --------   --------   --------
          Operating expenses............   102,120    149,154    275,890    127,523    170,725
                                          --------   --------   --------   --------   --------
          Operating income (loss).......     7,396     13,777     17,960     (1,161)    17,536
                                          --------   --------   --------   --------   --------
Nonoperating income (expenses):
  Interest expense......................   (13,809)   (19,199)   (37,527)    19,039     22,741
  Gain on disposition of assets (note
     2).................................     6,991         --         --         --    (13,323)
  Other income (expense), net...........      (539)      (236)       477         --         --
                                          --------   --------   --------   --------   --------
          Nonoperating expenses, net....    (7,357)   (19,435)   (37,050)    19,039      9,418
                                          --------   --------   --------   --------   --------
          Income (loss) before income
            taxes and extraordinary
            item........................        39     (5,658)   (19,090)   (20,200)     8,118
Income tax expense (benefit) (note 8)...        --        192     (2,896)    (3,705)     4,259
                                          --------   --------   --------   --------   --------
          Income (loss) before
            extraordinary item..........        39     (5,850)   (16,194)   (16,495)     3,859
Extraordinary item -- loss on
  extinguishment of debt (note 6).......    (3,585)        --         --         --     (4,350)
                                          --------   --------   --------   --------   --------
          Net loss......................  $ (3,546)  $ (5,850)  $(16,194)  $(16,495)  $   (491)
                                          ========   ========   ========   ========   ========

          See accompanying notes to consolidated financial statements.

          EVERGREEN MEDIA CORPORATION OF LOS ANGELES AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY

                                             COMMON STOCK                                 TOTAL
                                            ---------------   PAID-IN   ACCUMULATED   STOCKHOLDER'S
                                            AMOUNT   SHARES   CAPITAL     DEFICIT        EQUITY
                                            ------   ------   -------   -----------   -------------
                                                            (DOLLARS IN THOUSANDS)
Balances at December 31, 1993.............    $1      1,000   195,409     (74,442)       120,968
  Distribution to Parent..................    --         --      (239)         --           (239)
  Dividend to Parent......................    --         --        --      (4,830)        (4,830)
          Net loss........................    --         --        --      (3,546)        (3,546)
                                              --     ------   -------    --------        -------
Balances at December 31, 1994.............     1      1,000   195,170     (82,818)       112,353
  Net capital contributed by Parent.......    --         --   202,904          --        202,904
  Dividend to Parent......................    --         --        --      (4,830)        (4,830)
          Net loss........................    --         --        --      (5,850)        (5,850)
                                              --     ------   -------    --------        -------
Balances at December 31, 1995.............     1      1,000   398,074     (93,498)       304,577
  Net capital contributed by Parent.......    --         --   264,848          --        264,848
  Dividend to Parent......................    --         --        --      (3,820)        (3,820)
          Net loss........................    --         --        --     (16,194)       (16,194)
                                              --     ------   -------    --------        -------
Balances at December 31, 1996.............     1      1,000   662,922    (113,512)       549,411
  Net capital contributed by Parent.......    --         --   288,382          --        288,382
  Dividend to Parent......................    --         --        --        (699)          (699)
          Net loss........................    --         --        --        (491)          (491)
                                              --     ------   -------    --------        -------
Balances at June 30, 1997 (unaudited).....    $1      1,000   951,304    (114,702)       836,603
                                              ==     ======   =======    ========        =======

          See accompanying notes to consolidated financial statements.

          EVERGREEN MEDIA CORPORATION OF LOS ANGELES AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                  SIX MONTHS
                                              YEARS ENDED DECEMBER 31,          ENDED JUNE 30,
                                          --------------------------------   ---------------------
                                            1994       1995        1996        1996        1997
                                          --------   ---------   ---------   ---------   ---------
                                                                                  (UNAUDITED)
                                                           (DOLLARS IN THOUSANDS)
Cash flows from operating activities:
  Net loss..............................  $ (3,546)  $  (5,850)  $ (16,194)  $ (16,495)  $    (491)
  Adjustments to reconcile net loss to
     net cash provided by operating
     activities:
     Depreciation.......................     4,528       5,508       7,707       3,479       5,074
     Amortization of goodwill,
       intangible assets and other
       assets...........................    26,068      41,497      86,042      40,533      48,838
     Provision for doubtful accounts....       754         904       2,179         723       2,388
     Deferred income tax (benefit)
       expense..........................         -        (479)     (4,353)     (3,705)      4,259
     Gain on disposition of assets......    (6,991)          -           -           -     (13,323)
     Loss on extinguishment of debt.....     3,585           -           -           -       4,350
     Changes in certain assets and
       liabilities, net of effects of
       acquisitions:
       Accounts receivable..............    (5,051)     (6,628)    (28,146)     (9,448)    (14,893)
       Prepaid expenses and other
          current assets................        84         724      (2,804)     (2,798)     (5,102)
       Accounts payable and accrued
          expenses......................     1,194       4,405       4,560       5,669       4,992
       Other assets.....................      (724)       (184)       (354)       (604)        (29)
       Other liabilities................       (21)        490        (587)         11         102
                                          --------   ---------   ---------   ---------   ---------
          Net cash provided by operating
            activities..................    19,880      40,387      48,050      17,365      36,165
                                          --------   ---------   ---------   ---------   ---------
Cash flows from investing activities:
  Acquisitions, net of cash acquired....   (44,921)   (188,004)   (457,764)   (348,826)   (447,240)
  Assets held for sale..................    19,101          --      32,000          --     (50,000)
  Escrow deposits on pending
     acquisitions.......................        --          --     (17,000)    (13,000)    (62,100)
  Proceeds from sale of assets..........        --          --          --          --      99,750
  Capital expenditures..................    (5,227)     (2,642)     (6,543)     (1,761)     (3,547)
  Other.................................    (1,881)     (1,466)    (12,631)     (2,382)    (15,270)
                                          --------   ---------   ---------   ---------   ---------
          Net cash used by investing
            activities..................   (32,928)   (192,112)   (461,938)   (365,969)   (478,407)
                                          --------   ---------   ---------   ---------   ---------
Cash flows from financing activities:
  Proceeds from issuance of long-term
     debt...............................    36,000     186,000     447,750     365,750     584,250
  Principal payments on long-term
     debt...............................   (14,000)   (159,000)   (290,750)    (12,750)   (417,250)
  Payments on other liabilities.........      (646)       (694)       (569)       (227)       (185)
  Cash contributed by Parent............        --     132,766     264,848         528     288,382
  Cash distributed to Parent............      (239)         --          --          --          --
  Dividend to Parent....................    (4,830)     (4,830)     (3,820)     (2,415)       (699)
  Payments for debt issuance costs......    (4,602)       (303)     (3,941)     (3,835)    (10,430)
                                          --------   ---------   ---------   ---------   ---------
          Net cash provided by financing
            activities..................    11,683     153,939     413,518     347,051     444,068
                                          --------   ---------   ---------   ---------   ---------
Increase (decrease) in cash and cash
  equivalents...........................    (1,365)      2,214        (370)     (1,553)      1,826
Cash and cash equivalents at beginning
  of period.............................     2,581       1,216       3,430       3,430       3,060
                                          --------   ---------   ---------   ---------   ---------
Cash and cash equivalents at end of
  period................................  $  1,216   $   3,430   $   3,060   $   1,877   $   4,886
                                          ========   =========   =========   =========   =========

          See accompanying notes to consolidated financial statements.

          EVERGREEN MEDIA CORPORATION OF LOS ANGELES AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        (TABLES IN THOUSANDS OF DOLLARS)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  (a) Description of Business

     Evergreen Media Corporation of Los Angeles and subsidiaries, (a wholly-owned subsidiary of Evergreen Media Corporation ("Evergreen" or "Parent")), own and operate commercial radio stations in various geographical regions across the United States, primarily in the top ten radio revenue markets.

  (b) Principles of Consolidation

     The consolidated financial statements include the accounts of Evergreen Media Corporation of Los Angeles and its subsidiaries (collectively, the "Company") all of which are wholly owned. Significant intercompany balances and transactions have been eliminated in consolidation.

  (c) Property and Equipment

     Property and equipment are stated at cost. Depreciation of property and equipment is computed using the straight-line method over the estimated useful lives of the assets. Repair and maintenance costs are charged to expense when incurred.

  (d) Intangible Assets

     Intangible assets consist primarily of broadcast licenses, goodwill and other identifiable intangible assets. The Company amortizes such intangible assets using the straight-line method over estimated useful lives ranging from 1 to 40 years. The Company continually evaluates the propriety of the carrying amount of goodwill and other intangible assets as well as the amortization period to determine whether current events or circumstances warrant adjustments to the carrying value and/or revised estimates of useful lives. This evaluation consists of the projection of undiscounted operating income before depreciation, amortization, nonrecurring charges and interest for each of the Company's radio stations over the remaining amortization periods of the related intangible assets. The projections are based on a historical trend line of actual results since the acquisitions of the respective stations adjusted for expected changes in operating results. To the extent such projections indicate that undiscounted operating income is not expected to be adequate to recover the carrying amounts of the related intangible assets, such carrying amounts are written down by charges to expense. At this time, the Company believes that no significant impairment of goodwill and other intangible assets has occurred and that no reduction of the estimated useful lives is warranted.

  (e) Debt Issuance Costs

     The costs related to the issuance of debt are capitalized and amortized to expense over the lives of the related debt. During the years ended December 31, 1994, 1995 and 1996, the Company recognized amortization of debt issuance costs of $712,000, $631,000 and $1,113,000, respectively, which amounts are included in amortization expense in the accompanying consolidated statements of operations.

  (f) Barter Transactions

     The Company trades commercial air time for goods and services used principally for promotional, sales and other business activities. An asset and liability is recorded at the fair market value of the goods or services received. Barter revenue is recorded and the liability relieved when commercials are broadcast and barter expense is recorded and the asset relieved when goods or services are received or used. Barter amounts are not significant to the Company's consolidated financial statements.

          EVERGREEN MEDIA CORPORATION OF LOS ANGELES AND SUBSIDIARIES

  (g) Income Taxes

     Deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable earnings. Valuation allowances are established when necessary to reduce deferred tax assets to the amount more likely than not to be realized. Income tax expense is the total of tax payable for the period and the change during the period in deferred tax assets and liabilities.

     The Company is included in the consolidated federal income tax returns filed by Evergreen. Federal taxes are calculated on a separate return basis in the accompanying consolidated financial statements.

  (h) Revenue Recognition

     Revenue is derived primarily from the sale of commercial announcements to local and national advertisers. Revenue is recognized as commercials are broadcast.

     Fees received or paid pursuant to various time brokerage agreements are recognized as gross revenues or amortized to expense, respectively, over the term of the agreement using the straight-line method.

  (i) Statements of Cash Flows

     For purposes of the statements of cash flows, the Company considers temporary cash investments purchased with original maturities of Six months or less to be cash equivalents.

     The Company paid approximately $12,852,000, $19,134,000 and $37,042,000 for interest in 1994, 1995 and 1996, respectively. The Company paid approximately $733,000 for income taxes in 1996.

  (j) Derivative Financial Instruments

     The Company has only limited involvement with derivative financial instruments and does not use them for trading purposes. They are used to manage well-defined interest rate risks related to interest on the Company's outstanding debt.

     As interest rates change under interest rate swap and cap agreements, the differential to be paid or received is recognized as an adjustment to interest expense. The Company is not exposed to credit loss as its interest rate swap agreements are with the participating banks under the Company's senior credit facility.

  (k) Omission of Per Share Information

     Net loss per share is not presented as such information is not meaningful. All 1,000 issued and outstanding shares of the Company's common stock are owned by Evergreen during the three-year period ended December 31, 1996.

  (l) Disclosure of Certain Significant Risks and Uncertainties

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     In the opinion of management, credit risk with respect to trade receivables is limited due to the large number of diversified customers and the geographic diversification of the Company's customer base. The Company performs ongoing credit evaluations of its customers and believes that adequate allowances for any

          EVERGREEN MEDIA CORPORATION OF LOS ANGELES AND SUBSIDIARIES uncollectible trade receivables are maintained. At December 31, 1995 and 1996, no receivable from any customer exceeded 5% of stockholder's equity and no customer accounted for more than 10% of net revenues in 1994, 1995 or 1996.

  (m) Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of

     The Company adopted the provisions of SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, on January 1, 1996. This Statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. The adoption of this Statement did not have a material impact on the Company's financial position, results of operations, or liquidity.

  (n) Stock-Based Compensation

     The Company does not have any stock compensation plans under which it grants stock awards to employees. Evergreen grants stock options to the Company's officers and other key employees on behalf of the Company.

     Prior to January 1, 1996, Evergreen accounted for its' stock option plans in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. As such, compensation expense would be recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price. On January 1, 1996, Evergreen adopted SFAS No. 123, Accounting for Stock-Based Compensation, which permits entities to recognize as expense over the vesting period the fair value of all stock-based awards on the date of grant. Alternatively, SFAS No. 123 also allows entities to continue to apply the provisions of APB Opinion No. 25 and provide pro forma net income and pro forma earnings per share disclosures for employee stock option grants made in 1995 and future years as if the fair-value-based method defined in SFAS No. 123 had been applied. Evergreen has elected to continue to apply the provisions of APB Opinion No. 25 and provide the pro forma disclosures of SFAS No. 123.

  (o) Unaudited Interim Financial Information

     In the opinion of management, the unaudited interim consolidated financial statements as of and for the six months ended June 30, 1996 and 1997, reflect all adjustments, consisting of only normal and recurring items, which are necessary for a fair presentation of the results for the interim periods presented. The results for the interim periods ended June 30, 1996 and 1997 are not necessarily indicative of results to be expected for any other interim period or for the full year.

(2) ACQUISITIONS AND DISPOSITIONS

  (a) Completed Transactions

     In April 1994, the Company acquired radio station KIOI-FM in San Francisco, California for cash consideration of approximately $44,921,000. This acquisition was funded with proceeds received from the sale of stations WAPE-FM and WFYV-FM in Jacksonville (which sale closed in April 1994) and additional borrowings under the Company's senior credit facility. The Company received proceeds of $19,500,000 less closing costs from the sale of WAPE-FM and WFYV-FM and recognized a gain of $7,328,000 on such sale.

          EVERGREEN MEDIA CORPORATION OF LOS ANGELES AND SUBSIDIARIES

     In May 1995, the Company and Evergreen acquired Broadcasting Partners, Inc. ("BPI"), a publicly traded radio broadcasting company with seven FM and four AM radio stations, eight of which are in the nation's ten largest radio markets (the "BPI Acquisition"). The BPI Acquisition was effected through the merger of a wholly-owned subsidiary of the Company with and into BPI, with BPI surviving the merger as a wholly-owned subsidiary of the Company. The BPI Acquisition included the conversion of each outstanding share of BPI common stock into the right to receive $12.00 in cash and .69 shares of Evergreen's Class A Common Stock, resulting in total cash payments of $94,813,000 and the issuance of 5,611,009 shares of Evergreen's Class A Common Stock valued at $12.50 per share. In addition, the Company retired existing BPI debt of $81,926,000 and incurred various other direct acquisition costs. The total purchase price, including closing costs, allocated to net assets acquired was approximately $258,634,000.

     On January 17, 1996, the Company and Evergreen acquired Pyramid Communications, Inc. ("Pyramid"), a radio broadcasting company with nine FM and three AM radio stations in five radio markets (Chicago, Philadelphia, Boston, Charlotte and Buffalo) (the "Pyramid Acquisition"). The Pyramid Acquisition was effected through the merger of a wholly-owned subsidiary of the Company with and into Pyramid with Pyramid surviving the merger as a wholly-owned subsidiary of the Company. The total purchase price, including closing costs, allocated to net assets acquired was approximately $316,343,000 in cash.

     On May 3, 1996, the Company acquired WKLB-FM in Boston for $34,000,000 in cash plus various other direct acquisition costs. On November 26, 1996, the Company exchanged WKLB-FM in Boston (now known as WROR-FM) for WGAY-FM in Washington, D.C. The Company had previously been operating WGAY-FM under a time brokerage agreement and selling substantially all of the broadcast time of WKLB-FM under a time brokerage agreement, in each case since June 17, 1996, pending completion of the exchange.

     On July 19, 1996, the Company sold WHTT-FM and WHTT-AM in Buffalo for $19,500,000 in cash and on August 1, 1996, the Company sold WSJZ-FM in Buffalo for $12,500,000 in cash (collectively, the "Buffalo Stations"). The assets of the Buffalo Stations were classified as assets held for sale in the Pyramid Acquisition and no gain or loss was recognized by the Company upon consummation of the sales. The combined net income of the Buffalo stations of approximately $733,000 has been excluded from the consolidated statement of operations for the year ended December 31, 1996. The excess of the proceeds over the carrying amounts at the dates of sale approximated $2,561,000 (including interest costs during the holding period of approximately $1,169,000) and has been accounted for as an adjustment to the original purchase price of the Pyramid Acquisition. The Company had previously entered into time brokerage agreements (effective April 15, 1996 for WSJZ-FM and April 25, 1996 for WHTT-FM and WHTT-AM) to sell substantially all of the broadcast time of these stations pending completion of the sales.

     On August 14, 1996, the Company acquired KYLD-FM in San Francisco for $44,000,000 in cash plus various other direct acquisition costs. The Company had previously been operating KYLD-FM under a time brokerage agreement since May 1, 1996.

     On October 18, 1996, the Company acquired WEDR-FM in Miami for $65,000,000 in cash plus various other direct acquisition costs.

     On January 31, 1997, the Company acquired WWWW-FM and WDFN-AM in Detroit for $30,000,000 in cash plus various other direct acquisition costs. The Company had previously provided certain sales and promotional functions to WWWW-FM and WDFN-AM under a joint sales agreement since February 14, 1996 and subsequently operated the stations under a time brokerage agreement since April 1, 1996.

     On January 31, 1997, the Company acquired KKSF-FM, KDFC-FM and KDFC-AM in San Francisco for $115,000,000 in cash plus various other direct acquisitions costs. The Company had previously been operating KKSF-FM and KDFC-FM under a time brokerage agreement since November 1, 1996.

          EVERGREEN MEDIA CORPORATION OF LOS ANGELES AND SUBSIDIARIES

     The acquisitions discussed above were accounted for as purchases. Accordingly, the accompanying consolidated financial statements include the results of operations of the acquired entities from the dates of acquisition.

     A summary of the net assets acquired follows:

                                                         1994       1995       1996
                                                        -------   --------   --------
Working capital, including cash of $492 in 1995 and
  $1,011 in 1996......................................  $   (79)  $ 12,012   $ 11,218
Property and equipment................................    1,762     11,684     11,519
Assets held for sale..................................       --         --     32,000
Intangible assets.....................................   43,238    264,650    465,824
Deferred tax liability................................       --    (29,712)   (61,218)
                                                        -------   --------   --------
                                                        $44,921   $258,634   $459,343
                                                        =======   ========   ========

     The consolidated condensed pro forma results of operations data for 1995 and 1996, as if the 1995 and 1996 acquisitions and dispositions occurred at January 1, 1995, follow:

                                                                1995       1996
                                                              --------   --------
                                                                  (UNAUDITED)
Net revenues................................................  $263,569   $306,388
Operating income (loss).....................................    (1,540)    15,531
Net loss....................................................   (21,471)    (8,030)

  (b) Pending Transactions

     On June 13, 1996, the Company entered into an agreement to acquire WWRC-AM in Washington, D.C. for $22,500,000 in cash. The Company has subsequently agreed with the owner of WWRC-AM to exchange WQRS-FM in Detroit (which, as discussed below, the Company has agreed to acquire in a separate purchase for $32,000,000 in cash) in return for WWRC-AM and $9,500,000 in cash. The Company has been operating WWRC-AM under a time brokerage agreement since June 17, 1996.

     On July 15, 1996, the Company entered into an agreement to acquire WPNT-FM in Chicago for $73,750,000 in cash.

     On August 12, 1996, the Company entered into an agreement to acquire WMXD-FM and WJLB-FM in Detroit for $168,000,000 in cash and WFLN-FM in Philadelphia for $37,750,000 in cash. The Company also entered into an agreement to operate WMXD-FM, WJLB-FM and WFLN-FM under time brokerage agreements effective September 1, 1996. The Company and Evergreen also entered into a separate agreement on August 12, 1996 to acquire WQRS-FM in Detroit for $32,000,000 in cash. As discussed above, the Company will immediately swap WQRS-FM at closing in return for WWRC-AM in Washington and $9,500,000 in cash.

     On September 4, 1996, the Company entered into a binding letter of intent to swap five of its six stations in the Charlotte, N.C. market (WPEG-FM, WBAV-FM, WBAV-AM, WRFX-FM and WFNZ-AM), which were acquired as part of the BPI Acquisition and the Pyramid Acquisition, for WIOQ-FM and WUSL-FM in Philadelphia. As part of this transaction, the Company has also agreed to sell its sixth radio station in Charlotte, WNKS-FM, for $10,000,000 in cash. On December 5, 1996, the Company entered into definitive agreements regarding these stations.

     On September 19, 1996, the Company entered into an agreement to acquire WDAS-FM and WDAS-AM in Philadelphia for $103,000,000 in cash.

          EVERGREEN MEDIA CORPORATION OF LOS ANGELES AND SUBSIDIARIES

     Consummation of each Pending Transaction is subject to various conditions, including approval from the FCC and the expiration or early termination under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"). The Company believes that such conditions will be satisfied in the ordinary course, but there can be no assurance that this will be the case.

     Completion of the above pending transactions would result in the Company's ownership of six FM stations in the Chicago and Philadelphia markets, or one station in each market in excess of the maximum number of FM stations under common ownership permitted by the Telecommunications Act of 1996 (the "1996 Act"). Therefore, the Company will be required to divest one FM station in each market in order to comply with the 1996 Act.

     Escrow funds of $17,000,000 paid by the Company in connection with the completed transactions subsequent to year end and the pending transactions have been classified as other assets at December 31, 1996 in the accompanying consolidated balance sheet.

  (c) Chancellor Broadcasting Merger and Viacom Acquisition

     On February 16, 1997, the Company entered into a stock purchase agreement with Viacom International, Inc. ("Viacom") whereby the Company agreed to acquire all of the issued and outstanding capital stock of certain subsidiaries of Viacom ("Viacom Subsidiaries") for an aggregate purchase price of $1,075,000,000 in cash. The Viacom Subsidiaries own and operate ten radio stations in five major markets.

     On February 19, 1997, the Company and Evergreen entered into an agreement to merge with Chancellor Broadcasting Company ("Chancellor") and Chancellor Radio Broadcasting Company, in a stock-for-stock transaction with the Company remaining as the surviving corporation.

     On February 19, 1997, the Company and Evergreen and Chancellor entered into a joint purchase agreement whereby in the event that consummation of the Company's stock purchase agreement with Viacom occurs prior to consummation of the transaction with Chancellor, Chancellor will be required to purchase the Viacom Subsidiaries that own and operate four of the ten stations for $480,000,000 and the Company will purchase the Viacom Subsidiaries that own and operate the remaining six stations for $595,000,000. In the event consummation of the stock purchase agreement with Viacom occurs after the consummation of the transaction with Chancellor, the surviving corporation will acquire the stock of the Viacom Subsidiaries.

     Completion of the Chancellor Merger and the Viacom Acquisition would result in the Company's ownership of a number of stations in the Chicago, San Francisco, Washington, D.C., Detroit and Sacramento markets in excess of the maximum number of stations under common ownership permitted by the 1996 Act. Therefore, the Company will be required to divest the following stations in order to comply with the 1996 Act: (i) one FM station in the Chicago market;
(ii) two FM stations in the San Francisco market; (iii) one FM station and two AM stations in the Washington, D.C. market; (iv) one FM station in the Detroit market; and (v) one AM station in the Sacramento market.

          EVERGREEN MEDIA CORPORATION OF LOS ANGELES AND SUBSIDIARIES

(3) PROPERTY AND EQUIPMENT

     Property and equipment consists of the following at December 31, 1995 and 1996:

                                                        ESTIMATED
                                                       USEFUL LIFE     1995       1996
                                                       -----------    -------    -------
Broadcast and other equipment........................  3-15 years     $36,428    $47,937
Buildings and improvements...........................  3-20 years       8,570     11,735
Furniture and fixtures...............................  5- 7 years       6,429      8,392
Land.................................................          --       6,524      7,379
                                                                      -------    -------
                                                                       57,951     75,443
Less accumulated depreciation........................                  20,112     27,250
                                                                      -------    -------
                                                                      $37,839    $48,193
                                                                      =======    =======

(4) INTANGIBLE ASSETS

     Intangible assets consist of the following at December 31, 1995 and 1996:

                                                   ESTIMATED
                                                  USEFUL LIFE      1995         1996
                                                  -----------    --------    ----------
Broadcast licenses..............................  15-40 years    $187,024    $  498,766
Goodwill........................................  15-40 years      70,317       131,775
Other intangibles...............................   1-40 years     291,203       397,062
                                                                 --------    ----------
                                                                  548,544     1,027,603
Less accumulated amortization...................                   89,757       173,960
                                                                 --------    ----------
                                                                 $458,787    $  853,643
                                                                 ========    ==========

     In addition to broadcast licenses and goodwill, categories of other intangible assets include: (i) premium advertising revenue base (the value of the higher radio advertising revenues in certain of the Company's markets as compared to other markets of similar population); (ii) advertising client base (the value of the well-established advertising base in place at the time of acquisition of certain stations); (iii) talent contracts (the value of employment contracts between certain stations and their key employees); (iv) fixed asset delivery premium (the benefit expected from the Company's ability to operate fully constructed and operational stations from the date of acquisition), and (v) premium audience growth pattern (the value of expected above-average population growth in a given market).

(5) ACCOUNTS PAYABLE AND ACCRUED EXPENSES

     Accounts payable and accrued expenses consist of the following at December 31, 1995 and 1996:

                                                               1995       1996
                                                              -------    -------
Accounts payable............................................  $11,081    $20,311
Accrued payroll.............................................    1,816      4,413
Accrued interest............................................    1,304      1,642
Accrued dividends...........................................    1,020         --
Accrued income taxes........................................      671         --
                                                              -------    -------
                                                              $15,892    $26,366
                                                              =======    =======

          EVERGREEN MEDIA CORPORATION OF LOS ANGELES AND SUBSIDIARIES

(6) LONG-TERM DEBT

     Long-term debt consists of the following at December 31, 1995 and 1996:

                                                                1995        1996
                                                              --------    --------
Senior Credit Facility (a)..................................  $187,000    $348,000
Senior Notes (b)............................................    14,000      10,000
                                                              --------    --------
Total long-term debt........................................   201,000     358,000
Less current portion........................................     4,000      26,500
                                                              --------    --------
                                                              $197,000    $331,500
                                                              ========    ========

  (a) Senior Credit Facility

     On November 6, 1992, the Company entered into a variable rate loan agreement with a group of banks providing for a $115,000,000 term loan and a revolving loan of up to $55,000,000. On November 28, 1994, amounts outstanding under this agreement were retired with borrowings under a new senior credit facility (the "Senior Credit Facility") which provided for a $150,000,000 term loan ("Term Loan") and a revolving loan of up to $200,000,000 ("Revolving Loan"). In connection with this debt restructuring, the Company wrote off the unamortized balance of deferred debt issuance costs of $3,585,000 as an extraordinary charge.

     In connection with the Pyramid Acquisition, the Company amended and restated the Senior Credit Facility. Under the amended agreement, dated January 17, 1996, the $150,000,000 Term Loan and $200,000,000 Revolving Loan remained in place, and the Company also established an additional revolving facility of up to $275,000,000 (the "New Revolving Loan").

     Borrowings under the Senior Credit Facility bear interest at a rate based, at the option of the Company, on the participating banks' prime rate or Eurodollar rate, plus an incremental rate. Without giving effect to the interest rate swap and cap agreements described in the following paragraph, the interest rate on the $150,000,000 outstanding under the Term Loan at December 31, 1996 was 7.03% on a blended basis, based on Eurodollar rates, and the interest rates on $185,000,000 and $5,000,000 of advances outstanding under the Revolving Loan were 7.17% and 8.625% at December 31, 1996, based on the Eurodollar and prime rates, respectively. The interest rate on the $8,000,000 outstanding under the New Revolving Loan at December 31, 1996 was 7.13% on a blended basis, based on Eurodollar rates. The Company pays fees of 1/2% per annum on the aggregate unused portion of the loan commitment, in addition to an annual agent's fee.

     As required by the terms of the Senior Credit Facility, the Company has entered into interest rate swap agreements with certain of the participating banks under the Senior Credit Facility. These swap agreements have the effect of reducing the impact of changes in interest rates on the Company's floating rate debt under the Senior Credit Facility. At December 31, 1996, interest rate swap agreements covering a notional balance of $425,000,000 were outstanding. These outstanding swap agreements mature from 1997 through 1999 and require the Company to pay fixed rates of 4.96%-6.38% plus an incremental rate while the counterparty pays a floating rate based on the six-month London Interbank Borrowing Offered Rate ("LIBOR"). In addition to these swap agreements, in connection with the BPI Acquisition the Company assumed interest rate cap agreements. The outstanding interest rate cap agreement at December 31, 1996 covers a notional balance of $10,000,000 and provides for a fixed rate of 8.0% and matures during 1997. During the years ended December 31, 1995 and 1996, the Company recognized charges (income) under its interest rate swap and cap agreements of $(275,000) and $110,584, respectively. Because the interest rate swap and cap agreements are with banks that are lenders under the Senior Credit Facility, the Company is not exposed to credit loss.

     The Term Loan is payable in quarterly installments beginning June 30, 1997 and ending June 30, 2002, while availability under the Revolving Loan reduces quarterly commencing June 30, 1997 and ending June 30,

          EVERGREEN MEDIA CORPORATION OF LOS ANGELES AND SUBSIDIARIES

2002. Availability under the New Revolving Loan reduces quarterly beginning June 30, 1998 and ending December 31, 2002.

  (b) Senior Notes

     The Company issued $20,000,000 of senior notes (the "Senior Notes") in 1989. The Senior Notes bear interest at 11.59% per annum payable quarterly and principal is payable in equal quarterly installments of $1,000,000 through May 1999.

  (c) Other

     The Senior Credit Facility and the Senior Notes each contain certain financial and operational covenants and other restrictions with which the Company must comply, including, among others, limitations on capital expenditures, corporate overhead and the incurrence of additional indebtedness, restrictions on the use of borrowings, paying cash dividends and redeeming or repurchasing Evergreen's capital stock, and requirements to maintain certain financial ratios, including cash flow and debt service coverage (as defined). The Senior Credit Facility also separately restricts the Company from making certain acquisitions without the prior consent of the lenders. If the Company increases its leverage beyond certain specified levels in order to effect an acquisition, the Senior Notes require that the Company prepay all principal and accrued interest thereunder, together with a "make whole" premium equal to the amount of unearned interest, based on current market rates, through the original maturity date.

     Substantially all of the Company's assets are pledged as security for the Senior Credit Facility and Senior Notes under the loan agreements. The obligations of the Company under the Senior Credit Facility and Senior Notes rank pari passu.

     A summary of the future maturities of long-term debt follows:

1997........................................................  $26,500
1998........................................................   76,500
1999........................................................   63,250
2000........................................................   70,000
2001........................................................   72,500
Thereafter..................................................   49,250

(7) STOCK COMPENSATION

     Evergreen has established the 1992, 1993 and 1995 Key Employee Stock Option Plans (the "Employee Option Plans") which provide for the issuance of stock options to officers and other key employees of the Company and its subsidiaries. The Employee Option Plans make available for issuance an aggregate of 1,957,500 shares of Evergreen's Class A Common Stock. Options issued under the Employee Option Plans have varying vesting periods as provided in separate stock option agreements and generally carry an expiration date of ten years subsequent to the date of issuance. Options issued under the 1993 and 1995 Employee Option Plans are required to have exercise prices equal to or in excess of the fair market value of Evergreen's Class A Common Stock on the date of issuance.

     In May 1995, Evergreen also established the Stock Option Plan for Non-Employee Directors (the "Director Plan") which provides for the issuance of stock options to non-employee directors of the Company. The Director Plan makes available for issuance an aggregate of 225,000 shares of Class A Common Stock. Options issued under the Director Plan have exercise prices equal to the fair market value of the Evergreen Class A Common Stock on the date of issuance, vest over a three year period and have an expiration date of ten years subsequent to the date of issuance.

          EVERGREEN MEDIA CORPORATION OF LOS ANGELES AND SUBSIDIARIES

     In connection with the BPI Acquisition, Evergreen assumed outstanding options to purchase 94,000 shares of BPI common stock held by BPI employees. Options to purchase approximately 87,000 shares of the Evergreen's Class A Common Stock vested and became exercisable on May 12, 1996.

     Evergreen applies APB Opinion No. 25 in accounting for its Employee Option Plans and, accordingly, no compensation cost has been recognized for its stock options in the consolidated financial statements. Had Evergreen determined compensation cost based on the fair value at the grant date for its stock options under SFAS No. 123, the Company's net loss would have been increased to the pro forma amounts indicated below:

                                                               1995        1996
                                                              -------    --------
Net loss:
  As reported...............................................  $(5,850)   $(16,194)
  Pro forma.................................................   (8,787)    (20,969)

     Pro forma net loss reflects only options granted in 1995 and 1996. Therefore, the full impact of calculating compensation cost for stock options under SFAS No. 123 is not reflected in the pro forma net loss amounts presented above because compensation cost is reflected over the options' vesting period of one year and compensation cost for options granted during 1994 is not considered.

     The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions used for grants in 1995 and 1996: dividend yield of 0% for all years; expected volatility of 44.5%; risk-free interest rate of 6.0% and expected lives ranging from three to seven years.

     Following is a summary of activity in the employee option plans and agreements discussed above for the years ended December 31, 1994, 1995 and 1996:

                                         1994                   1995                   1996
                                  -------------------   --------------------   --------------------
                                             WEIGHTED               WEIGHTED               WEIGHTED
                                             AVERAGE                AVERAGE                AVERAGE
                                             EXERCISE               EXERCISE               EXERCISE
                                   SHARES     PRICE      SHARES      PRICE      SHARES      PRICE
                                  --------   --------   ---------   --------   ---------   --------
Outstanding at beginning of
  year..........................   877,500    $ 0.01      978,000    $ 3.10    1,289,874    $ 6.91
  Granted.......................   280,500     10.67      413,138     16.17      587,250     23.12
  Exercised.....................  (180,000)     0.01      (25,500)     1.29      (83,403)     8.54
  Canceled......................         -         -      (75,764)     8.59      (13,729)     9.91
                                  --------    ------    ---------    ------    ---------    ------
Outstanding at end of year......   978,000    $ 3.10    1,289,874    $ 6.91    1,779,992    $11.93
                                  ========    ======    =========    ======    =========    ======
Options exercisable at year
  end...........................   697,500                945,000                967,742
                                  ========              =========              =========
Weighted average fair value of
  options granted during the
  year..........................                                     $ 8.54                 $ 9.76
                                                                     ======                 ======

          EVERGREEN MEDIA CORPORATION OF LOS ANGELES AND SUBSIDIARIES

     The following table summarizes information about stock options outstanding at December 31, 1996:

                                                  WEIGHTED
                                    NUMBER         AVERAGE     WEIGHTED       NUMBER       WEIGHTED
                                OUTSTANDING AT    REMAINING    AVERAGE    EXERCISABLE AT   AVERAGE
                                 DECEMBER 31,    CONTRACTUAL   EXERCISE    DECEMBER 31,    EXERCISE
                                     1996           LIFE        PRICE          1996         PRICE
                                --------------   -----------   --------   --------------   --------
$0.01.........................      660,000       6.3 years     $ 0.01       660,000        $ 0.01
$9.69 to 12.33................      307,742       7.9 years      10.49       307,742         10.49
$21.33 to 26.75...............      812,250       8.8 years      22.49             -             -
                                  ---------                     ------       -------        ------
                                  1,779,992                     $11.93       967,742        $ 3.29
                                  =========                     ======       =======        ======

(8) INCOME TAXES

     Income tax expense attributed to loss from continuing operations consists of:

                                                              1995      1996
                                                              -----    -------
Current tax expense:
  Federal...................................................  $ 246    $   485
  State.....................................................    425        972
                                                              -----    -------
          Total current tax expense.........................    671      1,457
Deferred federal benefit....................................   (479)    (4,353)
                                                              -----    -------
          Total income tax expense (benefit)................  $ 192    $(2,896)
                                                              =====    =======

     The Company did not incur significant tax expense during the years ended December 31, 1994 as its operations did not generate taxable income.

     Total income tax expense (benefit) differed from the amount computed by applying the U.S. federal statutory income tax rate of 35% to loss from continuing operations for the years ended December 31, 1994, 1995 and 1996 as a result of the following:

                                                             1994      1995      1996
                                                            -------   -------   -------
Computed "expected" tax benefit...........................  $(1,172)  $(1,980)  $(6,682)
Amortization of goodwill..................................      355       788     2,477
Net operating loss carryforwards for which no tax benefit
  was recognized..........................................      760       923        --
State income taxes, net of federal benefit................       --       276       632
Other, net................................................       57       185       677
                                                            -------   -------   -------
                                                            $    --   $   192   $(2,896)
                                                            =======   =======   =======

          EVERGREEN MEDIA CORPORATION OF LOS ANGELES AND SUBSIDIARIES

     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities at December 31, 1995 and 1996 are presented below:

                                                                1995       1996
                                                              --------   ---------
Deferred tax assets:
  Net operating loss carryforwards..........................  $ 18,748   $  13,519
  Accrued compensation primarily relating to stock
     options................................................     1,787       1,687
  Other.....................................................       649       1,215
                                                              --------   ---------
          Total deferred tax assets.........................    21,184      16,421
                                                              --------   ---------
Deferred tax liabilities:
  Property and equipment and intangibles, primarily
     resulting from difference in bases from BPI and Pyramid
     Acquisitions...........................................   (49,884)   (101,761)
Other.......................................................      (533)       (758)
                                                              --------   ---------
          Total deferred tax liabilities....................   (50,417)   (102,519)
                                                              --------   ---------
          Net deferred tax liability........................  $(29,233)  $ (86,098)
                                                              ========   =========

     Deferred tax assets and liabilities are computed by applying the U.S. federal income tax rate in effect to the gross amounts of temporary differences and other tax attributes, such as net operating loss carryforwards. As a result of the application of purchase accounting to the BPI Acquisition in May 1995, the Company recognized deferred tax assets of $15,380,000, which had not been recognized by the Company in previous periods. Recognition of these assets effectively reduced goodwill resulting from the acquisitions by a corresponding amount.

     In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. The Company expects the deferred tax assets at December 31, 1996 to be realized as a result of the reversal during the carryforward period of existing taxable temporary differences giving rise to deferred tax liabilities, the generation of taxable income in the carryforward period and the disposition of one or more of its stations.

     At December 31, 1996, the Company has net operating loss carryforwards available to offset future taxable income of approximately $38,600,000 which begin to expire in 2004. Approximately $29,700,000 of such net operating loss carryforwards are subject to annual use limitations of up to $2,800,000 per year.

(9) OPERATING LEASES

     The Company has noncancelable operating leases, primarily for office space. These leases generally contain renewal options for periods ranging from one to ten years and require the Company to pay all executory costs such as maintenance and insurance. Rental expense for operating leases (excluding those with lease terms of one month or less that were not renewed) was approximately $2,193,000, $3,073,000 and $5,462,000 during 1994, 1995 and 1996, respectively.

          EVERGREEN MEDIA CORPORATION OF LOS ANGELES AND SUBSIDIARIES

     Future minimum lease payments under noncancelable operating leases (with initial or remaining lease terms in excess of one year) as of December 31, 1996 are as follows:

YEAR ENDING DECEMBER 31:
------------------------
  1997..................................  $4,658
  1998..................................   4,001
  1999..................................   4,015
  2000..................................   3,625
  2001..................................   3,559

(10) COMMITMENTS AND CONTINGENCIES

     In August 1993, Evergreen terminated an agreement with Sagittarius Broadcasting Company (an affiliate of Infinity Broadcasting Corporation) and One Twelve, Inc. (collectively, the "Claimants" or the "Plaintiffs") pursuant to which programming featuring radio personality Howard Stern was broadcast on radio station WLUP-AM (now WMVP-AM) in Chicago. The Claimants allege that termination of the agreement was wrongful and have sued Evergreen in the Supreme Court of the State of New York, County of New York (the "Court"). The agreement required payments to the Claimants in the amount of $2,600,000 plus five percent of advertising revenues generated by the programming over the three-year term of the agreement. A total of approximately $680,000 was paid to the Claimants pursuant to the agreement prior to termination. Claimants' original complaint alleged claims for breach of contract, indemnification, breach of fiduciary duty and fraud. Plaintiffs' aggregate prayer for relief in the original complaint totaled $45,000,000. On July 12, 1994, the Court granted the Evergreen's motion to dismiss Plaintiffs' claims for fraud and breach of fiduciary duty. On June 6, 1995, the Court denied the Plaintiff's motion for summary judgment on their contract and indemnification claims and this order has been affirmed on appeal. On May 17, 1996, after the close of discovery, Evergreen filed a motion for summary judgment, seeking the dismissal of the remaining claims in the original complaint. On July 1, 1996, Plaintiffs moved for leave to amend their complaint in order to add claims for breach of the covenant of good faith and fair dealing, tortious interference with business advantage and prima facia punitive damages in excess of $25,000,000. On March 13, 1997, the Court denied the Evergreen's motion for summary judgment, allowed Plaintiffs' request to amend the complaint to add a claim for breach of the covenant of good faith and fair dealing, and denied Plaintiffs' request to amend the complaint to add claims for tortious interference with business advantage and prima facia tort. Evergreen believes that it acted within its rights in terminating the agreement.

     The Company and Evergreen are also involved in various other claims and lawsuits which are generally incidental to its business. The Company is vigorously contesting all such matters and believes that their ultimate resolution will not have a material adverse effect on its consolidated financial position, results of operations or cash flows.

     Evergreen offers substantially all of its employees voluntary participation in a 401(k) Plan. The Company may make discretionary contributions to the plan; however, no such contributions were made by the Company during 1994, 1995 or 1996.

          EVERGREEN MEDIA CORPORATION OF LOS ANGELES AND SUBSIDIARIES

(11) FAIR VALUE OF FINANCIAL INSTRUMENTS

     The following table presents the carrying amounts and estimated fair values of the Company's financial instruments for which the estimated fair value of the instrument differs significantly from its carrying amounts at December 31, 1995 and 1996. The fair value of a financial instrument is defined as the amount at which the instrument could be exchanged in a current transaction between willing parties.

                                                 1995                  1996
                                          -------------------   -------------------
                                          CARRYING     FAIR     CARRYING     FAIR
                                           AMOUNT     VALUE      AMOUNT     VALUE
                                          --------   --------   --------   --------
Interest rate swaps.....................  $     --   $    272   $     --   $   (199)
Long-term debt -- Senior Notes..........   (14,000)   (15,443)   (10,000)   (10,572)

     The following methods and assumptions were used to estimate the fair value of each class of financial instrument:

          Cash and cash equivalents, accounts receivable and accounts payable: The carrying amount of these assets and liabilities approximates fair value because of the short maturity of these instruments.

          Interest rate swaps: The fair value of the interest rate swap and cap contracts is estimated by obtaining quotations from brokers. The fair value is an estimate of the amounts that the Company would receive (pay) at the reporting date if the contracts were transferred to other parties or canceled by the broker. The carrying amounts of receivables (payables) under interest rate swaps and caps are included in accrued expenses in the accompanying consolidated balance sheets.

          Long-term debt: The fair values of the Company's Senior Notes are based on discounted cash flows under the Senior Notes using interest rates currently available to the Company for similar debt issues. As amounts outstanding under the Company's Senior Credit Facility agreements bear interest at current market rates, their carrying amounts approximate fair market value.

(12) SUBSEQUENT EVENTS (UNAUDITED)

     On April 1, 1997, the Company swapped WQRS-FM in Detroit (which the Company acquired on the same date for $32.0 million in cash), in exchange for WWRC-AM in Washington, D.C. and $9.5 million in cash.

     On May 1, 1997, the Company acquired WDAS-FM/AM in Philadelphia for $103.0 million in cash plus various other direct acquisition costs.

     On April 25, 1997, the Company and a syndicate of commercial banks entered into a second Amended and Restated Loan Agreement (as amended, the "Senior Credit Facility") with a total current commitment of $1.75 billion. The Senior Credit Facility consists of a $1.25 billion revolving credit facility and a $500 million term loan facility. The loans bear interest at a rate based, at the option of the Company, on the participating banks' prime rate or Eurodollar rate plus an incremental rate.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
Chancellor Radio Broadcasting Company:

     We have audited the accompanying consolidated balance sheets of Chancellor Radio Broadcasting Company and Subsidiaries (collectively the "Company") as of December 31, 1995 and 1996 and the related consolidated statements of operations, changes in common stockholder's equity, and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 1995 and 1996 and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

                                            COOPERS & LYBRAND L.L.P.

Dallas, Texas
February 13, 1997,
except for Note 15 as
to which the date is
February 19, 1997

             CHANCELLOR RADIO BROADCASTING COMPANY AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                     ASSETS

                                                                      DECEMBER 31,
                                                              ----------------------------
                                                                  1995            1996
                                                              ------------    ------------
Current assets:
  Cash......................................................  $  1,314,214    $  3,788,546
  Accounts receivable, net of allowance for doubtful
     accounts of $263,528 and $1,023,660, respectively......    13,243,292      46,584,705
  Prepaid expenses and other................................       546,405       2,753,731
                                                              ------------    ------------
          Total current assets..............................    15,103,911      53,126,982
  Restricted cash...........................................            --      20,363,329
  Property and equipment, net...............................    17,925,845      49,122,932
  Intangibles and other, net................................   203,808,395     551,406,094
  Deferred financing costs, net.............................     4,284,413      16,723,346
                                                              ------------    ------------
          Total assets......................................  $241,122,564    $690,742,683
                                                              ============    ============

                           LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  Accounts payable..........................................  $  1,873,888    $  4,409,389
  Accrued liabilities.......................................     4,692,948      12,529,831
  Accrued interest..........................................     2,710,891       6,868,839
  Current portion of long-term debt.........................     4,062,500         400,000
                                                              ------------    ------------
          Total current liabilities.........................    13,340,227      24,208,059
  Long-term debt............................................   168,107,242     354,913,499
  Deferred income taxes.....................................     4,952,361       2,606,314
  Other.....................................................            --         801,572
                                                              ------------    ------------
          Total liabilities.................................   186,399,830     382,529,444
                                                              ------------    ------------
Commitments (Note 11)
Redeemable senior cumulative exchangeable preferred stock,
  par value $.01 per share; 1,000,000 shares authorized,
  none and 1,000,000 shares issued and outstanding,
  respectively; preference in liquidation of $109,110,301...            --     107,222,416
Common stockholder's equity:
  Common stock, par value $.01 per share; 2,000 shares
     authorized, 1,000 shares issued and outstanding,
     respectively...........................................            10              10
  Additional paid-in capital................................    66,359,990     219,520,102
  Accumulated deficit.......................................   (11,637,266)    (18,529,289)
                                                              ------------    ------------
          Total common stockholder's equity.................    54,722,734     200,990,823
                                                              ------------    ------------
          Total liabilities and stockholder's equity........  $241,122,564    $690,742,683
                                                              ============    ============

    The accompanying notes are an integral part of the financial statements.

             CHANCELLOR RADIO BROADCASTING COMPANY AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                    YEAR ENDED DECEMBER 31,
                                          -------------------------------------------
                                             1994            1995            1996
                                          -----------    ------------    ------------
Gross broadcasting revenues.............  $30,080,829    $ 73,278,860    $203,188,125
Less agency commissions.................    3,763,734       8,956,717      24,786,594
                                          -----------    ------------    ------------
          Net revenues..................   26,317,095      64,322,143     178,401,531
                                          -----------    ------------    ------------
Operating expenses:
  Programming, technical and news.......    5,678,829      11,734,285      40,987,411
  Sales and promotion...................    7,137,039      17,556,256      47,026,490
  General and administrative............    2,844,284       8,174,189      23,195,565
  Depreciation and amortization.........    2,954,159       8,256,268      20,877,374
  Corporate expenses....................      599,657       1,815,535       4,844,985
  Stock option compensation.............           --       6,360,000       3,800,000
                                          -----------    ------------    ------------
                                           19,213,968      53,896,533     140,731,825
                                          -----------    ------------    ------------
          Income from operations........    7,103,127      10,425,610      37,669,706
Other (income) expense:
  Interest expense......................    5,246,827      18,114,549      35,703,862
  Other, net............................      (19,265)         42,402          68,419
                                          -----------    ------------    ------------
          Income (loss) before provision
            for income taxes and
            extraordinary loss..........    1,875,565      (7,731,341)      1,897,425
Provision for income taxes..............    1,163,716       3,799,955       4,612,551
                                          -----------    ------------    ------------
          Net income (loss) before
            extraordinary loss..........      711,849     (11,531,296)     (2,715,126)
Extraordinary loss on early
  extinguishment of debt, net of income
  tax benefit...........................      817,819              --       4,176,897
                                          -----------    ------------    ------------
          Net loss......................     (105,970)    (11,531,296)     (6,892,023)
Dividends and accretion on preferred
  stock.................................           --              --      11,556,943
Loss on repurchase of preferred stock...           --              --      16,570,065
                                          -----------    ------------    ------------
          Net loss attributable to
            common stock................  $  (105,970)   $(11,531,296)   $(35,019,031)
                                          ===========    ============    ============

    The accompanying notes are an integral part of the financial statements.

             CHANCELLOR RADIO BROADCASTING COMPANY AND SUBSIDIARIES

       CONSOLIDATED STATEMENTS OF CHANGES IN COMMON STOCKHOLDER'S EQUITY

                                            COMMON STOCK
                                          ----------------      ADDITIONAL       ACCUMULATED
                                          SHARES    AMOUNT    PAID-IN CAPITAL      DEFICIT          TOTAL
                                          ------    ------    ---------------    ------------    ------------
Balance, December 31, 1993..............      --       --                  --              --              --
  Issuance of common stock on January
     10, 1994...........................   1,000     $ 10        $ 25,499,990              --    $ 25,500,000
  Issuance of common stock on October
     12, 1994...........................   1,000       10          34,499,990              --      34,500,000
  Net loss..............................      --       --                  --    $   (105,970)       (105,970)
                                          ------     ----        ------------    ------------    ------------
Balance, December 31, 1994..............   2,000       20          59,999,980        (105,970)     59,894,030
  Stock option compensation.............      --       --           6,360,000              --       6,360,000
  Contribution of stock held by
     affiliate of Hicks, Muse, Tate &
     Furst..............................  (1,000)     (10)                 10              --              --
  Net loss..............................      --       --                  --     (11,531,296)    (11,531,296)
                                          ------     ----        ------------    ------------    ------------
Balance, December 31, 1995..............   1,000       10          66,359,990     (11,637,266)     54,722,734
  Loss on repurchase of preferred
     stock..............................      --       --         (16,570,065)             --     (16,570,065)
  Dividends and accretion on preferred
     stock..............................      --       --         (11,556,943)             --     (11,556,943)
  Capital contributions.................      --       --         181,287,120              --     181,287,120
  Net loss..............................      --       --                  --      (6,892,023)     (6,892,023)
                                          ------     ----        ------------    ------------    ------------
Balance, December 31, 1996..............   1,000     $ 10        $219,520,102    $(18,529,289)   $200,990,823
                                          ======     ====        ============    ============    ============

    The accompanying notes are an integral part of the financial statements.

              CHANCELLOR RADIO BROADCASTING COMPANY AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                               YEAR ENDED DECEMBER 31,
                                                     --------------------------------------------
                                                         1994            1995           1996
                                                     -------------   ------------   -------------
Cash flows from operating activities:
  Net loss.........................................  $    (105,970)  $(11,531,296)  $  (6,892,023)
  Adjustments to reconcile net income to net cash
     provided by operating activities:
     Depreciation and amortization.................      2,954,159      8,256,268      20,877,374
     Amortization of deferred financing costs......        226,000        791,000       2,633,583
     Stock option compensation.....................             --      6,360,000       3,800,000
     Deferred income taxes.........................      1,490,716      3,788,877       4,548,481
     Extraordinary loss............................        490,819             --       4,176,897
     Changes in assets and liabilities, net of the
       effects of acquired businesses:
       Accounts receivable, net....................     (9,675,567)    (2,343,520)    (13,408,364)
       Prepaids and other..........................        216,036       (214,868)       (982,637)
       Accounts payable............................      1,509,064       (541,914)      1,429,070
       Accrued liabilities.........................      1,334,397        447,196       3,706,725
       Accrued interest............................      2,251,654        459,237       4,157,948
                                                     -------------   ------------   -------------
          Net cash provided by operating
            activities.............................        691,308      5,470,980      24,047,054
                                                     -------------   ------------   -------------
Cash flows from investing activities:
  Purchases of broadcasting properties.............   (204,509,849)   (24,351,529)   (439,533,609)
  Purchases of other property and equipment........       (238,648)    (1,709,897)     (3,208,553)
                                                     -------------   ------------   -------------
          Net cash used in investing activities....   (204,748,497)   (26,061,426)   (442,742,162)
                                                     -------------   ------------   -------------
Cash flows from financing activities:
  Proceeds from issuance of long-term debt.........    168,910,299             --     277,627,630
  Proceeds from borrowings under revolving debt
     facility......................................      5,639,237     54,458,819     101,966,762
  Repayment of long-term debt......................    (25,000,000)    (2,437,500)   (109,816,233)
  Repayments of borrowings under revolving debt
     facility......................................     (3,975,539)   (31,633,467)   (105,540,183)
  Issuance of preferred stock......................             --             --     175,412,322
  Repurchase of preferred stock....................             --             --     (95,462,423)
  Additional capital contributions.................     60,000,000             --     178,525,254
  Distribution of additional paid in capital.......             --             --      (1,038,134)
  Payment of preferred stock dividends.............             --             --        (505,555)
                                                     -------------   ------------   -------------
          Net cash provided by financing
            activities.............................    205,573,997     20,387,852     421,169,440
                                                     -------------   ------------   -------------
          Net increase (decrease) in cash..........      1,516,808       (202,594)      2,474,332
Cash, at beginning of year.........................             --      1,516,808       1,314,214
                                                     -------------   ------------   -------------
Cash, at end of year...............................  $   1,516,808   $  1,314,214   $   3,788,546
                                                     =============   ============   =============
Supplemental Disclosure of Cash Flow Information
  (Note 5):
Cash paid during the period for:
  Interest.........................................  $   2,769,173   $ 16,864,312   $  28,912,331
  Income taxes.....................................  $          --   $         --   $      62,407
Non-cash financing:
  Dividends and accretion on preferred stock.......  $          --   $         --   $  11,556,943

    The accompanying notes are an integral part of the financial statements.

             CHANCELLOR RADIO BROADCASTING COMPANY AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. BUSINESS AND ORGANIZATION

     Chancellor Radio Broadcasting Company, formerly Chancellor Broadcasting Company ("Chancellor Radio Broadcasting") and its wholly owned subsidiaries (collectively, the "Company") operate in a single industry segment, which segment encompasses the ownership and management of radio broadcast stations located in markets throughout the United States. Chancellor Radio Broadcasting, a wholly owned subsidiary of Chancellor Broadcasting Company, formerly Chancellor Corporation ("Chancellor"), was formed in June 1994 to acquire and operate radio stations owned by American Media, Inc. and two corporations and one partnership affiliated with American Media, Inc. (collectively, the "American Media Station Group") and by Chancellor Communications Corporation ("Chancellor Communications"). That transaction was consummated on October 12, 1994. Chancellor Communications was formed in 1993 to acquire and operate radio stations KGBY-FM and KFBK-AM. That transaction closed on January 10, 1994 and the consolidated financial statements include the activity of all the stations since their respective dates of acquisition.

     In June 1995, the 1,000 shares of common stock of Chancellor Communications held by an affiliate of Hicks, Muse, Tate & Furst Incorporated ("Hicks Muse") were exchanged for additional shares of common stock of Chancellor, which subsequently contributed these shares to Chancellor Radio Broadcasting as an additional capital contribution. As a result, Chancellor Communications became a wholly owned subsidiary of Chancellor Radio Broadcasting. Chancellor Communications was then merged with the Company. The transactions had no effect on the financial position or results of operations of the Company.

     Chancellor Broadcasting Licensee Company is a wholly-owned non-operating legal entity formed to hold title to the Company's broadcast licenses. Such entity has no significant other assets and no material liabilities, contingencies or commitments. Consistent with industry practice for financial reporting purposes, no material value has been specifically allocated to the licenses. Accordingly, no financial statement information has been provided herein due to its immateriality to investors.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation

     The consolidated financial statements include the accounts of Chancellor and its subsidiaries Chancellor Broadcasting and Chancellor Broadcasting Licensee Company for all periods presented, and its subsidiaries Trefoil Communications, Inc., Shamrock Broadcasting Inc., Shamrock Radio Licenses, Inc., Shamrock Broadcasting Licenses of Denver, Inc. and Shamrock Broadcasting of Texas, Inc. from their date of acquisition. All significant intercompany accounts and transactions have been eliminated.

  Cash

     The Company maintains cash in demand deposits with financial institutions. The Company had no cash equivalents during the periods presented. All highly liquid investments with an original maturity of less than Six months are considered cash equivalents.

  Property and Equipment

     Property and equipment is stated at cost, less accumulated depreciation and amortization. Depreciation is determined using the straight-line method over the estimated useful lives of the various classes of assets, which range from three to twenty-five years. Leasehold improvements are amortized over the shorter of their useful lives or the terms of the related leases. Costs of repairs and maintenance are charged to operations as incurred.

             CHANCELLOR RADIO BROADCASTING COMPANY AND SUBSIDIARIES

  Intangibles

     Goodwill represents the excess of cost over the fair values of the identifiable tangible and other intangible net assets acquired and is being amortized over the straight-line method over forty years. Other intangible assets comprise amounts paid for pending acquisitions, agreements not to compete, a tower lease advantage and organization costs incurred in the incorporation of the Company. Other intangibles, excluding pending acquisition costs, are being amortized by the straight-line method over their estimated useful lives ranging from three to ten years. Pending acquisition costs are deferred and capitalized as part of completed acquisitions or expensed in the period in which the pending acquisition is terminated.

     The Company evaluates intangible assets for potential impairment by analyzing the operating results, future cash flows on an undiscounted basis, trends and prospects of the Company's stations, as well as by comparing them to their competitors. The Company also takes into consideration recent acquisition patterns within the broadcast industry, the impact of recently enacted or potential FCC rules and regulations and any other events or circumstances which might indicate potential impairment.

  Deferred Financing Costs

     Costs associated with obtaining debt financing are capitalized and amortized using the interest method over the term of the related debt. As a result of refinancing the Company's original credit facility, during the year ended December 31, 1994 unamortized deferred financing costs of approximately $818,000 were expensed as an extraordinary item in the consolidated statements of operations. As a result of refinancing the Company's second credit facility, the early redemption of $20.0 million of its existing notes (defined) and the prepayment of $18.7 million of it's a Term Loan Facility (defined) from its third credit facility, during the year ended December 31, 1996 unamortized deferred financing costs of $3.4 million, less $543,500 of tax benefit, were expensed as an extraordinary item in the consolidated statements of operations. Approximately $5.1 million, $118,000 and $18.6 million of new financing costs were incurred for the years ended December 31, 1994, 1995 and 1996, respectively. Accumulated amortization at December 31, 1995 and 1996, amounted to approximately $959,000 and $2.8 million, respectively.

  Revenue Recognition

     Broadcasting operations derive revenue primarily from the sale of program time and commercial announcements to local, regional and national advertisers. Revenue is recognized when the programs and commercial announcements are broadcast.

  Barter Transactions

     Barter transactions represent advertising time exchanged for promotional items, advertising, supplies, equipment, and services. Barter revenue is recorded at the fair value of the goods or services received and is recognized in income when the advertisements are broadcast. Goods or services are charged to expense when received or used. Advertising time owed and goods or services due the Company are included in accounts payable and accounts receivable, respectively.

  Advertising Costs

     The Company incurs various marketing and promotional costs to add and maintain listenership. These costs are expensed as incurred and totaled approximately $1.4 million, $4.2 million and $16.2 million for the years ended December 31, 1994, 1995 and 1996, respectively.

             CHANCELLOR RADIO BROADCASTING COMPANY AND SUBSIDIARIES

  Stock Option Compensation

     Stock option compensation expense is recognized in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees".

  Income Taxes

     Deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable earnings. Valuation allowances are established when necessary to reduce deferred tax assets to the amount more likely than not to be realized. Income tax expense is the tax payable for the period and the change during the period in deferred tax assets and liabilities.

     Chancellor, Chancellor Radio Broadcasting and Chancellor Broadcasting Licensee Company have elected to file consolidated federal income tax returns (the "Chancellor Group") and Trefoil Communications, Inc., Shamrock Broadcasting Inc., Shamrock Radio Licenses, Inc., Shamrock Broadcasting Licenses of Denver, Inc. and Shamrock Broadcasting of Texas, Inc. have elected to file consolidated federal income tax returns (the "Shamrock Group"). Each of these groups have entered into a tax sharing agreement governing the allocation of any consolidated federal income tax liability among its members. In general, each subsidiary allocates and pays income taxes computed as if each subsidiary filed a separate federal income tax return. Similar principles apply to any consolidated state and local income tax liabilities.

  Concentration of Credit Risk

     The Company's revenue and accounts receivable primarily relate to advertising of products and services within the radio stations' broadcast areas. The Company performs ongoing credit evaluations of its customers' financial condition and, generally, requires no collateral from its customers. Credit losses have been within management's expectations and adequate allowances for any uncollectible trade receivables are maintained.

  Reclassifications

     Certain prior year amounts have been reclassified to conform with the current year's presentation.

3. PROPERTY AND EQUIPMENT

     Property and equipment consist of the following:

                                                                    DECEMBER 31,
                                                             --------------------------
                                                                1995           1996
                                                             -----------    -----------
Land.......................................................  $ 1,572,229    $ 3,036,663
Building and building improvements.........................    3,159,848      9,202,378
Towers and antenna systems.................................    3,689,972     14,476,104
Studio, technical and transmitting equipment...............    7,830,375     23,026,564
Office equipment, furniture and fixtures...................    2,484,261      5,521,010
Record library.............................................    1,800,510      2,193,236
Vehicles...................................................      362,787      1,117,908
Construction in progress...................................      503,504         78,877
                                                             -----------    -----------
                                                              21,403,486     58,652,740
Less accumulated depreciation..............................   (3,477,641)    (9,529,808)
                                                             -----------    -----------
                                                             $17,925,845    $49,122,932
                                                             ===========    ===========

             CHANCELLOR RADIO BROADCASTING COMPANY AND SUBSIDIARIES

     Depreciation expense for the years ended December 31, 1994, 1995 and 1996 was $0.9 million, $2.6 million and $6.5 million, respectively.

4. INTANGIBLE AND OTHER ASSETS

     Intangible and other assets consist of the following:

                                                                   DECEMBER 31,
                                                           ----------------------------
                                                               1995            1996
                                                           ------------    ------------
Goodwill.................................................  $205,971,820    $567,377,120
Noncompete agreements....................................     1,950,000       2,025,000
Tower lease advantage....................................       305,000         305,000
Pending acquisition costs................................     3,246,265       2,620,474
Other....................................................        45,718         626,220
                                                           ------------    ------------
                                                            211,518,803     572,953,814
Less accumulated amortization............................    (7,710,408)    (21,547,720)
                                                           ------------    ------------
                                                           $203,808,395    $551,406,094
                                                           ============    ============

     Amortization expense for intangible assets for the years ended December 31, 1994, 1995 and 1996 was $2.0 million, $5.7 million and $14.3 million, respectively.

5. ACQUISITIONS AND DISPOSITIONS OF BROADCASTING PROPERTIES

     On January 9, 1994, Chancellor Communications purchased substantially all the assets and assumed certain liabilities of KGBY-FM and KFBK-AM for approximately $49.5 million, including acquisition costs. Liabilities assumed were limited to certain ongoing contractual rights and obligations. The acquisition has been accounted for as a purchase and, accordingly, the results of operations associated with the acquired assets have been included in the accompanying statements from the date of acquisition.

     The acquisition is summarized as follows (in thousands):

Assets acquired and liabilities assumed:
  Property and equipment....................................  $ 4,921
  Goodwill and other intangibles............................   44,401
  Prepaid expenses and other assets.........................      413
  Accrued liabilities.......................................     (205)
                                                              -------
          Total acquisition.................................  $49,530
                                                              =======

     On October 12, 1994, Chancellor Radio Broadcasting purchased substantially all the assets and assumed certain liabilities consisting solely of accrued expenses and future payments under ongoing contracts of the American Media Station Group (other than KHYL-FM in Sacramento, California) for approximately $139.5 million in cash, including acquisition costs and payments in respect of agreements not to compete. On the same date, Chancellor Communications purchased all the assets and certain liabilities consisting solely of accrued expenses and future payments under ongoing contracts of KHYL-FM for approximately $15.5 million in cash, including acquisition costs and payments in respect of an agreement not to compete. These acquisitions have been accounted for as purchases and, accordingly, the results of operations associated with the acquired assets have been included in the accompanying statements from the date of acquisition.

             CHANCELLOR RADIO BROADCASTING COMPANY AND SUBSIDIARIES

     The acquisition is summarized as follows (in thousands):

Assets acquired and liabilities assumed:
  Property and equipment....................................  $ 12,671
  Goodwill and other intangibles............................   142,618
  Prepaid expenses and other assets.........................       353
  Accrued liabilities.......................................      (662)
                                                              --------
          Total acquisition.................................  $154,980
                                                              ========

     Simultaneously with the closing of these transactions, Chancellor acquired all of Chancellor Communications' outstanding nonvoting stock in exchange for newly issued shares of Chancellor's nonvoting stock. Chancellor contributed all the acquired shares of Chancellor Communication's nonvoting stock to Chancellor Radio Broadcasting, as a result of which Chancellor Communications became a subsidiary of Chancellor Radio Broadcasting. Because these entities are under common management and control, this exchange has been accounted for at historical cost in a manner similar to a pooling of interests.

     On July 31, 1995, the Company purchased substantially all the assets and assumed certain liabilities of KDWB-FM for approximately $22.6 million, including acquisition costs. Liabilities assumed were limited to certain ongoing contractual rights and obligations. The acquisition has been accounted for as a purchase and, accordingly, the results of operations associated with the acquired assets have been included in the accompanying statements from the date of acquisition.

     The acquisition is summarized as follows (in thousands):

Assets acquired and liabilities assumed:
  Property and equipment................   $ 1,866
  Goodwill and other intangibles........    21,032
  Prepaid expenses and other assets.....        82
  Other liabilities.....................      (383)
                                           -------
          Total acquisition.............   $22,597
                                           =======

     On February 14, 1996, the Company acquired all of the outstanding capital stock of Trefoil Communications, Inc. ("Trefoil") for approximately $408.0 million, including acquisition costs. Trefoil is a holding company, the sole asset of which is the capital stock of Shamrock Broadcasting, Inc. ("Shamrock Broadcasting"). The acquisition of Trefoil was financed through a new credit agreement, new senior subordinated notes, Chancellor's initial public stock offering, senior exchangeable preferred stock and the issuance of unregistered common stock of Chancellor. The acquisition of Trefoil was accounted for as a purchase for financial accounting purposes and a non-taxable business combination for tax purposes and, accordingly, the results of operations associated with the acquired assets have been included in the accompanying statements from the date of acquisition.

             CHANCELLOR RADIO BROADCASTING COMPANY AND SUBSIDIARIES

     The acquisition is summarized as follows (in thousands):

Assets acquired and liabilities assumed:
  Cash..................................  $     38
  Accounts receivable, net..............    18,636
  Prepaid expenses and other assets.....     1,274
  Property and equipment................    36,429
  Goodwill and other intangibles........   361,425
  Deferred tax asset....................     5,464
  Accrued liabilities...................   (14,564)
  Other noncurrent liabilities..........      (702)
                                          --------
          Total acquisition.............  $408,000
                                          ========

     Simultaneously with the acquisition of Trefoil, the Company entered into a time brokerage agreement with Evergreen Media Corporation for the outsourcing of certain limited functions of WWWW-FM and WDFN-AM, both Detroit stations acquired with Trefoil, and an option to purchase such stations for $30.0 million of cash. These stations were operated pursuant to this agreement until January 30, 1997, the date on which the disposition of these stations occurred. Subsequent to the acquisition of Trefoil, KTBZ-FM, a Houston station acquired with Trefoil, was operated by Secret Communications, L.P. ("Secret") under a Local Marketing Agreement ("LMA")/Exchange Agreement with the Company. In March 1996, the Company entered into an agreement to exchange KTBZ-FM and $5.6 million of cash to Secret for KALC-FM and KIMN-FM, Denver, Colorado. The Company began managing certain limited functions of these stations, pursuant to an LMA, effective April 1, 1996 and closed on the exchange of the stations effective July 31, 1996. The exchange has been accounted for using the fair values of the assets exchanged plus the $5.6 million of additional cash and $0.8 million of additional acquisition costs, and was allocated to the net assets acquired based upon their estimated fair market values. The excess of the purchase price over the estimated fair value of net assets acquired amounted to approximately $28.7 million, which has been accounted for as goodwill and is being amortized over 40 years using the straight line method.

     The exchange is summarized as follows (in thousands):

Assets acquired and liabilities assumed:
  Prepaid expenses and other assets.........................  $   163
  Property and equipment....................................    2,363
  Goodwill and other intangibles............................   28,657
  Accrued liabilities.......................................     (138)
                                                              -------
          Total acquisition.................................  $31,045
                                                              =======

     On May 15, 1996, the Company entered into an agreement to acquire substantially all the assets and certain liabilities of OmniAmerica Group ("Omni") for an aggregate price of $178.0 million, including $163.0 million of cash and $15.0 million of Chancellor's Class A Common Stock. On June 24, 1996, the Company entered into an agreement with American Radio Systems Corporation ("American Radio") whereby it will exchange the West Palm Beach, Florida stations acquired from Omni for American Radio's KSTE-AM and $33.0 million of cash. KSTE-AM is located in Rancho Cordova, California and is part of the Sacramento market. On July 1, 1996, Chancellor entered into an agreement with SFX Broadcasting, Inc. ("SFX") whereby it will exchange the Jacksonville, Florida stations being acquired pursuant to the Omni acquisition agreement and $11.0 million of cash for SFX's WBAB-FM, WBLI-FM, WGBB-AM and WHFM-FM, Nassau-Suffolk, New York. Pursuant to various agreements, the Company began managing certain limited functions of the remaining Omni stations and the SFX stations beginning July 1, 1996, and station KSTE-AM beginning August 1, 1996.

             CHANCELLOR RADIO BROADCASTING COMPANY AND SUBSIDIARIES

     On November 22, 1996, the Company acquired substantially all the assets of WKYN-AM, Florence, Kentucky, for approximately $1.4 million, including transaction costs. WKYN-AM serves the Cincinnati, Ohio market.

     On January 23, 1997, the Company acquired substantially all the assets and certain liabilities of Colfax Communications ("Colfax") for an aggregate price of $373.0 million. Liabilities assumed were limited to certain ongoing contractual rights and obligations. The acquisition will be accounted for as a purchase. Pursuant to the acquisition agreement, at December 31, 1996 the Company had $20.4 million of cash in a restricted escrow account which was remitted to Colfax at closing. On January 29, 1997, the Company entered into an agreement to sell WMIL-FM and WOKY-AM, Milwaukee, Wisconsin stations acquired from Colfax, to Clear Channel Radio, Inc. for $40.0 million in cash.

     On February 13, 1997, the Company acquired substantially all the assets and certain liabilities of Omni. Liabilities assumed were limited to certain ongoing contractual rights and obligations. The acquisition will be accounted for as a purchase.

     The following summarizes the unaudited consolidated pro forma data as though the acquisitions of KDWB-FM, Shamrock Broadcasting Company and KIMN-FM and KALC-FM had occurred as of the beginning of 1995 (in thousands):

                                                      1995                       1996
                                            ------------------------   ------------------------
                                            HISTORICAL    PRO FORMA    HISTORICAL    PRO FORMA
                                            ----------   -----------   ----------   -----------
                                                         (UNAUDITED)                (UNAUDITED)
Net revenue...............................   $ 64,322     $162,360      $178,402     $187,198
Net income (loss) before extraordinary
  loss....................................    (11,531)      (8,319)       (2,715)        (310)
Net loss..................................    (11,531)      (8,319)       (6,892)        (310)

     The following summarizes the unaudited consolidated pro forma balance sheet as of December 31, 1996 as though the acquisition of Colfax, the issuance of the Exchangeable Preferred Stock, the issuance of Chancellor's Convertible Preferred Stock (including the over-allotment), and the New Credit Agreement had occurred on that date (in thousands):

                                                              HISTORICAL     PRO FORMA
                                                              ----------    -----------
                                                                            (UNAUDITED)
Total assets................................................   $690,743     $1,053,833
                                                               ========     ==========
Current liabilities.........................................   $ 24,208     $   40,598
Long-term liabilities.......................................    358,322        410,359
Preferred stock.............................................    107,222        404,585
Common stockholder's equity.................................    200,991        198,291
                                                               --------     ----------
Total liabilities and stockholders' equity..................   $690,743     $1,053,833
                                                               ========     ==========

6. ACCRUED LIABILITIES

     Accrued liabilities consist of the following:

                                                                   DECEMBER 31,
                                                             -------------------------
                                                                1995          1996
                                                             ----------    -----------
Salaries...................................................  $  534,297    $ 3,697,072
Sales commissions..........................................     889,010      2,149,167
Rep commissions............................................     561,189      1,549,048
Other......................................................   2,708,452      5,134,544
                                                             ----------    -----------
                                                             $4,692,948    $12,529,831
                                                             ==========    ===========

             CHANCELLOR RADIO BROADCASTING COMPANY AND SUBSIDIARIES

7. LONG-TERM DEBT

     Long-term debt consists of the following:

                                                                  DECEMBER 31,
                                                          ----------------------------
                                                              1995            1996
                                                          ------------    ------------
Term loan...............................................  $ 67,562,500    $ 74,968,527
Revolving credit loan...................................    24,607,242      20,344,972
Subordinated notes due 2004.............................    80,000,000     260,000,000
                                                          ------------    ------------
                                                           172,169,742     355,313,499
Less current portion....................................     4,062,500         400,000
                                                          ------------    ------------
                                                          $168,107,242    $354,913,499
                                                          ============    ============

     The Company's term and revolving credit facilities were refinanced on January 23, 1997, in conjunction with the acquisition of Colfax Communications under a new bank credit agreement (the "New Credit Agreement") with Bankers Trust Company, as administrative agent, and other institutions party thereto. The New Credit Agreement includes a $225.0 million term loan facility (the "Term Loan Facility") and a revolving loan facility (the "Revolving Loan Facility" and, together with the Term Loan, the "New Bank Financing"). The Revolving Loan Facility originally provides for borrowings up to $120.0 million, which is subsequently reduced as and when the Company receives the net cash proceeds of the pending station swaps and dispositions. In connection with the refinancing of the term and revolving loan facilities, the Company incurred an extraordinary charge to write-off deferred finance costs of approximately $4.5 million.

     The New Bank Financing is collateralized by (i) a first priority perfected pledge of all capital stock and notes owned by the Company and (ii) a first priority perfected security interest in all other assets (including receivables, contracts, contract rights, securities, patents, trademarks, other intellectual property, inventory, equipment and real estate) owned by the Company, excluding FCC licenses, leasehold interests in studio or office space and leasehold and partnership interests in tower or transmitter sites in which necessary consents to the granting of a security interest cannot be obtained without payments to any other party or on a timely basis. The New Bank Financing also is guaranteed by the subsidiaries of Chancellor and Chancellor Radio Broadcasting, whose guarantees are collateralized by a first priority perfected pledge of the capital stock Chancellor Radio Broadcasting.

     The Term Loan Facility is due in increasing quarterly installments beginning in 1997 and matures in January 2003. All outstanding borrowings under the Revolving Facility mature in January 2003. The facilities bear interest at a rate equal to, at the Company's option, the prime rate of Bankers Trust Company, as announced from time to time, or the London Inter-Bank Offered Rate ("LIBOR") in effect from time to time, plus an applicable margin rate. The Company pays quarterly commitment fees in arrears equal to either .375% or .250% per annum on the unused portion of the Revolving Facility, depending upon whether the Company's leverage ratio is equal to or greater than 4.5:1 or less than 4.5:1, respectively. The bank financing facilities which existed on December 31, 1996 accrued interest at the prime rate plus 1.25% (9.5%) on $3.3 million and the LIBOR rate plus 2.50% (8.125%) on $92.0 million of borrowings.

     In connection with the IPO (defined), the Company redeemed 25% of its Existing Notes (defined) for approximately $22.2 million. The redemption was completed in March 1996 and resulted in an extraordinary charge of $2.8 million. The remaining $60.0 million 12 1/2% Senior Subordinated Notes due 2004 (the "Existing Notes") mature October 1, 2004, and bear interest at 12.5% per annum. On February 14, 1996, in conjunction with the acquisition of Trefoil Communications, Inc., the Company issued $200.0 million aggregate principal amount of 9 3/8% Senior Subordinated Notes due 2004 (the "New Notes" and, together with the Existing Notes, the "Notes"), which mature on October 1, 2004, and bear interest at 9.375% per annum. Interest on the Notes is paid semi-annually. The Existing and New Notes are redeemable, in whole or in part, at the option of the Company on or after October 1, 1999 and February 1, 2000, respectively, at redemption prices expressed as a percentage of the principal amount, ranging from 100.000% to 105.556%,

             CHANCELLOR RADIO BROADCASTING COMPANY AND SUBSIDIARIES plus accrued interest thereon to the date of acquisition. In addition, prior to January 31, 1999, the Company may redeem up to 25% of the original aggregate principal amount of the New Notes with the net proceeds of one or more public equity offerings. The Notes are unsecured obligations of the Company, ranking subordinate in right of payment to all senior debt of the Company. The New Notes rank pari passu in right of payment to the Existing Notes. The Notes are guaranteed on a senior subordinated basis by Chancellor Radio Broadcasting Company's subsidiaries.

     Scheduled debt maturities for the Company's outstanding long-term debt at December 31, 1996 for each of the next five years and thereafter are as follows:

1997........................................................  $    400,000
1998........................................................       400,000
1999........................................................     9,874,886
2000........................................................    11,296,119
2001........................................................    17,469,864
Thereafter..................................................   315,872,630
                                                              ------------
                                                              $355,313,499
                                                              ============

     See Note 5 for pro forma effects of the New Bank Financing subsequent to year end. Both the New Bank Financing and Notes indentures contain certain covenants, including, among others, limitations on the incurrence of additional debt, in the case of the New Bank Financing; requirements to maintain certain financial ratios; and restrictions on the payment of dividends to stockholders and from the subsidiaries to Chancellor.

8. CAPITAL STRUCTURE

     In February 1996, Chancellor sold 7.7 million shares of its Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), in an initial public offering, (the "IPO"), which generated net proceeds of $142.4 million, and in a private placement, issued $100.0 million of exchangeable redeemable preferred stock (the "Acquisition Preferred Stock") of Chancellor Radio Broadcasting and 742,192 shares of Class A common stock of Chancellor to an affiliated entity and other investors.

     Immediately prior to the IPO, Chancellor effected a recapitalization of its current capital stock. Pursuant to the recapitalization, each six shares of Chancellor's Nonvoting Stock were reclassified into one share of Class A Common Stock. Each six shares of Chancellor's Voting Stock were reclassified into one share of Class B Common Stock and each six shares of Convertible Nonvoting Stock were reclassified into one share of Class C Common Stock. In connection with the recapitalization, 63,334 shares of Class A Common Stock were exchanged for an equal number of shares of Class B Common Stock, and an additional 8,484,410 shares of Class A Common Stock were exchanged for an equal number of shares of Class C Common Stock. The recapitalization has been given retroactive effect in the financial statements.

     In February 1996, subsequent to the IPO, the Company completed a private placement of $100.0 million of newly authorized Senior Cumulative Exchangeable Preferred Stock (the "Old Preferred Stock"). Upon completion, the proceeds of the Old Preferred Stock were used to redeem the Acquisition Preferred Stock and 55,664 shares of Class A Common Stock. The redemption resulted in a charge to net loss attributable to common stock of approximately $16.6 million and an additional reduction of paid-in capital of approximately $1.0 million.

     In June 1996, the holders of Chancellor's Class C Common Stock filed an application with the FCC to convert the stock into Chancellor's Class B Common Stock. The holders of Class C Common Stock received approval of their applications and subsequently converted their stock on October 22, 1996.

             CHANCELLOR RADIO BROADCASTING COMPANY AND SUBSIDIARIES

     In August 1996 pursuant to an agreement entered into at the time of the IPO, Chancellor sold 1.2 million shares of Class A Common Stock in a private placement to an affiliated entity, which generated proceeds of $23.0 million which were contributed to Chancellor Radio Broadcasting.

     In September 1996, the Company completed an exchange offering whereby it exchanged the Old Preferred Stock for 1,000,000 shares of 12 1/4% Series A Senior Cumulative Exchangeable Preferred Stock (the "Senior Exchangeable Preferred Stock") in a transaction registered under the Securities Act of 1933, as amended. The terms of the Senior Exchangeable Preferred Stock are substantially identical to those of the Old Preferred Stock. Dividends on the Senior Exchangeable Preferred Stock accrue from its date of issuance and are payable quarterly commencing November 15, 1996, at a rate per annum of 12 1/4% of the then effective liquidation preference per share. Dividends may be paid, at the Company's option, on any dividend payment date occurring on or prior to February 15, 2001 either in cash or by adding such dividends to the then effective liquidation preference of the Senior Exchangeable Preferred Stock. The Senior Exchangeable Preferred Stock is redeemable at the Company's option, in whole or in part at any time on or after February 15, 2001, at various redemption prices, plus, accumulated and unpaid dividends to the date of redemption. In addition, prior to February 15, 1999, the Company may, at its option, redeem the Senior Exchangeable Preferred Stock with the net cash proceeds from one or more Public Equity Offerings (as defined), at various redemption prices, plus, accumulated and unpaid dividends to the redemption date; provided, however, that after any such redemption there is outstanding at least 75% of the number of shares of Senior Exchangeable Preferred Stock originally issued.

     The Company is required, subject to certain conditions, to redeem all of the Senior Exchangeable Preferred Stock outstanding on February 15, 2008, at a redemption price equal to 100% of the then effective liquidation preference thereof, plus, accumulated and unpaid dividends to the date of redemption. Upon the occurrence of a change of control (as defined), the Company must offer to purchase all of the then outstanding shares of Senior Exchangeable Preferred Stock at a price equal to 101% of the then effective liquidation preference thereof, plus, accumulated and unpaid dividends to the date of purchase. Subject to certain conditions, the Senior Exchangeable Preferred Stock is exchangeable in whole, but not in part, at the option of the Company, on any dividend payment date for the Company's 12 1/4% subordinated exchange debentures due 2008.

     On January 23, 1997, Chancellor completed a private placement of $100.0 million of newly authorized 7% Convertible Preferred Stock (the "Convertible Preferred Stock") and Chancellor Radio Broadcasting completed a private placement of $200.0 million of newly authorized 12% Exchangeable Preferred Stock (the "Exchangeable Preferred Stock").

     Dividends on the Convertible Preferred Stock accrue from its date of issuance and are payable quarterly commencing April 15, 1997, at a rate per annum of 7% of the liquidation preference per share. The liquidation preference of the Convertible Preferred Stock is $50.00 per share, and requires cash dividends of $7.7 million per year. Because Chancellor is a holding company with no assets other than the common stock of the Company, Chancellor will rely solely on the dividends from the Company to satisfy its dividend payment obligation on the 7% Convertible Preferred Stock. The Convertible Preferred Stock is convertible at the option of the holder at any time after March 23, 1997, unless previously redeemed, into Class A Common Stock of Chancellor at a conversion price of $32.90 per share of Class A Common Stock, subject to adjustment in certain events. In addition, after January 19, 2000, the Company may, at its option, redeem the Convertible Preferred Stock, in whole or in part, at specified redemption prices plus accrued and unpaid dividends through the redemption date. Upon the occurrence of a change of control (as defined), Chancellor must, subject to certain conditions, offer to purchase all of the then outstanding shares of Convertible Preferred Stock at a price equal to 101% of the liquidation preference thereof, plus accrued and unpaid dividends to the date of purchase.

             CHANCELLOR RADIO BROADCASTING COMPANY AND SUBSIDIARIES

     Dividends on the Exchangeable Preferred Stock will accrue from the date of its issuance and will be payable semi-annually commencing July 15, 1997, at a rate per annum of 12% of the liquidation preference per share. Dividends may be paid, at the Company's option, on any dividend payment date occurring on or prior to January 15, 2002 either in cash or in additional shares of Exchangeable Preferred Stock. The liquidation preference of the Exchangeable Preferred Stock will be $100.00 per share. The Exchangeable Preferred Stock is redeemable at the Company's option, in whole or in part at any time on or after January 15, 2002, at the redemption prices set forth herein, plus accrued and unpaid dividends to the date of redemption. In addition, prior to January 15, 2000, the Company may, at its option, redeem the Exchangeable Preferred Stock with the net cash proceeds from one or more Public Equity Offerings (as defined), at various redemption prices plus accrued and unpaid dividends to the redemption date; provided, however, that after any such redemption there is outstanding at least $150.0 million aggregate liquidation preference of Exchangeable Preferred Stock. The Company is required, subject to certain conditions, to redeem all of the Exchangeable Preferred Stock outstanding on January 15, 2009, at a redemption price equal to 100% of the liquidation preference thereof, plus accrued and unpaid dividends to the date of redemption. Upon the occurrence of a Change of Control (as defined), the Company will, subject to certain conditions, offer to purchase all of the then outstanding shares of Exchangeable Preferred Stock at a price equal to 101% of the liquidation preference thereof, plus accrued and unpaid dividends to the repurchase date. In addition, prior to January 15, 1999, upon the occurrence of a Change of Control, the Company will have the option to redeem the Exchangeable Preferred Stock in whole but not in part at a redemption price equal to 112% of the liquidation preference thereof, plus accrued and unpaid dividends to the date of redemption. The Exchangeable Preferred Stock will, with respect to dividend rights and rights on liquidation, rank junior to the Senior Exchangeable Preferred Stock. Subject to certain conditions, the Exchangeable Preferred Stock is exchangeable in whole, but not in part, at the option of the Company, on any dividend payment date for the Company's 12% subordinated exchange debentures due 2009, including any such securities paid in lieu of cash interest.

     In addition to the accrued dividends discussed above, the recorded value of the Senior Exchangeable Preferred Stock, the Convertible Preferred Stock and the Exchangeable Preferred Stock includes or will include an amount for the accretion of the difference between the stock's fair value at date of issuance and its mandatory redemption amount, calculated using the effective interest method.

9. INCOME TAXES

     All of the Company's revenues were generated in the United States. The provision for income taxes for continuing operations consists of the following:

                                                                    YEAR ENDED DECEMBER 31
                                                             ------------------------------------
                                                                1994         1995         1996
                                                             ----------   ----------   ----------
Current:
  State....................................................  $       --   $   11,098   $   64,070
Deferred:
  Federal..................................................   1,267,109    3,220,528    3,866,209
  State....................................................     223,607      568,329      682,272
                                                             ----------   ----------   ----------
          Total provision..................................  $1,490,716   $3,799,955   $4,612,551
                                                             ==========   ==========   ==========

             CHANCELLOR RADIO BROADCASTING COMPANY AND SUBSIDIARIES

     Income tax expense differs from the amount computed by applying the federal statutory income tax rate of 34% to income before income taxes for the following reasons:

                                                  YEAR ENDED DECEMBER 31,
                                          ---------------------------------------
                                             1994          1995           1996
                                          ----------    -----------    ----------
U.S. federal income tax at statutory
  rate..................................  $  637,692    $(2,628,656)   $  645,125
State income taxes, net of federal
  benefit...............................     112,533       (463,880)      113,846
Valuation allowance provided for loss
  carryforward generated during the
  current period........................     720,490      6,589,750       307,000
Reconciliation of return to estimate....          --         71,510            --
Permanent difference....................      20,001        231,231     3,546,580
                                          ----------    -----------    ----------
                                          $1,490,716    $ 3,799,955    $4,612,551
                                          ==========    ===========    ==========

                                                 DECEMBER 31,
                                          ---------------------------
                                             1995            1996
                                          -----------    ------------
The deferred tax assets (liabilities)
  consist of the following:
  Loss carryforwards expiring 2009 and
     2010...............................  $ 4,766,240    $ 11,806,985
  Deferred stock option compensation
     deduction..........................    2,544,000       4,064,000
  Tax credits...........................           --       2,951,555
  Other.................................      105,411         680,819
                                          -----------    ------------
     Gross deferred tax assets..........    7,415,651      19,503,359
                                          -----------    ------------
  Depreciation and amortization.........   (5,057,772)    (21,488,463)
                                          -----------    ------------
  Deferred tax assets valuation
     allowance..........................   (7,310,240)       (621,210)
                                          -----------    ------------
     Net deferred tax liabilities.......  $(4,952,361)   $ (2,606,314)
                                          ===========    ============

     The deferred tax valuation allowance was originally established due to the uncertainty surrounding the realizability of the Company's deferred tax assets using the "more likely than not" criteria. During the fourth quarter of 1996, the Company revised its estimate of the likelihood that it will realize the majority of its deferred tax assets and adjusted its valuation allowance accordingly. This revised estimate was the direct result of the acquisition of Trefoil. Reversal of the valuation allowance related to deferred tax assets which existed on the date of acquisition or which were acquired as a result of the Trefoil acquisition were credited against the original purchase accounting allocation to goodwill. The reversal of the valuation allowance related to deferred tax assets generated subsequent to the acquisition were credited as a reduction of income tax expense and extraordinary losses as appropriate.

     The Company's tax credits and net operating loss carryforwards at December 31, 1996 begin expiring in 1997 and 2001, respectively. The Company has provided a valuation allowance for those tax credits which do not meet a "more likely than not" realizability test.

10. EMPLOYEE BENEFIT PLAN

     The Company has a 401(k) Savings Plan, whereby eligible employees can contribute up to either 15% of their salary, per year, subject to certain maximum contribution amounts. Prior to 1996, the Company had not made any contributions to the plan, nor is it required to in future periods. However, the Company did elect to make a discretionary match for 1996 of approximately $250,000. Employees become eligible to participate in the plan after the completion of one year of service and the attainment of age twenty-one.

             CHANCELLOR RADIO BROADCASTING COMPANY AND SUBSIDIARIES

11. COMMITMENTS

     The Company leases real property, office space, broadcasting equipment and office equipment under various noncancellable operating leases. Certain of the Company's leases contain escalation clauses, renewal options and/or purchase options. In addition, the Company assumed lease obligations in connection with the acquisition of Trefoil on February 14, 1996. The Company also has employment and rating survey agreements in excess of one year, and has entered into a twelve-year financial monitoring and oversight agreement with Hicks Muse & Co. Partners, L.P., which is an affiliate of Hicks, Muse, Tate & Furst Incorporated.

     Future minimum payments under the noncancellable operating lease agreements at December 31, 1996 are approximately as follows:

1997........................................................  $ 6,023,586
1998........................................................    4,865,095
1999........................................................    4,277,779
2000........................................................    3,564,247
2001........................................................    2,805,282
Thereafter..................................................   13,080,261
                                                              -----------
                                                              $34,616,250
                                                              ===========

     Rent expense was approximately $227,000, $1.3 million and $4.8 million for the years ended December 31, 1994, 1995 and 1996, respectively.

12. DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

     The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

     For cash, short-term debt, and other current amounts receivable and payable, and the variable-rate term debt, the carrying amount approximates fair value.

     For the fixed-rate long-term debt, the fair value is estimated based on quoted market prices. The carrying values at December 31, 1995 and 1996 was $80.0 million and $260.0 million, respectively, and the estimated fair values at each date were $85.4 million and $267.8 million, respectively.

     For Chancellor Radio Broadcasting's Senior Exchangeable Preferred Stock, the fair value of $113.75 per share at December 31, 1996 is estimated based on quoted market prices.

13. STOCK-BASED COMPENSATION

     During 1994, Chancellor's Board of Directors granted options to purchase 996,068 shares of its common stock to the senior management of the Company at exercise prices of $6.00 and $7.50. The option agreements vest over a five year period and originally contained certain performance criteria and indexed exercise prices. On September 30, 1995, Chancellor entered into an agreement with its senior management to substantially revise and amend these option agreements to eliminate certain of the performance criteria provisions and to adjust and fix the exercise prices at $7.50 and $8.40, respectively. Management developed an estimate of the fair value of the stock options in the amount of $19.0 million. Based upon this estimate and the applicable vesting periods, the Company recognized stock option compensation expense and a corresponding credit to equity of $6.4 million in 1995, with the remaining amount to be amortized over an approximate four year period.

     During 1994, Chancellor's Board of Directors adopted a stock option plan for its non-employee directors providing for the grant of options and stock awards for up to 480,000 shares of its common stock. Upon

             CHANCELLOR RADIO BROADCASTING COMPANY AND SUBSIDIARIES election to the Board of Directors, each person shall be granted a stock option to purchase a number of shares of common stock equal to the number of shares of common stock acquired by purchase by such person upon their initial election to the Board of Directors. Each option shall be immediately vested, will have a maximum term of ten years and an exercise price, as determined by the plan committee, equal to or greater than the fair market value of the common stock on the respective dates of grant.

     In February 1996, Chancellor's Board of Directors adopted a stock award plan for the Company's management, employees and non-employee directors, elected after the date of adoption of the plan, providing for the grant of options and stock awards for up to 916,456 shares of Chancellor's Class A Common Stock. The Company's compensation committee has the sole authority to grant stock options and to establish option exercise prices and vesting schedules. However, per-share exercise prices shall not be less than the fair market value of the stock on the respective date of grant and if the compensation committee does not determine a vesting schedule, such option shall vest 20% on the first anniversary of the respective date of grant and the remaining 80% shall vest pro rata on a monthly basis over the four-year period following the first anniversary of the date of grant. Non-employee directors elected after the effective date of this plan automatically are granted a fully-vested option to purchase 5,000 shares of Chancellor's Class A Common Stock on the date he or she first becomes a member of the Board of Directors. Terms of all options are limited to ten years.

     A summary of the Company's option activity follows. The Company has elected to continue expense recognition under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and accordingly, has included certain required pro forma information. Estimates of weighted-average grant-date fair values of options granted and pro forma option compensation amounts were determined using the Black-Scholes Single Option approach assuming an expected option term of 6 years, interest rates ranging from 5.5% to 7.2%, a dividend yield of zero and a volatility factor of .4 (zero for options issued prior to the Company's initial public offering in February 1996).

                                                   FOR THE YEAR ENDED DECEMBER 31,
                       ----------------------------------------------------------------------------------------
                                  1996                          1994                           1995
                       --------------------------   ----------------------------   ----------------------------
                                 WEIGHTED AVERAGE               WEIGHTED AVERAGE               WEIGHTED AVERAGE
                       SHARES     EXERCISE PRICE     SHARES      EXERCISE PRICE     SHARES      EXERCISE PRICE
                       -------   ----------------   ---------   ----------------   ---------   ----------------
Beginning of year....       --        $  --           996,068        $7.27         1,022,734        $ 7.89
  Granted:
     Exercise price:
     equals FMV......  996,068         7.27            26,666         7.50           713,916         26.03
     less than FMV...       --           --           996,068         7.90                --            --
  Exercised..........       --           --                --           --                --            --
  Canceled...........       --           --          (996,068)        7.27            (9,000)        24.51
                       -------       ------         ---------       ------         ---------       -------
End of year..........  996,068        $7.27         1,022,734        $7.89         1,727,650        $15.30
                       =======       ======         =========       ======         =========       =======
Exercisable as of end
  of year............       --        $  --           225,879        $7.85           431,758        $ 8.06
                       =======       ======         =========       ======         =========       =======
Weighted-average
  grant-date fair
  value of options
  granted:
     Exercise price:
     equals FMV......       --         3.59                          12.69
     less than FMV...       --        21.56                             --

             CHANCELLOR RADIO BROADCASTING COMPANY AND SUBSIDIARIES

                           OPTIONS OUTSTANDING                 OPTIONS EXERCISABLE
                 ---------------------------------------   ---------------------------
                                  WEIGHTED AVERAGE
                             ---------------------------
   RANGE OF                     REMAINING       EXERCISE             WEIGHTED AVERAGE
EXERCISE PRICES   SHARES     CONTRACTUAL LIFE    PRICE     SHARES     EXERCISE PRICE
---------------  ---------   ----------------   --------   -------   -----------------
$ 7.50 -- $ 7.50   577,971         7.06          $ 7.50    247,188         $7.50
  8.40 --   8.40   444,763         7.83            8.40    177,904          8.40
 20.00 --  25.25   431,916         9.14           20.51      6,666         20.00
 31.00 --  36.75   273,000         9.75           34.81         --            --
                 ---------        -----          ------    -------        ------
$ 7.50 -- $36.75 1,727,650         8.20          $15.30    431,758         $8.06
                 =========        =====          ======    =======        ======

                                                         YEAR ENDED           YEAR ENDED
                                                      DECEMBER 31, 1995    DECEMBER 31, 1996
                                                      -----------------    -----------------
Historical net loss.................................    $(11,531,296)         $(6,892,023)
Pro forma adjustment for stock option
  compensation......................................        (781,465)          (1,524,302)
Pro forma tax benefit...............................         312,586              609,721
                                                        ------------          -----------
Pro forma net loss..................................    $(12,000,175)         $(7,806,604)
                                                        ============          ===========

14. RELATED PARTY TRANSACTIONS

     The Company has entered into a twelve-year agreement (the "Financial Monitoring and Oversight Agreement") with Hicks Muse & Co. Partners, L.P. ("Hicks Muse Partners") and HM2/Management Partners, L.P. ("HM2"), each of which is an affiliate of Hicks Muse. Chancellor and the Company paid Hicks Muse Partners an annual fee of $82,000, $200,000 and $408,000 for financial oversight and monitoring services for the years ended December 31, 1994, 1995 and 1996, respectively. The annual fee is adjustable each December 31, according to a formula based on changes in the consumer price index. HM2 received fees of approximately $0.3 million, $2.4 million and $6.2 million upon consummation of the acquisitions of KDWB-FM, the American Media Station Group and Trefoil Communications, Inc., respectively, and is entitled to receive a fee equal to 1.5% of the transaction value (as defined) upon the consummation of each add-on transaction (as defined) involving Chancellor or any of its subsidiaries.

     Effective April 1, 1996, the Company entered into a revised financial monitoring and oversight agreement with Hicks & Muse & Co. Partners, L.P. and HM2/Management Partners, L.P., each of which is an affiliate of Hicks, Muse, Tate & Furst Incorporated. The annual fee for financial oversight and monitoring services to the Company has been adjusted to $500,000. The annual fee is adjustable each January 1, to an amount equal to the budgeted consolidated annual net sales of the Company for the then-current fiscal year, multiplied by 0.25%, provided, however, that in no event shall the annual fee be less than $500,000.

     The Financial Monitoring and Oversight Agreement makes available the resources of HM2 and Hicks Muse Partners concerning a variety of financial matters. The services that have been and will continue to be provided by HM2 and Hicks Muse Partners could not otherwise be obtained by Chancellor and the Company without the addition of personnel or the engagement of outside professional advisors.

     In February of 1996, the Company lent $200,000 to an affiliate of the Company. The loan is unsecured, does not bear interest and will be forgiven during the next three years.

15. SUBSEQUENT EVENTS

     On February 14, 1997, Chancellor Radio Broadcasting completed a private placement of an additional $10.0 million of Convertible Preferred Stock pursuant to its over-allotment option. The net proceeds of this offering were used to repay borrowings under the Revolving Credit Facility.

             CHANCELLOR RADIO BROADCASTING COMPANY AND SUBSIDIARIES

     On February 19, 1997, Chancellor and Chancellor Radio Broadcasting entered into an agreement to merge with Evergreen Media Corporation ("Evergreen") in a stock-for-stock transaction (the "Merger"), with Evergreen remaining as the surviving corporation (the "Surviving Company"). Pursuant to the agreement, shareholders of the Company's common stock will receive 0.9091 shares of Evergreen's common stock. Consummation of the merger is subject to shareholder approval and certain other closing conditions including regulatory approval.

     On February 19, 1997, the Company and Evergreen entered into a joint purchase agreement whereby in the event that consummation of the stock purchase agreement between Evergreen and Viacom International, Inc. ("Viacom") occurs prior to the consummation of the Merger, the Company will be required to purchase the Viacom subsidiaries which own four of the ten Viacom stations for $480.0 million and Evergreen will be required to purchase the Viacom subsidiaries which own six of the ten Viacom stations for $595.0 million. In the event that consummation of the stock purchase agreement between Evergreen and Viacom occurs after the consummation of the Merger, the Surviving Company will acquire the stock of certain Viacom subsidiaries which own and operate ten radio stations in five major markets. Consummation of the transaction is dependent upon certain closing conditions, including regulatory approval.

16. UNCERTAINTIES AND THE USE OF ESTIMATES AND ASSUMPTIONS

     On February 8, 1996, the President signed into law the Telecommunications Act of 1996. Among other things, this legislation requires the Federal Communications Commission (the "FCC"), to relax its numerical restrictions on local ownership and affords renewal applicants significant new protections from competing applications for their broadcast licenses. The new legislation will enable the Company to retain all of its radio stations and to acquire more properties; at the same time, this legislation will also allow other broadcast entities to increase their ownership in markets where the Company currently operates stations. The Company's management is unable to determine the ultimate effect of this legislation on its competitive environment.

     The pending acquisition, exchange and merger agreements are subject to various governmental approvals, including the Department of Justice under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the Federal Communications Commission.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual amounts could differ from those estimates.

17. RECENT ACCOUNTING PRONOUNCEMENT

     The Financial Accounting Standards Board issued SFAS No. 128, "Earnings Per Share" in March 1997, which establishes standards for computing and presenting earnings per share. The disclosure requirements of SFAS No. 128 will be effective for the Company's financial statements beginning in 1997. Management has not yet determined the impact that the adoption of SFAS No. 128 will have on the financial statements of the Company.

             CHANCELLOR RADIO BROADCASTING COMPANY AND SUBSIDIARIES

                    CONSOLIDATED BALANCE SHEETS (UNAUDITED)
                 (DOLLARS IN THOUSANDS, EXCEPT FOR SHARE DATA)

                                     ASSETS

                                                              DECEMBER 31,    JUNE 30,
                                                                  1996          1997
                                                              ------------   ----------
Current assets:
  Cash......................................................    $  3,789     $    5,889
  Accounts receivable, net of allowance for doubtful
     accounts of $1,024 and $1,182, respectively............      46,585         63,576
  Prepaid expenses and other................................       2,754          2,887
                                                                --------     ----------
          Total current assets..............................      53,128         72,352
Restricted cash.............................................      20,363         53,750
Property and equipment, net.................................      49,123         69,581
Intangibles and other, net..................................     551,406        970,080
Deferred financing costs, net...............................      16,723         16,827
Deferred income tax benefit.................................          --          1,183
                                                                --------     ----------
          Total assets......................................    $690,743     $1,183,773
                                                                ========     ==========

                         LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  Accounts payable..........................................    $  4,409     $    4,989
  Accrued liabilities.......................................      12,530         16,248
  Accrued interest..........................................       6,869          5,702
  Current portion of long-term debt.........................         400          1,928
                                                                --------     ----------
          Total current liabilities.........................      24,208         28,867
Long-term debt..............................................     354,914        545,335
Deferred income taxes.......................................       2,606             --
Other.......................................................         802            997
                                                                --------     ----------
          Total liabilities.................................     382,530        575,199
                                                                --------     ----------
Redeemable senior cumulative exchangeable preferred stock,
  par value $.01 per share; 1,000,000 shares authorized,
  issued and outstanding; preference in liquidation of
  $117,670..................................................     107,222        114,271
Redeemable cumulative exchangeable preferred stock, par
  value $.01 per share; none and 3,600,000 shares
  authorized, respectively, none and 2,000,000 shares issued and outstanding, respectively; preference in liquidation
  of $210,774...............................................          --        202,891
Common stockholder's equity:
  Common stock, par value $.01 per share; 2,000 shares
     authorized, 1,000 shares issued and outstanding........           1              1
  Additional paid-in capital................................     219,519        322,216
  Accumulated deficit.......................................     (18,529)       (30,805)
                                                                --------     ----------
          Total stockholder's equity........................     200,991        291,412
                                                                --------     ----------
          Total liabilities and stockholder's equity........    $690,743     $1,183,773
                                                                ========     ==========

    The accompanying notes are an integral part of the financial statements.

             CHANCELLOR RADIO BROADCASTING COMPANY AND SUBSIDIARIES

               CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                              THREE MONTHS ENDED JUNE 30,    SIX MONTHS ENDED JUNE 30,
                                              ----------------------------   -------------------------
                                                  1996            1997          1996          1997
                                              ------------    ------------   -----------   -----------
Gross broadcasting revenues.................    $   50,759      $   83,538    $   79,848    $  147,015
Less agency commissions.....................         6,333          10,450         9,780        18,073
                                                ----------      ----------    ----------    ----------
     Net revenues...........................        44,426          73,088        70,068       128,942
                                                ----------      ----------    ----------    ----------
Operating expenses:
  Programming, technical and news...........         7,865          12,829        13,010        26,700
  Sales and promotion.......................        12,367          20,785        19,310        36,748
  General and administrative................         6,002           8,051        10,405        16,404
  Depreciation and amortization.............         5,148           8,605         9,675        16,714
  Corporate expenses........................           832           2,222         1,839         3,934
  Merger expense............................            --             459            --         2,515
  Stock option compensation.................           950             950         1,900         1,900
                                                ----------      ----------    ----------    ----------
                                                    33,164          53,901        56,139       104,915
                                                ----------      ----------    ----------    ----------
     Income from operations.................        11,262          19,187        13,929        24,027
Other (income) expense:
  Interest expense..........................         9,680          12,488        17,327        23,908
  Other, net................................            92              25            98        (1,607)
                                                ----------      ----------    ----------    ----------
     Income (loss) before provision for
       income taxes and extraordinary
       loss.................................         1,490           6,674        (3,496)        1,726
Provision for income taxes..................           662           3,727         1,601         3,327
                                                ----------      ----------    ----------    ----------
     Income (loss) before extraordinary
       loss.................................           828           2,947        (5,097)       (1,601)
Extraordinary loss on early extinguishment
  of debt, net of income tax benefit........            --           7,926         4,646        10,675
                                                ----------      ----------    ----------    ----------
     Net Income (loss)......................           828          (4,979)       (9,743)      (12,276)
Loss on repurchase of preferred stock.......            --              --        16,570            --
Dividends and accretion on preferred
  stock.....................................         3,183           9,987         4,843        18,122
                                                ----------      ----------    ----------    ----------
     Net loss attributable to common
       stock................................    $   (2,355)     $  (14,966)   $  (31,156)   $  (30,398)
                                                ==========      ==========    ==========    ==========

    The accompanying notes are an integral part of the financial statements.

             CHANCELLOR RADIO BROADCASTING COMPANY AND SUBSIDIARIES

     CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDER'S EQUITY (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                                                ADDITIONAL
                                                                 PAID-IN     ACCUMULATED
                                              SHARES   AMOUNT    CAPITAL       DEFICIT      TOTAL
                                              ------   ------   ----------   -----------   --------
Balance, January 1, 1997....................  1,000      $1      $219,519     $(18,529)    $200,991
  Dividends and accretion on preferred
     stock..................................     --      --       (18,122)          --      (18,122)
  Capital contributions, net................     --      --       120,819           --      120,819
  Net loss..................................     --      --            --      (12,276)     (12,276)
                                              -----      --      --------     --------     --------
Balance, June 30, 1997......................  1,000      $1      $322,216     $(30,805)    $291,412
                                              =====      ==      ========     ========     ========

    The accompanying notes are an integral part of the financial statements.

             CHANCELLOR RADIO BROADCASTING COMPANY AND SUBSIDIARIES

               CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                                              SIX MONTHS ENDED JUNE 30,
                                                              --------------------------
                                                                 1996           1997
                                                              -----------    -----------
Cash flows from operating activities:
  Net loss..................................................    $  (9,743)     $ (12,276)
  Adjustments to reconcile net income to net cash provided
     by operating activities:
     Depreciation and amortization..........................        9,675         16,714
     Amortization of deferred financing costs...............        1,393          1,236
     Stock option compensation..............................        1,900          1,900
     Deferred income taxes..................................        1,539          3,327
     Gain on disposition of stations........................           --         (1,409)
     Extraordinary loss.....................................        4,646         10,675
     Changes in assets and liabilities, net of the effects
      of acquired businesses:
       Accounts receivable..................................       (2,734)        (3,741)
       Prepaids and other...................................       (1,380)           365
       Accounts payable.....................................          (87)          (806)
       Accrued liabilities..................................          (66)         1,564
       Accrued interest.....................................        4,243         (1,167)
                                                                ---------      ---------
          Net cash provided by operating activities.........        9,488         16,382
                                                                ---------      ---------
Cash flows from investing activities:
  Purchases of broadcasting properties......................     (406,140)      (582,383)
  Dispositions of broadcasting properties...................           --        103,259
  Purchases of other property and equipment.................       (1,374)        (3,690)
                                                                ---------      ---------
          Net cash used in investing activities.............     (407,514)      (482,814)
Cash flows from financing activities:
  Proceeds from issuance of long-term debt..................      277,628        417,632
  Proceeds from borrowings under revolving debt facility....       46,764        255,441
  Repayments of long-term debt..............................      (90,885)      (342,856)
  Repayments of borrowings under revolving debt facility....      (68,432)      (157,399)
  Issuances of preferred stock..............................      175,119        191,817
  Repurchase of preferred stock.............................      (95,462)            --
  Additional capital contributions..........................      155,475        105,672
  Distribution of additional paid in capital................       (1,038)        (1,775)
  Payment of preferred stock dividends......................         (506)
                                                                ---------      ---------
          Net cash provided by financing activities.........      398,663        468,532
                                                                ---------      ---------
          Net increase in cash..............................          637          2,100
Cash, at beginning of period................................        1,314          3,789
                                                                ---------      ---------
Cash, at end of period......................................    $   1,951      $   5,889
                                                                =========      =========

    The accompanying notes are an integral part of the financial statements.

             CHANCELLOR RADIO BROADCASTING COMPANY AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. BASIS OF PRESENTATION

     The accompanying unaudited consolidated financial statements of Chancellor Radio Broadcasting Company ("Chancellor Radio Broadcasting") and its subsidiaries (the "Company") have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three and six month periods ended June 30, 1997 are not necessarily indicative of the results that may be expected for the year ending December 31, 1997. Chancellor Radio Broadcasting is a direct subsidiary of Chancellor Broadcasting Company ("Chancellor"). Certain prior year amounts have been reclassified to conform with the current year's presentation, which had no effect on net income or stockholder's equity.

2. ACQUISITIONS AND DISPOSITIONS

     On January 23, 1997, the Company acquired substantially all the assets and certain liabilities of Colfax Communications, Inc. and its affiliates ("Colfax") for an aggregate price of $383.7 million. Liabilities assumed were limited to certain ongoing contractual rights and obligations. The acquisition was accounted for as a purchase. Pursuant to the acquisition agreement, at December 31, 1996 the Company had $20.4 million of cash in a restricted escrow account which was remitted to Colfax at closing. On January 29, 1997, the Company entered into an agreement to sell WMIL-FM and WOKY-AM, Milwaukee stations acquired in this transaction, to Clear Channel Radio, Inc. for $41.3 million in cash. Accordingly, theses stations were recorded as assets held for sale with no results of operations or gain or loss recognized. Interest capitalized on this investment amounted to $580,000. The disposition of these stations was completed on March 31, 1997.

     The acquisition is summarized as follows (in thousands):

Assets acquired and liabilities assumed:
  Accounts receivable, net..................................  $ 13,234
  Prepaid and other assets..................................       470
  Property and equipment....................................    14,624
  Goodwill and other intangibles............................   317,894
  Other noncurrent assets...................................        46
  Assets held for sale......................................    41,253
  Accrued liabilities.......................................    (3,821)
                                                              --------
                                                              $383,700

     On January 31, 1997, the Company completed the sale of WWWW-FM and WDFN-AM in Detroit to Evergreen Media Corporation ("Evergreen") for $30.0 million in cash. The pre-tax gain of $1.4 million is included in other income.

     On February 13, 1997, the Company acquired substantially all the assets and certain liabilities of OmniAmerica Group ("Omni") for $166.0 million of cash and $15.0 million of Chancellor Class A Common Stock. Liabilities assumed were limited to certain ongoing contractual rights and obligations. The acquisition was accounted for as a purchase.

             CHANCELLOR RADIO BROADCASTING COMPANY AND SUBSIDIARIES

     The acquisition is summarized as follows (in thousands):

Assets acquired and liabilities assumed:
  Property and equipment....................................  $  9,209
  Goodwill and other intangibles............................   171,837
                                                              --------
                                                              $181,046

     On February 19, 1997, Chancellor and Chancellor Radio Broadcasting entered into an agreement to merge with Evergreen in a stock-for-stock transaction (the "Merger"), with Evergreen remaining as the surviving corporation. Pursuant to the agreement, shareholders of the Company's common stock will receive 0.9091 shares of Evergreen's common stock. Consummation of the merger is subject to shareholder approval and certain other closing conditions including regulatory approval. The Company has incurred certain costs related to the Merger which have been expensed in the period incurred.

     On February 19, 1997, the Company and Evergreen entered into a joint purchase agreement whereby in the event that consummation of the stock purchase agreement between Evergreen and Viacom International, Inc. ("Viacom") occurred prior to the consummation of the Merger, the Company would be required to purchase the Viacom subsidiaries which own four of the ten Viacom stations for $480.0 million, plus net working capital, and Evergreen would be required to purchase the Viacom subsidiaries which own six of the ten Viacom stations for $595.0 million, plus net working capital. On July 2, 1997, the Company acquired KIBB-FM and KYSR-FM in Los Angeles, WLIT-FM in Chicago and WDRQ-FM in Detroit from Viacom for approximately $489.8 million, plus various other direct acquisition costs (the "Chancellor Viacom Acquisition").

     On March 24, 1997, the Company exchanged the West Palm Beach stations acquired from Omni for one AM station in Sacramento and approximately $33.0 million in cash from American Radio Systems Corporation (the "American Radio Exchange").

     On July 7, 1997, the Company entered into a time brokerage agreement with Evergreen whereby Evergreen began managing certain limited functions of the Company's station in San Francisco which broadcasts on frequency 94.9 (formerly KSAN-FM).

     On July 14, 1997, the Company and Evergreen entered into an agreement pursuant to which a jointly-owned affiliate of Evergreen and the Company will acquire Katz Media Group, Inc. ("Katz"), a full-service media representation firm, in a tender offer transaction valued at approximately $373.0 million. Debt of Katz of approximately $218.0 million will also be assumed in the transaction.

     On July 21, 1997, the Company entered into a time brokerage agreement with Evergreen whereby Evergreen began managing certain limited functions of the Company's stations KBGG-FM, KNEW-AM and KABL-AM in San Francisco.

     On July 30, 1997, the Company entered into an agreement to acquire KXPK-FM in Denver from Evergreen Wireless LLC (which is unrelated to Evergreen) for $26.0 million in cash (including $1.7 million paid by the Company in escrow). The Company also entered into an agreement to operate KXPK-FM under a time brokerage agreement to be effective upon receipt of HSR Act approval. Although there can be no assurance, the Company expects that the acquisition will be completed in the first quarter of 1998, after completion of the Merger.

     On August 7, 1997, the Company and Evergreen announced that they had acquired, for $3.0 million, an option from Bonneville International Corporation ("Bonneville") to exchange Evergreen's station WTOP-AM in Washington, the Company's stations KZLA-FM in Los Angeles and WGMS-FM in Washington and $57.0 million of cash for Bonneville's stations WDBZ-FM in New York, KLDE-FM in Houston and KBIG-FM in Los Angeles. The option expires on December 31, 1997.

             CHANCELLOR RADIO BROADCASTING COMPANY AND SUBSIDIARIES

     On August 11, 1997, the Company completed the sale of WDRQ-FM in Detroit to Capital Cities/ABC for $37.0 million. The proceeds were used to repay borrowings under Chancellor's Interim Loan (as defined).

     The following summarizes the unaudited consolidated pro forma data as though the acquisitions of Shamrock Broadcasting Company, KIMN-FM and KALC-FM, Colfax, Omni and KSTE-AM, the dispositions of KTBZ-FM, WWWW-FM and WDFN-AM and the related financing transactions had occurred as of the beginning of 1996 (in thousands, except per share amounts):

                                                  SIX MONTHS ENDED         SIX MONTHS ENDED
                                                   JUNE 30, 1996            JUNE 30, 1997
                                               ----------------------   ----------------------
                                               HISTORICAL   PRO FORMA   HISTORICAL   PRO FORMA
                                               ----------   ---------   ----------   ---------
Net revenue..................................   $ 70,068    $109,422     $128,942    $131,149
Loss before extraordinary loss...............     (5,097)     (9,428)      (1,601)     (1,687)
Net loss attributable to common stock........    (31,156)    (28,148)     (30,398)    (22,687)

3. LONG-TERM DEBT

     The Company's term and revolving credit facilities were refinanced on January 23, 1997, in conjunction with the acquisition of Colfax under a new bank credit agreement. In connection with the refinancing of the term and revolving loan facilities in January 1997, the Company incurred an extraordinary charge to write-off deferred finance costs of $4.6 million.

     On June 5, 1997, the Company closed on the tender offer for all $60.0 million of its outstanding 12 1/2% Senior Subordinated Notes for approximately $70.1 million, which included a premium. The redemption was funded through additional borrowings under the bank credit agreement and resulted in an extraordinary charge of $11.8 million.

     On June 24, 1997, the Company completed its private offering of $200.0 million of Chancellor Radio Broadcasting Company's 8 3/4% Senior Notes, which mature on June 15, 2007 and bear interest at 8.75% per annum. The proceeds were used to pay down borrowings under the bank credit agreement, which resulted in an extraordinary charge to write-off deferred finance costs of $1.4 million.

     On July 2, 1997, the Company entered into a restated credit agreement (the "Restated Credit Agreement") in order to finance the Chancellor Viacom Acquisition. The Restated Credit Agreement consists of a $400.0 million term loan facility and a $350.0 million revolving loan facility. Also, Chancellor received an interim loan of $170.0 million (the "Interim Loan"), the proceeds from which were contributed to Chancellor Radio Broadcasting in connection with the Viacom acquisition.

     The Restated Credit Agreement is collateralized by (i) a first priority perfected pledge of all capital stock and notes owned by the Company and (ii) a first priority perfected security interest in all other assets (including receivables, contracts, contract rights, securities, patents, trademarks, other intellectual property, inventory, equipment and real estate) owned by the Company, excluding FCC licenses, leasehold interests in studio or office space and leasehold and partnership interests in tower or transmitter sites in which necessary consents to the granting of a security interest cannot be obtained without payments to any other party or on a timely basis. The Restated Credit Agreement is also guaranteed by the subsidiaries of Chancellor and Chancellor Radio Broadcasting, whose guarantees are collateralized by a first priority perfected pledge of the capital stock of Chancellor Radio Broadcasting. The term loan facility is due in increasing quarterly installments beginning in 1997 and matures in June 2004. All outstanding borrowings under the revolving facility mature in June 2004. The facilities bear interest at a rate equal to, at the Company's option, the prime rate of Bankers Trust Company, as announced from time to time, or the London Inter-Bank Offered Rate ("LIBOR") in effect from time to time, plus an applicable margin rate. The Company pays quarterly commitment fees in arrears equal to either .375% or .250% per annum on the unused portion of the Revolving Facility, depending upon whether the Company's leverage ratio is equal to or greater than 4.5:1 or less than

             CHANCELLOR RADIO BROADCASTING COMPANY AND SUBSIDIARIES

4.5:1, respectively. The bank financing facilities which existed on June 30, 1997 accrued interest at the prime rate plus 1.00% (9.50%) on $11.9 million and the LIBOR rate plus 2.00% (7.6875%) on $135.4 million of borrowings.

     The Interim Loan is an unsecured obligation of Chancellor and is due on the earlier of the consummation of the Merger or July 2, 1999. Outstanding borrowings under the Interim Loan bear interest at a rate equal to the three-month LIBOR plus an applicable margin rate beginning at 3.25% and increasing to 9.00% at various intervals during the loan period.

     Scheduled debt maturities for the Company's outstanding long-term debt under the Restated Credit Agreement as of July 2, 1997, after completion of the Chancellor Viacom Acquisition, for each of the next five calendar years and thereafter were as follows, in thousands:

1997........................................................  $     --
1998........................................................    20,000
1999........................................................    50,000
2000........................................................    60,000
2001........................................................    60,000
2002........................................................    70,000
Thereafter..................................................   153,000
                                                              --------
                                                              $413,000
                                                              ========

4. CAPITAL STRUCTURE

     During the first quarter of 1997, Chancellor completed a private placement of $110.0 million of newly authorized 7% Convertible Preferred Stock (the "Convertible Preferred Stock") and Chancellor Radio Broadcasting completed a private placement of $200.0 million of newly authorized 12% Exchangeable Preferred Stock (the "Exchangeable Preferred Stock").

     Dividends on the Convertible Preferred Stock accrue from its date of issuance and are payable quarterly commencing April 15, 1997, at a rate per annum of 7% of the liquidation preference per share. The Convertible Preferred Stock is convertible at the option of the holder at any time after March 23, 1997, unless previously redeemed, into Class A Common Stock of Chancellor at a conversion price of $32.90 per share of Class A Common Stock, subject to adjustment in certain events. In addition, after January 19, 2000, the Company may, at its option, redeem the Convertible Preferred Stock, in whole or in part, at specified redemption prices plus accrued and unpaid dividends through the redemption date. Upon the occurrence of a change of control (as defined), Chancellor must, subject to certain conditions, offer to purchase all of the then outstanding shares of Convertible Preferred Stock at a price equal to 101% of the liquidation preference thereof, plus accrued and unpaid dividends to the date of purchase.

     Dividends on the Exchangeable Preferred Stock will accrue from the date of its issuance and will be payable semi-annually commencing July 15, 1997, at a rate per annum of 12% of the liquidation preference per share. Dividends may be paid, at the Company's option, on any dividend payment date occurring on or prior to January 15, 2002 either in cash or in additional shares of Exchangeable Preferred Stock. The Exchangeable Preferred Stock is redeemable at the Company's option, in whole or in part at any time on or after January 15, 2002, at the redemption prices set forth herein, plus accrued and unpaid dividends to the date of redemption. In addition, prior to January 15, 2000, the Company may, at its option, redeem the Exchangeable Preferred Stock with the net cash proceeds from one or more Public Equity Offerings (as defined), at various redemption prices plus accrued and unpaid dividends to the redemption date; provided, however, that after any such redemption there is outstanding at least $150.0 million aggregate liquidation preference of Exchangeable Preferred Stock. The Company is required, subject to certain conditions, to

             CHANCELLOR RADIO BROADCASTING COMPANY AND SUBSIDIARIES redeem all of the Exchangeable Preferred Stock outstanding on January 15, 2009, at a redemption price equal to 100% of the liquidation preference thereof, plus accrued and unpaid dividends to the date of redemption. Upon the occurrence of a Change of Control (as defined), the Company will, subject to certain conditions, offer to purchase all of the then outstanding shares of Exchangeable Preferred Stock at a price equal to 101% of the liquidation preference thereof, plus accrued and unpaid dividends to the repurchase date. In addition, prior to January 15, 1999, upon the occurrence of a Change of Control, the Company will have the option to redeem the Exchangeable Preferred Stock in whole but not in part at a redemption price equal to 112% of the liquidation preference thereof, plus accrued and unpaid dividends to the date of redemption. The Exchangeable Preferred Stock will, with respect to dividend rights and rights on liquidation, rank junior to the Company's 12 1/4% Senior Cumulative Exchangeable Preferred Stock (the "Senior Exchangeable Preferred Stock"). Subject to certain conditions, the Exchangeable Preferred Stock is exchangeable in whole, but not in part, at the option of the Company, on any dividend payment date for the Company's 12% subordinated exchange debentures due 2009, including any such securities paid in lieu of cash interest.

     In addition to the accrued dividends discussed above, the recorded value of the Senior Exchangeable Preferred Stock and the Exchangeable Preferred Stock includes an amount for the accretion of the difference between the stock's fair value at date of issuance and its mandatory redemption amount, calculated using the effective interest method.

5. INCOME TAXES

     Income tax expense (benefit) differs from the amount computed by applying the federal statutory income tax rate of 34% to income (loss) before income taxes and extraordinary loss for the following reasons, dollars in thousands:

                                                   THREE MONTHS     SIX MONTHS ENDED
                                                  ENDED JUNE 30,        JUNE 30,
                                                  --------------    -----------------
                                                  1996     1997      1996       1997
                                                  ----    ------    -------    ------
U.S. federal income tax at statutory rate.......  $507    $2,269    $(1,189)   $  587
State income taxes, net of federal benefit......    89       401       (210)      104
Valuation allowance provided for loss
  carryforward generated during the current
  period........................................   (59)       --      2,750        --
Permanent difference............................    --     1,072         --     2,636
Other...........................................   125       (15)       250        --
                                                  ----    ------    -------    ------
                                                  $662    $3,727    $ 1,601    $3,327
                                                  ====    ======    =======    ======

6. SUBSEQUENT EVENT

     In July 1997, the Company incurred non-cash stock option and severance compensation of approximately $685,000 and $1.4 million, respectively, for terminations associated with the Merger. In addition, the Company paid $945,000 for a two year consulting and non-compete agreement which will be deferred and amortized over the related period.

7. NEW ACCOUNTING PRONOUNCEMENTS

     Statement of Financial Accounting Standard No. 128, "Earnings per Share" was issued in February 1997, which establishes standards for computing and presenting earnings per share (EPS) and applies to entities with publicly held common stock or potential common stock. The disclosure requirements of SFAS No. 128 will be effective for the Company's financial statements beginning with the annual report for 1997. Management does not believe that the implementation of SFAS 128 will have a material effect on its financial statements.

             CHANCELLOR RADIO BROADCASTING COMPANY AND SUBSIDIARIES

     Statement of Financial Accounting Standard No. 130, "Reporting Comprehensive Income" was issued in June 1997, which establishes standards for reporting and display of comprehensive income and its components (revenues, expenses, gains, and losses) in a full set of general-purpose financial statements. The reporting and display requirements of SFAS No. 130 will be effective for the Company's financial statements beginning with the first quarterly report for 1998. Management does not believe that the implementation of SFAS 130 will have a material effect on its financial statements.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Evergreen Media Corporation:

     We have audited the accompanying combined balance sheets of Riverside Broadcasting Co., Inc. and WAXQ Inc. as of December 31, 1995 and 1996, and the related combined statements of earnings and cash flows for each of the years in the three-year period ended December 31, 1996. These combined financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Riverside Broadcasting Inc. and WAXQ Inc. as of December 31, 1995 and 1996, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1996 in conformity with generally accepted accounting principles.

                                            KPMG Peat Marwick LLP

Dallas, Texas
March 14, 1997

                 RIVERSIDE BROADCASTING CO., INC. AND WAXQ INC.

                            COMBINED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)

                                     ASSETS

                                             DECEMBER 31,
                                          ------------------     JUNE 30,
                                           1995       1996         1997
                                          -------    -------    -----------
                                                                (UNAUDITED)
Current assets:
  Accounts receivable, less allowance
     for doubtful accounts of $99 in
     1995, $208 in 1996 and $170 in
     1997...............................  $ 5,507    $ 9,713      $10,489
  Prepaid expenses and other current
     assets.............................      178        381          162
  Deferred income taxes.................       45        829          829
                                          -------    -------      -------
          Total current assets..........    5,730     10,923       11,480
Property and equipment, net (note 4)....    1,075      4,177        2,668
Intangible assets, net (note 5).........   47,422     66,626       74,038
                                          -------    -------      -------
                                          $54,227    $81,726      $88,186
                                          =======    =======      =======

                          LIABILITIES AND EQUITY

Current liabilities -- accounts payable
  and accrued expenses..................  $ 1,167    $ 3,669       $2,894
Deferred income taxes...................      222      4,373        4,373
Equity (note 9).........................   52,838     73,684       80,919
Commitments and contingencies (note
  10)...................................
                                          -------    -------      -------
                                          $54,227    $81,726      $88,186
                                          =======    =======      =======

            See accompanying notes to combined financial statements.

                 RIVERSIDE BROADCASTING CO., INC. AND WAXQ INC.

                        COMBINED STATEMENTS OF EARNINGS
                             (DOLLARS IN THOUSANDS)

                                                                           SIX MONTHS
                                           YEARS ENDED DECEMBER 31,      ENDED JUNE 30,
                                          ---------------------------   -----------------
                                           1994      1995      1996      1996      1997
                                          -------   -------   -------   -------   -------
                                                                           (UNAUDITED)
Gross revenues..........................  $28,254   $25,862   $36,121   $14,274   $25,135
  Less agency commissions and national
     rep fees...........................    4,700     4,342     5,892     2,107     3,652
                                          -------   -------   -------   -------   -------
          Net revenues..................   23,554    21,520    30,229    12,167    21,483
                                          -------   -------   -------   -------   -------
Operating expenses:
  Station operating expenses excluding
     depreciation and amortization......    9,212     9,069    12,447     5,192     8,893
  Depreciation and amortization.........    1,662     1,676     4,528       838     1,290
  Corporate general and
     administrative.....................      945       980       943       510       442
                                          -------   -------   -------   -------   -------
     Operating expenses.................   11,819    11,725    17,918     6,540    10,625
                                          -------   -------   -------   -------   -------
     Operating income...................   11,735     9,795    12,311     5,627    10,858
Other (income) expense (note 3).........       --        --      (741)       --        --
                                          -------   -------   -------   -------   -------
     Earnings before income taxes.......   11,735     9,795    13,052     5,627    10,858
Income tax expense (note 6).............    6,053     5,154     6,683     2,881     4,336
                                          -------   -------   -------   -------   -------
          Net earnings..................  $ 5,682   $ 4,641   $ 6,369   $ 2,746   $ 6,522
                                          =======   =======   =======   =======   =======

            See accompanying notes to combined financial statements.

                 RIVERSIDE BROADCASTING CO., INC. AND WAXQ INC.

                       COMBINED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)

                                                                                    SIX MONTHS
                                                    YEARS ENDED DECEMBER 31,      ENDED JUNE 30,
                                                   ---------------------------   -----------------
                                                    1994      1995      1996      1996      1997
                                                   -------   -------   -------   -------   -------
                                                                                       (UNAUDITED)
Cash flows provided by operating activities:
  Net earnings...................................  $ 5,682   $ 4,641   $ 6,369   $ 2,746   $ 6,522
  Adjustments to reconcile net earnings to net
     cash provided by operating activities:
     Depreciation................................      153       168       286        84       266
     Amortization of goodwill....................    1,509     1,508     1,811       754     1,024
     Changes in certain assets and liabilities:
       Deferred income taxes.....................       32       110      (603)       --        --
       Accounts receivable, net..................     (676)      659    (4,172)     (984)     (776)
       Prepaid expenses and other current
          assets.................................       12       103      (203)      128       219
       Accounts payable and accrued expenses.....     (192)     (483)    2,502       765      (775)
                                                   -------   -------   -------   -------   -------
          Net cash provided by operating
            activities...........................    6,520     6,706     5,990     3,493     6,480
                                                   -------   -------   -------   -------   -------
Cash flows used by investing activities --capital
  expenditures...................................     (150)     (129)     (695)     (250)     (417)
                                                   -------   -------   -------   -------   -------
Net cash used by financing
  activities -- distribution to parent...........   (6,370)   (6,577)   (5,295)   (3,243)   (6,063)
                                                   -------   -------   -------   -------   -------
Increase (decrease) in cash......................       --        --        --        --        --
Cash at beginning of period......................       --        --        --        --        --
                                                   -------   -------   -------   -------   -------
Cash at end of period............................  $    --   $    --   $    --   $    --   $    --
                                                   =======   =======   =======   =======   =======
Noncash financing activities -- contribution of
  radio station net assets by parent (note 3)....  $    --   $    --   $19,772   $    --   $    --
                                                   =======   =======   =======   =======   =======

            See accompanying notes to combined financial statements.

                 RIVERSIDE BROADCASTING CO., INC. AND WAXQ INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)

(1) ORGANIZATION AND BASIS OF PRESENTATION

     The accompanying combined financial statements include the accounts of Riverside Broadcasting Co., Inc. and WAXQ Inc. (collectively, the "Company"). The Company owns and operates two commercial radio stations in the New York City market -- WLTW-FM and WAXQ-FM and is wholly owned by Viacom International Inc. ("Viacom" or "Parent"), a wholly owned subsidiary of Viacom, Inc. Significant intercompany accounts and transactions have been eliminated in combination.

     On February 16, 1997, Viacom entered into a stock purchase agreement to sell all the issued and outstanding shares of capital stock of WAXQ Inc. and Riverside Broadcasting Co., Inc. in the New York City market, KYSR Inc. and KIBB Inc. in the Los Angeles market, Viacom Broadcasting East Inc. and WMZQ Inc. in the Washington, DC market, WLIT Inc. in the Chicago market and WDRQ Inc. in the Detroit market (collectively, the "Viacom Radio Properties") to Evergreen Media Corporation of Los Angeles ("Evergreen"), for $1.075 billion in cash ("Proposed Transaction"). The Proposed Transaction is expected to close after the expiration or termination of the applicable waiting periods under the HSR Act and approval by the Federal Communications Commission ("FCC"). Contemporaneous with this transaction, Evergreen entered into a joint purchase agreement with Chancellor Broadcasting Company ("Chancellor") under which Chancellor agreed to acquire the Chicago, Detroit and Los Angeles Viacom radio properties referred to above for $480 million from Evergreen or from Viacom directly.

     The accompanying combined financial statements reflect the carve-out historical results of operations and financial position of Riverside Broadcasting Co., Inc. and WAXQ Inc. These financial statements are not necessarily indicative of the results that would have occurred if the Company had been a separate stand-alone entity during the periods presented.

     The financial statements do not include Viacom's corporate assets or liabilities not specifically identifiable to the Company. Corporate overhead allocations have been included in the accompanying statements of earnings in corporate general and administrative expense and station operating expenses.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  (a) Property and Equipment

     Property and equipment are stated at cost. Depreciation of property and equipment is computed using the straight-line method over the estimated useful lives of the assets. Repair and maintenance costs are charged to expense when incurred.

  (b) Intangible Assets

     Intangible assets consist primarily of broadcast licenses. The Company amortizes such intangible assets using the straight-line method over 40 years. The Company continually evaluates the propriety of the carrying amount of intangible assets as well as the amortization period to determine whether current events or circumstances warrant adjustments to the carrying value and/or revised estimates of useful lives. This evaluation consists of the projection of undiscounted operating income before depreciation, amortization, nonrecurring charges and interest over the remaining amortization periods of the related intangible assets. At this time, the Company believes that no significant impairment of intangible assets has occurred and that no reduction of the estimated useful lives is warranted.

  (c) Barter Transactions

     The Company trades commercial air time for goods and services used principally for promotional, sales and other business activities. An asset and liability are recorded at the fair market value of the goods or

                 RIVERSIDE BROADCASTING CO., INC. AND WAXQ INC.

services to be received. Barter revenue is recorded and the liability relieved when commercials are broadcast and barter expense is recorded and the asset relieved when goods or services are received or used.

  (d) Revenue Recognition

     Revenue is derived primarily from the sale of commercial announcements to local and national advertisers. Revenue is recognized as commercials are broadcast.

  (e) Income Taxes

     Income taxes are accounted for under the asset and liability method. Deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable earnings. Valuation allowances are established when necessary to reduce deferred tax assets to the amount more likely than not to be realized. Income tax expense is the total of tax payable for the period and the change during the period in deferred tax assets and liabilities.

  (f) Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of

     The Company adopted the provisions of SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, on January 1, 1996. This Statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. The adoption of this Statement did not have a material impact on the Company's financial position, results of operations, or liquidity.

  (g) Fair Value

     The carrying amount of accounts receivable and accounts payable approximates fair value because of the short maturity of these instruments.

  (h) Disclosure of Certain Significant Risks and Uncertainties

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     In the opinion of management, credit risk with respect to trade receivables is limited due to the large number of diversified customers in the Company's customer base. The Company performs ongoing credit evaluations of its customers and believes that adequate allowances for any uncollectible trade receivables are maintained. No one customer accounted for more than 10% of net revenues in 1994, 1995, or 1996.

  (i) Unaudited Interim Financial Information

     In the opinion of management, the unaudited interim combined financial statements as of and for the six months ended June 30, 1996 and 1997, reflect all adjustments, consisting of only normal and recurring items,

                 RIVERSIDE BROADCASTING CO., INC. AND WAXQ INC.

which are necessary for a fair presentation of the results for the interim periods presented. The results for the interim periods ended June 30, 1996 and 1997 are not necessarily indicative of results to be expected for any other interim period or for the full year.

(3) ACQUISITIONS AND DISPOSITIONS

     On August 1, 1996, Viacom exchanged the assets of KBSG-AM/FM and KNDD-FM in Seattle for the assets of WAXQ-FM in New York. The transaction was accounted for as a nonmonetary exchange and was based on the recorded amounts of the nonmonetary assets relinquished. For the period from July 1, 1996 to July 31, 1996, Viacom operated WAXQ-FM under a time brokerage agreement.

     Station start-up costs, including fees paid pursuant to the time brokerage agreement, amounting to $2,431,000, were capitalized and amortized during 1996. Acquisition-related costs are reflected in the accompanying financial statements as other expense.

     A summary of net assets relinquished by Viacom in connection with the exchange is as follows:

Working capital.............................................  $    34
Property and equipment......................................    2,693
Intangible assets...........................................   21,015
Deferred taxes..............................................   (3,970)
                                                              -------
                                                              $19,772
                                                              =======

(4) PROPERTY AND EQUIPMENT

     Property and equipment consists of the following at December 31, 1995 and 1996:

                                                         ESTIMATED
                                                        USEFUL LIFE     1995      1996
                                                        -----------    ------    ------
Broadcast facilities..................................  8-20 years     $1,971    $4,783
Office equipment and other............................  5-8 years         557       754
Construction in progress..............................                     10       389
                                                                       ------    ------
                                                                        2,538     5,926
Accumulated depreciation..............................                  1,463     1,749
                                                                       ------    ------
                                                                       $1,075    $4,177
                                                                       ======    ======

(5) INTANGIBLE ASSETS

     Intangible assets at December 31, 1995 and 1996 consist of broadcast licenses which are being amortized over forty years and are presented net of accumulated amortization of $13,177 and $14,988, respectively.

(6) INCOME TAXES

     The Company's results of operations are included in the combined U.S. federal and certain combined and separate state income tax returns of Viacom International Inc.

     The tax provisions and deferred tax liabilities presented have been determined as if the Company were a stand-alone business filing separate tax returns. Current tax liabilities are recorded through the equity account with Viacom.

                 RIVERSIDE BROADCASTING CO., INC. AND WAXQ INC.

     Income tax expense (benefit) consists of:

                                                              1994     1995     1996
                                                             ------   ------   ------
Current:
  Federal..................................................  $3,889   $3,258   $4,672
  State and local..........................................   2,132    1,786    2,614
Deferred:
  Federal..................................................      21       71     (356)
  State....................................................      11       39     (247)
                                                             ------   ------   ------
                                                             $6,053   $5,154   $6,683
                                                             ======   ======   ======

     A reconciliation of the U.S. Federal statutory tax rate to the Company's effective tax rate on earnings before income taxes is as follows:

                                                              1994    1995    1996
                                                              ----    ----    ----
Statutory U.S. tax rate.....................................  35.0%   35.0%   35.0%
Amortization of intangibles.................................   4.6     5.4     4.3
State and local taxes, net of federal tax benefit...........  11.9    12.1    11.8
Other, net..................................................   0.1     0.1     0.1
                                                              ----    ----    ----
  Effective tax rate........................................  51.6%   52.6%   51.2%
                                                              ====    ====    ====

     Deferred tax assets and liabilities are computed by applying the U.S. federal income tax rate in effect to the gross amounts of temporary differences and other tax attributes. These temporary differences are primarily the result of fixed asset basis differences and bad debt expense.

(7) DEBT AND INTEREST COST

     Viacom has not allocated any portion of its debt or related interest cost to the Company, and no portion of Viacom's debt is specifically related to the operations of the Company. Accordingly, the Company's financial statements include no charges for interest.

(8) RELATED PARTY TRANSACTIONS

     Intercompany balances between the Company and Viacom resulting from normal trade activity are reflected in Equity in the accompanying combined financial statements (see note 9).

     Viacom provides services for the Company in management, accounting and financial reporting, human resources and information systems. The allocation of these expenses, which is generally based on revenue dollars, is reflected in the accompanying combined financial statements as corporate general and administrative expense. Management believes that the method of allocation of corporate overhead is reasonable.

     Viacom has a noncontributory pension plan covering substantially all of its employees, including the employees of the Company. Costs related to these plans are allocated to the Company based on payroll dollars. The Company recognized expense related to these costs in the amounts of $63, $41 and $97 for 1994, 1995 and 1996, respectively. The assets and the related benefit obligation of the plans will not be transferred to the Company upon consummation of the Proposed Transaction, therefore, such assets and obligations are not included in the notes to the Company's combined financial statements.

     Viacom utilizes a centralized cash management system. As a result, the Company carries minimal cash. Disbursements are funded by the Parent upon demand and cash receipts are transferred to the Parent daily.

                 RIVERSIDE BROADCASTING CO., INC. AND WAXQ INC.

     The Company, from time to time, enters into transactions with companies owned by or affiliated with Viacom. Generally, services received from such related parties are charged to the Company at amounts which would be incurred in transactions between unrelated entities.

(9) EQUITY

     Equity represents Viacom's ownership interest in the recorded net assets of the Company. All cash transactions and intercompany transactions flow through the equity account. A summary of the activity is as follows:

                                            1994        1995        1996
                                          --------    --------    --------
Balance at beginning of period..........  $ 55,462    $ 54,774    $ 52,838
Net earnings............................     5,682       4,641       6,369
Net intercompany activity...............    (6,370)     (6,577)     14,477
                                          --------    --------    --------
Balance at end of period................  $ 54,774    $ 52,838    $ 73,684
                                          ========    ========    ========

(10) COMMITMENTS AND CONTINGENCIES

     The Company has noncancelable operating leases, primarily for office space. These leases generally contain renewal options for periods ranging from one to ten years and require the Company to pay all executory costs such as maintenance and insurance. Rental expense for operating leases (excluding those with lease terms of one month or less that were not renewed) was approximately $192, $155 and $442 during 1994, 1995 and 1996, respectively.

     Future minimum lease payments under noncancelable operating leases (with initial or remaining lease terms in excess of one year) as of December 31, 1996 are as follows:

Year ending December 31:
1997....................................   $  709
1998....................................      722
1999....................................      759
2000....................................      795
2001....................................      818
Thereafter..............................    2,411
                                           ------
                                           $6,214
                                           ======

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Evergreen Media Corporation:

     We have audited the accompanying combined balance sheets of WMZQ Inc. and Viacom Broadcasting East Inc. as of December 31, 1995 and 1996, and the related combined statements of earnings and cash flows for each of the years in the three-year period ended December 31, 1996. These combined financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of WMZQ Inc. and Viacom Broadcasting East Inc. as of December 31, 1995 and 1996, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1996 in conformity with generally accepted accounting principles.

                                            KPMG Peat Marwick LLP

Dallas, Texas
March 14, 1997, except for note 10,
  which is as of April 14, 1997

                  WMZQ INC. AND VIACOM BROADCASTING EAST INC.

                            COMBINED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)

                                     ASSETS

                                             DECEMBER 31
                                          ------------------     JUNE 30,
                                           1995       1996         1997
                                          -------    -------    -----------
                                                                (UNAUDITED)
Current assets:
  Accounts receivable, less allowance
     for doubtful accounts of $150 in
     1995, $235 in 1996 and $136 in
     1997...............................  $ 4,893    $ 5,401      $ 5,407
  Prepaid expenses and other current
     assets.............................      467        629           55
  Deferred income taxes (note 5)........       60         94           94
                                          -------    -------      -------
          Total current assets..........    5,420      6,124        5,556
Property and equipment, net (note 3)....    2,407      2,316        2,408
Intangible assets, net (note 4).........   50,204     48,695       50,399
                                          -------    -------      -------
                                          $58,031    $57,135      $58,363
                                          =======    =======      =======

                          LIABILITIES AND EQUITY

Current liabilities -- accounts payable
  and accrued expenses..................  $ 2,411    $ 2,458      $ 1,814
Deferred income taxes (note 5)..........    1,899      2,121        2,123
Equity (note 8).........................   53,721     52,556       54,426
Commitments and contingencies (note
  9)....................................
                                          -------    -------      -------
                                          $58,031    $57,135      $58,363
                                          =======    =======      =======

            See accompanying notes to combined financial statements.

                  WMZQ INC. AND VIACOM BROADCASTING EAST INC.

                        COMBINED STATEMENTS OF EARNINGS
                             (DOLLARS IN THOUSANDS)

                                                                                 SIX MONTHS ENDED
                                                    YEARS ENDED DECEMBER 31,         JUNE 30,
                                                   ---------------------------   -----------------
                                                    1994      1995      1996      1996      1997
                                                   -------   -------   -------   -------   -------
                                                                                    (UNAUDITED)
Gross revenues...................................  $21,389   $25,656   $26,584   $13,422   $13,837
  Less agency commissions and national rep
     fees........................................    3,321     4,131     4,075     1,624     1,818
                                                   -------   -------   -------   -------   -------
          Net revenues...........................   18,068    21,525    22,509    11,798    12,019
                                                   -------   -------   -------   -------   -------
Operating expenses:
  Station operating expenses excluding
     depreciation and amortization...............   10,398    11,445    11,362     6,394     6,043
  Depreciation and amortization..................    1,798     1,814     1,884       906       989
  Corporate general and administrative...........      694       940       674       436       240
                                                   -------   -------   -------   -------   -------
     Operating expenses..........................   12,890    14,199    13,920     7,736     7,272
                                                   -------   -------   -------   -------   -------
     Earnings before income taxes................    5,178     7,326     8,589     4,062     4,747
Income tax expense (note 5)......................    2,607     3,437     3,929     1,858     1,556
                                                   -------   -------   -------   -------   -------
          Net earnings...........................  $ 2,571   $ 3,889   $ 4,660   $ 2,204   $ 3,191
                                                   =======   =======   =======   =======   =======

            See accompanying notes to combined financial statements.

                  WMZQ INC. AND VIACOM BROADCASTING EAST INC.

                       COMBINED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)

                                                                           SIX MONTHS
                                           YEARS ENDED DECEMBER 31,      ENDED JUNE 30,
                                          ---------------------------   -----------------
                                           1994      1995      1996      1996      1997
                                          -------   -------   -------   -------   -------
                                                                           (UNAUDITED)
Cash flows provided by operating
  activities:
  Net earnings..........................  $ 2,571   $ 3,889   $ 4,660   $ 2,204   $ 3,191
  Adjustments to reconcile net earnings
     to net cash provided by operating
     activities:
     Depreciation.......................      289       305       375       150       237
     Amortization of goodwill...........    1,509     1,509     1,509       756       752
     Deferred income tax expense........      323       302       188        --        --
     Changes in certain assets and
       liabilities, net of effects of
       acquisitions:
       Accounts receivable, net.........      179    (1,485)     (508)     (445)       (6)
       Prepaid expenses and other
          current assets................       14      (121)     (162)     (730)      574
       Accounts payable and accrued
          expenses......................     (559)       20        47     2,446      (644)
                                          -------   -------   -------   -------   -------
          Net cash provided by operating
            activities..................    4,326     4,419     6,109     4,381     4,104
                                          -------   -------   -------   -------   -------
Cash flows used by investing
  activities -- capital expenditures....     (194)     (491)     (284)     (142)     (232)
                                          -------   -------   -------   -------   -------
Cash flows used by financing
  activities -- distribution to
  Parent................................   (4,132)   (3,928)   (5,825)   (4,239)   (3,872)
                                          -------   -------   -------   -------   -------
Increase (decrease) in cash.............       --        --        --        --        --
Cash at beginning of period.............       --        --        --        --        --
                                          -------   -------   -------   -------   -------
Cash at end of period...................  $    --   $    --   $    --   $    --   $    --
                                          =======   =======   =======   =======   =======

            See accompanying notes to combined financial statements.

                  WMZQ INC. AND VIACOM BROADCASTING EAST INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)

(1) ORGANIZATION AND BASIS OF PRESENTATION

     The accompanying combined financial statements include the accounts of WMZQ Inc. and Viacom Broadcasting East Inc. (collectively, the "Company"). The Company owns and operates four commercial radio stations in the Washington, DC market, WMZQ-FM, WJZW-FM, WBZS-AM and WZHF-AM, and is wholly owned by Viacom International Inc. ("Viacom" or "Parent"), a wholly owned subsidiary of Viacom, Inc. Significant intercompany accounts and transactions have been eliminated in combination.

     On February 16, 1997, Viacom International Inc. entered into a stock purchase agreement to sell all the issued and outstanding shares of capital stock of WAXQ Inc. and Riverside Broadcasting Co., Inc. in the New York City market, KYSR Inc. and KIBB Inc. in the Los Angeles market, Viacom Broadcasting East Inc. and WMZQ Inc. in the Washington, DC market, WLIT Inc. in the Chicago market and WDRQ Inc. in the Detroit market (collectively the "Viacom Radio Properties") to Evergreen Media Corporation for $1.075 billion in cash ("Proposed Transaction"). The Proposed Transaction is expected to close after the expiration or termination of the applicable waiting periods under the HSR Act and approval by the Federal Communications Commission ("FCC"). Contemporaneous with this transaction, Evergreen entered into a joint purchase agreement with Chancellor Broadcasting Company ("Chancellor"), under which Chancellor agreed to acquire the Chicago, Detroit and Los Angeles Viacom Radio Properties referred to above for $480 million from Evergreen or from Viacom directly.

     The accompanying combined financial statements reflect the carve-out historical results of operations and financial position of WMZQ Inc. and Viacom Broadcasting East, Inc. These financial statements are not necessarily indicative of the results that would have occurred if the Company had been a separate stand-alone entity during the periods presented.

     The financial statements do not include Viacom's corporate assets or liabilities not specifically identifiable to the Company. Corporate overhead allocations have been included in the accompanying statements of earnings in corporate general and administrative expense and station operating expenses.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  (a) Property and Equipment

     Property and equipment are stated at cost. Depreciation of property and equipment is computed using the straight-line method over the estimated useful lives of the assets. Repair and maintenance costs are charged to expense when incurred.

  (b) Intangible Assets

     Intangible assets consist primarily of broadcast licenses. The Company amortizes such intangible assets using the straight-line method over 40 years. The Company continually evaluates the propriety of the carrying amount of intangible assets as well as the amortization period to determine whether current events or circumstances warrant adjustments to the carrying value and/or revised estimates of useful lives. This evaluation consists of the projection of undiscounted operating income before depreciation, amortization, nonrecurring charges and interest over the remaining amortization periods of the related intangible assets. At this time, the Company believes that no significant impairment of intangible assets has occurred and that no reduction of the estimated useful lives is warranted.

  (c) Barter Transactions

     The Company trades commercial air time for goods and services used principally for promotional, sales and other business activities. An asset and liability are recorded at the fair market value of the goods or

                  WMZQ INC. AND VIACOM BROADCASTING EAST INC.

services to be received. Barter revenue is recorded and the liability relieved when commercials are broadcast and barter expense is recorded and the asset relieved when goods or services are received or used.

  (d) Revenue Recognition

     Revenue is derived primarily from the sale of commercial announcements to local and national advertisers. Revenue is recognized as commercials are broadcast.

  (e) Income Taxes

     Income taxes are accounted for under the asset and liability method. Deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable earnings. Valuation allowances are established when necessary to reduce deferred tax assets to the amount more likely than not to be realized. Income tax expense is the total of tax payable for the period and the change during the period in deferred tax assets and liabilities.

  (f) Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of

     The Company adopted the provisions of SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, on January 1, 1996. This Statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. The adoption of this Statement did not have a material impact on the Company's financial position, results of operations, or liquidity.

  (g) Fair Value

     The carrying amount of accounts receivable and accounts payable approximates fair value because of the short maturity of these instruments.

  (h) Disclosure of Certain Significant Risks and Uncertainties

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     In the opinion of management, credit risk with respect to trade receivables is limited due to the large number of diversified customers in the Company's customer base. The Company performs ongoing credit evaluations of its customers and believes that adequate allowances for any uncollectible trade receivables are maintained. No one customer accounted for more than 10% of net revenues in 1994, 1995, or 1996.

  (i) Unaudited Interim Financial Information

     In the opinion of management, the unaudited interim combined financial statements as of and for the six months ended June 30, 1996 and 1997, reflect all adjustments, consisting of only normal and recurring items,

                  WMZQ INC. AND VIACOM BROADCASTING EAST INC.

which are necessary for a fair presentation of the results for the interim periods presented. The results for the interim periods ended June 30, 1996 and 1997 are not necessarily indicative of results to be expected for any other interim period or for the full year.

(3) PROPERTY AND EQUIPMENT

     Property and equipment consists of the following at December 31, 1995 and 1996:

                                                            ESTIMATED
                                                           USEFUL LIFE     1995     1996
                                                         ---------------  ------   ------
Broadcast facilities...................................  8 - 20 years     $2,268   $2,366
Land...................................................                      440      440
Building...............................................  30 - 40 years       146      146
Office equipment and other.............................  5 - 8 years       1,866    1,808
Construction in progress...............................                       --        5
                                                                          ------   ------
                                                                           4,720    4,765
                                                                          ------   ------
Accumulated depreciation...............................                    2,313    2,449
                                                                          ------   ------
                                                                          $2,407   $2,316
                                                                          ======   ======

(4) INTANGIBLE ASSETS

     Intangible assets at December 31, 1995 and 1996 consist of broadcast licenses which are being amortized over forty years and are presented net of accumulated amortization of $10,714 and $12,223, respectively.

(5) INCOME TAXES

     The Company's results of operations are included in the U.S. federal and certain combined and separate state income tax returns of Viacom International Inc.

     The tax provisions and deferred tax liabilities presented have been determined as if the Company were a stand-alone business filing separate tax returns. Current tax liabilities are recorded through the equity account with Viacom.

     Income tax expense consists of:

                                                               1994     1995     1996
                                                              ------   ------   ------
Current:
  Federal...................................................  $1,704   $2,434   $2,943
  State and local...........................................     580      701      798
Deferred federal and state..................................     323      302      188
                                                              ------   ------   ------
                                                              $2,607   $3,437   $3,929
                                                              ======   ======   ======

                  WMZQ INC. AND VIACOM BROADCASTING EAST INC.

     A reconciliation of the U.S. Federal statutory tax rate to the Company's effective tax rate on earnings before income taxes is as follows:

                                          1994     1995     1996
                                          ----     ----     ----
Statutory U.S. tax rate.................  35.0%    35.0%    35.0%
Amortization of intangibles.............   7.4      5.2      4.5
State and local taxes, net of federal
  tax benefit...........................   7.9      6.7      6.2
Other, net..............................   0.0      0.0      0.0
                                          ----     ----     ----
  Effective tax rate....................  50.3%    46.9%    45.7%
                                          ====     ====     ====

     Deferred tax assets and liabilities are computed by applying the U.S. federal income tax rate in effect to the gross amounts of temporary differences and other tax attributes. These temporary differences are primarily the result of fixed asset basis differences and bad debt expense. Deferred tax assets and liabilities relating to state income taxes are not material.

(6) DEBT AND INTEREST COST

     Viacom has not allocated any portion of its debt or related interest cost to the Company, and no portion of Viacom's debt is specifically related to the operations of the Company. Accordingly, the Company's financial statements include no charges for interest.

(7) RELATED PARTY TRANSACTIONS

     Intercompany balances between the Company and Viacom resulting from normal trade activity are reflected in Equity in the accompanying combined financial statements (see note 8).

     Viacom provides services for the Company in management, accounting and financial reporting, human resources, information systems, legal, taxes and other corporate services. The allocation of these expenses, which is generally based on revenue dollars, is reflected in the accompanying financial statements as corporate general and administrative expense. Management believes that the method of allocation of corporate overhead is reasonable.

     Viacom has a noncontributory pension plan covering substantially all of its employees, including the employees of the Company. Costs related to these plans are allocated to the Company based on payroll dollars and are included in station operating expenses. The Company recognized expense related to these costs in the amounts of $77, $74 and $242 for 1994, 1995 and 1996, respectively. The assets and the related benefit obligation of the plans will not be transferred to the Company upon consummation of the Proposed Transaction, therefore, such assets and obligations are not included in the notes to the Company's financial statements.

     Viacom utilizes a centralized cash management system. As a result, the Company carries minimal cash. Disbursements are funded centrally upon demand and cash receipts are transferred to the Parent daily.

     The Company, from time to time, enters into transactions with companies owned by or affiliated with Viacom. Generally, services received from such related parties are charged to the Company at amounts which would be incurred in transactions between unrelated entities.

                  WMZQ INC. AND VIACOM BROADCASTING EAST INC.

(8) EQUITY

     Equity represents Viacom's ownership interest in the recorded net assets of the Company. All cash transactions and intercompany transactions flow through the equity account. A summary of the activity is as follows:

                                                             1994      1995      1996
                                                            -------   -------   -------
Balance at beginning of period............................  $55,321   $53,760   $53,721
Net earnings..............................................    2,571     3,889     4,660
Net intercompany activity.................................   (4,132)   (3,928)   (5,825)
                                                            -------   -------   -------
Balance at end of period..................................  $53,760   $53,721   $52,556
                                                            =======   =======   =======

(9) COMMITMENTS AND CONTINGENCIES

     The Company has noncancelable operating leases, primarily for office space. These leases generally contain renewal options for periods ranging from 1 to 10 years and require the Company to pay all executory costs such as maintenance and insurance. Rental expense for operating leases (excluding those with lease terms of one month or less that were not renewed) was approximately $332, $356 and $373 during 1994, 1995 and 1996, respectively.

     Future minimum lease payments under noncancelable operating leases (with initial or remaining lease terms in excess of one year) as of December 31, 1996 are as follows:

Year ending December 31:
1997........................................................  $  506
1998........................................................     523
1999........................................................     310
2000........................................................     222
2001........................................................     200
Thereafter..................................................     814
                                                              ------
                                                              $2,575
                                                              ======

(10) SUBSEQUENT EVENT

     On April 14, 1997, Evergreen Media Corporation and Chancellor Broadcasting Company entered into an agreement with ABC Radio ("ABC"), a division of The Walt Disney Company, whereby ABC will purchase from Evergreen and Chancellor two radio stations, WDRQ-FM and WJZW-FM for a total of $105 million.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
The Brown Organization:

     We have audited the accompanying balance sheets of KKSF-FM/KDFC-FM and AM (A Division of The Brown Organization) as of December 31, 1996 and 1995, and the related statements of earnings and division equity and cash flows for the years then ended. These financial statements are the responsibility of the Division's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of KKSF-FM/KDFC-FM and AM (A Division of The Brown Organization) as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

     Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplementary information included in
Schedule 1 is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly presented in all material respects in relation to the basic financial statements taken as a whole.

                                     KPMG Peat Marwick LLP

Dallas, Texas
April 25, 1997

                             KKSF-FM/KDFC-FM AND AM
                     (A DIVISION OF THE BROWN ORGANIZATION)

                                 BALANCE SHEETS
                           DECEMBER 31, 1996 AND 1995

                                     ASSETS

                                                               1996       1995
                                                              -------    -------
                                                                 (DOLLARS IN
                                                                  THOUSANDS)
Current assets:
  Cash......................................................  $    53    $   131
  Accounts receivable, less allowance for doubtful accounts
     of $62 in 1996 and $92 in 1995.........................    1,345      3,110
  Due from Evergreen Media Corporation (note 5).............    1,323         --
  Prepaid expenses and other................................       50         77
                                                              -------    -------
          Total current assets..............................    2,771      3,318
                                                              -------    -------
Property and equipment, net (note 2)........................    1,992      2,434
Intangible assets, net (note 3).............................   12,622     14,448
Other assets................................................      115        106
                                                              -------    -------
          Total assets......................................  $17,500    $20,306
                                                              =======    =======

                        LIABILITIES AND DIVISION EQUITY

Current liabilities:
  Accounts payable..........................................  $    69    $    57
  Accrued expenses..........................................      625        963
                                                              -------    -------
          Total current liabilities.........................      694      1,020
Intercompany payable to Parent (note 4).....................    5,000      7,700
Deferred compensation (note 5)..............................      365        198
Division equity:
  Advances from Parent......................................   10,647     11,746
  Accumulated equity (deficit)..............................      794       (358)
                                                              -------    -------
          Total division equity.............................   11,441     11,388
Commitments and contingencies (note 5)
                                                              -------    -------
          Total liabilities and division equity.............  $17,500    $20,306
                                                              =======    =======

                See accompanying notes to financial statements.

                             KKSF-FM/KDFC-FM AND AM
                     (A DIVISION OF THE BROWN ORGANIZATION)

                   STATEMENTS OF EARNINGS AND DIVISION EQUITY
                     YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                               1996       1995
                                                              -------    -------
                                                                 (DOLLARS IN
                                                                  THOUSANDS)
Revenues:
  Gross revenues (note 5)...................................  $14,896    $13,739
  Less agency commissions...................................    1,746      1,773
                                                              -------    -------
          Net revenues......................................   13,150     11,966
                                                              -------    -------
Operating expenses:
  Station operating expenses, excluding depreciation and
     amortization...........................................    6,780      7,088
  Participation agreement expense (note 5)..................    2,486      1,405
  Depreciation and amortization.............................    2,351      2,283
                                                              -------    -------
          Total operating expenses..........................   11,617     10,776
                                                              -------    -------
          Operating income..................................    1,533      1,190
Non-operating income (expenses):
  Intercompany interest expense (note 4)....................     (429)      (796)
  Other, net................................................       48         54
                                                              -------    -------
          Non-operating expense, net........................     (381)      (742)
                                                              -------    -------
          Net earnings......................................  $ 1,152    $   448
                                                              =======    =======
Pro forma information (unaudited) (note 1(h)):
  Income tax expense........................................     (461)      (179)
                                                              -------    -------
          Pro forma net earnings............................  $   691    $   269
                                                              =======    =======
Division equity, beginning of year..........................   11,388      8,025
Net earnings................................................    1,152        448
Net investment by (distribution to) parent..................   (1,099)     2,915
                                                              -------    -------
Division equity, end of year................................  $11,441    $11,388
                                                              =======    =======

                See accompanying notes to financial statements.

                             KKSF-FM/KDFC-FM AND AM
                     (A DIVISION OF THE BROWN ORGANIZATION)

                            STATEMENTS OF CASH FLOWS
                     YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                                1996          1995
                                                              --------      --------
                                                              (DOLLARS IN THOUSANDS)
Cash flows from operating activities:
  Net earnings..............................................    $1,152        $  448
  Adjustments to reconcile net income to net cash provided
     by operating activities:
     Depreciation and amortization..........................     2,351         2,283
     Gain on sale of assets.................................        (4)          (38)
     Deferred compensation..................................       167            60
     Accrued intercompany interest..........................       429           796
     Participation agreement expense........................     2,486         1,405
     Changes in operating assets and liabilities:
       Accounts receivable, net.............................       442          (684)
       Prepaid expenses and other...........................        18            16
       Accounts payable and accrued expenses................      (326)           51
                                                                ------        ------
          Net cash provided by operating activities.........     6,715         4,337
                                                                ------        ------
Cash flows used in investing activities:
  Acquisition of property and equipment.....................       (83)       (1,239)
  Proceeds from sale of equipment...........................         4             5
                                                                ------        ------
          Net cash used in investing activities.............       (79)       (1,234)
                                                                ------        ------
Cash flows used in financing activities -- distributions to
  parent....................................................    (6,714)       (3,300)
                                                                ------        ------
Decrease in cash............................................       (78)         (197)
Cash at beginning of year...................................       131           328
                                                                ------        ------
Cash at end of year.........................................    $   53        $  131
                                                                ======        ======
Noncash financing activities -- intercompany note payable
  principal and interest payments made by the Company.......    $3,129        $5,543
                                                                ======        ======

                See accompanying notes to financial statements.

                             KKSF-FM/KDFC-FM AND AM
                     (A DIVISION OF THE BROWN ORGANIZATION)

                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  (a) Description of Business

     KKSF-FM/KDFC-FM and AM (the "Division") is a division of The Brown Organization (the "Company"). The Division is the operator of radio stations KKSF-FM and KDFC-FM and AM. The accompanying financial statements reflect the assets and liabilities related to the Division's operations and do not include corporate management and administrative expenses.

  (b) Property and Equipment

     Property and equipment are stated at cost. Depreciation of property and equipment is computed using the straight-line method over the estimated useful lives of the assets. Repairs and maintenance are charged to expense when incurred.

  (c) Goodwill and Intangible Assets

     The excess of the purchase price of the acquired radio stations over the fair value of the net tangible assets acquired is reflected in the accompanying financial statements as intangible assets. Intangible assets are amortized over the estimated useful lives ranging from 3 to 40 years.

     The Division continually evaluates the propriety of the carrying amount of goodwill as well as the amortization period to determine whether current events or circumstances warrant adjustments to the carrying value and/or revised estimates of useful lives. This evaluation of goodwill consists of the projection of undiscounted operating income before depreciation, amortization, nonrecurring charges and interest over the remaining amortization periods of the related intangible assets. The projections are based on a historical trend line of actual results since the acquisitions of the respective stations adjusted for expected changes in operating results. To the extent such projections indicate that undiscounted operating income is not expected to be adequate to recover the carrying amounts of the related goodwill, such carrying amounts are written down by charges to expense. At this time, the Division believes that no significant impairment of goodwill has occurred and that no reduction of the estimated useful lives is warranted.

  (d) Barter Transactions

     The Division trades commercial air time for goods and services used principally for promotional sales and other business activities. Barter revenue is recognized when the commercials are broadcast. Barter expense is recognized when goods or services are received or used. Barter revenues and expenses were approximately $123,000 and $166,000 during the years ended December 31, 1996 and 1995, respectively.

  (e) Revenue Recognition

     Revenue is derived primarily from the sale of commercial announcements to local and national advertisers. Revenue is recognized as commercials are broadcast.

  (f) Impairment of Long-Lived Tangible and Intangible Assets

     The Division adopted the provisions of SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, on January 1, 1996. This Statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows

                             KKSF-FM/KDFC-FM AND AM
                     (A DIVISION OF THE BROWN ORGANIZATION)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. The adoption of this Statement did not have a material impact on the Division's financial position, results of operations or liquidity.

  (g) Disclosure of Certain Significant Risks and Uncertainties

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that reflect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Because of the use of estimates inherent in the financial reporting process, actual results could differ from those estimates.

     In the opinion of management, credit risk with respect to trade receivables is limited due to the large number of diversified customers and the geographic diversification of the Division's national revenue customer base. The Division performs ongoing credit evaluations of its customers and believes that adequate allowances for any uncollectible trade receivables are maintained. At December 31, 1996, no receivable from any customer exceeded 5% of Division equity and no customer accounted for more than 10% of net revenues in 1996.

  (h) Income Taxes

     As the Company is an "S" Corporation, income taxes are the responsibility of its individual stockholders. Accordingly, no income tax expense or deferred income tax assets or liabilities are recognized in the accompanying financial statements of the Division.

     The pro forma information assumes the Division is subject to state and federal income taxes computed on a separate return basis.

  (i) Financial Instruments

     The carrying amount of cash, accounts receivable, accounts payable and accrued liabilities approximates fair value because of the short maturity of these instruments. The floating interest rate on the Company's longterm bank debt reflects current market rates and, accordingly, its carrying value approximates fair value.

(2) PROPERTY AND EQUIPMENT

     Property and equipment is comprised of the following at December 31, 1996 and 1995 (thousands of dollars):

                                                                        1996      1995
                                                                       ------    ------
Leasehold improvements.................................   10 years     $  718    $  709
Broadcast equipment....................................  5-10 years     2,315     2,299
Furniture, fixtures and office equipment...............  3-10 years       797       746
Record library.........................................   7 years         148       148
Automobiles............................................   3 years          42        42
                                                                       ------    ------
                                                                        4,020     3,944
Less accumulated depreciation and amortization.........                 2,028     1,510
                                                                       ------    ------
                                                                       $1,992    $2,434
                                                                       ======    ======

                             KKSF-FM/KDFC-FM AND AM
                     (A DIVISION OF THE BROWN ORGANIZATION)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

(3) INTANGIBLE ASSETS

     Intangible assets is comprised of the following at December 31, 1996 and 1995 (thousands of dollars):

                                                         ESTIMATED
                                                        USEFUL LIFE     1996       1995
                                                        -----------    -------    -------
KKSF-FM Acquisition
  FCC license.........................................   40 years      $ 4,500    $ 4,500
  Residual value......................................   40 years          533        533
  Lease costs.........................................   13 years          900        900
  Format and music research...........................    9 years        6,320      6,320
                                                                       -------    -------
                                                                        12,253     12,253
          Less accumulated amortization...............                   7,938      7,160
                                                                       -------    -------
                                                                         4,315      5,093
                                                                       -------    -------
KDFC Acquisition
  Covenant not to compete.............................    5 years        3,000      3,000
  Goodwill and going concern value....................   40 years        2,245      2,245
  Customer list.......................................    5 years        1,226      1,226
  FCC license.........................................   40 years        5,000      5,000
  Contracts...........................................    3 years           72         72
                                                                       -------    -------
                                                                        11,543     11,543
          Less accumulated amortization...............                   3,236      2,188
                                                                       -------    -------
                                                                         8,307      9,355
                                                                       -------    -------
Net intangibles.......................................                 $12,622    $14,448
                                                                       =======    =======

(4) RELATED PARTY TRANSACTIONS

     The Division is provided management and administrative services by personnel at the Company's headquarter's office located in Los Angeles, California and by the president of the Company's radio station operations. The cost of these services has not been charged to the Division's operations.

     The Division maintains an intercompany note payable with the Company that bears interest at a rate equivalent to the Company's rate on its bank borrowings (7.3% and 7.6% at December 31, 1996 and 1995, respectively) (see note 5).

(5) COMMITMENTS AND CONTINGENCIES

     On September 19, 1996, the Company, on behalf of the Division, entered into an agreement to sell its radio broadcasting assets to Evergreen Media Corporation ("Evergreen"). On November 1, 1996, the Company and Evergreen commenced a time brokerage agreement ("the TBA") whereby substantially all of the Company's broadcast time was sold to Evergreen. The monthly fees for November and December 1996 amounted to $1,250,000. In addition, the TBA required that Evergreen reimburse the Company for certain expenses that the Company incurred during the term of the TBA. The Division incurred approximately $422,000 in nonreimbursable station operating expenses during November and December 1996. The TBA continued until the sale to Evergreen was consummated on January 31, 1997. Proceeds of $115,000,000 were paid by Evergreen to the Company which included the liquidation of the intercompany note payable (see note 4).

                             KKSF-FM/KDFC-FM AND AM
                     (A DIVISION OF THE BROWN ORGANIZATION)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     At December 31, 1996, the amounts due from the Evergreen Media Corporation approximating $1,323,000 primarily relates to funds collected by Evergreen for advertising revenue generated before the effective date of the brokerage agreement.

     The Company, on behalf of the Division, entered into a time brokerage agreement whereby substantially all of the broadcast time of radio station KDFC-FM was sold to another broadcaster ("the broadcaster") for a monthly fee of $41,667. The agreement is for a period of three years commencing October 5, 1995. The broadcaster may extend the agreement an additional two years. The agreement may be terminated under certain conditions.

     The Company has entered into an agreement with a key Division employee whereby said employee participates in the Division's appreciation of net assets through participation percentages. The key employee's percentage of participation is greater if he is employed by the Company at the time that the station is sold than if his employment is terminated prior to sale for reasons other than the employee's death or disability. The balance due to this employee is payable only upon the earlier of the termination of employment or sale of the radio station. The Company recognized approximately $2,486,000 and $1,405,000 in compensation expense related to this agreement during 1996 and 1995, respectively.

     During 1989 the Company adopted a deferred compensation plan for the benefit of the radio stations' general managers. Compensation expense of $167,000 and $60,000 was recognized in the accompanying Division financial statements in 1996 and 1995, respectively.

     The Company, on behalf of the Division, was lessee under noncancelable operating leases for studio space and transmitter sites. Rental expense recognized in the Division financial statements was approximately $340,000 and $298,000 during 1996 and 1995, respectively.

     Future minimum lease payments under noncancelable operating leases as of December 31, 1996 are as follows (in thousands):

1997........................................................    $  353
1998........................................................       312
1999........................................................       370
2000........................................................       231
2001........................................................       331
                                                                ------
          Total.............................................    $1,597
                                                                ======

                                                                      SCHEDULE 1

                             KKSF-FM/KDFC-FM AND AM
                     (A DIVISION OF THE BROWN ORGANIZATION)

                SUPPLEMENTARY SCHEDULE -- OPERATIONS INFORMATION
                          YEAR ENDED DECEMBER 31, 1996

                                                              KKSF-FM/
                                                              KDFC-AM     KDFC-FM     TOTAL
                                                              --------    -------    -------
                                                                      (IN THOUSANDS)
Gross revenues..............................................   $9,759     $5,137     $14,896
  Less agency commissions...................................    1,103        643       1,746
                                                               ------     ------     -------
          Net revenues......................................   $8,656     $4,494     $13,150
                                                               ======     ======     =======
Operating expenses:
  Station operating expenses excluding depreciation.........   $4,480     $2,300     $ 6,780
                                                               ======     ======     =======

---------------

Note: Certain expenses included in station operating expenses excluding depreciation -- other corporate general and administrative were allocated between KKSF-FM/KDFC-AM and KDFC-FM based on various factors. General and administrative expenses were allocated 66% and 34% to KKSF-FM/KDFC-AM and KDFC-FM, respectively. Sales commission and salaries were allocated 73% and 23% and technical and engineering expenses were allocated 60% and 40% to KKSF-FM/KDFC-AM and KDFC-FM, respectively, based on estimated time spent per day by Division personnel.

                 See accompanying independent auditors' report.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Beasley FM Acquisition Corp.:

     We have audited the accompanying balance sheet of WDAS-AM/FM (station owned and operated by Beasley FM Acquisition Corp.) as of December 31, 1996, and the related statements of earnings and station equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of WDAS-AM/FM as of December 31, 1996, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                     KPMG Peat Marwick LLP

St. Petersburg, Florida
March 28, 1997

                                   WDAS-AM/FM
                         (STATION OWNED AND OPERATED BY
                         BEASLEY FM ACQUISITION CORP.)

                                 BALANCE SHEETS

                                     ASSETS

                                                              DECEMBER 31,     MARCH 31,
                                                                  1996           1997
                                                              ------------    -----------
                                                                              (UNAUDITED)
                                                                    (IN THOUSANDS)
Current assets:
  Cash......................................................    $ 2,111         $ 2,805
  Accounts receivable, less allowance for doubtful accounts
     of $166 and $138 in 1996 and 1997......................      3,693           2,938
  Trade sales receivable....................................        359              29
  Prepaid expense and other.................................        150             130
                                                                -------         -------
          Total current assets..............................      6,313           5,902
Property and equipment, net (note 2)........................      3,297           3,523
Notes receivable from related parties (note 5)..............      2,766           3,625
Intangibles, less accumulated amortization..................     17,738          17,122
                                                                -------         -------
                                                                $30,114         $30,172
                                                                =======         =======

                             LIABILITIES AND STATION EQUITY

Current liabilities:
  Current installments of long-term debt (note 3)...........    $    49         $    49
  Notes payable to related parties (note 5).................        352             494
  Accounts payable..........................................        269             191
  Accrued expenses..........................................        515             313
  Trade sales payable.......................................         39              12
                                                                -------         -------
          Total current liabilities.........................      1,224           1,059
Long-term debt, less current installments (note 3)..........        627             627
                                                                -------         -------
          Total liabilities.................................      1,851           1,686
Station equity..............................................     28,263          28,486
Commitments and related party transactions (notes 4 and
  5)........................................................
                                                                -------         -------
                                                                $30,114         $30,172
                                                                =======         =======

                See accompanying notes to financial statements.

                                   WDAS-AM/FM
                         (STATION OWNED AND OPERATED BY
                         BEASLEY FM ACQUISITION CORP.)

                   STATEMENTS OF EARNINGS AND STATION EQUITY

                                                                                THREE MONTHS
                                                              YEAR ENDED      ENDED MARCH 31,
                                                             DECEMBER 31,    ------------------
                                                                 1996         1996       1997
                                                             ------------    -------    -------
                                                                                (UNAUDITED)
                                                                       (IN THOUSANDS)
Net revenues...............................................    $14,667       $ 2,623    $ 3,000
                                                               -------       -------    -------
Costs and expenses:
  Program and production...................................      2,028           445        620
  Technical................................................        212            59         50
  Sales and advertising....................................      3,514           660        802
  General and administrative...............................      2,005           497        459
                                                               -------       -------    -------
                                                                 7,759         1,661      1,931
                                                               -------       -------    -------
          Operating income, excluding items shown
            separately
            below..........................................      6,908           962      1,069
Management fees (note 5)...................................       (620)         (156)      (128)
Depreciation and amortization..............................     (2,763)         (651)      (657)
Interest income (expense), net.............................        (40)          (13)         7
Other......................................................         --            --        (78)
                                                               -------       -------    -------
          Net income.......................................      3,485           142        213
Station equity, beginning of period........................     25,367        25,367     28,273
Forgiveness of related party note receivable (note 5)......       (589)           --         --
                                                               -------       -------    -------
Station equity, end of period..............................    $28,263       $25,509    $28,486
                                                               =======       =======    =======

                See accompanying notes to financial statements.

                                   WDAS-AM/FM
          (STATION OWNED AND OPERATED BY BEASLEY FM ACQUISITION CORP.)

                            STATEMENTS OF CASH FLOWS

                                                                                 THREE MONTHS
                                                          YEAR ENDED            ENDED MARCH 31,
                                                         DECEMBER 31,   -------------------------------
                                                             1996            1996             1997
                                                         ------------   ---------------   -------------
                                                                                  (UNAUDITED)
                                                                         (IN THOUSANDS)
Cash flows from operating activities:
  Net income...........................................    $ 3,485           $ 142           $  213
  Adjustments to reconcile net income to net cash
     provided by operating activities:
     Depreciation and amortization.....................      2,763             651              657
     Allowance for doubtful accounts...................          8             (56)             (28)
     Decrease (increase) in receivables................       (398)            792            1,113
     (Increase) decrease) in prepaid expense and other
       assets..........................................        (96)           (104)              20
     Decrease in payables and accrued expenses.........       (507)           (331)            (297)
                                                           -------           -----           ------
          Net cash provided by operating activities....      5,255           1,094            1,678
                                                           -------           -----           ------

Cash flows from investing activities -- capital
  expenditures for property and equipment..............       (775)           (572)            (267)
                                                           -------           -----           ------

Cash flows from financing activities:
  Proceeds from issuance of indebtedness...............        676               -                -
  Principal payments on indebtedness...................       (820)              -                -
  Payment of loan fees.................................         (6)              -                -
  Net change in borrowings to/from affiliates..........     (2,647)           (305)            (717)
                                                           -------           -----           ------
          Net cash used in financing activities........     (2,797)           (305)            (717)
                                                           -------           -----           ------
Net increase in cash...................................      1,683             217              694
Cash at beginning of period............................        428             428            2,111
                                                           -------           -----           ------
Cash at end of period..................................    $ 2,111           $ 645           $2,805
                                                           =======           =====           ======
Noncash transactions:
Forgiveness of related note receivable
  Release of WDAS-AM/FM's obligations under a note
  payable which related to obtaining an easement.
  WDAS-AM/FM is now directly responsible for the costs
  necessary to obtain this easement and has included
  these costs in accrued expenses in the accompanying
  balance sheet........................................    $   350
                                                           =======

                See accompanying notes to financial statements.

                                   WDAS-AM/FM
          (STATION OWNED AND OPERATED BY BEASLEY FM ACQUISITION CORP.)

                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1996
                                 (IN THOUSANDS)

(1) ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  (a) Organization

     WDAS-AM/FM (the Station) is a radio station operating in Philadelphia, Pennsylvania. The assets, liabilities and operations of WDAS-AM/FM are part of Beasley FM Acquisition Corp. (BFMA). These financial statements reflect only the assets, liabilities and operations relating to radio station WDAS-AM/FM and are not representative of the financial statements of BFMA.

  (b) Revenue Recognition

     Revenue is recognized as advertising air time is broadcast and is net of advertising agency commissions.

  (c) Property and Equipment

     Property and equipment are stated at cost. Depreciation is calculated using the straight-line method over the estimated lives of the assets, which range from 5 to 31 years.

  (d) Intangibles

     Intangibles consist primarily of FCC licenses, which are amortized straight-line over ten years. Other intangibles are amortized straight-line over 5 to 10 years.

  (e) Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of

     BFMA adopted the provisions of Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of, on January 1, 1996. This Statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. Adoption of this Statement did not have a material impact on the Station's financial position, results of operations, or liquidity.

  (f) Barter Transactions

     Trade sales are recorded at the fair value of the products or services received and totaled approximately $676 for the year ended December 31, 1996. Products and services received and expensed totaled approximately $449 for the year ended December 31, 1996.

  (g) Income Taxes

     BFMA has elected to be treated as an "S" Corporation under provisions of the Internal Revenue Code. Under this corporate status, the stockholders of BFMA are individually responsible for reporting their share of taxable income or loss. Accordingly, no provision for federal or state income taxes has been reflected in the accompanying financial statements.

                                   WDAS-AM/FM
          (STATION OWNED AND OPERATED BY BEASLEY FM ACQUISITION CORP.)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  (h) Defined Contribution Plan

     BFMA has a defined contribution plan which conforms with Section 401(k) of the Internal Revenue Code. Under this plan, employees may contribute a minimum of 1% of their compensation (no maximum) to the Plan. The Internal Revenue Code, however, limited contributions to $9,500 in 1996. There are no employer matching contributions.

  (i) Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amount of revenues and expenses during the reporting period. Actual results could differ from these estimates. To the extent management's estimates prove to be incorrect, financial results for future periods may be adversely affected.

  (j) Interim Financial Statements

     In the opinion of management, the accompanying unaudited interim financial statements contain all adjustments, consisting of normal recurring accruals, necessary to present fairly the financial position, results of operations, and cash flows of the Station for the three-month periods ended March 31, 1997 and 1996 and as of June 30, 1997.

(2) PROPERTY AND EQUIPMENT

     Property and equipment, at cost, is comprised of the following at December 31, 1996:

Land, buildings, and improvements...........................  $2,204
Broadcast equipment.........................................   1,200
Office equipment and other..................................     477
Transportation equipment....................................      79
                                                              ------
                                                               3,960
          Less accumulated depreciation.....................    (663)
                                                              ------
                                                              $3,297
                                                              ======

(3) LONG-TERM DEBT

     BFMA and six affiliates (the Group) refinanced their $100,000 revolving credit loan on June 24, 1996. Under terms of the new agreement, the Group was provided a revolving credit loan with an initial maximum commitment of $115,000. The credit agreement was subsequently amended and the maximum commitment was increased to $120,000. The Group's borrowings under the revolving credit loan totaled $115,784 at December 31, 1996, of which $676 was allocated to WDAS-AM/FM. The loan bears interest at either the base rate or LIBOR plus a margin which is determined by the Group's debt to cash flow ratio. The base rate is equal to the higher of the prime rate or the overnight federal funds effective rate plus 0.5%. At December 31, 1996, the revolving credit loan carried interest at an average rate of 8.61%. Interest is generally payable monthly. The Group has entered into interest rate hedge agreements as discussed in note 6.

     The amount available under the Group's revolving credit loan will be reduced quarterly beginning September 30, 1997 through its maturity on December 31, 2003. The loan agreement includes restrictive covenants and requires the Group to maintain certain financial ratios. The loans are secured by the common stock and substantially all assets of the Group.

                                   WDAS-AM/FM
          (STATION OWNED AND OPERATED BY BEASLEY FM ACQUISITION CORP.)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     Annual maturities on the Group's revolving credit loan for the next five years are as follows:

                                                                 DEBT
                                                              MATURITIES
                                                              ----------
1997........................................................   $  8,434
1998........................................................     12,650
1999........................................................     13,800
2000........................................................     14,950
2001........................................................     15,525
Thereafter..................................................     50,425
                                                               --------
          Total.............................................   $115,784
                                                               ========

     S-AM/FM paid interest of approximately $79 in 1996.

(4) COMMITMENTS

     On September 19, 1996, BFMA entered into an asset purchase agreement (APA) with Evergreen Media Corporation of Los Angeles (Evergreen) for the sale of WDAS-AM/FM. Under the terms of the APA, BFMA will convey substantially all of the assets used in the operation of the station to Evergreen in exchange for a purchase price of $103,000, subject to adjustment, to be paid in cash. BFMA expects to close on this sale before July 1, 1997.

     WDAS-AM/FM leases facilities and a tower under 10-year operating leases which expire in July 2004 and January 2007, respectively. WDAS-AM/FM also leases certain other office equipment on a month-to-month basis. Lease expense was approximately $215 in 1996. Future minimum lease payments by year are summarized as follows:

1997........................................................  $  236
1998........................................................     247
1999........................................................     258
2000........................................................     270
2001........................................................     283
Thereafter..................................................   1,275
                                                              ------
                                                              $2,569
                                                              ======

     In the normal course of business, the Station is party to various legal matters. The ultimate disposition of these matters will not, in management's judgment, have a material adverse effect on the Station's financial position.

(5) RELATED PARTY TRANSACTIONS

     The Company has a management agreement with Beasley Management Company, an affiliate of the Company's principal stockholder. Management fee expense under the agreement was $620 in 1996.

     The notes receivable from/payable to related parties are non-interest bearing and are due on demand. A note receivable due from a related party of $589 was forgiven in 1996.

                                   WDAS-AM/FM
          (STATION OWNED AND OPERATED BY BEASLEY FM ACQUISITION CORP.)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

(6) FINANCIAL INSTRUMENTS

     WDAS-AM/FM's significant financial instruments and the methods used to estimate their fair value are as follows:

          Revolving credit loan -- The fair value approximates carrying value due to the loan being refinanced on June 24, 1996 and the interest rate being based on current market rates.

          Notes receivable from/payable to related parties -- It is not practicable to estimate the fair value of these notes payable due to their related party nature.

          Interest rate swap, cap and collar agreements -- The Group entered into an interest rate swap agreement with a notional amount of $15,000, an interest rate cap agreement with a notional amount of $3,100, and an interest rate collar agreement with a notional amount of $15,000 to act as a hedge by reducing the potential impact of increases in interest rates on the revolving credit loan. These agreements expire on various dates in 1999. The Group is exposed to credit loss in the event of nonperformance by the other parties to the agreements. The Group, however, does not anticipate nonperformance by the counterparties. The fair value of the interest rate swap agreement is estimated using the difference between the present value of discounted cash flows using the base rate stated in the swap agreement (5.37%) and the present value of discounted cash flows using the LIBOR rate at December 31, 1996. The fair values of the interest rate cap agreement, which establishes a maximum base rate of 7.50%, and the interest rate collar agreement, which establishes a minimum base rate of 4.93% and a maximum base rate of 6%, are estimated based on the amounts the Group would expect to receive or pay to terminate the agreement. The estimated fair value of each of these agreements is negligible.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Partners of Century Chicago Broadcasting, L.P.

     In our opinion, the accompanying balance sheet and the related statements of operations and partners' deficit and of cash flows present fairly, in all material respects, the financial position of Century Chicago Broadcasting, L.P. at December 31, 1996, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

Price Waterhouse LLP

Chicago, Illinois
May 2, 1997

                       CENTURY CHICAGO BROADCASTING, L.P.

                                 BALANCE SHEETS

                                     ASSETS

                                                                                DECEMBER 31,
                                                              MARCH 31, 1997        1996
                                                              --------------    ------------
                                                               (UNAUDITED)
Current assets:
  Cash and cash equivalents.................................    $  1,707,114    $  1,832,410
  Accounts receivable, net of allowance for doubtful
     accounts of $286,000 and $283,000, respectively........       2,030,226       2,504,875
  Prepaid expenses and other assets.........................         227,876         217,353
                                                                ------------    ------------
          Total current assets..............................       3,965,216       4,554,638
                                                                ------------    ------------
Property and equipment:
  Technical equipment.......................................       1,188,953       1,188,953
  Office furniture and fixtures.............................         370,442         370,075
  Leasehold improvements....................................         212,814         212,814
                                                                ------------    ------------
                                                                   1,772,209       1,771,842
  Less -- Accumulated depreciation..........................      (1,145,799)     (1,101,549)
                                                                ------------    ------------
          Total property and equipment......................         626,410         670,293
                                                                ------------    ------------
Intangible assets, net (Note 4).............................       1,934,838       1,946,778
                                                                ------------    ------------
Deferred financing costs, net...............................         424,860         465,360
                                                                ------------    ------------
          Total assets......................................    $  6,951,324    $  7,637,069
                                                                ============    ============

                             LIABILITIES AND PARTNERS' DEFICIT

Current liabilities:
  Promissory note (Note 6)..................................    $  6,210,342    $  6,036,785
  Accounts payable and accrued expenses (Note 5)............         898,072         968,424
  Due to Century Broadcasting Corporation (Note 3)..........      10,298,226      11,203,224
  Deferred option payment (Note 2)..........................       5,000,000       5,000,000
                                                                ------------    ------------
          Total current liabilities.........................      22,406,640      23,208,433
                                                                ------------    ------------
Commitments and contingencies (Note 7)
                                                                ------------    ------------
Partners' deficit, per accompanying statement...............     (15,455,316)    (15,571,364)
                                                                ------------    ------------
          Total liabilities and partners' deficit...........    $  6,951,324    $  7,637,069
                                                                ============    ============

   The accompanying notes are an integral part of these financial statements.

                       CENTURY CHICAGO BROADCASTING, L.P.

                 STATEMENTS OF OPERATIONS AND PARTNERS' DEFICIT

                                                       FOR THE THREE MONTHS
                                                         ENDED MARCH 31,
                                                   ----------------------------    DECEMBER 31,
                                                       1997            1996            1996
                                                   ------------    ------------    ------------
                                                           (UNAUDITED)
Revenues:
  Gross revenues.................................  $  1,973,026    $  1,454,573    $  8,638,346
  Less -- Agency commissions.....................      (262,854)       (198,089)     (1,163,350)
                                                   ------------    ------------    ------------
          Net revenues...........................     1,710,172       1,256,484       7,474,996
                                                   ------------    ------------    ------------
Operating expenses:
  Programming....................................       331,673         333,289       1,386,231
  Selling........................................       572,530         549,536       2,525,100
  Promotion -- Television advertising............            --         344,000         770,473
  Promotion -- Other.............................        23,561          28,802         324,305
  Technical......................................        54,241           8,802          58,135
  General and administrative.....................       303,947         278,093       1,148,298
  Corporate overhead allocation..................        45,000          45,000         181,000
  Depreciation and amortization..................        56,190          56,190         222,378
                                                   ------------    ------------    ------------
          Total operating expenses...............     1,387,142       1,643,712       6,615,920
                                                   ------------    ------------    ------------
Income (loss) from operations....................       323,030        (387,228)        859,076
Interest income..................................        14,848              --          63,572
Interest expense.................................      (221,830)       (316,010)     (1,065,825)
                                                   ------------    ------------    ------------
Net income (loss)................................       116,048        (703,238)       (143,177)
                                                   ------------    ------------    ------------
Partners' deficit:
  Beginning of period............................   (15,571,364)    (15,428,187)    (15,428,187)
                                                   ------------    ------------    ------------
  End of period..................................  $(15,455,316)   $(16,131,425)   $(15,571,364)
                                                   ============    ============    ============

   The accompanying notes are an integral part of these financial statements.

                       CENTURY CHICAGO BROADCASTING, L.P.

                            STATEMENTS OF CASH FLOWS

                                                             FOR THE THREE MONTHS
                                                                ENDED MARCH 31,
                                                            -----------------------   DECEMBER 31,
                                                               1997         1996          1996
                                                            ----------   ----------   ------------
                                                                  (UNAUDITED)
Cash flows from operating activities:
  Net income (loss).......................................  $  116,048   $ (703,238)  $  (143,177)
  Adjustments to reconcile net income (loss) to net cash
     provided by (used in) operating activities:
     Depreciation and amortization expense................      56,190       56,190       222,378
     Corporate overhead allocation........................      45,000       45,000       181,000
     Amortization of deferred financing costs.............      40,500       39,000       161,581
     Changes in assets and liabilities:
       Accounts receivable, prepaid expenses and other
          current assets..................................     464,126      590,997      (400,707)
       Accounts payable and accrued expenses..............     (70,352)    (688,764)   (1,231,606)
                                                            ----------   ----------   -----------
          Net cash provided by (used in) operating
            activities....................................     651,512     (660,815)   (1,210,531)
                                                            ----------   ----------   -----------
Cash flows from investing activities:
  Additions to property and equipment.....................        (367)     (17,684)      (36,758)
  Deferred option payment.................................          --           --     5,000,000
                                                            ----------   ----------   -----------
          Net cash provided by (used in) investing
            activities....................................        (367)     (17,684)    4,963,242
                                                            ----------   ----------   -----------
Cash flows from financing activities:
  Repayment of promissory note............................          --           --    (4,500,000)
  Deferred financing costs................................          --      (76,707)      (87,421)
  Increase (decrease) in due to Century Broadcasting
     Corporation..........................................    (949,998)    (385,001)      987,635
  Proceeds from issuance of promissory note...............     173,557    1,109,219     1,646,004
                                                            ----------   ----------   -----------
          Net cash provided by (used in) financing
            activities....................................    (776,441)     647,511    (1,953,782)
                                                            ----------   ----------   -----------
Net change in cash and cash equivalents...................    (125,296)     (30,988)    1,798,929
Cash and cash equivalents:
  Beginning of period.....................................   1,832,410       33,481        33,481
                                                            ----------   ----------   -----------
  End of period...........................................  $1,707,114   $    2,493   $ 1,832,410
                                                            ----------   ----------   -----------
Cash paid for interest....................................          --           --   $   100,000
                                                            ==========   ==========   ===========

   The accompanying notes are an integral part of these financial statements.

                       CENTURY CHICAGO BROADCASTING, L.P.

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1 -- ORGANIZATION:

     Century Chicago Broadcasting, L.P. (CCBLP) is a limited partnership and the licensee of Chicago radio station WPNT-FM (the Station). The general partner of CCBLP is Century Broadcasting Corporation (Century) and the two limited partners of CCBLP are directors and controlling stockholders of Century.

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Interim financial data (unaudited)

     The interim financial data as of March 31, 1997 and for each of the three months ended March 31, 1997 and 1996 is unaudited. The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with Rule 10-01 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments necessary for a fair presentation of results of the interim periods have been made and such adjustments were of a normal and recurring nature. The results of operations and cash flows for the three months ended March 31, 1997 are not necessarily indicative of the results that can be expected for the entire fiscal year ending December 31, 1997.

  Use of estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Cash and cash equivalents

     CCBLP considers all highly liquid investments with an original maturity of 90 days or less to be cash equivalents.

  Revenue recognition

     Revenues for radio time sales, which are generated primarily from clients in the greater Chicago metropolitan area, are recognized when commercials are broadcast. Accounts receivable are unsecured.

  Property and equipment

     Property and equipment are stated at cost. Maintenance and repairs are charged against operations as incurred. Improvements and renewals are capitalized. Depreciation is computed on a straight-line basis over the estimated useful lives of the assets, generally ten years.

  Intangible assets

     Intangible assets represent goodwill and a broadcasting license. Intangible assets related to acquisitions since 1971 are being amortized on a straight-line basis over 40 years. Intangible assets of $347,137 related to the pre-1971 license acquisition are not being amortized as CCBLP believes there has been no diminution of value. CCBLP periodically evaluates the carrying value of intangible assets in relation to the future undiscounted cash flows of the Station.

                       CENTURY CHICAGO BROADCASTING, L.P.

  Impairment of long-lived assets

     Effective January 1, 1996, CCBLP adopted the provisions of Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" (SFAS No. 121). This Statement requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. SFAS No. 121 requires an impairment loss to be recognized if the sum of expected future cash flows (undiscounted and without interest charges) is less than the carrying amount of the asset. Otherwise, an impairment loss is not recognized. This Statement requires that long-lived assets and certain identifiable intangibles to be disposed of be reported at the lower of carrying amount or fair value less cost to sell. The adoption of SFAS No. 121 did not have any impact on CCBLP's financial statements.

  Deferred option payment

     On June 27, 1996, CCBLP granted Evergreen Media Corporation of Los Angeles (Evergreen) an option to purchase the Station. Under the terms of the option agreement, Evergreen paid $5,000,000 to CCBLP in exchange for CCBLP's agreement to sell the Station to Evergreen under the terms of a July 1, 1996 letter of intent. The option price, which is non-refundable, has been recorded as a deferred credit in the December 31, 1996 and March 31, 1997 balance sheets. See
Note 8.

  Deferred financing costs

     Deferred financing costs are amortized over the term of the related indebtedness by the interest method. Such amortization totaled $161,581 in 1996 and is included in interest expense in the accompanying statement of operations. The original cost of deferred financing costs being amortized was $753,658 at December 31, 1996.

  Income taxes

     No provision for income taxes has been provided in the accompanying financial statements because the tax effects of CCBLP's operations accrue directly to its partners.

  Fair value of financial instruments

     CCBLP's financial instruments include cash and cash equivalents, accounts receivable, accounts payable and accrued expenses and a promissory note. Management believes that the fair values of these financial instruments approximate their respective carrying values.

NOTE 3 -- RELATED PARTY TRANSACTIONS:

     Cash provided by or required for CCBLP's operations is transferred between CCBLP and Century on a periodic basis. The amount recorded as Due to Century Broadcasting Corporation is non-interest bearing and is not subject to stated repayment terms. Accordingly, the financial statements do not reflect any interest costs on the Due to Century Broadcasting Corporation balance. The average Due to Century Broadcasting balance was $11,052,000 during the year ended December 31, 1996.

     Century provides certain managerial, treasury, accounting, tax and legal services to CCBLP. An allocation of the estimated cost of these services has been reflected in the accompanying statements of operations based on the estimated time spent by Century personnel providing such services. In the opinion of management, the costs allocated to CCBLP for services provided by Century are reasonable.

                       CENTURY CHICAGO BROADCASTING, L.P.

NOTE 4 -- INTANGIBLE ASSETS:

     Intangible assets as of December 31 consist of the following:

                                                                 1996
                                                              ----------
Broadcasting license........................................  $2,035,081
Goodwill....................................................     222,137
                                                              ----------
                                                               2,257,218
Less -- Accumulated amortization............................    (310,440)
                                                              ----------
                                                              $1,946,778
                                                              ==========

     Amortization expense related to these intangibles was $47,760 for the year ended December 31, 1996.

NOTE 5 -- ACCOUNTS PAYABLE AND ACCRUED EXPENSES:

     Accounts payable and accrued expenses at December 31 consist of the following:

                                                                1996
                                                              --------
Accounts payable............................................  $ 31,098
Accrued interest and loan fees..............................   473,558
Accrued employee compensation...............................   188,520
Other accrued expenses......................................   275,248
                                                              --------
                                                              $968,424
                                                              ========

NOTE 6 -- PROMISSORY NOTE:

     On March 15, 1991, CCBLP entered into a Loan Agreement with a financial institution. This Loan Agreement was amended and supplemented at various times since its inception.

     As of January 31, 1996, an amendment was executed to provide CCBLP the ability to borrow an additional $1,000,000 ($845,000 for working capital purposes and $155,000 for the payment of interest). Additionally, the amendment provided that upon the consummation of Century's sale of its Denver radio stations CCBLP would prepay $4,500,000 of the promissory note. The sale and prepayment were completed in June 1996. Following the prepayment, the lender made an additional $1,000,000 available to CCBLP to fund future debt service and interest payments to the lender. During 1996, interest payments of $901,100 were made by CCBLP of which $100,000 was paid in cash and the remaining balance was paid through additional borrowings under the amended agreement. At December 31, 1996 and March 31, 1997, CCBLP had additional available line of credit totaling $463,000 and $289,000, respectively, subject to the terms and conditions of the agreement.

     Interest, payable quarterly, accrues at a Formula Rate which varies based upon certain financial measures. Such Formula Rate generally ranges from the prime lending rate (8.25% at December 31, 1996) plus 2% to the prime lending rate plus 3%. As of December 31, 1996, the Formula Rate in effect for CCBLP was 11.25%.

     Principal payments on the promissory note are due in twelve consecutive, quarterly installments beginning on April 1, 1997 with aggregate annual principal payments of $450,000 in 1997, $750,000 in 1998, $950,000 in 1999 and
any remaining amounts (including principal, interest and the remaining $300,000 of Loan Fees) due on January 1, 2000.

     The Loan Agreement contains various restrictive covenants that, among other things, require CCBLP, an affiliated limited partnership and Century to individually (and on a consolidated basis with respect to

                       CENTURY CHICAGO BROADCASTING, L.P.

Century) maintain minimum levels of operating cash flow, limit distributions from CCBLP and/or an affiliated limited partnership to their respective partners and place restrictions on the assumption and payment of Century expenses by CCBLP or the affiliated limited partnership.

     Upon notification from the lender, a prepayment equal to 50% of the adjusted cash flow, as defined in the Loan Agreement, may be required provided that such payment does not reduce cash on hand to a level below $1,000,000. The promissory note evidencing CCBLP's obligation to the lender is secured by substantially all of the assets of CCBLP and Century (including, but not limited to, its partnership interests in CCBLP and an affiliated limited partnership) and is guaranteed by Century and one of CCBLP's limited partners. Additionally, both of CCBLP's limited partners have pledged their respective interests in CCBLP as well as an affiliated limited partnership.

     As more fully discussed in Note 8, CCBLP has entered into an agreement to sell the Station and intends to use a portion of the proceeds to prepay the promissory note in full. Additionally, certain technical covenant violations have not been waived and there is uncertainty as to whether CCBLP and Century will be able to meet such covenants prospectively. As such, the amounts outstanding under the promissory note have been classified as current liabilities in the accompanying balance sheets.

     In the event that the promissory note is not prepaid in conjunction with the aforementioned sale of the Station, management believes that operating cash flows together with funds obtained from the additional borrowings as well as from the option payment discussed above will provide sufficient working capital to fund CCBLP's current operations. Additionally, management believes that the lender will continue to forbear and not require CCBLP to repay the obligations under the promissory note in advance of the stated maturities. Furthermore, management believes in the event that operating cash flows were not sufficient to support the Station's current operations and the sale of the Station were not to be completed that additional financing would be available either from its current lender or from other sources.

NOTE 7 -- COMMITMENTS:

     CCBLP leases certain office space and equipment under various operating leases. Rent expense included in the accompanying statement of operations for the year ended December 31, 1996 in connection with these various operating leases totaled $388,000. Future minimum rentals under noncancelable operating leases in existence at December 31, 1996 are as follows:

                            YEAR                               AMOUNT
                            ----                              ---------
1997........................................................  $ 375,000
1998........................................................    370,000
1999........................................................    339,000
2000........................................................    248,000
2001........................................................    288,000
Thereafter..................................................  1,151,000

     CCBLP has entered into certain noncancelable agreements for ratings and news services that require aggregate payments of approximately $358,000 in 1997, $355,000 in 1998 and $172,000 in 1999.

                       CENTURY CHICAGO BROADCASTING, L.P.

NOTE 8 -- STATION SALE:

     On July 15, 1996, CCBLP entered into an Asset Purchase Agreement with Evergreen Media Corporation of Chicago (Evergreen of Chicago) to sell substantially all of the assets of the Station to Evergreen of Chicago for approximately $68,750,000 in cash plus 96% of the accounts receivable balance at the time of closing, as detailed in the Purchase Agreement, subject to certain closing adjustments. In April 1997, the Federal Communications Commission approved the transfer of the Station's broadcasting license to Evergreen of Chicago. The sale of the Station is expected to close in the second quarter of 1997. On April 10, 1997, Evergreen of Chicago announced that it had entered into an agreement with Bonneville International Corp. (Bonneville) to sell the assets of the Station to Bonneville.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Partners of
Secret Communications Limited Partnership:

     We have audited the accompanying combined balance sheet of WJLB/WMXD, DETROIT, as further described in Note 1, as of December 31, 1996, and the related combined statements of operations and cash flows for the year then ended. These financial statements are the responsibility of the Station's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the accompanying combined financial statements referred to above present fairly, in all material respects, the financial position of WJLB/WMXD, DETROIT as of December 31, 1996, and the results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles.

                                            Arthur Andersen LLP

Chicago, Illinois
May 8, 1997

                               WJLB/WMXD, DETROIT

                            COMBINED BALANCE SHEETS
            AS OF DECEMBER 31, 1996, AND MARCH 31, 1997 (UNAUDITED)

                                     ASSETS

                                          DECEMBER 31,     MARCH 31,
                                              1996           1997
                                          ------------    -----------
                                                          (UNAUDITED)
CURRENT ASSETS:
  Cash and cash equivalents.............  $     1,194     $     1,212
  Accounts receivable (net of allowance
     for doubtful accounts of $96,119)..      589,346         419,688
  Trade receivables.....................       18,394          18,394
  Prepaid expenses and other assets.....        3,939           3,539
                                          -----------     -----------
          Total current assets..........      612,873         442,833
                                          -----------     -----------

PROPERTY AND EQUIPMENT, net (note 3)....    1,020,324         950,086

INTANGIBLE ASSETS, net (note 4).........   40,812,180      40,276,029
                                          -----------     -----------
          TOTAL ASSETS..................  $42,445,377     $41,668,948
                                          ===========     ===========

                  LIABILITIES AND PARTNERS' CAPITAL

CURRENT LIABILITIES:
  Accounts payable and accrued
     expenses...........................  $   892,756     $ 1,320,212
  Trade payables........................        1,875           1,875
  Interest payable......................       72,732          19,652
  Current maturities of long-term
     debt...............................    1,252,950       1,494,617
                                          -----------     -----------
          Total current liabilities.....    2,220,313       2,836,356
                                          -----------     -----------

LONG-TERM DEBT, less current maturities
  (note 6)..............................   18,527,663      18,285,996

COMMITMENTS AND CONTINGENCIES (note 7)

PARTNERS' CAPITAL AND STATION EQUITY
  Balance, beginning of period..........   26,766,919      21,697,401
  Net amounts transferred to central
     office.............................  (13,398,406)     (3,296,193)
  Contributed capital...................    1,526,531       2,453,168
  Net income for the period.............    6,802,357        (307,780)
                                          -----------     -----------
  Balance, end of period................   21,697,401      20,546,596
                                          -----------     -----------
          TOTAL LIABILITIES AND
             PARTNERS' CAPITAL..........  $42,445,377     $41,668,948
                                          ===========     ===========

  The accompanying notes to financial statements are an integral part of these balance sheets.

                               WJLB/WMXD, DETROIT

                       COMBINED STATEMENTS OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996
       AND FOR THE THREE MONTHS ENDED MARCH 31, 1997 AND 1996 (UNAUDITED)

                                                          THREE MONTHS ENDED MARCH 31,
                                          DECEMBER 31,    ----------------------------
                                              1996            1996            1997
                                          ------------    ------------    ------------
                                                                  (UNAUDITED)
REVENUES
  Advertising revenues..................  $15,408,285       $4,500,863      $       --
  LMA and other income..................    4,000,000               --       2,421,000
                                          -----------       ----------      ----------
  Gross income..........................   19,408,285        4,500,863       2,421,000
  Less: agency commissions..............    1,880,637          523,792              --
                                          -----------       ----------      ----------
          Net revenues..................   17,527,648        3,977,071       2,421,000
                                          -----------       ----------      ----------
OPERATING EXPENSES:
  Station operating expenses excluding
     depreciation and amortization......    5,720,605        2,026,514         254,278
  Depreciation and amortization.........    2,414,614          600,888         606,388
  Central office general and
     administrative (note 8)............    1,004,379          145,558         535,522
                                          -----------       ----------      ----------
          Operating expenses............    9,139,598        2,772,960       1,396,188
                                          -----------       ----------      ----------

OPERATING INCOME........................    8,388,050        1,204,111       1,024,812

NONOPERATING EXPENSES:
  Interest expense (note 6).............    1,405,693        1,401,785       1,312,592
                                          -----------       ----------      ----------
          Non operating expenses........    1,405,693        1,401,785       1,312,592
                                          -----------       ----------      ----------

Income before taxes.....................    6,982,357         (197,674)       (287,780)
Provision for state income taxes (note
  2)....................................      180,000           41,400          20,000
                                          -----------       ----------      ----------
          Net income....................  $ 6,802,357       $ (239,074)     $ (307,780)
                                          ===========       ==========      ==========

  The accompanying notes to financial statements are an integral part of these statements.

                               WJLB/WMXD, DETROIT

                       COMBINED STATEMENTS OF CASH FLOWS
                    FOR THE YEAR ENDED DECEMBER 31, 1996 AND
         FOR THE THREE MONTHS ENDED MARCH 31, 1997 AND 1996 (UNAUDITED)

                                                           THREE MONTHS ENDED
                                                                MARCH 31,
                                          DECEMBER 31,   -----------------------
                                              1996          1996         1997
                                          ------------   ----------   ----------
                                                               (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss).....................  $ 6,802,357    ($ 239,074)  ($ 307,780)
  Adjustments to reconcile net income to
     net cash provided by operating
     activities:
     Depreciation and amortization......    2,414,614       600,888      606,388
     Loss on sale of equipment..........        1,800            --           --
     Changes in assets and liabilities:
       Decrease in receivables, net.....    3,883,442     1,164,150      169,659
       Decrease (increase) in prepaid
          expenses......................       25,952       (50,134)         400
       (Decrease) increase in payables
          and accrued expenses..........     (902,306)     (431,298)     427,456
       Increase (decrease) in interest
          payable.......................       21,984        37,092      (53,080)
                                          -----------    ----------   ----------
          Net cash provided by operating
            activities..................   12,247,843     1,081,624      843,043
                                          -----------    ----------   ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures..................     (116,092)      (12,715)          --
                                          -----------    ----------   ----------
          Net cash (used in) investing
            activities..................     (116,092)      (12,715)          --
                                          -----------    ----------   ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net change in amounts transferred to
     central office.....................  (13,398,406)   (2,429,287)  (3,296,193)
  Net (payments) of long-term debt......     (261,417)     (261,417)          --
  Capital contributions.................    1,526,531     1,813,070    2,453,168
                                          -----------    ----------   ----------
          Net cash (used in) financing
            activities..................  (12,133,292)     (877,634)    (843,025)
                                          -----------    ----------   ----------
NET (DECREASE)/INCREASE IN CASH AND CASH
  EQUIVALENTS...........................       (1,541)      191,275           18
CASH AND CASH EQUIVALENTS AT BEGINNING
  OF PERIOD.............................        2,735         2,737        1,194
                                          -----------    ----------   ----------
CASH AND CASH EQUIVALENTS AT END OF
  PERIOD................................  $     1,194    $  194,012   $    1,212
                                          ===========    ==========   ==========

  The accompanying notes to financial statements are an integral part of these statements.

                               WJLB/WMXD, DETROIT

                     NOTES TO COMBINED FINANCIAL STATEMENTS

(1) BUSINESS AND BASIS OF PRESENTATION:

     Secret Communications Limited Partnership ("Secret") owns WJLB-FM and WMXD-FM (the "Stations"). The Stations are licensed to and serve Detroit, Michigan. The accompanying combined financial statements include the accounts of the Stations after eliminating all significant intercompany accounts and transactions.

     Secret was formed in 1994 and on August 1, 1994, the general partners of Secret contributed substantially all of the assets and debt of several radio stations to Secret. The Stations were among those included in this initial contribution.

     As further described in Note 5, Secret entered into an agreement to sell substantially all of the assets of the Stations to Evergreen Media Corporation of Los Angeles ("Evergreen").

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  (a) Cash Equivalents

     Cash equivalents include overnight repurchase agreements backed by United States securities.

  (b) Trade Agreements

     The Stations have entered into trade agreements which provide for the exchange of advertising time for merchandise or services and are recorded at the estimated fair market value of the goods or services to be received. Trade receivables and trade payables represent the outstanding obligations of the parties to the trade agreements as of the end of the year. Trade revenues are recognized as the advertisements are broadcast. Trade expenses are recognized as the services or merchandise is used.

  (c) Property and Equipment

     Property and equipment are stated at cost. Depreciation of property and equipment is computed using the straight-line method over the estimated useful lives of the assets. Repair and maintenance costs are charged to expense when incurred.

  (d) Intangible Assets

     Intangible assets are recorded at their appraised values and are amortized using the straight-line method over estimated periods of benefit up to 40 years. Should events or circumstances occur subsequent to the acquisition of a station which bring into question the realizable value or impairment of the related goodwill and intangibles, Secret will evaluate the remaining useful life and balance of intangibles and make appropriate adjustments. Secret's principal considerations in determining impairment include the strategic benefit to Secret of the particular station and the current and expected future operating income and cash flow levels of that particular station.

  (e) Revenue Recognition

     Advertising revenues are recognized as advertisements are broadcast.

  (g) Income Taxes

     The accompanying combined financial statements do not reflect provisions for federal income taxes which are reported by the partners of Secret.

                               WJLB/WMXD, DETROIT

  (h) Statement of Cash Flows

     Cash of $1,383,709 was paid for interest during the year ended December 31, 1996. Cash of $184,278 was paid for state income taxes during the year ended December 31, 1996.

  (i) Use of Estimates

     The preparation of these combined financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

(3) PROPERTY AND EQUIPMENT:

     Property and equipment consisted of the following at December 31, 1996:

                                                         ESTIMATED USEFUL
                                             1996             LIVES
                                          -----------    ----------------
Land....................................  $    25,000           --
Buildings and leasehold improvements....      526,618    5 -- 31.5 years
Broadcasting equipment..................      554,611     5 -- 15 years
Furniture and fixtures..................      189,678        5 years
Business equipment......................      290,665        5 years
Vehicles................................       50,507        5 years
                                          -----------
                                            1,637,079
Less: Accumulated depreciation..........     (616,755)
                                          -----------
                                          $ 1,020,324
                                          ===========

(4) INTANGIBLE ASSETS:

     Intangible assets consisted of the following at December 31, 1996:

                                                         ESTIMATED USEFUL
                                             1996             LIVES
                                          -----------    ----------------
FCC Licenses............................  $42,195,591        25 years
Advertiser relationships................    3,069,763        7 years
Goodwill................................      729,704        40 years
                                          -----------
                                           45,995,058
Less: Accumulated amortization..........   (5,182,878)
                                          -----------
                                          $40,812,180
                                          ===========

(5) SALE OF STATIONS:

     On August 12, 1996, Secret entered into a definitive agreement to sell substantially all of the assets of the Stations to Evergreen. The agreement closed on April 1, 1997. The assets sold included fixed assets and intangible assets. In addition, Secret entered into a noncompete agreement covering the Detroit market for three years. In consideration for the assets of the Stations and the noncompete agreement, Evergreen paid Secret $168,000,000 on the closing date. While this transaction was pending, Secret entered into a time brokerage agreement with respect to the Stations which allowed Evergreen to purchase substantially all of the broadcast time on the Stations. The agreement commenced September 1, 1996 and expired on April 1, 1997. The revenue related to this agreement is reflected in the combined statement of operations as LMA Income.

                               WJLB/WMXD, DETROIT

     The Stations agreed to pay bonuses to certain executives and key employees if the individuals were employed by the Stations upon the close of the sale. These bonuses were accrued ratably from the commitment date, October 1, 1996, to the close date, April 1, 1997. At December 31, 1996, $400,500 is accrued for these stay bonuses, with the related expense reflected in central office general and administrative expenses. On April 1, 1997, the Stations paid $801,000 for stay bonuses.

(6) LONG-TERM DEBT:

     Long-term debt consisted of a senior reducing revolving credit facility at December 31, 1996, which was used to recapitalize debt and to fund working capital for Secret at August 1, 1994. The debt was allocated to the Stations based on the ratio of the Stations' fair market value as compared to the total fair market value of Secret at August 1, 1994. Additional borrowings and repayments were allocated based on the same ratio if these borrowings and repayments were related to the general operations of all the Secret stations. Interest expense for the year ended December 31, 1996, was allocated to the Stations based on the same ratio.

     Borrowings under the revolving loans bear interest, at the option of Secret at LIBOR or prime, plus a margin. The margin over LIBOR or prime varies from time to time depending on Secret's ratio of debt to cash flow as defined in the agreement. The interest rate on the reducing revolver at December 31, 1996, ranged from 7.00% to 8.50%, with a weighted interest rate of 7.10%.

     Amounts outstanding under the reducing revolver are payable in quarterly installments beginning as early as June 30, 1995, and ending December 31, 2001. The amounts payable depend on the amounts then outstanding and correspondingly reduce the amount available to be borrowed. Based on debt outstanding, there were no amortization payments required to be made in 1996. Amounts outstanding under the revolving credit/term loan convert on June 30, 1997, to a term loan payable in quarterly installments ending December 31, 2001. In addition to scheduled amortization, Secret is required to repay revolving credit borrowings each calendar year of up to 50% of the excess cash flow for that calendar year as defined in the agreement, commencing with the year ending December 31, 1995. Based on financial ratios at December 31, 1996, there is no excess cash flow repayment due in 1997.

     The senior credit facility limits indebtedness, capital expenditures, and payment of distributions and requires certain financial ratios to be maintained among other restrictions. At December 31, 1996, Secret was in compliance with all provisions of its credit agreement. The senior credit facility is secured by substantially all of the assets of Secret.

     The future maturities of long-term debt are as follows:

1997....................................  $ 1,252,950
1998....................................    3,532,252
1999....................................    4,198,715
2000....................................    4,865,178
2001....................................    5,931,518
                                          -----------
                                          $19,780,613
                                          ===========

     The fair value of the debt is equal to its carrying value.

     On April 1, 1997, Secret repaid all amounts outstanding under its senior credit facility.

                               WJLB/WMXD, DETROIT

(7) COMMITMENTS AND CONTINGENCIES:

     The Stations have entered into operating leases with initial or remaining non-cancelable terms in excess of one year. The future minimum rental payments required for all such leases as of December 31, 1996, are as follows:

        YEAR ENDING DECEMBER 31,
        ------------------------
  1997..................................  $221,372
  1998..................................   221,372
  1999..................................    75,237
  2000..................................    46,009
  2001..................................    46,009
  Future years..........................   251,505
                                          --------
Total minimum payments required.........  $861,504
                                          ========

     Rent expense was $252,013 for the year ended December 31, 1996.

(8) RELATED PARTY TRANSACTIONS:

     Central office general and administrative expenses represent an allocation of charges incurred by Secret's headquarters for various administrative and management services, including, but not limited to, salaries, bonuses, management fees and service fees. The charges are allocated to the Stations based on the total number of markets in which Secret owns stations. Amounts charged to the Stations do not necessarily represent the amounts that would have been incurred had the Stations operated as an unaffiliated entity. However, management believes that these charges result in a reasonable level of general and administrative expenses for the Stations.

     Included in the central office general and administrative expenses are fees charged to Secret by the two general partners for management and consulting services provided to Secret. In addition, Lane Industries, Inc., a related party to the administrative general partner of Secret, provides certain tax, legal, financial, risk management and employee benefits services for an annual fee. The amount allocated to the Stations for all such services provided by the general partners amounted to $180,405 for the year ended December 31, 1996.

     As described in Note 6, a portion of Secret's senior debt and interest expense has been allocated to the Stations as of December 31, 1996, and for the year then ended.

     The Partners' Capital and Station Equity section of the Balance Sheet consists of intercompany accounts, capital contributed by the partners and retained earnings. These accounts reflect the original acquisition of the Stations and the activity between the Stations and Secret, such as cash transfers and expense allocations.

(9) DEFERRED SAVINGS PLAN:

     Secret maintains a 401(k) savings plan in which the employees of the Stations participate. Employees must have reached age 21 and have completed one year of consecutive service to participate in the plan. Employees may contribute up to 15% of their salaries in accordance with IRS limitations. Secret matches employee contributions at a rate of 75% (up to 6%) of the employee's salary. Secret's contribution to the plan related to the Stations was $70,694 for the year ended December 31, 1996.

(10) NOTE TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS

     The accompanying unaudited interim combined financial statements have been prepared in accordance with generally accepted accounting practices for interim periods. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial

                               WJLB/WMXD, DETROIT
statements. It is suggested that these interim combined financial statements be read in conjunction with the financial statements and notes thereto.

     In the opinion of management, the unaudited interim combined financial statements reflect all adjustments consisting of normal recurring adjustments necessary to present fairly the combined financial position of the Stations as of March 31, 1997, and the interim combined results of operations and cash flows for all periods presented.

                          INDEPENDENT AUDITORS' REPORT
                 ---------------------------------------------

The Board of Directors
Chancellor Broadcasting Company:

     We have audited the accompanying combined balance sheets of KYSR Inc. and KIBB Inc. as of December 31, 1995 and 1996, and the related combined statements of operations and cash flows for each of the years in the three-year period ended December 31, 1996. These combined financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of KYSR Inc. and KIBB Inc. as of December 31, 1995 and 1996, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1996, in conformity with generally accepted accounting principles.

                                            KPMG Peat Marwick LLP

Dallas, Texas
March 14, 1997

                            KYSR INC. AND KIBB INC.

                            COMBINED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)

                                     ASSETS

                                                                DECEMBER 31,
                                                            --------------------     JUNE 30,
                                                              1995        1996         1997
                                                            --------    --------    -----------
                                                                                    (UNAUDITED)
Current assets:
  Accounts receivable, less allowance for doubtful
     accounts of $218 in 1995 and $246 in 1996 and $321 in
     1997.................................................  $  6,253    $  7,283     $  7,403
  Prepaid expenses and other..............................       412         609           18
  Deferred income taxes (note 5)..........................        89         101          101
                                                            --------    --------     --------
          Total current assets............................     6,754       7,993        7,522
Property and equipment, net (note 3)......................     4,172       4,082        4,195
Intangible assets, net (note 4)...........................   116,946     113,644      111,984
Other assets, net.........................................        22          22           22
                                                            --------    --------     --------
                                                            $127,894    $125,741     $123,723
                                                            ========    ========     ========
                             LIABILITIES AND EQUITY
Current liabilities -- accounts payable and accrued
  expenses................................................  $  3,883    $  3,624     $  2,082
Deferred income taxes (note 5)............................     9,683      11,027       11,027
Equity (note 8)...........................................   114,328     111,090      110,614
Commitments and contingencies (note 9)....................
                                                            --------    --------     --------
                                                            $127,894    $125,741     $123,723
                                                            ========    ========     ========

            See accompanying notes to combined financial statements.

                            KYSR INC. AND KIBB INC.

                       COMBINED STATEMENTS OF OPERATIONS
                             (DOLLARS IN THOUSANDS)

                                                                        SIX MONTHS ENDED
                                           YEARS ENDED DECEMBER 31,         JUNE 30,
                                          ---------------------------   -----------------
                                           1994      1995      1996      1996      1997
                                          -------   -------   -------   -------   -------
                                                                           (UNAUDITED)
Gross revenues..........................  $28,590   $30,571   $33,769   $15,762   $16,784
  Less agency commissions and national
     rep fees...........................    4,490     4,882     5,462     2,196     2,385
                                          -------   -------   -------   -------   -------
          Net revenues..................   24,100    25,689    28,307    13,566    14,399
                                          -------   -------   -------   -------   -------
Operating expenses:
  Station operating expenses, excluding
     depreciation and amortization......   13,407    12,901    13,378     6,834     7,119
  Depreciation and amortization.........    3,640     3,661     3,627     1,826     1,844
  Corporate general and
     administrative.....................      892     1,094       844       542       302
                                          -------   -------   -------   -------   -------
     Operating expenses.................   17,939    17,656    17,849     9,202     9,265
                                          -------   -------   -------   -------   -------
     Operating income...................    6,161     8,033    10,458     4,364     5,134
Interest expense (note 7)...............    6,374     6,374     6,374     3,187     3,178
                                          -------   -------   -------   -------   -------
  Earnings (loss) before income taxes...     (213)    1,659     4,084     1,177     1,956
Income tax expense (benefit) (note 5)...      (70)      699     1,694       494       296
                                          -------   -------   -------   -------   -------
          Net earnings (loss)...........  $  (143)  $   960   $ 2,390   $   683   $ 1,660
                                          =======   =======   =======   =======   =======

            See accompanying notes to combined financial statements.

                            KYSR INC. AND KIBB INC.

                       COMBINED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)

                                                                                SIX MONTHS
                                                  YEARS ENDED DECEMBER 31,    ENDED JUNE 30,
                                                  ------------------------   -----------------
                                                   1994     1995     1996     1996      1997
                                                  ------   ------   ------   -------   -------
                                                                                (UNAUDITED)
Cash flows provided by operating activities:
  Net earnings (loss)...........................  $ (143)  $  960   $2,390   $   683   $ 1,660
  Adjustments to reconcile net earnings (loss)
     to net cash provided by operating
     activities:
     Depreciation...............................     338      359      325       175       193
     Amortization of intangibles................   3,302    3,302    3,302     1,651     1,651
     Deferred tax expense.......................   1,597    1,412    1,332        --        --
     Changes in certain assets and liabilities:
       Accounts receivable, net.................  (1,452)    (120)  (1,030)     (330)     (120)
       Prepaid expenses and other current
          assets................................     372     (149)    (197)   (1,468)      591
       Accounts payable and accrued expenses....    (345)     265     (259)    2,236    (1,542)
                                                  ------   ------   ------   -------   -------
          Net cash provided by operating
            activities..........................   3,669    6,029    5,863     2,947     2,433
                                                  ------   ------   ------   -------   -------
Cash used by investing activities -- capital
  expenditures..................................    (280)    (223)    (235)      (80)     (296)
                                                  ------   ------   ------   -------   -------
Cash flows used by financing
  activities -- distributions to Parent.........  (3,389)  (5,806)  (5,628)   (2,867)   (2,137)
                                                  ------   ------   ------   -------   -------
Increase (decrease) in cash.....................      --       --       --        --        --
Cash at beginning of period.....................      --       --       --        --        --
                                                  ------   ------   ------   -------   -------
Cash at end of period...........................  $   --   $   --   $   --   $    --   $    --
                                                  ======   ======   ======   =======   =======

            See accompanying notes to combined financial statements.

                            KYSR INC. AND KIBB INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)

(1) ORGANIZATION AND BASIS OF PRESENTATION

     The accompanying combined financial statements include the accounts of KYSR Inc. and KIBB Inc. (collectively, the "Company"). The Company owns and operates two commercial radio stations in the Los Angeles market, KYSR-FM and KIBB-FM, and is wholly owned by Viacom International Inc. ("Viacom" or "Parent"), a wholly owned subsidiary of Viacom, Inc. Significant intercompany balances and transactions have been eliminated in combination.

     On February 16, 1997, Viacom entered into a stock purchase agreement to sell all the issued and outstanding shares of capital stock of WAXQ Inc. and Riverside Broadcasting Co., Inc. in the New York City market, KYSR Inc. and KIBB Inc. in the Los Angeles market, Viacom Broadcasting East Inc. and WMZQ Inc. in the Washington, DC market, WLIT Inc. in the Chicago market and WDRQ Inc. in the Detroit market (collectively, the "Viacom Radio Properties") to Evergreen Media Corporation of Los Angeles ("Evergreen"), for $1.075 billion in cash ("Proposed Transaction"). The Proposed Transaction is expected to close after the expiration or termination of the applicable waiting periods under the HRS Act and approval by the Federal Communications Commission ("FCC"). Contemporaneous with this transaction, Evergreen entered into a joint purchase agreement with Chancellor Broadcasting Company ("Chancellor") under which Chancellor agreed to acquire the Chicago, Detroit and Los Angeles Viacom Radio Properties referred to above for $480 million from Evergreen or from Viacom directly.

     The accompanying combined financial statements reflect the carve-out historical results of operations and financial position of KYSR Inc. and KIBB Inc. These financial statements are not necessarily indicative of the results that would have occurred if the Company had been a separate stand-alone entity during the period presented.

     The combined financial statements do not include Viacom's corporate assets or liabilities not specifically identifiable to the Company. Corporate overhead allocations have been included in the accompanying combined statements of earnings in corporate general and administrative expense and station operating expenses.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  (a) Property and Equipment

     Property and equipment are stated at cost. Depreciation of property and equipment is computed using the straight-line method over the estimated useful lives of the assets. Repair and maintenance costs are charged to expense when incurred.

  (b) Intangible Assets

     Intangible assets consist primarily of broadcast licenses. The Company amortizes such intangible assets using the straight-line method over 40 years. The Company continually evaluates the propriety of the carrying amount of intangible assets as well as the amortization period to determine whether current events or circumstances warrant adjustments to the carrying value and/or revised estimates of useful lives. This evaluation consists of the projection of undiscounted operating income before depreciation, amortization, nonrecurring charges and interest over the remaining amortization periods of the related intangible assets. At this time, the Company believes that no significant impairment of intangible assets has occurred and that no reduction of the estimated useful lives is warranted.

                            KYSR INC. AND KIBB INC.

  (c) Barter Transactions

     The Company trades commercial air time for goods and services used principally for promotional, sales and other business activities. An asset and liability are recorded at the fair market value of the goods or services to be received. Barter revenue is recorded and the liability relieved when commercials are broadcast and barter expense is recorded and the asset relieved when goods or services are received or used.

  (d) Revenue Recognition

     Revenue is derived primarily from the sale of commercial announcements to local and national advertisers. Revenue is recognized as commercials are broadcast.

  (e) Income Taxes

     Income taxes are accounted for under the asset and liability method. Deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable earnings. Valuation allowances are established when necessary to reduce deferred tax assets to the amount more likely than not to be realized. Income tax expense is the total of tax payable for the period and the change during the period in deferred tax assets and liabilities.

  (f) Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of

     The Company adopted the provisions of SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, on January 1, 1996. This Statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. The adoption of this Statement did not have a material impact on the Company's financial position, results of operations, or liquidity.

  (g) Fair Value

     The carrying amount of accounts receivable and accounts payable approximates fair value because of the short maturity of these instruments.

  (h) Disclosure of Certain Significant Risks and Uncertainties

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     In the opinion of management, credit risk with respect to trade receivables is limited due to the large number of diversified customers in the Company's customer base. The Company performs ongoing credit evaluations of its customers and believes that adequate allowances for any uncollectible trade receivables are maintained. No one advertiser accounted for more than 10% of net revenues in 1994, 1995, or 1996. Certain

                            KYSR INC. AND KIBB INC.

advertisers purchase the advertising of the stations through a third party buying service. Approximately 22%, 20% and 19% of total revenue was derived through the use of this service in 1994, 1995 and 1996, respectively.

  (i) Unaudited Interim Financial Information

     In the opinion of management, the unaudited interim combined financial statements as of and for the six months ended June 30, 1996 and 1997, reflect all adjustments, consisting of only normal and recurring items, which are necessary for a fair presentation of the results for the interim periods presented. The results for the interim periods ended June 30, 1996 and 1997 are not necessarily indicative of results to be expected for any other interim period or for the full year.

(3) PROPERTY AND EQUIPMENT

     Property and equipment consists of the following at December 31, 1995 and 1996:

                                                         ESTIMATED
                                                        USEFUL LIFE     1995      1996
                                                        -----------    ------    ------
Land..................................................                 $2,875    $2,875
Building..............................................   40 years         474       474
Broadcast facilities..................................  8-20 years      1,501     1,572
Office equipment and other............................   5-8 years        725       902
Construction in progress..............................                     36        24
                                                                       ------    ------
                                                                        5,611     5,847
Accumulated depreciation..............................                  1,439     1,765
                                                                       ------    ------
                                                                       $4,172    $4,082
                                                                       ======    ======

(4) INTANGIBLE ASSETS

     Intangible assets at December 31, 1995 and 1996 consist of broadcast licenses which are being amortized over forty years and are presented net of accumulated amortization of $15,148 and $18,450, respectively.

(5) INCOME TAXES

     The Company's results of operations are included in the combined U.S. federal and certain combined and separate state income tax returns of Viacom International Inc.

     The tax provisions and deferred tax liabilities presented have been determined as if the Company were a stand-alone business filing separate tax returns. Current tax liabilities are recorded through the equity account with Viacom.

     Income tax expense (benefit) consists of:

                                                            1994      1995      1996
                                                           -------    -----    ------
Current:
  Federal................................................  $(1,289)   $(551)   $  278
  State and local........................................     (378)    (162)       84
Deferred federal.........................................    1,597    1,412     1,332
                                                           -------    -----    ------
                                                           $   (70)   $ 699    $1,694
                                                           =======    =====    ======

                            KYSR INC. AND KIBB INC.

     A reconciliation of the U.S. Federal statutory tax rate to the Company's effective tax rate on earnings (loss) before income taxes is as follows:

                                                              1994     1995    1996
                                                              -----    ----    ----
Statutory U.S. tax rate.....................................  (35.0)%  35.0%   35.0%
State and local taxes, net of federal tax benefit...........    6.2     6.2     6.1
Other, net..................................................   (8.3)    0.9     0.4
                                                              -----    ----    ----
Effective tax rate..........................................  (32.9)%  42.1%   41.5%
                                                              =====    ====    ====

     Deferred tax assets and liabilities are computed by applying the U.S. federal income tax rate in effect to the gross amounts of temporary differences and other tax attributes. These temporary differences are primarily the result of fixed asset basis differences and bad debt expense. Deferred tax assets and liabilities relating to state income taxes are not material.

(6) DEBT AND INTEREST COST

     Viacom has not allocated any portion of its debt or related interest cost to the Company, and no portion of Viacom's debt is specifically related to the operations of the Company.

(7) RELATED PARTY TRANSACTIONS

     Intercompany balances between the Company and Viacom resulting from normal trade activity are reflected in Equity in the accompanying combined financial statements (see note 8).

     On January 25, 1990, KYSR, Inc., formerly KXEZ, Inc., issued an intercompany demand note to Viacom in the amount of $66,400. The note bears interest at 9.6% per year payable on the last day of each calendar year. The principal and final interest payment are payable on January 25, 2000. However, immediately prior to closing of the Proposed Transaction, all debts between the Company and Viacom will be canceled. As such, the promissory note issued to Viacom is reflected as an increase to equity and included in intercompany activity in the amount of $66,400 at December 31, 1995 and 1996 (see note 8).

     Viacom provides services for the Company in management, accounting and financial reporting, human resources, information systems, legal, taxes and other corporate services. The allocation of these expenses, which is generally based on revenue dollars, is reflected in the accompanying combined financial statements as corporate general and administrative expense. Management believes that the method of allocation of overhead is reasonable.

     Viacom has a noncontributory pension plan covering substantially all of its employees, including the employees of the Company. Costs related to this plan are allocated to the Company based on payroll dollars and are included in station operating expenses. The Company recognized expense related to this plan in the amounts of $70, $56 and $191 for 1994, 1995 and 1996, respectively. The assets and the related benefit obligation of the plan will not be transferred to the Company upon consummation of the Proposed Transaction, therefore, such assets and obligations are not included in the notes to the Company's combined financial statements.

     Viacom utilizes a centralized cash management system. As a result, the Company carries minimal cash. Disbursements are funded by the Parent upon demand and cash receipts are transferred to the Parent daily.

     The Company, from time to time, enters into transactions with companies owned by or affiliated with Viacom. Generally, services rendered from such related parties are charged to the Company at amounts which would be incurred in transactions between unrelated entities.

                            KYSR INC. AND KIBB INC.

(8) EQUITY

     Equity represents Viacom's ownership interest in the recorded net assets of the Company. All cash transactions and intercompany transactions flow through the equity account. A summary of the activity is as follows:

                                                       1994        1995        1996
                                                     --------    --------    --------
Balance at beginning of period.....................  $122,706    $119,174    $114,328
Net earnings (loss)................................      (143)        960       2,390
Net intercompany activity..........................    (3,389)     (5,806)     (5,628)
                                                     --------    --------    --------
Balance at end of period...........................  $119,174    $114,328    $111,090
                                                     ========    ========    ========

(9) COMMITMENTS AND CONTINGENCIES

     The Company has noncancelable operating leases, primarily for office space. These leases generally contain renewal options for periods ranging from one to ten years and require the Company to pay all executory costs such as maintenance and insurance. Rental expense for operating leases (excluding those with lease terms of one month or less that were not renewed) was approximately $377, $365 and $405 during 1994, 1995 and 1996, respectively.

     Future minimum lease payments under noncancelable operating leases (with initial or remaining lease terms in excess of one year) as of December 31, 1996 are as follows:

YEAR ENDING DECEMBER 31:
------------------------
        1997...............................................................  $  365
        1998...............................................................     366
        1999...............................................................     312
        2000...............................................................      19
        Thereafter.........................................................      --
                                                                             ------
                                                                             $1,062
                                                                             ======

                          INDEPENDENT AUDITORS' REPORT
                 ---------------------------------------------

The Board of Directors
Chancellor Broadcasting Company:

     We have audited the accompanying balance sheets of WLIT Inc. as of December 31, 1995 and 1996, and the related statements of earnings and cash flows for each of the years in the three-year period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of WLIT Inc. as of December 31, 1995 and 1996, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1996, in conformity with generally accepted accounting principles.

                                            KPMG Peat Marwick LLP

Dallas, Texas
March 14, 1997

                                   WLIT INC.

                                 BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)

                                     ASSETS

                                                                 DECEMBER 31,
                                                              ------------------    JUNE 30,
                                                               1995       1996        1997
                                                              -------    -------   -----------
                                                                                   (UNAUDITED)
Current assets:
  Accounts receivable, less allowance for doubtful accounts
     of $79 in 1995 and $87 in 1996 and $110 in 1997........  $ 3,110    $ 3,627     $ 3,836
  Prepaid expenses and other current assets.................      592        490         200
  Deferred income taxes (note 5)............................       37         44          44
                                                              -------    -------     -------
          Total current assets..............................    3,739      4,161       4,080
Property and equipment, net (note 3)........................      461        457         545
Intangible assets, net (note 4).............................   16,958     16,415      16,143
                                                              -------    -------     -------
                                                              $21,158    $21,033     $20,768
                                                              =======    =======     =======
                             LIABILITIES AND EQUITY
Current liabilities -- accounts payable and accrued
  expenses..................................................  $ 1,442    $ 1,195     $ 1,376
Deferred income taxes (note 5)..............................       58         53          53
Equity (note 8).............................................   19,658     19,785      19,339
Commitment and contingencies (note 9).......................
                                                              -------    -------     -------
                                                              $21,158    $21,033     $20,768
                                                              =======    =======     =======

                See accompanying notes to financial statements.

                                   WLIT INC.

                             STATEMENTS OF EARNINGS
                  YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996
                             (DOLLARS IN THOUSANDS)

                                                                                 SIX MONTHS
                                                 YEARS ENDED DECEMBER 31,      ENDED JUNE 30,
                                                ---------------------------   ----------------
                                                 1994      1995      1996      1996     1997
                                                -------   -------   -------   ------   -------
                                                                                (UNAUDITED)
Gross revenues................................  $14,367   $16,720   $18,294   $8,080   $10,035
  Less agency commissions and national rep
     fees.....................................    2,523     2,848     3,071    1,144     1,410
                                                -------   -------   -------   ------   -------
          Net revenues........................   11,844    13,872    15,223    6,936     8,625
                                                -------   -------   -------   ------   -------
Operating expenses:
  Station operating expenses excluding
     depreciation and amortization............    6,555     6,977     7,508    3,839     4,221
  Depreciation and amortization...............      655       653       659      327       340
  Corporate general and administrative........      478       630       479      274       172
                                                -------   -------   -------   ------   -------
     Operating expenses.......................    7,688     8,260     8,646    4,440     4,733
                                                -------   -------   -------   ------   -------
     Earnings before income taxes.............    4,156     5,612     6,577    2,496     3,892
Income tax expense (note 5)...................    1,804     2,359     2,728    1,048     1,280
                                                -------   -------   -------   ------   -------
          Net earnings........................  $ 2,352   $ 3,253   $ 3,849   $1,448   $ 2,612
                                                =======   =======   =======   ======   =======

                See accompanying notes to financial statements.

                                   WLIT INC.

                            STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)

                                                                         SIX MONTHS ENDED JUNE
                                           YEARS ENDED DECEMBER 31,               30,
                                          ---------------------------    ----------------------
                                           1994      1995      1996        1996         1997
                                          -------   -------   -------    ---------    ---------
                                                                              (UNAUDITED)
Cash flows provided by operating
  activities:
  Net earnings..........................  $ 2,352   $ 3,253   $ 3,849      $ 1,448      $ 2,612
  Adjustments to reconcile net earnings
     to net cash provided by operating
     activities:
     Depreciation.......................      114       114       116           55           68
     Amortization of intangibles........      541       539       543          272          272
     Deferred income taxes..............      (13)        5        (8)          --           --
     Changes in certain assets and
       liabilities:
       Accounts receivable, net.........      (73)     (460)     (517)        (476)        (209)
       Prepaid expenses and other
          current assets................     (101)     (181)       98         (577)         295
       Accounts payable and accrued
          expenses......................     (384)      173      (247)       1,461       (1,542)
                                          -------   -------   -------      -------      -------
          Net cash provided by operating
            activities..................    2,436     3,443     3,834        2,183        1,496
                                          -------   -------   -------      -------      -------
Cash flows used by investing
  activities -- capital expenditures....     (180)     (110)     (112)         (45)        (156)
                                          -------   -------   -------      -------      -------
Cash flows used by financing
  activities -- distributions to
  Parent................................   (2,256)   (3,333)   (3,722)      (2,138)      (1,340)
                                          -------   -------   -------      -------      -------
Increase (decrease) in cash.............       --        --        --           --           --
Cash at beginning of period.............       --        --        --           --           --
                                          -------   -------   -------      -------      -------
Cash at end of period...................  $    --   $    --   $    --      $    --      $    --
                                          =======   =======   =======      =======      =======

                See accompanying notes to financial statements.

                                   WLIT INC.

                         NOTES TO FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)

(1) ORGANIZATION AND BASIS OF PRESENTATION

     The accompanying financial statements include the accounts of WLIT Inc. (the "Company"). The Company owns and operates a commercial radio station in the Chicago market, WLIT-FM, and is wholly owned by Viacom International Inc. ("Viacom" or "Parent"), a wholly owned subsidiary of Viacom, Inc.

     On February 16, 1997, Viacom International Inc. entered into a stock purchase agreement to sell all the issued and outstanding shares of capital stock of WAXQ Inc. and Riverside Broadcasting Co., Inc. in the New York City market, KYSR Inc. and KIBB Inc. in the Los Angeles market, Viacom Broadcasting East Inc. and WMZQ Inc. in the Washington, DC market, WLIT Inc. in the Chicago market and WDRQ Inc. in the Detroit market (collectively, the "Viacom Radio Properties") to Evergreen Media Corporation ("Evergreen") for $1.075 billion in cash ("Proposed Transaction"). The Proposed Transaction is expected to close after the expiration or termination of the applicable waiting periods under the HSR Act and approval by the Federal Communications Commission ("FCC"). Contemporaneous with this transaction, Evergreen entered into a joint purchase agreement with Chancellor Broadcasting Company ("Chancellor"), under which Chancellor agreed to acquire the Chicago, Detroit and Los Angeles Viacom Radio Properties referred to above for $480 million from Evergreen or from Viacom directly.

     The accompanying financial statements reflect the carve-out historical results of operations and financial position of WLIT Inc. These financial statements are not necessarily indicative of the results that would have occurred if the Company had been a separate stand-alone entity during the periods presented.

     The financial statements do not include Viacom's corporate assets or liabilities not specifically identifiable to the Company. Corporate overhead allocations have been included in the accompanying statements of earnings in corporate general and administrative expense and station operating expenses.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  (a) Property and Equipment

     Property and equipment are stated at cost. Depreciation of property and equipment is computed using the straight-line method over the estimated useful lives of the assets. Repair and maintenance costs are charged to expense when incurred.

  (b) Intangible Assets

     Intangible assets consist primarily of broadcast licenses. The Company amortizes such intangible assets using the straight-line method over 40 years. The Company continually evaluates the propriety of the carrying amount of intangible assets as well as the amortization period to determine whether current events or circumstances warrant adjustments to the carrying value and/or revised estimates of useful lives. This evaluation consists of the projection of undiscounted operating income before depreciation, amortization, nonrecurring charges and interest over the remaining amortization periods of the related intangible assets. At this time, the Company believes that no significant impairment of intangible assets has occurred and that no reduction of the estimated useful lives is warranted.

  (c) Barter Transactions

     The Company trades commercial air time for goods and services used principally for promotional, sales and other business activities. An asset and liability are recorded at the fair market value of the goods or services to be received. Barter revenue is recorded and the liability relieved when commercials are broadcast and barter expense is recorded and the asset relieved when goods or services are received or used.

                                   WLIT INC.

  (d) Revenue Recognition

     Revenue is derived primarily from the sale of commercial announcements to local and national advertisers. Revenue is recognized as commercials are broadcast.

  (e) Income Taxes

     Income taxes are accounted for under the asset and liability method. Deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable earnings. Valuation allowances are established when necessary to reduce deferred tax assets to the amount more likely than not to be realized. Income tax expense is the total of tax payable for the period and the change during the period in deferred tax assets and liabilities.

  (f) Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of

     The Company adopted the provisions of SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, on January 1, 1996. This Statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. The adoption of this Statement did not have a material impact on the Company's financial position, results of operations, or liquidity.

  (g) Fair Value

     The carrying amount of accounts receivable and accounts payable approximates fair value because of the short maturity of these instruments.

  (h) Disclosure of Certain Significant Risks and Uncertainties

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     In the opinion of management, credit risk with respect to trade receivables is limited due to the large number of diversified customers in the Company's customer base. The Company performs ongoing credit evaluations of its customers and believes that adequate allowances for any uncollectible trade receivables are maintained. No one customer accounted for more than 10% of net revenues in 1994, 1995, or 1996.

  (i) Unaudited Interim Financial Information

     In the opinion of management, the unaudited interim combined financial statements as of and for the six months ended June 30, 1996 and 1997, reflect all adjustments, consisting of only normal and recurring items, which are necessary for a fair presentation of the results for the interim periods presented. The results for the interim periods ended June 30, 1996 and 1997 are not necessarily indicative of results to be expected for any other interim period or for the full year.

                                   WLIT INC.

(3) PROPERTY AND EQUIPMENT

     Property and equipment consists of the following at December 31, 1995 and 1996:

                                                         ESTIMATED
                                                        USEFUL LIFE     1995      1996
                                                        -----------    ------    ------
Broadcast facilities..................................  8-20 years     $1,116    $1,141
Office equipment and other............................  5-8 years         791       868
Construction in progress..............................                     13        13
                                                                       ------    ------
                                                                        1,920     2,022
Accumulated depreciation..............................                  1,459     1,565
                                                                       ------    ------
                                                                       $  461    $  457
                                                                       ======    ======

(4) INTANGIBLE ASSETS

     Intangible assets at December 31, 1995 and 1996 consist of broadcast licenses which are being amortized over forty years and are presented net of accumulated amortization of $5,585 and $6,128, respectively.

(5) INCOME TAXES

     The Company's results of operations are included in the U.S. federal and certain combined and separate state income tax returns of Viacom International Inc.

     The tax provisions and deferred tax liabilities presented have been determined as if the Company were a stand-alone business filing separate tax returns. Current tax liabilities are recorded through the equity account with Viacom.

     Income tax expense (benefit) consists of:

                                                            1994      1995      1996
                                                           ------    ------    ------
Current:
  Federal................................................  $1,588    $2,058    $2,391
  State and local........................................     229       296       345
Deferred federal.........................................     (13)        5        (8)
                                                           ------    ------    ------
                                                           $1,804    $2,359    $2,728
                                                           ======    ======    ======

     A reconciliation of the U.S. Federal Statutory tax rate to the Company's effective tax rate on earnings before income taxes is as follows:

                                                              1994    1995    1996
                                                              ----    ----    ----
Statutory U.S. tax rate.....................................  35.0%   35.0%   35.0%
Amortization of intangibles.................................   4.7     3.4     2.9
State and local taxes, net of federal tax benefit...........   3.6     3.4     3.4
Other, net..................................................   0.2     0.2     0.2
                                                              ----    ----    ----
          Effective tax rate................................  43.5%   42.0%   41.5%
                                                              ====    ====    ====

     Deferred tax assets and liabilities are computed by applying the U.S. federal income tax rate in effect to the gross amounts of temporary differences and other tax attributes. These temporary differences are primarily the result of fixed asset basis differences and bad debt expense. Deferred tax assets and liabilities relating to state income taxes are not material.

                                   WLIT INC.

(6) DEBT AND INTEREST COST

     Viacom has not allocated any portion of its debt or related interest cost to the Company, and no portion of Viacom's debt is specifically related to the operations of the Company. Accordingly, the Company's financial statements include no charges for interest.

(7) RELATED PARTY TRANSACTIONS

     Intercompany balances between the Company and Viacom resulting from normal trade activity are reflected in Equity in the accompanying financial statements (see note 8).

     Viacom provides services for the Company in management, accounting and financial reporting, human resources, information systems, legal, tax and other corporate services. The allocation of these expenses, which is generally based on revenue dollars, is reflected in the accompanying financial statements as corporate general and administrative expense. Management believes that the method of allocation of corporate overhead is reasonable.

     Viacom has a noncontributory pension plan covering substantially all of its employees, including the employees of the Company. Costs related to this plan are allocated to the Company based on payroll dollars. The Company recognized expense related to this plan in the amounts of $67, $46 and $126 for 1994, 1995 and 1996, respectively. The assets and the related benefit obligation of the plan will not be transferred to the Company upon consummation of the Proposed Transaction, therefore, such assets and obligations are not included in the notes to the Company's financial statements.

     Viacom utilizes a centralized cash management system. As a result, the Company carries minimal cash. Disbursements are funded by the Parent upon demand and cash receipts are transferred to the Parent daily.

     The Company, from time to time, enters into transactions with companies owned by or affiliated with Viacom. Generally, services received from such related parties are charged to the Company at amounts which would be incurred in transactions between unrelated entities.

(8) EQUITY

     Equity represents Viacom's ownership interest in the recorded net assets of the Company. All cash transactions and intercompany transactions flow through the equity account. A summary of the activity is as follows:

                                                         1994       1995       1996
                                                        -------    -------    -------
Balance at beginning of period........................  $19,642    $19,738    $19,658
Net earnings..........................................    2,352      3,253      3,849
Net intercompany activity.............................   (2,256)    (3,333)    (3,722)
                                                        -------    -------    -------
Balance at end of period..............................  $19,738    $19,658    $19,785
                                                        =======    =======    =======

                                   WLIT INC.

(9) COMMITMENTS AND CONTINGENCIES

     The Company has noncancelable operating leases, primarily for office space. These leases generally contain renewal options for periods ranging from 1 to 10 years and require the Company to pay all executory costs such as maintenance and insurance. Rental expense for operating leases (excluding those with lease terms of one month or less that were not renewed) was approximately $319, $337 and $327 during 1994, 1995 and 1996, respectively.

     Future minimum lease payments under noncancelable operating leases (with initial or remaining lease terms in excess of one year) as of December 31, 1996 are as follows:

YEAR ENDING DECEMBER 31:
------------------------
        1997...............................................................  $  266
        1998...............................................................     291
        1999...............................................................     298
        2000...............................................................     287
        2001...............................................................     296
        Thereafter.........................................................     103
                                                                             ------
                                                                             $1,541
                                                                             ======

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Evergreen Media Corporation:

     We have audited the accompanying balance sheets of WDRQ Inc. as of December 31, 1995 and 1996, and the related statements of earnings and cash flows for each of the years in the three-year period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of WDRQ Inc. as of December 31, 1995 and 1996, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1996, in conformity with generally accepted accounting principles.

                                            KPMG Peat Marwick LLP

Dallas, Texas
March 14, 1997, except for note 10,
which is as of April 14, 1997

                                   WDRQ INC.

                                 BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)

                                     ASSETS

                                            DECEMBER 31,
                                          -----------------     JUNE 30,
                                           1995       1996        1997
                                          -------    ------    -----------
                                                               (UNAUDITED)
Current assets:
  Accounts receivable, less allowance
     for doubtful accounts of $82 in
     1995, $72 in 1996 and $79 in
     1997...............................  $ 1,541    $  809       $  793
  Prepaid expenses and other current
     assets.............................       80        90            6
  Deferred income taxes (note 5)........       30        26           26
                                          -------    ------       ------
          Total current assets..........    1,651       925          825
Property and equipment, net (note 3)....      489       500          606
Intangible assets, net (note 4).........    8,430     8,174        8,009
                                          -------    ------       ------
                                          $10,570    $9,599       $9,440
                                          =======    ======       ======

                          LIABILITIES AND EQUITY

Current liabilities -- accounts payable
  and accrued expenses..................  $   766    $  792       $  459
Deferred income taxes (note 5)..........       98        80           80
Equity (note 8).........................    9,706     8,727        8,901
Commitments and contingencies (note
  9)....................................
                                          -------    ------       ------
                                          $10,570    $9,599       $9,440
                                          =======    ======       ======

                See accompanying notes to financial statements.

                                   WDRQ INC.

                             STATEMENTS OF EARNINGS
                             (DOLLARS IN THOUSANDS)

                                                                                   SIX MONTHS ENDED
                                                        YEARS ENDED DECEMBER 31,       JUNE 30,
                                                        ------------------------   -----------------
                                                         1994     1995     1996     1996      1997
                                                        ------   ------   ------   -------   -------
                                                                                      (UNAUDITED)
Gross revenues........................................  $7,461   $8,081   $6,743    $3,839    $2,395
  Less agency commissions and national rep fees.......   1,227    1,273    1,055       609       296
                                                        ------   ------   ------    ------    ------
          Net revenues................................   6,234    6,808    5,688     3,230     2,099
                                                        ------   ------   ------    ------    ------
Operating expenses:
  Station operating expenses excluding depreciation
     and amortization.................................   4,362    4,412    4,530     2,126     1,986
  Depreciation and amortization.......................     300      336      354       173       186
  Corporate general and administrative................     249      308      178       142        42
                                                        ------   ------   ------    ------    ------
          Operating expenses..........................   4,911    5,056    5,062     2,441     2,214
                                                        ------   ------   ------    ------    ------
          Earnings (loss) before income taxes.........   1,323    1,752      626       789      (115)
Income tax expense (benefit) (note 5).................     582      737      326       410       (18)
                                                        ------   ------   ------    ------    ------
          Net earnings (loss).........................  $  741   $1,015   $  300    $  379    $  (97)
                                                        ======   ======   ======    ======    ======

                See accompanying notes to financial statements.

                                   WDRQ INC.

                            STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)

                                           YEARS ENDED DECEMBER 31,
                                           -------------------------
                                           1994     1995      1996
                                           -----   -------   -------

Cash flows provided by operating
  activities:
  Net earnings..........................   $ 741   $ 1,015   $   300
  Adjustments to reconcile net earnings
     to net cash provided by operating
     activities:
     Depreciation.......................      44        80        98
     Amortization of intangibles........     256       256       256
     Deferred income tax (benefit)
       expense..........................      (4)        3       (14)
     Changes in certain assets and
       liabilities:
       Accounts receivable, net.........    (122)     (140)      732
       Prepaid expenses and other
          current assets................       1         9       (10)
       Accounts payable and accrued
          expenses......................    (217)       73        26
                                           -----   -------   -------
          Net cash provided by operating
            activities..................     699     1,296     1,388
                                           -----   -------   -------
Cash flows used by investing
  activities -- capital expenditures....     (38)     (138)     (109)
                                           -----   -------   -------
Cash flows provided by (used in)
  financing activities -- contribution
  by (distribution to) parent...........    (661)   (1,158)   (1,279)
                                           -----   -------   -------
Increase (decrease) in cash.............      --        --        --
Cash at beginning of period.............      --        --        --
                                           -----   -------   -------
Cash at end of period...................   $  --   $    --   $    --
                                           =====   =======   =======

                                          SIX MONTHS ENDED
                                              JUNE 30,
                                          ----------------
                                           1996      1997
                                          -------   ------
                                            (UNAUDITED)
Cash flows provided by operating
  activities:
  Net earnings..........................   $  379    $ (97)
  Adjustments to reconcile net earnings
     to net cash provided by operating
     activities:
     Depreciation.......................       45       58
     Amortization of intangibles........      128      128
     Deferred income tax (benefit)
       expense..........................       --       --
     Changes in certain assets and
       liabilities:
       Accounts receivable, net.........       91       16
       Prepaid expenses and other
          current assets................     (794)      84
       Accounts payable and accrued
          expenses......................    1,034     (333)
                                           ------    -----
          Net cash provided by operating
            activities..................      883     (144)
                                           ------    -----
Cash flows used by investing
  activities -- capital expenditures....      (50)    (192)
                                           ------    -----
Cash flows provided by (used in)
  financing activities -- contribution
  by (distribution to) parent...........     (833)     336
                                           ------    -----
Increase (decrease) in cash.............       --       --
Cash at beginning of period.............       --       --
                                           ------    -----
Cash at end of period...................   $   --    $  --
                                           ======    =====

                See accompanying notes to financial statements.

                                   WDRQ INC.

                         NOTES TO FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)

(1) ORGANIZATION AND BASIS OF PRESENTATION

     The accompanying financial statements include the accounts of WDRQ Inc. (the "Company"). The Company owns and operates a commercial radio station in Detroit, WDRQ-FM, and is wholly owned by Viacom International Inc. ("Viacom" or "Parent"), a wholly owned subsidiary of Viacom, Inc.

     On February 16, 1997, Viacom entered into a stock purchase agreement to sell all the issued and outstanding shares of capital stock of WAXQ Inc. and Riverside Broadcasting Co., Inc. in the New York City market, KYSR Inc. and KIBB Inc. in the Los Angeles market, Viacom Broadcasting East Inc. and WMZQ Inc. in the Washington, DC market, WLIT Inc. in the Chicago market and WDRQ Inc. in the Detroit market (collectively the "Viacom Radio Properties") to Evergreen Media Corporation of Los Angeles ("Evergreen") for $1.075 billion in cash ("Proposed Transaction"). The Proposed Transaction is expected to close after the expiration or termination of the applicable waiting periods under the HSR Act and approval by the Federal Communications Commission ("FCC"). Contemporaneous with this transaction, Evergreen entered into a joint purchase agreement with Chancellor Broadcasting Company ("Chancellor") under which Chancellor agreed to acquire the Chicago, Detroit and Los Angeles Viacom Radio Properties referred to above for $480.0 million from Evergreen or from Viacom directly.

     The accompanying combined financial statements reflect the carve-out historical results of operations and financial position of WDRQ Inc. These financial statements are not necessarily indicative of the results that would have occurred if the Company had been a separate stand-alone entity during the periods presented.

     The financial statements do not include Viacom's corporate assets or liabilities not specifically identifiable to the Company. Corporate overhead allocations have been included in the accompanying statements of earnings in corporate general and administrative expense and station operating expenses.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  (a) Property and Equipment

     Property and equipment are stated at cost. Depreciation of property and equipment is computed using the straight-line method over the estimated useful lives of the assets. Repair and maintenance costs are charged to expense when incurred.

  (b) Intangible Assets

     Intangible assets consist primarily of broadcast licenses. The Company amortizes such intangible assets using the straight-line method over 40 years. The Company continually evaluates the propriety of the carrying amount of intangible assets as well as the amortization period to determine whether current events or circumstances warrant adjustments to the carrying value and/or revised estimates of useful lives. This evaluation consists of the projection of undiscounted operating income before depreciation, amortization, nonrecurring charges and interest over the remaining amortization periods of the related intangible assets. At this time, the Company believes that no significant impairment of intangible assets has occurred and that no reduction of the estimated useful lives is warranted.

  (c) Barter Transactions

     The Company trades commercial air time for goods and services used principally for promotional, sales and other business activities. An asset and liability are recorded at the fair market value of the goods or services to be received. Barter revenue is recorded and the liability relieved when commercials are broadcast and barter expense is recorded and the asset relieved when goods or services are received or used.

                                   WDRQ INC.

  (d) Revenue Recognition

     Revenue is derived primarily from the sale of commercial announcements to local and national advertisers. Revenue is recognized as commercials are broadcast.

  (e) Income Taxes

     Income taxes are accounted for under the asset and liabilities method. Deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable earnings. Valuation allowances are established when necessary to reduce deferred tax assets to the amount more likely than not to be realized. Income tax expense is the total of tax payable for the period and the change during the period in deferred tax assets and liabilities.

  (f) Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of

     The Company adopted the provisions of SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, on January 1, 1996. This Statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. The adoption of this Statement did not have a material impact on the Company's financial position, results of operations, or liquidity.

  (g) Fair Value

     The carrying amount of accounts receivable and accounts payable approximates fair value because of the short maturity of these instruments.

  (h) Disclosure of Certain Significant Risks and Uncertainties

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     In the opinion of management, credit risk with respect to trade receivables is limited due to the large number of diversified customers in the Company's customer base. The Company performs ongoing credit evaluations of its customers and believes that adequate allowances for any uncollectible trade receivables are maintained. No one customer accounted for more than 10% of net revenues in 1994, 1995, or 1996.

  (i) Unaudited Interim Financial Information

     In the opinion of management, the unaudited interim combined financial statements as of and for the six months ended June 30, 1996 and 1997, reflect all adjustments, consisting of only normal and recurring items, which are necessary for a fair presentation of the results for the interim periods presented. The results for the interim periods ended June 30, 1996 and 1997 are not necessarily indicative of results to be expected for any other interim period or for the full year.

                                   WDRQ INC.

(3) PROPERTY AND EQUIPMENT

     Property and equipment consists of the following at December 31, 1995 and 1996:

                                           ESTIMATED
                                          USEFUL LIFE     1995      1996
                                          -----------    ------    ------
Broadcast facilities....................  8-20 years     $  754    $  787
Office equipment and other..............  5-8 years         333       496
Construction in progress................                    110        23
                                                         ------    ------
                                                          1,197     1,306
Accumulated depreciation................                    708       806
                                                         ------    ------
                                                         $  489    $  500
                                                         ======    ======

(4) INTANGIBLE ASSETS

     Intangible assets at December 31, 1995 and 1996 consist of broadcast licenses which are being amortized over forty years and are presented net of accumulated amortization of $1,814 and $2,070, respectively.

(5) INCOME TAXES

     The Company's results of operations are included in the U.S. federal and certain combined and separate state income tax returns of Viacom International Inc.

     The tax provisions and deferred tax liabilities presented have been determined as if the Company were a stand-alone business filing separate tax returns. Current tax liabilities are recorded through the equity account with Viacom.

     Income tax expense (benefit) consists of:

                                            1994   1995   1996
                                            ----   ----   ----
Current:
  Federal.................................  $549   $689   $319
  State and local.........................    37     45     21
Deferred..................................    (4)     3    (14)
                                            ----   ----   ----
                                            $582   $737   $326
                                            ====   ====   ====

     A reconciliation of the U.S. Federal statutory tax rate to the Company's effective tax rate on earnings before income taxes is as follows:

                                                              1994    1995    1996
                                                              ----    ----    ----
Statutory U.S. tax rate.....................................  35.0%   35.0%   35.0%
Amortization of intangibles.................................   6.8     5.1    14.3
State and local taxes, net of federal tax benefit...........   1.8     1.7     2.1
Other, net..................................................   0.4     0.3     0.7
                                                              ----    ----    ----
  Effective tax rate........................................  44.0%   42.1%   52.1%
                                                              ====    ====    ====

     Deferred tax assets and liabilities are computed by applying the U.S. federal income tax rate in effect to the gross amounts of temporary differences and other tax attributes. These temporary differences are primarily the result of fixed asset basis differences and bad debt expense. Deferred tax assets and liabilities relating to state income taxes are not material.

                                   WDRQ INC.

(6) DEBT AND INTEREST COST

     Viacom has not allocated any portion of its debt or related interest cost to the Company, and no portion of Viacom's debt is specifically related to the operations of the Company. Accordingly, the Company's financial statements include no charges for interest.

(7) RELATED PARTY TRANSACTIONS

     Intercompany balances between the Company and Viacom resulting from normal trade activity are reflected in equity in the accompanying financial statements (see note 8).

     Viacom provides services for the Company in management, accounting and financial reporting, human resources, information systems, legal, taxes and other corporate services. The allocation of these expenses, which is generally based on revenue dollars, is reflected in the accompanying financial statements as corporate general and administrative expense. Management believes that the method of allocation of corporate overhead is reasonable.

     Viacom has a noncontributory pension plan covering substantially all of its employees, including the employees of the Company. Costs related to these plans are allocated to the Company based on payroll dollars and are included in station operating expenses. The Company recognized expense related to these costs in the amounts of $31, $33 and $82 for 1994, 1995 and 1996, respectively. The assets and the related benefit obligation of the plans will not be transferred to the Company upon consummation of the Proposed Transaction, therefore, such assets and obligations are not included in the notes to the Company's financial statements.

     Viacom utilizes a centralized cash management system. As a result, the Company carries minimal cash. Disbursements are funded by the Parent upon demand and cash receipts are transferred to the Parent daily.

     The Company, from time to time, enters into transactions with companies owned by or affiliated with Viacom. Generally, services received from such related parties are charged to the Company at amounts which would be incurred in transactions between unrelated entities.

(8) EQUITY

     Equity represents Viacom's ownership interest in the recorded net assets of the Company. All cash transactions and intercompany transactions flow through the Equity account. A summary of the activity is as follows:

                                           1994      1995       1996
                                          ------    -------    -------
Balance at beginning of period..........  $9,769    $ 9,849    $ 9,706
Net earnings............................     741      1,015        300
Net intercompany activity...............    (661)    (1,158)    (1,279)
                                          ------    -------    -------
Balance at end of period................  $9,849    $ 9,706    $ 8,727
                                          ======    =======    =======

(9) COMMITMENTS AND CONTINGENCIES

     The Company has noncancelable operating leases, primarily for office space. These leases generally contain renewal options for periods ranging from one to ten years and require the Company to pay all executory costs such as maintenance and insurance. Rental expense for operating leases (excluding those with lease terms of one month or less that were not renewed) was approximately $335, $338 and $347 during 1994, 1995 and 1996, respectively.

                                   WDRQ INC.

     Future minimum lease payments under noncancelable operating leases (with initial or remaining lease terms in excess of one year) as of December 31, 1996 are as follows:

Year ending December 31:
1997....................................   $  336
1998....................................      346
1999....................................      355
2000....................................      364
2001....................................      323
Thereafter..............................      183
                                           ------
                                           $1,907
                                           ======

     The Company is involved with certain claims and lawsuits which are generally incidental to its business. Management believes that any ultimate liability resulting from those actions or claims will not have a material adverse effect on the Company's results of operations, financial position or cash flows.

(10) SUBSEQUENT EVENT

     On April 14, 1997, Evergreen Media Corporation and Chancellor Broadcasting Company entered into an agreement with ABC Radio ("ABC"), a division of The Walt Disney Company, whereby ABC will purchase from Evergreen and Chancellor two radio stations, WDRQ-FM and WJZW-FM for a total of $105 million.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Stockholders and Board of Directors of Trefoil Communications, Inc.

     In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, stockholders' equity and cash flows, present fairly, in all material respects, the financial position of Trefoil Communications, Inc. and its subsidiaries at December 31, 1995 and 1994, and the results of their operations and their cash flows for each of the two years in the period ended December 31, 1995, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

     As discussed in Note 16 to the financial statements, the Company was sold to Chancellor Radio Broadcasting Company, formerly Chancellor Broadcasting Company, on February 14, 1996.

PRICE WATERHOUSE LLP

Los Angeles, California
February 14, 1996

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
Chancellor Broadcasting Company:

     We have audited the accompanying consolidated statements of operations, changes in common stockholders' equity, and cash flows of Trefoil Communications, Inc. and Subsidiaries for the period January 1, 1996 through February 13, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated results of their operations and their cash flows for the period January 1, 1996 through February 13, 1996, in conformity with generally accepted accounting principles.

     As discussed in Note 16 to the financial statements, the Company was sold to Chancellor Radio Broadcasting Company on February 14, 1996.

                                            COOPERS & LYBRAND L.L.P.

Dallas, Texas
March 24, 1997

                 TREFOIL COMMUNICATIONS, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)

                                     ASSETS

                                              DECEMBER 31,
                                          --------------------
                                            1994        1995
                                          --------    --------
Current assets:
  Cash..................................  $  9,639    $  4,857
  Receivables, net of allowance for
     doubtful accounts of $1,535 and
     $1,630, respectively...............    22,468      22,397
  Prepaid expenses and other current
     assets.............................     1,312         917
                                          --------    --------
          Total current assets..........    33,419      28,171
Property and equipment, at cost, net of
  accumulated depreciation and
  amortization (Note 4).................    18,308      17,204
Intangible assets, net of accumulated
  amortization of $16,705 and $22,071,
  respectively..........................   184,470     184,197
Other assets............................     9,751       7,918
                                          --------    --------
                                          $245,948    $237,490
                                          ========    ========

             LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Current portion of long-term debt.....  $  7,000    $  6,500
  Accounts payable......................     2,771       2,233
  Accrued expenses (Note 4).............     6,066       5,715
  Income taxes payable..................       298          96
                                          --------    --------
          Total current liabilities.....    16,135      14,544
Long-term debt (Note 6).................    98,000      92,500
Convertible senior notes (Note 8).......    30,000      30,000
Payable to affiliates (Note 14).........    16,241      20,613
Deferred income taxes (Note 10).........    18,877      19,218
Other long-term liabilities (Note 4)....    14,747      19,129
                                          --------    --------
                                           194,000     196,004
Mandatorily redeemable preferred stock
  (Note 9):
  7.5% Series A cumulative convertible
     preferred stock $.10 par value;
     authorized, issued and outstanding
     70,000 shares......................    70,000      70,000
Stockholders' equity:
  Preferred stock $.10 par value;
     authorized 30,000 shares; none
     issued and outstanding
Common stock $.10 par value; authorized
  50,000 shares; issued and outstanding
  10,364 shares.........................         1           1
  Additional paid-in capital............    41,656      41,656
  Accumulated deficit...................   (59,709)    (70,171)
                                          --------    --------
                                           (18,052)    (28,514)
Commitments and contingencies (Notes 12
  and 15)...............................
                                          --------    --------
                                          $245,948    $237,490
                                          ========    ========

    The accompanying notes are an integral part of the financial statements.

                 TREFOIL COMMUNICATIONS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                           YEAR ENDED DECEMBER 31,     PERIOD ENDED
                                                           ------------------------    FEBRUARY 13,
                                                              1994          1995           1996
                                                           ----------    ----------    ------------
Gross broadcasting revenues..............................    $109,219      $108,849      $ 9,698
Less agency commissions..................................      14,332        14,244        1,234
                                                             --------      --------      -------
          Net revenues...................................      94,887        94,605        8,464
                                                             --------      --------      -------
Costs and expenses:
  Station operating expenses.............................      75,427        73,720        7,762
  Corporate expenses.....................................       3,355         3,139        2,215
  Depreciation and amortization..........................       3,038         2,992          349
  Amortization of intangibles............................       5,961         5,759          672
                                                             --------      --------      -------
                                                               87,781        85,610       10,998
                                                             --------      --------      -------
  Operating income (loss)................................       7,106         8,995       (2,534)
                                                             --------      --------      -------
Other income (expenses):
  Interest expense.......................................     (12,923)      (14,703)      (1,651)
  Gain (loss) on sale of broadcast assets (Note 11)......       5,462            --           --
  Miscellaneous, net.....................................          (4)           78          (49)
                                                             --------      --------      -------
                                                               (7,465)      (14,625)      (1,700)
                                                             --------      --------      -------
Loss before income taxes and extraordinary loss..........        (359)       (5,630)      (4,234)
Income tax benefit (expense) (Note 10)...................      (1,355)        1,287        1,694
                                                             --------      --------      -------
  Loss before extraordinary loss.........................      (1,714)       (4,343)      (2,540)
Extraordinary loss on early extinguishment of debt.......          --            --       (4,451)
                                                             --------      --------      -------
Net loss.................................................      (1,714)       (4,343)      (6,991)
Dividends on mandatorily redeemable preferred stock......      (5,619)       (6,119)        (809)
                                                             --------      --------      -------
Loss applicable to common stock..........................    $ (7,333)     $(10,462)     $(7,800)
                                                             ========      ========      =======

    The accompanying notes are an integral part of the financial statements.

                 TREFOIL COMMUNICATIONS, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                             (DOLLARS IN THOUSANDS)

                                                  COMMON STOCK
                                                $0.10 PAR VALUE    ADDITIONAL
                                                ----------------    PAID-IN     ACCUMULATED
                                                SHARES    AMOUNT    CAPITAL       DEFICIT      TOTAL
                                                -------   ------   ----------   -----------   --------
Balance, December 31, 1993....................   10,364   $   1     $ 41,656     $(52,376)    $(10,719)
  Net loss....................................                                     (1,714)      (1,714)
  Mandatorily redeemable preferred dividend...                                     (5,619)      (5,619)
                                                -------   -----     --------     --------     --------
Balance, December 31, 1994....................   10,364       1       41,656      (59,709)     (18,052)
  Net loss....................................                                     (4,343)      (4,343)
  Mandatorily redeemable preferred dividend...                                     (6,119)      (6,119)
                                                -------   -----     --------     --------     --------
Balance, December 31, 1995....................   10,364       1       41,656      (70,171)     (28,514)
  Additional capital contributions............                       156,326                   156,326
  Net loss....................................                                     (6,991)      (6,991)
  Mandatorily redeemable preferred dividend...                                       (809)        (809)
                                                -------   -----     --------     --------     --------
Balance, February 13, 1996....................   10,364   $   1     $197,982     $(77,971)    $120,012
                                                =======   =====     ========     ========     ========

    The accompanying notes are an integral part of the financial statements.

                 TREFOIL COMMUNICATIONS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)

                                                            YEAR ENDED DECEMBER 31,    PERIOD ENDED
                                                            -----------------------    FEBRUARY 13,
                                                               1994         1995           1996
                                                            ----------    ---------    ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss................................................    $ (1,714)     $(4,343)    $  (6,991)
  Adjustments to reconcile net loss to cash provided by
     operating activities:
     Depreciation of property and equipment...............       3,038        2,992           349
     Amortization of intangible and other assets..........       6,736        6,569           672
     (Gain) loss on disposal of assets....................      (5,462)          --            --
     Deferred income taxes................................        (279)        (168)        1,694
     Non-cash interest expense............................       3,180        4,479            81
     Non-cash extraordinary loss..........................          --           --         4,451
     Changes in assets and liabilities which increase
       (decrease) cash:
       Receivables........................................         263           71         3,379
       Prepaid expenses and other current assets..........          (8)         395          (342)
       Accounts payable, accrued expenses and income taxes
          payable.........................................      (2,356)      (1,078)        1,568
       Other net..........................................         358         (529)           --
                                                              --------      -------     ---------
          Cash from operating activities..................       3,756        8,388         4,861
                                                              --------      -------     ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Station acquisitions....................................          --       (5,528)           --
  Purchase of property and equipment......................      (3,341)      (1,642)           --
  Proceeds from disposal of broadcast assets..............      22,802           --            --
                                                              --------      -------     ---------
          Cash from (used in) investing activities........      19,461       (7,170)           --
                                                              --------      -------     ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from affiliate borrowings......................       6,000           --            --
  Additional capital contributions........................          --           --       156,326
  Principal payments of long-term debt....................     (24,000)      (6,000)     (151,252)
  Dividends paid..........................................          --           --       (14,753)
                                                              --------      -------     ---------
          Cash used in financing activities...............     (18,000)      (6,000)       (9,679)
                                                              --------      -------     ---------
Net increase (decrease) in cash...........................       5,217       (4,782)       (4,818)
Cash beginning of period..................................       4,422        9,639         4,857
                                                              --------      -------     ---------
Cash end of period........................................    $  9,639      $ 4,857     $      39
                                                              ========      =======     =========

SEE NOTE 5 FOR NON-CASH DISCLOSURE.

    The accompanying notes are an integral part of the financial statements.

                 TREFOIL COMMUNICATIONS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 -- THE COMPANY

     The accompanying consolidated financial statements of Trefoil Communications, Inc. (the "Company", formerly Shamrock Holdings, Inc.) include the accounts of the Company and its subsidiaries. All significant intercompany transactions and balances have been eliminated. As of December 31, 1995, the Company's broadcasting subsidiary ("Broadcasting") owned and operated ten radio properties in major markets across the United States. In August 1995, the Company's shareholders entered into an agreement to sell their interest in the Company, see Note 16.

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Revenue recognition

     Broadcasting revenues are derived primarily from the sale of program time and commercial announcements to local, regional and national advertisers. Revenue is recognized when programs and commercial announcements are broadcast.

  Barter transactions

     The Company trades certain advertising time for various goods and services. These transactions are recorded at the estimated fair value of the goods or services received. The related revenue is recognized when commercials are broadcast; goods or services received are recorded as assets or expenses when received or used, respectively.

  Use of estimates in preparation of financial statements

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Property and equipment

     Expenditures for additions, renewals and betterments are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred. Depreciation is computed on the straight-line method based on the estimated useful lives of the assets.

  Intangible assets

     Intangible assets represent the purchase price of broadcasting properties in excess of the fair value of net tangible assets acquired and include value allocated to FCC broadcasting licenses and goodwill. Intangible assets are amortized on the straight-line basis over forty years.

     The Company evaluates intangible assets for potential impairment by analyzing the operating results, trends and prospects of the Company's stations, as well as by comparing them to their competitors. The Company also takes into consideration recent acquisition patterns within the broadcast industry, the impact of recently enacted or potential FCC rules and regulations and any other events or circumstances which might indicate potential impairment.

  Income taxes

     The Company files a consolidated federal income tax return and combined California franchise tax return with its subsidiaries. Effective January 1, 1993, the Company prospectively adopted Statement of Financial

                 TREFOIL COMMUNICATIONS, INC. AND SUBSIDIARIES

Accounting Standards No. 109 ("SFAS 109"), "Accounting for Income Taxes." The adoption of SFAS 109 changed the Company's method of accounting for income taxes from the deferred method (APB 11) to an asset and liability approach. The asset and liability approach requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities.

NOTE 3 -- ACQUISITION

     In February 1995, the Company acquired for $5.5 million cash (including acquisition costs) the broadcast license and assets of a second FM radio station in Denver, Colorado. The acquisition has been accounted for as a purchase and resulted in an excess of acquisition costs over fair value of the net assets acquired of $5 million which has been allocated to intangible assets, primarily FCC broadcasting licenses and goodwill. Pro forma results for the acquisition of the Denver station are not presented as they are not materially different from historical results.

NOTE 4 -- COMPOSITION OF CERTAIN BALANCE SHEET ACCOUNTS

                                                               DECEMBER 31,
                                          USEFUL LIFE   ---------------------------
                                           IN YEARS         1994           1995
                                          -----------   ------------   ------------
PROPERTY AND EQUIPMENT
  Land and land improvements............                $  2,874,000   $  2,828,000
  Buildings and leasehold
     improvements.......................   10-40           6,183,000      6,274,000
  Transmittal and technical equipment...    4-20          17,872,000     18,703,000
  Furniture and fixtures................    5-10           4,167,000      4,811,000
  Automotive............................    2-5              622,000        645,000
  Construction in progress..............                     175,000        138,000
                                                        ------------   ------------
                                                          31,893,000     33,399,000
Less: Accumulated depreciation and
  amortization..........................                 (13,585,000)   (16,195,000)
                                                        ------------   ------------
                                                        $ 18,308,000   $ 17,204,000
                                                        ============   ============
ACCRUED EXPENSES
  Salaries and other employee
     compensation.......................                $  3,300,000   $  2,794,000
  Interest..............................                     461,000        383,000
  Payable to affiliate..................                     802,000      1,346,000
  Other.................................                   1,503,000      1,192,000
                                                        ------------   ------------
                                                        $  6,066,000   $  5,715,000
                                                        ============   ============
OTHER LONG-TERM LIABILITIES
  Deferred compensation.................                $  3,689,000   $  3,547,000
  Dividends payable on mandatorily
     redeemable preferred stock.........                   7,825,000     13,944,000
  Interest..............................                   1,034,000      1,140,000
  Other.................................                   2,199,000        498,000
                                                        ------------   ------------
                                                        $ 14,747,000   $ 19,129,000
                                                        ============   ============

                 TREFOIL COMMUNICATIONS, INC. AND SUBSIDIARIES

NOTE 5 -- SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

                                                DECEMBER 31,          PERIOD ENDED
                                          ------------------------    FEBRUARY 13,
                                             1994          1995           1996
                                          ----------    ----------    ------------
Cash paid (received) during the period
  for:
  Interest..............................  $9,763,000    $9,562,000     $2,034,000
  Income taxes..........................   1,397,000       217,000             --
Station acquisitions:
  Property and equipment................          --       434,000             --
  FCC licenses and goodwill.............          --     5,094,000             --
  Other assets..........................          --            --             --
  Net working capital...................          --            --             --
  Common stock issued...................          --            --             --

NOTE 6 -- LONG-TERM DEBT

     Long-term debt comprises the following:

                                                 DECEMBER 31,
                                          ---------------------------
                                              1994           1995
                                          ------------    -----------
Revolving bank credit at varying
  interest rates; payable quarterly.
  Principal payments in varying amounts
  quarterly; final installment due
  2003..................................            --    $99,000,000
Bank term loans at varying interest
  rates; payable quarterly. Principal
  payments in varying amounts quarterly;
  final installment due 2000............  $ 95,500,000             --
Revolving bank credit at varying
  interest rates; payable quarterly.
  Principal payments in varying amounts
  quarterly; final installment due
  2001..................................     9,500,000             --
                                          ------------    -----------
                                           105,000,000     99,000,000
Less: Current portion...................    (7,000,000)    (6,500,000)
                                          ------------    -----------
                                          $ 98,000,000    $92,500,000
                                          ============    ===========

     In August 1995, the Company restructured and amended its existing bank credit agreement by entering into an eight year, $105 million revolving credit agreement which extended the final maturity to 2003 and modified quarterly principal repayments. Costs of $954,000 related to the amended credit agreement and of $4.8 million incurred when the credit agreement was entered into were capitalized and are being amortized over 8 years. These costs are included in other assets in the balance sheet.

     Borrowings under the credit agreement are secured by substantially all of the Company's assets. Interest is charged at varying rates according to alternatives selected by the Company at the time funds are borrowed. Currently, interest accrues at floating rates (8.31% and 9.13% at December 31, 1995 and 1994, respectively). As borrowings under the credit agreement are at market interest rates, the carrying value of the Company's long-term debt reflects its fair value.

     The credit agreement imposes restrictive covenants on the Company with respect to, among other things, the maintenance of certain financial ratios and limits on capital expenditures, new indebtedness, investments, disposition of assets and declaration of cash dividends.

                 TREFOIL COMMUNICATIONS, INC. AND SUBSIDIARIES

     At December 31, 1995, aggregate scheduled mandatory principal reductions of the Company's bank debt and borrowings from affiliates (Note 14) are as follows:

                  YEAR                      AMOUNTS
                  ----                    ------------
1996....................................  $  6,500,000
1997....................................    10,000,000
1998....................................    10,000,000
1999....................................    15,000,000
2000....................................    15,000,000
After 2000..............................    63,113,000
                                          ------------
                                          $119,613,000
                                          ============

NOTE 7 -- STOCKHOLDERS' EQUITY

     During 1993, the number of authorized shares of common stock was increased to 50,000 shares, 10,364 of which were outstanding at December 31, 1995. The Company has reserved 3,658 and 8,535 shares of common stock for issuance upon the conversion of the convertible senior notes ("Senior Notes", Note 8) and Series A cumulative convertible preferred stock ("Series A Preferred Stock",
Note 9), respectively.

NOTE 8 -- CONVERTIBLE SENIOR NOTES

     On July 30, 1993, the Company issued $30 million in ten-year Senior Notes to Trefoil Capital Investors, L.P. ("Trefoil"). The notes are convertible into shares of the Company's common stock at a conversion rate of $8,201 per share, subject to certain anti-dilution adjustments, and are redeemable by the Company at any time on or after July 30, 1996, initially at a specified premium to par, declining to par for redemptions on or after July 30, 2001. Mandatory redemptions of $7.5 million and $11.25 million are due July 30, 2001 and 2002, respectively, and any remaining unpaid principal is due in 2003.

     Interest accrues at the rate of 7.5% per annum and is payable semi-annually on January 31 and July 31. Interest is payable in cash, however, through January 31, 1998, the Company may elect to pay interest by issuing additional paid-in-kind notes ("PIK Notes"). PIK Notes are not convertible and must be redeemed on a pro rata basis in accordance with the redemption schedule of the Senior Notes. Interest on the PIK Notes accrues at 10% per annum, which payment terms are identical to the Senior Notes, including the option to issue additional PIK Notes for interest obligations.

     PIK Notes of $4.9 million were outstanding as of December 31, 1995. Accrued interest on the Senior Notes as of December 31, 1995 and 1994 has been included in payable to affiliates and classified as a long-term liability.

     Based on the transaction described in Note 16, management considers the fair market value of the Senior Notes to approximate their carrying value.

NOTE 9 -- MANDATORILY REDEEMABLE PREFERRED STOCK

     Concurrent with the sale of the Senior Notes, the Company issued 70,000 shares of Series A Preferred Stock to Trefoil for $70 million.

     With respect to dividend rights and rights on liquidation, dissolution and winding up, Series A Preferred Stock ranks senior to the common stock and senior to any other series or class of preferred stock which may be issued by the Company (collectively, "Junior Securities").

                 TREFOIL COMMUNICATIONS, INC. AND SUBSIDIARIES

     In the event of any liquidation, dissolution or winding up of the Company, holders of Series A Preferred Stock will be entitled to receive in preference to holders of Junior Securities an amount equal to $1,000 per share plus all accrued but unpaid dividends.

     As long as shares of Series A Preferred Stock remain outstanding, the holders of such shares are entitled to receive, when, as and if declared by the Board of Directors, out of assets of the Company legally available therefore, cumulative cash dividends at an annual rate of 7.5% (if in arrears, compounded quarterly at a rate of 8.625% per annum with respect to dividends in arrears, through the date of payment of such arrearages), payable quarterly in arrears on the last business day of each calendar quarter.

     Each share of Series A Preferred Stock is convertible at the option of the holder into one share of common stock at $8,201 per common share, subject to certain antidilution adjustments (the "Conversion Price").

     The Series A Preferred Stock may be redeemed by the Company any time after the third anniversary of the issuance date (in integral multiples having an aggregate stated value of at least $7 million) if (i) all quarterly dividends on the Series A Preferred Stock have been paid in full, (ii) the Company has consummated an initial public offering for its common stock and (iii) the market price of the common stock is equal to at least 165% of the Conversion Price for at least twenty out of thirty consecutive trading days preceding the notice of redemption. In any such event, the redemption price per share will be equal to $1,000, plus accrued and unpaid dividends to the redemption date.

     The Company is required to redeem 14,000 shares of the original issue on July 30, 2003, 28,000 shares on July 30, 2004 and any remaining outstanding shares in 2005. The number of shares to be redeemed by the Company on any mandatory redemption date shall be reduced by the number of shares optionally redeemed by the Company prior to such date, to the extent such shares have not previously been credited against the Company's mandatory redemption obligations. If the Company shall fail to redeem shares of Series A Preferred Stock when required, the annual dividend rate on the outstanding shares of Series A Preferred Stock will be increased to 9.375% (compounded quarterly with respect to dividends in arrears at a rate of 10.780% per annum) of the stated value of such shares plus accrued and unpaid dividends from the date of failure to redeem through the date of redemption. If less than all of the outstanding shares of Series A Preferred Stock are to be redeemed, the shares of Series A Preferred Stock to be redeemed shall be selected pro rata.

     Although not declared by the Company's Board of Directors, dividends on the Series A Preferred Stock have been accrued in the accompanying financial statements. Based on management intentions, including restrictions on the payment of dividends imposed by the Company's bank credit agreement, accrued dividends have been classified as a long-term liability.

     Based on the transaction described in Note 16, management considers the fair market value of the Series A Preferred Stock to approximate their carrying value.

                 TREFOIL COMMUNICATIONS, INC. AND SUBSIDIARIES

NOTE 10 -- INCOME TAXES

     All of the Company's revenues were generated in the United States. The income tax benefit (expense) on income from continuing operations is comprised of the following:

                                                DECEMBER 31,           PERIOD ENDED
                                          -------------------------    FEBRUARY 13,
                                             1994           1995           1996
                                          -----------    ----------    ------------
Current:
  Federal...............................  $  (578,000)   $1,025,000     $  321,000
  State.................................   (1,056,000)       94,000         29,000
                                          -----------    ----------     ----------
                                           (1,634,000)    1,119,000        350,000
Deferred:
  Federal...............................     (501,000)      168,000      1,150,200
  State.................................      780,000            --        193,800
                                          -----------    ----------     ----------
                                              279,000       168,000      1,344,000
                                          -----------    ----------     ----------
                                          $(1,355,000)   $1,287,000     $1,694,000
                                          ===========    ==========     ==========

     Deferred tax liabilities (assets) are comprised of the following:

                                                 DECEMBER 31,
                                          --------------------------
                                             1994           1995
                                          -----------    -----------
Deferred gain...........................  $15,549,000    $15,358,000
Amortization of FCC licenses and other
  intangibles...........................    5,519,000      5,687,000
Depreciation............................    3,194,000      2,741,000
Other...................................      519,000        560,000
                                          -----------    -----------
  Gross deferred tax liabilities........   24,781,000     24,346,000
                                          -----------    -----------
Net operating loss carryforward.........     (878,000)      (584,000)
AMT and other credit carryforward.......   (3,316,000)    (2,943,000)
Deferred compensation and other
  deductions............................   (2,586,000)    (2,627,000)
                                          -----------    -----------
  Gross deferred tax assets.............   (6,780,000)    (6,154,000)
  Valuation allowance...................      876,000      1,026,000
                                          -----------    -----------
  Net deferred tax assets...............   (5,904,000)    (5,128,000)
                                          -----------    -----------
                                          $18,877,000    $19,218,000
                                          ===========    ===========

     The Company has a federal net operating loss (NOL) carryover of $1.7 million, subject to various limitations on its utilization. The Company also has AMT Credit and Investment Tax Credit carryforwards for tax purposes of $2.2 million and $734,000, respectively. The above carryovers expire in the years 2000 through 2003, except the AMT credit which has no expiration. Under SFAS 109, the Company has recorded valuation allowances against the realization of the federal tax benefits from net operating losses and investment tax credits in the amounts of $292,000 and $734,000, respectively. The valuation allowances are based on management's estimates and analysis, which include the impact of tax laws which may limit the Company's ability to utilize such loss carryforwards and tax credits.

                 TREFOIL COMMUNICATIONS, INC. AND SUBSIDIARIES

     The principal items causing an effective rate which differs from the Federal statutory rate are summarized as follows:

                                                YEAR ENDED DECEMBER 31,
                                               -------------------------     PERIOD ENDED
                                                  1994          1995       FEBRUARY 13, 1996
                                               -----------   -----------   -----------------
Federal statutory rate.......................  $   125,000   $ 1,971,000      $1,440,000
Amortization of intangibles..................   (1,703,000)   (1,627,000)       (190,000)
State taxes, net of federal benefit..........     (180,000)       61,000         214,000
Reduction of tax reserve.....................           --     1,109,000              --
SFAS 109 rate adjustment.....................           --            --              --
Recognition of net operating loss
  carryover..................................      504,000            --              --
Other, net...................................     (101,000)     (227,000)        230,000
                                               -----------   -----------      ----------
                                               $(1,355,000)  $ 1,287,000      $1,694,000
                                               ===========   ===========      ==========

NOTE 11 -- RADIO BROADCASTING DISPOSITIONS

     In April 1994, the Company sold the broadcast license and assets of its radio stations in Cleveland, Ohio for $12.1 million (excluding disposal costs). This sale resulted in a gain of $670,000, before related income taxes. A portion of the sale proceeds was utilized to reduce bank debt by $11 million.

     In June 1994, the Company sold the broadcast license and assets of its radio station in Seattle, Washington for $12.0 million (excluding disposal costs). This sale resulted in a gain of $4.8 million, before related income taxes. A portion of the sale proceeds was utilized to reduce bank debt by $11 million.

NOTE 12 -- COMMITMENTS

     The following are the future minimum rental payments under operating leases (net of minimum rentals under noncancelable subleases) that have initial or remaining lease terms in excess of one year:

                          YEAR                              AMOUNTS
                          ----                            -----------
1996....................................................  $ 3,290,000
1997....................................................    3,029,000
1998....................................................    2,422,000
1999....................................................    1,701,000
2000....................................................    1,314,000
After 2000..............................................    5,604,000
                                                          -----------
                                                          $17,360,000
                                                          ===========

     Certain leases contain renewal options with the same lease terms, except that rentals may be adjusted to current market rates at the time of renewal. Rental expense under operating leases for the period ended February 13, 1996 and the years ended December 31, 1995 and 1994 aggregated $0.3 million, $2.9 million and $3.3 million, respectively.

NOTE 13 -- EMPLOYEE BENEFIT PLANS

     The Company maintains an elective Employees' Savings Plan for all employees not covered by a collective bargaining agreement and who have one or more years of continuous employment. The Company contributes 50% of the annual contributions made by employees up to a maximum of 3% of each participating employee's compensation. Participants are at all times fully vested in their contributions, and the Company's contribution becomes fully vested to the participant after seven years of continuous employment. The

                 TREFOIL COMMUNICATIONS, INC. AND SUBSIDIARIES

Company's contributions for the period ended February 13, 1996 and the years ended December 31, 1995 and 1994 aggregated $0, $453,000 and $568,000, respectively.

     The Company also maintains a non-qualified, unfunded incentive compensation plan for certain key employees providing for payments upon separation of employment, death or disability. As of December 31, 1995 the liability recorded for the value of amounts awarded to participants under the plan was approximately $3.5 million.

NOTE 14 -- AFFILIATE TRANSACTIONS

     Both Shamrock Holdings of California ("SHOC") and Trefoil are related parties of the Company through commonality of certain officers and directors. In addition to the financing transactions described at Notes 8 and 9, the Company made payments to SHOC for interest on cash advances, office space rent and an executive management fee in the aggregate of $20,000, $175,000 and $174,000 for the period ended February 13, 1996 and the years ended December 31, 1995 and 1994, respectively. In July 1993, the Company entered into an executive management agreement with Trefoil in consideration for a fee based on the Company's broadcasting revenues. For the period ended February 13, 1996 and the years ended December 31, 1995 and 1994, the statement of operations includes in corporate expenses a charge of $63,000, $544,000 and $544,000, respectively, for fees payable to Trefoil. In connection with the issuance of the Senior Notes and the Series A Preferred Stock, the Company paid Trefoil $3 million for financial advisory services. These costs were capitalized and are being amortized over the term of the Senior Notes and Series A Preferred Stock. These costs are included in other assets in the balance sheet.

     Payable to affiliates comprises the following:

                                                                   DECEMBER 31,
                                                            --------------------------
                                                               1994           1995
                                                            -----------    -----------
Note payable to affiliate at varying interest rates;
  payable quarterly. No stated maturity...................  $ 7,898,000    $ 9,007,000
Note payable to affiliate at varying interest rates;
  payable quarterly. No stated maturity...................    6,030,000      6,750,000
PIK notes (Note 8)........................................    2,313,000      4,856,000
                                                            -----------    -----------
                                                            $16,241,000    $20,613,000
                                                            ===========    ===========

     On December 16, 1994, the Company issued a $6 million promissory note to Trefoil, $5.75 million of which was used in 1995 for the acquisition of a radio station in Denver. The note bears interest at LIBOR plus 7% (12.938% at December 31, 1995) and has no stated maturity. Accrued interest is added to the principal of the note at the end of each calendar quarter and, accordingly, the outstanding balances at December 31, 1995 and December 31, 1994 include $720,000 and $30,000 of interest expensed in 1995 and 1994, respectively.

     On September 29, 1993, the Company issued a $7 million promissory note to SHOC and used the proceeds to reduce Broadcasting's bank debt. The note bears interest at LIBOR plus 7% (12.938% at December 31, 1995) and has no stated maturity. Accrued interest is added to the principal of the note at the end of each calendar quarter and, accordingly is included in the outstanding balance at December 31, 1995 and 1994. Interest expense includes for the period ended February 13, 1996 and the years ended December 31, 1995 and 1994 $129,000, $1,109,000 and $747,000, respectively.

     Based on the transaction described in Note 16, management considers the fair market value of these notes to approximate their carrying value.

                 TREFOIL COMMUNICATIONS, INC. AND SUBSIDIARIES

NOTE 15 -- LITIGATION

     The Company is a plaintiff or defendant in several legal actions, the probable outcome of which are not considered material, either individually or in the aggregate.

NOTE 16 -- SUBSEQUENT EVENT -- SALE OF THE COMPANY

     On February 14, 1996, the Company's shareholders completed the sale of all issued and outstanding shares of the Company to Chancellor Radio Broadcasting Company, formerly Chancellor Broadcasting Company, ("Chancellor") for $395 million in cash. A portion of the proceeds was utilized to pay-off bank debt, convertible senior notes, payable to affiliates and redeem outstanding preferred stock and pay dividends payable thereon. As of the closing date, the Company, along with Broadcasting, became wholly-owned subsidiaries of Chancellor. No accounts in the accompanying financials have been adjusted for the effects of this transaction; however, the statement of operations for the period ended February 13, 1996 includes an extraordinary loss on the early extinguishment of debt of $2.5 million, net of tax of $1.7 million, resulting from the early extinguishment of bank debt and convertible senior notes discussed above.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Partners of
Colfax Communications, Inc. Radio Group:

     We have audited the accompanying combined balance sheets of the Colfax Communications, Inc. Radio Group (the "Company") as of December 31, 1996, 1995, and 1994, and the related combined statements of income (loss), changes in partners' equity and cash flows for each of the three years in the period ended December 31, 1996. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In January 1997, substantially all of the assets and liabilities of the Company were sold.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Colfax Communications, Inc. Radio Group as of December 31, 1996, 1995, and 1994, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

                                            /s/  ARTHUR ANDERSEN LLP

Washington, D.C.
June 30, 1997

                    COLFAX COMMUNICATIONS, INC. RADIO GROUP

                            COMBINED BALANCE SHEETS
                    AS OF DECEMBER 31, 1996, 1995, AND 1994

                                                         1996           1995           1994
                                                     ------------    -----------    -----------
Current assets:
  Cash.............................................  $  1,718,589    $   682,672    $   216,414
  Accounts receivable, net of allowance for
     doubtful accounts of $710,813, $441,889, and
     $238,801, respectively........................    15,514,187      7,626,579      8,978,881
  Prepaid expenses and other current assets........       520,358        286,774        343,441
                                                     ------------    -----------    -----------
          Total current assets.....................    17,753,134      8,596,025      9,538,736
Property and equipment at cost, net of
  depreciation.....................................    14,508,097      8,675,724      9,608,603
Intangibles and other noncurrent assets at cost,
  net of amortization..............................   147,579,599     32,383,587     37,653,803
                                                     ------------    -----------    -----------
          Total assets.............................  $179,840,830    $49,655,336    $56,801,142
                                                     ============    ===========    ===========
Liabilities:
  Accounts payable and accrued expenses............  $  5,116,890    $ 3,224,139    $ 3,883,242
  Current maturities of long-term debt.............            --             --        900,000
                                                     ------------    -----------    -----------
          Total current liabilities................     5,116,890      3,224,139      4,783,242
  Long-term debt...................................    55,650,000     39,225,000      7,100,000
                                                     ------------    -----------    -----------
          Total liabilities........................    60,766,890     42,449,139     11,883,242
                                                     ------------    -----------    -----------
Commitments (Note 8):
Partners' equity:
  Radio Acquisition Associates.....................    (1,141,558)    (2,783,226)    (3,121,671)
  Equity Group Holdings............................   119,013,080      9,888,902     47,558,478
  Colfax Communications, Inc.......................     1,202,418        100,521        481,093
  Class B Limited Partners.........................            --             --             --
                                                     ------------    -----------    -----------
          Total partners' equity...................   119,073,940      7,206,197     44,917,900
                                                     ------------    -----------    -----------
          Total liabilities and partners' equity...  $179,840,830    $49,655,336    $56,801,142
                                                     ============    ===========    ===========

      The accompanying notes are an integral part of these balance sheets.

                    COLFAX COMMUNICATIONS, INC. RADIO GROUP

                         COMBINED STATEMENTS OF INCOME
             FOR THE YEARS ENDED DECEMBER 31, 1996, 1995, AND 1994

                                                         1996           1995           1994
                                                      -----------    -----------    -----------
Advertising revenues:
  Local sponsors....................................  $37,496,454    $23,425,588    $24,147,363
  National sponsors.................................   12,885,713      9,151,724      8,221,228
  Other.............................................    2,518,200      1,910,483      2,090,737
                                                      -----------    -----------    -----------
          Gross advertising revenues................   52,900,367     34,487,795     34,459,328
  Less -- Commissions...............................   (6,785,322)    (4,345,062)    (4,283,386)
                                                      -----------    -----------    -----------
          Net advertising revenues..................   46,115,045     30,142,733     30,175,942
                                                      -----------    -----------    -----------
Operating expenses:
  Programming.......................................    7,675,793      5,461,691      9,604,067
  Sales and advertising.............................   14,507,662     11,360,597     10,885,717
  General and administrative........................    5,793,377      4,332,286      3,651,832
  Engineering.......................................    1,260,447      1,014,375      1,084,282
  Depreciation and amortization.....................    4,617,958      6,505,492      7,599,901
                                                      -----------    -----------    -----------
          Total operating expenses..................   33,855,237     28,674,441     32,825,799
                                                      -----------    -----------    -----------
          Income (loss) from operations.............   12,259,808      1,468,292     (2,649,857)
Interest expense....................................    4,368,669        655,795        531,387
Loss on sale of fixed assets........................           --        770,689             --
Other expense (income)..............................     (184,289)            --         75,364
                                                      -----------    -----------    -----------
          Net income (loss).........................  $ 8,075,428    $    41,808    $(3,256,608)
                                                      ===========    ===========    ===========

        The accompanying notes are an integral part of these statements.

                    COLFAX COMMUNICATIONS, INC. RADIO GROUP

               COMBINED STATEMENTS OF CHANGES IN PARTNERS' EQUITY
             FOR THE YEARS ENDED DECEMBER 31, 1996, 1995, AND 1994

                                RADIO                         EQUITY       CLASS B
                             ACQUISITION      COLFAX          GROUP        LIMITED
                             ASSOCIATES     COMM., INC.      HOLDINGS      PARTNERS       TOTAL
                             -----------    -----------    ------------    --------    ------------
Balance, December 31,
  1993.....................  $(2,464,398)    $  528,938    $ 52,305,936      $--       $ 50,370,476
  Capital contributions
     from partners.........      368,281         60,023       5,949,744       --          6,378,048
  Capital distributions to
     partners..............   (1,678,638)       (68,618)     (6,826,760)      --         (8,574,016)
  Net income (loss)........      653,084        (39,250)     (3,870,442)      --         (3,256,608)
                             -----------     ----------    ------------      ---       ------------
Balance, December 31,
  1994.....................   (3,121,671)       481,093      47,558,478       --         44,917,900
  Capital contributions
     from partners.........           --          5,735         567,746       --            573,481
  Capital distributions to
     partners..............   (1,031,464)      (372,709)    (36,922,819)      --        (38,326,992)
  Net income (loss)........    1,369,909        (13,598)     (1,314,503)      --             41,808
                             -----------     ----------    ------------      ---       ------------
Balance, December 31,
  1995.....................   (2,783,226)       100,521       9,888,902       --          7,206,197
  Capital contributions
     from partners.........        5,104      1,130,725     111,941,654       --        113,077,483
  Capital distributions to
     partners..............     (981,106)       (82,845)     (8,221,217)      --         (9,285,168)
  Net income (loss)........    2,617,670         54,017       5,403,741       --          8,075,428
                             -----------     ----------    ------------      ---       ------------
Balance, December 31,
  1996.....................  $(1,141,558)    $1,202,418    $119,013,080      $--       $119,073,940
                             ===========     ==========    ============      ===       ============

        The accompanying notes are an integral part of these statements.

                    COLFAX COMMUNICATIONS, INC. RADIO GROUP

                       COMBINED STATEMENTS OF CASH FLOWS
             FOR THE YEARS ENDED DECEMBER 31, 1996, 1995, AND 1994

                                                       1996             1995           1994
                                                   -------------    ------------    -----------
Cash flows from operating activities:
  Net income (loss)..............................  $   8,075,428    $     41,808    $(3,256,608)
  Adjustments to reconcile net loss to net cash
     used in operating activities --
     Depreciation and amortization...............      4,617,958       6,505,492      7,599,901
     Loss on asset disposal......................             --         770,689         57,398
     Restructuring charge........................             --         737,729             --
     Change in assets and liabilities:
       (Increase) decrease in accounts
          receivable.............................     (7,888,416)      1,352,302     (1,664,323)
       (Increase) decrease in prepaid expenses
          and other current assets...............       (233,584)         56,667        170,619
       Increase (decrease) in accounts payable
          and accrued expenses...................      1,892,751      (1,396,832)       708,448
                                                   -------------    ------------    -----------
          Net cash provided by operating
            activities...........................      6,464,137       8,067,855      3,615,435
                                                   -------------    ------------    -----------
Cash flows from investing activities:
  Cash paid for acquisition of intangibles and
     other noncurrent assets.....................   (126,017,951)       (363,174)       (12,944)
  Payments for additions to property and
     equipment...................................     (5,907,584)       (823,737)      (968,929)
  Disposal of intangible assets..................      6,280,000              --             --
  Disposal of fixed assets.......................             --         113,825             --
                                                   -------------    ------------    -----------
          Net cash used in investing
            activities...........................   (125,645,535)     (1,073,086)      (981,873)
                                                   -------------    ------------    -----------
Cash flows from financing activities:
  Repayment of note payable......................     (5,800,000)     (8,000,000)      (800,000)
  Loan proceeds..................................     22,225,000      39,225,000             --
  Capital contributions from partners............    113,077,483         573,481      6,378,048
  Capital distributions to partners..............     (9,285,168)    (38,326,992)    (8,190,101)
                                                   -------------    ------------    -----------
          Net cash provided by (used in)
            financing activities.................    120,217,315      (6,528,511)    (2,612,053)
                                                   -------------    ------------    -----------
Net increase (decrease) in cash..................      1,035,917         466,258         21,509
Cash, beginning of period........................        682,672         216,414        194,905
                                                   -------------    ------------    -----------
Cash, end of period..............................  $   1,718,589    $    682,672    $   216,414
                                                   =============    ============    ===========
Supplemental disclosure of cash flow information:
  Cash paid during the year for interest.........  $   4,391,300    $    615,900    $   514,213
                                                   =============    ============    ===========

        The accompanying notes are an integral part of these statements.

                    COLFAX COMMUNICATIONS, INC. RADIO GROUP

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                    AS OF DECEMBER 31, 1996, 1995, AND 1994

1. BASIS OF PRESENTATION:

     The accompanying combined financial statements include the radio station holdings of Colfax Communications, Inc. ("Colfax"), a Maryland Corporation. Three of the stations serve the Washington, D.C., market: WGMS-FM (classical format), WBIG-FM (oldies format), and WTEM(AM) (all-sports format). Two stations, WBOB-FM (country format) and KQQL(FM) (oldies format), serve the Minneapolis-St. Paul market. Five of the stations serve the Phoenix market:
KOOL-FM (oldies format), KOY(AM) (nostalgia format), KZON-FM (alternative format), KISO(AM) (urban adult contemporary format), and KYOT-FM (new adult contemporary format). Two stations serve the Milwaukee market: WMIL-FM (country format) and WOKY(AM) (adult standard format). Three stations serve the Boise market: KIDO(AM) (news/talk format), KLTB(FM) (oldies format), and KARO(FM) (class rock format). All stations are owned by entities under the common control of Colfax and its affiliates.

2. DESCRIPTION OF COLFAX COMMUNICATIONS, INC., RADIO GROUP:

  Classical Acquisition Limited Partnership

     Classical Acquisition Limited Partnership ("CALP") is a Maryland limited partnership formed to acquire and operate radio stations WGMS(AM) (currently WTEM(AM)) and WGMS-FM. Radio Acquisition Associates Limited Partnership, a Maryland limited partnership, had a 98.04 percent general partner interest and Equity Group Holdings, a District of Columbia general partnership, had a 1.96 percent limited partner interest in CALP prior to the admission of the Class B Limited Partners as discussed below. Radio Acquisition Associates Limited Partnership has Colfax as a 1 percent general partner and Equity Group Holdings as a 99 percent limited partner.

     Certain Class B Limited Partners were admitted to the partnership on January 1, 1993 and on January 1, 1995. The Class B Limited Partners have a
13.25 percent interest in CALP and Equity Group Holdings' limited partnership interest in CALP was reduced to 1.813 percent effective January 1, 1993. Radio Acquisition Associates' Limited Partnership general partnership interest was reduced to 90.687 percent and 84.937 percent effective January 1, 1993 and January 1, 1995, respectively.

  Radio 570 Limited Partnership

     Radio 570 Limited Partnership ("Radio 570") is a Maryland limited partnership formed on December 10, 1991, to operate radio station WTEM-AM (formerly WGMS-AM). Radio 570 was formed by Colfax as the 1 percent general partner and Equity Group Holdings as the 99 percent limited partner. WTEM began broadcasting on May 24, 1992.

     Effective January 1, 1993, certain Class B Limited Partners were admitted to the partnership. On September 15, 1995, a Class B Limited Partner was redeemed of his partnership interest. As of December 31, 1996 and 1995, the Class B Limited Partners had a 9.25 percent interest and Equity Group Holdings had an 89.75 percent Class A Limited Partnership interest.

  Radio 100 Limited Partnership

     Radio 100 Limited Partnership ("Radio 100") was formed on August 11, 1992, to acquire and operate radio stations. Radio 100 was formed by Colfax as the 1 percent general partner and Equity Group Holdings as the 99 percent limited partner.

     In 1993, Radio 100 completed its acquisition of two radio stations in Minnesota for $25,500,000. WBOB-FM (formerly WCTS-FM) and KQQL(FM) began on-air operations under Radio 100 ownership on May 7, 1993, and February 18, 1993, respectively.

                    COLFAX COMMUNICATIONS, INC. RADIO GROUP

     Effective January 1, 1993, certain Class B Limited Partners were admitted to the partnership. The Class B Limited Partners have a 10.25 percent interest and the Equity Group Holdings Class A Limited Partnership interest was reduced to 88.75 percent.

  Radio 100 of Maryland Limited Partnership

     Radio 100 of Maryland Limited Partnership ("Radio 100 of Maryland") was formed on December 2, 1992 to acquire and operate radio stations. Radio 100 of Maryland was formed by Colfax as the 1 percent general partner and Equity Group Holdings as the 99 percent limited partner.

     On June 3, 1993, Radio 100 of Maryland acquired WBIG-FM (formerly WJZE-FM) in Washington, D.C. for $19,500,000.

     Effective January 1, 1993, certain Class B Limited Partners were admitted to the partnership. On September 15, 1995, a Class B Limited Partner was redeemed of his partnership interest. On October 1, 1995, a Class B Limited Partner was admitted to the partnership. As of December 31, 1996 and 1995, the Class B Limited Partners had an 11.25 percent interest and Equity Group Holdings had an 87.75 percent Class A Limited Partnership interest.

  Radio 94 of Phoenix Limited Partnership

     Radio 94 of Phoenix Limited Partnership ("Radio 94") was formed on January 3, 1996, to acquire and operate radio stations. Radio 94 was formed by Colfax as the 1 percent general partner and Equity Group Holdings as the 99 percent limited partner. On April 1, 1996, Radio 94 acquired KOOL(AM) and KOOL-FM in Phoenix, Arizona for $35,000,000. Effective April 5, 1996, certain Class B Limited Partners were admitted to the partnership. The Class B Limited Partners have an 8.25 percent interest and the Equity Group Holdings Class A Limited Partnership interest was reduced to 90.75 percent. On October 4, 1996, Radio 94 sold KOOL(AM) to Salem Media of Arizona, Inc.

  Radio 95 of Phoenix Limited Partnership

     Radio 95 of Phoenix Limited Partnership ("Radio 95") was formed on May 3, 1996, to acquire and operate radio stations. Radio 95 was formed by Colfax as the 1 percent general partner and Equity Group Holdings as the 99 percent limited partner. On September 12, 1996, Radio 95 acquired KYOT-FM, KZON-FM, KOY(AM), and KISO(AM), each in Phoenix, Arizona; KIDO(AM) and KLTB(FM), each in Boise, Idaho; KARO(FM) in Caldwell, Idaho; WMIL-FM in Waukesha, Wisconsin; and WOKY(AM) in Milwaukee, Wisconsin, for $95,000,000.

                    COLFAX COMMUNICATIONS, INC. RADIO GROUP

  Sale of Stations

     On August 24, 1996, Chancellor Radio Broadcasting Company ("Chancellor"), a Delaware Corporation, agreed to purchase substantially all of the assets of CALP, Radio 570, Radio 100, Radio 100 of Maryland, Radio 94 (with the exception of KOOL(AM)), and Radio 95 (with the exception of KIDO(AM), KLTB(FM), and KARO(FM)) for total consideration of $365,000,000 plus the net working capital of the stations. The transaction closed on January 23, 1997. The agreement stipulates that the purchase price for the assets be allocated among the limited partnerships as follows:

CALP........................................................  $ 50,000,000
Radio 570...................................................    21,000,000
Radio 100...................................................    85,000,000
Radio 100 of Maryland.......................................    90,000,000
Radio 94....................................................    30,000,000
Radio 95....................................................    89,000,000
                                                              ------------
                                                              $365,000,000
                                                              ============

     On October 28, 1996, Jacor Broadcasting of Idaho, Inc., an Ohio corporation, entered into an agreement to purchase substantially all of the assets of radio stations KIDO(AM), KLTB(FM), and KARO(FM) for $11,000,000. The transaction closed on January 31, 1997.

  Partnership Allocations

     The partnerships distribute cash from operations and allocate net profits or losses to the partners, in general, in accordance with their stated interests except that no partner shall receive any distribution from a partnership until such time as the net invested capital of the general partner and Class A Limited Partner have been distributed, along with a cumulative priority return on the average net invested capital at an annual rate equal to the prime rate plus one quarter of one percent compounded monthly.

     In accordance with the Company's debt agreement (described below) distributions to partners may be permitted on a quarterly basis if certain requirements are met.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Basis of Accounting

     The accompanying financial statements are prepared on the accrual basis of accounting in accordance with generally accepted accounting principles.

  Barter Transactions

     The partnerships enter into barter transactions in which they provide on-air advertising in exchange for goods and services. Revenues and expenses from barter transactions are presented in the accompanying statement of revenues and expenses based on the estimated fair market value of the goods or services received. Barter revenue approximated $1,925,000, $1,590,000, and $1,870,000 for the years ended December 31, 1996, 1995, and 1994, respectively; while barter expense approximated $1,763,000, $1,486,000, and $1,520,000 for the years ended December 31, 1996, 1995, and 1994, respectively.

  Income Taxes

     Provision for Federal and state income taxes has not been made in the accompanying financial statements since the partnerships do not pay Federal and state income taxes but rather allocate profits and losses to the partners for inclusion in their respective income tax returns.

                    COLFAX COMMUNICATIONS, INC. RADIO GROUP

  Buildings and Leasehold Improvements

     Buildings and leasehold improvements are recorded at cost or appraised value at acquisition. Depreciation is recorded using the straight-line method over 31.5 or 40 years as prescribed by the Internal Revenue Code.

  Furniture, Fixtures and Equipment

     Furniture, fixtures and equipment are recorded at cost or appraised value at acquisition. Depreciation is recorded using the straight-line method over the estimated useful life of the assets, which is typically 5 to 7 years.

  Intangible Assets

     Intangible assets are recorded at cost or appraised value at acquisition. Amortization is recorded over their useful lives. The estimated useful lives of intangible assets as of December 31, 1996, are as follows:

                                                              USEFUL LIFE
                                                              -----------
FCC Licenses................................................  7-25 years
Covenants Not to Compete....................................    3 years
Employment Agreements.......................................    2 years
Organizational Costs........................................    5 years
Start-up Costs..............................................    5 years

  Land

     Certain partners have contributed to Radio 570 a parcel of land in Germantown, Maryland which is being used as the site for a new array of broadcasting towers. The land has been recorded at its original purchase price plus costs related to preparing the land for its intended use.

     Radio 100 of Maryland acquired a parcel of land and property in Washington, D.C., in connection with the acquisition of WJZE-FM. This parcel of land was recorded at its appraised value at acquisition. This land was sold in February 1995.

     Radio 100 acquired a parcel of land in Nowthen, Minnesota, through the purchase of KQQL-FM. This parcel of land was recorded at its appraised value at acquisition.

     Radio 95 acquired various parcels of land located in Phoenix, Milwaukee, and Boise in connection with its purchase of nine stations during 1996. These parcels of land were recorded at their estimated market value at acquisition.

  Estimates

     The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Fair Value of Financial Instruments

     In 1995 the Company adopted Statement of Financial Accounting Standard ("SFAS") No. 107, "Disclosure about Fair Value of Financial Instruments," which requires disclosures of fair value information about financial instruments, whether or not recognized in the balance sheet.

                    COLFAX COMMUNICATIONS, INC. RADIO GROUP

     The carrying amount reported in the balance sheets for cash, accounts receivable, accounts payable and accrued liabilities, approximate their fair value due to the immediate or short-term maturity of such instruments. The carrying amount reported for long-term debt approximates fair value due to the debt being priced at floating rates (see Note 7 for additional information).

4. PROPERTY AND EQUIPMENT:

     The components of property and equipment at December 31, 1996 and 1995, are summarized below:

                                             1996           1995           1994
                                          -----------    -----------    -----------
Land....................................  $ 3,719,572    $ 1,901,663    $ 2,233,341
Buildings...............................    1,372,161         26,453        604,927
Construction in progress................       27,660         27,232        201,404
Furniture, fixtures and equipment.......   11,323,175      8,520,853      7,690,841
Leasehold improvements..................      835,407        816,031        522,806
                                          -----------    -----------    -----------
                                           17,277,975     11,292,232     11,253,319
Less -- Accumulated depreciation........   (2,769,878)    (2,616,508)    (1,644,716)
                                          -----------    -----------    -----------
                                          $14,508,097    $ 8,675,724    $ 9,608,603
                                          ===========    ===========    ===========

5. FCC LICENSES AND OTHER NONCURRENT ASSETS:

     The components of FCC licenses and other noncurrent assets at December 31, 1996 and 1995, are summarized below:

                                                       AS OF DECEMBER 31,
                                          --------------------------------------------
                                              1996            1995            1994
                                          ------------    ------------    ------------
FCC licenses............................  $163,988,330    $ 39,505,773    $ 39,505,773
Covenants not to compete................     1,931,834       8,493,147       8,493,147
Start-up and organization costs.........     2,489,973       2,132,587       2,153,036
Other...................................     1,376,763         958,245       1,891,395
                                          ------------    ------------    ------------
                                           169,786,900      51,089,752      52,043,351
Less -- Accumulated amortization........   (22,207,301)    (18,706,165)    (14,389,548)
                                          ------------    ------------    ------------
                                          $147,579,599    $ 32,383,587    $ 37,653,803
                                          ============    ============    ============

6. RELATED-PARTY TRANSACTIONS:

     Each partnership is involved in certain transactions with other partnerships in the radio group related to sharing of services and purchasing. These transactions are settled on a current basis through adjustments to partners' equity accounts.

     On January 18, 1995, CALP and Radio 100 of Maryland each entered into a 10 year agreement to lease tower space from Colfax Towers, Inc. The annual rental payment for CALP equaled $31,200 and $30,000 for the years ended December 31, 1996 and 1995, respectively. The annual rental payment for Radio 100 of Maryland equaled $37,200 and $36,000 for the years ended December 31, 1996 and 1995, respectively. Colfax Towers, Inc., is owned by the shareholders of Colfax Communications, Inc.

     Employees of Colfax perform activities on behalf of and oversee the operations of the radio stations included in the radio group. Colfax does not charge any fees to the radio stations for the performance of such services. Corporate expenses of $1,240,253, $1,354,296, and $1,144,082 related to those services are not included in the financial statements of the radio group for the years ending December 31, 1996, 1995, and 1994, respectively. These corporate expenses were funded directly by the owners of Colfax Communications, Inc.

                    COLFAX COMMUNICATIONS, INC. RADIO GROUP

7. LONG-TERM DEBT:

     On December 27, 1995, CALP, Radio 570, Radio 100, and Radio 100 of Maryland entered into a $40 million revolving loan agreement. On April 2, 1996, under an amendment to the loan agreement, CALP, Radio 570, Radio 100, Radio 100 of Maryland, and Radio 94 (collectively, the "Borrowers") increased the amount available under the revolving loan agreement to $60 million. At December 31, 1996, $55,650,000 was outstanding under this agreement. The proceeds were allocated to each borrower on the basis of each station's capital account as follows:

CALP........................................................  $ 5,702,360
Radio 570...................................................    4,156,587
Radio 100...................................................   16,423,860
Radio 100 of Maryland.......................................    9,214,544
Radio 94....................................................   20,152,649
                                                              -----------
                                                              $55,650,000
                                                              ===========

     The initial proceeds were used to repay the indebtedness of CALP to make certain permitted distributions to partners of the Borrowers, and for working capital purposes in the operations of the Borrowers. Borrowings under this agreement bear interest at floating rates equal to prime and/or LIBOR (as defined in the loan agreement) plus an applicable margin determined by a leverage ratio. The expiration date of the loan agreement is December 31, 2002. Under the loan agreement, the Borrowers are required to maintain a specific leverage ratio and certain ratios pertaining to cash flow coverage.

     In connection with the sale of the stations (discussed in Note 2), the debt was repaid in full in January 1997.

8. COMMITMENTS:

     The Radio Group has entered into various contracts for exclusive radio broadcasting rights and other programming. In addition, the partnerships lease office space and have entered into various service contracts, including certain personal service contracts. These broadcasting rights, leases and service contracts expire over periods ranging from 1997 to 2012. The minimum future commitments under these agreements, leases and service contracts are as follows:

1997........................................................  $ 3,766,028
1998........................................................    2,826,433
1999........................................................    1,178,594
2000........................................................    1,140,345
2001........................................................      646,234
Thereafter..................................................    2,077,616
                                                              -----------
                                                              $11,635,250
                                                              ===========

9. RESTRUCTURING CHARGES:

     During 1995, the Radio Group recorded restructuring costs of $737,729 at certain radio stations. These costs included severance and salary payments to terminated employees of $357,563, costs related to hiring a new general manager at one of the radio stations of $135,519 and costs related to a loss on space vacated by one of the radio stations of $244,647.

             ======================================================

    NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY (AS DEFINED HEREIN). THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY ANY SECURITY OTHER THAN THE SECURITIES OFFERED BY THIS PROSPECTUS, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES, BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE SUCH DATE.

                         ------------------------------

                               TABLE OF CONTENTS

                                              PAGE
                                              ----
Available Information.......................  iii
Prospectus Summary..........................    1
Risk Factors................................   13
The Exchange Offer..........................   21
Use of Proceeds.............................   30
Capitalization..............................   31
Selected Consolidated Historical Financial
  Data......................................   32
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations................................   34
Business and Properties.....................   41
Management and Board of Directors...........   60
Security Ownership of Certain Beneficial
  Owners....................................   69
Certain Relationships and Related
  Transactions..............................   72
Description of the Exchange Notes...........   73
Book-Entry; Delivery and Form...............   94
Description of Certain Indebtedness.........   95
Description of Capital Stock................  100
Material Federal Income Tax
  Considerations............................  115
Plan of Distribution........................  116
Legal Matters...............................  116
Experts.....................................  117
Pro Forma Financial Information.............  P-1
Index to Financial Statements...............  F-1

  UNTIL                 (90 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS
EFFECTING TRANSACTIONS IN THE EXCHANGE NOTES, WHETHER OR NOT PARTICIPATING IN THE EXCHANGE OFFER, MAY BE REQUIRED TO DELIVER A PROSPECTUS WHEN SELLING EXCHANGE NOTES RECEIVED IN EXCHANGE FOR ORIGINAL NOTES HELD FOR THEIR OWN ACCOUNT. SEE "PLAN OF DISTRIBUTION."
             ======================================================
             ======================================================
                        CHANCELLOR MEDIA CORPORATION OF
                                  LOS ANGELES
                               OFFER TO EXCHANGE

                           8 3/4% SENIOR SUBORDINATED
                            NOTES DUE 2007, SERIES B
                           FOR ALL OUTSTANDING 8 3/4%
                           SENIOR SUBORDINATED NOTES
                               DUE 2007, SERIES A
                          ---------------------------

                                   PROSPECTUS
                          ---------------------------
                              SEPTEMBER    , 1997
             ======================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law empowers a Delaware corporation to indemnify any person who is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which he actually and reasonably incurred in connection therewith.

     The Company's Certificate of Incorporation provides that no director of the Company shall be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

     The Company's Bylaws provide that the Company shall indemnify every person who is or was a party or is or was threatened to be made a party to any action suit, or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Corporation or, while a director or officer or employee of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including counsel fees), judgments, fines and amounts paid in settlement actually and reasonable incurred by him in connection with such action, suit or proceeding, to the full extent permitted by applicable law.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     A. Exhibits

        EXHIBIT
          NO.                               DESCRIPTION OF EXHIBIT
        -------                             ----------------------
        2.9(f)           -- Plan of Reorganization and Merger by and between
                            Evergreen Media Corporation and Broadcasting Partners,
                            Inc., dated as of January 31, 1995, as amended, including
                            the Form of Registration Rights Agreement among MLGA Fund
                            I, L.P., MLGA Fund II, L.P., MLGA/BPI Partners I, L.P.,
                            MLGAL Partners, Limited Partnership and Evergreen Media
                            Corporation (see table of contents for a list of omitted
                            schedules).
        2.9A(g)          -- Agreement dated as of January 31, 1995 among Evergreen
                            Media Corporation, Broadcasting Partners, Inc., the
                            holders of the shares of capital stock of Broadcasting
                            Partners, Inc. and Scott K. Ginsburg, holder of shares of
                            capital stock of Evergreen Media Corporation.

        EXHIBIT
          NO.                               DESCRIPTION OF EXHIBIT
        -------                             ----------------------
        2.10(f)          -- Plan and Agreement of Merger among Evergreen Media
                            Partners Corporation, Evergreen Media Corporation and
                            Broadcasting Partners, Inc., dated as of April 12, 1995.
        2.11(h)          -- Agreement and Plan of Merger by and among Pyramid
                            Communications, Inc., Evergreen Media Corporation and
                            Evergreen Media/Pyramid Corporation dated as of July 14,
                            1995 (see table of contents for list of omitted exhibits
                            and schedules).
        2.11A(i)         -- Amendment to Plan and Agreement of Merger by and among
                            Pyramid Communications, Inc., Evergreen Media Corporation
                            and Evergreen Media/Pyramid Corporation dated September
                            7, 1995.
        2.11B(i)         -- Amendment to Plan and Agreement of Merger by and among
                            Pyramid Communications, Inc., Evergreen Media Corporation
                            and Evergreen Media/Pyramid Corporation dated January 11,
                            1996.
        2.12(j)          -- Purchase Agreement between Fairbanks Communications, Inc.
                            and Evergreen Media Corporation dated October 12, 1995
                            (see table of contents for list of omitted exhibits and
                            schedules).
        2.13(n)          -- Option Agreement dated as of January 9, 1996 between
                            Chancellor Broadcasting Company and Evergreen Media
                            Corporation (including Form of Advertising Brokerage
                            Agreement and Form of Asset Purchase Agreement).
        2.14(o)          -- Asset Purchase Agreement dated April 4, 1996 between
                            American Radio Systems Corporation and Evergreen Media
                            Corporation of Buffalo (see table of contents for list of
                            omitted exhibits and schedules).
        2.15(o)          -- Asset Purchase Agreement dated April 11, 1996 between
                            Mercury Radio Communications, L.P. and Evergreen Media
                            Corporation of Los Angeles, Evergreen Media/Pyramid
                            Holdings Corporation, WHTT (AM) License Corp. and WHTT
                            (FM) License Corp. (see table of contents for list of
                            omitted exhibits and schedules).
        2.16(o)          -- Asset Purchase Agreement dated April 19, 1996 between
                            Crescent Communications L.P. and Evergreen Media
                            Corporation of Los Angeles (see table of contents for
                            list of omitted exhibits and schedules).
        2.17(p)          -- Asset Purchase Agreement dated June 13, 1996 between
                            Evergreen Media Corporation of Los Angeles and Greater
                            Washington Radio, Inc. (see table of contents for list of
                            omitted exhibits and schedules).
        2.18(p)          -- Asset Exchange Agreement dated June 13, 1996 among
                            Evergreen Media Corporation of Los Angeles, Evergreen
                            Media Corporation of the Bay State, WKLB License Corp.,
                            Greater Media Radio, Inc. and Greater Washington Radio,
                            Inc. (see table of contents for list of omitted exhibits
                            and schedules).
        2.19(p)          -- Purchase Agreement dated June 27, 1996 between WEDR,
                            Inc., Seller and Evergreen Media Corporation of Los
                            Angeles, Buyer. (See table of contents for list of
                            omitted schedules)
        2.20(p)          -- Time Brokerage Agreement dated July 10, 1996 by and
                            between Evergreen Media Corporation of Detroit, as
                            Licensee, and Kidstar Interactive Media Incorporated, as
                            Time Broker.
        2.21(p)          -- Asset Purchase Agreement dated July 15, 1996 by and among
                            Century Chicago Broadcasting L.P., an Illinois limited
                            partnership, ("Seller"), Century Broadcasting
                            Corporation, a Delaware Corporation ("Century"),
                            Evergreen Media Corporation of Los Angeles, a Delaware
                            Corporation ("Parent"), and Evergreen Media Corporation
                            of Chicago, a Delaware Corporation ("Buyer").

        EXHIBIT
          NO.                               DESCRIPTION OF EXHIBIT
        -------                             ----------------------
        2.22(p)          -- Asset Purchase Agreement dated August 12, 1996 by and
                            among Chancellor Broadcasting Company, Shamrock
                            Broadcasting, Inc. and Evergreen Media Corporation of the
                            Great Lakes.
        2.23(p)          -- Asset Purchase Agreement dated as of August 12, 1996
                            between Secret Communications Limited Partnership and
                            Evergreen Media Corporation of Los Angeles (WQRS-FM).
                            (See table of contents for list of omitted exhibits and
                            schedules)
        2.24(p)          -- Asset Purchase Agreement dated as of August 12, 1996
                            between Secret Communications Limited Partnership and
                            Evergreen Media Corporation of Los Angeles. (See table of
                            contents for list of omitted schedules)
        2.25(q)          -- Letter of intent dated August 27, 1996 between EZ
                            Communications, Inc. and Evergreen Media Corporation.
        2.26(q)          -- Asset Purchase Agreement dated September 19, 1996 between
                            Beasley-FM Acquisition Corp., WDAS License Limited
                            Partnership and Evergreen Media Corporation of Los
                            Angeles.
        2.27(q)          -- Asset Purchase Agreement dated September 19, 1996 between
                            The Brown Organization and Evergreen Media Corporation of
                            Los Angeles.
        2.28(r)          -- Stock Purchase Agreement by and between Viacom
                            International Inc. and Evergreen Media Corporation of Los
                            Angeles, dated February 16, 1997 (See table of contents
                            for omitted schedules and exhibits).
        2.29(r)          -- Agreement and Plan of Merger, by and among Evergreen
                            Media Corporation, Chancellor Broadcasting Company and
                            Chancellor Radio Broadcasting Company, dated as of
                            February 19, 1997.
        2.30(r)          -- Stockholders Agreement, by and among Chancellor
                            Broadcasting Company, Evergreen Media Corporation, Scott
                            K. Ginsburg (individually and as custodian for certain
                            shares held by his children), HM2/Chancellor, L.P.,
                            Hicks, Muse, Tate & First Equity Fund II, L.P., HM2/HMW,
                            L.P., The Chancellor Business Trust, HM2/HMD Sacramento
                            GP, L.P., Thomas O. Hicks, as Trustee of the William Cree
                            Hicks 1992 Irrevocable Trust, Thomas O. Hicks, as Trustee
                            of the Catherine Forgave Hicks 1993 Irrevocable Trust,
                            Thomas O. Hicks, as Trustee of the John Alexander Hicks
                            1984 Trust, Thomas O. Hicks, as Trustee of the Mack
                            Hardin Hicks 1984 Trust, Thomas O. Hicks, as Trustee of
                            Robert Bradley Hicks 1984 Trust, Thomas O. Hicks, as
                            Trustee of the Thomas O. Hicks, Jr. 1984 Trust, Thomas O.
                            Hicks and H. Rand Reynolds, as Trustees for the Muse
                            Children's GS Trust, and Thomas O. Hicks, dated as of
                            February 19, 1997.
        2.31(r)          -- Joint Purchase Agreement, by and among Chancellor Radio
                            Broadcasting Company, Chancellor Broadcasting Company,
                            Evergreen Media Corporation of Los Angeles, and Evergreen
                            Media Corporation, dated as of February 19, 1997.
        2.32(s)          -- Asset Exchange Agreement, by and among EZ Communications,
                            Inc., Professional Broadcasting Incorporated, EZ
                            Philadelphia, Inc., Evergreen Media Corporation of Los
                            Angeles, Evergreen Media Corporation of Charlotte,
                            Evergreen Media Corporation of the East, Evergreen Media
                            Corporation of Carolinaland, WBAV/WBAV-FM/WPEG License
                            Corp. and WRFX License Corp., dated as of December 5,
                            1996 (See table of contents for list of omitted
                            schedules).

        EXHIBIT
          NO.                               DESCRIPTION OF EXHIBIT
        -------                             ----------------------
        2.33(s)          -- Asset Purchase Agreement, by and among EZ Communications,
                            Inc., Professional Broadcasting Incorporated, EZ
                            Charlotte, Inc., Evergreen Media Corporation of Los
                            Angeles, Evergreen Media Corporation of the East and
                            Evergreen Media Corporation of Carolinaland, dated as of
                            December 5, 1996 (See table of contents for list of
                            omitted schedules).
        2.34(t)          -- Asset Purchase Agreement by and between Pacific and
                            Southern Company, Inc. and Evergreen Media Corporation of
                            Los Angeles (re: WGCI-AM and WGCI-FM), dated as of April
                            4, 1997 (see table of contents for list of omitted
                            schedules and exhibits).
        2.35(t)          -- Asset Purchase Agreement by and between Pacific and
                            Southern Company, Inc. and Evergreen Media Corporation of
                            Los Angeles (re: KKBQ-AM and KKBQ-FM), dated as of April
                            4, 1997 (see table of contents for list of omitted
                            schedules and exhibits)
        2.36(t)          -- Asset Purchase Agreement by and between Pacific and
                            Southern Company, Inc. and Evergreen Media Corporation of
                            Los Angeles (re: KHKS-FM), dated as of April 4, 1997 (see
                            table of contents for list of omitted schedules and
                            exhibits).
        2.41(y)          -- Amended and Restated Agreement and Plan of Merger among
                            Chancellor Broadcasting Company, Chancellor Radio
                            Broadcasting Company, Evergreen Media Corporation,
                            Evergreen Mezzanine Holdings Corporation and Evergreen
                            Media Corporation of Los Angeles, dated as of February
                            19, 1997, amended and restated as of July 31, 1997.
        2.42(gg)         -- Option Agreement, by and among Evergreen Media
                            Corporation, Chancellor Broadcasting Company, Bonneville
                            International Corporation and Bonneville Holding Company,
                            dated as of August 6, 1997.
        3.3(ff)          -- Certificate of Incorporation of Evergreen Media
                            Corporation of Los Angeles.
        3.3A+            -- Amendment to Certificate of Incorporation of Evergreen
                            Media Corporation of Los Angeles, filed September 5,
                            1997.
        3.4(ff)          -- Bylaws of Chancellor Media Corporation of Los Angeles.
        4.10(t)          -- Second Amended and Restated Loan Agreement dated as of
                            April 25, 1997 among Evergreen Media Corporation of Los
                            Angeles, the financial institutions whose names appear as
                            Lenders on the signature pages thereof (the "Lenders"),
                            Toronto Dominion Securities, Inc., as Arranging Agent,
                            The Bank of New York and Bankers Trust Company, as
                            Co-Syndication Agents, NationsBank of Texas, N.A. and
                            Union Bank of California, as Co-Documentation Agents, and
                            Toronto Dominion (Texas), Inc., as Administrative Agent
                            for the Lenders, together with certain collateral
                            documents attached thereto as exhibits, including
                            Assignment of Partnership Interests, Assignment of Trust
                            Interests, Borrower's Pledge Agreement, Parent Company
                            Guaranty, Stock Pledge Agreement, Subsidiary.
        4.11(z)          -- First Amendment to Second Amended and Restated Loan
                            Agreement, dated June 26, 1997, among Evergreen Media
                            Corporation of Los Angeles, the Lenders, the Agents and
                            the Administrative Agent.
        4.15(aa)         -- Indenture, dated as of February 14, 1996, governing the
                            9 3/8% Senior Subordinated Notes due 2004 of Chancellor
                            Radio Broadcasting Company.
        4.16(bb)         -- First Supplemental Indenture, dated as of February 14,
                            1996, to the Indenture dated February 14, 1996, governing
                            the 9 3/8% Senior Subordinated Notes due 2004 of
                            Chancellor Radio Broadcasting Company.

        EXHIBIT
          NO.                               DESCRIPTION OF EXHIBIT
        -------                             ----------------------
        4.17(cc)         -- Indenture, dated as of February 26, 1996, governing the
                            12 1/4% Subordinated Exchange Debentures due 2008 of
                            Chancellor Radio Broadcasting Company.
        4.18(dd)         -- Indenture, dated as of January 23, 1997, governing the
                            12% Subordinated Exchange Debentures due 2009 of
                            Chancellor Radio Broadcasting Company.
        4.19(ee)         -- Indenture, dated as of June 24, 1997, governing the
                            8 3/4% Senior Subordinated Notes due 2004 of Chancellor
                            Radio Broadcasting Company.
        4.25+            -- Second Amendment to Second Amended and Restated Loan
                            Agreement, dated August 7, 1997, among Evergreen Media
                            Corporation of Los Angeles, the Lenders, the Agents and
                            the Administrative Agent.
        4.26(hh)         -- Second Supplemental Indenture, dated as of April 15,
                            1997, to the Indenture dated February 14, 1996, governing
                            the 9 3/8% Senior Subordinated Notes due 2004 of
                            Chancellor Radio Broadcasting Company.
        4.27+            -- Third Supplemental Indenture, dated as of September 5,
                            1997, to the Indenture dated February 14, 1996, governing
                            the 9 3/8% Senior Subordinated Notes due 2004 of
                            Chancellor Radio Broadcasting Company.
        4.28+            -- First Supplemental Indenture, dated as of September 5,
                            1997, to the Indenture dated June 24, 1997, governing the
                            8 3/4% Senior Subordinated Notes due 2007 of Chancellor
                            Radio Broadcasting Company.
        4.29+            -- First Supplemental Indenture, dated as of September 5,
                            1997, to the Indenture dated February 26, 1997, governing
                            the 12 1/4% Subordinated Exchange Debentures due 2008 of
                            Chancellor Radio Broadcasting Company.
        4.30+            -- First Supplemental Indenture, dated as of September 5,
                            1997, to the Indenture dated January 23, 1997, governing
                            the 12% Subordinated Exchange Debentures due 2009 of
                            Chancellor Radio Broadcasting Company.
        5.1*             -- Opinion of Latham & Watkins.
        8.1*             -- Tax Matters Opinion of Latham & Watkins.
       10.23(f)          -- Evergreen Media Corporation Stock Option Plan for
                            Non-employee Directors.
       10.26(n)          -- Employment Agreement dated February 9, 1996 by and
                            between Evergreen Media Corporation and Kenneth J.
                            O'Keefe.
       10.28(o)          -- 1995 Stock Option Plan for executive officers and key
                            employees of Evergreen Media Corporation.
       10.30+            -- First Amendment to Employment Agreement dated March 1,
                            1997 by and between Evergreen Media Corporation and
                            Kenneth J. O'Keefe.
       10.31+            -- Employment Agreement dated September 4, 1997 by and among
                            Evergreen Media Corporation, Evergreen Media Corporation
                            of Los Angeles and Scott K. Ginsburg.
       10.32+            -- Employment Agreement dated September 4, 1997 by and among
                            Evergreen Media Corporation, Evergreen Media Corporation
                            of Los Angeles and James de Castro.
       10.33+            -- Employment Agreement dated September 4, 1997 by and among
                            Evergreen Media Corporation, Evergreen Media Corporation
                            of Los Angeles and Matthew E. Devine.
       10.34+            -- Second Amendment to Employment Agreement dated September
                            4, 1997 by and among Evergreen Media Corporation,
                            Evergreen Media Corporation of Los Angeles and Kenneth J.
                            O'Keefe.
       10.35(ii)         -- Employment Agreement dated February 14, 1996 by and among
                            Chancellor Broadcasting Company, Chancellor Radio
                            Broadcasting Company and Steven Dinetz.
       10.36(jj)         -- Chancellor Broadcasting Company 1996 Stock Award Plan.

        EXHIBIT
          NO.                                               DESCRIPTION OF EXHIBIT
------------------------  ------------------------------------------------------------------------------------------
       10.37(kk)          -- Chancellor Holdings Corp. 1994 Director Stock Option Plan.
       10.38(ll)          -- Stock Option Grant Letter dated September 30, 1995 from Chancellor Corporation to
                             Steven Dinetz.
       10.39(mm)          -- Stock Option Grant Letter dated September 30, 1995 from Chancellor Corporation to Eric
                             W. Neumann.
       10.40(nn)          -- Stock Option Grant Letter dated September 30, 1995 from Chancellor Corporation to
                             Marvin Dinetz.
       10.41(oo)          -- Stock Option Grant Letter dated February 14, 1997 from Chancellor Broadcasting Company to Carl M. Hirsch.
       10.42*             -- Registration Rights Agreement, dated June 24, 1997, by and among Chancellor Radio
                             Broadcasting Company and the initial purchasers of the 8 3/4% Senior Subordinated Notes due 2007.
       12.1+              -- Chancellor Media Corporation of Los Angeles Computation of Ratio of Earnings to
                             Combined Fixed Charges and Preferred Stock Dividends.
       21.1+              -- Subsidiaries of Chancellor Media Corporation of Los Angeles.
       23.1*              -- Consent of Latham & Watkins (included as part of their opinion listed as Exhibit 5.1).
       23.2+              -- Consent of KPMG Peat Marwick LLP, independent accountants.
       23.3+              -- Consent of KPMG Peat Marwick LLP, independent accountants.
       23.4+              -- Consent of Price Waterhouse LLP, independent accountants.
       23.5+              -- Consent of Arthur Andersen LLP, independent accountants.
       23.6+              -- Consent of Coopers & Lybrand L.L.P., independent accountants.
       23.7+              -- Consent of Coopers & Lybrand L.L.P., independent accountants.
       23.8+              -- Consent of Price Waterhouse LLP, independent accountants.
       23.9+              -- Consent of Arthur Andersen LLP, independent accountants.
       23.10*             -- Consent of Latham & Watkins (included as part of their opinion listed as Exhibit 8.1).
       24.1+              -- Powers of Attorney (included on signature pages)
       25.1+              -- Statement of Eligibility on Form T-1 of U.S. Trust Company of Texas, N.A. under the
                             Indenture.
       99.1*              -- Letter Of Transmittal for the Exchange Offer.
       99.2*              -- Notice of Guaranteed Delivery for the Exchange Offer.
       99.3+              -- Independent Auditors' Report on Financial Statement Schedule.
       99.3(a)+           -- Evergreen Media Corporation of Los Angeles Schedule II -- Valuation and Qualifying
                             Accounts for the years ended December 31, 1994, 1995 and 1996.

     B. Financial Statements

        1. Consolidated Financial Statements of Evergreen Media Corporation of Los Angeles and Subsidiaries as of December 31, 1995 and 1996 and June 30, 1997 and for the years ended December 31, 1994, 1995 and 1996 and for the six months ended June 30, 1996 and 1997.

        2. Consolidated Financial Statements of Chancellor Radio Broadcasting Company and Subsidiaries as of December 31, 1995 and 1996 and for the years ended December 31, 1994, 1995 and 1996.

        3. Consolidated Financial Statements of Chancellor Radio Broadcasting Company and Subsidiaries as of December 31, 1996 and June 30, 1997 and for the six months ended June 30, 1996 and 1997.

        4. Combined Financial Statements of Riverside Broadcasting Co., Inc. and WAXQ Inc. as of December 31, 1995 and 1996 and June 30, 1997 and for the years ended December 31, 1994, 1995 and 1996 and the six months ended June 30, 1996 and 1997.

        5. Combined Financial Statements of WMZQ Inc. and Viacom Broadcasting East, Inc. as of December 31, 1995 and 1996 and June 30, 1997 and for the years ended December 31, 1994, 1995 and 1996 and the six months ended June 30, 1996 and 1997.

        6. Financial Statements of KKSF-FM/KDFC-FM and AM (A Division of the Brown Organization) as of December 31, 1995 and 1996 and for the years ended December 31, 1995 and 1996.

        7. Financial Statements of WDAS-AM/FM (Station owned and operated by Beasley FM Acquisition Corp.) as of December 31, 1996 and March 31, 1997 and for the year ended December 31, 1996 and the three months ended March 31, 1996 and 1997.

        8. Financial Statements of Century Chicago Broadcasting, L.P. as of December 31, 1996 and March 31, 1997 and for the year ended December 31, 1996 and the three months ended March 31, 1996 and 1997.

        9. Combined Financial Statements of WJLB/WMXD, DETROIT as of December 31, 1996 and March 31, 1997 and for the year ended December 31, 1996 and the three months ended March 31, 1996 and 1997.

       10. Combined Financial Statements of KYSR Inc. and KIBB Inc. as of December 31, 1995 and 1996 and June 30, 1997 and for the years ended December 31, 1994, 1995 and 1996 and the six months ended June 30, 1996 and 1997.

       11. Financial Statements of WLIT, Inc. as of December 31, 1995 and 1996 and June 30, 1997 and for the years ended December 31, 1994, 1995 and 1996 and the six months ended June 30, 1996 and 1997.

       12. Financial Statements of WDRQ, Inc. as of December 31, 1995 and 1996 and June 30, 1997 and for the years ended December 31, 1994, 1995 and 1996 and the six months ended June 30, 1996 and 1997.

       13. Consolidated Financial Statements of Trefoil Communications, Inc. and Subsidiaries as of December 31, 1994 and 1995 and for the years ended December 31, 1994 and 1995 and for the period ended February 13, 1996.

       14. Combined Financial Statements of Colfax Communications, Inc. Radio Group as of December 31, 1994, 1995 and 1996 and for the years ended December 31, 1994, 1995 and 1996.
---------------

 *   To be filed by amendment.

 +   Filed herewith.

(a) Incorporated by reference to the identically numbered exhibit to Evergreen's Registration Statement on Form S-1, as amended (Reg. No. 33-60036).

(f) Incorporated by reference to the identically numbered exhibit to Evergreen's Registration Statement on Form S-4, as amended (Reg. No. 33-89838).

(g) Incorporated by reference to Exhibit No. 4.8 to Evergreen's Registration Statement on Form S-4, as amended (Reg. No. 33-89838).

(h) Incorporated by reference to the identically numbered exhibit to Evergreen's Current Report on Form 8-K dated July 14, 1995.

(i) Incorporated by reference to the identically numbered exhibit to Evergreen's Current Report on Form 8-K dated January 17, 1996.

(j) Incorporated by reference to the identically numbered exhibit to Evergreen's Quarterly Report on Form 10-Q for the quarterly period ending September 30, 1995.

(k) Incorporated by reference to the identically numbered exhibit to Evergreen's Registration Statement on Form S-1, as amended (Reg. No. 33-69752).

(n) Incorporated by reference to the identically numbered exhibit to Evergreen's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

(o) Incorporated by reference to the identically numbered exhibit to Evergreen's Quarterly Report on Form 10-Q for the quarterly period ending March 31, 1996.

(p) Incorporated by reference to the identically numbered exhibit to Evergreen's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1996.

(q) Incorporated by reference to the identically numbered exhibit to Evergreen's Registration Statement on Form S-3, as amended (Reg. No. 333-12453).

(r) Incorporated by reference to the identically numbered exhibit to Evergreen's Current Report on Form 8-K dated February 16, 1997 and filed March 9, 1997.

(s) Incorporated by reference to the identically numbered exhibit to Evergreen's Annual Report on Form 10-K for the fiscal year ended December 31, 1996.

(t) Incorporated by reference to the identically numbered exhibit to Evergreen's Current Report on Form 8-K dated April 1, 1997 and filed May 9, 1997.

(y) Incorporated by reference to the identically numbered exhibit of Evergreen's Registration Statement on Form S-4, filed August 1, 1997.

(z) Incorporated by reference to the identically numbered exhibit to Evergreen's Current Report on Form 8-K dated July 7, 1997 and filed July 31, 1997.

(aa) Incorporated by reference to Exhibit 4.4 to the Current Report on Form 8-K of Chancellor Broadcasting Company and Chancellor Radio Broadcasting Company, as filed on February 29, 1996.

(bb) Incorporated by reference to Exhibit 4.5 to the Annual Report on Form 10-K of Chancellor Broadcasting Company, Chancellor Radio Broadcasting Company and Chancellor Broadcasting Licensee Company for the fiscal year ended December 31, 1995.

(cc) Incorporated by reference to Exhibit 4.6 to the Current Report on Form 8-K of Chancellor Broadcasting Company and Chancellor Radio Broadcasting Company, as filed on February 29, 1996.

(dd) Incorporated by reference to Exhibit 4.7 to the Current Report on Form 8-K of Chancellor Radio Broadcasting Company, as filed on February 6, 1997.

(ee) Incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of Chancellor Broadcasting Company and Chancellor Radio Broadcasting Company as filed on July 17, 1997.

(ff) Incorporated by reference to the identically-numbered exhibit to EMCLA's Registration Statement on Form S-4 (Reg. No. 333-32259), dated July 29, 1997, as amended.

(gg) Incorporated by reference to the identically-numbered exhibit to the Quarterly Report on Form 10-Q of Evergreen and EMCLA for the quarterly period ending June 30, 1997.

(hh) Incorporated by reference to Exhibit 4.8 to the Quarterly Report on Form 10-Q of Chancellor and CRBC for the quarterly period ending March 31, 1997.

(ii) Incorporated by reference to Exhibit 10.6 to Chancellor's Registration Statement on Form S-1 (Reg. No. 333-02782) filed February 9, 1996.

(jj) Incorporated by reference to Exhibit 4.22 to Chancellor Media's Registration Statement on Form S-8 (Reg. No. 333-35039), dated September 5, 1997.

(kk) Incorporated by reference to Exhibit 4.23 to Chancellor Media's Registration Statement on Form S-8 (Reg. No. 333-35039), dated September 5, 1997.

(ll) Incorporated by reference to Exhibit 4.24 to Chancellor Media's Registration Statement on Form S-8 (Reg. No. 333-35039), dated September 5, 1997.

(mm) Incorporated by reference to Exhibit 4.25 to Chancellor Media's Registration Statement on Form S-8 (Reg. No. 333-35039), dated September 5, 1997.

(nn) Incorporated by reference to Exhibit 4.26 to Chancellor Media's Registration Statement on Form S-8 (Reg. No. 333-35039), dated September 5, 1997.

(oo) Incorporated by reference to Exhibit 4.27 to Chancellor Media's Registration Statement on Form S-8 (Reg. No. 333-35039), dated September 5, 1997.

     The Company hereby agrees to furnish supplementarily a copy of any omitted schedule or exhibit to the Commission upon request.

ITEM 22. UNDERTAKINGS.

     A. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 20 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expense incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's Annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's Annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     D. The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     E. (1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145, the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     (2) The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on September 26, 1997.

                                            CHANCELLOR MEDIA CORPORATION
                                            OF LOS ANGELES

                                            By:    /s/ MATTHEW E. DEVINE
                                              ----------------------------------
                                                      Matthew E. Devine
                                                  Senior Vice President and
                                                   Chief Financial Officer

                               POWERS OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Matthew
E. Devine and Scott K. Ginsburg as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign any or all further amendment (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES AND EXCHANGE ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                     SIGNATURES                                   TITLE                     DATE
                     ----------                                   -----                     ----

                 /s/ THOMAS O. HICKS                   Chairman of the Board         September 26, 1997
-----------------------------------------------------
                   Thomas O. Hicks

                /s/ SCOTT K. GINSBURG                  President, Chief Executive    September 26, 1997
-----------------------------------------------------    Officer and Director
                  Scott K. Ginsburg                      (Principal Executive
                                                         Officer)

               /s/ JAMES E. DE CASTRO                  Chief Operating Officer and   September 26, 1997
-----------------------------------------------------    Director
                 James E. de Castro

                /s/ MATTHEW E. DEVINE                  Senior Vice President and     September 26, 1997
-----------------------------------------------------    Chief Financial Officer
                  Matthew E. Devine                      (Principal Financial
                                                         Officer and Principal
                                                         Accounting Officer)

                /s/ THOMAS J. HODSON                   Director                      September 26, 1997
-----------------------------------------------------
                  Thomas J. Hodson

                 /s/ PERRY J. LEWIS                    Director                      September 26, 1997
-----------------------------------------------------
                   Perry J. Lewis

                 /s/ ERIC C. NEUMAN                    Director                      September 26, 1997
-----------------------------------------------------
                   Eric C. Neuman

                 /s/ JOHN H. MASSEY                    Director                      September 26, 1997
-----------------------------------------------------
                   John H. Massey

                     SIGNATURES                                   TITLE                     DATE
                     ----------                                   -----                     ----
                /s/ JEFFREY A. MARCUS                  Director                      September 26, 1997
-----------------------------------------------------
                  Jeffrey A. Marcus

             /s/ LAWRENCE D. STUART, JR.               Director                      September 26, 1997
-----------------------------------------------------
               Lawrence D. Stuart, Jr.

                                                       Director
-----------------------------------------------------
                    Steven Dinetz

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, each co-registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on September 25, 1997.

                                            THE CO-REGISTRANTS LISTED ON
                                            ATTACHMENT A HERETO

                                            By:    /s/ MATTHEW E. DEVINE
                                              ----------------------------------
                                                      Matthew E. Devine
                                                        Vice President
                                                    of Each Co-Registrant

                               POWERS OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Matthew
E. Devine and Scott K. Ginsburg as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign any or all further amendment (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES AND EXCHANGE ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                     SIGNATURES                                   TITLE                     DATE
                     ----------                                   -----                     ----

                /s/ SCOTT K. GINSBURG                  Chief Executive Officer,      September 25, 1997
-----------------------------------------------------    President and Director of
                  Scott K. Ginsburg                      Each Co-Registrant
                                                         (Principal Executive
                                                         Officer of Each
                                                         Co-Registrant)

                /s/ MATTHEW E. DEVINE                  Vice President of Each        September 25, 1997
-----------------------------------------------------    Co-Registrant (Principal
                  Matthew E. Devine                      Financial Officer and
                                                         Principal Accounting
                                                         Officer of Each
                                                         Co-Registrant)

                                  ATTACHMENT A

                       NAME
Evergreen Media Corporation of Chicago FM
WLUP-FM License Corp.
Evergreen Media Corporation of the Bay Area
KIOI License Corp.
Evergreen Media Corporation of Illinois
WRCX License Corp.
Evergreen Media Corporation of Chicago AM
WMVP-AM License Corp.
Evergreen Media Corporation of Dade County
WVCG License Corp.
Evergreen Media/Pyramid Corporation
Evergreen Media/Pyramid Holdings Corporation
Broadcast Architecture, Inc.
Evergreen Media Corporation of Massachusetts
WJMN License Corp.

Evergreen Media Corporation of the Nation's
  Capital
WWRC License Corp.
Evergreen Media Partners Corporation
Evergreen Media Corporation of Gotham
Evergreen Media Corporation of New York
WYNY License Corp.
Evergreen Media Corporation of Detroit
WKQI/WDOZ/WNIC License Corp.
Evergreen Media Corporation of Chicagoland
WEJM/WEJM-FM/WVAZ License Corp.
Evergreen Media Corporation of Charlotte
WIOQ License Corp.
Evergreen Media Corporation of Dallas
KSKY License Corp.
Evergreen Media Corporation of San Francisco
KMEL License Corp.
Evergreen Media Corporation of Houston
Evergreen Media of Houston Limited Partnership
  (through its general partner, Evergreen Media
  Corporation of Houston)
KTRH License Limited Partnership (through its general partner, Evergreen Media Corporation of Houston)
KLOL License Limited Partnership (through its general partner, Evergreen Media Corporation of Houston)
Evergreen Media Corporation of Tiburon
KKSF License Corp.
KDFC (AM) License Corp.
KDFC (FM) License Corp.
Evergreen Media Corporation of Washington, D.C.
Evergreen Media Corporation of St. Louis
WTOP License Limited Partnership (through its general partner, Evergreen Media Corporation of Washington, D.C.)
WASH License Limited Partnership (through its general partner, Evergreen Media Corporation of Washington, D.C.)
Evergreen Media Corporation of the Motor City

                       NAME
WJLB License Corp.
Evergreen Media Corporation of Michigan
WMXD License Corp.
WAXQ Inc.
WAXQ License Corp.
WMZQ Inc.
WMZQ License Corp.
Evergreen Media Corporation of the Liberty City
WDAS (FM) License Corp.
WDAS (AM) License Corp.
Riverside Broadcasting Co. Inc.
WLTW License Corp.
Evergreen Media Corporation of the Great Lakes
WWWW/WDFN License Corp.
VBE, Inc.
Evergreen Media Corporation of the Capital City
WGAY License Corp.
Evergreen Media Corporation of Chicago
WPNT License Corp.
Chancellor Broadcasting Licensee Company
Trefoil Communications, Inc.
Shamrock Broadcasting, Inc.
Shamrock Radio Licenses, Inc.
Shamrock Broadcasting of Texas, Inc.
Shamrock Broadcasting Licenses of Denver, Inc.
KIBB Inc.
KYSR Inc.
WLIT Inc.
WDRQ Inc.
Radio 100 L.L.C. (through its sole member,
  Chancellor Media Corporation of Los Angeles)
Evergreen Media Corporation of Pennsylvania
WJJZ License Corp.
Evergreen Media Corporation of Miami
WEDR License Corp.
Evergreen Media Corporation of Boston
WXKS (AM) License Corp.
WXKS (FM) License Corp.
Evergreen Media Corporation of the Windy City
WNUA License Corp.
Evergreen Media Corporation of Philadelphia
Evergreen Media Corporation of the Keystone State
KYLD License Corp.
WYXR License Corp.
WUSL License Corp.
Evergreen Media Corporation of Rochester
KKBT License Corp.

                               INDEX TO EXHIBITS

        EXHIBIT
          NO.                               DESCRIPTION OF EXHIBIT
        -------                             ----------------------
        2.9(f)           -- Plan of Reorganization and Merger by and between
                            Evergreen Media Corporation and Broadcasting Partners,
                            Inc., dated as of January 31, 1995, as amended, including
                            the Form of Registration Rights Agreement among MLGA Fund
                            I, L.P., MLGA Fund II, L.P., MLGA/BPI Partners I, L.P.,
                            MLGAL Partners, Limited Partnership and Evergreen Media
                            Corporation (see table of contents for a list of omitted
                            schedules).
        2.9A(g)          -- Agreement dated as of January 31, 1995 among Evergreen
                            Media Corporation, Broadcasting Partners, Inc., the
                            holders of the shares of capital stock of Broadcasting
                            Partners, Inc. and Scott K. Ginsburg, holder of shares of
                            capital stock of Evergreen Media Corporation.
        2.10(f)          -- Plan and Agreement of Merger among Evergreen Media
                            Partners Corporation, Evergreen Media Corporation and
                            Broadcasting Partners, Inc., dated as of April 12, 1995.
        2.11(h)          -- Agreement and Plan of Merger by and among Pyramid
                            Communications, Inc., Evergreen Media Corporation and
                            Evergreen Media/Pyramid Corporation dated as of July 14,
                            1995 (see table of contents for list of omitted exhibits
                            and schedules).
        2.11A(i)         -- Amendment to Plan and Agreement of Merger by and among
                            Pyramid Communications, Inc., Evergreen Media Corporation
                            and Evergreen Media/Pyramid Corporation dated September
                            7, 1995.
        2.11B(i)         -- Amendment to Plan and Agreement of Merger by and among
                            Pyramid Communications, Inc., Evergreen Media Corporation
                            and Evergreen Media/Pyramid Corporation dated January 11,
                            1996.
        2.12(j)          -- Purchase Agreement between Fairbanks Communications, Inc.
                            and Evergreen Media Corporation dated October 12, 1995
                            (see table of contents for list of omitted exhibits and
                            schedules).
        2.13(n)          -- Option Agreement dated as of January 9, 1996 between
                            Chancellor Broadcasting Company and Evergreen Media
                            Corporation (including Form of Advertising Brokerage
                            Agreement and Form of Asset Purchase Agreement).
        2.14(o)          -- Asset Purchase Agreement dated April 4, 1996 between
                            American Radio Systems Corporation and Evergreen Media
                            Corporation of Buffalo (see table of contents for list of
                            omitted exhibits and schedules).
        2.15(o)          -- Asset Purchase Agreement dated April 11, 1996 between
                            Mercury Radio Communications, L.P. and Evergreen Media
                            Corporation of Los Angeles, Evergreen Media/Pyramid
                            Holdings Corporation, WHTT (AM) License Corp. and WHTT
                            (FM) License Corp. (see table of contents for list of
                            omitted exhibits and schedules).
        2.16(o)          -- Asset Purchase Agreement dated April 19, 1996 between
                            Crescent Communications L.P. and Evergreen Media
                            Corporation of Los Angeles (see table of contents for
                            list of omitted exhibits and schedules).
        2.17(p)          -- Asset Purchase Agreement dated June 13, 1996 between
                            Evergreen Media Corporation of Los Angeles and Greater
                            Washington Radio, Inc. (see table of contents for list of
                            omitted exhibits and schedules).
        2.18(p)          -- Asset Exchange Agreement dated June 13, 1996 among
                            Evergreen Media Corporation of Los Angeles, Evergreen
                            Media Corporation of the Bay State, WKLB License Corp.,
                            Greater Media Radio, Inc. and Greater Washington Radio,
                            Inc. (see table of contents for list of omitted exhibits
                            and schedules).

        EXHIBIT
          NO.                               DESCRIPTION OF EXHIBIT
        -------                             ----------------------
        2.19(p)          -- Purchase Agreement dated June 27, 1996 between WEDR,
                            Inc., Seller and Evergreen Media Corporation of Los
                            Angeles, Buyer. (See table of contents for list of
                            omitted schedules)
        2.20(p)          -- Time Brokerage Agreement dated July 10, 1996 by and
                            between Evergreen Media Corporation of Detroit, as
                            Licensee, and Kidstar Interactive Media Incorporated, as
                            Time Broker.
        2.21(p)          -- Asset Purchase Agreement dated July 15, 1996 by and among
                            Century Chicago Broadcasting L.P., an Illinois limited
                            partnership, ("Seller"), Century Broadcasting
                            Corporation, a Delaware Corporation ("Century"),
                            Evergreen Media Corporation of Los Angeles, a Delaware
                            Corporation ("Parent"), and Evergreen Media Corporation
                            of Chicago, a Delaware Corporation ("Buyer").
        2.22(p)          -- Asset Purchase Agreement dated August 12, 1996 by and
                            among Chancellor Broadcasting Company, Shamrock
                            Broadcasting, Inc. and Evergreen Media Corporation of the
                            Great Lakes.
        2.23(p)          -- Asset Purchase Agreement dated as of August 12, 1996
                            between Secret Communications Limited Partnership and
                            Evergreen Media Corporation of Los Angeles (WQRS-FM).
                            (See table of contents for list of omitted exhibits and
                            schedules)
        2.24(p)          -- Asset Purchase Agreement dated as of August 12, 1996
                            between Secret Communications Limited Partnership and
                            Evergreen Media Corporation of Los Angeles. (See table of
                            contents for list of omitted schedules)
        2.25(q)          -- Letter of intent dated August 27, 1996 between EZ
                            Communications, Inc. and Evergreen Media Corporation.
        2.26(q)          -- Asset Purchase Agreement dated September 19, 1996 between
                            Beasley-FM Acquisition Corp., WDAS License Limited
                            Partnership and Evergreen Media Corporation of Los
                            Angeles.
        2.27(q)          -- Asset Purchase Agreement dated September 19, 1996 between
                            The Brown Organization and Evergreen Media Corporation of
                            Los Angeles.
        2.28(r)          -- Stock Purchase Agreement by and between Viacom
                            International Inc. and Evergreen Media Corporation of Los
                            Angeles, dated February 16, 1997 (See table of contents
                            for omitted schedules and exhibits).
        2.29(r)          -- Agreement and Plan of Merger, by and among Evergreen
                            Media Corporation, Chancellor Broadcasting Company and
                            Chancellor Radio Broadcasting Company, dated as of
                            February 19, 1997.
        2.30(r)          -- Stockholders Agreement, by and among Chancellor
                            Broadcasting Company, Evergreen Media Corporation, Scott
                            K. Ginsburg (individually and as custodian for certain
                            shares held by his children), HM2/Chancellor, L.P.,
                            Hicks, Muse, Tate & First Equity Fund II, L.P., HM2/HMW,
                            L.P., The Chancellor Business Trust, HM2/HMD Sacramento
                            GP, L.P., Thomas O. Hicks, as Trustee of the William Cree
                            Hicks 1992 Irrevocable Trust, Thomas O. Hicks, as Trustee
                            of the Catherine Forgave Hicks 1993 Irrevocable Trust,
                            Thomas O. Hicks, as Trustee of the John Alexander Hicks
                            1984 Trust, Thomas O. Hicks, as Trustee of the Mack
                            Hardin Hicks 1984 Trust, Thomas O. Hicks, as Trustee of
                            Robert Bradley Hicks 1984 Trust, Thomas O. Hicks, as
                            Trustee of the Thomas O. Hicks, Jr. 1984 Trust, Thomas O.
                            Hicks and H. Rand Reynolds, as Trustees for the Muse
                            Children's GS Trust, and Thomas O. Hicks, dated as of
                            February 19, 1997.

        EXHIBIT
          NO.                               DESCRIPTION OF EXHIBIT
        -------                             ----------------------
        2.31(r)          -- Joint Purchase Agreement, by and among Chancellor Radio
                            Broadcasting Company, Chancellor Broadcasting Company,
                            Evergreen Media Corporation of Los Angeles, and Evergreen
                            Media Corporation, dated as of February 19, 1997.
        2.32(s)          -- Asset Exchange Agreement, by and among EZ Communications,
                            Inc., Professional Broadcasting Incorporated, EZ
                            Philadelphia, Inc., Evergreen Media Corporation of Los
                            Angeles, Evergreen Media Corporation of Charlotte,
                            Evergreen Media Corporation of the East, Evergreen Media
                            Corporation of Carolinaland, WBAV/WBAV-FM/WPEG License
                            Corp. and WRFX License Corp., dated as of December 5,
                            1996 (See table of contents for list of omitted
                            schedules).
        2.33(s)          -- Asset Purchase Agreement, by and among EZ Communications,
                            Inc., Professional Broadcasting Incorporated, EZ
                            Charlotte, Inc., Evergreen Media Corporation of Los
                            Angeles, Evergreen Media Corporation of the East and
                            Evergreen Media Corporation of Carolinaland, dated as of
                            December 5, 1996 (See table of contents for list of
                            omitted schedules).
        2.34(t)          -- Asset Purchase Agreement by and between Pacific and
                            Southern Company, Inc. and Evergreen Media Corporation of
                            Los Angeles (re: WGCI-AM and WGCI-FM), dated as of April
                            4, 1997 (see table of contents for list of omitted
                            schedules and exhibits).
        2.35(t)          -- Asset Purchase Agreement by and between Pacific and
                            Southern Company, Inc. and Evergreen Media Corporation of
                            Los Angeles (re: KKBQ-AM and KKBQ-FM), dated as of April
                            4, 1997 (see table of contents for list of omitted
                            schedules and exhibits)
        2.36(t)          -- Asset Purchase Agreement by and between Pacific and
                            Southern Company, Inc. and Evergreen Media Corporation of
                            Los Angeles (re: KHKS-FM), dated as of April 4, 1997 (see
                            table of contents for list of omitted schedules and
                            exhibits).
        2.41(y)          -- Amended and Restated Agreement and Plan of Merger among
                            Chancellor Broadcasting Company, Chancellor Radio
                            Broadcasting Company, Evergreen Media Corporation,
                            Evergreen Mezzanine Holdings Corporation and Evergreen
                            Media Corporation of Los Angeles, dated as of February
                            19, 1997, amended and restated as of July 31, 1997.
        2.42(gg)         -- Option Agreement, by and among Evergreen Media
                            Corporation, Chancellor Broadcasting Company, Bonneville
                            International Corporation and Bonneville Holding Company,
                            dated as of August 6, 1997.
        3.3(ff)          -- Certificate of Incorporation of Evergreen Media
                            Corporation of Los Angeles.
        3.3A+            -- Amendment to Certificate of Incorporation of Evergreen
                            Media Corporation of Los Angeles, filed September 5,
                            1997.
        3.4(ff)          -- Bylaws of Chancellor Media Corporation of Los Angeles.
        4.10(t)          -- Second Amended and Restated Loan Agreement dated as of
                            April 25, 1997 among Evergreen Media Corporation of Los
                            Angeles, the financial institutions whose names appear as
                            Lenders on the signature pages thereof (the "Lenders"),
                            Toronto Dominion Securities, Inc., as Arranging Agent,
                            The Bank of New York and Bankers Trust Company, as
                            Co-Syndication Agents, NationsBank of Texas, N.A. and
                            Union Bank of California, as Co-Documentation Agents, and
                            Toronto Dominion (Texas), Inc., as Administrative Agent
                            for the Lenders, together with certain collateral
                            documents attached thereto as exhibits, including
                            Assignment of Partnership Interests, Assignment of Trust
                            Interests, Borrower's Pledge Agreement, Parent Company
                            Guaranty, Stock Pledge Agreement, Subsidiary.

        EXHIBIT
          NO.                               DESCRIPTION OF EXHIBIT
        -------                             ----------------------
        4.11(z)          -- First Amendment to Second Amended and Restated Loan
                            Agreement, dated June 26, 1997, among Evergreen Media
                            Corporation of Los Angeles, the Lenders, the Agents and
                            the Administrative Agent.
        4.15(aa)         -- Indenture, dated as of February 14, 1996, governing the
                            9 3/8% Senior Subordinated Notes due 2004 of Chancellor
                            Radio Broadcasting Company.
        4.16(bb)         -- First Supplemental Indenture, dated as of February 14,
                            1996, to the Indenture dated February 14, 1996, governing
                            the 9 3/8% Senior Subordinated Notes due 2004 of
                            Chancellor Radio Broadcasting Company.
        4.17(cc)         -- Indenture, dated as of February 26, 1996, governing the
                            12 1/4% Subordinated Exchange Debentures due 2008 of
                            Chancellor Radio Broadcasting Company.
        4.18(dd)         -- Indenture, dated as of January 23, 1997, governing the
                            12% Subordinated Exchange Debentures due 2009 of
                            Chancellor Radio Broadcasting Company.
        4.19(ee)         -- Indenture, dated as of June 24, 1997, governing the
                            8 3/4% Senior Subordinated Notes due 2004 of Chancellor
                            Radio Broadcasting Company.
        4.25+            -- Second Amendment to Second Amended and Restated Loan
                            Agreement, dated August 7, 1997, among Evergreen Media
                            Corporation of Los Angeles, the Lenders, the Agents and
                            the Administrative Agent.
        4.26(hh)         -- Second Supplemental Indenture, dated as of April 15,
                            1997, to the Indenture dated February 14, 1996, governing
                            the 9 3/8% Senior Subordinated Notes due 2004 of
                            Chancellor Radio Broadcasting Company.
        4.27+            -- Third Supplemental Indenture, dated as of September 5,
                            1997, to the Indenture dated February 14, 1996, governing
                            the 9 3/8% Senior Subordinated Notes due 2004 of
                            Chancellor Radio Broadcasting Company.
        4.28+            -- First Supplemental Indenture, dated as of September 5,
                            1997, to the Indenture dated June 24, 1997, governing the
                            8 3/4% Senior Subordinated Notes due 2007 of Chancellor
                            Radio Broadcasting Company.
        4.29+            -- First Supplemental Indenture, dated as of September 5,
                            1997, to the Indenture dated February 26, 1997, governing
                            the 12 1/4% Subordinated Exchange Debentures due 2008 of
                            Chancellor Radio Broadcasting Company.
        4.30+            -- First Supplemental Indenture, dated as of September 5,
                            1997, to the Indenture dated January 23, 1997, governing
                            the 12% Subordinated Exchange Debentures due 2009 of
                            Chancellor Radio Broadcasting Company.
        5.1*             -- Opinion of Latham & Watkins.
        8.1*             -- Tax Matters Opinion of Latham & Watkins.
       10.23(f)          -- Evergreen Media Corporation Stock Option Plan for
                            Non-employee Directors.
       10.26(n)          -- Employment Agreement dated February 9, 1996 by and
                            between Evergreen Media Corporation and Kenneth J.
                            O'Keefe.
       10.28(o)          -- 1995 Stock Option Plan for executive officers and key
                            employees of Evergreen Media Corporation.
       10.30+            -- First Amendment to Employment Agreement dated March 1,
                            1997 by and between Evergreen Media Corporation and
                            Kenneth J. O'Keefe.
       10.31+            -- Employment Agreement dated September 4, 1997 by and among
                            Evergreen Media Corporation, Evergreen Media Corporation
                            of Los Angeles and Scott K. Ginsburg.
       10.32+            -- Employment Agreement dated September 4, 1997 by and among
                            Evergreen Media Corporation, Evergreen Media Corporation
                            of Los Angeles and James de Castro.

        EXHIBIT
          NO.                                               DESCRIPTION OF EXHIBIT
------------------------  ------------------------------------------------------------------------------------------
       10.33+             -- Employment Agreement dated September 4, 1997 by and among Evergreen Media Corporation,
                             Evergreen Media Corporation of Los Angeles and Matthew E. Devine.
       10.34+             -- Second Amendment to Employment Agreement dated September 4, 1997 by and among Evergreen
                             Media Corporation, Evergreen Media Corporation of Los Angeles and Kenneth J. O'Keefe.
       10.35(ii)          -- Employment Agreement dated February 14, 1996 by and among Chancellor Broadcasting
                             Company, Chancellor Radio Broadcasting Company and Steven Dinetz.
       10.36(jj)          -- Chancellor Broadcasting Company 1996 Stock Award Plan.
       10.37(kk)          -- Chancellor Holdings Corp. 1994 Director Stock Option Plan.
       10.38(ll)          -- Stock Option Grant Letter dated September 30, 1995 from Chancellor Corporation to
                             Steven Dinetz.
       10.39(mm)          -- Stock Option Grant Letter dated September 30, 1995 from Chancellor Corporation to Eric
                             W. Neumann.
       10.40(nn)          -- Stock Option Grant Letter dated September 30, 1995 from Chancellor Corporation to
                             Marvin Dinetz.
       10.41(oo)          -- Stock Option Grant Letter dated February 14, 1997 from Chancellor Broadcasting Company to Carl M. Hirsch.
       10.42*             -- Registration Rights Agreement, dated June 24, 1997, by and among Chancellor Radio
                             Broadcasting Company and the initial purchasers of the 8 3/4% Senior Subordinated Notes due 2007.
       12.1+              -- Chancellor Media Corporation of Los Angeles Computation of Ratio of Earnings to
                             Combined Fixed Charges and Preferred Stock Dividends.
       21.1+              -- Subsidiaries of Chancellor Media Corporation of Los Angeles.
       23.1*              -- Consent of Latham & Watkins (included as part of their opinion listed as Exhibit 5.1).
       23.2+              -- Consent of KPMG Peat Marwick LLP, independent accountants.
       23.3+              -- Consent of KPMG Peat Marwick LLP, independent accountants.
       23.4+              -- Consent of Price Waterhouse LLP, independent accountants.
       23.5+              -- Consent of Arthur Andersen LLP, independent accountants.
       23.6+              -- Consent of Coopers & Lybrand L.L.P., independent accountants.
       23.7+              -- Consent of Coopers & Lybrand L.L.P., independent accountants.
       23.8+              -- Consent of Price Waterhouse LLP, independent accountants.
       23.9+              -- Consent of Arthur Andersen LLP, independent accountants.
       23.10*             -- Consent of Latham & Watkins (included as part of their opinion listed as Exhibit 8.1).
       24.1+              -- Powers of Attorney (included on signature pages)
       25.1+              -- Statement of Eligibility on Form T-1 of U.S. Trust Company of Texas, N.A. under the
                             Indenture.
       99.1*              -- Letter Of Transmittal for the Exchange Offer.
       99.2*              -- Notice of Guaranteed Delivery for the Exchange Offer.
       99.3+              -- Independent Auditors' Report on Financial Statement Schedule.
       99.3(a)+           -- Evergreen Media Corporation of Los Angeles Schedule II -- Valuation and Qualifying
                             Accounts for the years ended December 31, 1994, 1995 and 1996.

---------------

 *   To be filed by amendment.

 +   Filed herewith.

(a) Incorporated by reference to the identically numbered exhibit to Evergreen's Registration Statement on Form S-1, as amended (Reg. No. 33-60036).

(f) Incorporated by reference to the identically numbered exhibit to Evergreen's Registration Statement on Form S-4, as amended (Reg. No. 33-89838).

(g) Incorporated by reference to Exhibit No. 4.8 to Evergreen's Registration Statement on Form S-4, as amended (Reg. No. 33-89838).

(h) Incorporated by reference to the identically numbered exhibit to Evergreen's Current Report on Form 8-K dated July 14, 1995.

(i) Incorporated by reference to the identically numbered exhibit to Evergreen's Current Report on Form 8-K dated January 17, 1996.

(j) Incorporated by reference to the identically numbered exhibit to Evergreen's Quarterly Report on Form 10-Q for the quarterly period ending September 30, 1995.

(k) Incorporated by reference to the identically numbered exhibit to Evergreen's Registration Statement on Form S-1, as amended (Reg. No. 33-69752).

(n) Incorporated by reference to the identically numbered exhibit to Evergreen's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

(o) Incorporated by reference to the identically numbered exhibit to Evergreen's Quarterly Report on Form 10-Q for the quarterly period ending March 31, 1996.

(p) Incorporated by reference to the identically numbered exhibit to Evergreen's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1996.

(q) Incorporated by reference to the identically numbered exhibit to Evergreen's Registration Statement on Form S-3, as amended (Reg. No. 333-12453).

(r) Incorporated by reference to the identically numbered exhibit to Evergreen's Current Report on Form 8-K dated February 16, 1997 and filed March 9, 1997.

(s) Incorporated by reference to the identically numbered exhibit to Evergreen's Annual Report on Form 10-K for the fiscal year ended December 31, 1996.

(t) Incorporated by reference to the identically numbered exhibit to Evergreen's Current Report on Form 8-K dated April 1, 1997 and filed May 9, 1997.

(y) Incorporated by reference to the identically numbered exhibit of Evergreen's Registration Statement on Form S-4, filed August 1, 1997.

(z) Incorporated by reference to the identically numbered exhibit to Evergreen's Current Report on Form 8-K dated July 7, 1997 and filed July 31, 1997.

(aa) Incorporated by reference to Exhibit 4.4 to the Current Report on Form 8-K of Chancellor Broadcasting Company and Chancellor Radio Broadcasting Company, as filed on February 29, 1996.

(bb) Incorporated by reference to Exhibit 4.5 to the Annual Report on Form 10-K of Chancellor Broadcasting Company, Chancellor Radio Broadcasting Company and Chancellor Broadcasting Licensee Company for the fiscal year ended December 31, 1995.

(cc) Incorporated by reference to Exhibit 4.6 to the Current Report on Form 8-K of Chancellor Broadcasting Company and Chancellor Radio Broadcasting Company, as filed on February 29, 1996.

(dd) Incorporated by reference to Exhibit 4.7 to the Current Report on Form 8-K of Chancellor Radio Broadcasting Company, as filed on February 6, 1997.

(ee) Incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of Chancellor Broadcasting Company and Chancellor Radio Broadcasting Company as filed on July 17, 1997.

(ff) Incorporated by reference to the identically-numbered exhibit to EMCLA's Registration Statement on Form S-4 (Reg. No. 333-32259), dated July 29, 1997, as amended.

(gg) Incorporated by reference to the identically-numbered exhibit to the Quarterly Report on Form 10-Q of Evergreen and EMCLA for the quarterly period ending June 30, 1997.

(hh) Incorporated by reference to Exhibit 4.8 to the Quarterly Report on Form 10-Q of Chancellor and CRBC for the quarterly period ending March 31, 1997.

(ii) Incorporated by reference to Exhibit 10.6 to Chancellor's Registration Statement on Form S-1 (Reg. No. 333-02782) filed February 9, 1996.

(jj) Incorporated by reference to Exhibit 4.22 to Chancellor Media's Registration Statement on Form S-8 (Reg. No. 333-35039), dated September 5, 1997.

(kk) Incorporated by reference to Exhibit 4.23 to Chancellor Media's Registration Statement on Form S-8 (Reg. No. 333-35039), dated September 5, 1997.

(ll) Incorporated by reference to Exhibit 4.24 to Chancellor Media's Registration Statement on Form S-8 (Reg. No. 333-35039), dated September 5, 1997.

(mm) Incorporated by reference to Exhibit 4.25 to Chancellor Media's Registration Statement on Form S-8 (Reg. No. 333-35039), dated September 5, 1997.

(nn) Incorporated by reference to Exhibit 4.26 to Chancellor Media's Registration Statement on Form S-8 (Reg. No. 333-35039), dated September 5, 1997.

(oo) Incorporated by reference to Exhibit 4.27 to Chancellor Media's Registration Statement on Form S-8 (Reg. No. 333-35039), dated September 5, 1997.